FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-09

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 3, 2023, may be amended or completed prior to the time of sale.

$828,735,000 (Approximate)

MSWF Commercial Mortgage Trust 2023-2
(Central Index Key Number 0002002215)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

Bank of America, National Association
(Central Index Key Number 0001102113)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-2

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named MSWF Commercial Mortgage Trust 2023-2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2024. The rated final distribution date for the certificates is the distribution date in December 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Available Certificate Balance or Notional Amount(1)(2)		Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)(2)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description
Class A-1	$2,741,000		$2,654,000		$87,000		[_]%	(6)	Class A-S(7)	$121,167,000(7)	$117,350,000(7)	$3,817,000(7)	[_]%	(6)(7)
Class A-2	$69,432,000		$67,244,000		$2,188,000		[_]%	(6)	Class A-S-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-SB	$6,496,000		$6,291,000		$205,000		[_]%	(6)	Class A-S-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4(7)	(7)(8)		(7)(8)		(7)(8)		[_]%	(6)(7)	Class A-S-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-1(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class A-S-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-2(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class B(7)	$38,865,000(7)	$37,640,000(7)	$1,225,000(7)	[_]%	(6)(7)
Class A-4-X1(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class B-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-4-X2(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class B-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5(7)	(7)(8)		(7)(8)		(7)(8)		[_]%	(6)(7)	Class B-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-1(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class B-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-2(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class C(7)	$28,577,000(7)	$27,676,000(7)	$901,000(7)	[_]%	(6)(7)
Class A-5-X1(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class C-1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class A-5-X2(7)	$0	(7)(8)	$0	(7)(8)	$0	(7)(8)	[_]%	(7)	Class C-2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-A	$640,126,000	(9)	$619,962,000	(9)	$20,164,000	(9)	[_]%	Variable(10)	Class C-X1(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)
Class X-B	$188,609,000	(11)	$182,667,000	(11)	$5,942,000	(11)	[_]%	Variable(12)	Class C-X2(7)	$0(7)	$0(7)	$0(7)	[_]%	(7)

(Footnotes to this table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC, will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 47.7% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 37.4% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 14.9% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 21, 2023. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2023, before deducting expenses payable by the depositor.

Wells Fargo Securities	BofA Securities	Morgan Stanley
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

December [_], 2023

MSWF 2023-2

Commercial Mortgage Pass-Through Certificates, Series MSWF 2023-2
Geographic Overview of Mortgage Pool

Colorado
3 properties
$15,000,000
1.6% of total
Kansas
1 property
$632,308
0.1% of total
Missouri
1 property
$617,308
0.1% of total
North Dakota
7 properties
$24,800,000
2.7% of total
Iowa
1 property
$7,732,000
0.8% of total
Wisconsin
2 properties
$2,234,129
0.2% of total
Illinois
2 properties
$12,186,538
1.3% of total
Indiana
2 properties
$1,210,385
0.1% of total
Pennsylvania
5 properties
$78,335,128
8.6% of total
New York
1 property
$90,000,000
9.8% of total
Washington
2 properties
$4,436,782
0.5% of total
Michigan
12 properties
$43,152,266
4.7% of total
Maine
1 property
$15,000,000
1.6% of total
Massachusetts
1 property
$61,250,000
6.7% of total
Oregon
2 properties
$10,724,782
1.2% of total
Ohio
4 properties
$32,168,077
3.5% of total
Connecticut
1 property
$2,000,000
0.2% of total
Nevada
2 properties
$22,619,586
2.5% of total
Maryland
4 properties
$107,941,860
11.8% of total
California
6 properties
$123,412,527
13.5% of total
North Carolina
6 properties
$39,016,923
4.3% of total
South Carolina
4 properties
$21,354,615
2.3% of total
Arizona
1 property
$7,500,000
0.8% of total
New Mexico
1 property
$848,077
0.1% of total
Oklahoma
2 properties
$2,667,692
0.3% of total
Texas
12 properties
$86,916,853
9.5% of total
Louisiana
2 properties
$1,921,154
0.2% of total
Mississippi
2 properties
$6,410,962
0.7% of total
Tennessee
1 property
$396,923
0.0% of total
Kentucky
1 property
$1,367,308
0.1% of total
Georgia
4 properties
$36,911,923
4.0% of total
Florida
4 properties
$53,700,769
5.9% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 4.1%
Office 5.8%
Retail 44.1%
Mixed Use 10.6%
Other 11.4%
Hospitality 11.5%
Multifamily 12.5%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)(2)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window (Months)(5)
Offered Certificates
Class A-1	$2,741,000		$2,654,000		$87,000		30.000%	[_]%	(6)	January 2028	2.18	1 – 49
Class A-2	$69,432,000		$67,244,000		$2,188,000		30.000%	[_]%	(6)	November 2028	4.83	49 – 59
Class A-SB	$6,496,000		$6,291,000		$205,000		30.000%	[_]%	(6)	February 2033	7.21	59 – 110
Class A-4(7)	(7)(8)		(7)(8)		(7)(8)		30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class A-5(7)	(7)(8)		(7)(8)		(7)(8)		30.000%	[_]%	(6)(7)	(8)	(8)	(8)
Class X-A	$640,126,000	(9)	$619,962,000	(9)	$20,164,000	(9)	NAP	[_]%	Variable(10)	NAP	NAP	NAP
Class X-B	$188,609,000	(11)	$182,667,000	(11)	$5,942,000	(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class A-S(7)	$121,167,000	(7)	$117,350,000	(7)	$3,817,000	(7)	16.750%	[_]%	(6)(7)	November 2033	9.90	119 - 119
Class B(7)	$38,865,000	(7)	$37,640,000	(7)	$1,225,000	(7)	12.500%	[_]%	(6)(7)	November 2033	9.90	119 - 119
Class C(7)	$28,577,000	(7)	$27,676,000	(7)	$901,000	(7)	9.375%	[_]%	(6)(7)	December 2033	9.93	119 - 120
Non-Offered Certificates
Class X-D	$24,005,000	(13)	$23,248,000	(13)	$757,000	(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class X-F	$17,146,000	(13)	$16,605,000	(13)	$541,000	(13)	NAP	[_]%	Variable(14)	NAP	NAP	NAP
Class D	$14,860,000		$14,391,000		$469,000		7.750%	[_]%	(6)	December 2033	9.98	120 - 120
Class E	$9,145,000		$8,856,000		$289,000		6.750%	[_]%	(6)	December 2033	9.98	120 - 120
Class F	$17,146,000		$16,605,000		$541,000		4.875%	[_]%	(6)	December 2033	9.98	120 - 120
Class G-RR	$11,431,000		$11,070,000		$361,000		3.625%	[_]%	(6)	December 2033	9.98	120 - 120
Class H-RR	$33,149,874		$32,104,874		$1,045,000		0.000%	[_]%	(6)	December 2033	9.98	120 - 120
Class V(15)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(16)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined in Regulation RR) for the securitization constituted by the issuance of the certificates, is expected to cause a “majority-owned affiliate” (as defined in Regulation RR) to purchase (i) an “eligible vertical interest” (as defined in Regulation RR) in the form of certificates representing approximately 3.15% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates other than the Class R certificates (collectively, the “VRR Interest”), as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount,” and (ii) an “eligible horizontal residual interest” (as defined in Regulation RR) in the form of the Class G-RR and Class H-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR Interest) (collectively referred to herein as the “HRR Interest”), representing approximately 1.96% of the aggregate fair value of the certificates (other than the Class R certificates). See “Credit Risk Retention”. The entity purchasing the VRR Interest is expected to purchase slightly more than 3.15% of some or all of the classes of certificates, which excess over 3.15% (with respect to all classes except the Class G-RR and Class H-RR certificates) is included in the amounts set forth under “Approx. Initial Retained Certificate Balance or Notional Amount” but does not constitute part of the VRR Interest. The initial certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) expected to be retained as part of the VRR Interest may be increased or decreased in connection with final pricing, as described under “Credit Risk Retention”.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentages set forth for the Class A-S, Class B and Class C certificates represent the approximate credit support for the underlying Class A-S, Class B and Class C trust components, respectively. See “Credit Risk Retention”.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the
3

weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-4, Class A-5, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-SB, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(8)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balances (and corresponding available and retained portions thereof), assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $561,457,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component. The maximum certificate balances of Class A-4 and Class A-5 certificates (subject to the constraint above) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates with an “A-4” or “A-5” designation will be equal to zero on the closing date. The available certificate balance of each class of the Class A-4 and Class A-5 certificates will be equal to approximately 96.85% of the certificate balance of such class of certificates. In the event that the Class A-5 trust component is issued with an initial certificate balance of $561,457,000, the Class A-4 trust component (and, correspondingly, the Class A-4 Exchangeable Certificates) will not be issued.
Trust Component	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Initial Retained Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$0 - $250,000,000	$0 - $242,125,000	$0 - $7,875,000	NAP – August 2033	NAP – 9.43	NAP / 02/33 – 08/33
Class A-5	$311,457,000 - $561,457,000	$301,646,000 - $543,771,000	$9,811,000 - $17,686,000	November 2033 – November 2033	9.63 – 9.79	02/33 – 11/33 / 08/33 – 11/33
(9)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D and Class X-F certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates.
(14)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution
4

date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class F certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning these certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	67
Risk Factors	69
Risks Related to Market Conditions and Other External Factors	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	70
Risks Relating to the Mortgage Loans	71
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	71
Risks of Commercial and Multifamily Lending Generally	72
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	74
Retail Properties Have Special Risks	79
Multifamily Properties Have Special Risks	82
Senior Housing Properties May Present Special Risks	85
Hospitality Properties Have Special Risks	86
Risks Relating to Affiliation with a Franchise or Hotel Management Company	88
Data Center Properties Have Special Risks	89
Mixed Use Properties Have Special Risks	90
Office Properties Have Special Risks	90
Industrial Properties Have Special Risks	91
Golf Course and Recreational Facility Properties Have Special Risks	93
Mortgaged Properties Leased to Government Tenants Have Special Risks	93
Condominium Ownership May Limit Use and Improvements	93
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	95
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	96
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	98
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	99
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	102
Risks Relating to Inspections of Properties	104
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	104
Insurance May Not Be Available or Adequate	104
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	107
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	108
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
6

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	114
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	117
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	118
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Tenancies-in-Common May Hinder Recovery	121
Risks Relating to Delaware Statutory Trusts	121
Risks Relating to Enforceability of Cross-Collateralization	122
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	122
Risks Associated with One Action Rules	122
State Law Limitations on Assignments of Leases and Rents May Entail Risks	123
Various Other Laws Could Affect the Exercise of Lender’s Rights	123
Risks of Anticipated Repayment Date Loans	124
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	124
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	125
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	127
Risks Related to Ground Leases and Other Leasehold Interests	128
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	130
Risks Related to Conflicts of Interest	130
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	130
The Servicing of the Fashion Valley Mall Whole Loan Will Shift to Other Servicers	133
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	133
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	134
Potential Conflicts of Interest of the Master Servicer and Special Servicer	135
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	139
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	139
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan	143
7

Other Potential Conflicts of Interest May Affect Your Investment	144
Other Risks Relating to the Certificates	144
EU Securitization Regulation and UK Securitization Regulation	144
Recent Developments Concerning the Proposed Japanese Retention Requirements	147
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	148
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	151
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	156
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	156
Risks Relating to Modifications of the Mortgage Loans	163
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	164
Risks Relating to Interest on Advances and Special Servicing Compensation	165
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	165
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	166
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	167
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	167
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	167
General Risks	172
The Certificates May Not Be a Suitable Investment for You	172
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	172
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	172
Other Events May Affect the Value and Liquidity of Your Investment	173
The Certificates Are Limited Obligations	174
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	174
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	175
Description of the Mortgage Pool	177
General	177
Co-Originated Whole Loans and Third-Party Originated Mortgage Loans	179
Certain Calculations and Definitions	180
Definitions	181
Mortgage Pool Characteristics	197
8

Overview	197
Property Types	198
Significant Obligors	204
Mortgage Loan Concentrations	204
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	205
Geographic Concentrations	207
Mortgaged Properties With Limited Prior Operating History	208
Tenancies-in-Common and Crowd-Funded Entities	208
Delaware Statutory Trusts	208
Condominium and Other Shared Interests	209
Fee & Leasehold Estates; Ground Leases	211
Environmental Considerations	213
Redevelopment, Renovation and Expansion	217
Assessment of Property Value and Condition	217
Litigation and Other Considerations	218
Condemnations	220
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	220
Tenant Issues	222
Tenant Concentrations	222
Lease Expirations and Terminations	222
Purchase Options and Rights of First Refusal	226
Affiliated Leases	227
Competition from Certain Nearby Properties	227
Insurance Considerations	228
Use Restrictions	230
Appraised Value	232
Non-Recourse Carveout Limitations	232
Real Estate and Other Tax Considerations	234
Delinquency Information	235
Certain Terms of the Mortgage Loans	236
Amortization of Principal	236
Due Dates; Mortgage Rates; Calculations of Interest	236
ARD Loans	237
Single-Purpose Entity Covenants	238
Prepayment Protections and Certain Involuntary Prepayments	240
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	242
Defeasance	243
Releases; Partial Releases; Property Additions	244
Escrows	248
Mortgaged Property Accounts	248
Exceptions to Underwriting Guidelines	251
Additional Indebtedness	252
General	252
Whole Loans	253
Mezzanine Indebtedness	253
Other Secured Indebtedness	254
Preferred Equity	255
Other Unsecured Indebtedness	255
The Whole Loans	256
General	256
The Serviced Pari Passu Whole Loans	264
The Non-Serviced Pari Passu Whole Loans	267
Additional Information	270
9

Transaction Parties	271
The Sponsors and Mortgage Loan Sellers	271
Wells Fargo Bank, National Association	271
Morgan Stanley Mortgage Capital Holdings LLC	284
Argentic Real Estate Finance 2 LLC	298
Bank of America, National Association	306
Starwood Mortgage Capital LLC	321
The Depositor	329
The Issuing Entity	329
The Certificate Administrator and Trustee	330
The Master Servicer	333
Wells Fargo Bank, National Association	333
The Special Servicer	338
Argentic Services Company LP	338
Affiliated Servicer	341
The Operating Advisor and Asset Representations Reviewer	346
Credit Risk Retention	348
General	348
Qualifying CRE Loans; Required Credit Risk Retention Percentage	350
The VRR Interest	350
Material Terms of the VRR Interest	350
The HRR Interest	350
Material Terms of the HRR Interest	350
Determination of Amount of Required Horizontal Credit Risk Retention	351
General	351
Treasury-Priced Principal Balance Certificates	351
Treasury Yield Curve	352
Credit Spread Determination for Treasury-Priced Principal Balance Certificates	352
Discount Yield Determination for Treasury-Priced Principal Balance Certificates	353
Determination of Class Sizes for Treasury-Priced Principal Balance Certificates	353
Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates	354
Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates	355
Determination of Expected Price for Treasury-Priced Principal Balance Certificates	355
Treasury Priced Class X Certificates	356
Yield Priced Certificates	358
Weighted Average Life of Certificates	358
Calculation of Fair Value of All ABS Interests	358
Hedging, Transfer and Financing Restrictions	359
Operating Advisor	360
Representations and Warranties	361
Description of the Certificates	364
General	364
Distributions	366
Method, Timing and Amount	366
Available Funds	367
Priority of Distributions	369
Pass-Through Rates	373
Exchangeable Certificates	374
Interest Distribution Amount	379
Principal Distribution Amount	379
10

Certain Calculations with Respect to Individual Mortgage Loans	381
Excess Interest	383
Application Priority of Mortgage Loan Collections or Whole Loan Collections	383
Allocation of Yield Maintenance Charges and Prepayment Premiums	386
Assumed Final Distribution Date; Rated Final Distribution Date	391
Prepayment Interest Shortfalls	391
Subordination; Allocation of Realized Losses	393
Reports to Certificateholders; Certain Available Information	396
Certificate Administrator Reports	396
Information Available Electronically	402
Voting Rights	408
Delivery, Form, Transfer and Denomination	408
Book-Entry Registration	409
Definitive Certificates	412
Certificateholder Communication	412
Access to Certificateholders’ Names and Addresses	412
Requests to Communicate	412
List of Certificateholders	413
Description of the Mortgage Loan Purchase Agreements	414
General	414
Dispute Resolution Provisions	426
Asset Review Obligations	426
Pooling and Servicing Agreement	426
General	426
Assignment of the Mortgage Loans	427
Servicing Standard	428
Subservicing	429
Advances	430
P&I Advances	430
Servicing Advances	431
Nonrecoverable Advances	432
Recovery of Advances	433
Accounts	435
Withdrawals from the Collection Account	437
Servicing and Other Compensation and Payment of Expenses	440
General	440
Master Servicing Compensation	447
Special Servicing Compensation	450
Disclosable Special Servicer Fees	454
Certificate Administrator and Trustee Compensation	455
Operating Advisor Compensation	455
Asset Representations Reviewer Compensation	456
CREFC® Intellectual Property Royalty License Fee	457
Appraisal Reduction Amounts	457
Maintenance of Insurance	465
Modifications, Waivers and Amendments	468
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	474
Inspections	476
Collection of Operating Information	477
Special Servicing Transfer Event	478
Asset Status Report	481
Realization Upon Mortgage Loans	485
Sale of Defaulted Loans and REO Properties	488
11

The Directing Certificateholder	491
General	491
Major Decisions	494
Asset Status Report	499
Replacement of the Special Servicer	499
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	499
Servicing Override	502
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	503
Rights of the Holders of Serviced Pari Passu Companion Loans	504
Limitation on Liability of Directing Certificateholder	504
The Risk Retention Consultation Party	505
General	505
Limitation on Liability of Risk Retention Consultation Party	505
The Operating Advisor	506
General	506
Duties of Operating Advisor at All Times	506
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	509
Recommendation of the Replacement of the Special Servicer	510
Eligibility of Operating Advisor	510
Other Obligations of Operating Advisor	511
Delegation of Operating Advisor’s Duties	512
Termination of the Operating Advisor With Cause	512
Rights Upon Operating Advisor Termination Event	513
Waiver of Operating Advisor Termination Event	514
Termination of the Operating Advisor Without Cause	514
Resignation of the Operating Advisor	514
Operating Advisor Compensation	515
The Asset Representations Reviewer	515
Asset Review	515
Eligibility of Asset Representations Reviewer	520
Other Obligations of Asset Representations Reviewer	521
Delegation of Asset Representations Reviewer’s Duties	521
Asset Representations Reviewer Termination Events	522
Rights Upon Asset Representations Reviewer Termination Event	523
Termination of the Asset Representations Reviewer Without Cause	523
Resignation of Asset Representations Reviewer	523
Asset Representations Reviewer Compensation	524
Replacement of Special Servicer Without Cause	524
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	527
Termination of the Master Servicer or Special Servicer for Cause	528
Servicer Termination Events	528
Rights Upon Servicer Termination Event	530
Waiver of Servicer Termination Event	531
Resignation of the Master Servicer or Special Servicer	532
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	533
Limitation on Liability; Indemnification	533
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	537
12

Dispute Resolution Provisions	537
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	537
Repurchase Request Delivered by a Party to the PSA	538
Resolution of a Repurchase Request	538
Mediation and Arbitration Provisions	541
Servicing of the Servicing Shift Mortgage Loans	542
Servicing of the Non-Serviced Mortgage Loans	543
General	543
Servicing of the Fashion Valley Mall Mortgage Loan	546
Servicing of the Philadelphia Marriott Downtown Mortgage Loan	547
Servicing of the RTL Retail Portfolio Mortgage Loan	548
Servicing of the Rhino Retail Portfolio 2 Mortgage Loan	549
Servicing of the Westfarms Mortgage Loan	550
Rating Agency Confirmations	551
Evidence as to Compliance	553
Limitation on Rights of Certificateholders to Institute a Proceeding	554
Termination; Retirement of Certificates	555
Amendment	556
Resignation and Removal of the Trustee and the Certificate Administrator	559
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	560
Certain Legal Aspects of Mortgage Loans	561
General	562
Types of Mortgage Instruments	562
Leases and Rents	563
Personalty	563
Foreclosure	564
General	564
Foreclosure Procedures Vary from State to State	564
Judicial Foreclosure	564
Equitable and Other Limitations on Enforceability of Certain Provisions	564
Nonjudicial Foreclosure/Power of Sale	565
Public Sale	565
Rights of Redemption	566
Anti-Deficiency Legislation	567
Leasehold Considerations	567
Cooperative Shares	568
Bankruptcy Laws	568
Environmental Considerations	576
General	576
Superlien Laws	576
CERCLA	576
Certain Other Federal and State Laws	577
Additional Considerations	577
Due-on-Sale and Due-on-Encumbrance Provisions	578
Subordinate Financing	578
Default Interest and Limitations on Prepayments	578
Applicability of Usury Laws	578
Americans with Disabilities Act	579
Servicemembers Civil Relief Act	579
Anti-Money Laundering, Economic Sanctions and Bribery	580
Potential Forfeiture of Assets	580
13

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	581
Pending Legal Proceedings Involving Transaction Parties	583
Use of Proceeds	583
Yield and Maturity Considerations	584
Yield Considerations	584
General	584
Rate and Timing of Principal Payments	584
Losses and Shortfalls	586
Certain Relevant Factors Affecting Loan Payments and Defaults	586
Delay in Payment of Distributions	587
Yield on the Certificates with Notional Amounts	587
Weighted Average Life	588
Pre-Tax Yield to Maturity Tables	594
Material Federal Income Tax Considerations	603
General	603
Qualification as a REMIC	604
Exchangeable Certificates	606
Taxation of Regular Interests Underlying an Exchangeable Certificate	606
Status of Offered Certificates	606
Taxation of Regular Interests	607
General	607
Original Issue Discount	607
Acquisition Premium	610
Market Discount	610
Premium	611
Election To Treat All Interest Under the Constant Yield Method	611
Treatment of Losses	612
Yield Maintenance Charges and Prepayment Premiums	613
Sale or Exchange of Regular Interests	613
3.8% Medicare Tax on “Net Investment Income”	614
Backup Withholding	614
Information Reporting	614
Taxation of Certain Foreign Investors	614
FATCA	615
Backup Withholding	616
Taxes That May Be Imposed on a REMIC	616
Prohibited Transactions	616
Contributions to a REMIC After the Startup Day	616
Net Income from Foreclosure Property	616
Administrative Matters	617
REMIC Partnership Representative	617
Reporting Requirements	617
Certain State and Local Tax Considerations	618
Plan of Distribution (Conflicts of Interest)	619
Incorporation of Certain Information by Reference	623
Where You Can Find More Information	624
Financial Information	624
Certain ERISA Considerations	624
General	624
Plan Asset Regulations	625
Administrative Exemptions	626
Insurance Company General Accounts	628
14

Legal Investment	629
Legal Matters	630
Ratings	630
Index of Defined Terms	633

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15c2-11 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO THE PUBLICATION OR

16

SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
17

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the MSWF Commercial Mortgage Trust 2023-2 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP. Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of

18

methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

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NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

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OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE

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“UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS)

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ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA. UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

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NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENTS

NO REPRESENTATION IS MADE AS TO WHETHER THE TRANSACTION DESCRIBED HEREIN WOULD COMPLY WITH THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) RISK RETENTION RULE (AS MORE FULLY DESCRIBED UNDER “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—RECENT DEVELOPMENTS CONCERNING THE PROPOSED JAPANESE RETENTION REQUIREMENTS” BELOW) AND NO PARTY TO THE TRANSACTION DESCRIBED HEREIN HAS COMMITTED TO RETAIN A NET ECONOMIC INTEREST IN THE SECURITIZATION CALCULATED FOR THE PURPOSE OF COMPLYING WITH SUCH REQUIREMENTS.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates Commercial Mortgage Pass-Through Certificates, Series 2023-2.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	MSWF Commercial Mortgage Trust 2023-2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Bank of America, National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association

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●	Morgan Stanley Bank, N.A., a national banking association
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Bank of America, National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Bank of Montreal, a Canadian chartered bank
●	German American Capital Corporation, a Maryland corporation
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	$288,184,291	31.5%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	196,184,000	21.5
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	12	189,648,584	20.7
Bank of America, National Association	Bank of America, National Association	2	91,250,000	10.0
Bank of America, National Association/ Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association/Bank of Montreal/ Barclays Capital Real Estate Inc.(2)	1	75,000,000	8.2
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	4	74,200,000	8.1
Total		46	$914,466,875	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans”.

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(2)	The Fashion Valley Mall mortgage loan (8.2%) is part of a whole loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. Bank of America, National Association is acting as mortgage loan seller and originator with respect to Note A-1-1-1 and Note A-1-4, with an aggregate outstanding principal balance as of the cut-off date of $45,000,000. Morgan Stanley Mortgage Capital Holdings LLC is acting as mortgage loan seller with respect to Note A-3-2 and Note A-4-5, with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. Note A-3-2 was originated by Bank of Montreal and Note A-4-5 was originated by Barclays Capital Real Estate Inc. and both such notes were acquired by Morgan Stanley Mortgage Capital Holdings LLC prior to this securitization.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association will be the master servicer. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to act as the initial special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan (except as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The

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Mortgage Pool—Whole Loans”)) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. Argentic Services Company LP was selected to be the special servicer by Argentic Securities Income USA 2 LLC or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074, and its telephone number is (469) 609-2000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the

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controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Affiliated Servicer	LNR Partners, LLC, a Florida limited liability company, is the special servicer of certain of the non-serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreements identified in the table below titled “Non-Serviced Whole Loans”. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Transaction Parties—Affiliated Servicer” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See

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“Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the holders of subordinate companion loans solely with respect to any serviced A/B whole loan described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate

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balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.
The controlling class will be the most subordinate class of the Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.
It is anticipated that (i) Argentic Securities Holdings 2 Cayman Limited or its affiliate will purchase the VRR Interest, the HRR Interest and the Class V certificates and, on the closing date, will appoint Argentic Securities Income USA 2 LLC, its affiliate, as the initial directing certificateholder, and (ii) Argentic CMBS Holdings II Limited will purchase the Class F and Class X-F certificates.
With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift

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securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.
With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction (or other indicated party) and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
As of the closing date, there will be no servicing shift whole loans or serviced A/B whole loans. Accordingly, all references in this prospectus to any serviced A/B whole loan and any related terms should be disregarded.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of

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the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as a special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as a special servicer, will not be required to consult with the risk retention consultation party. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party”.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.
Relevant Dates And Periods
Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2023 (or, in the case of any mortgage loan that has its first due date after December 2023, the date that would have been its due date in December 2023 under the terms of that

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mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 21, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Texas, New York, North Carolina or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

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Class	Assumed Final Distribution Date
Class A-1	January 2028
Class A-2	November 2028
Class A-SB	February 2033
Class A-4	NAP – August 2033(1)(2)
Class A-5	November 2033 – November 2033(1)(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2033(2)
Class B	November 2033(2)
Class C	December 2033(2)

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-4 trust component ranging from $0 to $250,000,000 and the initial certificate balance of the Class A-5 trust component ranging from $311,457,000 to $561,457,000.
(2)	Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates that are principal balance certificates will have the same assumed final distribution date as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown in the table.
The rated final distribution date will be the distribution date in December 2056.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into by the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-2: Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1, Class A-5-X2, Class X-A, Class X-B, Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2.
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

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Class	Approx. Initial Aggregate Certificate Balance or Notional Amount		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$2,741,000		0.30%	30.000%
Class A-2	$69,432,000		7.59%	30.000%
Class A-SB	$6,496,000		0.71%	30.000%
Class A-4	$(2)	(3)	(2)(3)	30.000%
Class A-5	$(2)	(3)	(2)(3)	30.000%
Class X-A	$640,126,000		NAP	NAP
Class X-B	$188,609,000		NAP	NAP
Class A-S	$121,167,000	(2)	13.25% (2)	16.750%
Class B	$38,865,000	(2)	4.25% (2)	12.500%
Class C	$28,577,000	(2)	3.12% (2)	9.375%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2, Class A-SB, Class A-4 and Class A-5 certificates are presented in the aggregate, taking into account the certificate balances of the Class A-4 and Class A-5 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The approximate initial credit support percentage set forth for the Class B certificates represents the approximate credit support for the underlying Class B trust component. The approximate initial credit support percentage set forth for the Class C certificates represents the approximate credit support for the underlying Class C trust component. See “Credit Risk Retention”.
(2)	Each class of Exchangeable Certificates will have the certificate balance or notional amount described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(3)	The exact initial certificate balances or notional amounts of the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components (and consequently, the exact initial certificate balance or notional amount of each class of Class A-4 Exchangeable Certificates and Class A-5 Exchangeable Certificates) are unknown and will be determined based on the final pricing of the certificates. However, the initial certificate balance of the Class A-4 trust component is expected to be within the range of $0 - $250,000,000 (0.00% - 27.34% of the Initial Pool Balance), and the initial certificate balance of the Class A-5 trust component is expected to be within the range of $311,457,000 - $561,457,000 (34.06% - 61.40% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 trust components is expected to be approximately $561,457,000, subject to a variance of plus or minus 5%. The Class A-4-X1 and Class A-4-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-4 trust component. The Class A-5-X1 and Class A-5-X2 trust components will have initial notional amounts equal to the initial certificate balance of the Class A-5 trust component.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

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Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-SB	[__]%
Class A-4(2)	[__]%
Class A-5(2)	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S(2)	[__]%
Class B(2)	[__]%
Class C(2)	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(2)	Each class of Exchangeable Certificates will have the pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other

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class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.05250%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500. No special servicer will

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be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
The master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00941%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00147%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00028%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use

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of their names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Fashion Valley Mall	0.00250% per annum	0.25%(2)(3)
Philadelphia Marriott Downtown	0.00125% per annum	0.25%(4)
RTL Retail Portfolio	0.00125% per annum	0.25%(4)
Rhino Retail Portfolio 2	0.00125% per annum	0.25%(4)
Metroplex	0.00125% per annum	0.25%(2)
3800 Horizon Boulevard	0.00250% per annum	0.25%(2)
Westfarms	0.00125% per annum	0.25%(2)

(1)	Included as part of the servicing fee rate.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.
(3)	From and after the securitization of the related note A-1-1 companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(4)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A. Amount and Order of

Distributions on

Certificates	On each distribution date, funds available for distribution from the mortgage loans (which are net of specified expenses of the issuing entity, including fees payable to, and advances, costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;
Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components as follows: (i) to the extent of funds

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allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-4 trust component, until the certificate balance of the Class A-4 trust component has been reduced to zero, (e) fifth, to principal on the Class A-5 trust component, until the certificate balance of the Class A-5 trust component has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates and trust components other than the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates or trust components, applicable funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;
Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, to reimburse the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class or trust component, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes or trust components, and then in an amount equal to interest on that amount at the pass-through rate for such class or trust component;
Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its

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certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, and then in an amount equal to interest on that amount at the related pass-through rate for such trust component;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes

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of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the offered certificates as and to the extent described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class V and Class R

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certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class V or Class R certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and any class of Exchangeable Certificates with an “X” suffix and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-SB, Class A-4(1), Class A-5(1), Class X-A(2), Class X-B(2), Class X-D(2)(3), Class X-F(2)(3)

Class A-S(1)

Class B(1)

Class C(1)

Non-offered certificates(4)

(1)	The maximum certificate balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial principal balance of the Class A-4 and Class A-5 trust components discussed above under “—Certificate Balances and Notional Amounts”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Description of the Certificates—Distribution.”
(2)	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates.
(3)	The Class X-D and Class X-F certificates are non-offered certificates.
(4)	Other than the Class X-D, Class X-F, Class V and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C trust components.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

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See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce distributions to the classes of certificates with the lowest payment priorities.
Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among all of the classes of certificates (other than the Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis based on their respective amounts of accrued interest for the related distribution date, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

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F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

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No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will not have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse such special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

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C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be 46 commercial mortgage loans, each evidenced by one or more promissory notes secured by, generally, first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 100 commercial and/or multifamily properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $914,466,875.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”)

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and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(3)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)(3)	Whole Loan Underwritten NCF DSCR(2)(3)

60 Hudson	$90,000,000	9.8%	$190,000,000	N/A	17.5%	17.5%	3.92x	3.92x
Arundel Mills and Marketplace	$90,000,000	9.8%	$270,000,000	N/A	41.4%	41.4%	1.98x	1.98x
Fashion Valley Mall	$75,000,000	8.2%	$375,000,000	N/A	31.5%	31.5%	3.15x	3.15x
Philadelphia Marriott Downtown	$61,666,666	6.7%	$153,333,334	N/A	54.9%	54.9%	1.53x	1.53x
CX – 250 Water Street	$61,250,000	6.7%	$470,250,000	N/A	48.8%	48.8%	1.66x	1.66x
BLE Portfolio	$27,300,000	3.0%	$27,350,000	N/A	58.8%	58.8%	1.22x	1.22x
La Primavera	$12,700,000	1.4%	$12,800,000	N/A	58.8%	58.8%	1.22x	1.22x
RTL Retail Portfolio	$30,000,000	3.3%	$230,000,000	N/A	51.2%	51.2%	1.97x	1.97x
Rhino Retail Portfolio 2	$30,000,000	3.3%	$100,500,000	N/A	65.7%	65.7%	1.41x	1.41x
Blackbird Portfolio	$30,000,000	3.3%	$5,750,000	N/A	53.3%	53.3%	1.40x	1.40x
Centre Pointe Portfolio	$30,000,000	3.3%	$17,650,000	N/A	67.9%	67.9%	1.42x	1.42x
Metroplex	$5,000,000	0.5%	$49,000,000	N/A	51.9%	51.9%	1.73x	1.73x
3800 Horizon Boulevard	$5,000,000	0.5%	$22,000,000	N/A	60.0%	60.0%	1.51x	1.51x
Westfarms	$2,000,000	0.2%	$240,000,000	N/A	44.2%	44.2%	1.76x	1.76x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans, but excluding any related mezzanine debt.
(3)	The underwriting and financial information shown represents the cross-collateralized and cross-defaulted BLE Portfolio whole loan and La Primavera whole loan in the aggregate.
Each of the 60 Hudson whole loan, the Arundel Mills and Marketplace whole loan, the CX – 250 Water Street whole loan, the BLE Portfolio whole loan, the La Primavera whole loan, the Blackbird Portfolio whole loan and the Centre Pointe Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.
Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a

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“servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).
Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”. As of the Closing Date, there are no servicing shift whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Fashion Valley Mall	BBCMS 2023-C20(3)	8.2%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Philadelphia Marriott Downtown	BBCMS 2023-5C23	6.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
RTL Retail Portfolio	BBCMS 2023-C22	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Rhino Retail Portfolio 2	BBCMS 2023-C21	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Metroplex	MSWF 2023-1	0.5%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
3800 Horizon Boulevard	MSWF 2023-1	0.5%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Westfarms	BMO 2023-5C2	0.2%	KeyBank National Association	Greystone Servicing Company LLC	Wilmington Trust, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Holder
Fashion Valley Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Bank of America, National Association
Philadelphia Marriott Downtown	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
RTL Retail Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC or an affiliate
Rhino Retail Portfolio 2	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	3650 Real Estate Investment Trust 2 LLC
Metroplex	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
3800 Horizon Boulevard	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Westfarms	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	LD III Sub XIV LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.
(3)	The Fashion Valley Mall whole loan is currently being serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 trust. From and after the securitization of the related note A-1-1 companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing certificateholder will be the parties specified in such pooling and servicing agreement.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and

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cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:

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Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$914,466,875
Number of mortgage loans	46
Number of mortgaged properties	100
Number of crossed loans	2
Crossed loans as a percentage	4.4%
Range of Cut-off Date Balances	$2,000,000 to $90,000,000
Average Cut-off Date Balance	$19,879,715
Range of Mortgage Rates	5.5095% to 8.7050%
Weighted average Mortgage Rate	7.0381%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	49 months to 120 months
Weighted average remaining term to maturity(2)	113 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	353 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	17.5% to 67.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.1%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)(6)	17.5% to 67.3%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)(6)	48.4%
Range of U/W NCF DSCRs(5)(6)(7)	1.22x to 3.92x
Weighted average U/W NCF DSCR(5)(6)(7)	1.99x
Range of U/W NOI Debt Yields(5)(6)	9.3% to 29.2%
Weighted average U/W NOI Debt Yield(5)(6)	14.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	76.9%
Interest Only, Amortizing Balloon	9.3%
Amortizing Balloon	7.0%
Interest Only – ARD	6.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes 33 mortgage loans (83.6%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the

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mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.
(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	With respect to the BLE Portfolio mortgage loan (3.0%), the lender reported that the Barcelona and The Establishment mortgaged properties secured loans that matured in March 2023 and April 2023, respectively, and were the subject of forbearance agreements to permit the applicable related borrowers additional time to complete the then-pending sale of each mortgaged property. Although neither of the anticipated sales occurred, in October 2023, each of the prior loans was refinanced and paid off in full.
With respect to the Metroplex mortgage loan (0.5%), such mortgage loan refinanced a mortgage loan with a stated maturity date of November 6, 2022; however, the related borrower sponsor requested and received a two-month extension to January 2023. The mortgage loan repaid the prior loan in full.
With respect to the 3800 Horizon Boulevard mortgage loan (0.5%), the lender reported that such mortgage loan refinanced a previous loan that was in maturity

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default in 2023, while the terms of the mortgage loan were being finalized.
None of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of the mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	10 of the mortgaged properties (13.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances and the exchangeable certificates with notional amounts that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts (other than any exchangeable certificates) will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended, will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained by Argentic Securities Holdings 2 Cayman Limited, a “majority-owned affiliate” (as defined under Regulation RR) of Argentic Real Estate Finance 2 LLC, as “retaining sponsor” (as defined under Regulation RR), in the form of a combination of (i) an “eligible vertical interest” comprised of the percentage of each class of certificates (other than the Class R certificates) retained as described under “Credit Risk Retention” (collectively, the “VRR Interest”) and (ii) an “eligible horizontal residual interest” in the form of the Class G-RR and Class H-RR certificates (in each case, excluding the portion thereof that comprises a part of the VRR

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Interest) (collectively referred to herein as the “HRR Interest”).
The retaining sponsor is permitted under Regulation RR to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules.
For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” and “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules” in this prospectus .

EU Securitization Regulation

and UK Securitization

Regulation	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through:
●	the certificate administrator’s website initially located at www.ctslink.com; and
may be available to certificateholders through:
●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2033 and the CX - 250 Water Street mortgage loan is still an asset of the trust, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates), and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to

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compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to the Fashion Valley Mall mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and

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servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
In addition, the portion of the issuing entity consisting of entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust, the beneficial owners of which will be the holders of the Class V certificates (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent beneficial ownership of one or more REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount, the Class [_] certificates will represent regular interests issued with de minimis original issue discount and that the Class [_] certificates will represent regular interests issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

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Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to

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issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: The underwriting of certain mortgage loans and the historical financial information may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date, which may result in non-payment of the mortgage loans.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, multifamily, hospitality, data center, golf course/recreational facilities, mixed use, office and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

If you are considering an investment in a class of exchangeable certificates, you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general.

We cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Further, Certain borrowers may have lease provisions that allow them to abate

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rent or terminate their leases if their business is affected by COVID-19 or another pandemic or epidemic.

Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 cases or other pandemics and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The ongoing effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected

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devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied,

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the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
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●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with

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relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged

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properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of

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creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
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●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease

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Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

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Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds

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in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the

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related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments, or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases. In addition, certain properties may have one or more tenants that operate a medical marijuana dispensary. Although such operations may comply with applicable state law, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
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●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the

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expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the

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Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Senior Housing Properties May Present Special Risks

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, the mortgaged properties’ (and their competitors’) rental rates, location, the characteristics of the neighborhood where they are located (including relative desirability of the neighborhood and residents’ access to the wider community), the types of services and amenities offered, the nature and physical condition of the property, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation, quality of property management, tenant mix, age and other restrictions, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff, as well as resident and family preferences. Other factors that may affect independent living facilities include the level of mortgage interest rates (which may encourage tenants to purchase rather than rent), national or local economic conditions, and regulations (such as rent limitations or restrictions on tenancy or tenant income). Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other senior housing providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or

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other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

In addition, the COVID-19 pandemic raised particular concerns regarding tenant health and safety at senior living facilities. Older tenants at senior facilities may be at greater risk of severe illness due to COVID-19 or other pandemics. Further, COVID-19 or other illnesses could spread quickly through senior living facilities with dense tenant populations and where staff, including cleaners, caretakers and others, frequently enter individual units and interact with tenants. Because such mortgaged properties exist for the senior population whose immune systems may be compromised, COVID-19 and other illnesses affect seniors more than the other sectors of the general population, which could lead to higher rates of illness and death among tenants. Additionally, potential future tenants may be reluctant to enter senior living facilities due to these factors and other changing lifestyle preferences. As a result, the independent living facility market may experience a decrease in tenants, which would negatively affect revenues and profits of the related mortgaged properties.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality

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property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower, including but not limited to certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease or operating lease structure, an operating lessee (typically affiliated with the borrower) pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See

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“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
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●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data

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center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to

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lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
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●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Golf Course and Recreational Facility Properties Have Special Risks

Certain properties are golf course and recreational facilities properties. The performance of such properties depends in part on:

●	to the extent that the users are drawn substantially from a specific housing subdivision, including age-restricted projects, the financial viability of that subdivision, including the various consideration that support residential real estate values generally;
●	the continuance of harmonious relations with homeowners, particularly during periods where the golf course and recreational facilities are unusable due to repair, maintenance, renovation or casualty;
●	the maintenance and operation of the golf course and recreational facilities at a level that is appealing relative to competing choices that users may have;
●	the ability to effectively control operating costs, particularly in areas where, due to supply chain volatility, costs have increased substantially, and increases in user fees may be constrained either by contract or market factors; and
●	the ability to manage scarce resources, including water, and regulated materials, including pesticides, in an environmentally responsible and effective manner.

See “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses.”

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a

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majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D 2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon

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the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
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●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: retail, multifamily, hospitality, other, mixed use, and office. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

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Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Maryland, New York, Texas, Pennsylvania, Massachusetts and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of
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mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under

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environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, office or mixed use properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, office or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
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●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, office or mixed use properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, television studios, arcades, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could

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Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which

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non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of

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the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g. LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and

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thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) is scheduled to expire on February 2, 2024. We cannot assure you if or when the program will be reauthorized. Expiration of the NFIP could have an adverse effect on the value of properties in flood zones or their ability to be repaired or rebuilt after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the

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aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

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Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

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See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten cash flows for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

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In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the

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certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the

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issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the

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borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as

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loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose

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entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing

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the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

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See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any

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threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future

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upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
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●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to

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certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common and Crowd-Funded Entities”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

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Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in

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multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given

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that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the

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obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

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A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

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Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or

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securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC or its “majority-owned affiliate(s)” (as defined under Regulation RR) will be required to retain the VRR Interest and the HRR Interest as described in “Credit Risk Retention” in this prospectus, and Argentic Real Estate Finance 2 LLC, as retaining sponsor, has the right to appoint a risk retention consultation

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party. The risk retention consultation party may, upon request and on a strictly non-binding basis, and subject to the limitations described in this prospectus, consult with the special servicer and recommend that such special servicer take certain actions that may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, Argentic Real Estate Finance 2 LLC is affiliated with the b piece buyer and Argentic Services Company LP, the special servicer. While the risk retention consultation party only has consultation rights, the b piece buyer and the special servicers have rights which are not merely consultive. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any such party or an affiliate thereof holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party, the retaining sponsor or the holder of the majority of the VRR Interest (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention” in this prospectus.

There can be no assurance that the retaining sponsor, the holder of the majority of the VRR Interest or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, a mortgage loan seller, originator, sponsor and the retaining sponsor is an affiliate of (i) Argentic Services Company LP, the special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest, the HRR Interest and the Class V certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates (in each case, other than the portion of each such class of certificates that constitutes a part of the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the closing date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

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With respect to the Fashion Valley Mall mortgage loan (8.2%), one of the non-recourse carveout guarantors, PPF Retail, LLC, is managed by Morgan Stanley Real Estate Advisor, Inc., an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, and Morgan Stanley Bank, N.A., an originator.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Fashion Valley Mall Whole Loan Will Shift to Other Servicers

The servicing of the Fashion Valley Mall whole loan is governed by the BBCMS 2023-C20 pooling and servicing agreement only temporarily, until the securitization of the related note A-1-1 companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the Fashion Valley Mall whole loan other than those limited consent and consultation rights as are provided in each related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in each related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the

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servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the closing date, there will be no servicing shift whole loans.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you

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should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing

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agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal
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controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the MSWF Commercial Mortgage Trust 2023-2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between such master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicer and special servicer for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with)

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a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be appointed as the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all

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of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling

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companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective

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affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not

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entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer or an affiliate will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans”.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. Argentic Services Company LP is expected to act as the special servicer and it or an affiliate assisted Argentic Securities Income USA 2 LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder to Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

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Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In certain such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will often contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, not all mortgage loan documents will contain such provisions and violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations imposed:

(a) in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

(b) in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c) in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings

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as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i) where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

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(ii) in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii) in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv) where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

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In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and their compliance with any applicable SR Investor Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors”). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of

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certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial

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issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. Finally, other Securities and Exchange Commission enforcement actions, including litigation, against any rating agency or other regulatory issues involving a rating agency could result in a downgrade, withdrawal or qualification of an assigned rating, which could have an adverse

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impact on the liquidity, market value and regulatory characteristics of the certificates. As a recent example of an enforcement action, on February 16, 2021, the Securities and Exchange Commission filed a civil action against Morningstar Credit Ratings, LLC (“MCR”), a former credit rating agency. The complaint alleges that MCR’s “general description” of its ratings procedures and methodologies in its Form NRSRO registration filed with the Securities and Exchange Commission failed to include specific disclosure relating to adjustments permitted by certain modeling methodology, which adjustments were used by MCR in rating 30 CMBS transactions from 2015 to 2016. The complaint also alleged certain related failures of internal controls. The complaint did not make any allegations about the integrity of any MCR ratings, but it alleged that the adjustments benefited the issuers that paid for those ratings by lowering credit enhancement requirements for the relevant ratings in those transactions. The complaint, filed in federal district court in the Southern District of New York, sought injunctive relief, disgorgement with prejudgment interest, and civil penalties. The civil action was settled on June 7, 2022, without MCR admitting or denying the allegations of the complaint. MCR is not a rating agency. Moreover, no MCR credit ratings remain outstanding for any transactions or obligors. This complaint is an example of continuing regulatory scrutiny of the credit rating industry, which could affect any rating agency or the ratings that it assigns to any certificates.

In addition, on September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the

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certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
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●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes. In particular, the formulas for calculating the entitlements of the classes of Exchangeable IO Certificates to such amounts are different than the formulas for calculating the entitlements of the Class X-A and Class X-B certificates to such amounts.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class

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X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates or trust component, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates or trust components.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-4 and Class A-5 trust components
Class X-B	Class A-S, Class B and Class C trust components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1 and Class A-2 certificates and the Class A-4 and Class A-5 trust components remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1 and Class A-2 certificates and the Class A-4 and Class A-5 trust components were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be

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accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component, then the Class B trust component, then the Class A-S trust component and, then, pro rata, the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 trust components, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class or trust component. Any portion of such amount applied to the Class A-4, Class A-5, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the certificate balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-SB certificates or the Class A-4 or Class A-5 trust components will result in a corresponding reduction in the notional amount of the Class X-A certificates, and a reduction of the certificate balance of the Class A-S, Class B or Class C trust components will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any offered certificate. See “Yield and Maturity Considerations”.

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Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S Exchangeable Certificates (collectively), the Class B Exchangeable Certificates (collectively) and the Class C Exchangeable Certificates (collectively) to receive payments of principal and interest and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any such certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates, and, if your certificates are Class B Exchangeable Certificates or Class C Exchangeable Certificates, to those of the holders of the Class A-S Exchangeable Certificates and, if your certificates are Class C Exchangeable Certificates, to those of the holders of the Class B Exchangeable Certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

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In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

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In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder (as determined under clause (ii) of the definition thereof) so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer or special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing

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certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)          may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)             will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (i) the aggregate certificate balance of the portions of the classes that constitute the HRR Interest (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as such operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced

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whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have similar rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of such special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

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The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as

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no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
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●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should

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note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, absent a material breach of a representation or warranty, the applicable mortgage loan seller will have no obligation to repurchase a mortgage loan if the related borrower is or has been adversely affected by the COVID-19 pandemic. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Fashion Valley Mall mortgage loan (8.2%), each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will

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have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If,

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however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

See “Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on

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the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be

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required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to an ordinary deduction or a capital loss.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations,” potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the Mortgaged Properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“Argentic”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for Argentic to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause Argentic, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

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None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC or Bank of America, National Association makes any representation as to the compliance of Argentic or Argentic Securities 2 Holdings Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which Argentic is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause Argentic to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent and warrant to the repurchase counterparty that it and Argentic are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller, Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such Argentic. Repo Seller In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although, under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in Argentic, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, Argentic or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would

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be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, Argentic or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view Argentic as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or Argentic); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

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Any economic downturn, including any economic downturn related to the COVID-19 pandemic, may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

See “—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, the military conflict between Israel and Hamas, and political gridlock on United States federal budget matters including full or partial government shutdowns, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy, food and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and

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imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
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●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain
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exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 46 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $914,466,875 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2023 (or, in the case of any Mortgage Loan that has its first due date after December 2023, the date that would have been its due date in December 2023 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

14 Mortgage Loans (60.1%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	20	$288,184,291	31.5%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	10	38	196,184,000	21.5
Argentic Real Estate Finance 2 LLC	Argentic Real Estate Finance 2 LLC	12	29	189,648,584	20.7
Bank of America, National Association	Bank of America, National Association	2	8	91,250,000	10.0
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association/Bank of Montreal/Barclays Capital Real Estate Inc.(2)	1	1	75,000,000	8.2
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	4	4	74,200,000	8.1
Total		46	100	$914,466,875	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of Whole Loans that were co-originated by the related Mortgage Loan Seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the Mortgage Loan Seller and transferred to the Mortgage Loan Seller. See “—Co-Originated Whole Loans and Third-Party Originated Mortgage Loans” below.
(2)	The Fashion Valley Mall Mortgage Loan (8.2%) is part of a Whole Loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. Bank of America, National Association is acting as Mortgage Loan Seller and originator with respect to Note A-1-1-1 and Note A-1-4, with an aggregate outstanding principal balance as of the cut-off date of $45,000,000. Morgan Stanley Mortgage Capital Holdings LLC is acting as Mortgage Loan Seller with respect to Note A-3-2 and Note A-4-5, with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. Note A-3-2 was originated by Bank of Montreal and Note A-4-5 was originated by Barclays Capital Real Estate Inc. and both such notes were acquired by Morgan Stanley Mortgage Capital Holdings LLC prior to this securitization.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

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Co-Originated Whole Loans and Third-Party Originated Mortgage Loans

Each of the following Mortgage Loans is part of a Whole Loan that was co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Arundel Mills and Marketplace Mortgage Loan (9.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Societe Generale Financial Corporation, DBR Investments Co. Limited and Citi Real Estate Funding Inc.
●	The Fashion Valley Mall Mortgage Loan (8.2%) is part of a Whole Loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. Morgan Stanley Mortgage Capital Holdings LLC acquired the notes that evidence its portion of the Fashion Valley Mall Mortgage Loan (i) with respect to Note A-3-2, from Bank of Montreal on October 4, 2023, and (ii) with respect to Note A-4-5, from Barclays Capital Real Estate Inc. on October 13, 2023.
●	The Philadelphia Marriott Downtown Mortgage Loan (6.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association.
●	The CX - 250 Water Street Mortgage Loan (6.7%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC.
●	The BLE Portfolio Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Barclays Capital Real Estate Inc. The BLE Portfolio Mortgage Loan is represented by Note A-1-1 and Note A-2-2 with an outstanding principal balance as of the Cut-off Date of $19,110,000 and $8,190,000, respectively. Argentic Real Estate Finance 2 LLC acquired Note A-2-2 from Barclays Capital Real Estate Inc.
●	The La Primavera Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Barclays Capital Real Estate Inc. The La Primavera Mortgage Loan is represented by Note A-1-1 and Note A-2-1 with an outstanding principal balance as of the Cut-off Date of $8,890,000 and $3,810,000, respectively. Argentic Real Estate Finance 2 LLC acquired Note A-2-1 from Barclays Capital Real Estate Inc.
●	The RTL Retail Portfolio Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, KeyBank National Association and Bank of Montreal. Morgan Stanley Mortgage Capital Holdings LLC acquired the RTL Retail Portfolio Mortgage Loan from Barclays Capital Real Estate Inc. on September 21, 2023.
●	The Rhino Retail Portfolio 2 Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Barclays Capital Real Estate Inc.
●	The Metroplex Mortgage Loan (0.5%) is part of a Whole Loan that was co-originated by German American Capital Corporation and Argentic Real Estate
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Finance 2 LLC. Argentic Real Estate Finance 2 LLC acquired the Metroplex Mortgage Loan from German American Capital Corporation.
●	The Westfarms Mortgage Loan (0.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 21, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 60 Hudson Mortgage Loan or the 60 Hudson Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the 60 Hudson Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the 60 Hudson Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

With respect to each Mortgaged Property, any appraisal of such Mortgaged Property, Phase I environmental report, Phase II environmental report or seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) was prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with

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respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In addition, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination and have not been updated. In addition, appraisals may not reflect the complete effects of the COVID-19 pandemic on the related Mortgaged Properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;
●	in the case of a Mortgage Loan that provides for an initial interest-only period or multiple interest-only periods and provides for scheduled amortization payments after the expiration of such initial interest-only period or between such interest-only periods prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period(s); and
●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related

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footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Fashion Valley Mall(1)	8.2%	31.5%	31.5%	$1,430,000,000	31.0%	31.0%	$1,450,000,000
CX – 250 Water Street(2)	6.7%	48.8%	48.8%	$1,090,000,000	55.4%	55.4%	$960,000,000
BLE Portfolio(3)	3.0%	58.8%	58.8%	$92,000,000	79.3%	79.3%	$68,400,000
La Primavera(4)	1.4%	58.8%	58.8%	$44,300,000	79.3%	79.3%	$32,700,000
RTL Retail Portfolio(5)	3.3%	51.2%	51.2%	$508,200,000	52.2%	52.2%	$498,190,000
Rhino Retail Portfolio 2(6)	3.3%	65.7%	65.7%	$198,631,638	70.8%	70.8%	$184,200,000
Blackbird Portfolio(7)	3.3%	53.3%	51.1%	$67,060,000	54.6%	52.3%	$65,420,000
Bangor Parkade(8)	1.6%	55.6%	52.7%	$27,000,000	56.4%	53.5%	$26,600,000
DoubleTree Hotel Largo(9)	1.6%	62.5%	56.1%	$23,500,000	79.0%	70.9%	$18,600,000

(1)	The Other Than “As-Is” Appraised Value represents the “Hypothetical As-Is Value” which excludes the value attributed to the JCPenney and Neiman Marcus release parcels, as such parcels are permitted to be freely released by the borrower during the loan term. See “—Certain Terms of the Mortgage Loans—Partial Releases”.
(2)	The Other Than “As-Is” Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than $5,932,952 of base building work to be paid and $7,160,274 of tenant improvements to be paid (which amounts were fully reserved by the lender) and retail leasing costs to be paid.
(3)	The Other Than “As-Is” Appraised Value represents the combined (i) “Prospective As Encumbered” value of the leasehold interest for the Lakeside Forest Mortgaged Property, which assumes the Lakeside Forest Mortgaged Property is encumbered by a ground lease and rental and income requirements as part of the Public Facility Corporation Program (“PFC Program”) and will have a 100% tax exemption (subject to an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the related tax exemption (“Tax Savings Payment”), which is subordinated to the BLE Portfolio Whole Loan) and (ii) “As Is, Encumbered” values of the leasehold interests for The Establishment and the Barcelona Mortgaged Properties, which assume that The Establishment and the Barcelona Mortgaged Properties will have a 100% tax exemption (subject to the Tax Savings Payment, which is subordinated to the BLE Portfolio Whole Loan).
(4)	The Other Than “As-Is” Appraised Value represents the “Prospective As Encumbered” value of the leasehold interest for the La Primavera Mortgaged Property, which assumes the La Primavera Mortgaged Property is encumbered by a
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ground lease and rental and income requirements as part of the PFC Program and will have a 100% tax exemption (subject to the Tax Savings Payment, which is subordinated to the La Primavera Whole Loan).

(5)	The Other Than “As-Is” Appraised Value reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of the Mortgaged Properties is $498,190,000.
(6)	The Other Than “As-Is” Appraised Value assumes that certain escrows have been reserved for tenant improvement and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,456,598. At origination of the related Whole Loan, the borrower reserved $468,576 for tenant improvement work for Planet Fitness, $8,513,460 to cover the cost of all outstanding tenant improvement and tenant obligations and $2,578,518 into a free rent reserve to cover up to 12 months of additional rent (depending on the tenant) and reimbursements for each tenant beyond their estimated rent commencement dates for aggregate reserves of $11,560,554.
(7)	The Other Than “As-Is” Appraised Value represents the “As Portfolio” value, which provides a value for the Blackbird Portfolio Mortgaged Properties, if such Mortgaged Properties were sold together in a single transaction.
(8)	The Other Than “As-Is” Appraised Value is the “as-is” value based on the extraordinary assumption that $493,457 will be escrowed for the tenant Books-A-Million for gap rent and tenant allowance. At origination, $493,457 was escrowed for such purposes, including $144,644 for gap rent and reimbursements for four months, and $348,813 for tenant allowance.
(9)	The Other Than “As-Is” Appraised Value assumes that the change-of-ownership PIP Work is completed. An up-front PIP reserve in the amount of $4 million was required and reserved at origination.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

With respect to the Princeton ND Portfolio Mortgage Loan (2.7%), the Other Than “As-Is” Appraised Value represents the “As-Is” value, which includes the extraordinary assumption that the Mortgaged Properties did not require deferred maintenance. At origination, the borrower deposited $88,584.50 into a reserve to address deferred maintenance at certain of the Mortgaged Properties.

With respect to the Mountain Lakes Estates Mortgage Loan (2.4%), the Appraised Value of $38,000,000 reflects the appraisal of the Mortgaged Property as a going concern entity as its real and personal property are supportive of and tied to an ongoing business operation. The appraisal assumes the Mortgaged Property will continue to operate as a going concern. The allocated value of the real property included in such appraised value is $30,700,000, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 71.0%, compared to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.3% based on the going concern appraised value of $38,000,000. The appraisal states that if the Mortgaged Property ceases its current operations, then the value of any or all of the components (such as the real property) may be less than set forth in the report, as these allocations are not reflective of the value of each component on a standalone basis.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

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An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate

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principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten NCF DSCR”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to

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(b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion

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Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms

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occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
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●	“D/@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“DorYM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“DorYM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Qualified Opportunity Zone” means qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as an industrial/warehouse facility, office, retail center, self storage, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in

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the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the

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discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in its entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Lastly, notwithstanding the foregoing, the vacancy assumption used in determining the revenue component of Underwritten Net Cash Flow may have used vacancy information for the subject Mortgaged Property and the related markets that predates the impact of the COVID-19 pandemic.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of industrial/warehouse, office, retail and self storage properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero) and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in

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the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the

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aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

“Underwritten Net Operating Income Debt Service Coverage Ratio”, “Underwritten NOI DSCR” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

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“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

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A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$914,466,875
Number of Mortgage Loans	46
Number of Mortgaged Properties	100
Number of Crossed Loans	2
Crossed Loans as a percentage	4.4%
Range of Cut-off Date Balances	$2,000,000 to $90,000,000
Average Cut-off Date Balance	$19,879,715
Range of Mortgage Rates	5.5095% to 8.7050%
Weighted average Mortgage Rate	7.0381%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	115 months
Range of remaining terms to maturity(2)	49 months to 120 months
Weighted average remaining term to maturity(2)	113 months
Range of original amortization terms(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	353 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	17.5% to 67.9%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	49.1%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)(6)	17.5% to 67.3%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)(6)	48.4%
Range of U/W NCF DSCRs(5)(6)(7)	1.22x to 3.92x
Weighted average U/W NCF DSCR(5)(6)(7)	1.99x
Range of U/W NOI Debt Yields(5)(6)	9.3% to 29.2%
Weighted average U/W NOI Debt Yield(5)(6)	14.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	76.9%
Interest Only, Amortizing Balloon	9.3%
Amortizing Balloon	7.0%
Interest Only – ARD	6.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes 33 mortgage loans (83.6%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
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(6)	In the case of cross-collateralized and cross-defaulted mortgage loans, the U/W NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and the U/W NOI Debt Yield have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.
(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

The issuing entity will include 10 Mortgage Loans (33.4%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	43	$207,924,808	22.7%
Super Regional Mall	3	167,000,000	18.3
Shadow Anchored	4	15,002,692	1.6
Unanchored	2	10,810,000	1.2
Single Tenant	1	2,196,983	0.2
Subtotal:	53	$402,934,483	44.1%
Multifamily
Garden	15	$87,802,266	9.6%
Senior Housing	1	21,792,000	2.4
Low Rise	1	5,092,598	0.6
Subtotal:	17	$114,686,864	12.5%
Hospitality
Full Service	2	$76,356,928	8.3%
Extended Stay	2	19,500,000	2.1
Select Service	1	9,000,000	1.0
Subtotal:	5	$104,856,928	11.5%
Other
Data Center	1	$90,000,000	9.8%
Golf Course/Recreational Facilities	1	14,000,000	1.5
Subtotal:	2	$104,000,000	11.4%
Mixed Use
Lab/Office	1	$61,250,000	6.7%
Office/Industrial/Lab	5	18,122,036	2.0
Office/Industrial	4	10,396,086	1.1
Office/Retail	1	7,521,084	0.8
Subtotal:	11	$97,289,206	10.6%
Office
Suburban	3	$36,481,878	4.0%
CBD	2	16,435,516	1.8
Subtotal:	5	$52,917,394	5.8%
Industrial
Warehouse	6	$30,050,000	3.3%
Warehouse/Distribution	1	7,732,000	0.8
Subtotal:	7	$37,782,000	4.1%
Total:	100	$914,466,875	100.0%
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(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” below.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the Silverdale Village Mortgaged Property and the Port Orchard Mortgaged Property do not have legal access to a portion of the respective Mortgaged Property consisting of loading areas for tenants which are primarily used for refuse storage. The related Mortgage Loan documents require the related borrowers to obtain (i) with respect to the Silverdale Village Mortgaged Property, two easements to provide affected tenants with access to such area from two directions and (ii) with respect to the Port Orchard Mortgaged Property, one easement to provide affected tenants with access to such area from one direction. The related Mortgage Loan documents provide recourse to the lender for losses in connection with the related borrowers’ failure to obtain such easements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with a multifamily component set forth in the above chart, we note the following:

●	With respect to the BLE Portfolio Mortgage Loan and La Primavera Mortgage Loan (collectively, “BLE Portfolio and La Primavera Mortgage Loans”) (collectively, 4.4%), as a condition to the entry of the related Mortgaged Properties into the PFC Program, as part of an application to benefit from an exemption to all property taxes, each borrower entered into a regulatory agreement with respect to the applicable Mortgaged Property pursuant to which such Mortgaged Property is required to reserve at least 50% of the units to tenants earning less than 80% of the area median income (“Affordable Units”), with (x) at least 3% of the Affordable Units reserved for tenants earning no more than 30% of the area median income (“30% Units”) and (y) at least 10% of the Affordable Units reserved for tenants earning no more than 60% of the area median income,
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inclusive of the 30% Units (“PFC Program Affordable Components”). See “—Real Estate and Other Tax Considerations” below.
●	With respect to the Princeton ND Portfolio Mortgage Loan (2.7%), the Creekside Cottages Mortgaged Property is subject to a land use restriction agreement in favor of the North Dakota Housing Finance Agency, pursuant to which the borrower is required to set aside seven units for tenants earning no more than 120% of the area median income, subject to certain rental restrictions. The agreement is scheduled to expire on February 2, 2031.
●	With respect to the Mountain Lakes Estates Mortgage Loan (2.4%), the Mortgaged Property has a minimum age requirement of 55 years of age as an independent living community. The related Mortgaged Property provides three meals a day to the residents, weekly housekeeping and laundry, all maintenance services, scheduled transportation, social activities and medication reminders. In addition, the leases for the related Mortgaged Property are structured on a month-to-month basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Senior Housing Properties May Present Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	All such hospitality properties (other than The West Wing Mortgaged Property) (collectively, 10.4%) are flagged hospitality properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), 35.1% of the underwritten effective gross income at the Philadelphia Marriott Downtown Mortgaged Property is comprised of food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue).
●	With respect to the Residence Inn Charleston Summerville Mortgage Loan and the Courtyard Charleston Summerville Mortgage Loan (collectively, 2.0%), the construction of an AC by Marriott hotel and a SpringHill Suites hotel, collectively 229 rooms, both of which will be directly competitive with the related Mortgaged Property, are expected to be completed in 2025.
●	With respect to The West Wing Mortgage Loan (1.1%), the Mortgaged Property is operated as an extended-stay hotel, which requires a minimum stay of 1 week, with the average length of tenancy being approximately 12 months. The existing zoning permits hotel and extended-stay hotel use and multifamily use is permitted only with a special use permit. The borrower sponsors are in the process of applying for special use approval for multifamily use. Once approved, the borrower sponsors reported that the special use approval would enable them to offer annual leases at the Mortgaged Property. There can be no assurance that any such approval will be obtained for the Mortgaged Property.
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●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Philadelphia Marriott Downtown	$61,666,666	6.7%	12/31/2033(2)	11/06/2028
DoubleTree Hotel Largo	$14,690,262	1.6%	11/30/2038	11/11/2033
Residence Inn Charleston Summerville	$9,500,000	1.0%	8/27/2038	9/11/2033
Courtyard Charleston Summerville	$9,000,000	1.0%	11/15/2037	9/11/2033

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.
(2)	There is no franchise agreement with respect to the Mortgaged Property. Each of the two related borrowers has entered into a hotel management agreement with Marriott Hotel Services, Inc., an affiliate of the national hotel brand, Marriott International, Inc. Each hotel management agreement is scheduled to expire on December 31, 2033. In connection with each of the foregoing hotel management agreements, each applicable borrower has delivered a subordination, non-disturbance, and attornment agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Insurance Considerations” and “—Specialty Use Concentrations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Data Center Properties

In the case of the data center properties set forth in the above chart, we note the following:

• With respect to the 60 Hudson Mortgage Loan (9.8%), the Mortgaged Property has an occupancy rate of 62.2% as of June 5, 2023.

See “Risk Factors—Risks Relating to the Mortgage Loans—Data Center Properties Have Special Risks” and “Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses”.

Mixed Use Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Golf Course and Recreational Facilities

In the case of the golf course and recreational facility property set forth in the above chart, we note the following:

●	With respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the Mortgaged Property consists of fee and easement interests in a 27-hole golf course complex and a fee interest in various recreational facilities, including a clubhouse, restaurant and ancillary amenities. The Mortgaged Property is included within the Tri Palm Estates and Country Club, an age-restricted (55+) manufactured housing community with 1,819 home sites. Residents own the MHC units and underlying lots, and are required pursuant to recorded Declarations to pay monthly recreation fees for use and maintenance of the recreational facilities to the borrower as the “recreational facilities owner”. The recreation fees comprise a preponderance of the Mortgaged Property’s revenue. In the event of non-payment of recreation fees, the borrower has the right to file a lien on any such delinquent property, and, subject to prior liens and encumbrances, foreclose on such property. Neither the recreational facilities owner nor the respective lot owners have the unilateral right to terminate the Declarations.
●	In addition, with respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the golf course was flooded in August 2023, and is currently undergoing repairs. Re-opening is planned for January 2024. The Mortgage Loan documents provide for an up-front $750,000 golf course repair reserve, which will be released upon (i) the golf course’s being open and in operation, and (ii) the monthly recreation fee collection loss (fees billed less fees collected) not exceeding 15%. The related Declarations establishing the recreation fee obligation provide that residents have no right to withhold payment and no right of offset if any of the facilities become non-useable due to any necessary repairs, rebuilding, vandalism, acts of God, or any other reasons.

See “Risk Factors – Risks Relating to the Mortgage Loans – Golf Course and Recreational Facility Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the five largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Movie Theater/Entertainment Venue	2	18.0%
Restaurant	16	14.9%
Data Center/Carrier Hotel	1	9.8%
Medical Office	9	9.2%
Lab space	6	8.7%
Grocery store	12	8.4%
Trampoline park	1	4.4%
Automobile service facility	7	3.5%
Bank branch	3	2.7%
Gym, fitness center, spa or a health club	8	1.9%
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In addition, each of the RTL Retail Portfolio – Terrell Mill Village Mortgaged Property (0.1%) and the Rhino Retail Portfolio 2– Sherwood Mortgaged Property (0.6%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit/SF(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
60 Hudson	$90,000,000	9.8%	$244	3.92x	17.5%	Other
Arundel Mills and Marketplace	$90,000,000	9.8%	$186	1.98x	41.4%	Retail
Fashion Valley Mall	$75,000,000	8.2%	$327	3.15x	31.5%	Retail
Philadelphia Marriott Downtown	$61,666,666	6.7%	$152,699	1.53x	54.9%	Hospitality
CX - 250 Water Street	$61,250,000	6.7%	$1,110	1.66x	48.8%	Mixed Use
BLE Portfolio	$27,300,000	3.0%	$79,514	1.22x	58.8%	Multifamily
La Primavera	$12,700,000	1.4%	$79,514	1.22x	58.8%	Multifamily
Cross County Plaza	$40,000,000	4.4%	$115	1.33x	64.9%	Retail
RTL Retail Portfolio	$30,000,000	3.3%	$83	1.97x	51.2%	Retail
Rhino Retail Portfolio 2	$30,000,000	3.3%	$158	1.41x	65.7%	Retail
Blackbird Portfolio	$30,000,000	3.3%	$84	1.40x	53.3%	Various
Centre Pointe Portfolio	$30,000,000	3.3%	$74	1.42x	67.9%	Office
Gwinnett Marketfair	$25,400,000	2.8%	$131	1.43x	63.8%	Retail
Princeton ND Portfolio	$24,800,000	2.7%	$41,128	1.51x	62.5%	Multifamily
Rockwall Market Center	$22,100,000	2.4%	$104	1.59x	66.0%	Retail
Mountain Lakes Estates	$21,792,000	2.4%	$166,351	1.71x	57.3%	Multifamily
Top 3 Total/Weighted Average	$255,000,000	27.9%		3.01x	30.1%
Top 5 Total/Weighted Average	$377,916,666	41.3%		2.55x	37.1%
Top 15 Total/Weighted Average	$672,008,666	73.5%		2.08x	47.6%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit/SF, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

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(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-“as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (collectively, 17.5%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
BLE Portfolio	$27,300,000	3.0%
RTL Retail Portfolio	30,000,000	3.3
Rhino Retail Portfolio 2	30,000,000	3.3
Blackbird Portfolio	30,000,000	3.3
Princeton ND Portfolio	24,800,000	2.7
Lucas Industrial Portfolio	15,000,000	1.6
Graves & Dalworth Business Park	3,300,000	0.4
Total	$160,400,000	17.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, a Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

●	With respect to the Arundel Mills and Marketplace Mortgage Loan (9.8%), the Mortgaged Property is comprised of a mall property which is owned by one of the co-borrowers and a marketplace property which is owned by the other co-borrower.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), the Mortgaged Property consists of (i) a fee interest in the 1,198-room Main Tower building owned by the Philadelphia Market Street HMC Hotel Limited Partnership co-borrower and (ii) a fee interest in the 210-room Headhouse building and sub-
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leasehold interests for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center and certain driveway/plaza/overhang areas owned by the Philadelphia Market Street Marriott Hotel II Limited Partnership co-borrower.
●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), pursuant to the Mortgage Loan documents, the lender (i) may terminate such cross-collateralization (a) unilaterally or (b) where a portion of one Whole Loan is securitized in a transaction that does not also include a portion of the other Whole Loan and (ii) must terminate such cross-collateralization with respect to (a) any individual BLE Portfolio Mortgaged Property, upon completion of a partial defeasance, (b) all BLE Portfolio Mortgaged Properties, upon the payment in full of the BLE Portfolio Whole Loan or completion of a full defeasance, and (c) the La Primavera Mortgaged Property, upon the payment in full of the La Primavera Whole Loan or completion of a defeasance, and satisfaction of certain conditions described in the related loan documents.
●	With respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the Mortgaged Property consists of two parcels each owned by a co-borrower, one which is comprised of the golf course and amenities and the second which is comprised of the restaurant and holds the liquor license.
●	With respect to the Tammany on the Ponds Mortgage Loan (1.1%), the Mortgaged Property consists of three parcels in which parcels 1 and 3 are owned by one of the co-borrowers and parcel 2 being owned by the other co-borrower.
●	With respect to the Highlands Plaza Mortgage Loan (0.8%), the retail portion (16.4% of the NRA) of the Mortgaged Property is owned by the two borrowers as tenants-in-common. The medical office portion (83.6% of the NRA) of the Mortgaged Property is owned by one of the borrowers.

Six groups of Mortgage Loans (collectively, 29.0%) set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Arundel Mills and Marketplace	1	$90,000,000	9.8%
Fashion Valley Mall	1	75,000,000	8.2
Total	2	$165,000,000	18.0%

Group 2
Gwinnett Marketfair	1	$25,400,000	2.8%
McDonough Marketplace	1	9,000,000	1.0
Total	2	$34,400,000	3.8%

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Group 3
Shoppes at Waterford	1	$13,100,000	1.4%
Monkey Junction	1	11,100,000	1.2
Total	2	$24,200,000	2.6%

Group 4
Residence Inn Charleston Summerville	1	$9,500,000	1.0%
Courtyard Charleston Summerville	1	9,000,000	1.0
Total	2	$18,500,000	2.0%

Group 5
Tammany on the Ponds	1	$9,963,904	1.1%
Tammany Hills Apartments	1	3,188,362	0.3
Total	2	$13,152,266	1.4%

Group 6
Sullivan Parke IV	1	$5,400,000	0.6%
Sullivan Parke III	1	4,450,000	0.5
Total	2	$9,850,000.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	Mortgage Loans with related borrowers are identified under “Related-Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	6	$123,412,527	13.5%
Maryland	4	$107,941,860	11.8%
New York	1	$90,000,000	9.8%
Texas	12	$86,916,853	9.5%
Pennsylvania	5	$78,335,128	8.6%
Massachusetts	1	$61,250,000	6.7%
Florida	4	$53,700,769	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties (34.2%) are located throughout 25 other states, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	13 Mortgaged Properties, securing approximately 17.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.
●	Mortgaged Properties located in California and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.
●	Mortgaged Properties located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland are more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

10 of the Mortgaged Properties (13.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common and Crowd-Funded Entities

With respect to the Triangle Center, Highlands Plaza and Sullivan Parke III Mortgage Loans (collectively, 2.2%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Mountain Lakes Estates Mortgage Loan (2.4%), the related borrower is a Delaware statutory trust (“DST”). A DST borrower is restricted in its ability to actively operate a property. In order to accommodate this structure (and address the DST restrictions), except as otherwise provided below, a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant then enters into leases with the tenants at the Mortgaged

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Property. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, and “—Risks Relating to Delaware Statutory Trusts”.

●	With respect to the Mountain Lakes Estates Mortgage Loan (2.4%), the Mortgage Loan documents permit the DST borrower to admit up to 200 investors and allow the transfer of 100% of the beneficial interest in the borrower. Such rights of the borrower are conditioned on no change in control of the borrower occurring, provided that the Mortgage Loan documents further provide that so long as the signatory trustee of the DST continues to be controlled by the non-recourse carveout guarantors and the borrower continues to be controlled by the signatory trustee the guarantors will be deemed to control the borrower. The DST has entered into a master lease with a sponsor-controlled master tenant. The master lease is subordinate to the lender’s mortgage lien. The master lessee’s interest in all tenant rents has been assigned to the borrower, which in turn collaterally assigned its interest to the lender. However, the loan documents do not provide for a mortgage on the master lease. Under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Mortgage Loans identified on Annex A-1 as the Philadelphia Marriott Downtown Mortgage Loan (6.7%), the Blackbird Portfolio Mortgage Loan (3.3%), the Sullivan Parke IV Mortgage Loan (0.6%), the 3800 Horizon Boulevard Mortgage Loan (0.5%) and the Sullivan Parke III Mortgage Loan (0.5%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium or similar shared interest structure. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium (or other shared interest structure) board or the condominium (or other shared interest structure) owners cannot take actions or cause the condominium association (or other shared interest structure) to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), the Headhouse building is included within a condominium regime that includes three units: the Headhouse building is the hotel unit, a retail component, and a public access space unit. The hotel unit has 82% of voting rights in the owners’ association, and the ability to affirmatively control material operational decisions
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of the owners’ association. Each unit owner is responsible for maintenance of its own unit, and the hotel unit owner is responsible for maintenance of the upper roof.
●	With respect to the Blackbird Portfolio Mortgage Loan (3.3%), certain of the Blackbird Portfolio Mortgaged Properties are part of (i) with respect to the 1100 Eisenhower Place, 1200 Eisenhower Place, 1300 Eisenhower Place and 1500 Eisenhower Place Mortgaged Properties, a condominium of which the borrower owns four of the five units (the “Eisenhower Condominium”), and (ii) with respect to the 1194 Oak Valley Drive, 3767-3891 Ranchero Drive and 3940-3948 Ranchero Drive Mortgaged Properties, a condominium of which the borrower owns 6 of the 27 units (the “Valley Ranch Condominium”). With respect to the Eisenhower Condominium, the borrower owns an 80% undivided interest in the common elements of such condominium; and with respect to the Valley Ranch Condominium, the borrower owns a 23.3% undivided interest in the common elements of such condominium. Pursuant to the Mortgage Loan documents, among other conditions, the borrower (i) must pay all condominium dues and fees as required by the related condominium documents or the condominium act, as applicable, and (ii) without first obtaining the lender’s written consent, must not vote for, consent to or permit (a) any amendment to the related condominium documents, (b) the termination, cancelation, revocation, invalidation, abandonment or surrender of a condominium, the withdrawal of any portion of a Mortgaged Property from the related condominium or the failure of a Mortgaged Property to be a condominium under the related condominium act, (c) the partition or subdivision of any portion of a Mortgaged Property or the related common elements, (d) the removal, change or replacement of the property manager or managing agent of the related condominium, (e) any other act by the condominium association or the condominium board which would, in any material manner other than as a matter of ordinary maintenance and/or operation, alter or affect the ongoing operation of the related condominium in accordance with the applicable condominium documents, substantially as such condominium is operated as of the Whole Loan origination date, (f) any action to make any material additions, alterations or improvements to the related condominium or the condominium common elements, including, without limitation, any act that may result in any special assessment or other unusual or extraordinary charge, cost, assessment or lien being levied against a condominium unit comprising any portion of the Mortgaged Property or (g) the financing, assignment (other than to the lender), pledge or encumbrance of the condominium common elements or any of the borrower’s rights under the related condominium documents.
●	With respect to the Sullivan Parke IV Mortgage Loan (0.6%) and the Sullivan Parke III Mortgage Loan (0.5%), each related Mortgaged Property is subject to a condominium declaration and the condominium is comprised of two units: (i) the Sullivan Parke III Mortgaged Property and (ii) the Sullivan Parke IV Mortgaged Property. The condominium association is controlled by an executive board comprised of 5 board members, of which 3 are appointed by the borrower for the Sullivan Parke IV Mortgage Loan and 2 are appointed by the borrower for the Sullivan Parke III Mortgage Loan. Decisions made on behalf of the condominium will be determined based on a majority vote by the members of the executive board. Each of the two condominium units is operated on a stand-alone basis, with the only common area shared by the two condominium units being the roadway situated between their respective parking areas.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)(3)	95	$859,466,875	94.0%
Leasehold	5	55,000,000	6.0
Total	100	$914,466,875	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	With respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the Mortgaged Property is included within the Tri Palm Estates and Country Club, an age-restricted (55+) manufactured housing community with 1,819 home sites and consists of fee and easement interests in a 27-hole golf course complex and a fee interest in various recreational facilities, including a clubhouse, restaurant and ancillary amenities. The easement portions of the golf course are included in tax parcels that include non-Mortgaged Property (typically, residential lots adjoining the golf course).

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Mortgaged Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Tunnel”) are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia, as sublandlord, which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. The sub-ground lease
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agreements extend to 2042 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan) for the Bridge and 2091 for the Tunnel.
●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), each of the BLE Portfolio Mortgaged Properties and the La Primavera Mortgaged Property is encumbered by a separate ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease, which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) a Tax Savings Payment (together with the Compliance Fee, the “PFC Payments”). The TEHPFC has entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio Whole Loan and La Primavera Whole Loan (collectively, the “BLE Portfolio and La Primavera Whole Loans”) and operating expenses due and owing. In addition, pursuant to a memorandum of understanding between the TEHPFC and each of the related borrowers, (i) upon a capital event with an unaffiliated third-party purchaser of a borrower’s interests in the related ground lease, the TEHPFC will be entitled to 15% of the net proceeds of the sale after the BLE Portfolio and La Primavera Whole Loans have been repaid and after an internal rate of return hurdle of 15% has been paid in the proceeds waterfall to investors of the borrower and (ii) upon any subsequent capital event with an unaffiliated third party purchaser of the then-existing borrower’s interest in the applicable ground lease, the TEHPFC will be entitled to 5% of the net proceeds after the BLE Portfolio and La Primavera Whole Loans have been repaid and after an internal rate of return hurdle of 15% has been paid in the proceeds waterfall to investors of the leasehold owner. If the tax exemption with respect to a Mortgaged Property is lost for any reason (i) during the first 20 years of such tax exemption, other than as a result of a default caused by the related borrower under the ground lease, then the borrower will have the right, subject to the lender’s consent, to terminate such ground lease and the related regulatory agreement and fee title to the Mortgaged Property will be transferred from the TEHPFC to the borrower under the ground lease for $1.00 and such borrower will not be obligated to pay the foregoing capital event fee to the TEHPFC in connection with such transfer or (ii) after the first 20 years of such tax exemption, other than as a result of a default caused by the TEHPFC, then in connection with any capital event with an unaffiliated third-party purchaser of the fee estate of the Mortgaged Property and termination of the related ground lease and regulatory agreement, the TEHPFC will be obligated to transfer to the third-party purchaser fee title to the Mortgaged Property for $1.00 on the condition that the borrower pays the capital event fee to the TEHPFC as described above. See “—Real Estate and Other Tax Considerations” below.
●	With respect to the Cross County Plaza Mortgage Loan (4.4%), the borrower currently ground leases a parcel to Chili’s, as ground tenant. There is no annual rent paid under the ground lease and the ground lease expires on May 28, 2090. The borrower reported that it intends to sell the ground-leased parcel. No value was attributed to the ground-leased parcel in the appraisal or in the lender’s underwriting of the Mortgage Loan.
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●	With respect to the Bangor Parkade Mortgage Loan (1.6%), the Mortgaged Property consists of a ground leasehold interest under a ground lease expiring January 1, 2105. Annual rent is currently $620,571, and increases by 7.50% every five years, with the next rent step in January 2026. The Mortgage Loan was underwritten based on the average ground rent over the next ten years.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 19 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties:

●	With respect to the Fashion Valley Mall Mortgage Loan (8.2%), the related ESA identified a REC at the Mortgaged Property in connection with the site of a building used for automotive repair located at 6977 Friars Road, which is a part of the release parcels, due to the existence of aboveground storage tanks (“ASTs” ), registration of the site as a hazardous waste generator in 2002, compliance inspections violations identified in 2016, 2018 and 2020, which have all been reportedly cured, previous ESAs showing several in-ground hydraulic lifts installed in 1969 which potentially consisted of polychlorinated biphenyls (“PCB”) containing oil, and presence of an oil/water and a gasoline underground storage tank (“UST”). The soil samples obtained within the vicinity of the former UST identified concentrations of volatile organic compounds (“VOCs”) and total recoverable petroleum hydrocarbon (“TRPH”) below regulatory standards. In lieu of a Phase II, the lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess the auto service center for potential impacts and to remediate.
●	With respect to the CX - 250 Water Street Mortgage Loan (6.7%), the ESA identified a CREC resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Testing performed in 2010 through 2022 confirmed the presence of polynuclear aromatic hydrocarbons, metals, polychlorinated biphenyls, volatile organic compounds, and petroleum hydrocarbons in urban fill soil. No groundwater impacts above applicable standards were identified. In March 2022, a Release Abatement Measure (“RAM”) Completion Report was filed with the
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Massachusetts Department of Environmental Protection for the area within the building footprint, which indicated that soils were excavated to approximately 35 to 40 feet below ground surface through the impacted fill material and into the underlying native soils. A total of 103,774 tons of material was excavated from the RAM area and transported for off-site disposal, re-use or recycling at appropriate facilities. No impacted soils remain under the building footprint and any residuals outside the building will be capped with landscape/hardscape and maintained with an activity and use limitation. These remedial actions are anticipated to be completed in connection with the completion of construction at the Mortgaged Property, and when completed, are expected to result in regulatory closure for the Mortgaged Property, according to the ESA. While not required by the Mortgage Loan documents, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property. The policy was issued by Great American E & S Insurance Company, has a $20,000,000 aggregate limit, a $20,000,000 per claim sublimit, a 10-year term ending in 2033, and a deductible up to $25,000 per claim.
●	With respect to the Cross County Plaza Mortgage Loan (4.4%), the related ESA identified a REC at the Mortgaged Property in connection with the historical operation of a dry cleaning facility on a parcel adjacent to the Mortgaged Property. A limited subsurface investigation conducted in 1997 at the adjacent parcel indicated contamination in groundwater and soil above cleanup target levels. A vapor intrusion investigation conducted in 2017 at the adjacent parcel identified some soil gas concentrations above the carcinogenic risk and target hazard quotients. The environmental consultant reported that the potential of volatile organic compound vapors from impacted groundwater and soil remained high. The environmental consultant advised that, pending the results of outstanding groundwater analysis, additional reporting and remediation may be required. The adjacent property is enrolled in the Florida Department of Environmental Protection’s Drycleaning Solvent Cleanup Program and is eligible for state-funded site rehabilitation under applicable state law.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the related ESA identified a controlled REC (“CREC”) at the Evergreen Marketplace Mortgaged Property (0.1%) related to prior environmental reports which identified a closed leaking underground storage tank (“LUST”) case and three environmentally impacted areas at the Mortgaged Property formerly occupied by tenant Evergreen Golf & Country Club, which was in occupancy until 2012. According to the ESA, remediation and excavation activities were conducted on the impacted soil and subsequent soil sampling confirmed that contaminants in the soil were at levels below the applicable regulatory limits. In 2004, the LUST case was issued a no further action recommendation with use restrictions, which requires that the related Mortgaged Property only be used for industrial or commercial purposes. Based on the reported remediation activities, locations of the affected areas relative to the Mortgaged Property, the soil sampling results and redevelopment of the Mortgaged Property, the historical uses at the Mortgaged Property are considered a CREC given that the industrial/commercial use restriction is still in effect. The ESA recommends no further action at this time.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the related ESA identified a REC at the Terrell Mill Village Mortgaged Property (0.1%) in connection with former and current dry cleaning operations that have been conducted since 1973 by tenant Kim’s Care Kleeners. A 2022 subsurface investigation detected
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tetrachloroethylene (“TCE”) and perchloroethylene (“PCE”) in soil gas samples at concentrations above the applicable regulatory standards. According to the ESA, the lateral and vertical extent of such impacts has not been determined and a vapor intrusion pathway to indoor air has not been determined. Accordingly, the concentration of TCE and PCE in the soil represents a REC and the ESA recommends a subsurface investigation to determine the extent of such impacts. At origination, the related borrower reserved $977,500 to complete a subsurface investigation. If the subsurface investigation confirms that there is a vapor intrusion condition, the borrower will be required to use commercially reasonable efforts to (i) undertake further sampling and (ii) install a passive or active vapor intrusion mitigation system. Upon the installation of the vapor intrusion mitigation, the borrower will be required to obtain a Phase I environmental assessment to confirm that the vapor intrusion condition is considered a CREC and that no further investigation or remediation of the vapor mitigation condition is warranted.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the related ESA identified a CREC and a business environmental risk (“BER”) at the Sherwood Mortgaged Property (0.6%) in connection with historic and current gas station operations. Subsurface investigations performed in 2007 and 2011 as part of environmental due diligence detected concentrations of benzene in the groundwater above regulatory screening levels, however, the Oregon Department of Environmental Quality concluded that the low levels of contamination do not pose a significant risk to human health or the environment, and issued a no further action letter on October 30, 2012. According to the ESA, because the contamination has been deemed localized and not indicative of a significant contamination plume, no further action is required and such contamination is considered a CREC. Moreover, the ESA noted that the one on-site gas station utilizes three USTs which were installed in 1995. Given the age of the USTs and lack of subsurface investigation data since 2011, the onsite USTs represent a BER and the ESA recommends the continued implementation of yearly monitoring to prevent subsurface contamination. In addition, the ESA identified a CREC in connection with dry cleaning operations by current tenant Peacock Cleaners. A subsurface investigation conducted in 2015 detected PCE in the soil at concentrations below regulatory screening levels for urban and occupational settings, but which exceeded levels for residential settings. According to the ESA, although the former investigation detected PCE above residential clean-up levels, the Mortgaged Property is currently used for commercial purposes, and therefore the PCE represents a CREC.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the related ESA identified a REC at the Silverdale Village Mortgaged Property (0.3%) in connection with former dry cleaning operations that led to contamination in the soil and groundwater at the related Mortgaged Property at concentrations above regulatory screening levels. According to the ESA, Mentor Company, the prior owner of the related Mortgaged Property who is identified as the responsible party, has taken remedial measures by enrolling in a voluntary clean-up program with the Washington State Department of Ecology and engaging an outside environmental consultant to prepare a remediation work plan. Thus, while the impacts to the soil and groundwater are considered a REC, according to the ESA, given that a responsible party has been identified and remediation work is being conducted, no further investigation is warranted at this time. According to the outside environmental consultant hired by Mentor Company, as of July 7, 2023, there is approximately $86,000 of work remaining prior to obtaining regulatory closure and
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$118,116 remains in the escrow account established by Mentor Company to cover such costs.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the related ESA identified a CREC at the Port Orchard Mortgaged Property (0.2%) in connection with former dry cleaning operations that led to PCE contamination in the soil at the related Mortgaged Property at concentrations above regulatory screening levels, according to a Phase II Subsurface Soil Investigation conducted in 2007. Subsequent investigations were conducted in 2019 and 2020, which concluded that PCE was present in the soil at levels below applicable regulatory screening levels, and as such, the ESA concluded that the presence of such impacted soil is considered a CREC and no further assessments are warranted. At origination, the related borrower obtained an environmental insurance policy covering the Port Orchard Mortgaged Property.
●	With respect to the Lucas Industrial Portfolio Mortgage Loan (1.6%), the related Phase I ESAs obtained in connection with loan origination identified certain RECs, as follows: (i) With respect to the Stanford Industrial Park Mortgaged Property (0.5%), historic uses have included automotive and equipment repair operations. Specific concerns include a 4,000-gallon UST that was reportedly removed and related reports of contamination, without documentation of the tank closure or confirmatory sampling; an in-ground hydraulic lift potentially containing PCB oil; and several floor drains/sand traps and an oil-water separator. (ii) With respect to the Union Business Park Mortgaged Property (0.6%), historic uses have included automotive and equipment repair operations. Specific concerns include a former on-site septic system with a reported oil discharge in the leach field without remedial or closure information; several floor drains and a closed pit collecting wastewater; and the long-term use of the site for light industrial uses, with the documented use of chlorinated solvents. (iii) With respect to the Auto Works Industrial Park Mortgaged Property (0.5%), historic uses have included various light industrial operations, including automotive repair operations. Specific concerns include numerous floor drains connected to grit traps/separators that provide a subsurface conduit and risk of contamination from hazardous materials, petroleum products and waste generation. For each of the three Mortgaged Properties, The Phase I ESA consultant recommended a Phase II ESA that included soil and groundwater testing. For the three Mortgaged Properties in the aggregate, the Phase I ESA consultant provided a remedial cost estimate with a 90% confidence interval that the total cost for potential remediation had an upper-end limit of $3,881,352. In lieu of obtaining a Phase II ESA, lender required a $15,000,000 premises environmental liability-commercial lender-type environmental insurance policy with a $15,000,000 sublimit per claim from Great American E & S Insurance Company, with a 13-year policy term (3 years past the loan term) and having a $100,000 deductible per claim. Great American E & S Insurance Company has an S & P “A+” rating.
●	With respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the Phase I ESA obtained in connection with loan origination with respect to the subject property identified RECs associated with (i) an on-site, out-of-use 1,000 gallon gasoline underground storage tank that was installed in 1990, for which there is no closure documentation; and (ii) based on a 2006 Phase I ESA, past, observed releases of lawn chemicals from containers in the golf course maintenance yard. The Phase I environmental consultant recommended a limited Phase II site investigation and geophysical survey, along with preparation of a soil management
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plan. The Phase I ESA consultant provided an opinion of probable cost with a 90% statistical confidence interval that the total cost for potential remediation had an upper-end limit of $165,000. In lieu of obtaining a Phase II ESA, lender obtained a $1,000,000 pollution legal liability-type environmental insurance policy with $1,000,000 sublimit per claim from Sirius Specialty Insurance Corporation with a 13-year term (three years past the loan term) and having a $25,000 deductible per claim. Sirius Specialty Insurance Corporation has an S & P rating of “A-”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans or where the value of the related PIP is equal to or exceeds 10% of the balance of the related Mortgage Loan:

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee

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interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 19 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates.

●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, previously owned an entity named Pleasanton Fitness, LLC, which operated a chain of fitness centers and filed for Chapter 11 bankruptcy in 2019. Following a conversion of the proceeding to Chapter 7 bankruptcy in 2021, Mr. Chopra, his wife and certain other entities owned by Mr. Chopra were named as defendants in an action brought by the related bankruptcy trustee alleging, among other things, fraud and the misapplication and misappropriation of corporate funds. Pursuant to a settlement agreement approved by the related bankruptcy court in 2022, all outstanding claims were settled for an amount equal to $675,000. The Mortgage Loan documents require the borrower and guarantor to comply with the terms and conditions of the settlement agreement. In addition, a judgment in the amount of $602,515.86 was issued against the guarantor on January 24, 2023 (the “Judgment”) in connection with a determination by a court that the above-referenced fitness business owed unpaid workers compensation insurance premiums. The Mortgage Loan documents (i) require the borrower and guarantor to comply with the terms and conditions of the Judgment, including, without limitation, the making of any payments on or prior to the date such payments are due pursuant to the terms of the Judgment and (ii) provide recourse to the borrower and guarantor for any losses that the lender may incur arising out of the Judgment. In addition, two wholly owned affiliates of Mr. Chopra are defendants to an action filed on March 9, 2023 by WinCo Goods, LLC, a tenant operating a grocery store at an unrelated property, alleging, among other things, that the defendants violated the terms of the related lease, made negligent misrepresentations and committed fraud by not disclosing the existence of certain hydraulic lifts and environmental contamination from the former operation of a Sears Auto Center at the related leased premises, which allegedly caused delays in construction and Winco Goods, LLC opening for business. WinCo Goods, LLC is seeking $3.24 million, plus applicable attorney and other fees, from the defendants.
●	With respect to the Gwinnett Marketfair Mortgage Loan (2.8%), an altercation led to the 2022 shooting and death of one person outside the Sports Time Bar & Grill at the Mortgaged Property. The shooter was arrested and is facing criminal charges. The victim’s mother has filed a civil suit alleging negligence against Sports Time Bar & Grill, the borrower, and various “John Doe” entities. With regards to the
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borrower, its insurance provider has been notified of the claim, and has accepted defense.
●	With respect to the Dixon Street Mortgage Loan (0.8%), the borrower sponsor and non-recourse carveout guarantor, Kenneth Levy, was a defendant in certain shareholder derivative suits filed in state and federal courts between 2006 and 2009, each of which was related to an investigation by the SEC and other federal agencies of alleged illegal backdated stock option grants and materially misleading financial reporting by KLA Tencor and other companies between approximately 1997 and 2005. Mr. Levy served as chief executive officer of KLA Tencor and was chairman of the board of directors, a compensation committee member and company director until October 2006 when Mr. Levy left his role at KLA Tencor and became chairman emeritus of the company. Each of the shareholder derivative suits has been settled or dismissed.
●	With respect to the Metroplex Mortgage Loan (0.5%), the borrower sponsor and guarantor was the subject of alleged violations of Regulation O of the Code of Federal Regulations by the FDIC that alleged that he, as a member of the board of directors of Premier Business Bank, indirectly benefitted from a $2.1 million real estate loan secured by a medical office building made by the bank to an entity controlled by his mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including the borrower sponsor’s wife). Prior to the issuance of the loan, the borrower sponsor disclosed to the bank board that his wife had an interest in the property and entity as her separate property and the proceeds of the loan were to be used as intended. The alleged violation occurred when certain loan proceeds distributed to the borrower sponsor’s wife were deposited into a joint account belonging to the borrower sponsor and his wife, rather than an account held separately by his wife only. The FDIC prohibited the borrower sponsor from further participation in the banking industry and issued a civil money penalty in the amount of $75,000. Rather than contest the administrative process, the borrower sponsor paid the fine in 2011 and stepped down while never admitting any fault.
●	With respect to the Graves & Dalworth Business Park Mortgage Loan (0.4%), the guarantors (Lawrence Kaplan and George Thacker) are defendants in certain pending litigation or arbitration, as follows: (i) A civil action was filed in New York state court (Meshechok v. Kaplan et al, filed December 19, 2018 in New York County, NY) naming the guarantors as defendants. The lawsuit was initiated by a former partner and co-owner of Kaplan’s, alleging that the plaintiff was unjustly terminated by the defendants, and that the defendants abused their control position, misused trade secrets and misappropriated assets. The plaintiff seeks damages in an amount not less than $10 million. After court orders dismissing various parties and counts, defendant Kaplan is currently defending two claims of breach of fiduciary duty. A Court-ordered mediation is ongoing. (ii) A civil action was filed in New York state court (O’Brien v. Kaplan et al, filed January 31, 2021 in New York County, NY) naming Mr. Kaplan and affiliated entities as defendants. The plaintiff is a former sales representative of an affiliated entity of Mr. Kaplan, CSG RE Partners II, LLC, who left to begin a competing business. The lawsuit alleges claims for breach of fiduciary duty, breach of contract, fraud and unjust enrichment. The claims asserted are putatively for more than $1 million in damages. Mr. Kaplan has filed an answer and counterclaims against the plaintiff and another entity affiliated with the plaintiff, Blue Hippo ESOP Advisors, Inc., alleging misconduct by the plaintiff that resulted in damages exceeding $1
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million. Motions to dismiss by all parties are pending. (iii) A civil action has been submitted to AAA arbitration (Ian Behar et al v. CSG BSH Partners III and Lawrence Kaplan) alleging that the defendants failed to disclose their financial interest in entities associated with a contract for an IRC 1042 rollover program and that CSG BSH Partners III acted unlawfully as a registered securities broker, and seeking termination of the related contract. All amounts in dispute are held in escrow (approximately $1.3 million). The plaintiff is seeking to terminate its contract and avoid paying fees to the defendants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	33 of the Mortgage Loans (80.4%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	10 of the Mortgage Loans (14.3%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	3 of the Mortgage Loans (5.3%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Arundel Mills and Marketplace, Fashion Valley Mall, Philadelphia Marriott Downtown, BLE Portfolio, La Primavera, Cross County Plaza, Rhino Retail Portfolio 2, Gwinnett Marketfair, Tri Palms Estates & Country Club, Baytowne Shoppes and Square, McDonough Marketplace, Triangle Center, Nogales Plaza, Sullivan Parke IV, Metroplex, 3800 Horizon Boulevard and Sullivan Parke III Mortgage Loans (collectively, 47.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate
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related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, we note the following:

●	With respect to each of the Arundel Mills and Marketplace Mortgage Loan (9.8%) and the Fashion Valley Mall Mortgage Loan (8.2%), Simon Property Group, L.P., the related borrower sponsor and a guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), a borrower sponsor affiliate (Kline Hotel Holdings, LLC) was involved as a 10% minority partner in mortgage delinquencies related to Houston, Texas and New Orleans, Louisiana hotels. The properties were the subject of foreclosures in 2021 and 2023, respectively.
●	With respect to the BLE Portfolio Mortgage Loan (3.0%), the lender reported that the Barcelona and The Establishment Mortgaged Properties secured loans that matured in March 2023 and April 2023, respectively, and were the subject of forbearance agreements to permit the applicable related borrowers additional time to complete the then-pending sale of each Mortgaged Property. Although neither of the anticipated sales occurred, in October 2023, each of the prior loans was refinanced and paid off in full.
●	With respect to the Cross County Plaza Mortgage Loan (4.4%), the Mortgaged Property previously secured a mortgage loan which was securitized in 2014. The prior loan was the subject of a foreclosure proceeding after the expiration of a forbearance period, but the foreclosure proceeding was terminated in August 2022 and the prior loan was subsequently returned to performing status. In addition, the related borrower sponsor and non-recourse carveout guarantor has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, special servicing transfers, foreclosure proceedings and bankruptcy proceedings.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, and his wife filed for Chapter 11 bankruptcy in 2011 after a loan secured by a commercial property owned by Mr. Chopra and his wife went into maturity default and was the subject of a foreclosure proceeding. The related bankruptcy plan was confirmed in 2014 and Mr. Chopra and his wife exited bankruptcy in 2015.
●	With respect to the Gwinnett Marketfair Mortgage Loan (2.8%), an affiliate of the guarantors (Jonathan Gaines and Stanley Werb), owned a Greenville, South
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Carolina retail center that was the subject of a mortgage default in June 2014 and eventual deed-in-lieu of foreclosure with the noteholder in March 2015.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	6 Mortgaged Properties (10.2%) are each leased entirely (or substantially in its entirety) to a single tenant.
●	15 Mortgaged Properties (2.4%) are leased to multiple tenants; however, one such tenant occupies 50% or more of the commercial NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan

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because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each office, retail and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties, certain of such tenants have unilateral termination options with respect to all or a portion of their space as set forth below:

●	With respect to Arundel Mills and Marketplace Mortgage Loan (9.8%), the largest tenant, Live Casino Hotel Maryland, has option to terminate its lease effective June 6, 2027 (15 years from rent commencement date) and on each successive 10-year anniversary thereafter.
●	With respect to the CX – 250 Water Street Mortgage Loan (6.7%), the sole tenant, Squibb, has the option to terminate the lease with respect to its ninth floor space (approximately 11.8% of the related NRA) effective June 30, 2032, upon between 18 and 30 months’ notice and payment of a termination fee currently estimated at $8.3 million.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), (i) Harbor Freight Tools, the fourth largest tenant at the Carlisle Crossing Mortgaged Property, which represents approximately 9.6% of the net rentable square footage at such Mortgaged Property, has a one-time right to terminate its lease any time prior to March 1, 2028 effective as of August 31, 2028; provided that the tenant (a) gives written notice of its intent to terminate the lease and (b) pays a termination fee and (ii) Edward D. Jones & Co., the fifth largest tenant at the Tellico Village Mortgaged Property, which represents approximately 2.9% of the net rentable square footage at such Mortgaged Property, may terminate its lease at any time; provided that the tenant (a) gives the applicable borrower 60 days written notice and (b) pays a termination fee.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), (i) Boot Barn Western and Work Wear, the fifth largest tenant at The Centrum Mortgaged Property, which represents approximately 4.4% of the net rentable area at such Mortgaged Property, will have the option to terminate its lease if its gross sales in 2027 (the “Boots Measuring Period”) are not at least $2,000,000; provided that,
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(a) the applicable borrower receives the tenant’s written termination notice within 90 days of the Boots Measuring Period and (b) the tenant pays a termination fee in connection with its exercise of the termination option, (ii) Old Navy, the fourth largest tenant at the Lawton Marketplace Lawton Mortgaged Property, which represents approximately 7.6% of the net rentable area at such Mortgaged Property, will have the option to terminate its lease at any time during the first three months after the period between December 1, 2027 and November 30, 2028 (the “Old Navy Measuring Period”), if its gross sales do not equal or exceed $3,500,000 during such Old Navy Measuring Period; provided that the tenant (a) gives the applicable borrower no less than one month’s prior written notice and (b) pays a termination fee and (iii) Popshelf, the third largest tenant at the Crossroads Annex - Lafayette Mortgaged Property, which represents approximately 24.8% of the net rentable area at the related Mortgaged Property, will have the option to terminate its lease if its gross sales in its lease year ending during 2030 (the “Popshelf Measuring Period”) are not at least $1,300,000; provided that, (a) the borrower receives the tenant’s written termination notice within no less than 30 days but no more than 180 days after the Popshelf Measuring Period and (b) the tenant pays a termination fee in connection with its exercise of the termination option.

●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), with respect to the (i) Sherwood Mortgaged Property (0.6%), the third largest tenant, O’Reillys, has the one-time right to terminate its lease on or prior to January 31, 2031 with no termination fee; (ii) Grafton Mortgaged Property (0.1%), the second largest tenant, Harbor Freight Tools, has the one-time right to terminate its lease on November 30, 2029 by providing the landlord (i.e., the applicable borrower) written notice prior to December 1, 2028; and (iii) Grafton Mortgaged Property (0.1%), the fourth largest tenant, Eupraxia Fitness, has the one-time right to terminate its lease on June 30, 2026 by providing the landlord (i.e., the applicable borrower) written notice prior to January 1, 2026.
●	With respect to the Centre Pointe Portfolio Mortgage Loan (3.3%), the third largest tenant, Pilot Chemical Company of Ohio, has the one-time right to terminate its lease after May 19, 2026, provided that the tenant provides written notice to the related borrower on or prior to September 30, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331, plus the unamortized portion of the tenant improvement allowance, leasing commissions and abated rent, assuming an 8% annual rate of amortization.
●	With respect to the 419 West River Road Mortgage Loan (1.3%), the sole tenant, Novozymes North America, has the right to terminate its lease after January 31, 2026 by providing written notice to the landlord (i.e., the related borrower) indicating the date the tenant has elected to terminate its lease, provided that such date must be the last day of any lease year. The written notice must be provided at least 9 months from the intended termination date and no additional payments are required from the tenant to terminate its lease. At origination, the lender established a rollover reserve into which the borrower is required to deposit a monthly amount, as calculated under the Mortgage Loan documents, and any payments, related amounts or letters of credit made in connection with the termination of a lease at the Mortgaged Property. In addition, during a lease sweep period, provided no cash management period is then continuing (unless such cash management period is triggered by the lease sweep period), the lender will deposit any remaining rent amounts after certain payments are made, along with any
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payments made in connection with a lease termination, into a special rollover reserve.
●	With respect to the Walgreens - Rosedale Mortgage Loan (0.2%), the sole tenant, Walgreens, has the right to terminate its lease beginning June 30, 2038 and recurring every 5 years thereafter during lease term.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options see the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the CX - 250 Water Street Mortgage Loan (6.7%), Squibb (approximately 98.7% of the related NRA) has subleased a portion of its ninth floor space (45,500 square feet out of the total 56,680 square feet on such floor) to Eterna Therapeutics Inc. through October 31, 2032, which would coincide with the effective date of Squibb’s termination option with respect to the ninth floor, should Squibb elect to exercise such option.
●	With respect to the CX - 250 Water Street Mortgage Loan (6.7%), the underwritten rent includes $5,689,409 of straight-lined rent for Squibb, whose parent company and lease guarantor is investment grade rated (approximately 98.7% of the related NRA).
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the largest tenant at the Ventura Place Mortgaged Property, VCA Animal Hospitals, Inc. (approximately 42.0% of the NRA at the Mortgaged Property) is currently building out its space and is expected to take occupancy in December 2023; however, the tenant is paying rent.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), CenterWell, the fourth largest tenant at the Waterford Park South Mortgaged Property, representing approximately 5.9% of net rentable square footage at such Mortgaged Property, subleases its entire space to Primary Care Cohort 4 OpCo, LLC.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), with respect to the (i) Sherwood Mortgaged Property (0.6%), the third largest tenant, O’Reillys (approximately 6.4% of the NRA at the Mortgaged Property), is expected to take
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occupancy in February 2024; (ii) Madera Marketplace Mortgaged Property (0.5%), (x) the largest tenant, Smart & Final (approximately 22.4% of the NRA at the Mortgaged Property), is expected to take occupancy in December 2023 and (y) the second largest tenant, Ross Dress For Less (approximately 21.0% of the NRA at the Mortgaged Property), is expected to take occupancy in December 2023; (iii) Silverdale Village Mortgaged Property (0.3%), the largest tenant, Planet Fitness (approximately 27.0% of the NRA at the Mortgaged Property), is expected to take occupancy in June 2024; (iv) Port Orchard Mortgaged Property (0.2%), the second largest tenant, Dollar Tree (approximately 15.4% of the NRA at the Mortgaged Property), is expected to take occupancy in February 2024; and (v) Grafton Mortgaged Property (0.1%), the largest tenant, Big Lots (approximately 47.4% of the NRA at the Mortgaged Property), is expected to take occupancy in December 2023.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the BLE Portfolio – Lakeside Forest, BLE Portfolio – The Establishment, BLE Portfolio – Barcelona, La Primavera, RTL Retail Portfolio – Southway Shopping Center, RTL Retail Portfolio – Walmart Neighborhood Market, 1777 Vine Street, Residence Inn Charleston Summerville, Courtyard Charleston Summerville, and Walgreens - Rosedale Mortgaged Properties (collectively, 8.1%), each such Mortgaged Property is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), under each of the applicable ground leases, in the event that the related borrower proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-
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party acceptable to the borrower (“Third-Party Offer”). To exercise such right, the TEHPFC must deliver written notice to the applicable borrower, within five business days following the date the borrower notifies the TEHPFC of the acceptable Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the borrower for the purchase price equal to the amount of the Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to each Mortgaged Property are subject to the lien of the related Whole Loan and (ii) upon the occurrence of an event of default under the applicable Whole Loan, the lender may elect to foreclose the TEHPFC’s fee interest and the related borrower’s leasehold interest in the applicable Mortgaged Property; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the lender’s remedies. See “—Real Estate and Other Tax Considerations” below.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), (i) Wal-Mart has a ROFR to purchase the Walmart Neighborhood Market Mortgaged Property and (ii) McDonalds has a ROFR to purchase the portion of the Southway Shopping Center Mortgaged Property occupied by such tenant, in each case in the event of a proposed transfer. Pursuant to the Wal-Mart lease, the ROFR does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, however, such right applies to any subsequent transfer. Wal-Mart has 30 days from receipt of a proposed purchase agreement to exercise its ROFR. Pursuant to the McDonalds lease, the ROFR only applies if the premises leased to McDonalds is the only portion of the related Mortgaged Property being transferred.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 7 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the CX - 250 Water Street Mortgage Loan (6.7%), the related Mortgaged Property is part of the borrower sponsor’s master-planned 43-acre development known as Cambridge Crossing, which is located in East Cambridge adjacent to downtown Boston, Massachusetts. Cambridge Crossing (Phase 1) was
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recently completed and features 4.5 million square feet of mixed-use space. The borrower sponsors are the owners of all but four parcels of the Cambridge Crossing development, including competing properties that are completed, under construction and in the planning process.

●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), affiliates of the borrower sponsor own multiple competing multifamily properties in the same metropolitan area as each of the Mortgaged Properties.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the related borrower sponsor has an ownership interest in 11 other retail properties, which may be competitive with certain of the seven Mortgaged Properties securing the related Mortgage Loan.
●	With respect to The West Wing Mortgage Loan (1.1%), the related borrower sponsor has an ownership interest in a 176-unit short-term rental property, which may be competitive with the Mortgaged Property.
●	With respect to the Residence Inn Charleston Summerville Mortgage Loan and the Courtyard Charleston Summerville, collectively (2.0%), the two select service and extended stay hotels, which are related party loans, are adjacent to one another in the same sub-market.
●	With respect to the Metroplex Mortgage Loan (0.5%), covenants were added to the Whole Loan documents to prevent the borrower and its affiliates that have real property interests within a three mile radius of the Mortgaged Property from poaching the largest tenant at the Mortgaged Property, the County of Los Angeles.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Illinois, Arizona and Oregon) do

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not require earthquake insurance. 13 of the Mortgaged Properties (17.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a probable maximum loss greater than 19%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the Shoppes at Waterford Mortgage Loan (1.4%), the borrower’s obligation to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance with respect to the parcel leased to CVS may be suspended if, among other things, CVS provides third party insurance or elects to self-insure and satisfies related conditions, including (i) the lease with CVS is in full force and effect, (ii) CVS is not in default under its lease, (iii) CVS is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours and (iv) CVS has satisfied all insurance requirements under its lease. If CVS elects to no longer self-insure with respect to terrorism coverage, the borrower is thereafter required to maintain terrorism insurance as required by the Mortgage Loan documents.
●	With respect to the Natchez Promenade Mortgage Loan (0.6%), the borrower’s insurance policy provides the property coverage for the Mortgaged Property, except with respect to the largest tenant at the Mortgaged Property, Belk. Belk’s insurance policy provides property coverage for its space in the amount of $150,000,000, subject to (i) a $250,000 deductible or (ii) with respect to water damage coverage, a $1,000,000 deductible. The Mortgage Loan documents provide for recourse against the borrower and guarantor to the extent of any losses to the lender arising out of any failure by the borrower or any tenant, as applicable, to pay any deductible in connection with the insurance required under the Mortgage Loan documents.
●	With respect to the Walgreens - Rosedale Mortgage Loan (0.2%), the borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, the sole tenant (Walgreens) either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related conditions, including (i) tenant’s maintaining an investment grade credit rating; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Tenant-provided third-party property insurance is subject to a $100,000 deductible. Further, subject to tenant’s non-
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restoration election in the event of a casualty after December 31, 2031, the tenant controls the disbursement of available insurance proceeds.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the Wallace Commons I Mortgaged Property (0.1%) is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the Grafton Mortgaged Property (0.1%) is legal non-conforming as to use as indoor sales and service uses (like retail stores) are no longer permitted under the current zoning code without a conditional use permit, which has not been obtained for tenant Dollar Tree, which opened for business prior to such requirement. If a structure containing a legal non-conforming use is damaged, destroyed or removed, it may be restored to the size, location, design and use that it had immediately prior to such damage, destruction or removal without any limits on the costs of repair, reconstruction or improvement.
●	With respect to the 1777 Vine Street Mortgage Loan (1.3%), the Mortgaged Property is subject to the City of Los Angeles seismic ordinance, which requires that pre-1977, non-ductile concrete buildings submit plans for and ultimately complete appropriate seismic retrofit measures. The Mortgaged Property received a
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compliance notice on December 11, 2017, and a Certificate of Sub-Standard Property was recorded on October 28, 2022. The seismic retrofit is required to be completed by December 11, 2042. The seismic report required in connection with loan origination indicates that, in addition to additional testing and evaluation, compliance is expected to include new concrete shear walls and fiber-reinforced wrapping. The seismic consultant estimated the cost at $5.9 million ($150/sf). The Mortgage Loan documents require that evidence of ordinance compliance be provided with annual financial reporting. The Mortgaged Property is located within Seismic Zone 4, and the seismic report indicated a probable maximum loss (“PML”) of 19%. The Mortgage Loan documents require earthquake insurance if the PML is equal or greater to 20%. Although not currently required to be maintained, the in-place insurance includes a $15 million stand-alone earthquake insurance program with a $50,000 deductible.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 60 Hudson Mortgage Loan (9.8%), the Mortgaged Property has been designated as a landmark by the New York City Landmarks Preservation Commission (the “NYLPC”), and such designation requires additional approvals from the NYLPC in advance for any alteration, reconstruction or demolition affecting the Mortgaged Property. In addition, the Mortgage Loan documents permit the borrower to subject the Mortgaged Property to a historic preservation easement in form and substance reasonably satisfactory to the lender in connection with a potential tax deduction to the borrower, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), one of the two buildings comprising the related Mortgaged Property (representing approximately 210 out of 1,408 rooms) has been designated a historic building by the Philadelphia Historical Commission. Any alterations to such structure may require the approval of the Philadelphia Historical Commission.
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●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the PetSmart & Old Navy Mortgaged Property (0.0%) is subject to a Deed of Conservation Easement and a Declaration of Preservation Zone that require the related borrower to keep an undeveloped portion of the related Mortgaged Property (approximately 43,560 square feet) in its natural state with no improvements to such area. In addition, the Northwoods Marketplace Mortgaged Property (0.3%) is subject to a Declaration of Restrictive Covenants for Wetlands Preservation (the “Wetlands Restrictive Covenant”) that requires the borrower to maintain a wetlands buffer on an approximately 87,120 square foot undeveloped portion of the related Mortgaged Property. The Wetlands Restrictive Covenant requires the related borrower to keep the wetlands buffer area in its natural state and restricts such area from being altered or improved. Neither of the aforementioned restrictions would interfere with the related borrower’s ability to rebuild after a casualty.
●	With respect to the Mountain Lakes Estates Mortgage Loan (2.4%), the Mortgaged Property is subject to a homeowner’s association (the “HOA”) and covenants, conditions and restrictions (the “HOA Declaration”). These restrict the Mortgaged Property from being operated as an agency to provide nursing in the home; a facility for intermediate care; a facility for skilled nursing; a hospital; and an urgent care facility. They also provide for an easement and design guidelines. Amounts owed under the HOA Declaration for unpaid assessments are prior to the mortgage lien, and, if the issuing entity files for foreclosure, and the HOA provides the issuing entity notice and a hearing to cure any default, and the issuing entity fails to cure, any costs to cure spent by the HOA are senior to the mortgage lien. At origination the lender received an estoppel from the HOA stating that no amounts are outstanding and requiring notice to the lender and an opportunity to cure any non-payment by the borrower.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or

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other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 60 Hudson Mortgage Loan (9.8%), the Mortgage Loan documents do not provide for a non-recourse carveout guarantor or environmental indemnitor.
●	With respect to the Arundel Mills and Marketplace Mortgage Loan (9.8%), the Mortgage Loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants; however, for so long as Simon Property Group, L.P. (“SPG LP”) is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.
●	With respect to the Fashion Valley Mall Mortgage Loan (8.2%), for so long as any of Simon Property Group, Inc., SPG LP (or an affiliate of the foregoing) or PPF Retail, LLC is a guarantor under the non-recourse carveout guaranty, the liability of the non-recourse carveout guarantors is capped at an amount equal to 20% of the original principal amount of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of such guaranty or the preservation of the lender’s rights thereunder. In addition, there is no separate environmental indemnity with respect to such Mortgage Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the Mortgage Loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
●	With respect to the CX - 250 Water Street Mortgage Loan (6.7%), there is no separate nonrecourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. While the related Mortgage Loan documents do not require environmental insurance, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property which policy was issued by Great American E & S Insurance Company, has a $20,000,000 aggregate limit, a $20,000,000 per claim sublimit, a 10-year term ending in 2033, and a deductible up to $25,000 per claim.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related

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Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the related environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Real Estate and Other Tax Considerations

With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), as a condition to the entry of the related Mortgaged Properties into the PFC Program, pursuant to which, in the State of Texas, a property will be exempt from all property taxes (“Tax Exemption”), (i) each borrower transferred the fee interest in the applicable Mortgaged Property to the TEHPFC, (ii) the TEHPFC ground leased each of the Mortgaged Properties back to the applicable borrower and (iii) each borrower entered into a regulatory agreement with the TEHPFC, pursuant to which the Mortgaged Property is required to satisfy the PFC Program Affordable Components.

Although the borrower sponsor has represented that all necessary documentation for admission into the PFC Program has been effectuated, the Tax Exemption has not yet been granted by the applicable central appraisal districts for the Lakeside Forest Mortgaged Property and the La Primavera Mortgaged Property. The BLE Portfolio and La Primavera Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until such time as the Tax Exemption is approved for each Mortgaged Property and made effective with the applicable central appraisal districts for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Mortgaged Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Mortgaged Property. The Tax Exemption for each of the Barcelona Mortgaged Property and The Establishment Mortgaged Property is retroactive to, and the Tax Exemption once issued for each of the Lakeside Forest Mortgaged Property and the La Primavera Mortgaged Property is expected to be retroactive to, the date fee ownership in the applicable Mortgaged Property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for The Establishment Mortgaged Property and the Barcelona Mortgaged Property, October 5, 2023 for the Lakeside Forest Mortgaged Property, and October 23, 2023 for the La Primavera Mortgaged Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program. We cannot assure you that the Tax Exemption will be obtained for the Lakeside Forest Mortgaged Property and La Primavera Mortgaged Property as expected or at all. At origination of the related Whole Loan, 10 months of unabated real estate taxes for the La Primavera Mortgaged Property, 9.5 months of unabated real estate taxes for the Lakeside Forest Mortgaged Property and five months of unabated real estate taxes for each of the Barcelona Mortgaged Property and The Establishment Mortgaged Property were deposited into the applicable real estate tax reserve.

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In addition, the BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of the yield maintenance premium) the applicable Whole Loan within 30 days in the amount necessary for the applicable Mortgaged Properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio Mortgaged Properties and 1.24x with respect to the La Primavera Mortgaged Property and a debt yield of 8.93% with respect to the BLE Portfolio Mortgaged Properties and 9.43% with respect to the La Primavera Mortgaged Property (“PFC Termination Prepayment”), if in relation to any of the BLE Portfolio Mortgaged Properties and the La Primavera Mortgaged Property, either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Mortgaged Properties and (y) October 23, 2024 with respect to the La Primavera Mortgaged Property or (ii) the PFC Program documents applicable to the applicable Mortgaged Property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable Mortgaged Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

In addition, the PFC Program documents provide that the TEHPFC or its affiliate will serve as general contractor (and will enter into a master subcontract with a construction contractor selected by the applicable borrower(s)) in connection with any rehabilitation of the Mortgaged Properties and will receive an amount equal to 25% of any sales tax savings during any such rehabilitation, to be paid only after debt service on the BLE Portfolio Whole Loan or the La Primavera Whole Loan, as applicable, payment of normal operations at the related Mortgaged Properties and payment of any indebtedness by the applicable borrower(s) and/or any indebtedness of the equityholders of the related borrower(s) secured by ownership interests in such borrower(s). See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties” and “—Mortgage Pool Characteristics—Fee and Leasehold Estates; Ground Leases” above.

With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the Parkway Centre South Shopping Mortgaged Property (0.2%) is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related Mortgaged Property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and such TIF financing expires after 2031. Under the related Mortgage Loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the PILOT amount, which does not vary over the term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

33 Mortgage Loans (83.6%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

5 Mortgage Loans (9.3%) provide for an initial interest-only period that expires between 24 and 90 months following the related origination date (or provide for multiple such interest-only periods) and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

8 Mortgage Loans (7.0%) require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	32	$703,650,666	76.9%
Interest Only, Amortizing Balloon	5	85,477,500	9.3
Amortizing Balloon	8	64,088,709	7.0
Interest Only – ARD	1	61,250,000	6.7
Total:	46	$914,466,875	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	11	$331,184,000	36.2%
Sixth	20	387,515,250	42.4
Tenth	1	61,250,000	6.7
Eleventh	14	134,517,625	14.7
Total:	46	$914,466,875	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)		Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	(1)(2)	37	$748,282,875	81.8%
5		9	166,184,000	18.2
Total:		46	$914,466,875	100.0%

(1)	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), the related monthly debt service payments are due on the sixth of each month with no grace period, provided however, that no more than once per calendar year, the related borrower may deliver such payment within the five days that follow such payment due date.
(2)	With respect to the Centre Pointe Mortgage Loan (3.3%), the related monthly debt service payments are due on the sixth of each month with no grace period, provided however, that no more than once per calendar year, the related borrower may deliver such payment within the two days that follow such payment due date.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The CX - 250 Water Street Mortgage Loan (6.7%) is an ARD Loan. An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

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With respect to the CX - 250 Water Street Mortgage Loan (6.7%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

With respect to the CX - 250 Water Street Mortgage Loan (6.7%), the related Revised Rate is the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the Anticipated Repayment Date plus 4.2800%.

The CX - 250 Water Street Mortgage Loan (6.7%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

Single-Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain Mortgage Loans, the borrower sponsor provided a full or partial payment guaranty with respect to the Mortgage Loan or with respect to an affiliated lease. Such a payment guaranty may increase the risk of consolidation of the related borrower with the borrower sponsor. For example:

●	With respect to the BLE Portfolio and La Primavera Mortgage Loans (collectively, 4.4%), the BLE Portfolio and La Primavera Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until such time as the Tax Exemption is approved for each Mortgaged Property and made effective with the applicable central appraisal districts for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Mortgaged Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Mortgaged Property.
●	With respect to the Princeton ND Portfolio Mortgage Loan (2.7%), the Mortgage Loan documents provide recourse to the borrower for the payment of all interest payments due on demand by the lender and, upon an event of default, for any remaining interest payments due under the Mortgage Loan documents (“Interest Payment Event”), and the guarantor has provided a payment guaranty for such interest payments. In connection with an Interest Payment Event, upon demand
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from the lender, the borrower must pay in one lump sum the full total amount of remaining interest payments due, as calculated by the lender in its sole and absolute discretion. During the continuance of an event of default, the lender may apply the sums received in connection with the Interest Payment Event to the debt in such order and in such manner as the lender elects in its sole and absolute discretion, including to make a prepayment of principal together with the applicable yield maintenance premium.
●	With respect to the Lucas Industrial Portfolio Mortgage Loan (1.6%), the single-purpose entity borrower has full recourse liability equal to the outstanding amount of the debt, and the guarantor has provided a payment guaranty for the borrower’s obligations and liabilities.
●	With respect to the Tri Palms Estates & Country Club Mortgage Loan (1.5%), the single-purpose entity borrower has full recourse liability equal to the outstanding amount of the debt, and the guarantors have provided a payment guaranty for the borrower’s full recourse liabilities.
●	With respect to The West Wing Mortgage Loan (1.1%), the guarantors provided a full recourse guaranty for the Mortgage Loan until the lender receives satisfactory evidence the Mortgaged Property can be legally used for multifamily purposes and that the Mortgaged Property’s improvements continue to be legally conforming pursuant to applicable zoning regulations. Once such evidence is received, 50% of the indebtedness under the Mortgage Loan will be recourse to the guarantors for the remainder of the loan term. No non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.
●	With respect to the Natchez Promenade Mortgage Loan (0.6%), at origination, the guarantor entered into a springing master lease, between the borrower, as landlord, and the guarantor, as tenant, for the spaces leased by Belk, the largest tenant, Ollie’s Bargain Outlet, the second largest tenant, and Planet Fitness, the third largest tenant. Such springing master lease will take effect should any of Belk, Ollie’s Bargain Outlet and/or Planet Fitness default on their lease(s) or vacate the leased premises prior to maturity. The Mortgage Loan documents provide recourse to the guarantor for the master lease payments as and when they become due pursuant to the terms of such springing master lease. In addition, the Mortgage Loan documents provide recourse to the borrower for the outstanding amount of the Mortgage Loan, and the guarantor has provided a payment guaranty for the borrower’s obligations and liabilities, in connection with any special servicing matter in connection with the Mortgage Loan.
●	With respect to the 3800 Horizon Boulevard Mortgage Loan (0.5%), the Mortgage Loan is structured with a 20% partial payment guaranty of the Whole Loan amount (the “3800 Horizon Boulevard Partial Payment Guaranty”) until the lender receives evidence that the largest tenant at the Mortgaged Property, Comcast of Southeast Pennsylvania, LLC, or a replacement tenant acceptable to the lender, extends its lease for a minimum of 10 years on terms not less than current Comcast of Southeast Pennsylvania, LLC economic lease terms, the borrower pays certain expenses contemplated under the Mortgage Loan documents and the Mortgaged Property achieves a net operating income debt yield of at least 11.4% for two consecutive quarters, at which point the guaranty will be reduced to 10% of the Mortgage Loan. The 3800 Horizon Boulevard Partial Payment Guaranty is contemplated by the related non-consolidation opinion provided by counsel; however, the non-consolidation opinion assumed that the aggregate liability of the
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non-recourse carveout guarantors in respect of the 3800 Horizon Boulevard Partial Payment Guaranty would not exceed 10% of the 3800 Horizon Boulevard Whole Loan.

We cannot assure you that such payment guarantees will not result in a consolidation of the borrower with the related borrower sponsor in the event of a bankruptcy of the borrower sponsor and/or its affiliates. In addition, there is no assurance that the related guarantor has the resources to, or will, satisfy such guaranty obligations.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

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Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	34 Mortgage Loans (72.4%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loans are freely prepayable.
●	5 Mortgage Loans (11.6%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	5 Mortgage Loans (8.5%) prohibit voluntary principal prepayments during a Lock-out Period, following such Lock-out Period, for a specified period of time, permit the related borrower to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
●	2 Mortgage Loans (7.6%) permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter, for a specified period of time, permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loans are freely prepayable.
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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	26	39.5%
5	5	14.5
6	2	18.0
7	13	28.0
Total	46	100.0%

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 41 of the Mortgage Loans (91.5%) (the “Defeasance Loans”) permit the applicable borrower (in most cases, provided that no event of default exists) at any time after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) (or in certain cases, the borrower may be required to provide such government securities rather than the Defeasance Deposit) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Arundel Mills and Marketplace Mortgage Loan (9.8%), the Mortgaged Property includes the Arundel Mills Mall (having an allocated loan amount equal to 96.9% of the original loan amount), and the Arundel Mills Marketplace (having an allocated loan amount equal to 3.1% of the original loan amount). The Mortgage Loan documents permit the partial release of the Arundel Mills Marketplace (the “Arundel Mills Marketplace Release Property”), subject to certain conditions, including (i) no default has occurred or is continuing; (ii) SPG LP and/or Simon Inc. has at least 50% of the direct or indirect ownership interest in or otherwise control the borrower; (iii) (A) following the defeasance lockout period, partial defeasance of the Mortgage Loan in an amount equal to 100% of the allocated loan amount for the Arundel Mills Marketplace Release Property or (B) prior to two years after the REMIC start-up for last note to be securitized, prepayment of the Mortgage Loan in an amount equal to 100% of the allocated loan amount for the Arundel Mills Marketplace Release Property, together with the applicable yield maintenance premium therefor; (iv) (A) the lender’s determination that the post-release debt yield for the remaining Mortgaged Property is equal or greater than the pre-release debt yield for the Mortgaged Property, or (B) the borrower’s partial defeasance or partial prepayment of the Mortgage Loan in an amount that would result in the post-release debt yield for the remaining Mortgaged Property being equal or greater than the pre-release debt yield for the Mortgaged Property; (v) if the Arundel Mills Marketplace Release Property is conveyed to an affiliate, (A) an officer’s certificate confirming that the intended primary use of the Arundel Mills Marketplace Release Property will not be exclusively retail, (B) tenants being relocated to the Arundel Mills Marketplace Release Property has been replaced with comparable tenants on comparable rental terms, and (C) the release has no material adverse effect on the remaining mortgaged property; and (vi) an opinion of counsel that the partial release satisfies related REMIC requirements.
●	With respect to the BLE Portfolio Mortgage Loan (3.0%), after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the borrowers may obtain the release of any individual Mortgaged Property which comprises the BLE Portfolio Mortgaged Properties upon a bona fide third-party sale of such Mortgaged Property upon satisfaction of certain conditions in the Whole Loan documents, including among
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other things: (i) no event of default; (ii) the borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual Mortgaged Property, (y) 110% of the allocated loan amount of such individual Mortgaged Property and (z) if, after taking into account the partial defeasance, the loan-to-value ratio of the remaining Mortgaged Properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%; (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test; and (iv) satisfaction of all REMIC requirements.
●	With respect to the RTL Retail Portfolio Mortgage Loan (3.3%), at any time after (x) the date that is the earlier of (a) August 30, 2026 and (b) two years after the closing date of the securitization that includes the last promissory note to be securitized (with respect to a partial defeasance) or (y) the payment date occurring in September 2024 (with respect to a partial prepayment), the Mortgage Loan documents permit the borrowers to obtain the release of any one or more individual Mortgaged Properties (each such property, a “RTL Retail Portfolio Release Property”) provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount at least equal to 115% of the allocated loan amount for the RTL Retail Portfolio Release Property (the “RTL Retail Portfolio Adjusted Release Amount”), or (y) prepay the Mortgage Loan in an amount equal to the RTL Retail Portfolio Adjusted Release Amount, together with any applicable yield maintenance premium, (ii) after giving effect to the release, (x) if, as of the date of the release, 70% or more of the aggregate rentable square footage of such RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the greater of (A) 2.01x and 13.11%, respectively, and (B) the debt service coverage ratio or debt yield, as applicable, immediately prior to release or (y) if, as of the date of the release, less than 70% of the aggregate rentable square footage of such RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the debt service coverage ratio or debt yield, as applicable, immediately prior to release, provided, however, that the borrower may satisfy the debt yield and debt service coverage ratio requirements in clause (ii) by prepaying the related Mortgage Loan (in accordance with prepayment provisions in the related Mortgage Loan documents) in an amount such that the required tests are satisfied and (iii) REMIC requirements are satisfied.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrowers to obtain the release of a designated unimproved area at the Sherwood Mortgaged Property (the “Designated Parcel”) provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in an amount equal to the greater of (x) 100% of the appraised value of the Designated Parcel at the time of the release, and (y) 100% of the net sale proceeds of the Designated Parcel, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the net operating income debt yield and the debt service coverage ratio are greater than or equal to, and the loan to value ratio is less than or equal to each of, (x) 10.7%, 1.41x and 65.7%, respectively, and (y) such ratios immediately prior to such release (such ratios as
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reasonably calculated by the lender) and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), at any time after August 6, 2025, the Mortgage Loan documents permit the borrowers to obtain the release of the Port Orchard Mortgaged Property, the Grafton Mortgaged Property or the Fallon Mortgaged Property, provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in amount equal to the greater of (x) 115% of the allocated loan amount for such Mortgaged Property or (y) 100% of the net sales proceeds of such Mortgaged Property, (ii) after giving effect to the release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (x) 1.25x and (y) the debt service coverage ratio immediately prior to release; (b) the loan to value ratio for the remaining Mortgaged Properties is no greater than the lesser of (x) 65.7% and (y) the loan to value ratio immediately prior to release; and (c) the debt yield for the remaining Mortgaged Properties is at least equal to the greater of (x) 9.96% and (y) the debt yield immediately prior to release, and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the Blackbird Portfolio Mortgage Loan (3.3%), from and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the Mortgaged Properties that make up the Blackbird Portfolio Mortgaged Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 100% of the net proceeds of the sale, and (b) 125% of the allocated loan amount for such Mortgaged Property; and (iii) after giving effect to such release and defeasance, (a) the debt yield for the remaining Mortgaged Properties is no less than the greater of 11.66% and the debt yield immediately prior to the release, (b) the loan-to-value ratio for the remaining Mortgaged Properties is not more than the lesser of 54.6% and the loan-to-value ratio immediately prior to the sale and (c) overall occupancy for the remaining Mortgaged Properties is the greater of 80% and the occupancy immediately preceding the sale.
●	With respect to the Centre Pointe Portfolio Mortgage Loan (3.3%), the borrower may obtain the release of a certain undeveloped parcel at the Mortgaged Property (the “Undeveloped Parcel”) in connection with an arm’s-length sale of such Undeveloped Parcel, provided that no event of default is continuing and the following conditions, among others, are satisfied: (a) payment of all accrued and unpaid interest on the principal being prepaid, the prepayment of principal in an amount which equals or exceeds the release amount and payment of a yield maintenance premium and exit fee on the principal being prepaid; (b) the debt service coverage ratio is no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.35x; and (c) in the event that, after taking into account the prepayment of principal pursuant to clause (a) above, the loan-to-value ratio is greater than 125%, payment of principal in an amount such that the loan-to-value ratio is no more than 125%, together with the yield maintenance premium and exit fee on the principal being prepaid, provided, however, that, in the event that an event of default is not then continuing, the applicable yield maintenance premium and exit fee will not be payable. In addition, pursuant to the Mortgage Loan documents, the borrower may enter into a ground lease with an affiliate for the Undeveloped Parcel, provided that, among other conditions, no event of default is continuing and after giving effect to such release,
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the debt service coverage ratio for all of the property then remaining will be no less than the greater of (i) the debt service coverage ratio immediately preceding such release and (ii) 1.35x.
●	With respect to the 3800 Horizon Boulevard Mortgage Loan (0.5%), the Mortgage Loan documents permit the borrower to obtain the release of one of the two units (the “Release Parcel”) that make up the condominium from the lien of the mortgage encumbering the Release Parcel upon a bona fide third-party sale and satisfaction of certain other conditions set out in the Mortgage Loan documents, including: (i) at the time of such release, each of the Release Parcel (excluding the common elements) and the portion of the Mortgaged Property continuing to be subject to the lien of the Mortgage Loan documents after such release (the “Remaining Property”) is a separate legally subdivided parcel and a separate tax lot, (ii) after giving effect to such release, (a) the debt service coverage ratio for the Remaining Property is greater than 1.00x, (b) the conveyance of the Release Parcel does not (1) materially and adversely affect the use or operation of, or access to or from the Remaining Property, (2) cause any portion of the Remaining Property to be in violation of any legal requirements as set out in the loan documents or (3) violate the terms of any document or instrument relating to the Mortgaged Property and (c) the loan-to-value ratio is no greater than 125% (in the event that the loan-to-value ratio exceeds 125%, the borrower will be required to make a payment on the principal of the Mortgage Loan in an amount such that the loan-to-value ratio is no more than 125%), (iii) delivery of certain documents set out in the Mortgage Loan documents, including (a) a rating comfort letter at the lender’s request if required in connection with a securitization and (b) amendments and/or modifications to the existing condominium documents that allow the owner of the Remaining Property to control the condominium by a majority vote and (iv) payment of any proceeds in connection with the sale of the Release Parcel in excess of $1,000,000, which are required to be deposited into the rollover reserve account. In addition, after the release, the Release Parcel deed must contain a deed restriction stating that the owner of the Release Parcel, and its successors and assigns, will not, and will not permit an affiliate to, directly or indirectly, (i) lease (or offer to lease) any space at the Release Parcel to any tenants leasing space at the Remaining Property, or (ii) in bad faith steer or direct any prospective tenant seeking to lease space at the Remaining Property to any space at the Release Parcel; provided that such deed restriction does not prohibit the use of the Release Parcel as a hotel property or for any other uses that are not in direct competition with tenants leasing space at the Remaining Property.

Furthermore, some of the Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-six of the Mortgage Loans secured in whole or in part by office, retail, industrial, mixed use and data center properties (81.4%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions (“TI/LC”) or other lease termination or occupancy issues. The foregoing percentage has been calculated as a percentage only of office, retail, industrial, mixed use and data center properties only.

Thirty-eight of the Mortgage Loans (65.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-nine of the Mortgage Loans (60.2%) provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

Twenty of the Mortgage Loans (33.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See also Annex A-3 for additional information on reserves at the Mortgaged Properties securing the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

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Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	16	$392,098,846	42.9%
Springing/Springing Cash Management	19	204,568,864	22.4
Hard/In Place Cash Management	5	167,196,983	18.3
Soft/Springing Cash Management	4	110,602,182	12.1
Soft/In Place Cash Management	2	40,000,000	4.4
Total:	46	$914,466,875	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related
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Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, reserves and/or expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines other than as set forth below. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” and “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”.

●	With respect to the Arundel Mills and Marketplace Mortgage Loan (9.8%), (a) the underwritten management fee is 1.3% of effective gross income, which is below 3.0% of effective gross income and (b) the underwritten vacancy is 1.9% of gross potential rent, which is below 5.0% of gross potential revenue, each of which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Arundel Mills and Marketplace Mortgage Loan are strong at 41.4% loan to value ratio, 1.98x net cash flow debt service coverage ratio, and 16.1% net operating income debt yield, (ii) the Arundel Mills and Marketplace Mortgaged Property performance has been stable with occupancy of at least 93.2% since 2015 and averaging 97.1% between 2015 and 2022, (iii) if the management fee were increased to 3%, the net operating income debt yield would be 15.8%, and (iv) if the underwritten vacancy were increased to 5.0%, the net operating income debt yield would be 15.6%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), the underwritten total revenue ($111,076,788) is greater than the September 2023 trailing 12-month total revenue ($106,555,128), which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding the exception was supported by the following: (a) the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovations of the 1,408 guestrooms; (b) the Mortgage Loan was underwritten to the borrowers’ forecast for calendar year 2023, which represents actuals through September 2023 and the forecast for the remaining three months of the year; (c) the Mortgage Loan has seen strong recovery after reopening with occupancy increasing from 20.6% in 2021 to 46.4% in 2022 to 57.1% as of the September 2023 trailing 12 months; (d) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 16.0%, 1.53x and 54.9%, respectively; and (e) if the Mortgage Loan was underwritten to the actual September 2023 trailing 12-month revenue, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 15.9% and 1.51x, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.
●	With respect to the Westfarms Mortgage Loan (0.2%), (a) the underwritten management fee is 2.0% of effective gross income, which is below 3.0% of effective
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gross income and (b) the underwritten vacancy is 3.6% of gross potential rent, which is below 5.0% of gross potential revenue, each of which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Westfarms Mortgage Loan are 44.2% loan to value ratio, 1.76x net cash flow debt service coverage ratio, and 14.5% net operating income debt yield; (ii) the Westfarms Mortgaged Property performance has been stable with leased occupancy above 96.1% since 2020; (iii) if the management fee were increased to 3.0%, the net operating income debt yield would be 14.2%, and (iv) if the underwritten vacancy were increased to 5.0%, the net operating income debt yield would be 14.2%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.
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Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Philadelphia Marriott Downtown	$61,666,666	N/A	54.90%	1.50x	13.20%	Yes	Yes
Rhino Retail Portfolio 2	$30,000,000	N/A	65.7%	1.25x	N/A(4)	Yes	Yes
Centre Pointe Portfolio	$30,000,000	(5)	N/A	1.10x	N/A	Yes	Yes
Rockwall Market Center	$22,100,000	N/A	66.00%	1.48x	10.83%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.
(4)	The related Mortgage Loan agreement provides that the Mortgage Loan debt yield as of the closing of the mezzanine loan must be at least 9.96%.
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(5)	The related Mortgage Loan agreement provides that the Maximum Principal Amount, when added to the outstanding principal balance of the Mortgage Loan, must not exceed 70% of the total consideration paid by the proposed transferee.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other subordinate secured debt subject to the terms of the related Mortgage Loan documents or as otherwise expressly permitted by applicable law, as described below:

●	With respect to the Arundel Mills and Marketplace Mortgage Loan (9.8%), the related Mortgaged Property is subject to an existing property assessed clean energy loan (“PACE Loan”) in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the borrower. As of the origination date, the amount outstanding on the existing PACE Loan including all interest and administrative expenses was $1,633,579.73. Additionally, the Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from
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any unpaid and delinquent PACE Loan payments would have property tax lien status.
●	With respect to the Fashion Valley Mall Mortgage Loan (8.2%), the related Mortgaged Property is subject to a property assessed clean energy (“PACE”) loan (the “Fashion Valley Mall Known PACE Loan”) with a 10-year term in the amount of approximately $2,523,563 from the California Statewide Communities Development Authority pursuant to that certain Agreement to Pay Assessment and Finance Improvements dated April 20, 2015. The annual debt service under the Fashion Valley Mall Known PACE Loan is approximately $312,351, and the remaining balance as of March 2023 was approximately $866,043. Such debt service is included as an assessment on the Mortgaged Property’s real estate tax bills. In addition to the Fashion Valley Mall Known PACE Loan, subject to the lender’s approval and delivery of a rating agency confirmation, the borrower may enter into a PACE loan for an amount not to exceed $5,000,000.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), certain affiliates of the related borrower sponsors (collectively, the “Preferred Equity Investor”) hold a preferred equity interest in one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, in connection with an original $23.0 million capital contribution in such borrower. The Preferred Equity Investor is entitled to an amount of preferred return as set forth in the related operating agreement at the annual rate of return of 12%, payable when any distributions are made under the related operating agreement. The preferred rate of return is payable from distributions after all amounts payable under the Mortgage Loan documents (provided that to the extent distributions are insufficient to pay the Preferred Equity Investor on a current basis, distributions to the Preferred Equity Investor will accrue without interest). The preferred equity investment does not have a fixed redemption period, and the related operating agreement does not provide the Preferred Equity Investor with any remedies in the event of a default under the preferred equity arrangement.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under

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the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), there currently exist seven intercompany loans (collectively, the “Intercompany Loans”) among one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (“Downtown Borrower”), and various affiliates of the related borrowers, as follows: (i) a loan from Philadelphia Hotel Project Owner, LLC to Philadelphia Hotel Project Mezz LLC (“Project Mezz”) in the amount of $93,956,182, (ii) a loan from Project Mezz to Downtown Borrower in the amount of $89,303,566, (iii) a loan from Project Mezz to CCMH Philadelphia Mkt. LLC (the “Operating Lessee”) in the amount of $4,552,163, (iv) a loan from Host Hotels & Resorts, L.P. to Downtown Borrower in the amount of $11,049,934, (v) a loan from HMT Lessee Sub II LLC to Operating Lessee in the amount of $562,627, (vi) a loan from Philadelphia Hotel Project GP, LLC (“Downtown SPC Party”) to Downtown Borrower in the amount of $100,454, and (vii) a loan from Project Mezz to Downtown SPC Party in the amount of $100,454. Each of the Intercompany Loans is subordinate to the Mortgage Loan. None of the Intercompany Loans is secured by any collateral and all enforcement actions require the prior written consent of the lender (or the Mortgage Loan must be indefeasibly paid in full) pursuant to a subordination and standstill agreement.
●	Also, with respect to the Philadelphia Marriott Downtown Mortgage Loan (6.7%), as of origination, a working capital loan in the amount of $2,939,385 (the “Working Capital Loan”) is outstanding between the related borrowers, as lender, and the related operating lessee (an affiliate of the borrowers), as debtor, that is secured by, among other things, all of the operating lessee’s interest in and to the “Working Capital” at the Mortgaged Property. The Working Capital Loan (i) is subordinate to any amounts due and payable under the Mortgage Loan documents pursuant to a subordination and standstill agreement and (ii) is payable only with excess cash flow generated by the Mortgaged Property after all amounts that are then due and payable under the Mortgage Loan documents have been paid in full, and the borrowers may not exercise any remedies in connection with the Working Capital Loan (other than terminating the operating lease) until the Mortgage Loan has been satisfied in full. Working Capital means: (a) funds held for use in day-to-day operations at the Mortgaged Property, including amounts held in change or petty cash, deposit accounts, and payroll accounts, (b) prepaid expenses, (c) inventories and fixed asset supplies, (d) net receivables due from the related manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as 60 Hudson, Arundel Mills and Marketplace, Fashion Valley Mall, Philadelphia Marriott Downtown, CX – 250 Water Street, BLE Portfolio, La Primavera, RTL Retail Portfolio, Rhino Retail Portfolio 2, Blackbird Portfolio, Centre Pointe

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Portfolio, Metroplex, 3800 Horizon Boulevard and Westfarms (collectively, 60.1%) are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“BBCMS 2023-C20 PSA” means the pooling and servicing agreement that governs the servicing of the Fashion Valley Mall Whole Loan until the securitization of the related note A-1-1 Companion Loan.

“BBCMS 2023-C21 PSA” means the pooling and servicing agreement that governs the servicing of the Rhino Retail Portfolio 2 Whole Loan.

“BBCMS 2023-C22 PSA” means the pooling and servicing agreement that governs the servicing of the RTL Retail Portfolio Whole Loan.

“BBCMS 2023-5C23 PSA” means the pooling and servicing agreement that governs the servicing of the Philadelphia Marriott Downtown Whole Loan.

“BMO 2023-5C2 PSA” means the pooling and servicing agreement that governs the servicing of the Westfarms Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“MSWF 2023-1 PSA” means the pooling and servicing agreement that governs the servicing of each of the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes

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listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Philadelphia Marriott Downtown Mortgage Loan, (ii) the Fashion Valley Mall Mortgage Loan, (iii) the RTL Retail Portfolio Mortgage Loan, (iv) the Rhino Retail Portfolio 2 Mortgage Loan, (v) the Metroplex Mortgage Loan, (vi) the 3800 Horizon Boulevard Mortgage Loan and (vii) the Westfarms Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Philadelphia Marriott Downtown Whole Loan, (ii) the Fashion Valley Mall Whole Loan, (iii) the RTL Retail Portfolio Whole Loan, (iv) the Rhino Retail Portfolio 2 Whole Loan, (v) the Metroplex Whole Loan, (vi) the 3800 Horizon Boulevard Whole Loan and (vii) the Westfarms Whole Loan.

“Non-Serviced PSA” means (i) with respect to the Philadelphia Marriott Downtown Mortgage Loan, the BBCMS 2023-5C23 PSA, (ii) with respect to the Fashion Valley Mall Mortgage Loan, until the securitization of the related note A-1-1 Companion Loan, the BBCMS 2023-C20 PSA, and after the securitization of the related note A-1-1 Companion Loan, the pooling and servicing agreement that creates the trust whose assets include such note A-1-1 Companion Loan, (iii) with respect to the RTL Retail Portfolio Mortgage Loan, the BBCMS 2023-C22 PSA, (iv) with respect to the Rhino Retail Portfolio 2 Mortgage Loan, the BBCMS 2023-C21 PSA, (v) with respect to each of the Metroplex Mortgage Loan and the 3800 Horizon Boulevard Mortgage Loan, the MSWF 2023-1 PSA, and (vi) with respect to the Westfarms Mortgage Loan, the BMO 2023-5C2 PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

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“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Serviced A/B Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. There are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Arundel Mills and Marketplace Mortgage Loan, (ii) the 60 Hudson Mortgage Loan, (iii) the CX – 250 Water Street Mortgage Loan, (iv) the BLE Portfolio Mortgage Loan, (v) the La Primavera Mortgage Loan, (vi) the Centre Pointe Portfolio Mortgage Loan and (vii) the Blackbird Portfolio Mortgage Loan and (viii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan and one or more Serviced Pari Passu Companion Loans and includes each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. There are no Servicing Shift Mortgage Loans related to the Trust.

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“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. There are no Servicing Shift Whole Loans related to the Trust.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

As of the Closing Date, there will be no Servicing Shift Whole Loans or Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Servicing Shift Whole Loan, Servicing Shift Mortgage Loan, Serviced A/B Whole Loan and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and directing holder under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
60 Hudson	Note A-1	Control	$60,000,000	MSWF 2023-2
	Note A-2	Non-Control	$50,000,000	Morgan Stanley Bank, N.A.
	Note A-3	Non-Control	$40,000,000	Morgan Stanley Bank, N.A.
	Note A-4	Non-Control	$30,000,000	MSWF 2023-2
	Note A-5	Non-Control	$30,000,000	BBCMS 2023-C22
	Note A-6	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
	Note A-7	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
	Note A-8	Non-Control	$10,000,000	BBCMS 2023-C22
	Note A-9	Non-Control	$10,000,000	Bank of Montreal(1)
	Note A-10	Non-Control	$10,000,000	Bank of Montreal(1)
Arundel Mills and Marketplace	Note A-1-1	Control	$50,000,000	MSWF 2023-2
	Note A-1-2	Non-Control	$30,000,000	MSWF 2023-2
	Note A-1-3	Non-Control	$15,000,000	Wells Fargo Bank, National Association
	Note A-1-4	Non-Control	$10,000,000	MSWF 2023-2
	Note A-2-1	Non-Control	$40,000,000	Societe Generale Financial
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
				Corporation
	Note A-2-2	Non-Control	$30,000,000	Societe Generale Financial Corporation
	Note A-2-3	Non-Control	$10,000,000	Societe Generale Financial Corporation
	Note A-2-4	Non-Control	$5,000,000	Societe Generale Financial Corporation
	Note A-3-1	Non-Control	$25,000,000	DBR Investments Co. Limited
	Note A-3-2	Non-Control	$20,000,000	DBR Investments Co. Limited
	Note A-3-3	Non-Control	$15,000,000	DBR Investments Co. Limited
	Note A-3-4	Non-Control	$15,000,000	DBR Investments Co. Limited
	Note A-3-5	Non-Control	$10,000,000	DBR Investments Co. Limited
	Note A-4-1	Non-Control	$40,000,000	Citi Real Estate Funding Inc.(1)
	Note A-4-2	Non-Control	$25,000,000	Citi Real Estate Funding Inc.
	Note A-4-3	Non-Control	$20,000,000	Citi Real Estate Funding Inc.(1)
Fashion Valley Mall	Note A-1-1	Control	$25,000,000	Bank of America, National Association
	Note A-1-1-1	Non-Control	$35,000,000	MSWF 2023-2
	Note A-1-2	Non-Control	$55,000,000	BANK 2023-BNK46
	Note A-1-3	Non-Control	$25,000,000	BBCMS 2023-C20
	Note A-1-4	Non-Control	$10,000,000	MSWF 2023-2
	Note A-2-1-1	Non-Control	$30,000,000	Benchmark 2023-B39
	Note A-2-1-2	Non-Control	$5,000,000	BANK 2023-BNK46
	Note A-2-2	Non-Control	$30,000,000	Benchmark 2023-B39
	Note A-2-3	Non-Control	$25,000,000	Benchmark 2023-B39
	Note A-2-4	Non-Control	$10,000,000	BANK 2023-BNK46
	Note A-3-1	Non-Control	$22,500,000	BMO 2023-C6
	Note A-3-2	Non-Control	$20,000,000	MSWF 2023-2
	Note A-3-3	Non-Control	$17,500,000	BBCMS 2023-C20
	Note A-3-4	Non-Control	$15,000,000	BMO 2023-C6
	Note A-3-5	Non-Control	$12,500,000	BMO 2023-C6
	Note A-3-6	Non-Control	$12,500,000	BBCMS 2023-C21
	Note A-4-1	Non-Control	$35,000,000	BBCMS 2023-C21
	Note A-4-2	Non-Control	$25,000,000	BBCMS 2023-C20
	Note A-4-3	Non-Control	$15,000,000	BBCMS 2023-C20
	Note A-4-4	Non-Control	$10,000,000	BBCMS 2023-C21
	Note A-4-5	Non-Control	$10,000,000	MSWF 2023-2
	Note A-4-6	Non-Control	$5,000,000	BBCMS 2023-C21
Philadelphia Marriott Downtown	Note A-1	Control	$55,000,000	BBCMS 2023-5C23(2)
	Note A-2	Non-Control	$25,000,000	Benchmark 2023-V4
	Note A-3	Non-Control	$20,000,000	MSWF 2023-2
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note A-4	Non-Control	$10,000,000	BBCMS 2023-5C23(2)
	Note A-5	Non-Control	$15,000,000	Benchmark 2023-V4
	Note A-6	Non-Control	$15,000,000	MSWF 2023-2
	Note A-7	Non-Control	$6,666,667	Barclays Capital Real Estate Inc.
	Note A-8	Non-Control	$10,000,000	Benchmark 2023-V4
	Note A-9	Non-Control	$10,000,000	BANK5 2023-5YR4(3)
	Note A-10	Non-Control	$26,666,666	MSWF 2023-2
	Note A-11	Non-Control	$10,000,000	BANK5 2023-5YR4(3)
	Note A-12	Non-Control	$11,666,667	JPMorgan Chase Bank, National Association
CX – 250 Water Street	Note A-1	Control	$56,250,000	MSWF 2023-2
	Note A-2	Non-Control	$53,125,000	BBCMS 2023-C20
	Note A-3	Non-Control	$50,000,000	BBCMS 2023-C22
	Note A-4	Non-Control	$34,375,000	BANK 2023-BNK45
	Note A-5	Non-Control	$45,000,000	BANK 2023-BNK46
	Note A-6	Non-Control	$6,250,000	BBCMS 2023-C20
	Note A-7	Non-Control	$5,000,000	MSWF 2023-2
	Note A-8	Non-Control	$15,750,000	BBCMS 2023-C20
	Note A-9-1	Non-Control	$27,000,000	BANK 2023-BNK46
	Note A-9-2	Non-Control	$6,750,000	BMO 2023-C6
	Note A-10	Non-Control	$31,875,000	MSWF 2023-1
	Note A-11	Non-Control	$30,000,000	MSWF 2023-1
	Note A-12	Non-Control	$20,625,000	BANK 2023-BNK45
	Note A-13	Non-Control	$28,125,000	BMO 2023-C6
	Note A-14	Non-Control	$3,750,000	MSWF 2023-1
	Note A-15	Non-Control	$1,875,000	BMO 2023-C6
	Note A-16	Non-Control	$9,450,000	BMO 2023-C6
	Note A-17	Non-Control	$30,000,000	Benchmark 2023-B38
	Note A-18	Non-Control	$23,150,000	Benchmark 2023-B38
	Note A-19	Non-Control	$25,000,000	BBCMS 2023-C21
	Note A-20	Non-Control	$28,150,000	BBCMS 2023-C21
BLE Portfolio	Note A-1-1	Control	$19,110,000	MSWF 2023-2
	Note A-1-2	Non-Control	$13,680,000	Argentic Real Estate Finance 2 LLC
	Note A-2-1	Non-Control	$13,670,000	Barclays Capital Real Estate Inc.
	Note A-2-2	Non-Control	$8,190,000	MSWF 2023-2
La Primavera	Note A-1-1	Control	$8,890,000	MSWF 2023-2
	Note A-1-2	Non-Control	$6,410,000	Argentic Real Estate Finance 2 LLC
	Note A-2-1	Non-Control	$3,810,000	MSWF 2023-2
	Note A-2-2	Non-Control	$6,390,000	Barclays Capital Real Estate Inc.
RTL Retail Portfolio	Note A-1	Control	$28,500,000	BBCMS 2023-C22
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note A-2	Non-Control	$32,500,000	BBCMS 2023-C21
	Note A-3	Non-Control	$30,000,000	MSWF 2023-2
	Note A-4	Non-Control	$15,000,000	BBCMS 2023-C22
	Note A-5	Non-Control	$18,800,000	Societe Generale Financial Corporation
	Note A-6	Non-Control	$12,500,000	Societe Generale Financial Corporation
	Note A-7	Non-Control	$10,033,333	Societe Generale Financial Corporation
	Note A-8	Non-Control	$7,000,000	BBCMS 2023-C22
	Note A-9	Non-Control	$30,000,000	BBCMS 2023-C21
	Note A-10	Non-Control	$14,000,000	Bank of Montreal
	Note A-11	Non-Control	$5,333,334	BBCMS 2023-C22
	Note A-12	Non-Control	$15,000,000	KeyBank National Association(1)
	Note A-13	Non-Control	$11,000,000	KeyBank National Association(1)
	Note A-14	Non-Control	$10,000,000	KeyBank National Association(1)
	Note A-15	Non-Control	$8,000,000	BBCMS 2023-C22
	Note A-16	Non-Control	$7,333,333	KeyBank National Association
	Note A-17	Non-Control	$5,000,000	BBCMS 2023-C22
Rhino Retail Portfolio 2	Note A-1	Control	$30,000,000	BBCMS 2023-C21
	Note A-2	Non-Control	$25,000,000	BBCMS 2023-C21
	Note A-3	Non-Control	$20,000,000	BBCMS 2023-C22
	Note A-4	Non-Control	$15,500,000	BBCMS 2023-C22
	Note A-5	Non-Control	$30,000,000	MSWF 2023-2
	Note A-6	Non-Control	$10,000,000	BBCMS 2023-C22
Blackbird Portfolio	Note A-1	Control	$30,000,000	MSWF 2023-2
	Note A-2	Non-Control	$5,750,000	Argentic Real Estate Finance 2 LLC
Centre Pointe Portfolio	Note A-1	Control	$30,000,000	MSWF 2023-2
	Note A-2	Non-Control	$17,650,000	Argentic Real Estate Finance 2 LLC
Metroplex	Note A-1	Non-Control	$25,000,000	FIVE 2023-V1
	Note A-2	Control	$24,000,000	MSWF 2023-1
	Note A-3	Non-Control	$5,000,000	MSWF 2023-2
3800 Horizon Boulevard	Note A-1	Control	$12,000,000	MSWF 2023-1
	Note A-2	Non-Control	$10,000,000	MSWF 2023-1
	Note A-3	Non-Control	$5,000,000	MSWF 2023-2
Westfarms	Note A-1	Control	$40,000,000	BMO 2023-5C2
	Note A-2-1	Non-Control	$45,000,000	BANK5 2023-5YR3
	Note A-2-2	Non-Control	$50,000,000	BANK5 2023-5YR4(3)
	Note A-2-3-1	Non-Control	$24,000,000	BANK5 2023-5YR4(3)
	Note A-2-3-2	Non-Control	$2,000,000	MSWF 2023-2
	Note A-3	Non-Control	$20,000,000	BMO 2023-5C2
	Note A-4	Non-Control	$30,000,000	UBS AG, New York Branch
	Note A-5	Non-Control	$16,000,000	Goldman Sachs Bank USA
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Mortgage Loan	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance	Note Holder
	Note A-6	Non-Control	$10,000,000	UBS AG, New York Branch
	Note A-7	Non-Control	$5,000,000	BMO 2023-5C2

(1)	The subject Note is expected to be contributed to the BMO 2023-C7 securitization, which is expected to close on or about December 19, 2023.
(2)	The subject Note is expected to be contributed to the BBCMS 2023-5C23 securitization, which is expected to close on or about December 7, 2023.
(3)	The subject Note is expected to be contributed to the BANK5 2023-5YR4 securitization, which is expected to close on or about December 19, 2023.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or
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(ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing

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Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan,

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(b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.
The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund
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(other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related

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Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition, if the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned consultation period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

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Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan under the related Non-Serviced PSA, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in November 2023 and ending on a hypothetical Determination Date in December 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Bank, N.A., Bank of America, National Association, Starwood Mortgage Capital LLC, Barclays Capital Real Estate Inc., Bank of Montreal and German American Capital Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Argentic Real Estate Finance 2 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Capital LLC and Bank of America, National Association on or about December 21, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia

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Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2022, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.3 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,796 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $63.3 billion, which were included in 207 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk

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Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service

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coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells

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Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves
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may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Arundel Mills and Marketplace Mortgage Loan (9.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Societe Generale Financial Corporation, DBR Investments Co. Limited and Citi Real Estate Funding Inc. The Philadelphia Marriott Downtown Mortgage Loan (6.7%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. The Westfarms Mortgage Loan (0.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and Goldman Sachs Bank USA.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material

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respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage

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loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third

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party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2020 to September 30, 2023 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
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(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2023 through September 30, 2023 was set forth in (i) a Form ABS 15G filed by Wells Fargo Bank with the SEC on November 9, 2023, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS 15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 9, 2023, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS 15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers of this securitization. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (18.2%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization; provided that (i) the Fashion Valley Mall Mortgage Loan is part of a Whole Loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. and, with respect to such Mortgage Loan, MSMCH acquired its portion thereof from Bank of Montreal and Barclays Capital Real Estate Inc. and is the mortgage loan seller only with respect to such portion, and (ii) the RTL Retail Portfolio Mortgage Loan is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, KeyBank National Association and Bank of Montreal and, with respect to such Mortgage Loan, MSMCH acquired its portion thereof from Barclays Real Estate Inc. and is the mortgage loan seller with respect to such portion. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole

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Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2022.

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Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8
Year ending December 31, 2018	11.6	3.5	2.4	5.8
(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2023, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $115,336,176,613.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

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Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified
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environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical
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building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool-Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and

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attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms

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and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the 10 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next 5 largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except

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to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2020 and ending September 30, 2023, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2023 through September 30, 2023 was set forth in a Form ABS-15G filed by MSMCH on November 13, 2023. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization	Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)	Demand Withdrawn(7)					Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
		IXIS Real Estate Capital Inc.	29	394,907,946	24.4%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		NCB, FSB	76	186,437,861	11.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Massachusetts Mutual Life Insurance Company	23	106,224,406	6.6%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		SunTrust Bank	13	84,420,011	5.2%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Union Central Mortgage Funding, Inc.	23	48,313,591	3.0%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		National Consumer Cooperative Bank	1	23,491,609	1.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
Issuing Entity Subtotal			232	1,616,114,632	100%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
BANK 2021-BNK31 (0001840121)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	1(12)	4,500,000(12)	0.5%(12)	0	-	0%	0	-	0%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%
Aggregate Total						1	15,639,689		0	-		1	4,500,000		0	-		1	11,139,689		0	-

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(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2020 through September 30, 2023.
(6)	Includes demands received during and prior to the reporting period from October 1, 2020 through September 30, 2023 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2020 through September 30, 2023. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2023 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2023 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of September 30, 2023 was zero.
(12)	A repurchase demand was received on August 28, 2023 with respect to the 1049 Fifth Avenue mortgage loan. As of September 30, 2023, the relevant cure period had not expired, and Morgan Stanley Mortgage Capital Holdings LLC was in discussions with the special servicer regarding the repurchase request.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 20 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $406,887,150.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

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Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made

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with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the
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appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily
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injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has

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agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected

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by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of Argentic, engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on July 26, 2023. Argentic’s Central Index Key is 0001968416. With respect to the period from and including June 30, 2023 to and including September 30, 2023, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder, (ii) Argentic Securities Holdings 2 Cayman Limited, the expected holder of the VRR Interest, the HRR Interest and the Class V certificates, and (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates. Except as described above, neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since

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1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2019	2020	2021	2022	As of 09/30/2023
Multifamily	$865,834,000	$412,820,000	$1,576,830,000	$232,015,000	$00
Office	3,219,527,500	805,375,000	2,238,206,667	591,310,000	789,100,000
Retail	1,434,905,387	1,055,850,000	529,055,000	859,459,375	705,950,000
Industrial	2,670,170,250	292,725,000	4,255,654,000	2,053,524,502	0
Manufactured Housing	62,075,000	12,950,000	197,260,000	70,735,000	6,000,000
Self Storage	185,248,500	210,841,250	303,825,400	762,467,500	11,700,000
Lodging	2,387,905,000	270,500,000	970,000,000	1,780,143,333	312,210,000
Mixed Use	123,515,000	219,725,000	139,610,000	0	0
Other	0	7,500,000	402,510,992	0	0
Total	$10,949,180,637	$3,288,286,250	$10,612,952,059	$6,349,654,710	$1,824,960,000

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed

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material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
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●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third-party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash

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flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

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Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property
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condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury,

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death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions, if any, thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent
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licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Fashion Valley Mall Mortgage Loan (8.2%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. (MSMCH, the other loan seller with respect to the Fashion Valley Mall Mortgage Loan, purchased its notes from Bank of Montreal and Barclays Capital Real Estate Inc.) and was underwritten pursuant to the Bank of America underwriting guidelines. The CX – 250 Water Street Mortgage Loan (6.7%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC and was underwritten pursuant to the Bank of America underwriting guidelines. The Rhino Retail Portfolio 2 Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Barclays Capital Real Estate Inc. and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines

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described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated (or, with respect to the Fashion Valley Mall Mortgage Loan (8.2%), the CX – 250 Water Street Mortgage Loan (6.7%) and the Rhino Retail Portfolio 2 Mortgage Loan (3.3%), co-originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (the “Bank of America Mortgage Loans”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the

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depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America

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Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act. The following table sets forth, for the period commencing October 1, 2020 and ending September 30, 2023 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from July 1, 2023 through September 30, 2023 was set forth in a Form ABS-15G filed by Bank of America on November 13, 2023. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	47,935,972.42	81.98	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	6,813,170.99	11.65	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,170.99	11.65	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	6.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(5)			Demand Withdrawn(6)			Demand Rejected(7)
			#	$	%	#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%		#	$(8)%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	287,974,857.00	47.87	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	203,478,097.20	33.82	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	110,145,496.60	18.31	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	742,154,939.10	100.00	0	0	0.00	0	0	0.00	0	0	0.00	1	45,924,967.05	6.19	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,402,228,254.04		0	0	0	0	0		0	0		4	52,738,138.04		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that
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occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and as of the end of the Bank of America Reporting Period, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 13, 2023. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 13, 2023. The Central Index Key Number of BAMLCM is 0001005007.
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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of America, National Association” has been provided by Bank of America.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, the special servicer under (i) the BBCMS 2023-C20 pooling and servicing agreement which initially governs the servicing of the Fashion Valley Mall Whole Loan (until the securitization of the related controlling Pari Passu Companion Loan) and (ii) the BBCMS 2023-5C23 pooling and servicing agreement which governs the servicing of the Philadelphia Marriott Downtown Whole Loan.

In addition, Morgan Stanley Bank, an originator and an affiliate of an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, three of the SMC Mortgage Loans (3.7%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, free and clear of any liens.

In addition, Barclays Bank PLC, an affiliate of an originator, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, one of the SMC Mortgage Loans (4.4%) is subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays, free and clear of any liens.

In addition, pursuant to interim servicing agreements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (8.1%).

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to one of the SMC Mortgage Loans (4.4%).

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Starwood’s Securitization Program

This is the 118th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $16.50 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of SMC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

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These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

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SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be

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equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only
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at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if
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the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in

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the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the SMC Mortgage Loans were originated with any material exceptions from the SMC underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 27, 2023. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

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The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates, the VRR Interest and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates and the VRR Interest to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and VRR Interest Owners upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, MSWF Commercial Mortgage Trust 2023-2 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the

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special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare

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Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 473 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $259 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,207 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $697 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the

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requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 404,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed nonrecoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

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For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, Computershare Trust Company and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund (in such capacity, the “Master Servicer”) and as the primary servicer for the Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) a sponsor, an originator and a mortgage loan seller, (ii) an affiliate of

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Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iii) the master servicer under the MSWF 2023-1 PSA, pursuant to which each of the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan is serviced, and (iv) the current holder of one or more of the Pari Passu Companion Loans related to the Arundel Mills and Marketplace Whole Loan. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 9/30/2023
By Approximate Number:	30,536	29,704	27,480	25,723
By Approximate Aggregate Unpaid Principal Balance (in billions):	$601.82	$619.35	$599.96	$575.50

Within this portfolio, as of September 30, 2023, are approximately 20,004 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $455.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2023, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

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Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2020	$454,151,591,750	$795,573,185	0.18%
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
YTD Q3 2023	$421,472,566,715	$973,665,958	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and DBRS Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	DBRS Morningstar
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14, 2022 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, such master servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
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●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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The master servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of MSMCH, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo and SMC, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of SMC, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by SMC and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the SMC Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any SMC Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Wells Fargo is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing arrangements between Wells Fargo and Argentic or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans being sold by Argentic. There are currently no outstanding servicing advances made by Wells Fargo in regard to any such Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo and Bank of America, a sponsor and a mortgage loan seller, or Wells Fargo and certain affiliates of Bank of America, Wells Fargo acts as primary servicer with respect to certain mortgage loans owned by Bank of America and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Bank of America Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Wells Fargo Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo in regard to any Wells Fargo Mortgage Loan that is serviced by Wells Fargo prior to its inclusion in the trust fund.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

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The foregoing information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

Argentic Services Company LP

Argentic Services Company LP, a Delaware limited partnership (“ASC” or “Special Servicer”), will act as the special servicer for all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and related Serviced Companion Loans and in such capacity will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the PSA, and will also act as the special servicer with respect to the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan under the MSWF 2023-1 PSA. ASC maintains its office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of June 30, 2023, Elliott manages approximately $59.2 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, originator and the Retaining Sponsor, (ii) Argentic Securities Income USA 2 LLC, the Directing Certificateholder which is appointing ASC as special servicer, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity that is

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expected to be the holder of the VRR Interest, the HRR Interest and the Class V certificates and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates, and is also the special servicer with respect to the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan under the MSWF 2023-1 PSA. Neither ASC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except as disclosed in this paragraph. However, ASC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. Neither ASC nor any of its affiliates will retain any other economic interest in this securitization, except as disclosed in this paragraph.

As of November 30, 2023, ASC had nineteen (19) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 53 securitized pools (47 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,340 loans secured by 1,990 properties with an unpaid balance of approximately $29.5 billion as of November 30, 2023. As of November 30, 2023, ASC was actively managing 27 commercial mortgage-backed securities loans, secured by 33 properties (including 4 REO properties) with an approximate unpaid balance of $814 million.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property

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management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the mortgage loans, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related

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intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of ASC as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “Description of the Certificates—Appraisal Reduction Amounts” in this prospectus. ASC’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Affiliated Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), is currently the special servicer under the BBCMS 2023-C20 PSA, which until the securitization of the applicable Control Note, governs the servicing of the Fashion Valley Mall Whole Loan, and is expected to be appointed as the special servicer under the BBCMS 2023-5C23 PSA, which is anticipated to govern the servicing of the Philadelphia Marriott Downtown Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
•	investing in high-yielding real estate-related debt and equity, and
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•	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the general special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 23 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 177 as of September 30, 2023. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

•	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
•	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
•	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
•	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
•	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
•	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
•	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
•	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
•	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
•	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
•	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
•	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
•	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
•	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
•	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
•	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
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•	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
•	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;
•	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
•	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
•	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
•	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion; and
•	177 domestic commercial mortgage backed securitization pools as of September 30, 2023 with a then current face value in excess of $103.8 billion.

As of September 30, 2023, LNR Partners has resolved approximately $88.24 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3.0 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $0.804 billion of U.S. commercial and multifamily mortgage loans through September 30, 2023.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of September 30, 2023, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,527 assets across the United States with a then current face value of approximately $103.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates

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and the VRR Interest. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2023-C20 PSA and the BBCMS 2023-5C23 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2023-C20 PSA or the BBCMS 2023-5C23 PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates or the VRR Interest. Generally, LNR Partners’ servicing functions under BBCMS 2023-C20 PSA or the BBCMS 2023-5C23 PSA do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans under the BBCMS 2023-C20 PSA or the BBCMS 2023-5C23 PSA. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

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No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BBCMS 2023-C20 securitization and the BBCMS 2023-5C23 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than Starwood Mortgage Capital LLC (“SMC”), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings LLC, which entity is anticipated to be appointed as the directing certificateholder under the BBCMS 2023-5C23 PSA which is anticipated to govern the servicing of the Philadelphia Marriott Downtown Whole Loan and (iii) the entities that are expected to acquire the vertical risk retention interest and the initial controlling class certificates under the BBCMS 2023-5C23 PSA.

Except as disclosed in this prospectus and except for (i) LNR Partners being expected to serve as special servicer under the BBCMS 2023-5C23 PSA, which is expected to govern the servicing of the Philadelphia Marriott Downtown Whole Loan, and (ii) LNR Partners currently serving as special servicer under the BBCMS 2023-C20 PSA, which currently governs the servicing of the Fashion Valley Mall Whole Loan until the securitization of the applicable Control Note, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the Trust, the Sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described in this prospectus, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled to special servicing fees and certain other fees and compensation under the BBCMS 2023-C20 PSA and the BBCMS 2023-5C23 PSA with respect to the aforementioned Whole Loans). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—Affiliated Servicer” has been provided by LNR Partners.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages best in class software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2023, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $27.1 billion issued in 28 transactions.

As of September 30, 2023, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $8.0 billion issued in 9 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates

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for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). Argentic Real Estate Finance 2 LLC, a Delaware limited liability company, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), a Cayman Islands limited partnership and an MOA of Argentic, on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) (referred to herein as the “HRR Interest”), which will consist of the Class G-RR and Class H-RR certificates (in each case, excluding the portion comprising a part of the VRR Interest), collectively expected to represent approximately 5.11% of the aggregate fair value of all applicable “ABS Interests” issued by the Issuing Entity (consisting of the Certificates (other than the Exchangeable Certificates and the Class R Certificates) and the Trust Components), as of the Closing Date, determined in accordance with GAAP; and
●	the acquisition by the Retaining Party on the Closing Date of an “eligible vertical interest” (as defined in Regulation RR) (referred to herein as the “VRR Interest”), which is expected to represent approximately 3.15% of each class of ABS Interests and represented by approximately 3.15% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates other than the Class R Certificates, as set forth below. The Retaining Party is expected to purchase slightly more than 3.15% of some or all of the classes of certificates, which excess over 3.15% (with respect to all classes except the Class G-RR and Class H-RR certificates) is included in the amounts set forth below but does not constitute part of the VRR Interest.
Class of Certificates	Approximate Initial Certificate Balance, Notional Amount or Percentage Interest to be retained(1)
Class A-1	$87,000
Class A-2	$2,188,000
Class A-SB	$205,000
Class A-4	(2)(3)
Class A-5	(2)(3)
Class A-S	$3,817,000	(3)
Class B	$1,225,000	(3)
Class C	$901,000	(3)
Class D	$469,000
Class E	$289,000
Class F	$541,000
Class G-RR	$361,000
Class H-RR	$1,045,000
Class X-A	$20,164,000
Class X-B	$5,942,000
Class X-D	$757,000
Class X-F	$541,000
Class V	3.15%
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(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising a part of the VRR Interest following the calculation of the actual fair value of all the Certificates other than the Class R certificates (i.e., ABS interests (as such term is defined in Regulation RR) for the subject securitization transaction). In order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest. The percentage of each ABS Interest retained as part of the VRR Interest may also be reduced to the extent of any excess not required for the Retaining Sponsor to satisfy the Fair Value Condition.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 trust components (and consequently, the exact initial certificate balance of each class of the Class A-4 certificates and the Class A-5 certificates) are unknown and will be determined based on the final pricing of the certificates. However, the respective initial certificate balances of the retained interests in such Trust Components that constitute a part of the VRR Interest are expected to be $0 - $7,875,000 with respect to the Class A-4 trust component and $9,811,000 – $17,686,000 with respect to the Class A-5 trust component.
(3)	The maximum Certificate Balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial certificate balances of the Class A-4 and Class A-5 trust components discussed under footnote (2) above) will be issued on the Closing Date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date. On the Closing Date, the Retaining Party is expected to own approximately 3.15% of each of the Trust Components (which constitute ABS Interests issued by the Issuing Entity) through the ownership of approximately 3.15% of each of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates.

The sum of (i) the percentage of the aggregate Certificate Balance of all Certificates (other than the Class R Certificates) as of the Closing Date that is represented by the VRR Interest and (ii) the percentage of the fair value of all Certificates (other than the Class R Certificates) that is represented by the HRR Interest must (and will) equal at least 5% as of the Closing Date (the “Fair Value Condition”).

“MOA” means a “majority-owned affiliate”, as defined in Regulation RR.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the HRR Interest, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) at any time on or after the date that is 5 years after the Closing Date. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described in this “Credit Risk

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Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. See “Risk Factors—Other Risks Relating to the Certificates— EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The HRR Interest

Material Terms of the HRR Interest

The Retaining Party is expected to purchase the HRR Interest (consisting of the portions of the Class G-RR and Class H-RR certificates set forth below) for cash on the Closing Date at the price set forth in the table below:

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class G-RR	$11,070,000	0.50%/$4,690,359	42.3700%/$4,690,359
Class H-RR	$32,104,874	1.46%/$13,602,835	42.3700%/$13,602,835

(1)	Indicates the expected initial Certificate Balance of the portion of the applicable Class of Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes a part of the HRR Interest.
(2)	The fair value of the applicable portion of each Class that constitutes a part of the HRR Interest (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount). The fair value of the HRR Interest is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the certificates is unknown and an estimate thereof has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of the portion of the Class G-RR and Class H-RR Certificates that the Retaining Party expects to purchase on the Closing Date and which constitutes part of the HRR Interest, and as a dollar amount, in each case excluding accrued interest.

The fair value of the HRR Interest is expected to be equal to approximately 1.96% of the aggregate fair value of all ABS Interests.

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The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $46,735,783, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

For a description of payment and other material terms of the Class G-RR and Class H-RR certificates see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the principal balance certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class F, Class G-RR and Class H-RR certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The maximum certificate balances of the Class A-4, Class A-5, Class A-S, Class B and Class C certificates (assuming the initial certificate balances of the Class A-4 and Class A-5 Trust Components discussed below under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”) will be issued on the Closing Date, and the initial certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date and will correspondingly have an aggregate fair value of $0 as of the Closing Date. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below; provided, that with respect to the Class X-F certificates the Retaining Sponsor calculated the Scheduled Certificate Principal Payments on the Underlying Class, as described below. CMBS such as the Class X Certificates (other than the Class X-F certificates) (collectively, the “Treasury Priced Class X Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, Yield Priced Certificates and the Treasury Priced Class X Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated (i.e., variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition). For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made

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under the terms of the underlying Mortgage Loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

For an expected range of values at specified points along the treasury yield curve (based on SOFR), see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	4.4471%	4.7260%	5.0940%
3Y	4.1520%	4.4840%	4.8512%
5Y	3.8926%	4.3080%	4.6851%
7Y	3.9175%	4.3800%	4.7643%
10Y	3.8806%	4.3640%	4.8009%

Based on the treasury yield curve, the Retaining Sponsor will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Treasury Curve Interpolated Yield”) that corresponds to that class’s weighted average life by using a linear straight-line interpolation (using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.250%	1.300%	1.400%
Class A-2	1.650%	1.750%	1.850%
Class A-SB	1.420%	1.520%	1.620%
Class A-4	1.330%	1.430%	1.530%
Class A-5	1.350%	1.450%	1.550%
Class A-S	1.850%	2.000%	2.150%
Class B	2.200%	2.400%	2.600%
Class C	3.250%	3.500%	3.750%
Class D	7.250%	7.750%	8.250%
Class E	8.500%	9.000%	9.500%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Treasury Curve Interpolated Yield for such class and the related credit spread established at pricing. The actual Discount Yield for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time, and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	5.6430%	5.9817%	6.4495%
Class A-2	5.5646%	6.0729%	6.5492%
Class A-SB	5.3349%	5.8989%	6.3869%
Class A-4	5.2182%	5.7973%	6.3234%
Class A-5	5.2334%	5.8152%	6.3481%
Class A-S	5.7318%	6.3645%	6.9497%
Class B	6.0818%	6.7645%	7.3997%
Class C	7.1314%	7.8644%	8.5501%
Class D	11.1308%	12.1141%	13.0507%
Class E	12.3808%	13.3641%	14.3007%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate certificate balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage)

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provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor, in consultation with the other sponsors, may have elected not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Principal Balance Certificates and such subordinate class’s Constraining Level, subject in each case to nominal variations related to rounding.

For purposes of the calculations in this “Credit Risk Retention” section, the Certificate Balances of the Class A-4 and Class A-5 certificates are assumed to be $200,000,000 and $361,457,000, respectively.

Target Price or Target Coupon Determination for Treasury-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	103%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	103%

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.

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Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.000%
Class E	4.000%

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to each class of the Class D and Class E certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	5.687%	6.025%	6.491%
Class A-2	6.267%	6.777%	7.017%
Class A-SB	5.817%	6.382%	6.871%
Class A-4	5.324%	5.898%	6.417%
Class A-5	5.597%	6.180%	6.712%
Class A-S	6.092%	6.725%	6.892%
Class B	6.442%	7.252%(1)	7.252%(1)
Class C	7.252%(1)	7.252%(1)	7.252%(1)
Class D	4.000%	4.000%	4.000%
Class E	4.000%	4.000%	4.000%

(1)	Based on the WAC Rate.

Determination of Expected Price for Treasury-Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Treasury-Priced Expected Price for each class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair values of the Treasury-Priced Principal

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Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Priced Class X Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Treasury Priced Class X Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury Priced Class X Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Treasury Priced Class X Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Treasury Priced Class X Certificates.

Determination of Treasury Yield Curve for Treasury Priced Class X Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Priced Class X Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Priced Class X Certificates is not known at this time, and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Priced Class X Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	3.9175%	4.3800%	4.7643%
10Y	3.8806%	4.3640%	4.8009%

For each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Notional Amount of such class of Treasury Priced Class X Certificates by using a straight-line interpolation.

Credit Spread Determination for Treasury Priced Class X Certificates

The Retaining Sponsor determined the credit spread for each class of Treasury Priced Class X Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury Priced Class X Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury Priced Class X Certificates at the time of pricing is not known at this time and differences in the then current credit spread

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demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates.

Range of Credit Spreads for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.250%	2.500%	2.750%
Class X-B	2.250%	2.500%	2.750%
Class X-D	3.750%	4.500%	5.250%

Discount Yield Determination for Treasury Priced Class X Certificates

The Discount Yield for each class of Treasury Priced Class X Certificates is the sum of the Yield Curve Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury Priced Class X Certificates, see the table below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Priced Class X Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Priced Class X Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	6.1470%	6.8711%	7.5346%
Class X-B	6.1355%	6.8661%	7.5460%
Class X-D	7.6340%	8.8655%	10.0475%

Determination of Scheduled Certificate Interest Payments for Treasury Priced Class X Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Treasury Priced Class X Certificates based on difference between the WAC Rate in effect from time to time, over the Pass-Through Rate or the weighted average of the Pass-Through Rate(s), as applicable, of the Underlying Class(es) of Principal Balance Certificates and/or Underlying Trust Component(s) upon which the Notional Amount of such class of Treasury Priced Class X Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury Priced Class X Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Treasury Priced Class X Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Priced Class X Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a higher Interest-Only

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Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Priced Class X Certificates and therefore a lower Interest-Only Expected Price.

Yield Priced Certificates

The Yield Priced Certificates include the Class X-F, Class F, Class G-RR and Class H-RR Certificates, and the valuation of each such class of Yield Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 17.2500% for the Class X-F and Class F Certificates and (ii) 21.6587% for the Class G-RR and Class H-RR Certificates, (b) a targeted coupon equal to (x) 4.000% with respect to the Class F Certificates, (y) the WAC Rate minus 4.000% with respect to the Class X-F Certificates and (z) the WAC Rate with respect to the Class G-RR and Class H-RR Certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-F, Class F, Class G-RR and Class H-RR certificates) each as agreed to between the Sponsors and the Retaining Party, as set forth under “—Material Terms of the HRR Interest” above (the “Yield Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices”), expressed as a percentage of the Certificate Balance or Notional Amount of that class.

Determination of Class Sizes of the Yield Priced Certificates

The Retaining Sponsor determined the Certificate Balance or Notional Amount of each class of Yield Priced Certificates in the same manner described above in “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Weighted Average Life of Certificates

On the basis of the Scheduled Certificate Principal Payments and corresponding Certificate Balances or Notional Amounts, as applicable, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates (based on 0% CPR), Treasury Priced Class X Certificates (based on 100% CPY) and Yield Priced Certificates (based on 0% CPR).

Calculation of Fair Value of All ABS Interests

Fair Value of the Certificates (other than the Class V and Class R Certificates)

Based on the Expected Prices, the Retaining Sponsor determined the fair value of each class of certificates (other than the Class V and Class R certificates) by multiplying the Expected Price by the related Certificate Balance or Notional Amount.

Fair Value of the Class V Certificates

The Retaining Sponsor determined that the Class V certificates have a fair value equal to zero based on the fact that there is a low probability of Excess Interest being received, and if received, it would be received near the stated maturity date of the related Mortgage Loan. Accordingly, there is no market for the Class V certificates.

Range of Fair Values

Based on the Expected Prices and the fair value of the Class V certificates, the Retaining Sponsor determined the fair value or range of fair values set forth in the table below for each class of certificates (other than the Class R certificates). For the “Base Case Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates

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by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value”, the Retaining Sponsor determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value”, the Retaining Sponsor determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. In each of the preceding cases, the Certificate Balance or Notional Amount used for such calculation is the amount shown under “Summary of Certificates” in this prospectus, subject to the assumptions set forth under “—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates” above.

Range of Fair Values(1)

Class of Certificates	Low Estimate of Fair Value	Base Case Fair Value	High Estimate of Fair Value
Class A-1	$2,740,998	$2,740,992	$2,740,975
Class A-2	$70,838,486	$71,513,266	$71,513,327
Class A-SB	$6,690,799	$6,690,545	$6,690,648
Class A-4	$201,986,177	$201,997,281	$201,986,127
Class A-5	$372,276,146	$372,293,787	$372,282,826
Class X-A	$17,640,836	$39,105,034	$64,672,722
Class X-B	$1,557,862	$3,014,503	$10,450,883
Class A-S	$121,197,081	$124,801,545	$124,797,435
Class B	$38,197,859	$39,915,520	$40,029,308
Class C	$25,970,042	$27,206,332	$28,613,918
Class X-D	$4,602,526	$4,826,425	$5,078,060
Class X-F	$2,550,965	$2,550,965	$2,550,965
Class D	$7,535,990	$8,044,411	$8,626,326
Class E	$4,258,818	$4,538,746	$4,858,824
Class F	$6,587,379	$6,587,379	$6,587,379
Class G-RR	$4,843,319	$4,843,319	$4,843,319
Class H-RR	$14,045,614	$14,045,614	$14,045,614
Class V	$0	$0	$0

(1)	With respect to any scenario set forth in the above table that results in the Fair Value Condition not being satisfied, in order to satisfy the Fair Value Condition, the Retaining Sponsor may retain an additional amount of each ABS Interest as part of the VRR Interest.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $903,520,898 to $970,368,657.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in Regulation RR) and to hold or cause the VRR Interest and the HRR Interest to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Interest. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in Regulation RR and in accordance with the Credit Risk Retention Rules) and may transfer the HRR Interest to a “third-party purchaser” (as defined in Regulation RR) (a “Successor Third-Party Purchaser”) on and after the date that is 5 years after the Closing Date and in accordance with the Credit Risk Retention Rules or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Interest and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the HRR Interest and

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(iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Interest as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) solely with respect to the HRR Interest to the extent that the HRR Interest has been transferred to a Successor Third-Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a California limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer with respect to the Serviced Mortgage Loans. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—

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Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan, Servicing Shift Whole Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The operating advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Wells Fargo will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Wells Fargo Mortgage Loans. At the time of its decision to include each of the Wells Fargo Mortgage Loans in this transaction, Wells Fargo determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as

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to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Argentic will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Argentic Mortgage Loans. At the time of its decision to include each of the Argentic Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Argentic that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Argentic that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the MSMCH Mortgage Loans. At the time of its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged

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Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

SMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the SMC Mortgage Loans. At the time of its decision to include each of the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Bank of America will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the Bank of America Mortgage Loans. At the time of its decision to include each of the Bank of America Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with

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market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-2 will consist of the following classes: the Class A-1, Class A-2 and Class A-SB certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates (collectively, with the Class A-S Exchangeable Certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates”), and the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR, Class H-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S Exchangeable Certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates and the Subordinate Certificates (in each case, other than the Class X Certificates and the Exchangeable IO Certificates) are collectively referred

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to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X-A and Class X-B certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates are also referred to in this prospectus as the “Offered Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class A-4, Class A-4-1, Class A-4-2, Class A-4-X1 and Class A-4-X2 certificates (collectively, the “Class A-4 Exchangeable Certificates”), (ii) the Class A-5, Class A-5-1, Class A-5-2, Class A-5-X1 and Class A-5-X2 certificates (collectively, the “Class A-5 Exchangeable Certificates”), (iii) the Class A-S, Class A-S-1, Class A-S-2, Class A-S-X1 and Class A-S-X2 certificates (collectively, the “Class A-S Exchangeable Certificates”), (iv) the Class B, Class B-1, Class B-2, Class B-X1 and Class B-X2 certificates (collectively, the “Class B Exchangeable Certificates”) and (v) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable Certificates”). The Class A-4-X1, Class A-4-X2, Class A-5-X1, Class A-5-X2, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates.”

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Trust Components outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time.
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The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Trust Components will equal the Certificate Balance of the Class A-4 Trust Component. The Notional Amounts of the Class A-4-X1 and Class A-4-X2 Certificates will equal the Certificate Balances of the Class A-4-1 and Class A-4-2 Certificates, respectively.

The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Trust Components will equal the Certificate Balance of the Class A-5 Trust Component. The Notional Amounts of the Class A-5-X1 and Class A-5-X2 Certificates will equal the Certificate Balances of the Class A-5-1 and Class A-5-2 Certificates, respectively.

The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Trust Components will equal the Certificate Balance of the Class A-S Trust Component. The Notional Amounts of the Class A-S-X1 and Class A-S-X2 Certificates will equal the Certificate Balances of the Class A-S-1 and Class A-S-2 Certificates, respectively.

The Notional Amounts of the Class B-X1 and Class B-X2 Trust Components will equal the Certificate Balance of the Class B Trust Component. The Notional Amounts of the Class B-X1 and Class B-X2 Certificates will equal the Certificate Balances of the Class B-1 and Class B-2 Certificates, respectively.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the Exchangeable Certificates) and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”). The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date”

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will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (other than the Class V certificates) on each Distribution Date as described under “—Priority of Distributions” below (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in each applicable Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

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●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in each applicable Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in each applicable Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in a Collection Account in error;
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan; and

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

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The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any outstanding Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes and Trust Components;

Second, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)  to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

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(d)  to the Class A-4 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 Trust Component is reduced to zero;

(e)  to the Class A-5 Trust Component, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-5 Trust Component is reduced to zero; and

(f)   to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class or Trust Component, then in an amount equal to, and pro rata based upon, interest on that amount at the Pass-Through Rate for such class or Trust Component compounded monthly from the date the related Realized Loss was allocated to such class or Trust Component;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fifth, to the Class A-S Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Seventh, to the Class B, Class B-X1 and Class B-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eighth, to the Class B Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

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Ninth, to the Class B Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Trust Component, then, in an amount equal to interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates) and the Class A-S, Class B and Class C Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates.”

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Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will be equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components for such Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components for the related Distribution Date, weighted on the basis of their respective Certificate Balances or Notional Amounts immediately prior to that Distribution Date (but excluding any Exchangeable IO Trust Components from the denominator of such weighted average calculation).

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

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The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate or (ii) any Mortgage Loan or related Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date. For the avoidance of doubt, the Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Exchangeable Certificates

Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar

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denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-5	Class A-5-1, Class A-5-X1
Class A-5	Class A-5-2, Class A-5-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2

On the Closing Date, the Issuing Entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-4	See footnote (8) to the table under “Summary of Certificates”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-5	See footnote (8) to the table under “Summary of Certificates”	Class A-5 Certificate Pass-Through Rate minus 1.00%
Class A-5-X1	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-5-X2	Equal to Class A-5 Trust Component Certificate Balance	0.50%
Class A-S	$121,167,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$38,865,000	Class B Certificate Pass-Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$28,577,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the principal balance of the Class A-4 Trust Component (if such class of Exchangeable Certificates has an “A-4” designation), the Class A-5 Trust Component (if such class of Exchangeable Certificates has an “A-5” designation), the Class A-S Trust Component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B Trust Component (if such class of Exchangeable Certificates has a “B” designation) or the Class C Trust Component (if such class of Exchangeable Certificates has a “C” designation).

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Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-5 Exchangeable Certificates”	Class A-5	Class A-5, Class A-5-X1, Class A-5-X2
	Class A-5-1	Class A-5, Class A-5-X2
	Class A-5-2	Class A-5
	Class A-5-X1	Class A-5-X1
	Class A-5-X2	Class A-5-X1, Class A-5-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Component, respectively. The maximum Certificate Balances of Class A-4, Class A-5, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-4 and Class A-5 Trust Components discussed in footnote (8) to the table under “Summary of the Certificates”) will be issued on the Closing Date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class A-4 Trust Component, Class A-5 Trust Component, Class A-S Trust Component, Class B Trust Component or Class C Trust Component, respectively. Each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a

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Certificate Balance will have the same approximate initial credit support percentage, Assumed Final Distribution Date, weighted average life and expected principal window as the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively, shown above in the “Summary of Certificates” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates.” The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

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The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Principal Shortfall for that Distribution Date;

(b)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections

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would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of

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its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)             the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

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(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)            the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO

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Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued

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and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

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provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, constitutes the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

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Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-4, Class A-4-1, Class A-4-2, Class A-5, Class A-5-1, Class A-5-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2) to the Class A-4-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 certificates for that

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Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 certificates and the applicable principal prepayment,

(3) to the Class A-4-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 certificates and the applicable principal prepayment,

(4) to the Class A-5-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-1 certificates and the applicable principal prepayment,

(5) to the Class A-5-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-5-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-5 certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-5-2 certificates and the applicable principal prepayment,

(6) to the Class A-S-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates

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and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(7) to the Class A-S-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(8) to the Class B-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(9) to the Class B-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(10) to the Class C-X1 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(11) to the Class C-X2 certificates, the product of (a) the amount of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that

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Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(12) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates as described above,

(13) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the amount of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4 Exchangeable Certificates, the Class A-5 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates, as described above, and

(14) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will be required to pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

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“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified

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amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class F, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class (or, with respect to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance the date set forth next to the Class A-4, Class A-5, Class A-S, Class B or Class C certificates, respectively) in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then

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the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such

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Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall”. The Excess Prepayment Interest Shortfall will be allocated on each Distribution Date among the classes of Regular Certificates and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date. For any Distribution Date, any portion of the Excess Prepayment Interest Shortfall allocated to a Trust Component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests therein.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Exchangeable Certificates will likewise have the benefit of the subordination of the Class B Exchangeable Certificates, the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class B Exchangeable Certificates will likewise have the benefit of the subordination of the Class C Exchangeable Certificates and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates. The Class C Exchangeable Certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

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Prior to the Cross-Over Date, allocation of principal to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-4 Trust Component, until its Certificate Balance has been reduced to zero, fifth, to the Class A-5 Trust Component, until its Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, in each case, that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B and Class C Trust Components and the Class D, Class E, Class F, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

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The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C Trust Component;

seventh, to the Class B Trust Component; and

eighth, to the Class A-S Trust Component.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class A-4, Class A-5, Class A-S, Class B or Class C Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with

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the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

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(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, the master servicer, the special servicer, the trustee and the certificate administrator will not be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file;
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●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2024, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating

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advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to

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direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA (2) if such person is the Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder or the Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities

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laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding and any Class X-F, Class F, Class G-RR or Class H-RR certificate registered in the name of or beneficially owned by the holder of the VRR Interest will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

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“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, Morningstar Credit Information & Analytics, LLC, RealInsight, Thomson Reuters Corporation and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, such master servicer (with respect to Non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
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o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
o	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by a special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator; and
o	any notice or documents provided to the Certificate Administrator by the Depositor, Master Servicer or Special Servicer directing the Certificate Administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
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o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
o	any notice or documents provided to the certificate administrator by the depositor or any master servicer directing the certificate administrator to post to the “special notices” tab;
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●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that the Retaining Sponsor determines that the Retaining Parties or a Successor Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the certificate administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central

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Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the

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Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

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Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on,

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such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was

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received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSWF Commercial Mortgage Trust 2023-2

With a copy to:
TrustAdministrationGroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Fashion Valley Mall Mortgage Loan will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                      the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(iii)                an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy);

(v)                     an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)               originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                   an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)             the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)             the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)          the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)     the original or a copy of all related environmental insurance policies.

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With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the Fashion Valley Mall Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence File to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)                              the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                           the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has

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not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)                  any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                all related environmental reports; and

(xiv)                 all related environmental insurance policies;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not

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previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)                     a copy of the appraisal for the related Mortgaged Property(ies);

(h)                     for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                        a copy of the applicable mortgage loan seller’s asset summary;

(j)                        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)                      a copy of all zoning reports;

(l)                        a copy of financial statements of the related mortgagor;

(m)                 a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)                     a copy of all UCC searches;

(o)                     a copy of all litigation searches;

(p)                     a copy of all bankruptcy searches;

(q)                     a copy of any origination settlement statement;

(r)                        a copy of the insurance summary report;

(s)                     a copy of organizational documents of the related mortgagor and any guarantor;

(t)                        a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)                     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)                       a copy of any closure letter (environmental); and

(w)                   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above

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again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)        such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (ii); or

(ii)      in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x)                  discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y)                 receipt of a Breach Notice by the mortgage loan seller,

(A)                cure such Material Defect in all material respects, at its own expense,

(B)               repurchase the affected Mortgage Loan (or, in the case of the Fashion Valley Mall Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)               substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Fashion Valley Mall Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no

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substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel or other hospitality property, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Fashion Valley Mall Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a

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REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary

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Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and

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the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Fashion Valley Mall Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution,

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whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)  have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

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(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses,

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the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to the Fashion Valley Mall Mortgage Loan (8.2%), each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (60% with respect to BANA and 40% with respect to MSMCH). It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with

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respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the

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Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loans (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loans constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loans), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

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(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or a related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

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Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

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The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to nonrecoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will be required to make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be nonrecoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received

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notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such

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decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such nonrecoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from

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principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan except as described under “Description of the Mortgage Pool—The Whole Loans”, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master

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servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation or full, partial or discounted payoff of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts

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that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization

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Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Gain-on-Sale Reserve Account and applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates and the Trust Components have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

Each applicable Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                        to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the

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certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                      to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)             to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                    to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” and “—Special Servicing Compensation”;

(xi)                to recoup any amounts deposited in its Collection Account in error;

(xii)             to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the

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asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)           to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)            to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)             to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)         to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)      to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)         in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i) through (xviii) above;

(xx)              to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount” means, with respect to the master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

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No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.05250%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by such master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced
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Companion Loan) to the extent such beneficiary statement or demand charges are prepared by such master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either such master servicer or such special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which such special servicer would have been entitled if such master servicer had charged a fee and such master servicer will not be entitled to any of such fee charged by such special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which such master servicer would have been entitled if such special servicer had charged a fee and such special servicer will not be entitled to any portion of such fee charged by such master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such

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Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500 (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% (or 0.50% with respect to the CX – 250 Water Street Whole Loan) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% (or 0.50% with respect to the CX – 250 Water Street Whole Loan) to, the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase

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or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (B) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

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The special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)    100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)    100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)    50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)    with respect to the accounts held by such special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds; and

(vii)    100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by such special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any fee, the party that reduced or elected not to charge its respective portion of such fee

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will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any

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services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00941% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00147% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related

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borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00028% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from each applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing

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entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

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(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)        the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)        the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and
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b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,
b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan) to the holder of any related Serviced Pari Passu Companion Loan (or if applicable, to the Other Master Servicer of the securitization into which such Serviced Pari Passu Companion Loan has been sold).

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In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. No master servicer will calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain

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an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates or Trust Component then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, pro rata based on their respective interest entitlements, to the Class C, Class C-X1 and Class C-X2 Trust Components, seventh, pro rata based on their respective interest entitlements, to the Class B, Class B-X1 and Class B-X2 Trust Components, eighth, pro rata based on their respective interest entitlements, to the Class A-S, Class A-S-X1 and Class A-S-X2 Trust Components, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-2 and Class A-SB certificates, the Class X-A, Class X-B, Class X-D and Class X-F certificates and the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1 and Class A-5-X2 Trust Components). See “—Advances” and “Description of the Certificates—Distributions—Exchangeable Certificates” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the

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most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into

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account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer (other than with respect to Non-Serviced Mortgage Loans), the operating advisor (unless an Operating Advisor Consultation Event has occurred and is continuing and the special servicer has calculated any such Collateral Deficiency Amount) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The special servicer, the certificate administrator and the operating advisor will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class or Trust Component is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C Trust Component, seventh, to the Class B Trust Component, eighth, to the Class A-S Trust Component, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-SB certificates and the Class A-4 and Class A-5 Trust Components).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, and then, to the Class G-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

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The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon the written request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description

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of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially

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Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the issuing entity) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause

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to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and any related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder

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(except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or deemed consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder or Subordinate Companion Loan holder, as applicable, and such objection is communicated to the special servicer) within 10 business days (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of such party’s receipt from the special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in such master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision.

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With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph), the special servicer or the Risk Retention Consultation Party:

(i)    grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)    consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)    approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)    grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)    consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

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(vi)    consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)    approve annual operating budgets for Mortgage Loans;

(viii)    consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)    grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)    any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)    any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)    approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would

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not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period with regard to such Serviced A/B Whole Loan, the foregoing matters will not include (and Master Servicer Decision will not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

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In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, such master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer (and such special servicer shall forward such notice to the Directing Certificateholder (other than with respect to any

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Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and special servicer and to the holder of any related Serviced Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of such special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to such special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance

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of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder), (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any). The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that such

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master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance, except as provided in the next sentence. The master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to such “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to such master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a

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Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loans, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2024 and the calendar year ending on December 31, 2024. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

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Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is

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required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of such special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder

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(other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days));

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the

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Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);
●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class,
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only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
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●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to

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promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process. See “—The Directing Certificateholder” and “—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report. If an Operating Advisor Consultation Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both an Operating Advisor Consultation Event has occurred and is continuing and a Control Appraisal Period is in effect), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult on a non-binding basis with the

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special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan,

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the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of

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Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

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Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable (and such master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration

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of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be an offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO

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Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, to the extent permitted in the related Intercreditor Agreement, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if

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a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan) and, (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer;

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provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder as determined pursuant to clause (ii) above is expected to be Argentic Securities Income USA 2 LLC or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan

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Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

The “Control Eligible Certificates” will be any of the Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within 10 business days after the receipt of the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, of written request for input on any required consent or consultation and receipt of all reasonably

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requested information on any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved or consulted on the specific matter; provided, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by such special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, which report may (in the sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including,

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without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decisions”;

(iii)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)                any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)            any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)                 releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                    any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan

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other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)                 agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)             other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)          any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)            other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xv)               other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)         other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

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(xviii)      determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)          other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)             other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)          the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that such master servicer will process such request, and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer that is reasonably requested by such special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease are required to be paid by the master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related

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Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the VRR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide

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each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such

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other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, and only with respect to a Specially Serviced Loan, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to the related Major Decision, and (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation). With respect to any Non-Specially Serviced Loan, no Major Decision Reporting Package will be required to be delivered prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

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In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when no class of Control Eligible Certificates has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed

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not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the portions of the classes of Certificates that constitute the HRR Interest (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate certificate balance of such portions of such classes or (ii) a Control Termination Event has occurred and is continuing.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso or any other contrary provision of to each of the definitions of “Control Termination Event”, and “Consultation Termination Event” and “Operating Advisor Consultation Event,”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation

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Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related

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Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection

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with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the Closing Date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the Retaining Sponsor or the holders of the VRR Interest;

(c) does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d) may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or

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the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

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(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) and (2) any net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

i.    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials that is either in such special servicer’s possession or reasonably obtainable by such special servicer and necessary in support thereof (reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

ii.    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

iii.    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

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With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interests of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report. Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the PSA and the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on any Non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that such special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only

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relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

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●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)            that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)        that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)     that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)      that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

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(v)          that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)      that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in Regulation RR.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder or the Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, information contained within an Asset Status Report or Final Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by such special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

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“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the

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date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)      any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)      the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)          the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

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Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which

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the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2014, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 2018 and September 2023 was 31.9%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within

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such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)              a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)           a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)            a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)               a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

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(vi)            a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)         copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset

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Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any

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Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any

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sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the Successor Third-Party Purchaser (if any), the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party, a Successor Third-Party Purchaser, or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)              any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)           any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)        any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)            the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)        the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

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Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an

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Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any rating agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and

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(iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the

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applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal of securities in a transaction serviced by the applicable servicer prior to the time of determination.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will

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have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interests of the Certificateholders as a collective whole, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder or a Controlling Holder with respect to a Serviced A/B Whole Loan (unless a related Control Appraisal Period has occurred and is continuing) from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of the Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and

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other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be,

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under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   either Moody’s or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of

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securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

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Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver

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of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

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Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) any Successor Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with any Successor Third-Party Purchaser, any sponsor and any other party to the PSA.  Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing.  As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that such master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, the certificate administrator or the trustee receiving written notice from any other party to the PSA, any Successor Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that such master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of a Successor Third-Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of any Successor Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate”), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA.  The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of any Successor Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating

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advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the Non-Serviced Securitization Trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage

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Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and

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the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

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With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

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The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking

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“agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation

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or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

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Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 60 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a

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party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with
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respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

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The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSWF Commercial Mortgage Trust 2023-2 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions
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under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general
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collections on the MSWF Commercial Mortgage Trust 2023-2 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Fashion Valley Mall Mortgage Loan

The Fashion Valley Mall Mortgage Loan will be serviced pursuant to the BBCMS 2023-C20 PSA until the securitization of the related note A-1-1 Companion Loan. The servicing terms of the BBCMS 2023-C20 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements

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under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Fashion Valley Mall Mortgage Loan that is to be calculated based on a rate equal to 0.00250% per annum.
●	Upon the Fashion Valley Mall Mortgage Loan becoming a specially serviced loan under the BBCMS 2023-C20 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Fashion Valley Mall Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the Fashion Valley Mall Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000.
●	Unlike the PSA, the BBCMS 2023-C20 PSA does not provide certain non-binding consultation rights in respect of the Fashion Valley Mall Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-C20 PSA, which is available by requesting a copy from the underwriters. Following the securitization of the related note A-1-1 Companion Loan, the Fashion Valley Mall Mortgage Loan will be serviced under the pooling and servicing agreement entered into in connection with the securitization of such promissory note. The terms of such future pooling and servicing agreements are not definitively known or available at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Fashion Valley Mall Whole Loan Will Shift to Other Servicers”. The statements above in “Servicing of the Servicing Shift Mortgage Loans” with respect to a Servicing Shift Mortgage Loan and the related Non-Serviced PSA following the related Servicing Shift Securitization Date apply equally to the Fashion Valley Mall Mortgage Loan and the related future pooling and servicing agreement following the securitization of the related lead servicing promissory note.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Servicing of the Fashion Valley Mall Whole Loan Will Shift to Other Servicers” in this prospectus.

Servicing of the Philadelphia Marriott Downtown Mortgage Loan

The Philadelphia Marriott Downtown Mortgage Loan is expected to be serviced pursuant to the BBCMS 2023-5C23 PSA. The servicing terms of the BBCMS 2023-5C23 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to

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the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the Philadelphia Marriott Downtown Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the Philadelphia Marriott Downtown Mortgage Loan becoming a specially serviced loan under the BBCMS 2023-5C23 PSA, the related Non-Serviced Special Servicer thereunder is expected to earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Philadelphia Marriott Downtown Whole Loan, the related Non-Serviced Special Servicer is expected to be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of each such Whole Loan.
●	The related Non-Serviced Special Servicer is expected to be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is expected to be subject to a floor of $25,000 and a cap of $1,000,000 with respect to each such Whole Loan.
●	The operating advisor under the BBCMS 2023-5C23 PSA is expected to only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the BBCMS 2023-5C23 PSA special servicer after a consultation termination event.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-5C23 PSA, which is available by requesting a copy from the underwriters. In addition, if the BBCMS 2023-5C23 securitization does not close on or before the Closing Date, the Philadelphia Marriott Downtown Whole Loan will initially be serviced pursuant to the PSA and, from and after the date on which the related Control Note is securitized, pursuant to the related pooling and servicing agreement entered into in connection with such securitization.

See also “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the RTL Retail Portfolio Mortgage Loan

The RTL Retail Portfolio Mortgage Loan will be serviced pursuant to the BBCMS 2023-C22 PSA. The servicing terms of the BBCMS 2023-C22 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

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●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the RTL Retail Portfolio Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the RTL Retail Portfolio Whole Loan becoming a specially serviced loan under the BBCMS 2023-C22 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25000% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the RTL Retail Portfolio Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the RTL Retail Portfolio Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000.
●	Unlike the PSA, the BBCMS 2023-C22 PSA does not provide certain non-binding consultation rights in respect of the RTL Retail Portfolio Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-C22 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Rhino Retail Portfolio 2 Mortgage Loan

The Rhino Retail Portfolio 2 Mortgage Loan will be serviced pursuant to the BBCMS 2023-C21 PSA. The servicing terms of the BBCMS 2023-C21 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BBCMS 2023-C21 PSA earns a primary servicing fee with respect to the Rhino Retail Portfolio 2 Whole Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the Rhino Retail Portfolio 2 Whole Loan becoming a specially serviced loan under the BBCMS 2023-C21 PSA, the related Non-Serviced Special Servicer under the BBCMS 2023-C21 PSA will earn a special servicing fee payable monthly with respect to the Rhino Retail Portfolio 2 Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	The related Non-Serviced Special Servicer under the BBCMS 2023-C21 PSA will be entitled to a workout fee determined, with respect to each applicable principal and
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interest collection, at a workout fee rate equal to 1.00% of each such collection of interest and principal. Such fee is subject to a floor of $25,000 (with similar Excess Modification Fee Amount qualifiers as in the PSA).

●	The related Non-Serviced Special Servicer under the BBCMS 2023-C21 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation payment or proceeds, at a liquidation fee rate equal to 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then such liquidation fee rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an aggregate liquidation fee equal to $25,000).
●	Unlike the PSA, the BBCMS 2023-C21 PSA does not provide certain non-binding consultation rights in respect of the Rhino Retail Portfolio 2 Mortgage Loan (if it is specially serviced) to a representative of the holders of the credit risk retention interests.

Prospective investors are encouraged to review the full provisions of the BBCMS 2023-C21 PSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Westfarms Mortgage Loan

The Westfarms Mortgage Loan will be serviced pursuant to the BMO 2023-5C2 PSA. The servicing terms of the BMO 2023-5C2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Westfarms Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon the Westfarms Whole Loan becoming a specially serviced loan under the BMO 2023-5C2 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the Westfarms Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BMO 2023-5C2 PSA, which is available via request from the underwriters.

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See also “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency.

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Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

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The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

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●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has

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neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, which will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding certificates (other than the Class V and Class R certificates) (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class D and Class E certificates and the Class A-4, Class A-5, Class A-S, Class B and Class C Trust Components is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

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The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2033 and the CX – 250 Water Street Mortgage Loan is still an asset of the trust, then such Mortgage Loan will be excluded from the then-aggregate principal balance of the pool of Mortgage Loans and from the Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

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(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or

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qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)          to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)          to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)      to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA,

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without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-“ by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or

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certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Maryland.

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Commercial mortgage loans in Maryland are generally secured by deeds of trust on the related real estate. Under Maryland law, foreclosure of a deed of trust in Maryland is accomplished judicially under a specific “power of sale” provision in the deed of trust. After appropriate notices to the borrower and owner of the property are provided as specified in the loan documents, suit is initiated with the filing of an order to docket with the Circuit Court in the County where the property is located, along with the original or a certified copy of the lien instrument, a statement of debt and an affidavit under the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended. It is not necessary that process issue or that a hearing be held prior to sale in an action to foreclose under a power of sale. Advertising of the foreclosure is published once a week for three weeks prior to the sale in a newspaper of general circulation in the county in which the action is pending. Notice of the sale, with a copy of the advertisement of sale which is to be published, is sent by certified and regular mail to the owners and all lienholders no sooner than 30 days prior to the sale and not less than 10 days prior to the sale. An affidavit of service is to be filed in the foreclosure action. Before completing the sale of the property, the trustee under the deed of trust must file a bond with the State of Maryland with the Court. The sale must be conducted in the county in which the property is located, either immediately outside the courthouse entrance, on the property or elsewhere as ordered by the court or as specified in the advertisement. After the sale, a report of sale is filed by the trustee conducting the sale, an affidavit of the purchaser is filed along with a draft notice describing the property and stating the date at least thirty days hence by which objections to the ratification of the sale must be filed. This notice is published at least once a week for three successive weeks in one or more newspapers of general circulation. Any exception to ratification of the sale is ruled upon by the Court. Thereafter, the Court acts upon ratification of the sale and the matter is referred to an auditor to state an account. After being provided with the title report relied upon, invoices and proofs of advertising, the auditor states an account, which is sent to all interested parties. After any exceptions to the auditor’s report are resolved, the Court enters an order ratifying the auditor’s report.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably

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until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property

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are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In

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some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year

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prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”.

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The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an

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opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the

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senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court

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authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

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The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s

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bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

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Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets

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available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a

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bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or

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its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the

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mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount

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that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31,

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1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or

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special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, is also the master servicer under this securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer under the MSWF 2023-1 PSA, pursuant to which each of the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan is serviced and (ii) the current holder of one or more of the Pari Passu Companion Loans related to the Arundel Mills and Marketplace Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and a sponsor, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, N.A., an originator and the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, one of the non-recourse carveout guarantors with respect to the Fashion Valley Mall Mortgage Loan, PPF Retail, LLC, is managed by Morgan Stanley Real Estate Advisor, Inc., an affiliate of MSMCH, Morgan Stanley & Co. LLC and Morgan Stanley Bank, N.A.

Bank of America, a mortgage loan seller, an originator and a sponsor, is an affiliate of BofA Securities, Inc., one of the underwriters. Bank of America is also the holder of the companion loan(s) for which the noteholder is identified as “BANA” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Argentic, the retaining sponsor, a mortgage loan seller and an originator, is affiliated with (i) Argentic Services Company LP, the special servicer under the PSA and the special servicer with respect to each of the Metroplex Mortgage Loan and the 3800 Horizon Boulevard Whole Loan under the MSWF 2023-1 PSA, (ii) Argentic Securities Income USA 2 LLC, the entity which is expected to be appointed as the initial Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity which is expected to be the holder of the VRR Interest, the HRR Interest and the Class V certificates on the Closing Date, and (iv) Argentic CMBS Holdings II Limited, the entity which is expected to purchase the Class X-F and Class F certificates.

Argentic currently holds one (1) of the BLE Portfolio Pari Passu Companion Loans, one (1) of the La Primavera Pari Passu Companion Loans, the Blackbird Portfolio Pari Passu Companion Loan and the Centre Pointe Portfolio Pari Passu Companion Loan.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of LNR Partners, LLC, the special servicer under (i) the BBCMS 2023-C20 pooling and servicing agreement which initially governs the servicing of the Fashion Valley Mall Whole Loan (until the securitization of the related controlling Pari Passu Companion Loan) and (ii) the BBCMS 2023-5C23 pooling and servicing agreement which governs the servicing of the Philadelphia Marriott Downtown Whole Loan.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

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Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and SMC, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans (8.1%).

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor and a mortgage loan seller, or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Bank of America or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the Bank of America Mortgage Loans.

Morgan Stanley Bank, N.A. is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing with respect to the Shoppes At Waterford Mortgage Loan, the Monkey Junction Mortgage Loan, The West Wing Mortgage Loan (collectively, 3.7%).

Barclays Bank PLC, an affiliate of an originator, is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing with respect to one of the SMC Mortgage Loans (4.4%).

Computershare is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Wells Fargo Mortgage Loans.

Computershare is the interim custodian of the loan files for all of the mortgage loans that MSMCH (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to the Cross County Plaza Mortgage Loan (4.4%).

Computershare is the interim custodian of the loan files for all of the mortgage loans that Bank of America (except with respect to each Non-Serviced Mortgage Loan) will transfer to the depositor.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the retaining sponsor, a mortgage loan seller, originator and sponsor, (ii) Argentic Securities Income 2 USA LLC, the entity that is expected to be appointed as the Directing Certificateholder, (iii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to purchase the VRR Interest, the HRR Interest and the Class V certificates and (iv) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-F and Class F certificates. Argentic Services Company LP is also the special servicer with respect to the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan under the MSWF 2023-1 PSA.

BellOak, LLC, the Operating Advisor and Asset Representations Reviewer, is the operating advisor and asset representations reviewer with respect to the Rhino Retail Portfolio 2 Mortgage Loan which is currently being serviced under the BBCMS 2023-C21 pooling and servicing agreement and the Westfarms Mortgage Loan which is currently being serviced under the BMO 2023-5C2 pooling and servicing agreement.

Computershare, the trustee, certificate administrator and custodian, is also the trustee, certificate administrator and custodian under (i) the BBCMS 2023-C20 PSA, pursuant to which the Fashion Valley Mall Whole Loan (until the securitization of the related note A-1-1 Companion Loan) is serviced, (ii) the BBCMS 2023-5C23 PSA, pursuant to which the Philadelphia Marriott Downtown Whole Loan is serviced, (iii) the BBCMS 2023-C22 PSA,

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pursuant to which the RTL Retail Portfolio Whole Loan is serviced, (iv) the BBCMS 2023-C21 PSA, pursuant to which the Rhino Retail Portfolio 2 is serviced and (v) the MSWF 2023-1 PSA, pursuant to which the Metroplex Whole Loan and the 3800 Horizon Boulevard Whole Loan are serviced. Computershare, the trustee, certificate administrator and custodian, is also the certificate administrator and custodian under the BMO 2023-5C2 PSA, pursuant to which the Westfarms Whole Loan is serviced.

In the case of the repurchase facility provided by Wells Fargo Bank to Argentic, Wells Fargo Bank has agreed to purchase mortgage loans from Argentic on a revolving basis. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $55,027,500. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Argentic Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums are allocated to the class of Offered Certificates (and the extent to which they are collected), and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to

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reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Certificates will depend in part on the period of time during which the Class A-1 and Class A-2 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Certificates than they were when the Class A-1 and Class A-2 certificates, the Class A-4 Exchangeable Certificates and the Class A-5 Exchangeable Certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates or Exchangeable IO Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

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Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates or Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

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The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates or Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

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Interest-Only Class of Certificates	Underlying Classes of Certificates or Trust Components
Class X-A	Class A-1, Class A-2 and Class A-SB certificates and Class A-4 and Class A-5 Trust Components
Class X-B	Class A-S, Class B and Class C Trust Components
Class A-4-X1	Class A-4-1 certificates
Class A-4-X2	Class A-4-2 certificates
Class A-5-X1	Class A-5-1 certificates
Class A-5-X2	Class A-5-2 certificates
Class A-S-X1	Class A-S-1 certificates
Class A-S-X2	Class A-S-2 certificates
Class B-X1	Class B-1 certificates
Class B-X2	Class B-2 certificates
Class C-X1	Class C-1 certificates
Class C-X2	Class C-2 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The

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columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables below with respect to the Class A-4, Class A-5, Class A-S, Class B and Class C certificates apply equally to each class of Class A-4 Exchangeable Certificates, Class A-5 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates, respectively that has a certificate balance. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
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●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2024; and
●	the Offered Certificates are settled with investors on December 21, 2023.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of

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the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	80%	80%	80%	80%	80%
December 2025	56%	56%	56%	56%	56%
December 2026	29%	29%	29%	29%	29%
December 2027	0%	0%	0%	0%	0%
December 2028 and thereafter	0%	0%	0%	0	0%
Weighted Average Life (years)	2.18	2.17	2.17	2.17	2.17

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	99%	99%	97%	93%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.79	4.75	4.68	4.35

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	99%	99%	99%	99%	99%
December 2029	79%	79%	79%	79%	79%
December 2030	58%	58%	58%	58%	58%
December 2031	31%	31%	31%	31%	31%
December 2032	2%	2%	2%	2%	2%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.21	7.21	7.21	7.21	7.21
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Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	97%	94%	89%	76%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.43	9.39	9.34	9.28	9.02
(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($561,457,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	99%	97%	95%	89%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.63	9.60	9.56	9.51	9.25
(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
592

Percent of the Minimum Initial Certificate Balance ($311,457,000)(1)
of the Class A-5 Certificates
at the Respective CPPs Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.79	9.77	9.74	9.69	9.43
(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.89	9.86	9.57
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.90	9.65

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.91	9.90	9.90	9.65

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on

594

any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Structuring Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
595

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

596

Pre-Tax Yield to Maturity for the Class A-4-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-4-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-4-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

597

Pre-Tax Yield to Maturity for the Class A-5-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-5-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-5-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

598

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

599

Pre-Tax Yield to Maturity for the Class A-S-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class A-S-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class A-S-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

600

Pre-Tax Yield to Maturity for the Class B-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class B-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class B-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

601

Pre-Tax Yield to Maturity for the Class C-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X1 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

Pre-Tax Yield to Maturity for the Class C-X2 Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class C-X2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%
[_]%	[_]%	[_]%	[_]%	[_]%	[_]%

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, to the extent not otherwise discussed below, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Code, as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR and Class H-RR certificates, the Class A-4, Class A-4-X1, Class A-4-X2, Class A-5, Class A-5-X1, Class A-5-X2, Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 Trust Components (the “Exchangeable Trust Components”) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin llp, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest, the Excess Interest Distribution Account and the Exchangeable Trust Components will be classified as a trust under section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The

603

holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under section 671 of the Code. The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual

604

interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any

605

entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed. In addition, investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates

Whether or not a Certificate represents one, or more than one, Regular Interest, each Regular Interest represented by a Certificate will be treated as a separately taxable interest: the basis of each such Regular Interest and the income, deduction, loss and gain of each such Regular Interest should be accounted for separately.

Upon acquiring a Certificate for cash, the Certificateholder must establish a separate basis in each of the Regular Interests. The Certificateholder can do so by allocating the cost of the Certificate among the Regular Interest(s) based on their relative fair market values at the time of acquisition. Similarly, if a Certificateholder disposes of a Certificate for cash, the Certificateholder must establish a separate gain or loss for each Regular Interest. The Certificateholder can do so by allocating the amount realized for the Certificate among the Regular Interests based on their relative fair market values at the time of disposition.

Because each of the one or more Regular Interests will be treated as a separately taxable interest, no gain or loss will be realized upon surrendering one Certificate representing one group of Regular Interests in exchange for two or more Certificates representing the same group of components in different combinations. Regardless of the value of the Certificates received, immediately after the exchange, each of the Regular Interests represented by the Certificate surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately. Similarly, no gain or loss will be realized upon surrendering two or more Certificates representing one group of Regular Interests in exchange for one or more Certificates representing the same group of Regular Interests in different combinations. Regardless of the value of the Certificate or Certificates received, immediately after the exchange, each of the Regular Interests underlying the Certificates surrendered will have the same basis as it did immediately before the exchange and will continue to be accounted for separately.

Taxation of Regular Interests Underlying an Exchangeable Certificate

Each Regular Interest generally will be treated for federal income tax purposes as a debt instrument issued by the Upper-Tier REMIC. The discussion that follows applies separately to each Regular Interest represented by a Certificate.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B),

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payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, seventeen (17) Mortgaged Properties (12.5%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the

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discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates and the Exchangeable IO Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The

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Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate or Exchangeable IO Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates or Exchangeable IO Certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made, and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (that is, by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all premium bonds (other than bonds paying interest exempt from tax) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] Certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s

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acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount instruments acquired, by the holder as of the first day of the taxable year for which the election is made and to all premium bonds or market discount instruments, acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the Regular Interest is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates or Exchangeable IO Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular

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Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property

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held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the certificates (including interest distributions, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to “backup” withholding tax under Code Section 3406 unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate

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exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to payments, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates (including interest, original issue discount and, under certain circumstances, principal distributions), and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 unless the Non-U.S. Person either (i) provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or (ii) can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real

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estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Administrative Matters

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the certificates (other than the Class R certificates) will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Certificateholders or beneficial

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owners that own such certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Certificateholders of such certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Certificateholders (other than Class R Certificateholders) and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class V Certificates or any Class of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and fourteen days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of

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the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Plan of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-4
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-4-1	Class A-4-2	Class A-4-X1	Class A-4-X2
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-5	Class A-5-1	Class A-5-2	Class A-5-X1
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-5-X2	Class X-A	Class X-B	Class A-S
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
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Underwriter	Class A-S-1	Class A-S-2	Class A-S-X1	Class A-S-X2
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B	Class B-1	Class B-2	Class B-X1
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class B-X2	Class C	Class C-1	Class C-2
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]	[_]	[_]
BofA Securities, Inc.	[_]	[_]	[_]	[_]
Academy Securities, Inc.	[_]	[_]	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]	[_]	[_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class C-X1	Class C-X2
Wells Fargo Securities, LLC	$ [_]	$ [_]
Morgan Stanley & Co. LLC	[_]	[_]
BofA Securities, Inc.	[_]	[_]
Academy Securities, Inc.	[_]	[_]
Drexel Hamilton, LLC	[_]	[_]
Siebert Williams Shank & Co., LLC	[_]	[_]
Total	$ [_]0	$ [_]0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2023, before deducting expenses payable by the depositor (estimated at approximately $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of

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underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates). See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller and is also the master servicer. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, N.A., which is an originator. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint

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bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;
(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Fashion Valley Mall Mortgage Loan, the portion thereof allocable to MSMCH); and
(3)	the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America (or, with respect to the Fashion Valley Mall Mortgage Loan, the portion thereof allocable to Bank of America).

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

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Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any EU Retail Investors in the EEA. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any UK Retail Investor in the UK. For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates.

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)        it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the UK.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-09)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

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●	Prospective investors should note that the California State Teachers’ Retirement System (“CalSTRS”), which is a governmental plan, as of loan origination, owns an approximately 49% equity interest in the borrower under the CX – 250 Water Street Mortgage Loan (6.7%). Persons who have an ongoing relationship with CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.
●	Prospective investors should note that the Teachers Retirement System of Texas (“TRST”), which is a governmental plan, as of loan origination, owns an approximately 49% equity interest in the borrower under the CX – 250 Water Street Mortgage Loan (6.7%). Persons who have an ongoing relationship with the TRST should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

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In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990) and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of

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the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan

627

assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption (all of the applicable conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions

628

imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the

629

Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least 2 of the 3 Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance

630

Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

631

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor, the depositor may have only requested ratings for certain Classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such Classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on such Classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

632

Index of Defined Terms

@%(#)	189
17g-5 Information Provider	407
1986 Act	606
1996 Act	576
30% Units	200
30/360 Basis	449
3800 Horizon Boulevard Partial Payment Guaranty	239
401(c) Regulations	629
AB Modified Loan	462
Accelerated Mezzanine Loan Lender	400
Acceptable Insurance Default	467
Acting General Counsel’s Letter	166
Actual/360 Basis	237
Actual/360 Loans	436
ADA	579
Additional Exclusions	466
Administrative Fee Rate	374
ADR	181
Advances	431
Affirmative Asset Review Vote	516
Affordable Units	200
AIM	338
Annual Debt Service	181
Anticipated Repayment Date	237
Appraisal Institute	274
Appraisal Reduction Amount	458
Appraisal Reduction Event	457
Appraised Value	181
Appraised-Out Class	464
Approved Exchange	23
ARD Loan	237
AREF Repo Seller	170
Argentic	170, 298
Argentic Data Tape	305
Argentic Mortgage Loans	298
Argentic Review Team	304
Arundel Mills Marketplace Release Property	244
ASC	338
ASR Consultation Process	484
Assessment of Compliance	553
Asset Representations Reviewer Asset Review Fee	456
Asset Representations Reviewer Fee	456
Asset Representations Reviewer Fee Rate	456

Asset Representations Reviewer Termination Event	522
Asset Representations Reviewer Upfront Fee	456
Asset Review	518
Asset Review Notice	517
Asset Review Quorum	517
Asset Review Report	520
Asset Review Report Summary	520
Asset Review Standard	519
Asset Review Trigger	515
Asset Review Vote Election	516
Asset Status Report	481
Assumed Certificate Coupon	355
Assumed Final Distribution Date	391
Assumed Scheduled Payment	380
ASTM	213
ASTs	213
Attestation Report	554
Available Funds	367
Balloon Balance	183
Balloon or ARD LTV Ratio	187
Balloon or ARD Payment	188
BAMLCM	320
BANA Qualification Criteria	317
Bank of America	306
Bank of America Data File	315
Bank of America Guidelines	308
Bank of America Mortgage Loans	315
Bank of America Reporting Period	317
Bank of America Securitization Database	315
Bankruptcy Code	568
Base Interest Fraction	390
BBCMS 2023-5C23 PSA	257
BBCMS 2023-C20 PSA	257
BBCMS 2023-C21 PSA	257
BBCMS 2023-C22 PSA	257
Beds	195
BellOak	346
BER	215
BLE Portfolio and La Primavera Mortgage Loans	200
BLE Portfolio and La Primavera Whole Loans	212
BMO 2023-5C2 PSA	257
Boots Measuring Period	223
Borrower Party	399
Borrower Party Affiliate	399
Breach Notice	419

633

Bridge	211
Bridge Bank	124
C(WUMP)O	23
CalSTRS	625
Cash Flow Analysis	183
CDTC	330
CERCLA	576
Certificate Administrator/Trustee Fee	455
Certificate Administrator/Trustee Fee Rate	455
Certificate Balance	365
Certificate Owners	410
Certificateholder	401
Certificateholder Quorum	525
Certificateholder Repurchase Request	537
Certifying Certificateholder	412
Class A Certificates	364
Class A-4 Exchangeable Certificates	365, 377
Class A-5 Exchangeable Certificates	365, 377
Class A-S Exchangeable Certificates	365, 377
Class A-SB Planned Principal Balance	381
Class B Exchangeable Certificates	365, 377
Class C Exchangeable Certificates	365, 377
Class Percentage Interest	376
Class X Certificates	364
Clearstream	409
Clearstream Participants	411
Closing Date	180, 271
CMBS	172
Code	168
Collateral Deficiency Amount	462
Collection Account	435
Collection Period	369
Communication Request	413
Companion Distribution Account	436
Companion Holder	257
Companion Holders	257
Companion Loans	177
Compensating Interest Payment	392
Compliance Fee	212
Computershare	331
Computershare Limited	330
Computershare Trust Company	330
Constant Prepayment Rate	588
Constraining Level	354
Consultation Termination Event	501
Control Appraisal Period	257

Control Eligible Certificates	493
Control Note	257
Control Termination Event	501
Controlling Class	493
Controlling Class Certificateholder	493
Controlling Holder	257
Corrected Loan	481
Corresponding Trust Components	376
COVID-19	69
CPP	588
CPR	351, 588
CPY	588
CRE Loans	280, 295
CREC	214
Credit Risk Retention Rules	348
CREFC®	397
CREFC® Intellectual Property Royalty License Fee	457
CREFC® Intellectual Property Royalty License Fee Rate	457
CREFC® Reports	396
Cross-Collateralized Mortgage Loan Repurchase Criteria	422
Cross-Over Date	372
CTS	331
Cumulative Appraisal Reduction Amount	462, 463
Cure/Contest Period	519
Custodian	332
Cut-off Date	177
Cut-off Date Balance	184
Cut-off Date Loan-to-Value Ratio	185
Cut-off Date LTV Ratio	185
D(#)	189
D/@%(#)	190
DBRS Morningstar	520
Debt Service Coverage Ratio	186
Defaulted Loan	488
Defeasance Deposit	243
Defeasance Loans	243
Defeasance Lock-Out Period	243
Defeasance Option	243
Definitive Certificate	409
Delegated Directive	19
Delinquent Loan	516
Demand Entities	297, 319
Depositories	409
Designated Parcel	245
Determination Date	366
Diligence File	416
Directing Certificateholder	492
Directing Holder Approval Process	483
Disclosable Special Servicer Fees	454

Discount Rate	390
Discount Yield	353
Dispute Resolution Consultation	540
Dispute Resolution Cut-off Date	539
Distribution Accounts	436
Distribution Date	366
Distribution Date Statement	397
Dodd-Frank Act	175
DOL	625
DorYM(#)	190
DorYM@%(#)	190
Downtown Borrower	256
Downtown SPC Party	256
DSCR	186
DST	208
DTC	409
DTC Participants	409
DTC Rules	410
Due Date	236, 369
EDGAR	624
EEA	19
Effective Gross Income	184
Eisenhower Condominium	210
Eligible Asset Representations Reviewer	520
Eligible Operating Advisor	510
Elliott	338
Enforcing Party	538
Enforcing Servicer	538
ESA	213
EU	144
EU CRR	145
EU Institutional Investor	145
EU Investor Requirements	144
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	144
EU SR Rules	144
Euroclear	409
Euroclear Operator	411
Euroclear Participants	411
EUWA	20, 144
Excess Interest	237, 366
Excess Interest Distribution Account	436
Excess Modification Fee Amount	450
Excess Modification Fees	448
Excess Prepayment Interest Shortfall	393
Exchange Act	149, 270
Exchangeable Certificates	365

Exchangeable IO Certificates	365
Exchangeable IO Trust Component	375
Exchangeable P&I Trust Component	375
Exchangeable Trust Components	603
Excluded Controlling Class Holder	399
Excluded Controlling Class Loan	400
Excluded Information	400
Excluded Loan	400
Excluded Plan	627
Excluded Special Servicer	525
Excluded Special Servicer Loan	525
Exemption	626
Exemption Rating Agency	626
Expected Prices	358
Fair Value Condition	349
Fashion Valley Mall Known PACE Loan	255
FATCA	615
FDIA	165
FDIC	124, 166
FIEL	24
Final Asset Status Report	483
Final Dispute Resolution Election Notice	540
Financial Promotion Order	21
FINRA	622
FIRREA	167
Fitch	552
Flagstar	124
FPO Persons	21
FSMA	20, 145
GAAP	18
Gain-on-Sale Entitlement Amount	369
Gain-on-Sale Remittance Amount	368
Gain-on-Sale Reserve Account	437
Garn Act	578
GLA	187
Government Securities	241
Grantor Trust	366, 603
HOA	232
HOA Declaration	232
HRR Interest	3, 61, 348
HSTP Act	85
IDOT	115
Impermissible Affiliate	533
Impermissible Asset Representations Reviewer Affiliate	533
Impermissible Operating Advisor Affiliate	533
Impermissible TPP Affiliate	533
Indirect Participants	409

Initial Pool Balance	177
Initial Rate	237
Initial Requesting Certificateholder	537
Initial Subordinate Companion Loan Holder	492
In-Place Cash Management	187
Institutional Investor	23
Insurance and Condemnation Proceeds	435
Intercompany Loans	256
Intercreditor Agreement	257
Interest Accrual Amount	379
Interest Accrual Period	379
Interest Distribution Amount	379
Interest Payment Event	238
Interest Reserve Account	436
Interest Shortfall	379
Interested Person	490
Interest-Only Expected Price	357
Investor Certification	400
IRS	169
Japanese Affected Investors	147
Japanese Retention Requirement	147
JFSA	24, 147
JRR Rule	147
Judgment	218
KBRA	552
L(#)	189
Liquidation Fee	451
Liquidation Fee Rate	451
Liquidation Proceeds	435
LNR Partners	341
Loan Per Unit	187
Loan-Specific Directing Certificateholder	492
Local Law 97	127
Lock-out Period	241
Loss of Value Payment	423
Lower-Tier Regular Interests	603
Lower-Tier REMIC	366, 603
LTV Ratio	185
LTV Ratio at Maturity / ARD	187
LTV Ratio at Maturity or Anticipated Repayment Date	187
LTV Ratio at Maturity or ARD	187
LUST	214
MAI	424
Major Decision	494
Major Decision Reporting Package	494
MAS	23
Master Servicer	333
Master Servicer Decision	470
Material Defect	419

Maturity Date Balloon or ARD Payment	188
MCR	150
MIFID II	19
MLPA	414
MOA	349
Modification Fees	449
Moody’s	552
Morgan Stanley Bank	284
Morgan Stanley Group	284
Morgan Stanley Origination Entity	286
Mortgage	178
Mortgage File	414
Mortgage Loans	177
Mortgage Note	178
Mortgage Pool	177
Mortgage Rate	374
Mortgaged Property	178
MSMCH	284
MSMCH Data File	293
MSMCH Mortgage Loans	284
MSMCH Qualification Criteria	295
MSMCH Securitization Database	293
MSWF 2023-1 PSA	257
Net Mortgage Rate	374
Net Operating Income	188
NFA	622
NFIP	105
NI 33-105	25
NOI Date	188
Non-Control Note	257
Non-Controlling Holder	258
Nonrecoverable Advance	432
Non-Serviced Certificate Administrator	258
Non-Serviced Companion Loan	54, 258
Non-Serviced Companion Loans	54
Non-Serviced Custodian	258
Non-Serviced Directing Certificateholder	258
Non-Serviced Master Servicer	258
Non-Serviced Mortgage Loan	54, 258
Non-Serviced Pari Passu Companion Loan	258
Non-Serviced Pari Passu Whole Loan	258
Non-Serviced PSA	258
Non-Serviced Securitization Trust	258
Non-Serviced Special Servicer	259
Non-Serviced Trustee	259
Non-Serviced Whole Loan	54, 259
Non-Specially Serviced Loan	497
Non-U.S. Person	615

Notional Amount	365
NRA	188
NRSRO	399
NRSRO Certification	402
NYLPC	231
O(#)	189
OCC	271, 306
Occupancy Date	189
Occupancy Rate	188
Offered Certificates	365
OID Regulations	607
OLA	166
Old Navy Measuring Period	224
Operating Advisor Annual Report	508
Operating Advisor Consultation Event	502
Operating Advisor Consulting Fee	455
Operating Advisor Expenses	456
Operating Advisor Fee	455
Operating Advisor Fee Rate	455
Operating Advisor Standard	508
Operating Advisor Termination Event	512
Operating Advisor Upfront Fee	455
Operating Lessee	256
Other Master Servicer	259
Other PSA	259
Other Special Servicer	259
P&I Advance	430
P&I Advance Date	430
PACE	123, 255
PACE Loan	254
Pads	195
Par Purchase Price	488
Pari Passu Companion Loans	177
Participants	409
Parties in Interest	625
Pass-Through Rate	373
Patriot Act	580
PCB	213
PCE	215
Percentage Interest	367
Periodic Payments	368
Permitted Investments	367, 437
Permitted Special Servicer/Affiliate Fees	454
PFC Payments	212
PFC Program	182
PFC Program Affordable Components	201
PFC Termination Prepayment	235
PILOT	235
PIPs	217

PL	275
Plan Fiduciary	628
Plans	624
PML	231, 275
Popshelf Measuring Period	224
PRC	22
Preferred Equity Investor	255
Preliminary Dispute Resolution Election Notice	539
Prepayment Assumption	609
Prepayment Interest Excess	391
Prepayment Interest Shortfall	392
Prepayment Premium	390
Prepayment Provisions	189
Primary Collateral	422
Prime Rate	435
Principal Balance Certificates	365
Principal Distribution Amount	379
Principal Shortfall	381
Privileged Information	511
Privileged Information Exception	512
Privileged Person	398
Professional Investors	22
Prohibited Prepayment	392
Project Mezz	256
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	538
Proposed Course of Action Notice	538
PSA	364
PSA Party Repurchase Request	538
PTCE	628
PTE	626
Purchase Price	423
QOZs	190
Qualification Criteria	279
Qualified Opportunity Zone	190
Qualified Replacement Special Servicer	526
Qualified Substitute Mortgage Loan	423
Qualifying CRE Loan Percentage	350
RAC No-Response Scenario	551
RAM	213
Rated Final Distribution Date	391
Rating Agencies	552
Rating Agency Confirmation	552
REA	82
RealINSIGHT	339
Realized Loss	394
REC	213
Received Classes	374

Record Date	367
Registration Statement	624
Regular Certificates	364
Regular Interestholder	607
Regular Interests	603
Regulation AB	554
Regulation RR	348
Reimbursement Rate	435
Related Proceeds	433
Release Date	243
Release Parcel	247
Relevant Persons	21
Relief Act	579
Remaining Property	247
Remaining Term to Maturity or ARD	190
REMIC	603
REMIC LTV Test	169
REO Account	437
REO Loan	382
REO Property	481
Repurchase Request	538
Requesting Certificateholder	540
Requesting Holders	464
Requesting Investor	413
Requesting Party	551
Required Credit Risk Retention Percentage	350
Requirements	580
Residual Certificates	364
Resolution Failure	538
Resolved	538
Restricted Group	626
Restricted Party	512
Retaining Party	348
Retaining Sponsor	348
Review Materials	517
Revised Rate	237
RevPAR	190
Risk Retention Affiliate	511
Risk Retention Affiliated	511
Risk Retention Consultation Party	505
ROFO	226
ROFR	226
Rooms	195
RTL Retail Portfolio Adjusted Release Amount	245
RTL Retail Portfolio Release Property	245
Rule 15Ga-1 Reporting Period	280
Rule 17g-5	402
S&P	520

Scheduled Certificate Interest Payments	356
Scheduled Certificate Principal Payments	351
Scheduled Principal Distribution Amount	380
SEC	270
Securities Act	553
Securitization Accounts	364, 437
Securitization Regulations	145
SEL	275
Senior Certificates	364
Serviced A/B Whole Loan	259
Serviced Companion Loan	53, 259
Serviced Mortgage Loans	426
Serviced Pari Passu Companion Loan	259
Serviced Pari Passu Companion Loan Securities	529
Serviced Pari Passu Mortgage Loan	259
Serviced Pari Passu Whole Loan	259
Serviced Subordinate Companion Loan	259
Serviced Whole Loan	53, 54, 259
Servicer Termination Event	528
Servicing Advances	431
Servicing Fee	447
Servicing Fee Rate	447
Servicing Shift Master Servicer	53
Servicing Shift Mortgage Loan	53, 259
Servicing Shift Pooling and Servicing Agreement	54
Servicing Shift PSA	260
Servicing Shift Securitization Date	53, 260
Servicing Shift Special Servicer	54
Servicing Shift Whole Loan	53, 260
Servicing Standard	429
SF	190
SFA	23
SFO	22
Similar Law	624
SIPC	622
SMC	321, 345
SMC Data Tape	322
SMC Mortgage Loans	321
SMC Review Team	322
SMMEA	629
Special Servicer	338
Special Servicing Fee	450
Special Servicing Fee Rate	450
Specially Serviced Loans	478
SPG LP	233

Sq. Ft.	190
Square Feet	190
SR Institutional Investors	145
SR Investor Requirements	145
SR Rules	145
Startup Day	604
Starwood	321
Stated Principal Balance	381
Structured Product	22
Structuring Assumptions	589
STWD	341
Subject 2022 Computershare CMBS Annual Statement of Compliance	332
Subject Loan	456
Subordinate Certificates	364
Subordinate Companion Loan	260
Subordinate Companion Loans	177
Sub-Servicing Agreement	430
Successor Third-Party Purchaser	359
Surrendered Classes	374
SVB	124
T-12	190
Target Coupon	354
Target Price	354
Tax Exemption	234
Tax Savings Payment	182
TCE	215
TEHPFC	212
Term to Maturity	190
Termination Purchase Amount	555
Terms and Conditions	412
Tests	518
Third Party Report	180
Third-Party Offer	227
TI/LC	248
TIF	235
Title V	578
Total Operating Expenses	184
Treasury Curve Interpolated Yield	352
Treasury Priced Class X Certificates	351
Treasury Regulations	603
Treasury-Priced Expected Price	355
Treasury-Priced Principal Balance Certificates	351
TRIPRA	106
TRPH	213
TRST	625
Trust	329
Trust Components	375
Trust REMICs	366, 603
TTM	190

Tunnel	211
U.S. Person	615
U/W DSCR	186
U/W Expenses	191
U/W NCF	191
U/W NCF Debt Yield	193
U/W NCF DSCR	186
U/W NOI	194
U/W NOI Debt Yield	195
U/W NOI DSCR	194
U/W Revenues	195
UCC	563
UK	20, 144
UK CRR	145
UK Institutional Investor	145
UK Investor Requirements	145
UK MIFIR Product Governance Rules	20
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK SR Rules	144
Underwriter Entities	134
Underwriting Agreement	619
Underwritten Debt Service Coverage Ratio	186
Underwritten Expenses	191
Underwritten NCF	191
Underwritten NCF Debt Yield	193
Underwritten NCF DSCR	186
Underwritten Net Cash Flow	191
Underwritten Net Cash Flow Debt Service Coverage Ratio	186
Underwritten Net Operating Income	194
Underwritten Net Operating Income Debt Service Coverage Ratio	194
Underwritten NOI	194
Underwritten NOI Debt Yield	195
Underwritten NOI DSCR	194
Underwritten Revenues	195
Undeveloped Parcel	246
Units	195
Unscheduled Principal Distribution Amount	380
Unsolicited Information	518
Upper-Tier REMIC	366, 603
UST	213
Valley Ranch Condominium	210
VOCs	213
Volcker Rule	175

Voting Rights	408
VRR Interest	3, 60, 348
WAC Rate	373
Wachovia Bank	271
Weighted Average Mortgage Rate	195
Weighted Averages	196
Wells Fargo	330, 333
Wells Fargo Bank	271, 330
Wells Fargo Bank Data Tape	278
Wells Fargo Bank Deal Team	278
Wetlands Restrictive Covenant	232
WFDTC	330
Whole Loan	177

Withheld Amounts	436
Working Capital Loan	256
Workout Fee	450
Workout Fee Rate	450
Workout-Delayed Reimbursement Amount	435
Yield Curve Interpolated Yield	356
Yield Maintenance Charge	390
Yield Priced Certificates	351
Yield Priced Expected Price	358
YM(#)	189
YM@(#)	190

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group
1.00	Loan	5	1	60 Hudson	9.8%	100.0%	MSBNA	MSMCH	NAP	NAP
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	9.8%	100.0%	WFB	WFB	Group 1	NAP
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	8.2%	100.0%	BANA/BMO/Barclays	BANA/MSMCH	Group 1	NAP
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	6.7%	100.0%	WFB	WFB	NAP	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	6.7%	100.0%	BANA/GSBI/WFB/3650 REIT	BANA	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	3.0%		AREF2/Barclays	AREF2	Group 2	Group 1
6.01	Property		1	Lakeside Forest	1.4%	46.9%
6.02	Property		1	The Establishment	1.1%	37.8%
6.03	Property		1	Barcelona	0.5%	15.3%
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	1.4%	100.0%	AREF2/Barclays	AREF2	Group 2	Group 1
8.00	Loan	9	1	Cross County Plaza	4.4%	100.0%	SMC	SMC	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	3.3%		Barclays	MSMCH	NAP	NAP
9.01	Property		1	Northwoods Marketplace	0.3%	8.3%
9.02	Property		1	The Centrum	0.2%	6.6%
9.03	Property		1	Lawton Marketplace Lawton	0.2%	6.2%
9.04	Property		1	Carlisle Crossing	0.2%	6.1%
9.05	Property		1	Southway Shopping Center	0.2%	6.0%
9.06	Property		1	Parkway Centre South Shopping	0.2%	5.2%
9.07	Property		1	Houma Crossing - Houma	0.2%	5.0%
9.08	Property		1	North Lake Square	0.2%	4.9%
9.09	Property		1	Liberty Crossing - Rowlett	0.2%	4.8%
9.10	Property		1	Owensboro Towne Center	0.1%	4.6%
9.11	Property		1	Harbor Town Center	0.1%	3.7%
9.12	Property		1	Lord Salisbury Center	0.1%	3.5%
9.13	Property		1	Terrell Mill Village	0.1%	3.5%
9.14	Property		1	The Ridge at Turtle Creek	0.1%	3.1%
9.15	Property		1	Nordstrom Rack	0.1%	3.0%
9.16	Property		1	Ventura Place	0.1%	2.8%
9.17	Property		1	Village at Quail Springs Oklahoma City	0.1%	2.7%
9.18	Property		1	Wallace Commons I	0.1%	2.6%
9.19	Property		1	Waterford Park South	0.1%	2.5%
9.20	Property		1	Evergreen Marketplace	0.1%	2%
9.21	Property		1	Derby Marketplace	0.1%	2%
9.22	Property		1	Stoneridge Village	0.1%	2%
9.23	Property		1	Fresh Thyme and DSW	0.0%	2%
9.24	Property		1	Crossroads Annex - Lafayette	0.0%	1%
9.25	Property		1	Tellico Village	0.0%	1%
9.26	Property		1	Walmart Neighborhood Market	0.0%	1%
9.27	Property		1	PetSmart & Old Navy	0.0%	1%
9.28	Property		1	Sutter's Creek	0.0%	1%
9.29	Property		1	Mattress Firm and Panera Bread	0.0%	1%
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	3.3%		Barclays/BANA	BANA	NAP	NAP
10.01	Property		1	Monte Vista	1.5%	44%
10.02	Property		1	Sherwood	0.6%	19%
10.03	Property		1	Madera Marketplace	0.5%	15%
10.04	Property		1	Silverdale Village	0.3%	8%
10.05	Property		1	Port Orchard	0.2%	7%
10.06	Property		1	Grafton	0.1%	4%
10.07	Property		1	Fallon	0.1%	3%
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	3.3%		AREF2	AREF2	NAP	NAP
11.01	Property		1	1100, 1200, and 1300 Victors Way	0.5%	17%
11.02	Property		1	1200 Eisenhower Place	0.4%	13%
11.03	Property		1	3767-3891 Ranchero Drive	0.4%	12%
11.04	Property		1	1300 Eisenhower Place	0.4%	11%
11.05	Property		1	1500 Eisenhower Place	0.4%	11%
11.06	Property		1	1100 Eisenhower Place	0.3%	10%

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group
11.07	Property		1	1194 Oak Valley Drive	0.3%	10%
11.08	Property		1	3940-3948 Ranchero Drive	0.2%	7%
11.09	Property		1	950 Victors Way	0.2%	5%
11.10	Property		1	825 Victors Way	0.2%	5%
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	3.3%	100%	AREF2	AREF2	NAP	NAP
13.00	Loan	36, 37	1	Gwinnett Marketfair	2.8%	100%	WFB	WFB	Group 3	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	2.7%		AREF2	AREF2	NAP	NAP
14.01	Property		1	Timber Cove	0.7%	24%
14.02	Property		1	Custer Crossing and Raven Wood	0.5%	20%
14.03	Property		1	Raven Ridge	0.5%	19%
14.04	Property		1	Fox Run	0.4%	16%
14.05	Property		1	Killdeer Highlands	0.3%	9%
14.06	Property		1	Bakken Ridge	0.2%	7%
14.07	Property		1	Creekside Cottages	0.1%	5%
15.00	Loan	40	1	Rockwall Market Center	2.4%	100%	AREF2	AREF2	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	2.4%	100%	MSBNA	MSMCH	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	1.6%		WFB	WFB	NAP	NAP
17.01	Property		1	Union Business Park	0.6%	38%
17.02	Property		1	Stanford Industrial Park	0.5%	34%
17.03	Property		1	Auto Works Industrial Park	0.5%	29%
18.00	Loan	42	1	Bangor Parkade	1.6%	100%	MSBNA	MSMCH	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	1.6%	100%	WFB	WFB	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	1.5%	100%	WFB	WFB	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	1.4%	100%	SMC	SMC	Group 4	NAP
22.00	Loan		1	419 West River Road	1.3%	100%	AREF2	AREF2	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	1.3%	100%	MSBNA	MSMCH	NAP	NAP
24.00	Loan		1	1777 Vine Street	1.3%	100%	WFB	WFB	NAP	NAP
25.00	Loan		1	Monkey Junction	1.2%	100%	SMC	SMC	Group 4	NAP
26.00	Loan	48, 49	1	The West Wing	1.1%	100%	SMC	SMC	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	1.1%	100%	WFB	WFB	Group 6	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	1.0%	100%	WFB	WFB	Group 5	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	1.0%	100%	WFB	WFB	Group 5	NAP
30.00	Loan		1	McDonough Marketplace	1.0%	100%	WFB	WFB	Group 3	NAP
31.00	Loan		1	Triangle Center	0.9%	100%	AREF2	AREF2	NAP	NAP
32.00	Loan		1	Dixon Street	0.8%	100%	MSBNA	MSMCH	NAP	NAP
33.00	Loan	54	1	Highlands Plaza	0.8%	100%	AREF2	AREF2	NAP	NAP
34.00	Loan		1	Nogales Plaza	0.8%	100%	MSBNA	MSMCH	NAP	NAP
35.00	Loan		1	Natchez Promenade	0.6%	100%	AREF2	AREF2	NAP	NAP
36.00	Loan		1	Sullivan Parke IV	0.6%	100%	MSBNA	MSMCH	Group 7	NAP
37.00	Loan		1	Sorrento View Apartments	0.6%	100%	WFB	WFB	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	0.5%	100%	GACC	AREF2	NAP	NAP
39.00	Loan	5, 10	1	3800 Horizon Boulevard	0.5%	100%	AREF2	AREF2	NAP	NAP
40.00	Loan		1	Sullivan Parke III	0.5%	100%	MSBNA	MSMCH	Group 7	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	0.4%		WFB	WFB	NAP	NAP
41.01	Property		1	Graves Industrial Park	0.2%	55%
41.02	Property		1	Dalworth Business Park	0.2%	45%
42.00	Loan	56	1	Tammany Hills Apartments	0.3%	100%	WFB	WFB	Group 6	NAP
43.00	Loan		1	Lee Vista Retail Center	0.3%	100%	MSBNA	MSMCH	NAP	NAP
44.00	Loan		1	Broad Street Commons	0.3%	100%	WFB	WFB	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale	0.2%	100%	WFB	WFB	NAP	NAP
46.00	Loan	5	1	Westfarms	0.2%	100%	WFB	WFB	NAP	NAP

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code	General Property Type
1.00	Loan	5	1	60 Hudson	60 Hudson Street	New York	New York	NY	10013	Other
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	7000 and 7600 Arundel Mills Circle	Hanover	Anne Arundel	MD	21076	Retail
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	7007 Friars Road	San Diego	San Diego	CA	92108	Retail
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	1201 and 1113 Market Street	Philadelphia	Philadelphia	PA	19107	Hospitality
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	250 Water Street	Cambridge	Middlesex	MA	02141	Mixed Use
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	Various	Houston	Harris	TX	Various	Multifamily
6.01	Property		1	Lakeside Forest	1251 Wilcrest Drive	Houston	Harris	TX	77042	Multifamily
6.02	Property		1	The Establishment	2235 Winrock Boulevard	Houston	Harris	TX	77057	Multifamily
6.03	Property		1	Barcelona	6434 Ella Lee Lane	Houston	Harris	TX	77057	Multifamily
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	10000 Hammerly Boulevard	Houston	Harris	TX	77080	Multifamily
8.00	Loan	9	1	Cross County Plaza	4348 Okeechobee Boulevard	West Palm Beach	Palm Beach	FL	33409	Retail
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	Various	Various	Various	Various	Various	Retail
9.01	Property		1	Northwoods Marketplace	7612 and 7620 Rivers Avenue	North Charleston	Charleston	SC	29406	Retail
9.02	Property		1	The Centrum	10200, 10400, 10404, 10408, 10412, 10416, 10420, 10500, 10610 Centrum Parkway	Pineville	Mecklenburg	NC	28134	Retail
9.03	Property		1	Lawton Marketplace Lawton	1726, 1732, 1806, 1824, 1832, 1906, 1912, 1920, 1926, 2004, 2006, 1836, 1948, 2136 and 1754-1772 Northwest 82nd Street	Lawton	Comanche	OK	73505	Retail
9.04	Property		1	Carlisle Crossing	202, 214, 230-238, 248-266, 299 Westminster Drive	Carlisle	Cumberland	PA	17013	Retail
9.05	Property		1	Southway Shopping Center	8000-8230 South Gessner Road	Houston	Harris	TX	77036	Retail
9.06	Property		1	Parkway Centre South Shopping	1701-1751 Stringtown Road	Grove City	Franklin	OH	43123	Retail
9.07	Property		1	Houma Crossing - Houma	1779, 1781, 1783 and 1785 Martin Luther King Jr. Boulevard	Houma	Terrebonne Parish	LA	70360	Retail
9.08	Property		1	North Lake Square	1122, 1134, 1146, 1150, 1154, 1160 Dawsonville Highway	Gainesville	Hall	GA	30501	Retail
9.09	Property		1	Liberty Crossing - Rowlett	5601, 5701-5709 President George Bush Highway	Rowlett	Dallas	TX	75089	Retail
9.10	Property		1	Owensboro Towne Center	5099, 5101, 5115, 5135, 5241 Frederica Street	Owensboro	Daviess	KY	42301	Retail
9.11	Property		1	Harbor Town Center	4125, 4140, 4144 Harbor Town Lane, 4411, 4421 Dewey Street, and 4450 Calumet Avenue	Manitowoc	Manitowoc	WI	54220	Retail
9.12	Property		1	Lord Salisbury Center	2637, 2639, 2641, 2649, 2653, 2657 North Salisbury Boulevard	Salisbury	Wicomico	MD	21801	Retail
9.13	Property		1	Terrell Mill Village	1453 Terrell Mill Road Southeast	Marietta	Cobb	GA	30067	Retail
9.14	Property		1	The Ridge at Turtle Creek	6169, 6173, and 6175 US Highway 98	Hattiesburg	Lamar	MS	39402	Retail
9.15	Property		1	Nordstrom Rack	1702 North Dale Mabry Highway	Tampa	Hillsborough	FL	33607	Retail
9.16	Property		1	Ventura Place	8810, 8850, 8900 Holly Avenue Northeast	Albuquerque	Bernalillo	NM	87122	Retail
9.17	Property		1	Village at Quail Springs Oklahoma City	2201 and 2135 West Memorial Road	Oklahoma City	Oklahoma	OK	73134	Retail
9.18	Property		1	Wallace Commons I	1311, 1317, 1321, 1325, 1333, 1345, 1349, 1371 and 1395 Klumac Road	Salisbury	Rowan	NC	28147	Retail
9.19	Property		1	Waterford Park South	1020 & 1040 Veterans Parkway	Clarksville	Clark	IN	47129	Retail
9.20	Property		1	Evergreen Marketplace	9140, 9142, 9144 South Western Avenue	Evergreen Park	Cook	IL	60805	Retail
9.21	Property		1	Derby Marketplace	1712, 1800, 1812 North Rock Road	Derby	Sedgwick	KS	67037	Retail
9.22	Property		1	Stoneridge Village	707, 731, 735, 739 Stoneridge Parkway	Jefferson City	Cole	MO	65109	Retail
9.23	Property		1	Fresh Thyme and DSW	4302-4320 Coldwater Road	Fort Wayne	Allen	IN	46805	Retail
9.24	Property		1	Crossroads Annex - Lafayette	609 Settlers Trace Boulevard	Lafayette	Lafayette Parish	LA	70508	Retail
9.25	Property		1	Tellico Village	101 Cheeyo Way	Loudon	Loudon	TN	37774	Retail
9.26	Property		1	Walmart Neighborhood Market	10635, 10645, 10655 Dorchester Road	Summerville	Dorchester	SC	29485	Retail
9.27	Property		1	PetSmart & Old Navy	2389-2409 Taylor Park Drive	Reynoldsburg	Fairfield	OH	43068	Retail
9.28	Property		1	Sutter's Creek	750, 760, 794 Sutter's Creek Boulevard	Rocky Mount	Nash	NC	27804	Retail
9.29	Property		1	Mattress Firm and Panera Bread	38295 - 38305 Chestnut Ridge Road	Elyria	Lorain	OH	44035	Retail
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Various	Various	Various	Various	Various	Retail
10.01	Property		1	Monte Vista	2801-3027 Countryside Drive	Turlock	Stanislaus	CA	95380	Retail
10.02	Property		1	Sherwood	16030 Southwest Tualatin Sherwood Road	Sherwood	Washington	OR	97140	Retail
10.03	Property		1	Madera Marketplace	2001-2295 West Cleveland Avenue	Madera	Madera	CA	93637	Retail
10.04	Property		1	Silverdale Village	9333-9481 Silverdale Way Northwest	Silverdale	Kitsap	WA	98383	Retail
10.05	Property		1	Port Orchard	4350 Southeast Mile Hill Drive	Port Orchard	Kitsap	WA	98366	Retail
10.06	Property		1	Grafton	1827 Wisconsin Avenue	Grafton	Ozaukee	WI	53024	Retail
10.07	Property		1	Fallon	2105 West Williams Avenue	Fallon	Churchill	NV	89406	Retail
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	Various	Ann Arbor	Washtenaw	MI	48108	Various
11.01	Property		1	1100, 1200, and 1300 Victors Way	1100, 1200, 1300 Victors Way	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.02	Property		1	1200 Eisenhower Place	1200 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.03	Property		1	3767-3891 Ranchero Drive	3767-3891 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.04	Property		1	1300 Eisenhower Place	1300 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.05	Property		1	1500 Eisenhower Place	1500 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.06	Property		1	1100 Eisenhower Place	1100 Eisenhower Place	Ann Arbor	Washtenaw	MI	48108	Mixed Use

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code	General Property Type
11.07	Property		1	1194 Oak Valley Drive	1194 Oak Valley Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.08	Property		1	3940-3948 Ranchero Drive	3940-3948 Ranchero Drive	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.09	Property		1	950 Victors Way	930 and 950 Victors Way	Ann Arbor	Washtenaw	MI	48108	Mixed Use
11.10	Property		1	825 Victors Way	825 Victors Way	Ann Arbor	Washtenaw	MI	48108	Office
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	9100, 9050, 9075, 9025 & 9277 Centre Pointe Drive	West Chester	Butler	OH	45069	Office
13.00	Loan	36, 37	1	Gwinnett Marketfair	3675 Satellite Boulevard	Duluth	Gwinnett	GA	30096	Retail
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	Various	Various	Various	ND	Various	Multifamily
14.01	Property		1	Timber Cove	1100, 1104, 1108, & 1112 Elm Street Southeast	Tioga	Williams	ND	58852	Multifamily
14.02	Property		1	Custer Crossing and Raven Wood	1541-1763 Carroll Street and 931 2nd Street East	Dickinson	Stark	ND	58601	Multifamily
14.03	Property		1	Raven Ridge	1053 and 1153 Koch Street	Dickinson	Stark	ND	58601	Multifamily
14.04	Property		1	Fox Run	3964 89th Avenue Northwest	New Town	Mountrail	ND	58763	Multifamily
14.05	Property		1	Killdeer Highlands	124 Park Lane	Killdeer	Dunn	ND	58640	Multifamily
14.06	Property		1	Bakken Ridge	210 11th Avenue Northeast	Watford City	McKenzie	ND	58854	Multifamily
14.07	Property		1	Creekside Cottages	504-525 5th Street Southeast and 504-525 6th Street Southeast	Watford City	McKenzie	ND	58854	Multifamily
15.00	Loan	40	1	Rockwall Market Center	2663-2853 Market Center Drive	Rockwall	Rockwall	TX	75032	Retail
16.00	Loan	41	1	Mountain Lakes Estates	765 South Meadows Parkway	Reno	Washoe	NV	89521	Multifamily
17.00	Loan	21	3	Lucas Industrial Portfolio	Various	Various	Arapahoe	CO	80110	Industrial
17.01	Property		1	Union Business Park	1855-1865 West Union Avenue	Sheridan	Arapahoe	CO	80110	Industrial
17.02	Property		1	Stanford Industrial Park	1825-1835 West Union Avenue & 1910 West Stanford Avenue	Sheridan	Arapahoe	CO	80110	Industrial
17.03	Property		1	Auto Works Industrial Park	1942-1952 West Union Avenue	Englewood	Arapahoe	CO	80110	Industrial
18.00	Loan	42	1	Bangor Parkade	482-534 Stillwater Avenue	Bangor	Penobscot	ME	04401	Retail
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	9100 Basil Court	Upper Marlboro	Prince George's	MD	20774	Hospitality
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	32700 Desert Moon Drive	Thousand Palms	Riverside	CA	92276	Other
21.00	Loan		1	Shoppes at Waterford	1149, 1175 and 1191 University Drive	Burlington	Alamance	NC	27215	Retail
22.00	Loan		1	419 West River Road	419 West River Road	Louisburg	Franklin	NC	27549	Industrial
23.00	Loan		1	Baytowne Shoppes and Square	2033 North Prospect Avenue	Champaign	Champaign	IL	61822	Retail
24.00	Loan		1	1777 Vine Street	1777 Vine Street	Los Angeles	Los Angeles	CA	90028	Office
25.00	Loan		1	Monkey Junction	5120 South College Road	Wilmington	New Hanover	NC	28412	Retail
26.00	Loan	48, 49	1	The West Wing	2501 East Fowler Avenue	Tampa	Hillsborough	FL	33612	Hospitality
27.00	Loan		1	Tammany on the Ponds	7610 Heritage Drive, 7832 Heritage Drive, and 310 South Canal Road	Lansing	Eaton	MI	48917	Multifamily
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	1528 North Main Street	Summerville	Berkeley	SC	29486	Hospitality
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	1510 Rose Drive	Summerville	Berkeley	SC	29486	Hospitality
30.00	Loan		1	McDonough Marketplace	105-133 Willow Lane, 1124 Highway 20/81	McDonough	Henry	GA	30253	Retail
31.00	Loan		1	Triangle Center	2000 North Mays Street	Round Rock	Williamson	TX	78664	Retail
32.00	Loan		1	Dixon Street	4121 Dixon Street	Des Moines	Polk	IA	50313	Industrial
33.00	Loan	54	1	Highlands Plaza	2253 & 2257 North Loop 336 West	Conroe	Montgomery	TX	77304	Mixed Use
34.00	Loan		1	Nogales Plaza	251-490 North Grand Court Plaza	Nogales	Santa Cruz	AZ	85621	Retail
35.00	Loan		1	Natchez Promenade	350 John R Junkin Drive	Natchez	Adams	MS	39120	Retail
36.00	Loan		1	Sullivan Parke IV	2295 Lafayette Park Drive	Easton	Northampton	PA	18040	Multifamily
37.00	Loan		1	Sorrento View Apartments	12495 Southwest Conestoga Drive	Beaverton	Washington	OR	97008	Multifamily
38.00	Loan	5, 55	1	Metroplex	3530 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90010	Office
39.00	Loan	5, 10	1	3800 Horizon Boulevard	3800 Horizon Boulevard	Feasterville-Trevose	Bucks	PA	19053	Office
40.00	Loan		1	Sullivan Parke III	2265 Lafayette Park Drive	Easton	Northampton	PA	18040	Multifamily
41.00	Loan	21	2	Graves & Dalworth Business Park	Various	Various	Tarrant	TX	Various	Industrial
41.01	Property		1	Graves Industrial Park	3620 Graves Boulevard	Pantego	Tarrant	TX	76013	Industrial
41.02	Property		1	Dalworth Business Park	2345 Dalworth Street	Grand Prairie	Tarrant	TX	75050	Industrial
42.00	Loan	56	1	Tammany Hills Apartments	3010 Staten Avenue & 3015 Staten Avenue	Lansing	Ingham	MI	48910	Multifamily
43.00	Loan		1	Lee Vista Retail Center	6125 South Semoran Boulevard	Orlando	Orange	FL	32822	Retail
44.00	Loan		1	Broad Street Commons	3300 East Broad Street	Mansfield	Tarrant	TX	76063	Retail
45.00	Loan		1	Walgreens - Rosedale	8606 Philadelphia Road	Rosedale	Baltimore	MD	21237	Retail
46.00	Loan	5	1	Westfarms	1500 New Britain Avenue	West Hartford	Hartford	CT	06110	Retail

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
1.00	Loan	5	1	60 Hudson	Data Center	1930	2013	1,149,619	SF	243.56	90,000,000	90,000,000
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	Super Regional Mall	2000; 2002; 2012	NAP	1,938,983	SF	185.66	90,000,000	90,000,000
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	Super Regional Mall	1969	2023	1,377,155	SF	326.76	75,000,000	75,000,000
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	Full Service	1990; 1995	2023	1,408	Rooms	152,698.86	61,666,666	61,666,666
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	Lab/Office	2022	NAP	479,004	SF	1,109.59	61,250,000	61,250,000
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	Garden	Various	2019-2020	680	Units	79,513.89	27,300,000	27,300,000
6.01	Property		1	Lakeside Forest	Garden	1975	2019-2020	240	Units		12,795,283	12,795,283
6.02	Property		1	The Establishment	Garden	1971	2019-2020	313	Units		10,325,544	10,325,544
6.03	Property		1	Barcelona	Garden	1963	2019-2020	127	Units		4,179,173	4,179,173
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	Garden	1974	2019-2020	328	Units	79,513.89	12,700,000	12,700,000
8.00	Loan	9	1	Cross County Plaza	Anchored	1991	1998	347,093	SF	115.24	40,000,000	40,000,000
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	Various	Various	Various	3,117,102	SF	83.41	30,000,000	30,000,000
9.01	Property		1	Northwoods Marketplace	Anchored	1998	NAP	236,078	SF		2,480,769	2,480,769
9.02	Property		1	The Centrum	Anchored	1997	2020	274,446	SF		1,985,769	1,985,769
9.03	Property		1	Lawton Marketplace Lawton	Anchored	2013	2023	196,715	SF		1,866,923	1,866,923
9.04	Property		1	Carlisle Crossing	Anchored	2005	NAP	152,487	SF		1,818,462	1,818,462
9.05	Property		1	Southway Shopping Center	Anchored	1976-2011	NAP	181,836	SF		1,806,923	1,806,923
9.06	Property		1	Parkway Centre South Shopping	Anchored	2004	NAP	131,887	SF		1,563,462	1,563,462
9.07	Property		1	Houma Crossing - Houma	Anchored	2008	NAP	181,423	SF		1,493,077	1,493,077
9.08	Property		1	North Lake Square	Anchored	2015; 2016	NAP	140,116	SF		1,475,769	1,475,769
9.09	Property		1	Liberty Crossing - Rowlett	Anchored	2007	NAP	105,769	SF		1,438,846	1,438,846
9.10	Property		1	Owensboro Towne Center	Anchored	1992; 1996; 1997; 1999	2015	164,941	SF		1,367,308	1,367,308
9.11	Property		1	Harbor Town Center	Anchored	2005	NAP	138,744	SF		1,107,692	1,107,692
9.12	Property		1	Lord Salisbury Center	Anchored	2005	NAP	113,821	SF		1,054,615	1,054,615
9.13	Property		1	Terrell Mill Village	Anchored	1974	2012	75,184	SF		1,036,154	1,036,154
9.14	Property		1	The Ridge at Turtle Creek	Anchored	1992	NAP	98,705	SF		933,462	933,462
9.15	Property		1	Nordstrom Rack	Shadow Anchored	1994	NAP	45,457	SF		890,769	890,769
9.16	Property		1	Ventura Place	Anchored	2008	NAP	66,595	SF		848,077	848,077
9.17	Property		1	Village at Quail Springs Oklahoma City	Anchored	1984	2004	100,404	SF		800,769	800,769
9.18	Property		1	Wallace Commons I	Anchored	2008	NAP	98,509	SF		770,769	770,769
9.19	Property		1	Waterford Park South	Anchored	2005	2008	91,906	SF		759,231	759,231
9.20	Property		1	Evergreen Marketplace	Anchored	2013	NAP	49,842	SF		686,538	686,538
9.21	Property		1	Derby Marketplace	Anchored	2015	NAP	100,000	SF		632,308	632,308
9.22	Property		1	Stoneridge Village	Anchored	2008	NAP	72,483	SF		617,308	617,308
9.23	Property		1	Fresh Thyme and DSW	Anchored	1985	2014	49,033	SF		451,154	451,154
9.24	Property		1	Crossroads Annex - Lafayette	Anchored	2012	NAP	40,578	SF		428,077	428,077
9.25	Property		1	Tellico Village	Anchored	2008	NAP	40,928	SF		396,923	396,923
9.26	Property		1	Walmart Neighborhood Market	Anchored	2015	NAP	51,441	SF		373,846	373,846
9.27	Property		1	PetSmart & Old Navy	Anchored	2012	NAP	28,970	SF		342,692	342,692
9.28	Property		1	Sutter's Creek	Anchored	1996	NAP	80,004	SF		310,385	310,385
9.29	Property		1	Mattress Firm and Panera Bread	Shadow Anchored	2016	NAP	8,800	SF		261,923	261,923
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Anchored	Various	Various	827,429	SF	157.72	30,000,000	30,000,000
10.01	Property		1	Monte Vista	Anchored	2000	2015	275,087	SF		13,333,333	13,333,333
10.02	Property		1	Sherwood	Anchored	1995	NAP	125,515	SF		5,632,184	5,632,184
10.03	Property		1	Madera Marketplace	Anchored	1992	NAP	134,833	SF		4,643,678	4,643,678
10.04	Property		1	Silverdale Village	Anchored	1965	2023	73,818	SF		2,367,816	2,367,816
10.05	Property		1	Port Orchard	Anchored	1995	2022	75,349	SF		2,068,966	2,068,966
10.06	Property		1	Grafton	Anchored	1989	2022	82,374	SF		1,126,437	1,126,437
10.07	Property		1	Fallon	Anchored	1990	NAP	60,453	SF		827,586	827,586
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	Various	Various	Various	427,513	SF	83.62	30,000,000	30,000,000
11.01	Property		1	1100, 1200, and 1300 Victors Way	Office/Industrial/Lab	1999	2022	68,348	SF		5,019,116	5,019,116
11.02	Property		1	1200 Eisenhower Place	Office/Industrial/Lab	1985	2007	48,368	SF		3,950,145	3,950,145
11.03	Property		1	3767-3891 Ranchero Drive	Office/Industrial	2000	2014	59,335	SF		3,674,874	3,674,874
11.04	Property		1	1300 Eisenhower Place	Office/Industrial/Lab	1985	2007	42,691	SF		3,248,203	3,248,203
11.05	Property		1	1500 Eisenhower Place	Office/Industrial	1987	2006	42,874	SF		3,211,500	3,211,500
11.06	Property		1	1100 Eisenhower Place	Office/Industrial/Lab	1985	2007	39,450	SF		3,027,986	3,027,986

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
11.07	Property		1	1194 Oak Valley Drive	Office/Industrial/Lab	1998	2000	42,296	SF		2,876,586	2,876,586
11.08	Property		1	3940-3948 Ranchero Drive	Office/Industrial	2000	NAP	29,472	SF		2,023,245	2,023,245
11.09	Property		1	950 Victors Way	Office/Industrial	1997	2006	23,723	SF		1,486,466	1,486,466
11.10	Property		1	825 Victors Way	Suburban	1980	2019	30,956	SF		1,481,878	1,481,878
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	Suburban	2000-2007	NAP	640,177	SF	74.43	30,000,000	30,000,000
13.00	Loan	36, 37	1	Gwinnett Marketfair	Anchored	1987	NAP	193,782	SF	131.08	25,400,000	25,400,000
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	Garden	Various	NAP	603	Units	41,127.69	24,800,000	24,800,000
14.01	Property		1	Timber Cove	Garden	2013	NAP	168	Units		6,018,000	6,018,000
14.02	Property		1	Custer Crossing and Raven Wood	Garden	2012; 2013	NAP	124	Units		4,848,000	4,848,000
14.03	Property		1	Raven Ridge	Garden	2012	NAP	126	Units		4,761,000	4,761,000
14.04	Property		1	Fox Run	Garden	2015	NAP	77	Units		3,879,000	3,879,000
14.05	Property		1	Killdeer Highlands	Garden	2015	NAP	42	Units		2,342,000	2,342,000
14.06	Property		1	Bakken Ridge	Garden	2014	NAP	42	Units		1,629,000	1,629,000
14.07	Property		1	Creekside Cottages	Garden	2010	NAP	24	Units		1,323,000	1,323,000
15.00	Loan	40	1	Rockwall Market Center	Anchored	1999	NAP	211,971	SF	104.26	22,100,000	22,100,000
16.00	Loan	41	1	Mountain Lakes Estates	Senior Housing	2020	NAP	131	Units	166,351.15	21,792,000	21,792,000
17.00	Loan	21	3	Lucas Industrial Portfolio	Warehouse	Various	NAP	257,408	SF	58.27	15,000,000	15,000,000
17.01	Property		1	Union Business Park	Warehouse	1981	NAP	90,841	SF		5,644,189	5,644,189
17.02	Property		1	Stanford Industrial Park	Warehouse	1974-1980	NAP	94,199	SF		5,026,111	5,026,111
17.03	Property		1	Auto Works Industrial Park	Warehouse	1985	NAP	72,368	SF		4,329,700	4,329,700
18.00	Loan	42	1	Bangor Parkade	Anchored	2005	NAP	232,529	SF	64.51	15,000,000	15,000,000
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	Full Service	1990	2015	184	Rooms	79,838.38	14,700,000	14,690,262
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	Golf Course/Recreational Facilities	1989	2014-2015	7,618,602	SF	1.84	14,000,000	14,000,000
21.00	Loan		1	Shoppes at Waterford	Anchored	2007	NAP	79,842	SF	164.07	13,100,000	13,100,000
22.00	Loan		1	419 West River Road	Warehouse	1975	2021	195,000	SF	60.26	11,750,000	11,750,000
23.00	Loan		1	Baytowne Shoppes and Square	Anchored	1993	NAP	118,305	SF	97.21	11,500,000	11,500,000
24.00	Loan		1	1777 Vine Street	CBD	1961	2002-2022	39,248	SF	291.37	11,500,000	11,435,516
25.00	Loan		1	Monkey Junction	Shadow Anchored	2003	NAP	48,165	SF	230.46	11,100,000	11,100,000
26.00	Loan	48, 49	1	The West Wing	Extended Stay	1973	2019	116	Rooms	86,206.90	10,000,000	10,000,000
27.00	Loan		1	Tammany on the Ponds	Garden	2000	NAP	236	Units	42,219.93	10,000,000	9,963,904
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	Extended Stay	2018	NAP	96	Rooms	98,958.33	9,500,000	9,500,000
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	Select Service	2014	NAP	96	Rooms	93,750.00	9,000,000	9,000,000
30.00	Loan		1	McDonough Marketplace	Anchored	2003	NAP	53,099	SF	169.49	9,000,000	9,000,000
31.00	Loan		1	Triangle Center	Unanchored	1985	2021	58,929	SF	135.76	8,000,000	8,000,000
32.00	Loan		1	Dixon Street	Warehouse/Distribution	1976; 1977; 1979	1986; 1991; 1992	606,006	SF	12.76	7,732,000	7,732,000
33.00	Loan	54	1	Highlands Plaza	Office/Retail	2002-2008	NAP	60,824	SF	123.65	7,550,000	7,521,084
34.00	Loan		1	Nogales Plaza	Anchored	1992; 2015	NAP	147,124	SF	50.98	7,500,000	7,500,000
35.00	Loan		1	Natchez Promenade	Anchored	1979	2023	148,010	SF	37.01	5,477,500	5,477,500
36.00	Loan		1	Sullivan Parke IV	Garden	2023	NAP	30	Units	180,000.00	5,400,000	5,400,000
37.00	Loan		1	Sorrento View Apartments	Low Rise	1985	NAP	80	Units	63,657.47	5,100,000	5,092,598
38.00	Loan	5, 55	1	Metroplex	CBD	1985	2018-2020	419,804	SF	128.63	5,000,000	5,000,000
39.00	Loan	5, 10	1	3800 Horizon Boulevard	Suburban	2009	NAP	214,750	SF	125.73	5,000,000	5,000,000
40.00	Loan		1	Sullivan Parke III	Garden	2023	NAP	24	Units	185,416.67	4,450,000	4,450,000
41.00	Loan	21	2	Graves & Dalworth Business Park	Warehouse	Various	NAP	44,514	SF	74.13	3,300,000	3,300,000
41.01	Property		1	Graves Industrial Park	Warehouse	1970	NAP	24,564	SF		1,821,028	1,821,028
41.02	Property		1	Dalworth Business Park	Warehouse	1986	NAP	19,950	SF		1,478,972	1,478,972
42.00	Loan	56	1	Tammany Hills Apartments	Garden	1986	NAP	158	Units	20,179.51	3,200,000	3,188,362
43.00	Loan		1	Lee Vista Retail Center	Unanchored	2005	NAP	13,907	SF	202.06	2,810,000	2,810,000
44.00	Loan		1	Broad Street Commons	Shadow Anchored	2011	NAP	16,081	SF	171.01	2,750,000	2,750,000
45.00	Loan		1	Walgreens - Rosedale	Single Tenant	2002	NAP	14,978	SF	146.68	2,200,000	2,196,983
46.00	Loan	5	1	Westfarms	Super Regional Mall	1974	2013	501,990	SF	482.08	2,000,000	2,000,000

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)
1.00	Loan	5	1	60 Hudson	90,000,000	5.88500%	0.01666%	5.86834%	NAP	447,505.21	NAP
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	90,000,000	7.70100%	0.01666%	7.68434%	NAP	585,596.88	NAP
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	75,000,000	5.73000%	0.01666%	5.71334%	NAP	363,098.96	NAP
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	61,666,666	8.70500%	0.01541%	8.68959%	NAP	453,553.33	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	61,250,000	5.50950%	0.01666%	5.49284%	NAP	285,119.81	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	27,300,000	7.26400%	0.01666%	7.24734%	NAP	167,551.22	NAP
6.01	Property		1	Lakeside Forest	12,795,283
6.02	Property		1	The Establishment	10,325,544
6.03	Property		1	Barcelona	4,179,173
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	12,700,000	7.53200%	0.01666%	7.51534%	NAP	80,820.80	NAP
8.00	Loan	9	1	Cross County Plaza	40,000,000	7.66000%	0.01666%	7.64334%	NAP	258,879.63	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	30,000,000	6.44575%	0.01541%	6.43034%	NAP	163,381.86	NAP
9.01	Property		1	Northwoods Marketplace	2,480,769
9.02	Property		1	The Centrum	1,985,769
9.03	Property		1	Lawton Marketplace Lawton	1,866,923
9.04	Property		1	Carlisle Crossing	1,818,462
9.05	Property		1	Southway Shopping Center	1,806,923
9.06	Property		1	Parkway Centre South Shopping	1,563,462
9.07	Property		1	Houma Crossing - Houma	1,493,077
9.08	Property		1	North Lake Square	1,475,769
9.09	Property		1	Liberty Crossing - Rowlett	1,438,846
9.10	Property		1	Owensboro Towne Center	1,367,308
9.11	Property		1	Harbor Town Center	1,107,692
9.12	Property		1	Lord Salisbury Center	1,054,615
9.13	Property		1	Terrell Mill Village	1,036,154
9.14	Property		1	The Ridge at Turtle Creek	933,462
9.15	Property		1	Nordstrom Rack	890,769
9.16	Property		1	Ventura Place	848,077
9.17	Property		1	Village at Quail Springs Oklahoma City	800,769
9.18	Property		1	Wallace Commons I	770,769
9.19	Property		1	Waterford Park South	759,231
9.20	Property		1	Evergreen Marketplace	686,538
9.21	Property		1	Derby Marketplace	632,308
9.22	Property		1	Stoneridge Village	617,308
9.23	Property		1	Fresh Thyme and DSW	451,154
9.24	Property		1	Crossroads Annex - Lafayette	428,077
9.25	Property		1	Tellico Village	396,923
9.26	Property		1	Walmart Neighborhood Market	373,846
9.27	Property		1	PetSmart & Old Navy	342,692
9.28	Property		1	Sutter's Creek	310,385
9.29	Property		1	Mattress Firm and Panera Bread	261,923
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	30,000,000	6.97500%	0.01541%	6.95959%	NAP	176,796.88	NAP
10.01	Property		1	Monte Vista	13,333,333
10.02	Property		1	Sherwood	5,632,184
10.03	Property		1	Madera Marketplace	4,643,678
10.04	Property		1	Silverdale Village	2,367,816
10.05	Property		1	Port Orchard	2,068,966
10.06	Property		1	Grafton	1,126,437
10.07	Property		1	Fallon	827,586
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	28,733,261	7.92000%	0.06416%	7.85584%	218,458.59	200,750.00	2,621,503.08
11.01	Property		1	1100, 1200, and 1300 Victors Way	4,807,185
11.02	Property		1	1200 Eisenhower Place	3,783,351
11.03	Property		1	3767-3891 Ranchero Drive	3,519,704
11.04	Property		1	1300 Eisenhower Place	3,111,049
11.05	Property		1	1500 Eisenhower Place	3,075,896
11.06	Property		1	1100 Eisenhower Place	2,900,130

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)
11.07	Property		1	1194 Oak Valley Drive	2,755,123
11.08	Property		1	3940-3948 Ranchero Drive	1,937,815
11.09	Property		1	950 Victors Way	1,423,701
11.10	Property		1	825 Victors Way	1,419,307
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	29,304,063	7.02400%	0.01666%	7.00734%	200,074.53	178,038.89	2,400,894.36
13.00	Loan	36, 37	1	Gwinnett Marketfair	25,400,000	6.96800%	0.01666%	6.95134%	NAP	149,537.80	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	24,800,000	7.79600%	0.06416%	7.73184%	NAP	163,355.07	NAP
14.01	Property		1	Timber Cove	6,018,000
14.02	Property		1	Custer Crossing and Raven Wood	4,848,000
14.03	Property		1	Raven Ridge	4,761,000
14.04	Property		1	Fox Run	3,879,000
14.05	Property		1	Killdeer Highlands	2,342,000
14.06	Property		1	Bakken Ridge	1,629,000
14.07	Property		1	Creekside Cottages	1,323,000
15.00	Loan	40	1	Rockwall Market Center	22,100,000	7.19600%	0.01666%	7.17934%	NAP	134,366.98	NAP
16.00	Loan	41	1	Mountain Lakes Estates	21,792,000	6.48000%	0.01666%	6.46334%	NAP	119,311.20	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	15,000,000	7.47700%	0.01666%	7.46034%	NAP	94,760.59	NAP
17.01	Property		1	Union Business Park	5,644,189
17.02	Property		1	Stanford Industrial Park	5,026,111
17.03	Property		1	Auto Works Industrial Park	4,329,700
18.00	Loan	42	1	Bangor Parkade	14,227,724	7.02000%	0.01666%	7.00334%	99,996.93	88,968.75	1,199,963.16
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	13,184,309	8.06300%	0.01666%	8.04634%	108,509.69	NAP	1,302,116.28
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	14,000,000	6.90700%	0.01666%	6.89034%	NAP	81,700.86	NAP
21.00	Loan		1	Shoppes at Waterford	13,100,000	7.94000%	0.01666%	7.92334%	NAP	87,882.20	NAP
22.00	Loan		1	419 West River Road	11,750,000	8.25500%	0.01666%	8.23834%	NAP	81,952.85	NAP
23.00	Loan		1	Baytowne Shoppes and Square	11,500,000	6.97000%	0.01666%	6.95334%	NAP	67,723.55	NAP
24.00	Loan		1	1777 Vine Street	9,934,793	6.56700%	0.01666%	6.55034%	73,195.28	NAP	878,343.36
25.00	Loan		1	Monkey Junction	11,100,000	8.30000%	0.01666%	8.28334%	NAP	77,841.32	NAP
26.00	Loan	48, 49	1	The West Wing	8,933,399	7.88000%	0.06416%	7.81584%	72,541.65	NAP	870,499.80
27.00	Loan		1	Tammany on the Ponds	8,726,022	6.93900%	0.01666%	6.92234%	66,121.08	NAP	793,452.96
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	9,500,000	7.33200%	0.01666%	7.31534%	NAP	58,851.18	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	9,000,000	7.33200%	0.01666%	7.31534%	NAP	55,753.75	NAP
30.00	Loan		1	McDonough Marketplace	9,000,000	7.73100%	0.01666%	7.71434%	NAP	58,787.81	NAP
31.00	Loan		1	Triangle Center	8,000,000	7.35000%	0.01666%	7.33334%	NAP	49,680.56	NAP
32.00	Loan		1	Dixon Street	7,732,000	6.70000%	0.01666%	6.68334%	NAP	43,769.92	NAP
33.00	Loan	54	1	Highlands Plaza	6,546,027	6.70000%	0.01666%	6.68334%	48,718.49	NAP	584,621.88
34.00	Loan		1	Nogales Plaza	7,500,000	6.68000%	0.01666%	6.66334%	NAP	42,329.86	NAP
35.00	Loan		1	Natchez Promenade	5,061,204	8.00500%	0.01666%	7.98834%	40,211.05	37,046.98	482,532.60
36.00	Loan		1	Sullivan Parke IV	5,400,000	7.46000%	0.01666%	7.44334%	NAP	34,036.25	NAP
37.00	Loan		1	Sorrento View Apartments	4,455,746	6.99200%	0.01666%	6.97534%	33,903.03	NAP	406,836.36
38.00	Loan	5, 55	1	Metroplex	5,000,000	6.72350%	0.01541%	6.70809%	NAP	28,403.67	NAP
39.00	Loan	5, 10	1	3800 Horizon Boulevard	4,532,258	6.99000%	0.01666%	6.97334%	33,231.55	29,529.51	398,778.60
40.00	Loan		1	Sullivan Parke III	4,450,000	7.37000%	0.01666%	7.35334%	NAP	27,710.01	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	3,300,000	7.63300%	0.01666%	7.61634%	NAP	21,282.29	NAP
41.01	Property		1	Graves Industrial Park	1,821,028
41.02	Property		1	Dalworth Business Park	1,478,972
42.00	Loan	56	1	Tammany Hills Apartments	2,790,105	6.90900%	0.01666%	6.89234%	21,094.47	NAP	253,133.64
43.00	Loan		1	Lee Vista Retail Center	2,810,000	8.25000%	0.01666%	8.23334%	NAP	19,587.07	NAP
44.00	Loan		1	Broad Street Commons	2,750,000	6.99200%	0.01666%	6.97534%	NAP	16,245.88	NAP
45.00	Loan		1	Walgreens - Rosedale	1,933,659	7.22300%	0.01666%	7.20634%	14,967.61	NAP	179,611.32
46.00	Loan	5	1	Westfarms	2,000,000	7.79500%	0.01541%	7.77959%	NAP	13,172.11	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
1.00	Loan	5	1	60 Hudson	5,370,062.50	Interest Only	No	Actual/360	120	118	120	118
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	7,027,162.56	Interest Only	No	Actual/360	120	119	120	119
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	4,357,187.50	Interest Only	No	Actual/360	120	114	120	114
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	5,442,639.96	Interest Only	No	Actual/360	60	59	60	59
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	3,421,437.72	Interest Only - ARD	Yes	Actual/360	120	110	120	110
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	2,010,614.64	Interest Only	No	Actual/360	120	118	120	118
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	969,849.60	Interest Only	No	Actual/360	120	119	120	119
8.00	Loan	9	1	Cross County Plaza	3,106,555.56	Interest Only	No	Actual/360	120	119	120	119
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	1,960,582.32	Interest Only	No	Actual/360	120	117	120	117
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	2,121,562.56	Interest Only	No	Actual/360	120	116	120	116
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	2,409,000.00	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	2,136,466.68	Interest Only, Amortizing Balloon	No	Actual/360	90	85	120	115
13.00	Loan	36, 37	1	Gwinnett Marketfair	1,794,453.60	Interest Only	No	Actual/360	120	117	120	117
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	1,960,260.84	Interest Only	No	Actual/360	120	120	120	120
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	1,612,403.76	Interest Only	No	Actual/360	120	117	120	117
16.00	Loan	41	1	Mountain Lakes Estates	1,431,734.40	Interest Only	No	Actual/360	120	114	120	114
17.00	Loan	21	3	Lucas Industrial Portfolio	1,137,127.08	Interest Only	No	Actual/360	120	120	120	120
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	1,067,625.00	Interest Only, Amortizing Balloon	No	Actual/360	60	60	120	120
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	980,410.32	Interest Only	No	Actual/360	120	118	120	118
21.00	Loan		1	Shoppes at Waterford	1,054,586.39	Interest Only	No	Actual/360	120	119	120	119
22.00	Loan		1	419 West River Road	983,434.20	Interest Only	No	Actual/360	120	119	120	119
23.00	Loan		1	Baytowne Shoppes and Square	812,682.60	Interest Only	No	Actual/360	120	117	120	117
24.00	Loan		1	1777 Vine Street	NAP	Amortizing Balloon	No	Actual/360	0	0	120	113
25.00	Loan		1	Monkey Junction	934,095.83	Interest Only	No	Actual/360	120	119	120	119
26.00	Loan	48, 49	1	The West Wing	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120
27.00	Loan		1	Tammany on the Ponds	NAP	Amortizing Balloon	No	Actual/360	0	0	120	115
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	706,214.16	Interest Only	No	Actual/360	120	117	120	117
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	669,045.00	Interest Only	No	Actual/360	120	117	120	117
30.00	Loan		1	McDonough Marketplace	705,453.72	Interest Only	No	Actual/360	120	118	120	118
31.00	Loan		1	Triangle Center	596,166.72	Interest Only	No	Actual/360	120	117	120	117
32.00	Loan		1	Dixon Street	525,239.04	Interest Only	No	Actual/360	120	119	120	119
33.00	Loan	54	1	Highlands Plaza	NAP	Amortizing Balloon	No	Actual/360	0	0	120	115
34.00	Loan		1	Nogales Plaza	507,958.32	Interest Only	No	Actual/360	120	118	120	118
35.00	Loan		1	Natchez Promenade	444,563.76	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120
36.00	Loan		1	Sullivan Parke IV	408,435.00	Interest Only	No	Actual/360	120	119	120	119
37.00	Loan		1	Sorrento View Apartments	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118
38.00	Loan	5, 55	1	Metroplex	340,844.04	Interest Only	No	Actual/360	60	49	60	49
39.00	Loan	5, 10	1	3800 Horizon Boulevard	354,354.12	Interest Only, Amortizing Balloon	No	Actual/360	24	16	120	112
40.00	Loan		1	Sullivan Parke III	332,520.12	Interest Only	No	Actual/360	120	119	120	119
41.00	Loan	21	2	Graves & Dalworth Business Park	255,387.48	Interest Only	No	Actual/360	120	119	120	119
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	NAP	Amortizing Balloon	No	Actual/360	0	0	120	115
43.00	Loan		1	Lee Vista Retail Center	235,044.84	Interest Only	No	Actual/360	120	119	120	119
44.00	Loan		1	Broad Street Commons	194,950.56	Interest Only	No	Actual/360	120	116	120	116
45.00	Loan		1	Walgreens - Rosedale	NAP	Amortizing Balloon	No	Actual/360	0	0	120	118
46.00	Loan	5	1	Westfarms	158,065.32	Interest Only	No	Actual/360	60	57	60	57

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
1.00	Loan	5	1	60 Hudson	0	0	9/6/2023	2	1/1/1900	11/1/2023	NAP	10/1/2033	NAP	5	5
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	0	0	10/5/2023	1	1/1/1900	12/1/2023	NAP	11/1/2033	NAP	0	0
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	0	0	5/25/2023	6	1/1/1900	7/1/2023	NAP	6/1/2033	NAP	0	0
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	0	0	10/25/2023	1	1/6/1900	12/6/2023	NAP	11/6/2028	NAP	0	0
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	0	0	1/27/2023	10	1/10/1900	3/10/2023	NAP	2/10/2033	2/10/2038	0	0
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	0	0	10/5/2023	2	1/6/1900	11/6/2023	NAP	10/6/2033	NAP	0	0
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	0	0	10/23/2023	1	1/6/1900	12/6/2023	NAP	11/6/2033	NAP	0	0
8.00	Loan	9	1	Cross County Plaza	0	0	10/13/2023	1	1/6/1900	12/6/2023	NAP	11/6/2033	NAP	0	0
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	0	0	8/30/2023	3	1/6/1900	10/6/2023	NAP	9/6/2033	NAP	0	0
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	0	0	7/28/2023	4	1/6/1900	9/6/2023	NAP	8/6/2033	NAP	0	0
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	360	360	11/21/2023	0	1/6/1900	1/6/2024	1/6/2029	12/6/2033	NAP	0	0
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	360	360	6/22/2023	5	1/6/1900	8/6/2023	2/6/2031	7/6/2033	NAP	0	0
13.00	Loan	36, 37	1	Gwinnett Marketfair	0	0	8/29/2023	3	1/11/1900	10/11/2023	NAP	9/11/2033	NAP	5	0
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	0	0	11/13/2023	0	1/6/1900	1/6/2024	NAP	12/6/2033	NAP	0	0
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	0	0	8/17/2023	3	6	10/6/2023	NAP	9/6/2033	NAP	0	0
16.00	Loan	41	1	Mountain Lakes Estates	0	0	5/26/2023	6	1	7/1/2023	NAP	6/1/2033	NAP	5	5
17.00	Loan	21	3	Lucas Industrial Portfolio	0	0	11/21/2023	0	11	1/11/2024	NAP	12/11/2033	NAP	0	0
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	360	360	11/20/2023	0	1	1/1/2024	1/1/2029	12/1/2033	NAP	5	5
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	360	359	11/7/2023	1	11	12/11/2023	12/11/2023	11/11/2033	NAP	0	0
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	0	0	10/2/2023	2	11	11/11/2023	NAP	10/11/2033	NAP	0	0
21.00	Loan		1	Shoppes at Waterford	0	0	10/27/2023	1	6	12/6/2023	NAP	11/6/2033	NAP	0	0
22.00	Loan		1	419 West River Road	0	0	11/3/2023	1	6	12/6/2023	NAP	11/6/2033	NAP	0	0
23.00	Loan		1	Baytowne Shoppes and Square	0	0	8/31/2023	3	1	10/1/2023	NAP	9/1/2033	NAP	5	5
24.00	Loan		1	1777 Vine Street	360	353	4/24/2023	7	11	6/11/2023	6/11/2023	5/11/2033	NAP	0	0
25.00	Loan		1	Monkey Junction	0	0	10/25/2023	1	6	12/6/2023	NAP	11/6/2033	NAP	0	0
26.00	Loan	48, 49	1	The West Wing	360	360	11/16/2023	0	6	1/6/2024	1/6/2024	12/6/2033	NAP	0	0
27.00	Loan		1	Tammany on the Ponds	360	355	7/6/2023	5	11	8/11/2023	8/11/2023	7/11/2033	NAP	0	0
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	0	0	8/31/2023	3	11	10/11/2023	NAP	9/11/2033	NAP	0	0
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	0	0	8/31/2023	3	11	10/11/2023	NAP	9/11/2033	NAP	0	0
30.00	Loan		1	McDonough Marketplace	0	0	10/5/2023	2	11	11/11/2023	NAP	10/11/2033	NAP	5	0
31.00	Loan		1	Triangle Center	0	0	8/31/2023	3	6	10/6/2023	NAP	9/6/2033	NAP	0	0
32.00	Loan		1	Dixon Street	0	0	10/31/2023	1	1	12/1/2023	NAP	11/1/2033	NAP	5	5
33.00	Loan	54	1	Highlands Plaza	360	355	6/28/2023	5	6	8/6/2023	8/6/2023	7/6/2033	NAP	0	0
34.00	Loan		1	Nogales Plaza	0	0	9/29/2023	2	1	11/1/2023	NAP	10/1/2033	NAP	5	5
35.00	Loan		1	Natchez Promenade	360	360	11/10/2023	0	6	1/6/2024	1/6/2026	12/6/2033	NAP	0	0
36.00	Loan		1	Sullivan Parke IV	0	0	10/19/2023	1	1	12/1/2023	NAP	11/1/2033	NAP	5	5
37.00	Loan		1	Sorrento View Apartments	360	358	10/10/2023	2	11	11/11/2023	11/11/2023	10/11/2033	NAP	0	0
38.00	Loan	5, 55	1	Metroplex	0	0	1/6/2023	11	6	2/6/2023	NAP	1/6/2028	NAP	0	0
39.00	Loan	5, 10	1	3800 Horizon Boulevard	360	360	3/27/2023	8	6	5/6/2023	5/6/2025	4/6/2033	NAP	0	0
40.00	Loan		1	Sullivan Parke III	0	0	10/25/2023	1	1	12/1/2023	NAP	11/1/2033	NAP	5	5
41.00	Loan	21	2	Graves & Dalworth Business Park	0	0	10/25/2023	1	11	12/11/2023	NAP	11/11/2033	NAP	0	0
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	360	355	7/6/2023	5	11	8/11/2023	8/11/2023	7/11/2033	NAP	0	0
43.00	Loan		1	Lee Vista Retail Center	0	0	10/4/2023	1	1	12/1/2023	NAP	11/1/2033	NAP	5	5
44.00	Loan		1	Broad Street Commons	0	0	8/2/2023	4	11	9/11/2023	NAP	8/11/2033	NAP	0	0
45.00	Loan		1	Walgreens - Rosedale	360	358	9/29/2023	2	11	11/11/2023	11/11/2023	10/11/2033	NAP	0	0
46.00	Loan	5	1	Westfarms	0	0	8/31/2023	3	6	10/6/2023	NAP	9/6/2028	NAP	0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
1.00	Loan	5	1	60 Hudson	L(26),D(89),O(5)	124,308,174	50,782,190	73,525,984	6/30/2023	T-12	112,940,517	47,378,697	65,561,820	12/31/2022
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	L(25),D(89),O(6)	69,724,516	18,198,782	51,525,734	8/31/2023	T-12	69,984,212	17,233,956	52,750,256	12/31/2022
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	L(30),D(84),O(6)	100,144,513	19,298,501	80,846,012	12/31/2022	T-12	97,018,960	17,953,015	79,065,945	12/31/2021
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	L(25),DorYM0.5(28),O(7)	106,555,128	72,995,206	33,559,922	9/30/2023	T-12	85,149,141	59,158,454	25,990,687	12/31/2022
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	L(24),YM1(10),DorYM1(79),O(7)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	L(26),D(90),O(4)	8,331,467	5,345,955	2,985,513	7/31/2023	T-12	8,327,246	5,079,839	3,247,406	12/31/2022
6.01	Property		1	Lakeside Forest		2,922,184	1,747,014	1,175,170	7/31/2023	T-12	2,957,721	1,731,241	1,226,481	12/31/2022
6.02	Property		1	The Establishment		3,882,912	2,481,779	1,401,134	7/31/2023	T-12	3,876,144	2,332,188	1,543,956	12/31/2022
6.03	Property		1	Barcelona		1,526,371	1,117,162	409,209	7/31/2023	T-12	1,493,380	1,016,411	476,969	12/31/2022
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	L(25),D(91),O(4)	3,987,915	2,160,629	1,827,286	8/31/2023	T-12	3,760,079	2,059,895	1,700,184	12/31/2022
8.00	Loan	9	1	Cross County Plaza	L(25),D(91),O(4)	5,316,151	1,539,117	3,777,034	7/31/2023	T-12	5,180,224	1,475,903	3,704,320	12/31/2022
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	L(12),YM1(15),DorYM1(86),O(7)	49,194,589	15,499,390	33,695,199	6/30/2023	T-12	41,116,072	14,064,144	27,051,928	12/31/2022
9.01	Property		1	Northwoods Marketplace		4,192,094	1,380,406	2,811,688	6/30/2023	T-12	4,097,059	1,292,213	2,804,846	12/31/2022
9.02	Property		1	The Centrum		3,248,221	1,076,733	2,171,488	6/30/2023	T-12	2,622,843	1,031,511	1,591,333	12/31/2022
9.03	Property		1	Lawton Marketplace Lawton		2,515,072	800,467	1,714,605	6/30/2023	T-12	2,144,275	679,993	1,464,282	12/31/2022
9.04	Property		1	Carlisle Crossing		2,505,419	939,288	1,566,131	6/30/2023	T-12	2,155,562	835,548	1,320,014	12/31/2022
9.05	Property		1	Southway Shopping Center		3,547,707	1,317,725	2,229,982	6/30/2023	T-12	3,293,702	1,585,182	1,708,520	12/31/2022
9.06	Property		1	Parkway Centre South Shopping		2,806,871	856,532	1,950,339	6/30/2023	T-12	1,792,299	548,724	1,243,575	12/31/2022
9.07	Property		1	Houma Crossing - Houma		2,018,284	686,750	1,331,534	6/30/2023	T-12	1,800,069	735,874	1,064,195	12/31/2022
9.08	Property		1	North Lake Square		2,260,370	559,947	1,700,423	6/30/2023	T-12	1,899,050	466,423	1,432,627	12/31/2022
9.09	Property		1	Liberty Crossing - Rowlett		2,227,472	624,483	1,602,989	6/30/2023	T-12	2,246,251	844,019	1,402,233	12/31/2022
9.10	Property		1	Owensboro Towne Center		2,549,115	675,191	1,873,924	6/30/2023	T-12	2,242,819	626,525	1,616,294	12/31/2022
9.11	Property		1	Harbor Town Center		1,800,133	587,126	1,213,007	6/30/2023	T-12	1,196,416	378,917	817,500	12/31/2022
9.12	Property		1	Lord Salisbury Center		1,910,916	561,662	1,349,254	6/30/2023	T-12	1,617,981	592,226	1,025,756	12/31/2022
9.13	Property		1	Terrell Mill Village		1,586,810	384,727	1,202,083	6/30/2023	T-12	1,059,965	279,940	780,026	12/31/2022
9.14	Property		1	The Ridge at Turtle Creek		1,493,633	398,146	1,095,487	6/30/2023	T-12	997,546	276,209	721,336	12/31/2022
9.15	Property		1	Nordstrom Rack		1,239,916	304,014	935,902	6/30/2023	T-12	1,111,540	282,289	829,251	12/31/2022
9.16	Property		1	Ventura Place		1,227,663	262,855	964,808	3/31/2023	T-12	768,203	286,698	481,505	12/31/2022
9.17	Property		1	Village at Quail Springs Oklahoma City		1,193,826	328,520	865,306	6/30/2023	T-12	1,206,432	312,239	894,193	12/31/2022
9.18	Property		1	Wallace Commons I		1,269,173	302,274	966,899	6/30/2023	T-12	905,993	237,028	668,965	12/31/2022
9.19	Property		1	Waterford Park South		1,419,487	584,135	835,352	6/30/2023	T-12	939,677	405,571	534,105	12/31/2022
9.20	Property		1	Evergreen Marketplace		1,540,751	820,691	720,060	6/30/2023	T-12	1,284,015	639,494	644,521	12/31/2022
9.21	Property		1	Derby Marketplace		1,290,004	535,476	754,528	6/30/2023	T-12	1,110,429	456,063	654,366	12/31/2022
9.22	Property		1	Stoneridge Village		1,112,104	287,107	824,997	6/30/2023	T-12	809,934	203,598	606,335	12/31/2022
9.23	Property		1	Fresh Thyme and DSW		820,259	209,104	611,155	6/30/2023	T-12	727,046	192,105	534,941	12/31/2022
9.24	Property		1	Crossroads Annex - Lafayette		527,939	229,193	298,746	6/30/2023	T-12	645,992	179,545	466,447	12/31/2022
9.25	Property		1	Tellico Village		593,751	137,575	456,176	6/30/2023	T-12	532,907	122,661	410,246	12/31/2022
9.26	Property		1	Walmart Neighborhood Market		684,680	226,771	457,909	6/30/2023	T-12	444,306	135,435	308,872	12/31/2022
9.27	Property		1	PetSmart & Old Navy		670,889	216,831	454,058	6/30/2023	T-12	580,443	188,775	391,668	12/31/2022
9.28	Property		1	Sutter's Creek		524,029	122,128	401,901	6/30/2023	T-12	487,408	129,648	357,760	12/31/2022
9.29	Property		1	Mattress Firm and Panera Bread		418,001	83,533	334,468	6/30/2023	T-12	395,909	119,691	276,218	12/31/2022
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	L(24),YM1(89),O(7)	6,117,352	2,446,492	3,670,860	5/31/2023	T-12	6,431,240	2,564,132	3,867,109	12/31/2022
10.01	Property		1	Monte Vista		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.02	Property		1	Sherwood		2,880,287	786,582	2,093,705	5/31/2023	T-12	2,901,951	892,942	2,009,008	12/31/2022
10.03	Property		1	Madera Marketplace		1,574,053	520,947	1,053,105	5/31/2023	T-12	1,855,648	607,816	1,247,832	12/31/2022
10.04	Property		1	Silverdale Village		606,684	419,078	187,606	5/31/2023	T-12	709,911	389,034	320,877	12/31/2022
10.05	Property		1	Port Orchard		476,218	383,183	93,035	5/31/2023	T-12	465,151	296,823	168,328	12/31/2022
10.06	Property		1	Grafton		330,110	198,759	131,351	5/31/2023	T-12	284,708	251,831	32,877	12/31/2022
10.07	Property		1	Fallon		250,000	137,942	112,058	5/31/2023	T-12	213,871	125,685	88,186	12/31/2022
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	L(24),D(92),O(4)	8,982,761	3,453,274	5,529,487	9/30/2023	T-12	9,146,710	3,429,693	5,717,017	12/31/2022
11.01	Property		1	1100, 1200, and 1300 Victors Way		1,585,676	623,897	961,780	9/30/2023	T-12	1,488,934	544,090	944,843	12/31/2022
11.02	Property		1	1200 Eisenhower Place		1,112,676	394,529	718,148	9/30/2023	T-12	1,368,149	455,742	912,407	12/31/2022
11.03	Property		1	3767-3891 Ranchero Drive		1,124,206	460,021	664,185	9/30/2023	T-12	1,249,346	432,312	817,034	12/31/2022
11.04	Property		1	1300 Eisenhower Place		953,866	335,806	618,060	9/30/2023	T-12	909,357	326,281	583,076	12/31/2022
11.05	Property		1	1500 Eisenhower Place		948,281	347,094	601,188	9/30/2023	T-12	918,960	331,740	587,220	12/31/2022
11.06	Property		1	1100 Eisenhower Place		928,573	314,728	613,845	9/30/2023	T-12	940,067	371,860	568,208	12/31/2022

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
11.07	Property		1	1194 Oak Valley Drive		842,095	247,034	595,061	9/30/2023	T-12	790,555	253,606	536,949	12/31/2022
11.08	Property		1	3940-3948 Ranchero Drive		590,810	211,483	379,328	9/30/2023	T-12	592,668	226,666	366,002	12/31/2022
11.09	Property		1	950 Victors Way		356,602	218,847	137,755	9/30/2023	T-12	364,288	211,086	153,202	12/31/2022
11.10	Property		1	825 Victors Way		539,975	299,836	240,139	9/30/2023	T-12	524,385	276,310	248,076	12/31/2022
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	L(29),D(87),O(4)	10,692,107	5,610,235	5,081,872	3/31/2023	T-12	9,979,761	5,403,143	4,576,618	12/31/2022
13.00	Loan	36, 37	1	Gwinnett Marketfair	L(27),D(88),O(5)	3,531,010	833,853	2,697,157	6/30/2023	T-12	3,466,854	781,464	2,685,390	12/31/2022
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	L(24),D(92),O(4)	5,917,836	3,110,990	2,806,846	9/30/2023	T-12	4,968,594	2,780,412	2,188,182	12/31/2022
14.01	Property		1	Timber Cove		1,383,713	727,489	656,224	9/30/2023	T-12	1,094,113	569,265	524,848	12/31/2022
14.02	Property		1	Custer Crossing and Raven Wood		1,283,549	723,702	559,847	9/30/2023	T-12	1,163,995	619,550	544,445	12/31/2022
14.03	Property		1	Raven Ridge		1,296,832	712,007	584,825	9/30/2023	T-12	1,074,519	543,290	531,229	12/31/2022
14.04	Property		1	Fox Run		931,615	444,926	486,689	9/30/2023	T-12	787,738	486,795	300,943	12/31/2022
14.05	Property		1	Killdeer Highlands		454,544	187,072	267,472	9/30/2023	T-12	375,265	194,444	180,821	12/31/2022
14.06	Property		1	Bakken Ridge		371,029	233,092	137,937	9/30/2023	T-12	280,267	290,996	(10,729)	12/31/2022
14.07	Property		1	Creekside Cottages		196,554	82,702	113,852	9/30/2023	T-12	192,697	76,072	116,625	12/31/2022
15.00	Loan	40	1	Rockwall Market Center	L(27),D(89),O(4)	3,877,326	1,100,357	2,776,969	6/30/2023	T-12	3,773,589	1,079,835	2,693,755	12/31/2022
16.00	Loan	41	1	Mountain Lakes Estates	L(30),D(86),O(4)	4,900,364	2,899,779	2,000,585	5/31/2023	T-12	4,188,436	2,683,655	1,504,780	12/31/2022
17.00	Loan	21	3	Lucas Industrial Portfolio	L(24),YM1(92),O(4)	2,702,564	1,162,563	1,540,001	6/30/2023	T-12	2,547,588	1,149,084	1,398,503	12/31/2022
17.01	Property		1	Union Business Park		1,009,534	395,646	613,888	6/30/2023	T-12	951,620	389,655	561,964	12/31/2022
17.02	Property		1	Stanford Industrial Park		921,840	422,147	499,693	6/30/2023	T-12	883,766	408,537	475,229	12/31/2022
17.03	Property		1	Auto Works Industrial Park		771,189	344,770	426,419	6/30/2023	T-12	712,202	350,893	361,309	12/31/2022
18.00	Loan	42	1	Bangor Parkade	L(24),D(89),O(7)	3,554,249	1,811,382	1,742,867	8/31/2023	T-12	3,562,373	1,743,888	1,818,486	12/31/2022
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	L(25),D(91),O(4)	6,916,912	4,645,692	2,271,220	9/30/2023	T-12	5,933,064	4,057,427	1,875,637	12/31/2022
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	L(26),YM1(87),O(7)	6,272,295	3,995,519	2,276,776	6/30/2023	T-12	6,234,853	3,893,578	2,341,275	12/31/2022
21.00	Loan		1	Shoppes at Waterford	L(25),D(91),O(4)	1,644,259	292,678	1,351,581	8/31/2023	T-12	1,764,194	280,330	1,483,864	12/31/2022
22.00	Loan		1	419 West River Road	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.00	Loan		1	Baytowne Shoppes and Square	L(27),D(86),O(7)	2,235,935	640,895	1,595,040	44,926	T-12	2,169,073	599,889	1,569,184	44,561
24.00	Loan		1	1777 Vine Street	L(31),D(85),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.00	Loan		1	Monkey Junction	L(25),D(91),O(4)	1,414,272	246,132	1,168,140	8/31/2023	T-12	1,474,669	242,935	1,231,733	12/31/2022
26.00	Loan	48, 49	1	The West Wing	L(24),D(92),O(4)	2,694,810	640,354	2,054,455	10/31/2023	T-12	2,182,002	527,096	1,654,906	12/31/2022
27.00	Loan		1	Tammany on the Ponds	L(29),D(87),O(4)	2,134,554	921,060	1,213,494	8/31/2023	T-12	2,291,709	1,063,918	1,227,791	12/31/2022
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	L(24),YM1(89),O(7)	4,350,229	2,746,645	1,603,584	7/31/2023	T-12	4,219,487	2,511,741	1,707,747	12/31/2022
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	L(24),YM1(89),O(7)	4,336,815	2,841,079	1,495,736	7/31/2023	T-12	4,282,674	2,613,848	1,668,826	12/31/2022
30.00	Loan		1	McDonough Marketplace	L(26),D(89),O(5)	1,339,354	280,335	1,059,019	6/30/2023	T-12	1,326,441	268,663	1,057,778	12/31/2022
31.00	Loan		1	Triangle Center	L(27),D(89),O(4)	1,204,159	400,908	803,250	6/30/2023	T-12	973,106	368,568	604,539	12/31/2022
32.00	Loan		1	Dixon Street	L(25),D(91),O(4)	3,359,200	1,350,207	2,008,993	10/31/2023	T-12	3,291,822	1,252,439	2,039,382	12/31/2022
33.00	Loan	54	1	Highlands Plaza	L(29),DorYM2(87),O(4)	1,226,103	489,770	736,333	4/30/2023	T-12	1,110,508	461,171	649,337	12/31/2022
34.00	Loan		1	Nogales Plaza	L(26),D(90),O(4)	1,890,163	538,916	1,351,247	6/30/2023	T-12	1,857,034	593,016	1,264,018	12/31/2022
35.00	Loan		1	Natchez Promenade	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36.00	Loan		1	Sullivan Parke IV	L(23),YM1(2),DorYM1(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.00	Loan		1	Sorrento View Apartments	L(26),D(90),O(4)	1,229,721	385,901	843,820	7/31/2023	T-12	1,144,636	372,851	771,785	12/31/2022
38.00	Loan	5, 55	1	Metroplex	L(12),YM1(23),DorYM1(20),O(5)	9,222,846	3,110,138	6,112,708	9/30/2022	T-12	10,696,105	3,145,704	7,550,401	12/31/2021
39.00	Loan	5, 10	1	3800 Horizon Boulevard	L(32),D(84),O(4)	4,346,165	1,598,748	2,747,417	1/31/2023	T-12	4,312,443	1,596,838	2,715,605	12/31/2022
40.00	Loan		1	Sullivan Parke III	L(23),YM1(2),DorYM1(88),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41.00	Loan	21	2	Graves & Dalworth Business Park	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41.01	Property		1	Graves Industrial Park		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41.02	Property		1	Dalworth Business Park		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42.00	Loan	56	1	Tammany Hills Apartments	L(29),D(87),O(4)	1,282,210	736,891	545,319	8/31/2023	T-12	1,429,519	663,627	765,892	12/31/2022
43.00	Loan		1	Lee Vista Retail Center	L(25),D(90),O(5)	532,465	213,266	319,199	7/31/2023	T-12	521,165	190,911	330,254	12/31/2022
44.00	Loan		1	Broad Street Commons	L(28),D(88),O(4)	735,921	252,963	482,958	10/31/2023	T-12	709,363	226,025	483,338	12/31/2022
45.00	Loan		1	Walgreens - Rosedale	L(26),D(87),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
46.00	Loan	5	1	Westfarms	L(27),D(26),O(7)	48,528,897	17,617,481	30,911,416	6/30/2023	T-12	47,139,850	18,215,282	28,924,568	12/31/2022

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
1.00	Loan	5	1	60 Hudson	T-12	118,744,930	41,284,530	77,460,400	12/31/2021	T-12	65.2%	120,518,204	52,684,531	67,833,673
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	T-12	69,401,934	17,383,847	52,018,087	12/31/2021	T-12	98.1%	74,354,670	16,415,944	57,938,726
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	T-12	89,629,550	16,856,897	72,772,653	12/31/2020	T-12	89.9%	103,974,716	19,972,427	84,002,289
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	T-12	26,916,192	29,338,995	(2,422,803)	12/31/2021	T-12	60.2%	111,076,788	76,576,225	34,500,562
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	99.0%	62,561,733	13,277,931	49,283,802
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	T-12	7,727,223	4,426,467	3,300,757	12/31/2021	T-12	85.2%	8,610,338	3,507,740	5,102,598
6.01	Property		1	Lakeside Forest	T-12	2,786,213	1,421,253	1,364,960	12/31/2021	T-12	81.5%	3,082,504	1,199,423	1,883,081
6.02	Property		1	The Establishment	T-12	3,610,455	2,021,721	1,588,733	12/31/2021	T-12	86.5%	3,947,105	1,490,494	2,456,611
6.03	Property		1	Barcelona	T-12	1,330,556	983,492	347,063	12/31/2021	T-12	90.2%	1,580,729	817,824	762,905
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	T-12	3,439,007	1,766,582	1,672,424	12/31/2021	T-12	90.6%	3,994,259	1,474,851	2,519,408
8.00	Loan	9	1	Cross County Plaza	T-12	4,798,688	1,331,470	3,467,218	12/31/2021	T-12	95.0%	6,162,059	1,952,443	4,209,616
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	53,888,610	17,916,793	35,971,817
9.01	Property		1	Northwoods Marketplace	T-12	NAV	NAV	NAV	NAV	NAV	96.5%	4,330,372	1,458,301	2,872,071
9.02	Property		1	The Centrum	T-12	NAV	NAV	NAV	NAV	NAV	75.8%	3,182,719	1,167,626	2,015,093
9.03	Property		1	Lawton Marketplace Lawton	T-12	NAV	NAV	NAV	NAV	NAV	98.3%	3,279,829	953,800	2,326,030
9.04	Property		1	Carlisle Crossing	T-12	NAV	NAV	NAV	NAV	NAV	94.9%	3,194,157	1,048,116	2,146,041
9.05	Property		1	Southway Shopping Center	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	3,826,353	1,358,719	2,467,634
9.06	Property		1	Parkway Centre South Shopping	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	2,969,784	846,025	2,123,758
9.07	Property		1	Houma Crossing - Houma	T-12	NAV	NAV	NAV	NAV	NAV	76.1%	2,599,247	1,077,547	1,521,699
9.08	Property		1	North Lake Square	T-12	NAV	NAV	NAV	NAV	NAV	97.7%	2,276,936	561,041	1,715,895
9.09	Property		1	Liberty Crossing - Rowlett	T-12	NAV	NAV	NAV	NAV	NAV	91.5%	2,282,096	704,857	1,577,238
9.10	Property		1	Owensboro Towne Center	T-12	NAV	NAV	NAV	NAV	NAV	87.4%	2,579,470	845,371	1,734,099
9.11	Property		1	Harbor Town Center	T-12	NAV	NAV	NAV	NAV	NAV	90.8%	1,688,547	593,756	1,094,791
9.12	Property		1	Lord Salisbury Center	T-12	NAV	NAV	NAV	NAV	NAV	98.0%	2,226,543	767,839	1,458,704
9.13	Property		1	Terrell Mill Village	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,869,023	556,622	1,312,401
9.14	Property		1	The Ridge at Turtle Creek	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,734,560	536,550	1,198,010
9.15	Property		1	Nordstrom Rack	T-12	NAV	NAV	NAV	NAV	NAV	98.6%	1,311,742	404,466	907,276
9.16	Property		1	Ventura Place	T-12	NAV	NAV	NAV	NAV	NAV	94.7%	1,446,565	413,856	1,032,709
9.17	Property		1	Village at Quail Springs Oklahoma City	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,290,310	416,400	873,909
9.18	Property		1	Wallace Commons I	T-12	NAV	NAV	NAV	NAV	NAV	96.9%	1,232,068	337,160	894,908
9.19	Property		1	Waterford Park South	T-12	NAV	NAV	NAV	NAV	NAV	91.4%	1,559,545	545,452	1,014,092
9.20	Property		1	Evergreen Marketplace	T-12	NAV	NAV	NAV	NAV	NAV	99.9%	1,541,714	769,153	772,561
9.21	Property		1	Derby Marketplace	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,271,174	509,265	761,910
9.22	Property		1	Stoneridge Village	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	1,467,788	430,585	1,037,204
9.23	Property		1	Fresh Thyme and DSW	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	832,259	255,476	576,783
9.24	Property		1	Crossroads Annex - Lafayette	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	879,244	339,124	540,120
9.25	Property		1	Tellico Village	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	615,342	138,650	476,692
9.26	Property		1	Walmart Neighborhood Market	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	747,174	287,221	459,953
9.27	Property		1	PetSmart & Old Navy	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	640,400	228,872	411,528
9.28	Property		1	Sutter's Creek	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	559,611	201,316	358,295
9.29	Property		1	Mattress Firm and Panera Bread	T-12	NAV	NAV	NAV	NAV	NAV	99.8%	454,040	163,628	290,412
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Various	6,215,139	2,079,392	4,135,747	12/31/2021	T-12	92.5%	19,233,452	5,271,185	13,962,267
10.01	Property		1	Monte Vista	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	8,765,820	2,437,995	6,327,824
10.02	Property		1	Sherwood	T-7 Ann.	3,007,484	874,021	2,133,463	12/31/2021	T-12	95.0%	3,457,346	949,864	2,507,482
10.03	Property		1	Madera Marketplace	T-12	2,418,060	705,675	1,712,385	12/31/2021	T-12	84.6%	2,843,157	723,458	2,119,699
10.04	Property		1	Silverdale Village	T-12	NAV	NAV	NAV	NAV	NAV	90.9%	1,497,254	448,484	1,048,769
10.05	Property		1	Port Orchard	T-12	389,014	201,918	187,096	12/31/2021	T-12	95.0%	1,387,953	373,769	1,014,184
10.06	Property		1	Grafton	T-12	251,684	182,179	69,505	12/31/2021	T-12	95.0%	754,358	185,901	568,457
10.07	Property		1	Fallon	T-12	148,898	115,599	33,299	12/31/2021	T-12	83.2%	527,566	151,713	375,853
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	T-12	7,811,067	3,371,847	4,439,220	12/31/2021	T-12	83.6%	8,001,309	3,378,501	4,622,808
11.01	Property		1	1100, 1200, and 1300 Victors Way	T-12	921,348	524,473	396,875	12/31/2021	T-12	100.0%	1,591,288	594,897	996,391
11.02	Property		1	1200 Eisenhower Place	T-12	1,205,605	574,148	631,457	12/31/2021	T-12	87.5%	1,018,524	406,524	612,001
11.03	Property		1	3767-3891 Ranchero Drive	T-12	1,261,831	412,680	849,150	12/31/2021	T-12	44.9%	558,078	426,445	131,633
11.04	Property		1	1300 Eisenhower Place	T-12	796,724	303,502	493,221	12/31/2021	T-12	100.0%	962,233	336,929	625,305
11.05	Property		1	1500 Eisenhower Place	T-12	896,448	325,554	570,895	12/31/2021	T-12	89.2%	874,218	335,810	538,408
11.06	Property		1	1100 Eisenhower Place	T-12	784,196	303,364	480,832	12/31/2021	T-12	100.0%	872,110	317,640	554,470

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
11.07	Property		1	1194 Oak Valley Drive	T-12	649,169	227,873	421,297	12/31/2021	T-12	100.0%	868,790	243,756	625,034
11.08	Property		1	3940-3948 Ranchero Drive	T-12	306,217	223,682	82,536	12/31/2021	T-12	46.1%	306,789	199,304	107,486
11.09	Property		1	950 Victors Way	T-12	421,927	201,761	220,167	12/31/2021	T-12	69.5%	353,319	216,915	136,404
11.10	Property		1	825 Victors Way	T-12	567,601	274,811	292,791	12/31/2021	T-12	82.3%	595,959	300,283	295,676
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	T-12	10,680,528	4,961,731	5,718,797	12/31/2021	T-12	82.7%	12,419,185	5,610,831	6,808,354
13.00	Loan	36, 37	1	Gwinnett Marketfair	T-12	3,322,299	822,239	2,500,060	12/31/2021	T-12	95.0%	3,404,903	761,253	2,643,650
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	T-12	NAV	NAV	NAV	NAV	NAV	93.8%	6,508,494	3,388,274	3,120,220
14.01	Property		1	Timber Cove	T-12	NAV	NAV	NAV	NAV	NAV	94.1%	1,605,142	812,295	792,847
14.02	Property		1	Custer Crossing and Raven Wood	T-12	1,123,284	550,289	572,995	12/31/2021	T-12	94.4%	1,372,421	726,590	645,831
14.03	Property		1	Raven Ridge	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,428,878	824,421	604,457
14.04	Property		1	Fox Run	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	940,014	474,385	465,629
14.05	Property		1	Killdeer Highlands	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	493,292	209,300	283,992
14.06	Property		1	Bakken Ridge	T-12	218,406	280,518	(62,112)	12/31/2021	T-12	91.4%	463,209	250,182	213,027
14.07	Property		1	Creekside Cottages	T-12	NAV	NAV	NAV	NAV	NAV	78.4%	205,538	91,101	114,437
15.00	Loan	40	1	Rockwall Market Center	T-12	3,717,494	1,061,346	2,656,149	12/31/2021	T-12	95.0%	3,826,805	1,127,528	2,699,277
16.00	Loan	41	1	Mountain Lakes Estates	T-12	1,840,104	1,795,796	44,308	12/31/2021	T-12	95.0%	5,302,048	2,823,487	2,478,561
17.00	Loan	21	3	Lucas Industrial Portfolio	T-12	2,288,849	994,353	1,294,496	12/31/2021	T-12	94.7%	3,186,102	1,238,379	1,947,723
17.01	Property		1	Union Business Park	T-12	842,038	379,033	463,006	12/31/2021	T-12	95.0%	1,144,090	426,140	717,949
17.02	Property		1	Stanford Industrial Park	T-12	778,993	308,347	470,646	12/31/2021	T-12	95.0%	1,099,582	448,030	651,552
17.03	Property		1	Auto Works Industrial Park	T-12	667,818	306,973	360,845	12/31/2021	T-12	95.0%	942,431	364,208	578,222
18.00	Loan	42	1	Bangor Parkade	T-12	3,494,925	1,710,299	1,784,626	12/31/2021	T-12	95.0%	3,773,902	1,677,536	2,096,366
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	T-12	3,792,059	2,885,958	906,101	12/31/2021	T-12	61.1%	6,916,912	4,683,600	2,233,312
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	T-12	5,674,488	3,710,890	1,963,597	12/31/2021	T-12	95.0%	6,403,453	4,089,255	2,314,198
21.00	Loan		1	Shoppes at Waterford	T-12	1,771,190	281,021	1,490,169	12/31/2021	T-12	95.0%	1,697,542	296,787	1,400,755
22.00	Loan		1	419 West River Road	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,725,003	236,303	1,488,701
23.00	Loan		1	Baytowne Shoppes and Square	T-12	2,010,470	554,455	1,456,015	44,196	T-12	93.2%	2,199,146	715,734	1,483,412
24.00	Loan		1	1777 Vine Street	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,406,894	786,845	1,620,049
25.00	Loan		1	Monkey Junction	T-12	1,417,716	238,035	1,179,682	12/31/2021	T-12	95.0%	1,439,898	234,111	1,205,787
26.00	Loan	48, 49	1	The West Wing	T-12	NAV	NAV	NAV	NAV	NAV	94.9%	2,753,727	995,542	1,758,185
27.00	Loan		1	Tammany on the Ponds	T-12	2,171,942	1,108,765	1,063,177	12/31/2021	T-12	90.9%	2,466,497	1,135,666	1,330,831
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	T-12	3,653,002	2,416,198	1,236,804	12/31/2021	T-12	85.7%	4,350,229	2,739,306	1,610,924
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	T-12	3,504,663	2,315,220	1,189,443	12/31/2021	T-12	76.2%	4,336,815	2,822,112	1,514,703
30.00	Loan		1	McDonough Marketplace	T-12	1,289,678	226,417	1,063,261	12/31/2021	T-12	95.0%	1,317,663	303,809	1,013,854
31.00	Loan		1	Triangle Center	T-12	662,368	392,042	270,326	12/31/2021	T-12	95.0%	1,613,791	369,898	1,243,893
32.00	Loan		1	Dixon Street	T-12	3,011,007	1,110,394	1,900,614	12/31/2021	T-12	90.6%	3,565,597	1,308,597	2,257,000
33.00	Loan	54	1	Highlands Plaza	T-12	984,524	440,442	544,082	12/31/2021	T-12	90.0%	1,395,118	463,254	931,864
34.00	Loan		1	Nogales Plaza	T-12	1,809,867	538,545	1,271,322	12/31/2021	T-12	81.8%	1,857,917	491,183	1,366,735
35.00	Loan		1	Natchez Promenade	NAV	NAV	NAV	NAV	NAV	NAV	94.8%	1,069,942	301,103	768,839
36.00	Loan		1	Sullivan Parke IV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	765,734	194,739	570,995
37.00	Loan		1	Sorrento View Apartments	T-12	1,092,665	341,967	750,697	12/31/2021	T-12	95.0%	1,232,340	414,854	817,486
38.00	Loan	5, 55	1	Metroplex	T-12	12,069,467	3,425,309	8,644,158	12/31/2020	T-12	69.8%	10,018,053	3,244,801	6,773,252
39.00	Loan	5, 10	1	3800 Horizon Boulevard	T-12	4,511,753	1,552,210	2,959,543	12/31/2021	T-12	75.5%	4,988,019	1,683,694	3,304,325
40.00	Loan		1	Sullivan Parke III	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	599,374	160,888	438,486
41.00	Loan	21	2	Graves & Dalworth Business Park	NAV	NAV	NAV	NAV	NAV	NAV	94.6%	587,879	199,703	388,177
41.01	Property		1	Graves Industrial Park	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	292,360	99,854	192,506
41.02	Property		1	Dalworth Business Park	NAV	NAV	NAV	NAV	NAV	NAV	94.2%	295,520	99,849	195,671
42.00	Loan	56	1	Tammany Hills Apartments	T-12	1,300,766	778,991	521,775	12/31/2021	T-12	77.9%	1,279,602	853,646	425,956
43.00	Loan		1	Lee Vista Retail Center	T-12	540,237	161,706	378,531	12/31/2021	T-12	91.4%	532,098	200,707	331,391
44.00	Loan		1	Broad Street Commons	T-12	724,147	273,882	450,265	12/31/2021	T-12	95.0%	688,639	229,855	458,785
45.00	Loan		1	Walgreens - Rosedale	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	322,731	6,593	316,137
46.00	Loan	5	1	Westfarms	T-12	47,635,108	17,859,759	29,775,349	12/31/2021	T-12	96.4%	51,139,577	16,217,012	34,922,565

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	5	1	60 Hudson	229,924	2,110,256	65,493,494	4.06	3.92	24.2%	23.4%	1,596,000,000	As Is
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	278,330	2,102,842	55,557,554	2.06	1.98	16.1%	15.4%	870,600,000	As Is
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	195,237	1,504,094	82,302,958	3.21	3.15	18.7%	18.3%	1,430,000,000	Hypothetical As Is
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	5,424,586	0	29,075,976	1.82	1.53	16.0%	13.5%	391,300,000	As Is
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	119,751	0	49,164,051	1.66	1.66	9.3%	9.3%	1,090,000,000	Prospective Market Value Upon Completion & Stabilization
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	222,129	0	4,880,469	1.28	1.22	9.5%	9.1%	92,000,000	Various
6.01	Property		1	Lakeside Forest	70,800	0	1,812,281					32,900,000	Prospective As Encumbered
6.02	Property		1	The Establishment	114,245	0	2,342,366					44,800,000	As Is, Encumbered
6.03	Property		1	Barcelona	37,084	0	725,821					14,300,000	As Is, Encumbered
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	113,488	0	2,405,920	1.28	1.22	9.5%	9.1%	44,300,000	Prospective As Encumbered
8.00	Loan	9	1	Cross County Plaza	69,419	$0	4,140,197	1.36	1.33	10.5%	10.4%	61,600,000	As Is
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	521,495	2,040,576	33,409,746	2.12	1.97	13.8%	12.8%	508,200,000	As-Portfolio
9.01	Property		1	Northwoods Marketplace	35,412	165,255	2,671,405					41,200,000	As Is
9.02	Property		1	The Centrum	41,167	192,112	1,781,814					36,800,000	As Is
9.03	Property		1	Lawton Marketplace Lawton	28,159	131,408	2,166,463					31,000,000	As Is
9.04	Property		1	Carlisle Crossing	22,873	106,741	2,016,428					30,200,000	As Is
9.05	Property		1	Southway Shopping Center	26,310	122,779	2,318,545					30,000,000	As Is
9.06	Property		1	Parkway Centre South Shopping	19,783	92,321	2,011,654					25,000,000	As Is
9.07	Property		1	Houma Crossing - Houma	29,028	126,996	1,365,676					24,800,000	As Is
9.08	Property		1	North Lake Square	21,017	98,081	1,596,796					24,500,000	As Is
9.09	Property		1	Liberty Crossing - Rowlett	26,442	74,038	1,476,758					23,900,000	As Is
9.10	Property		1	Owensboro Towne Center	47,833	115,459	1,570,807					22,700,000	As Is
9.11	Property		1	Harbor Town Center	11,251	49,225	1,034,315					18,400,000	As Is
9.12	Property		1	Lord Salisbury Center	17,073	79,675	1,361,956					15,600,000	As Is
9.13	Property		1	Terrell Mill Village	11,189	52,213	1,248,999					17,200,000	As Is
9.14	Property		1	The Ridge at Turtle Creek	19,741	69,094	1,109,175					15,500,000	As Is
9.15	Property		1	Nordstrom Rack	6,819	31,820	868,637					14,800,000	As Is
9.16	Property		1	Ventura Place	12,653	46,617	973,440					14,090,000	As Is
9.17	Property		1	Village at Quail Springs Oklahoma City	15,061	70,283	788,566					13,300,000	As Is
9.18	Property		1	Wallace Commons I	8,991	17,010	868,907					12,800,000	As Is
9.19	Property		1	Waterford Park South	31,248	64,334	918,510					12,600,000	As Is
9.20	Property		1	Evergreen Marketplace	8,473	34,889	729,198					11,400,000	As Is
9.21	Property		1	Derby Marketplace	15,000	70,000	676,910					10,500,000	As Is
9.22	Property		1	Stoneridge Village	10,872	50,738	975,593					9,300,000	As Is
9.23	Property		1	Fresh Thyme and DSW	7,355	34,323	535,105					7,500,000	As Is
9.24	Property		1	Crossroads Annex - Lafayette	6,087	28,405	505,629					7,100,000	As Is
9.25	Property		1	Tellico Village	13,097	28,650	434,945					6,600,000	As Is
9.26	Property		1	Walmart Neighborhood Market	1,215	5,670	453,068					6,200,000	As Is
9.27	Property		1	PetSmart & Old Navy	4,346	20,279	386,904					5,700,000	As Is
9.28	Property		1	Sutter's Creek	20,801	56,003	281,491					5,150,000	As Is
9.29	Property		1	Mattress Firm and Panera Bread	2,200	6,160	282,052					4,350,000	As Is
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	124,114	845,946	12,992,206	1.51	1.41	10.7%	10.0%	198,631,638	As Is with Escrow Reserve
10.01	Property		1	Monte Vista	41,263	384,683	5,901,878					94,943,627	As Is with Escrow Reserve
10.02	Property		1	Sherwood	18,827	168,259	2,320,395					35,558,011	As Is with Escrow Reserve
10.03	Property		1	Madera Marketplace	20,225	110,904	1,988,570					28,400,000	As Is with Escrow Reserve
10.04	Property		1	Silverdale Village	11,073	61,307	976,390					14,390,000	As Is with Escrow Reserve
10.05	Property		1	Port Orchard	11,302	55,759	947,122					12,670,000	As Is with Escrow Reserve
10.06	Property		1	Grafton	12,356	36,546	519,554					6,960,000	As Is with Escrow Reserve
10.07	Property		1	Fallon	9,068	28,487	338,297					5,710,000	As Is with Escrow Reserve
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	85,503	163,386	4,373,919	1.48	1.40	12.9%	12.2%	67,060,000	As Portfolio
11.01	Property		1	1100, 1200, and 1300 Victors Way	13,670	38,096	944,626					11,010,000	As Is
11.02	Property		1	1200 Eisenhower Place	9,674	21,113	581,214					8,610,000	As Is
11.03	Property		1	3767-3891 Ranchero Drive	11,867	30,435	89,331					8,010,000	As Is
11.04	Property		1	1300 Eisenhower Place	8,538	16,287	600,479					7,080,000	As Is
11.05	Property		1	1500 Eisenhower Place	8,575	16,443	513,391					7,000,000	As Is
11.06	Property		1	1100 Eisenhower Place	7,890	13,533	533,048					6,780,000	As Is

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
11.07	Property		1	1194 Oak Valley Drive	8,459	15,952	600,623					6,270,000	As Is
11.08	Property		1	3940-3948 Ranchero Drive	5,894	5,051	96,540					4,160,000	As Is
11.09	Property		1	950 Victors Way	4,745	165	131,495					3,270,000	As Is
11.10	Property		1	825 Victors Way	6,191	6,313	283,172					3,230,000	As Is
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	128,035	1,280,354	5,399,965	1.79	1.42	14.3%	11.3%	70,200,000	As Is
13.00	Loan	36, 37	1	Gwinnett Marketfair	38,756	36,891	2,568,003	1.47	1.43	10.4%	10.1%	39,800,000	As Is
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	163,610	0	2,956,611	1.59	1.51	12.6%	11.9%	39,680,000	As Is
14.01	Property		1	Timber Cove	47,744	0	745,103					9,310,000	As Is
14.02	Property		1	Custer Crossing and Raven Wood	34,994	0	610,837					8,730,000	As Is
14.03	Property		1	Raven Ridge	35,245	0	569,212					9,040,000	As Is
14.04	Property		1	Fox Run	18,633	0	446,996					5,300,000	As Is
14.05	Property		1	Killdeer Highlands	10,070	0	273,923					3,050,000	As Is
14.06	Property		1	Bakken Ridge	11,142	0	201,886					2,710,000	As Is
14.07	Property		1	Creekside Cottages	5,783	0	108,654					1,540,000	As Is
15.00	Loan	40	1	Rockwall Market Center	31,796	108,978	2,558,503	1.67	1.59	12.2%	11.6%	33,500,000	As Is
16.00	Loan	41	1	Mountain Lakes Estates	32,750	0	2,445,811	1.73	1.71	11.4%	11.2%	38,000,000	As Is
17.00	Loan	21	3	Lucas Industrial Portfolio	109,955	57,141	1,780,628	1.71	1.57	13.0%	11.9%	28,960,000	As Is
17.01	Property		1	Union Business Park	28,190	19,746	670,013					10,620,000	As Is
17.02	Property		1	Stanford Industrial Park	34,718	20,192	596,642					10,420,000	As Is
17.03	Property		1	Auto Works Industrial Park	47,047	17,203	513,972					7,920,000	As Is
18.00	Loan	42	1	Bangor Parkade	34,879	233,858	1,827,629	1.75	1.52	14.0%	12.2%	27,000,000	As Is - Extraordinary Assumption
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	276,676	0	1,956,635	1.72	1.50	15.2%	13.3%	23,500,000	As Complete
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	13,193	0	2,301,005	2.36	2.35	16.5%	16.4%	30,150,000	As Is
21.00	Loan		1	Shoppes at Waterford	15,968	47,905	1,336,881	1.33	1.27	10.7%	10.2%	19,700,000	As Is
22.00	Loan		1	419 West River Road	19,500	97,500	1,371,701	1.51	1.39	12.7%	11.7%	23,600,000	As Is
23.00	Loan		1	Baytowne Shoppes and Square	17,746	82,651	1,383,015	1.83	1.70	12.9%	12.0%	18,200,000	As Is
24.00	Loan		1	1777 Vine Street	9,812	58,872	1,551,365	1.84	1.77	14.2%	13.6%	24,000,000	As Is
25.00	Loan		1	Monkey Junction	9,633	28,899	1,167,255	1.29	1.25	10.9%	10.5%	18,000,000	As Is
26.00	Loan	48, 49	1	The West Wing	61,075	10,750	1,686,361	2.02	1.94	17.6%	16.9%	17,200,000	As Is
27.00	Loan		1	Tammany on the Ponds	110,212	0	1,220,619	1.68	1.54	13.4%	12.3%	19,400,000	As Is
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	174,009	0	1,436,914	2.28	2.03	17.0%	15.1%	20,400,000	As Is
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	173,473	0	1,341,230	2.26	2.00	16.8%	14.9%	18,700,000	As Is
30.00	Loan		1	McDonough Marketplace	10,620	23,475	979,759	1.44	1.39	11.3%	10.9%	13,900,000	As Is
31.00	Loan		1	Triangle Center	11,786	33,929	1,198,178	2.09	2.01	15.5%	15.0%	16,450,000	As Is
32.00	Loan		1	Dixon Street	60,601	166,054	2,030,345	4.30	3.87	29.2%	26.3%	34,800,000	As Is
33.00	Loan	54	1	Highlands Plaza	12,165	63,736	855,963	1.59	1.46	12.4%	11.4%	11,550,000	As Is
34.00	Loan		1	Nogales Plaza	22,069	131,813	1,212,853	2.69	2.39	18.2%	16.2%	18,600,000	As Is
35.00	Loan		1	Natchez Promenade	37,003	71,008	660,829	1.59	1.37	14.0%	12.1%	8,350,000	As Is
36.00	Loan		1	Sullivan Parke IV	7,500	0	563,495	1.40	1.38	10.6%	10.4%	10,400,000	As Is
37.00	Loan		1	Sorrento View Apartments	20,000	0	797,486	2.01	1.96	16.1%	15.7%	14,800,000	As Is
38.00	Loan	5, 55	1	Metroplex	117,545	294,804	6,360,903	1.84	1.73	12.5%	11.8%	104,000,000	As Is
39.00	Loan	5, 10	1	3800 Horizon Boulevard	42,950	325	3,261,050	1.53	1.51	12.2%	12.1%	45,000,000	As Is
40.00	Loan		1	Sullivan Parke III	6,000	0	432,486	1.32	1.30	9.9%	9.7%	8,400,000	As Is
41.00	Loan	21	2	Graves & Dalworth Business Park	5,133	12,293	370,751	1.52	1.45	11.8%	11.2%	4,900,000	As Is
41.01	Property		1	Graves Industrial Park	2,456	472	189,578					2,510,000	As Is
41.02	Property		1	Dalworth Business Park	2,676	11,821	181,174					2,390,000	As Is
42.00	Loan	56	1	Tammany Hills Apartments	42,186	0	383,770	1.68	1.52	13.4%	12.0%	9,700,000	As Is
43.00	Loan		1	Lee Vista Retail Center	2,086	21,007	308,298	1.41	1.31	11.8%	11.0%	5,300,000	As Is
44.00	Loan		1	Broad Street Commons	8,917	27,546	422,322	2.35	2.17	16.7%	15.4%	7,460,000	As Is
45.00	Loan		1	Walgreens - Rosedale	1,498	0	314,640	1.76	1.75	14.4%	14.3%	6,170,000	As Is
46.00	Loan	5	1	Westfarms	306,214	968,038	33,648,313	1.83	1.76	14.4%	13.9%	547,800,000	As Is

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.00	Loan	5	1	60 Hudson	5/8/2023	17.5%	17.5%	62.2%	6/5/2023	No	Verizon	184,420	16.0%
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	9/1/2023	41.4%	41.4%	98.3%	6/15/2023	No	Live Casino Hotel Maryland	547,331	28.2%
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	4/5/2023	31.5%	31.5%	94.0%	5/15/2023	No	Nordstrom	220,486	16.0%
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	9/7/2023	54.9%	54.9%	57.1%	9/30/2023	NAP	NAP	NAP	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	1/1/2023	48.8%	48.8%	98.7%	12/1/2023	Yes	E.R. Squibb & Sons LLC	472,580	98.7%
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	Various	58.8%	58.8%	89.4%	8/15/2023
6.01	Property		1	Lakeside Forest	10/1/2023			87.5%	8/15/2023	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	7/19/2023			90.1%	8/15/2023	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	7/19/2023			91.3%	8/15/2023	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	10/1/2023	58.8%	58.8%	91.5%	10/17/2023	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	10/10/2023	64.9%	64.9%	99.2%	10/5/2023	No	Presidente Supermarket	53,291	15.4%
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	7/31/2023	51.2%	51.2%	95.3%	9/1/2023
9.01	Property		1	Northwoods Marketplace	7/10/2023			97.8%	9/1/2023	No	Best Buy	43,278	18.3%
9.02	Property		1	The Centrum	7/12/2023			79.9%	9/1/2023	No	Super G Mart	108,714	39.6%
9.03	Property		1	Lawton Marketplace Lawton	7/20/2023			98.9%	9/1/2023	No	Academy Sports	62,168	31.6%
9.04	Property		1	Carlisle Crossing	7/19/2023			95.3%	9/1/2023	No	Michaels	21,647	14.2%
9.05	Property		1	Southway Shopping Center	7/7/2023			100.0%	9/1/2023	No	Marshalls	34,327	18.9%
9.06	Property		1	Parkway Centre South Shopping	7/17/2023			100.0%	9/1/2023	No	TJ Maxx	28,000	21.2%
9.07	Property		1	Houma Crossing - Houma	7/16/2023			83.4%	9/1/2023	No	Hobby Lobby	56,676	31.2%
9.08	Property		1	North Lake Square	7/9/2023			99.0%	9/1/2023	No	Hobby Lobby	55,000	39.3%
9.09	Property		1	Liberty Crossing - Rowlett	7/24/2023			93.2%	9/1/2023	No	Ross	27,657	26.1%
9.10	Property		1	Owensboro Towne Center	7/23/2023			90.5%	9/1/2023	No	Best Buy	32,425	19.7%
9.11	Property		1	Harbor Town Center	7/20/2023			93.0%	9/1/2023	No	Kohls Corporation	68,423	49.3%
9.12	Property		1	Lord Salisbury Center	7/18/2023			98.8%	9/1/2023	No	Ross Dress For Less	30,187	26.5%
9.13	Property		1	Terrell Mill Village	7/9/2023			100.0%	9/1/2023	No	L.A. Fitness	45,000	59.9%
9.14	Property		1	The Ridge at Turtle Creek	7/10/2023			100.0%	9/1/2023	No	Academy Sports	75,760	76.8%
9.15	Property		1	Nordstrom Rack	7/24/2023			97.7%	9/1/2023	No	Nordstrom Rack	33,901	74.6%
9.16	Property		1	Ventura Place	7/25/2023			96.0%	9/1/2023	No	VCA Animal Hospitals, Inc.	28,000	42.0%
9.17	Property		1	Village at Quail Springs Oklahoma City	7/18/2023			100.0%	9/1/2023	No	Hobby Lobby	55,126	54.9%
9.18	Property		1	Wallace Commons I	7/12/2023			98.5%	9/1/2023	No	Kohls Corporation	68,639	69.7%
9.19	Property		1	Waterford Park South	7/23/2023			93.4%	9/1/2023	No	Ross Dress For Less	27,623	30.1%
9.20	Property		1	Evergreen Marketplace	7/23/2023			100.0%	9/1/2023	No	Ross Dress For Less	25,046	50.3%
9.21	Property		1	Derby Marketplace	7/19/2023			100.0%	9/1/2023	No	Hobby Lobby	55,000	55.0%
9.22	Property		1	Stoneridge Village	7/19/2023			100.0%	9/1/2023	No	Academy Sports + Outdoors	45,000	62.1%
9.23	Property		1	Fresh Thyme and DSW	7/21/2023			100.0%	9/1/2023	No	Fresh Thyme Farmers Market	26,081	53.2%
9.24	Property		1	Crossroads Annex - Lafayette	7/16/2023			100.0%	9/1/2023	No	DSW	18,000	44.4%
9.25	Property		1	Tellico Village	7/9/2023			100.0%	9/1/2023	No	Food Lion, LLC	34,928	85.3%
9.26	Property		1	Walmart Neighborhood Market	7/9/2023			100.0%	9/1/2023	No	Wal-Mart	42,141	81.9%
9.27	Property		1	PetSmart & Old Navy	7/17/2023			100.0%	9/1/2023	No	Old Navy	15,112	52.2%
9.28	Property		1	Sutter's Creek	7/12/2023			100.0%	9/1/2023	No	Hobby Lobby	55,710	69.6%
9.29	Property		1	Mattress Firm and Panera Bread	7/19/2023			100.0%	9/1/2023	No	Mattress Firm	4,500	51.1%
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Various	65.7%	65.7%	95.5%	7/20/2023
10.01	Property		1	Monte Vista	6/10/2023			98.7%	7/20/2023	No	Dick's Sporting Goods	45,000	16.4%
10.02	Property		1	Sherwood	6/7/2023			99.3%	7/20/2023	No	Hobby Lobby	49,793	39.7%
10.03	Property		1	Madera Marketplace	6/10/2023			85.8%	7/20/2023	No	Smart & Final	30,161	22.4%
10.04	Property		1	Silverdale Village	6/8/2023			93.8%	7/20/2023	No	Planet Fitness	19,910	27.0%
10.05	Property		1	Port Orchard	6/8/2023			100.0%	7/20/2023	No	Treetop Village Early Learning Center	30,000	39.8%
10.06	Property		1	Grafton	6/7/2023			98.1%	7/20/2023	No	Big Lots	39,042	47.4%
10.07	Property		1	Fallon	6/8/2023			87.1%	7/20/2023	No	The TJX Companies, Inc.	22,564	37.3%
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	9/30/2023	53.3%	51.1%	83.4%	Various
11.01	Property		1	1100, 1200, and 1300 Victors Way	9/30/2023			100.0%	10/31/2023	No	NeuMoDx Molecular, Inc.	28,235	41.3%
11.02	Property		1	1200 Eisenhower Place	9/30/2023			85.8%	12/1/2023	Yes	NeuMoDx Molecular, Inc.	41,486	85.8%
11.03	Property		1	3767-3891 Ranchero Drive	9/30/2023			45.8%	10/31/2023	No	Esperion Therapeutics, Inc.	11,471	19.3%
11.04	Property		1	1300 Eisenhower Place	9/30/2023			100.0%	10/31/2023	No	Igadea, LLC	10,931	25.6%
11.05	Property		1	1500 Eisenhower Place	9/30/2023			89.3%	10/31/2023	No	Hearst Communications, Inc.	17,841	41.6%
11.06	Property		1	1100 Eisenhower Place	9/30/2023			100.0%	12/1/2023	Yes	NeuMoDx Molecular, Inc.	39,450	100.0%

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
11.07	Property		1	1194 Oak Valley Drive	9/30/2023			100.0%	10/31/2023	No	GFG Instrumentation, Inc	16,630	39.3%
11.08	Property		1	3940-3948 Ranchero Drive	9/30/2023			50.1%	10/31/2023	No	2BeSuccessful LLC	8,932	30.3%
11.09	Property		1	950 Victors Way	9/30/2023			69.0%	10/31/2023	No	Planned Parenthood Mid and South Michigan	10,300	43.4%
11.10	Property		1	825 Victors Way	9/30/2023			83.0%	10/31/2023	No	Online Tech, LLC	11,143	36.0%
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	4/17/2023	67.9%	66.3%	82.1%	5/31/2023	No	Synchrony	53,194	8.3%
13.00	Loan	36, 37	1	Gwinnett Marketfair	5/16/2023	63.8%	63.8%	96.6%	8/16/2023	No	Burlington	29,820	15.4%
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	Various	62.5%	62.5%	94.7%	10/23/2023
14.01	Property		1	Timber Cove	10/4/2023			94.0%	10/23/2023	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood	10/3/2023			95.2%	10/23/2023	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge	10/3/2023			95.2%	10/23/2023	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run	10/4/2023			98.7%	10/23/2023	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands	10/4/2023			97.6%	10/23/2023	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge	10/4/2023			92.9%	10/23/2023	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages	10/4/2023			79.2%	10/23/2023	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	7/7/2023	66.0%	66.0%	100.0%	7/10/2023	No	Burkes Outlet (Beall's Outlet)	34,027	16.1%
16.00	Loan	41	1	Mountain Lakes Estates	5/2/2023	57.3%	57.3%	96.9%	10/4/2023	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	8/23/2023	51.8%	51.8%	95.9%	11/10/2023
17.01	Property		1	Union Business Park	8/23/2023			97.5%	11/10/2023	No	Alloy Metalworks (Christopher Gavitt)	6,813	7.5%
17.02	Property		1	Stanford Industrial Park	8/23/2023			95.4%	11/10/2023	No	The Garage, LLC	11,212	11.9%
17.03	Property		1	Auto Works Industrial Park	8/23/2023			94.7%	11/10/2023	No	Barrys Cabinets	9,720	13.4%
18.00	Loan	42	1	Bangor Parkade	7/24/2023	55.6%	52.7%	99.4%	9/1/2023	No	Kohl's	88,904	38.2%
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	9/27/2024	62.5%	56.1%	61.1%	9/30/2023	NAP	NAP	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	7/13/2023	46.4%	46.4%	100.0%	12/1/2023	No	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	10/3/2023	66.5%	66.5%	97.0%	11/6/2023	No	Lowes Foods	42,324	53.0%
22.00	Loan		1	419 West River Road	9/1/2023	49.8%	49.8%	100.0%	12/1/2023	Yes	Novozymes North America	195,000	100.0%
23.00	Loan		1	Baytowne Shoppes and Square	7/10/2023	63.2%	63.2%	96.7%	7/10/2023	No	PetSmart	20,020	16.9%
24.00	Loan		1	1777 Vine Street	3/2/2023	47.6%	41.4%	100.0%	12/1/2023	Yes	AMDA Inc.	39,248	100.0%
25.00	Loan		1	Monkey Junction	9/29/2023	61.7%	61.7%	97.5%	10/1/2023	No	Junction 421	7,062	14.7%
26.00	Loan	48, 49	1	The West Wing	9/18/2023	58.1%	51.9%	100.0%	11/9/2023	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	5/26/2023	51.4%	45.0%	91.5%	10/25/2023	No	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	7/13/2023	46.6%	46.6%	85.7%	7/31/2023	NAP	NAP	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	7/13/2023	48.1%	48.1%	76.2%	7/31/2023	NAP	NAP	NAP	NAP
30.00	Loan		1	McDonough Marketplace	8/28/2023	64.7%	64.7%	100.0%	9/1/2023	No	Office Depot	20,584	38.8%
31.00	Loan		1	Triangle Center	7/25/2023	48.6%	48.6%	96.7%	8/18/2023	No	Genuine Parts Company	12,946	22.0%
32.00	Loan		1	Dixon Street	9/20/2023	22.2%	22.2%	90.7%	10/11/2023	No	EMCO Enterprises, Inc.	244,577	40.4%
33.00	Loan	54	1	Highlands Plaza	5/11/2023	65.1%	56.7%	89.7%	6/15/2023	No	Beverly Wedgeman	4,451	7.3%
34.00	Loan		1	Nogales Plaza	8/3/2023	40.3%	40.3%	84.5%	8/1/2023	No	Basha's (dba Food City)	42,761	29.1%
35.00	Loan		1	Natchez Promenade	7/5/2023	65.6%	60.6%	97.4%	10/16/2023	No	Belk	68,009	45.9%
36.00	Loan		1	Sullivan Parke IV	9/27/2023	51.9%	51.9%	96.7%	10/3/2023	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	8/2/2023	34.4%	30.1%	100.0%	7/31/2023	No	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	10/10/2022	51.9%	51.9%	65.9%	1/1/2023	No	County of Los Angeles	66,644	15.9%
39.00	Loan	5, 10	1	3800 Horizon Boulevard	3/3/2023	60.0%	54.4%	74.4%	3/3/2023	No	Comcast of Southeast Pennsylvania, LLC	43,173	20.1%
40.00	Loan		1	Sullivan Parke III	7/11/2023	53.0%	53.0%	100.0%	10/24/2023	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	9/18/2023	67.3%	67.3%	95.5%	10/17/2023
41.01	Property		1	Graves Industrial Park	9/18/2023			95.8%	10/17/2023	No	Ali A Sayed	6,058	24.7%
41.02	Property		1	Dalworth Business Park	9/18/2023			94.5%	10/17/2023	No	Erick E. Luis	2,350	11.8%
42.00	Loan	56	1	Tammany Hills Apartments	5/26/2023	32.9%	28.8%	79.7%	10/25/2023	No	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	7/21/2023	53.0%	53.0%	100.0%	7/14/2023	No	Panaderia El Cafetal	3,960	28.5%
44.00	Loan		1	Broad Street Commons	6/4/2023	36.9%	36.9%	100.0%	4/30/2023	No	Pacific Dental	3,220	20.0%
45.00	Loan		1	Walgreens - Rosedale	8/18/2023	35.6%	31.3%	100.0%	12/1/2023	Yes	Walgreens	14,978	100.0%
46.00	Loan	5	1	Westfarms	7/6/2023	44.2%	44.2%	95.9%	8/25/2023	No	Forever 21	22,512	4.5%

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
1.00	Loan	5	1	60 Hudson	12/31/2034 (173,522 SF); 5/31/2033 (10,898 SF)	CDIL Data Centre USA LLC (Hudson Interxchange)	172,775	15.0%	9/30/2032
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	7/13/2115	Bass Pro Shops Outdoor	127,672	6.6%	10/3/2026
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	12/31/2080	Bloomingdale's	201,502	14.6%	1/31/2035
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	10/31/2037	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	2/9/2041	Conn's	47,209	13.6%	4/30/2034
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio
9.01	Property		1	Northwoods Marketplace	11/25/2028	Big Lots	34,000	14.4%	1/31/2028
9.02	Property		1	The Centrum	5/31/2042	Gabe's	30,000	10.9%	4/30/2028
9.03	Property		1	Lawton Marketplace Lawton	1/31/2033	TJ Maxx	24,000	12.2%	8/31/2028
9.04	Property		1	Carlisle Crossing	5/31/2026	PetSmart	20,087	13.2%	6/30/2026
9.05	Property		1	Southway Shopping Center	4/30/2026	Ross	31,815	17.5%	1/31/2026
9.06	Property		1	Parkway Centre South Shopping	11/30/2026	Staples	20,388	15.5%	10/31/2024
9.07	Property		1	Houma Crossing - Houma	8/31/2031	Conn's	30,000	16.5%	11/30/2032
9.08	Property		1	North Lake Square	10/31/2030	Burlington Coat Factory	40,317	28.8%	2/29/2032
9.09	Property		1	Liberty Crossing - Rowlett	1/31/2026	PetSmart	20,087	19.0%	1/31/2024
9.10	Property		1	Owensboro Towne Center	3/31/2026	TJ Maxx	29,409	17.8%	1/31/2027
9.11	Property		1	Harbor Town Center	1/31/2029	TJ Maxx	22,504	16.2%	5/31/2028
9.12	Property		1	Lord Salisbury Center	1/31/2026	Marshalls	30,000	26.4%	8/31/2028
9.13	Property		1	Terrell Mill Village	7/31/2030	Dollar Tree	12,000	16.0%	7/31/2027
9.14	Property		1	The Ridge at Turtle Creek	1/31/2035	Mattress Express	6,463	6.5%	8/31/2026
9.15	Property		1	Nordstrom Rack	10/31/2030	Ulta	10,508	23.1%	3/31/2031
9.16	Property		1	Ventura Place	1/31/2032	Ulta	8,931	13.4%	6/30/2025
9.17	Property		1	Village at Quail Springs Oklahoma City	9/30/2028	Best Buy	45,278	45.1%	3/31/2025
9.18	Property		1	Wallace Commons I	1/31/2029	Dollar Tree	8,125	8.2%	2/29/2028
9.19	Property		1	Waterford Park South	1/31/2025	Michaels	21,727	23.6%	2/28/2026
9.20	Property		1	Evergreen Marketplace	1/31/2029	Michaels	21,574	43.3%	2/28/2026
9.21	Property		1	Derby Marketplace	9/30/2030	Ross Dress For Less	25,000	25.0%	1/31/2027
9.22	Property		1	Stoneridge Village	2/28/2039	PetSmart	12,157	16.8%	1/31/2027
9.23	Property		1	Fresh Thyme and DSW	10/31/2024	DSW	18,654	38.0%	1/31/2028
9.24	Property		1	Crossroads Annex - Lafayette	1/31/2029	Petco	12,500	30.8%	1/31/2027
9.25	Property		1	Tellico Village	12/16/2028	Preferred Pharmacy Tellico	2,400	5.9%	2/14/2025
9.26	Property		1	Walmart Neighborhood Market	8/4/2035	Asian Bistro	3,300	6.4%	1/31/2026
9.27	Property		1	PetSmart & Old Navy	10/31/2027	PetSmart	13,858	47.8%	9/30/2032
9.28	Property		1	Sutter's Creek	8/31/2031	Citi Trends	19,794	24.7%	11/30/2026
9.29	Property		1	Mattress Firm and Panera Bread	1/31/2027	Panera Bread	4,300	48.9%	3/31/2029
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2
10.01	Property		1	Monte Vista	1/31/2025	Boot Barn	18,264	6.6%	11/30/2031
10.02	Property		1	Sherwood	2/28/2030	La Petite Academy	9,500	7.6%	2/29/2028
10.03	Property		1	Madera Marketplace	11/30/2038	Ross Dress For Less	28,321	21.0%	1/31/2034
10.04	Property		1	Silverdale Village	5/31/2034	Harbor Freight Tools	19,019	25.8%	7/31/2032
10.05	Property		1	Port Orchard	8/31/2033	Dollar Tree	11,600	15.4%	2/28/2034
10.06	Property		1	Grafton	1/31/2034	Harbor Freight Tools	17,500	21.2%	11/30/2032
10.07	Property		1	Fallon	9/30/2033	Harbor Freight Tools	16,310	27.0%	12/31/2030
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio
11.01	Property		1	1100, 1200, and 1300 Victors Way	7/31/2025	Cumulus Broadcasting LLC	9,600	14.0%	8/31/2027
11.02	Property		1	1200 Eisenhower Place	7/31/2025	NAP	NAP	NAP	NAP
11.03	Property		1	3767-3891 Ranchero Drive	10/31/2028	ParishSOFT, LLC	9,799	16.5%	9/30/2024
11.04	Property		1	1300 Eisenhower Place	4/30/2025	Society for College and University Planning	10,900	25.5%	11/30/2026
11.05	Property		1	1500 Eisenhower Place	12/31/2028	TRC Environmental Corporation	7,894	18.4%	4/30/2027
11.06	Property		1	1100 Eisenhower Place	7/31/2025	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
11.07	Property		1	1194 Oak Valley Drive	2/28/2026	U.S. Medical Management, LLC	11,943	28.2%	9/30/2025
11.08	Property		1	3940-3948 Ranchero Drive	1/31/2029	ARC Document Solutions LLC	4,200	14.3%	2/28/2025
11.09	Property		1	950 Victors Way	6/30/2033	Learn-It Systems, LLC	3,866	16.3%	7/31/2025
11.10	Property		1	825 Victors Way	6/30/2029	American Title Company of Washtenaw, Inc.	6,168	19.9%	11/30/2030
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	10/31/2027	Contech Construction Products	44,814	7.0%	7/31/2031
13.00	Loan	36, 37	1	Gwinnett Marketfair	1/31/2026	Marshalls	27,054	14.0%	1/31/2028
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio
14.01	Property		1	Timber Cove	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages	NAP	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	1/31/2029	Ross Dress For Less	30,187	14.2%	1/31/2026
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio
17.01	Property		1	Union Business Park	9/30/2026	Eurosport (Greg Johnson)	4,542	5.0%	9/30/2025
17.02	Property		1	Stanford Industrial Park	10/31/2025	DMS LLC (David Smith)	10,637	11.3%	3/31/2026 (5,125 SF); 5/31/2026 (5,512 SF)
17.03	Property		1	Auto Works Industrial Park	12/31/2026	Master Craft PDR (Andrew Palmer & Robyn Palmer)	6,780	9.4%	7/31/2025 (2,550 SF); 7/31/2026 (2,780 SF); 8/31/2026 (1,450 SF)
18.00	Loan	42	1	Bangor Parkade	1/31/2032	Books-A-Million	27,905	12.0%	4/30/2034
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	NAP	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	2/28/2028	CVS	11,945	15.0%	1/31/2029
22.00	Loan		1	419 West River Road	1/31/2030	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	1/31/2027	Staples	20,000	16.9%	10/31/2025
24.00	Loan		1	1777 Vine Street	3/30/2041	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction	12/31/2028	Chick-Fil-A (Ground Lease)	4,200	8.7%	4/30/2027
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	NAP	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	McDonough Marketplace	6/30/2025	Dollar Tree	9,500	17.9%	8/31/2028
31.00	Loan		1	Triangle Center	11/30/2028	Action Behavior Centers, LLC	8,212	13.9%	1/31/2033
32.00	Loan		1	Dixon Street	7/31/2027 (106,350 SF); 4/30/2028 (138,227 SF)	JT Logistics, LLC	177,431	29.3%	10/31/2028
33.00	Loan	54	1	Highlands Plaza	1/31/2027	Dr Brad Harris (BGSE, Inc.)	4,134	6.8%	12/31/2023
34.00	Loan		1	Nogales Plaza	1/19/2028	CSL Plasma	18,858	12.8%	11/30/2028
35.00	Loan		1	Natchez Promenade	1/31/2030	Ollie's Bargain Outlet	35,340	23.9%	1/31/2030
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	2/3/2025	New York Life Insurance Company	24,462	5.8%	6/30/2030
39.00	Loan	5, 10	1	3800 Horizon Boulevard	2/29/2024	Epicor Software Corp	32,110	15.0%	11/30/2024
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park
41.01	Property		1	Graves Industrial Park	3/14/2028	Adenilto Simoes Jr.	3,150	12.8%	8/31/2024
41.02	Property		1	Dalworth Business Park	9/26/2024	Dallas Auto Body Collision and Repair LLC (John E. Lewis)	2,200	11.0%	6/21/2024
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	10/31/2028	Five Guys (Bengel's Burgers VI, LLC)	2,508	18.0%	4/30/2025
44.00	Loan		1	Broad Street Commons	12/31/2026	Pho Palace 2 Noodles & Grill (Mansfield Noodle Soup, LLC)	2,569	16.0%	1/31/2028
45.00	Loan		1	Walgreens - Rosedale	12/31/2088	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms	MTM	H&M	15,121	3.0%	1/31/2032

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
1.00	Loan	5	1	60 Hudson	Telx - New York LLC (Digital Realty)	95,494	8.3%	10/31/2027	zColo, LLC (DataBank)	57,840	5.0%
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	Cinemark Theatres	107,190	5.5%	12/31/2025	Burlington	81,282	4.2%
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	Macy's	196,120	14.2%	1/31/2026	Forever 21	53,787	3.9%
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	Ollie's Bargain Outlet	37,693	10.9%	12/31/2026	Supertramp	32,505	9.4%
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio
9.01	Property		1	Northwoods Marketplace	Aldi (NC), LLC	25,046	10.6%	8/31/2030	Michaels	23,327	9.9%
9.02	Property		1	The Centrum	Skyzone	25,536	9.3%	8/31/2029	Guitar Center	16,000	5.8%
9.03	Property		1	Lawton Marketplace Lawton	Burlington Coat Factory	20,009	10.2%	2/28/2034	Old Navy	14,995	7.6%
9.04	Property		1	Carlisle Crossing	Aldi	18,320	12.0%	12/31/2027	Harbor Freight Tools	14,565	9.6%
9.05	Property		1	Southway Shopping Center	Best Buy	30,000	16.5%	1/31/2028	dd's DISCOUNTS	18,000	9.9%
9.06	Property		1	Parkway Centre South Shopping	PetSmart	19,107	14.5%	1/31/2025	La-Z-Boy	18,025	13.7%
9.07	Property		1	Houma Crossing - Houma	Club 4 Fitness	25,754	14.2%	5/1/2033	Five Below	10,000	5.5%
9.08	Property		1	North Lake Square	HomeGoods	20,000	14.3%	6/30/2026	Five Below	8,111	5.8%
9.09	Property		1	Liberty Crossing - Rowlett	Dollar Tree	10,000	9.5%	8/31/2028	Five Below	8,474	8.0%
9.10	Property		1	Owensboro Towne Center	PetSmart	23,197	14.1%	8/31/2033	Jo-Ann Fabrics	13,560	8.2%
9.11	Property		1	Harbor Town Center	Petco	13,685	9.9%	12/31/2027	EyeMart Express	4,271	3.1%
9.12	Property		1	Lord Salisbury Center	Grocery Outlet	21,422	18.8%	1/31/2035	Old Navy	14,800	13.0%
9.13	Property		1	Terrell Mill Village	Malincho Specialty Foods	5,500	7.3%	4/30/2026	Animal Dermatology	3,065	4.1%
9.14	Property		1	The Ridge at Turtle Creek	The Vein Institute of South Mississippi	3,200	3.2%	1/31/2027	Massage Envy	3,150	3.2%
9.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Ventura Place	Petland	6,100	9.2%	8/31/2029	Jinja Bistro	5,428	8.2%
9.17	Property		1	Village at Quail Springs Oklahoma City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Wallace Commons I	Longhorn Steakhouse	5,570	5.7%	1/31/2029	The Athletes Foot	5,000	5.1%
9.19	Property		1	Waterford Park South	PetSmart	20,087	21.9%	1/31/2032	CenterWell	5,400	5.9%
9.20	Property		1	Evergreen Marketplace	Classy Nails	3,222	6.5%	11/30/2028	NAP	NAP	NAP
9.21	Property		1	Derby Marketplace	TJ Maxx	20,000	20.0%	3/31/2026	NAP	NAP	NAP
9.22	Property		1	Stoneridge Village	Five Below	8,000	11.0%	1/31/2026	Buffalo Wild Wings	5,400	7.5%
9.23	Property		1	Fresh Thyme and DSW	Massage Envy	4,298	8.8%	2/28/2026	NAP	NAP	NAP
9.24	Property		1	Crossroads Annex - Lafayette	Popshelf	10,078	24.8%	8/31/2033	NAP	NAP	NAP
9.25	Property		1	Tellico Village	Salon Anew	1,200	2.9%	3/31/2026	Courtley Chiropractic	1,200	2.9%
9.26	Property		1	Walmart Neighborhood Market	Dominos Pizza	1,800	3.5%	9/27/2025	S&J Spirits	1,500	2.9%
9.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.28	Property		1	Sutter's Creek	Mattress Firm	4,500	5.6%	9/30/2026	NAP	NAP	NAP
9.29	Property		1	Mattress Firm and Panera Bread	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2
10.01	Property		1	Monte Vista	Forever 21	18,000	6.5%	1/31/2028	Joann's	18,000	6.5%
10.02	Property		1	Sherwood	O'Reillys	8,000	6.4%	1/31/2034	BedMart	5,200	4.1%
10.03	Property		1	Madera Marketplace	Learn 4 Life Learning Center	10,135	7.5%	9/30/2032	Crazy Deal	8,000	5.9%
10.04	Property		1	Silverdale Village	Grocery Outlet	16,000	21.7%	5/31/2027	Kitsap Mini Golf	4,210	5.7%
10.05	Property		1	Port Orchard	FIIT Fitness	8,360	11.1%	11/30/2030	Chai Foundation	5,200	6.9%
10.06	Property		1	Grafton	Dollar Tree	9,374	11.4%	8/31/2026	Eupraxia Fitness	3,200	3.9%
10.07	Property		1	Fallon	Boot Barn	13,776	22.8%	5/31/2032	NAP	NAP	NAP
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio
11.01	Property		1	1100, 1200, and 1300 Victors Way	Great Lakes Commission	9,422	13.8%	6/30/2025	The Women's Center of Southeastern Michigan	8,300	12.1%
11.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	3767-3891 Ranchero Drive	BigBear.ai, LLC	3,052	5.1%	1/31/2026	Muller-BBM Vibroakustiks Systems	2,841	4.8%
11.04	Property		1	1300 Eisenhower Place	G2 Consulting Group, L.L.C.	7,949	18.6%	5/31/2025	Program Planning Professionals	6,590	15.4%
11.05	Property		1	1500 Eisenhower Place	Arbor Assays, Inc.	7,731	18.0%	2/28/2025	Mitzel Law Group PLC	4,812	11.2%
11.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA
11.07	Property		1	1194 Oak Valley Drive	Radar Applications Incorporated	8,941	21.1%	1/31/2025	Resonant Sciences LLC	4,782	11.3%
11.08	Property		1	3940-3948 Ranchero Drive	Halle Properties, L.L.C.	1,640	5.6%	5/31/2024	NAP	NAP	NAP
11.09	Property		1	950 Victors Way	Habitat for Humanity of Huron Valley	2,203	9.3%	8/31/2026	NAP	NAP	NAP
11.10	Property		1	825 Victors Way	Arbor Trust Wealth Advisors LLC	5,372	17.4%	10/31/2025	The Association for Asian Studies, Inc.	3,013	9.7%
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	Pilot Chemical Company of Ohio	37,533	5.9%	5/31/2029	3dB Labs, Inc.	32,998	5.2%
13.00	Loan	36, 37	1	Gwinnett Marketfair	TJ Maxx	24,300	12.5%	1/31/2028	Five Below	15,303	7.9%
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio
14.01	Property		1	Timber Cove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	Michael's	23,988	11.3%	2/28/2025	Office Max	23,600	11.1%
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio
17.01	Property		1	Union Business Park	Granite Concepts LLC (Jose Gonzalez)	4,542	5.0%	8/31/2025	AC Construction (Aaron Caro)	4,542	5.0%
17.02	Property		1	Stanford Industrial Park	Springs Automotive Group, LLC (Brian Karsh)	9,589	10.2%	9/30/2024	Mile High Drain Cleaning (Joel Verbeck)	6,456	6.9%
17.03	Property		1	Auto Works Industrial Park	SJS Stair & Millworks (James Jacobs)	5,930	8.2%	7/31/2026	AAA Trans Warehouse Inc (Jeremiah Snyder)	5,400	7.5%
18.00	Loan	42	1	Bangor Parkade	Michael's	22,000	9.5%	2/28/2030	Old Navy	19,074	8.2%
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	Truist Bank	3,906	4.9%	12/31/2028	Tickle My Ribs	2,800	3.5%
22.00	Loan		1	419 West River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	Party City	11,529	9.7%	1/31/2027	Citi Trends	10,806	9.1%
24.00	Loan		1	1777 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction	El Cerro Grande	3,600	7.5%	12/31/2028	First Bank (Ground Lease)	3,414	7.1%
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	McDonough Marketplace	Super Sunny Beauty Mart	4,200	7.9%	8/31/2034	Rent-A-Center	3,500	6.6%
31.00	Loan		1	Triangle Center	The Sherwin Williams Company	7,986	13.6%	4/30/2027	Pathway Vet Alliance LLC	4,643	7.9%
32.00	Loan		1	Dixon Street	Warners' Stellian Company	40,000	6.6%	12/31/2027	Baker Mechanical, Inc.	30,000	5.0%
33.00	Loan	54	1	Highlands Plaza	Chicago Title Insurance	3,694	6.1%	11/30/2024	Cantex Home Health North Houston	3,387	5.6%
34.00	Loan		1	Nogales Plaza	Goodwill Industries	18,370	12.5%	11/20/2024	Family Dollar	12,000	8.2%
35.00	Loan		1	Natchez Promenade	Planet Fitness	11,880	8.0%	9/30/2030	Rainbow	8,200	5.5%
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	HW Workspace, LLC dba Spark Spaces	13,236	3.2%	12/31/2025	Asiana Airlines	11,840	2.8%
39.00	Loan	5, 10	1	3800 Horizon Boulevard	Harte-Hanks Direct Inc	22,660	10.6%	2/28/2025	Vetstreet LLC	10,830	5.0%
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park
41.01	Property		1	Graves Industrial Park	Jarred M. Tennell	3,140	12.8%	4/30/2024	Mike Speed Shop (Michael Anderson)	3,000	12.2%
41.02	Property		1	Dalworth Business Park	Jennifer C. Tran	1,100	5.5%	4/2/2025	JEC Iron Doors & Remodeling (Mary H. Peralta)	1,100	5.5%
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	Spice Thai (Sripakdee Harris, LLC)	2,066	14.9%	8/31/2027	Aloha Poke Orlando, LLC	1,656	11.9%
44.00	Loan		1	Broad Street Commons	Mooyah Burgers And Fries	2,504	15.6%	9/30/2030	Luxury Nail & Spa	2,100	13.1%
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms	Pottery Barn	14,187	2.8%	1/31/2027	Gap Gap Kids	13,093	2.6%

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
1.00	Loan	5	1	60 Hudson	7/31/2032	Centurylink Communications	37,472	3.3%	9/30/2033	5/11/2023	NAP	5/11/2023
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	1/31/2026	Medieval Times	66,244	3.4%	8/31/2033	9/25/2023; 9/29/2023	NAP	9/8/2023
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	1/31/2026	AMC Theatres	51,610	3.7%	12/31/2024	4/10/2023	NAP	4/11/2023
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	9/20/2023	NAP	9/15/2023
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	5/24/2022	NAP	6/17/2022
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	8/4/2023
8.00	Loan	9	1	Cross County Plaza	6/30/2032	Ross Dress for Less	28,102	8.1%	1/31/2029	2/2/2023	NAP	10/12/2023
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio
9.01	Property		1	Northwoods Marketplace	2/28/2026	PetSmart	17,445	7.4%	11/30/2028	8/1/2023	NAP	8/1/2023
9.02	Property		1	The Centrum	9/30/2029	Boot Barn Western and Work Wear	12,000	4.4%	8/31/2032	8/1/2023	NAP	8/1/2023
9.03	Property		1	Lawton Marketplace Lawton	1/31/2034	PetSmart	12,328	6.3%	1/31/2024	8/1/2023	NAP	8/7/2023
9.04	Property		1	Carlisle Crossing	8/31/2033	Furniture & Mattress Discounte	10,478	6.9%	5/31/2024	8/1/2023	NAP	8/1/2023
9.05	Property		1	Southway Shopping Center	1/31/2033	My Melrose	12,680	7.0%	12/31/2028	8/1/2023	NAP	8/4/2023
9.06	Property		1	Parkway Centre South Shopping	9/30/2032	Ulta	10,004	7.6%	9/30/2025	8/1/2023	NAP	8/1/2023
9.07	Property		1	Houma Crossing - Houma	1/31/2029	China Buffet	8,000	4.4%	12/31/2027	8/1/2023	NAP	8/6/2023
9.08	Property		1	North Lake Square	7/31/2026	Chicken Salad Chick	3,078	2.2%	6/30/2027	8/1/2023	NAP	8/1/2023
9.09	Property		1	Liberty Crossing - Rowlett	2/29/2032	Rack Room Shoes, Inc	5,500	5.2%	1/31/2024	8/1/2023	NAP	8/4/2023
9.10	Property		1	Owensboro Towne Center	1/31/2027	Ulta	13,500	8.2%	2/28/2027	8/1/2023	NAP	8/1/2023
9.11	Property		1	Harbor Town Center	12/31/2028	Midwest Dental	3,828	2.8%	11/30/2027	8/1/2023	NAP	8/8/2023
9.12	Property		1	Lord Salisbury Center	7/31/2028	Mattress Warehouse	3,600	3.2%	7/31/2027	8/1/2023	NAP	8/7/2023
9.13	Property		1	Terrell Mill Village	7/31/2028	Kims Care Kleeners	2,125	2.8%	4/30/2024	8/1/2023	NAP	8/7/2023
9.14	Property		1	The Ridge at Turtle Creek	3/31/2028	Keesler Federal Credit Union	2,500	2.5%	1/31/2025	8/1/2023	NAP	8/6/2023
9.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023
9.16	Property		1	Ventura Place	10/31/2026	Orangetheory Fitness	3,600	5.4%	12/31/2026	8/1/2023	NAP	8/7/2023
9.17	Property		1	Village at Quail Springs Oklahoma City	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.18	Property		1	Wallace Commons I	11/30/2025	Glidden Paints	4,455	4.5%	11/30/2023	8/1/2023	NAP	8/1/2023
9.19	Property		1	Waterford Park South	6/30/2030	Panera Bread	4,600	5.0%	12/31/2030	8/1/2023	NAP	8/1/2023
9.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.22	Property		1	Stoneridge Village	10/8/2029	GameStop	1,926	2.7%	1/31/2024	8/1/2023	NAP	8/7/2023
9.23	Property		1	Fresh Thyme and DSW	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.24	Property		1	Crossroads Annex - Lafayette	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.25	Property		1	Tellico Village	3/31/2027	Edward D. Jones & Co.	1,200	2.9%	1/31/2026	8/1/2023	NAP	8/4/2023
9.26	Property		1	Walmart Neighborhood Market	10/1/2030	Sassy Me Nail Spa	1,500	2.9%	11/30/2025	8/1/2023	NAP	8/1/2023
9.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023
9.28	Property		1	Sutter's Creek	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023
9.29	Property		1	Mattress Firm and Panera Bread	NAP	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2
10.01	Property		1	Monte Vista	1/31/2026	Rooms Xpress	12,900	4.7%	5/31/2027	6/19/2023	NAP	6/19/2023
10.02	Property		1	Sherwood	8/31/2026	Super Deluxe	3,500	2.8%	8/31/2030	6/19/2023	NAP	6/19/2023
10.03	Property		1	Madera Marketplace	8/31/2026	San Joaquin Valley	7,935	5.9%	3/31/2025	6/19/2023	NAP	6/19/2023
10.04	Property		1	Silverdale Village	5/31/2034	Kitsap Great Escape	4,203	5.7%	8/31/2032	7/7/2023	NAP	6/19/2023
10.05	Property		1	Port Orchard	11/30/2026	Taerong Taekwondo	4,965	6.6%	1/31/2031	6/19/2023	NAP	6/19/2023
10.06	Property		1	Grafton	6/30/2029	Even Odd Pizza	2,400	2.9%	12/31/2030	6/19/2023	NAP	6/19/2023
10.07	Property		1	Fallon	NAP	NAP	NAP	NAP	NAP	6/19/2023	NAP	6/19/2023
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio
11.01	Property		1	1100, 1200, and 1300 Victors Way	9/30/2030	SiTime Corporation	8,197	12.0%	5/31/2029	7/25/2023	NAP	7/26/2023
11.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	7/25/2023	NAP	7/26/2023
11.03	Property		1	3767-3891 Ranchero Drive	4/30/2027	MCImetro Access Transmission Services LLC	0	0.0%	1/31/2026	7/24/2023	NAP	7/26/2023
11.04	Property		1	1300 Eisenhower Place	12/31/2025	Heartland Hospice Services, LLC	6,321	14.8%	7/31/2026	7/25/2023	NAP	7/26/2023
11.05	Property		1	1500 Eisenhower Place	11/30/2028	NAP	NAP	NAP	NAP	7/26/2023	NAP	7/21/2023
11.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/21/2023

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
11.07	Property		1	1194 Oak Valley Drive	7/31/2025	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/26/2023
11.08	Property		1	3940-3948 Ranchero Drive	NAP	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/25/2023
11.09	Property		1	950 Victors Way	NAP	NAP	NAP	NAP	NAP	7/26/2023	NAP	7/26/2023
11.10	Property		1	825 Victors Way	5/31/2027	NAP	NAP	NAP	NAP	7/24/2023	NAP	7/26/2023
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	5/31/2027	Clarkwestern Dietrich Building Systems, LLC	24,944	3.9%	10/31/2027	Various	NAP	1/30/2023
13.00	Loan	36, 37	1	Gwinnett Marketfair	1/31/2030	Party City	15,155	7.8%	8/31/2031	5/22/2023	NAP	8/8/2023
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio
14.01	Property		1	Timber Cove	NAP	NAP	NAP	NAP	NAP	10/2/2023	NAP	10/9/2023
14.02	Property		1	Custer Crossing and Raven Wood	NAP	NAP	NAP	NAP	NAP	Various	NAP	Various
14.03	Property		1	Raven Ridge	NAP	NAP	NAP	NAP	NAP	10/9/2023	NAP	10/9/2023
14.04	Property		1	Fox Run	NAP	NAP	NAP	NAP	NAP	10/9/2023	NAP	10/9/2023
14.05	Property		1	Killdeer Highlands	NAP	NAP	NAP	NAP	NAP	10/9/2023	NAP	10/9/2023
14.06	Property		1	Bakken Ridge	NAP	NAP	NAP	NAP	NAP	10/9/2023	NAP	10/9/2023
14.07	Property		1	Creekside Cottages	NAP	NAP	NAP	NAP	NAP	10/9/2023	NAP	10/9/2023
15.00	Loan	40	1	Rockwall Market Center	10/31/2024	Old Navy	17,239	8.1%	1/31/2025	7/7/2023	NAP	7/7/2023
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP	4/18/2023	NAP	4/18/2023
17.00	Loan	21	3	Lucas Industrial Portfolio
17.01	Property		1	Union Business Park	8/31/2024	MPS, LLC	4,542	5.0%	5/31/2024	9/5/2023	NAP	8/28/2023
17.02	Property		1	Stanford Industrial Park	8/31/2026	Steve Moran	6,150	6.5%	1/31/2027	9/5/2023	NAP	8/28/2023
17.03	Property		1	Auto Works Industrial Park	8/31/2024	A&G Automotive (Oscar Alcala)	5,060	7.0%	7/31/2026	9/5/2023	NAP	8/28/2023
18.00	Loan	42	1	Bangor Parkade	10/31/2025	L.L. Bean	12,997	5.6%	1/31/2027	9/25/2023	NAP	9/25/2023
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	NAP	NAP	NAP	10/3/2023	NAP	10/4/2023
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP	7/19/2023	NAP	7/19/2023
21.00	Loan		1	Shoppes at Waterford	12/31/2025	Highway 55	2,800	3.5%	12/31/2032	10/10/2023	NAP	10/10/2023
22.00	Loan		1	419 West River Road	NAP	NAP	NAP	NAP	NAP	10/24/2023	NAP	10/24/2023
23.00	Loan		1	Baytowne Shoppes and Square	2/28/2027	Ulta Salon, Cosmetics & Fragrance	10,469	8.8%	2/28/2027	6/5/2023	NAP	7/21/2023
24.00	Loan		1	1777 Vine Street	NAP	NAP	NAP	NAP	NAP	9/26/2022	NAP	3/14/2023
25.00	Loan		1	Monkey Junction	5/30/2033	Wendy's (Ground Lease)	3,089	6.4%	12/31/2033	10/10/2023	NAP	10/10/2023
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP	9/29/2023	NAP	9/29/2023
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP	5/25/2023	NAP	5/25/2023
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	NAP	NAP	NAP	7/27/2023	NAP	7/27/2023
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	NAP	NAP	NAP	7/27/2023	NAP	7/27/2023
30.00	Loan		1	McDonough Marketplace	8/31/2027	Shoe Show	3,500	6.6%	MTM	9/7/2023	NAP	9/5/2023
31.00	Loan		1	Triangle Center	6/30/2026	Best Kids North, LLC	3,809	6.5%	9/30/2028	7/14/2023	NAP	7/14/2023
32.00	Loan		1	Dixon Street	12/31/2025	Florstar Sales, Inc.	13,870	2.3%	6/30/2028	8/10/2023	NAP	8/31/2023
33.00	Loan	54	1	Highlands Plaza	3/31/2027	Cryomed Sports Recovery	3,266	5.4%	7/30/2026	5/18/2023	NAP	5/18/2023
34.00	Loan		1	Nogales Plaza	1/31/2028	Peter Piper Pizza	10,000	6.8%	12/31/2028	8/17/2023	NAP	8/15/2023
35.00	Loan		1	Natchez Promenade	1/31/2033	City Gear	8,184	5.5%	2/28/2032	7/12/2023	NAP	7/12/2023
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP	8/17/2023	NAP	7/11/2023
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP	8/9/2023	NAP	8/9/2023
38.00	Loan	5, 55	1	Metroplex	10/31/2024	Carter Residential, LLC	11,418	2.7%	9/30/2024	10/10/2022	NAP	10/10/2022
39.00	Loan	5, 10	1	3800 Horizon Boulevard	11/30/2024	SEMRush Inc.	10,450	4.9%	6/30/2028	3/6/2023	NAP	3/6/2023
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP	8/17/2023	NAP	7/11/2023
41.00	Loan	21	2	Graves & Dalworth Business Park
41.01	Property		1	Graves Industrial Park	1/31/2025	Marco. A. Antonio Sr.	2,773	11.3%	7/13/2024	9/5/2023	NAP	9/5/2023
41.02	Property		1	Dalworth Business Park	3/12/2024	Paragon Direct LLC (Connor A. Duff)	1,100	5.5%	6/22/2024	9/5/2023	NAP	9/5/2023
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP	5/26/2023	NAP	5/26/2023
43.00	Loan		1	Lee Vista Retail Center	5/31/2028	Papa John's	1,240	8.9%	9/30/2033	8/1/2023	NAP	8/1/2023
44.00	Loan		1	Broad Street Commons	11/30/2028	Club Pilates (JLS Fitness, LLC)	1,725	10.7%	10/31/2027	6/7/2023	NAP	6/7/2023
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	NAP	NAP	NAP	8/25/2023	NAP	8/30/2023
46.00	Loan	5	1	Westfarms	1/31/2025	Anthropologie	11,673	2.3%	1/31/2027	7/17/2023	NAP	7/17/2023

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1.00	Loan	5	1	60 Hudson	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	7,089,987	1,772,497	0
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	4/10/2023	12%	Yes - A, AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio									914,165	Springing	204,079
6.01	Property		1	Lakeside Forest	NAP	NAP	No	Leasehold	10/5/2122	None	1/0/1900	No
6.02	Property		1	The Establishment	NAP	NAP	Yes - AE	Leasehold	5/31/2122	None	1/0/1900	No
6.03	Property		1	Barcelona	NAP	NAP	No	Leasehold	5/31/2122	None	1/0/1900	No
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	NAP	No	Leasehold	10/23/2122	None	1/0/1900	No	566,007	Springing	130,056
8.00	Loan	9	1	Cross County Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	65,927	65,927	319,065
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio									4,174,654	596,379	5,240
9.01	Property		1	Northwoods Marketplace	8/1/2023	10%	No	Fee	NAP	NAP	NAP	NAP
9.02	Property		1	The Centrum	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.03	Property		1	Lawton Marketplace Lawton	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.04	Property		1	Carlisle Crossing	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.05	Property		1	Southway Shopping Center	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
9.06	Property		1	Parkway Centre South Shopping	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.07	Property		1	Houma Crossing - Houma	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP
9.08	Property		1	North Lake Square	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.09	Property		1	Liberty Crossing - Rowlett	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.10	Property		1	Owensboro Towne Center	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
9.11	Property		1	Harbor Town Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.12	Property		1	Lord Salisbury Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.13	Property		1	Terrell Mill Village	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.14	Property		1	The Ridge at Turtle Creek	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.15	Property		1	Nordstrom Rack	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.16	Property		1	Ventura Place	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.17	Property		1	Village at Quail Springs Oklahoma City	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.18	Property		1	Wallace Commons I	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.19	Property		1	Waterford Park South	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.20	Property		1	Evergreen Marketplace	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.21	Property		1	Derby Marketplace	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.22	Property		1	Stoneridge Village	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.23	Property		1	Fresh Thyme and DSW	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.24	Property		1	Crossroads Annex - Lafayette	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.25	Property		1	Tellico Village	8/4/2023	10%	No	Fee	NAP	NAP	NAP	NAP
9.26	Property		1	Walmart Neighborhood Market	8/1/2023	10%	No	Fee	NAP	NAP	NAP	NAP
9.27	Property		1	PetSmart & Old Navy	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.28	Property		1	Sutter's Creek	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.29	Property		1	Mattress Firm and Panera Bread	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2									785,206	157,041	0
10.01	Property		1	Monte Vista	5/19/2023	6%	No	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	Sherwood	6/19/2023	6%	No	Fee	NAP	NAP	NAP	NAP
10.03	Property		1	Madera Marketplace	6/19/2023	6%	No	Fee	NAP	NAP	NAP	NAP
10.04	Property		1	Silverdale Village	6/19/2023	10%	No	Fee	NAP	NAP	NAP	NAP
10.05	Property		1	Port Orchard	6/19/2023	9%	No	Fee	NAP	NAP	NAP	NAP
10.06	Property		1	Grafton	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10.07	Property		1	Fallon	6/19/2023	9%	No	Fee	NAP	NAP	NAP	NAP
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio									694,641	138,928	86,855
11.01	Property		1	1100, 1200, and 1300 Victors Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.02	Property		1	1200 Eisenhower Place	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
11.03	Property		1	3767-3891 Ranchero Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.04	Property		1	1300 Eisenhower Place	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
11.05	Property		1	1500 Eisenhower Place	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
11.06	Property		1	1100 Eisenhower Place	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
11.07	Property		1	1194 Oak Valley Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.08	Property		1	3940-3948 Ranchero Drive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.09	Property		1	950 Victors Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11.10	Property		1	825 Victors Way	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	148,910	148,910	33,333
13.00	Loan	36, 37	1	Gwinnett Marketfair	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	29,324	29,324	0
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio									173,066	38,459	89,495
14.01	Property		1	Timber Cove	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	281,252	31,250	65,480
16.00	Loan	41	1	Mountain Lakes Estates	5/22/2023	7%	No	Fee	NAP	NAP	NAP	NAP	17,081	17,081	0
17.00	Loan	21	3	Lucas Industrial Portfolio									0	Springing	0
17.01	Property		1	Union Business Park	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Stanford Industrial Park	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.03	Property		1	Auto Works Industrial Park	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.00	Loan	42	1	Bangor Parkade	NAP	NAP	No	Leasehold	1/1/2105	NAP	1/22/3599	No	168,812	42,203	0
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	44,963	22,484	10,630
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	7/26/2023	10%	Yes - AO	Fee	NAP	NAP	NAP	NAP	41,201	6,538	0
21.00	Loan		1	Shoppes at Waterford	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	9,076	0
22.00	Loan		1	419 West River Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	16,930	4,233	8,445
23.00	Loan		1	Baytowne Shoppes and Square	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	28,080	28,080	9,688
24.00	Loan		1	1777 Vine Street	9/20/2022	19%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	1,025
25.00	Loan		1	Monkey Junction	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	5,564	0
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	21,374	10,687	156,819
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	22,951	22,951	0
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	212,856	26,607	0
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	184,968	23,121	0
30.00	Loan		1	McDonough Marketplace	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	6,776	6,776	0
31.00	Loan		1	Triangle Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	154,878	15,488	14,654
32.00	Loan		1	Dixon Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	57,436	0
33.00	Loan	54	1	Highlands Plaza	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	86,956	12,422	0
34.00	Loan		1	Nogales Plaza	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	18,604	9,302	0
35.00	Loan		1	Natchez Promenade	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	107,825	8,985	8,819
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	6,692	6,692	0
37.00	Loan		1	Sorrento View Apartments	8/9/2023	6%	No	Fee	NAP	NAP	NAP	NAP	11,316	11,316	12,135
38.00	Loan	5, 55	1	Metroplex	10/10/2022	14%	No	Fee	NAP	NAP	NAP	NAP	169,654	42,414	0
39.00	Loan	5, 10	1	3800 Horizon Boulevard	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	394,438	43,826	28,858
40.00	Loan		1	Sullivan Parke III	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	27,550	5,510	14,575
41.00	Loan	21	2	Graves & Dalworth Business Park									0	3,969	5,341
41.01	Property		1	Graves Industrial Park	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
41.02	Property		1	Dalworth Business Park	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	13,577	13,577	0
43.00	Loan		1	Lee Vista Retail Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	4,807	4,807	2,101
44.00	Loan		1	Broad Street Commons	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	75,131	10,733	0
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
46.00	Loan	5	1	Westfarms	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
1.00	Loan	5	1	60 Hudson	Springing	0	Springing	0	0	Springing
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	Springing	0	Springing	0	0	231,942
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	Springing	0	Springing	0	0	Springing
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	Springing	0	Springing	0	0	0
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	Springing	0	0	0	0	Springing
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	40,816	0	18,511	0	0	0
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	18,579	515,000	9,457	0	0	0
8.00	Loan	9	1	Cross County Plaza	53,177	0	5,776	0	750,000	Springing
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	1,310	0	Springing	0	0	Springing
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Springing	0	10,343	0	0	51,714
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	9,651	0	7,125	0	2,000,000	$57,001.73, reduced to $30,282.17 upon satisfaction of NeuMoDX Re-Tenanting Conditions
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	8,333	0	10,670	0	0	106,696
13.00	Loan	36, 37	1	Gwinnett Marketfair	Springing	124,748	3,230	0	600,000	Springing
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	29,832	0	13,618	0	0	0
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	8,185	0	2,650	0	500,000	13,248
16.00	Loan	41	1	Mountain Lakes Estates	Springing	98,250	2,729	0	0	0
17.00	Loan	21	3	Lucas Industrial Portfolio	Springing	0	0	0	0	0
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	Springing	0	2,907	50,000	0	19,377
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	10,627	0	22,721	0	0	0
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	Springing	0	9,659	0	0	0
21.00	Loan		1	Shoppes at Waterford	Springing	0	1,331	0	0	8,333
22.00	Loan		1	419 West River Road	4,223	0	1,625	0	0	$32,500 till Feb 2026, thereafter $8,125
23.00	Loan		1	Baytowne Shoppes and Square	4,844	0	1,689	0	350,000	Springing
24.00	Loan		1	1777 Vine Street	512	0	818	29,436	0	Springing
25.00	Loan		1	Monkey Junction	Springing	0	803	0	0	5,000
26.00	Loan	48, 49	1	The West Wing	31,802	0	5,090	0	0	896
27.00	Loan		1	Tammany on the Ponds	Springing	0	9,184	0	0	0
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	Springing	0	14,501	0	0	0
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	Springing	0	14,457	0	0	0
30.00	Loan		1	McDonough Marketplace	Springing	63,000	885	0	150,000	Springing
31.00	Loan		1	Triangle Center	1,332	0	982	0	250,000	Springing
32.00	Loan		1	Dixon Street	Springing	0	7,575	90,901	0	0
33.00	Loan	54	1	Highlands Plaza	Springing	0	1,014	0	275,000	Springing
34.00	Loan		1	Nogales Plaza	Springing	0	1,839	22,069	0	Springing
35.00	Loan		1	Natchez Promenade	2,940	0	3,084	0	400,000	Springing
36.00	Loan		1	Sullivan Parke IV	Springing	0	625	0	0	0
37.00	Loan		1	Sorrento View Apartments	4,045	0	1,667	40,000	0	0
38.00	Loan	5, 55	1	Metroplex	Springing	0	9,796	0	1,250,000	34,984
39.00	Loan	5, 10	1	3800 Horizon Boulevard	5,772	0	3,579	0	1,500,000	12,527
40.00	Loan		1	Sullivan Parke III	1,325	0	500	0	0	0
41.00	Loan	21	2	Graves & Dalworth Business Park	5,341	24,446	557	35,000	100,000	Springing
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	Springing	0	3,516	0	0	0
43.00	Loan		1	Lee Vista Retail Center	2,101	17,517	174	0	0	3,477
44.00	Loan		1	Broad Street Commons	Springing	0	737	0	0	1,675
45.00	Loan		1	Walgreens - Rosedale	Springing	0	Springing	0	0	Springing
46.00	Loan	5	1	Westfarms	Springing	0	20,916	0	0	41,833

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
1.00	Loan	5	1	60 Hudson	0	0	0	0	0	0	0
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	5,566,608	0	0	0	0	4,384,369	0
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	0	0	0	0	0	28,803,694	0
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	0	0	0	0	0	0	Springing
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	0	0	0	0	0	17,593,844	0
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	0	0	0	0	398,145	0	Springing
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	0	0	0	0	46,575	0	Springing
8.00	Loan	9	1	Cross County Plaza	0	0	0	0	109,142	415,670	Springing
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	0	0	0	0	1,027,622	11,127,856	0
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	1,861,715	0	0	0	47,813	11,867,009	Planet Fitness TI/LC Reserve ($100,000)
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	0	0	0	0	150,510	118,000	0
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	5,000,000	0	0	0	77,284	3,978,696	0
13.00	Loan	36, 37	1	Gwinnett Marketfair	600,000	0	0	0	0	757,400	Springing
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	0	0	0	0	88,585	13,700	0
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	0	0	0	0	0	28,944	0
16.00	Loan	41	1	Mountain Lakes Estates	0	0	0	0	0	50,000	Springing
17.00	Loan	21	3	Lucas Industrial Portfolio	0	0	0	0	351,000	0	Springing
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	466,000	0	0	0	13,750	496,470	0
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	0	0	0	0	0	4,000,000	Springing
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	0	0	0	0	0	750,000	0
21.00	Loan		1	Shoppes at Waterford	300,000	0	0	0	0	150,000	Springing
22.00	Loan		1	419 West River Road	1,700,000	0	0	0	44,495	0	0
23.00	Loan		1	Baytowne Shoppes and Square	350,000	0	0	0	4,375	143,478	0
24.00	Loan		1	1777 Vine Street	0	0	0	0	0	0	0
25.00	Loan		1	Monkey Junction	180,000	0	0	0	0	0	0
26.00	Loan	48, 49	1	The West Wing	0	0	0	0	0	0	0
27.00	Loan		1	Tammany on the Ponds	0	0	0	0	64,169	0	0
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	0	0	0	0	0	0	Springing
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	0	0	0	0	0	0	Springing
30.00	Loan		1	McDonough Marketplace	200,000	0	0	0	0	0	0
31.00	Loan		1	Triangle Center	0	0	0	0	37,015	425,482	0
32.00	Loan		1	Dixon Street	0	0	0	0	121,250	0	0
33.00	Loan	54	1	Highlands Plaza	275,000	0	0	0	9,125	30,225	0
34.00	Loan		1	Nogales Plaza	0	0	0	0	67,125	135,000	0
35.00	Loan		1	Natchez Promenade	250,000	0	0	0	43,640	217,040	0
36.00	Loan		1	Sullivan Parke IV	0	0	0	0	0	0	0
37.00	Loan		1	Sorrento View Apartments	0	0	0	0	0	0	0
38.00	Loan	5, 55	1	Metroplex	0	0	0	0	0	5,539,535	34,984
39.00	Loan	5, 10	1	3800 Horizon Boulevard	0	0	0	0	31,563	875,302	0
40.00	Loan		1	Sullivan Parke III	0	0	0	0	0	0	0
41.00	Loan	21	2	Graves & Dalworth Business Park	100,000	0	0	0	135,554	18,295	0
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	0	0	0	0	0	0	0
43.00	Loan		1	Lee Vista Retail Center	83,442	0	0	0	0	180,000	0
44.00	Loan		1	Broad Street Commons	60,300	0	0	0	0	0	0
45.00	Loan		1	Walgreens - Rosedale	0	0	0	0	0	402,122	0
46.00	Loan	5	1	Westfarms	0	0	0	0	0	3,402,016	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
1.00	Loan	5	1	60 Hudson	NAP	0
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	Outstanding TI/LC Reserve ($3,796,478); Gap Rent Reserve ($587,891)	0
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	Outstanding TI/LC Reserve (Upfront: $24,345,615), Gap Rent Reserve (Upfront: $4,458,079)	0
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	Condominium Funds	0
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	Base Building Work Reserve ($5,932,952); Outstanding TI/LC Reserve ($7,160,274.31); Outstanding Linkage Fees Reserve ($4,500,617.42)	0
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	PFC Payments Reserve	0
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	PFC Payments Reserve	0
8.00	Loan	9	1	Cross County Plaza	Free Rent Reserve ($243,481); Rent Credit Reserve ($172,189); Primary Tenant Reserve (Springing)	Primary Tenant Reserve: $525,900.00
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	Outstanding TI/LC Reserve: ($9,576,923.00); Free Rent Reserve: ($311,601.00); Gap Rent Reserve: ($241,832.00); Environmental Reserve: ($977,500)	0
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Upfront TI/LC Reserve ($8,513,459.87); Free Rent and Gap Rent Reserve ($2,578,518.22); Planet Fitness TI/LC Reserve ($468,576); Static Insurance Reserve ($306,454.50)	Planet Fitness TI/LC Reserve ($968,576)
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	Outstanding TI/LC Reserve	0
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	Outstanding TI/LC Reserve ($3,636,322.35), Free Rent Reserve ($235,797.20), Existing Insurance Claim Reserve ($106,576.25)	0
13.00	Loan	36, 37	1	Gwinnett Marketfair	Burlington Reserve ($280,000); Party City Reserve ($350,000); Shoe Carnival Reserve ($127,400); Debt Yield Reserve (Springing)	0
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	Environmental Reserve	0
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	Unfunded Obligations Reserve	0
16.00	Loan	41	1	Mountain Lakes Estates	CC&R Reserve	0
17.00	Loan	21	3	Lucas Industrial Portfolio	Major Tenant Reserve	0
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	Books-A-Million - TI Allowance ($348,813); Books-A-Million - Gap Rent and Reimbursements ($144,644); Sally Beauty Supply - Rent Abatement ($3,013)	0
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	PIP Reserve	0
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	Course Repair Reserve	0
21.00	Loan		1	Shoppes at Waterford	Tenant Expiration Reserve ($150,000); Major Tenant Reserve (Springing)	0
22.00	Loan		1	419 West River Road	NAP	0
23.00	Loan		1	Baytowne Shoppes and Square	Outstanding Leasing Obligations	0
24.00	Loan		1	1777 Vine Street	NAP	0
25.00	Loan		1	Monkey Junction	NAP	0
26.00	Loan	48, 49	1	The West Wing	NAP	0
27.00	Loan		1	Tammany on the Ponds	NAP	0
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	Low DSCR Reserve	0
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	Low DSCR Reserve	0
30.00	Loan		1	McDonough Marketplace	NAP	0
31.00	Loan		1	Triangle Center	Free Rent Reserve ($64,757.83); Unfunded Obligations Reserve ($360,724.65)	0
32.00	Loan		1	Dixon Street	NAP	0
33.00	Loan	54	1	Highlands Plaza	Outstanding TI/LC Reserve	0
34.00	Loan		1	Nogales Plaza	Outstanding TI Reserve	0
35.00	Loan		1	Natchez Promenade	Outstanding TI/LC Reserve ($100,000.00), Free Rent Reserve ($117,040.00)	0
36.00	Loan		1	Sullivan Parke IV	NAP	0
37.00	Loan		1	Sorrento View Apartments	NAP	0
38.00	Loan	5, 55	1	Metroplex	Free Rent Reserve (Upfront: $856,228.30), County of LA Funds (Upfront: $750,000.00, Monthly: $34,984.00), Outstanding TI/LC Reserve (Upfront: $3,933,307.05)	0
39.00	Loan	5, 10	1	3800 Horizon Boulevard	Outstanding TI/LC Reserve ($500,000.00), Rent Abatement Reserve ($375,302.00)	0
40.00	Loan		1	Sullivan Parke III	NAP	0
41.00	Loan	21	2	Graves & Dalworth Business Park	Dean Ash Rent Reserve	0
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	NAP	0
43.00	Loan		1	Lee Vista Retail Center	Papa John's Reserve	0
44.00	Loan		1	Broad Street Commons	NAP	0
45.00	Loan		1	Walgreens - Rosedale	Rent Abatement Reserve	0
46.00	Loan	5	1	Westfarms	Gap Rent/Free Rent Reserve ($298,225.34); Outstanding TI/LC ($3,103,791)	0

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
1.00	Loan	5	1	60 Hudson	0	NAP	Hard	In Place	Yes	No	Yes	Yes	90,000,000
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	90,000,000
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	0	NAP	Hard	Springing	Yes	No	Yes	No	75,000,000
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	0	NAP	Soft	Springing	Yes	No	Yes	No	61,666,666
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	61,250,000
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	0	NAP	Soft	In Place	Yes	No	Yes	Yes	27,300,000
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	0	NAP	Soft	In Place	Yes	No	Yes	Yes	12,700,000
8.00	Loan	9	1	Cross County Plaza	0	NAP	Hard	In Place	Yes	No	No	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	0	NAP	Hard	Springing	Yes	Yes	Yes	No	30,000,000
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	0	NAP	Soft	Springing	Yes	No	Yes	No	30,000,000
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	30,000,000
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	0	NAP	Hard	In Place	Yes	Yes	Yes	Yes	30,000,000
13.00	Loan	36, 37	1	Gwinnett Marketfair	0	NAP	Springing	Springing	No	No	No	NAP	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
22.00	Loan		1	419 West River Road	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
24.00	Loan		1	1777 Vine Street	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP
25.00	Loan		1	Monkey Junction	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
26.00	Loan	48, 49	1	The West Wing	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
30.00	Loan		1	McDonough Marketplace	0	NAP	Springing	Springing	No	No	No	NAP	NAP
31.00	Loan		1	Triangle Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
32.00	Loan		1	Dixon Street	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
33.00	Loan	54	1	Highlands Plaza	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
34.00	Loan		1	Nogales Plaza	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP
35.00	Loan		1	Natchez Promenade	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
36.00	Loan		1	Sullivan Parke IV	0	NAP	Springing	Springing	No	No	No	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	0	NAP	Hard	Springing	Yes	No	Yes	No	5,000,000
39.00	Loan	5, 10	1	3800 Horizon Boulevard	0	NAP	Hard	In Place	Yes	Yes	Yes	No	5,000,000
40.00	Loan		1	Sullivan Parke III	0	NAP	Springing	Springing	No	No	No	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
44.00	Loan		1	Broad Street Commons	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale	0	NAP	Hard	In Place	Yes	Yes	No	NAP	NAP
46.00	Loan	5	1	Westfarms	0	NAP	Hard	Springing	Yes	No	Yes	No	2,000,000

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
1.00	Loan	5	1	60 Hudson	190,000,000	944,733.22	1,392,238.43	NAP	NAP	280,000,000	1,392,238.43
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	270,000,000	1,756,790.62	2,342,387.50	NAP	NAP	360,000,000	2,342,388
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	375,000,000	1,815,494.79	2,178,593.75	NAP	NAP	450,000,000	2,178,594
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	153,333,334	1,127,754.25	1,581,307.58	NAP	NAP	215,000,000	1,581,308
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	470,250,000	2,189,021.92	2,474,141.73	NAP	NAP	531,500,000	2,474,141.73
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	27,350,000	167,858.09	335,409.31	NAP	NAP	54,650,000	335,409.31
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	12,800,000	81,457.19	162,277.99	NAP	NAP	25,500,000	162,277.99
8.00	Loan	9	1	Cross County Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	230,000,000	1,252,594.24	1,415,976.10	NAP	NAP	260,000,000	1,415,976.10
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	100,500,000	592,269.53	769,066.41	NAP	NAP	130,500,000	769,066
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	5,750,000	41,871.23	260,329.82	NAP	NAP	35,750,000	260,329.82
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	17,650,000	117,710.52	317,785.05	NAP	NAP	47,650,000	317,785.05
13.00	Loan	36, 37	1	Gwinnett Marketfair	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	419 West River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	1777 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	McDonough Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Triangle Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Dixon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	54	1	Highlands Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Nogales Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Natchez Promenade	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	49,000,000	278,356.02	306,759.69	NAP	NAP	54,000,000	306,760
39.00	Loan	5, 10	1	3800 Horizon Boulevard	22,000,000	146,218.83	179,450.38	NAP	NAP	27,000,000	179,450
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		1	Broad Street Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms	240,000,000	1,580,652.77	1,593,824.88	NAP	NAP	242,000,000	1,593,825

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
1.00	Loan	5	1	60 Hudson	17.5%	3.92	24.2%	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	41.4%	1.98	16.1%	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	31.5%	3.15	18.7%	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	54.9%	1.53	16.0%	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	48.8%	1.66	9.3%	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	58.8%	1.22	9.5%	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	58.8%	1.22	9.5%	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	51.2%	1.97	13.8%	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	1	1	0	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	53.3%	1.40	12.9%	5,250,000	12.00000%	41,000,000	313,558.99	61.1%	1.16
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	67.9%	1.42	14.3%	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	36, 37	1	Gwinnett Marketfair	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	419 West River Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	1777 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan		1	McDonough Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Triangle Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Dixon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	54	1	Highlands Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Nogales Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Natchez Promenade	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	1	2	0	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 10	1	3800 Horizon Boulevard	1	2	0	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		1	Broad Street Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms	0	2	0	NAP	NAP	NAP	NAP	NAP	NAP

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	5	1	60 Hudson	NAP	No	NAP	The Stahl Organization
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	NAP	No	NAP	Simon Property Group, L.P.
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	NAP	No	NAP	Simon Property Group, L.P.
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	NAP	Yes	Mezzanine	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts, L.P.
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	No	NAP	DivcoWest Real Estate Services, LLC, California State Teachers' Retirement System and Teacher Retirement System of Texas
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	NAP	No	NAP	Swapnil Agarwal
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	No	NAP	Swapnil Agarwal
8.00	Loan	9	1	Cross County Plaza	NAP	No	NAP	Paul Pollak
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	NAP	No	NAP	Global Net Lease, Inc.
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	NAP	Yes	Mezzanine	Sanjiv Chopra
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	11.3%	No	NAP	Jeffrey L. Hauptman
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	NAP	Yes	Mezzanine	Yaron Kandelker
13.00	Loan	36, 37	1	Gwinnett Marketfair	NAP	No	NAP	Stanley Werb and Jonathan Gaines
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	NAP	No	NAP	Matthew B. Lester
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	NAP	Yes	Mezzanine	Mark Hutchinson
16.00	Loan	41	1	Mountain Lakes Estates	NAP	No	NAP	Pietro V. Scola, Joseph L. Fox and Livingston Street Capital, LLC
17.00	Loan	21	3	Lucas Industrial Portfolio	NAP	No	NAP	Stanley H. Lucas
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	NAP	No	NAP	Murad H. Guindi
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	NAP	No	NAP	Shailesh A. Patel
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	No	NAP	Michael H. Scott and Lee M. Kort
21.00	Loan		1	Shoppes at Waterford	NAP	No	NAP	Jeffrey L. Zimmer
22.00	Loan		1	419 West River Road	NAP	No	NAP	Ryan Stenberg and Abraham Mowad
23.00	Loan		1	Baytowne Shoppes and Square	NAP	No	NAP	Espada Real Estate,Stonefield Investment Advisors
24.00	Loan		1	1777 Vine Street	NAP	No	NAP	John Gamboa and Lucy Rumantir
25.00	Loan		1	Monkey Junction	NAP	No	NAP	Jeffrey L. Zimmer
26.00	Loan	48, 49	1	The West Wing	NAP	No	NAP	Paul Turovsky and Rostislav Grigorenko
27.00	Loan		1	Tammany on the Ponds	NAP	No	NAP	Janice L. Mulder and Thomas B. Mulder Trust No. 1
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	NAP	No	NAP	Chatham Lodging, L.P.
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	NAP	No	NAP	Chatham Lodging, L.P.
30.00	Loan		1	McDonough Marketplace	NAP	No	NAP	Stanley Werb and Jonathan Gaines
31.00	Loan		1	Triangle Center	NAP	No	NAP	Blum Associates
32.00	Loan		1	Dixon Street	NAP	No	NAP	Kenneth Levy
33.00	Loan	54	1	Highlands Plaza	NAP	No	NAP	Christopher P. D'Agostino
34.00	Loan		1	Nogales Plaza	NAP	No	NAP	Mohsen M. Sharif (Mike Sharif)
35.00	Loan		1	Natchez Promenade	NAP	No	NAP	Yariv Golan and Or Pando
36.00	Loan		1	Sullivan Parke IV	NAP	No	NAP	Michael E. Laub
37.00	Loan		1	Sorrento View Apartments	NAP	No	NAP	Farid Abujame and Mohammed Abujame
38.00	Loan	5, 55	1	Metroplex	NAP	No	NAP	David Y. Lee
39.00	Loan	5, 10	1	3800 Horizon Boulevard	NAP	No	NAP	Abraham Leser, Edith Leser and The Leser Group Ltd.
40.00	Loan		1	Sullivan Parke III	NAP	No	NAP	Michael E. Laub
41.00	Loan	21	2	Graves & Dalworth Business Park	NAP	No	NAP	Lawrence Kaplan and George Thacker
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	NAP	No	NAP	Janice L. Mulder and Gerald Mulder Trus U/A/D July 16, 1986
43.00	Loan		1	Lee Vista Retail Center	NAP	No	NAP	John Minio and Loraine Minio
44.00	Loan		1	Broad Street Commons	NAP	No	NAP	Bradley T. Kornfeld
45.00	Loan		1	Walgreens - Rosedale	NAP	No	NAP	Kathleen Ossey and The kathleen Ossey Trust Dated January 28, 2013
46.00	Loan	5	1	Westfarms	NAP	No	NAP	The Taubman Realty Group LLC

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
1.00	Loan	5	1	60 Hudson	NAP	No	No	Refinance
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	Simon Property Group, L.P.	No	No	Refinance
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	Simon Property Group, L.P. and PPF Retail, LLC	No	No	Refinance
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	Oaktree Real Estate Opportunities Fund VI, L.P.	No	No	Refinance
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	DW Propco EF, LLC	No	No	Refinance
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	Swapnil Agarwal	No	No	Refinance
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	Swapnil Agarwal	No	No	Refinance
8.00	Loan	9	1	Cross County Plaza	Paul Pollak	No	No	Refinance
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	Global Net Lease, Inc.	No	No	Recapitalization
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	Sanjiv Chopra	No	No	Refinance
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	Jeffrey L. Hauptman	No	No	Refinance
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	Yaron Kandelker	No	No	Acquisition
13.00	Loan	36, 37	1	Gwinnett Marketfair	Stanley Werb and Jonathan Gaines	No	No	Refinance
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	Matthew B. Lester	No	No	Refinance
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center	Mark Hutchinson	No	No	Acquisition
16.00	Loan	41	1	Mountain Lakes Estates	Pietro V. Scola and Joseph L. Fox	Yes	No	Acquisition
17.00	Loan	21	3	Lucas Industrial Portfolio	Stanley H. Lucas	No	No	Refinance
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade	Murad H. Guindi	No	No	Refinance
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	Shailesh A. Patel	No	No	Acquisition
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	Kort Family Trust U/A/D December 1, 2004, Michael H. Scott Revocable Trust U/A/D August 15, 2007, Michael H. Scott and Lee M. Kort	No	No	Refinance
21.00	Loan		1	Shoppes at Waterford	Jeffrey L. Zimmer	No	No	Refinance
22.00	Loan		1	419 West River Road	Ryan Stenberg and Abraham Mowad	No	No	Refinance
23.00	Loan		1	Baytowne Shoppes and Square	Simon Honeybone, Don Thomas, Brent Conlin, Thomas Tyng, and Michael Jersen	No	No	Acquisition
24.00	Loan		1	1777 Vine Street	Mini Griya California, LLC	No	No	Acquisition
25.00	Loan		1	Monkey Junction	Jeffrey L. Zimmer	No	No	Refinance
26.00	Loan	48, 49	1	The West Wing	Paul Turovsky and Rostislav Grigorenko	No	No	Refinance
27.00	Loan		1	Tammany on the Ponds	Janice L. Mulder and Thomas B. Mulder Trust No. 1	No	No	Refinance
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	Chatham Lodging, L.P.	No	No	Recapitalization
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	Chatham Lodging, L.P.	No	No	Recapitalization
30.00	Loan		1	McDonough Marketplace	Stanley Werb and Jonathan Gaines	No	No	Refinance
31.00	Loan		1	Triangle Center	Blum Associates	No	Yes	Acquisition
32.00	Loan		1	Dixon Street	Kenneth Levy and Kenneth Levy, As Trustee of the Levy Family Trust Dated February 18, 1983, As Amended	No	No	Refinance
33.00	Loan	54	1	Highlands Plaza	Christopher P. D'Agostino	No	Yes	Refinance
34.00	Loan		1	Nogales Plaza	Mohsen M. Sharif (Mike Sharif) and The Sharif Family Trust Dated July 21, 1999	No	No	Refinance
35.00	Loan		1	Natchez Promenade	Yariv Golan and Or Pando	No	No	Acquisition
36.00	Loan		1	Sullivan Parke IV	Michael E. Laub	No	No	Refinance
37.00	Loan		1	Sorrento View Apartments	Farid Abujame and Mohammed Abujame	No	No	Refinance
38.00	Loan	5, 55	1	Metroplex	David Y. Lee	No	No	Refinance
39.00	Loan	5, 10	1	3800 Horizon Boulevard	Abraham Leser, Edith Leser and The Leser Group Ltd.	No	No	Refinance
40.00	Loan		1	Sullivan Parke III	Michael E. Laub	No	Yes	Refinance
41.00	Loan	21	2	Graves & Dalworth Business Park	Lawrence Kaplan and George Thacker	No	No	Acquisition
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments	Janice L. Mulder and Gerald Mulder Trus U/A/D July 16, 1986	No	No	Refinance
43.00	Loan		1	Lee Vista Retail Center	Loraine Minio and John J. Minio	No	No	Refinance
44.00	Loan		1	Broad Street Commons	Bradley T. Kornfeld	No	No	Refinance
45.00	Loan		1	Walgreens - Rosedale	Kathleen Ossey and The kathleen Ossey Trust Dated January 28, 2013	No	No	Acquisition
46.00	Loan	5	1	Westfarms	The Taubman Realty Group LLC	No	No	Refinance

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
1.00	Loan	5	1	60 Hudson		280,000,000	2,519,702	0	0	282,519,702	274,771,150	0	658,565	7,089,987
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace		360,000,000	32,236,503	0	0	392,236,503	384,870,923	0	2,981,210	4,384,369
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall		450,000,000	0	0	0	450,000,000	417,362,939	0	1,262,178	28,803,694
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown		215,000,000	24,286,718	0	0	239,286,718	237,270,647	0	2,016,071	0
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street		531,500,000	7,497,903	0	0	538,997,903	473,876,626	0	3,334,755	17,593,844
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio		54,650,000	8,175,857	0	0	62,825,857	54,491,982	0	6,817,487	1,516,388
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera		25,500,000	91,749	0	0	25,591,750	17,252,840	0	7,081,273	1,257,637
8.00	Loan	9	1	Cross County Plaza		40,000,000	0	0	0	40,000,000	31,222,703	0	2,446,689	1,659,804
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio		260,000,000.00	0	0	0	260,000,000	0	0	5,051,814	16,315,372
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2		130,500,000	194,081	0	0	130,694,081	112,026,380	0	5,967,674	12,700,027
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio		35,750,000	75,000	5,250,000	0	41,075,000	36,443,847	0	1,581,147	3,050,005
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio		47,650,000	19,061,282	0	4,226,999	70,938,281	0	64,500,000	2,200,058	4,238,223
13.00	Loan	36, 37	1	Gwinnett Marketfair		25,400,000	0	0	0	25,400,000	15,777,471	0	812,802	1,511,472
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio		24,800,000	62,997	0	0	24,862,997	23,160,722	0	1,337,428	364,846
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center		22,100,000	12,093,745	0	0	34,193,745	0	32,400,000	918,068	875,677
16.00	Loan	41	1	Mountain Lakes Estates		21,792,000	19,295,717	0	0	41,087,717	0	37,250,000	3,672,386	165,331
17.00	Loan	21	3	Lucas Industrial Portfolio
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade
19.00	Loan	43, 44	1	DoubleTree Hotel Largo
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club
21.00	Loan		1	Shoppes at Waterford
22.00	Loan		1	419 West River Road
23.00	Loan		1	Baytowne Shoppes and Square
24.00	Loan		1	1777 Vine Street
25.00	Loan		1	Monkey Junction
26.00	Loan	48, 49	1	The West Wing
27.00	Loan		1	Tammany on the Ponds
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville
29.00	Loan	52, 53	1	Courtyard Charleston Summerville
30.00	Loan		1	McDonough Marketplace
31.00	Loan		1	Triangle Center
32.00	Loan		1	Dixon Street
33.00	Loan	54	1	Highlands Plaza
34.00	Loan		1	Nogales Plaza
35.00	Loan		1	Natchez Promenade
36.00	Loan		1	Sullivan Parke IV
37.00	Loan		1	Sorrento View Apartments
38.00	Loan	5, 55	1	Metroplex
39.00	Loan	5, 10	1	3800 Horizon Boulevard
40.00	Loan		1	Sullivan Parke III
41.00	Loan	21	2	Graves & Dalworth Business Park
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments
43.00	Loan		1	Lee Vista Retail Center
44.00	Loan		1	Broad Street Commons
45.00	Loan		1	Walgreens - Rosedale
46.00	Loan	5	1	Westfarms

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)
1.00	Loan	5	1	60 Hudson	0	0	282,519,702	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	0	0	392,236,503	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	2,571,188	0	450,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	0	0	239,286,718	NAP	$233.09	$140.33	60.2%	$230.42	$131.55	57.1%
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	0	44,192,678	538,997,903	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	0	0	62,825,857	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment				NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona				NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	0	0	25,591,750	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	4,670,804	0	40,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	238,632,813	0	260,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Northwoods Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	The Centrum				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Lawton Marketplace Lawton				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Carlisle Crossing				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Southway Shopping Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Parkway Centre South Shopping				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Houma Crossing - Houma				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	North Lake Square				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Liberty Crossing - Rowlett				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Owensboro Towne Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Harbor Town Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Lord Salisbury Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Terrell Mill Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	The Ridge at Turtle Creek				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Nordstrom Rack				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Ventura Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Village at Quail Springs Oklahoma City				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Wallace Commons I				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Waterford Park South				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.20	Property		1	Evergreen Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Derby Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.22	Property		1	Stoneridge Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.23	Property		1	Fresh Thyme and DSW				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.24	Property		1	Crossroads Annex - Lafayette				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.25	Property		1	Tellico Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.26	Property		1	Walmart Neighborhood Market				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.27	Property		1	PetSmart & Old Navy				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.28	Property		1	Sutter's Creek				NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.29	Property		1	Mattress Firm and Panera Bread				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	0	0	130,694,081	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Monte Vista				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Sherwood				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Madera Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Silverdale Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Port Orchard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Grafton				NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Fallon				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	0	0	41,075,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	1100, 1200, and 1300 Victors Way				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	1200 Eisenhower Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	3767-3891 Ranchero Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	1300 Eisenhower Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	1500 Eisenhower Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	1100 Eisenhower Place				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)
11.07	Property		1	1194 Oak Valley Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	3940-3948 Ranchero Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	950 Victors Way				NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	825 Victors Way				NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	0	0	70,938,281	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	36, 37	1	Gwinnett Marketfair	7,298,255	0	25,400,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	0	0	24,862,997	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Timber Cove				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge				NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages				NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	0	0	34,193,745	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	0	0	41,087,717	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Union Business Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Stanford Industrial Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Auto Works Industrial Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	42	1	Bangor Parkade				NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo				$50,739.00	$140.21	$85.67	$0.61	$140.21	$85.67	$0.61
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club				NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford				NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	419 West River Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square				NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	1777 Vine Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction				NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	48, 49	1	The West Wing				NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds				NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville				$50,644.00	$142.78	$122.38	$0.86	$142.78	$122.38	$0.86
29.00	Loan	52, 53	1	Courtyard Charleston Summerville				$50,359.00	$151.86	$115.71	$0.76	$151.86	$115.71	$0.76
30.00	Loan		1	McDonough Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Triangle Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Dixon Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	54	1	Highlands Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Nogales Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Natchez Promenade				NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Sullivan Parke IV				NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex				NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 10	1	3800 Horizon Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Sullivan Parke III				NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Graves Industrial Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Dalworth Business Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	56	1	Tammany Hills Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		1	Broad Street Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale				NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms				NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
1.00	Loan	5	1	60 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown	$221.64	$102.75	46.4%	$181.77	$37.37	20.6%
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Lakeside Forest	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	The Establishment	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Barcelona	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	9	1	Cross County Plaza	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Northwoods Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	The Centrum	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Lawton Marketplace Lawton	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Carlisle Crossing	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Southway Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Parkway Centre South Shopping	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Houma Crossing - Houma	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	North Lake Square	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Liberty Crossing - Rowlett	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Owensboro Towne Center	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Harbor Town Center	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Lord Salisbury Center	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	Terrell Mill Village	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	The Ridge at Turtle Creek	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Ventura Place	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	Village at Quail Springs Oklahoma City	NAP	NAP	NAP	NAP	NAP	NAP
9.18	Property		1	Wallace Commons I	NAP	NAP	NAP	NAP	NAP	NAP
9.19	Property		1	Waterford Park South	NAP	NAP	NAP	NAP	NAP	NAP
9.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
9.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
9.22	Property		1	Stoneridge Village	NAP	NAP	NAP	NAP	NAP	NAP
9.23	Property		1	Fresh Thyme and DSW	NAP	NAP	NAP	NAP	NAP	NAP
9.24	Property		1	Crossroads Annex - Lafayette	NAP	NAP	NAP	NAP	NAP	NAP
9.25	Property		1	Tellico Village	NAP	NAP	NAP	NAP	NAP	NAP
9.26	Property		1	Walmart Neighborhood Market	NAP	NAP	NAP	NAP	NAP	NAP
9.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	NAP	NAP
9.28	Property		1	Sutter's Creek	NAP	NAP	NAP	NAP	NAP	NAP
9.29	Property		1	Mattress Firm and Panera Bread	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Monte Vista	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Sherwood	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Madera Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Silverdale Village	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Port Orchard	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Grafton	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	Fallon	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	1100, 1200, and 1300 Victors Way	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	1200 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	3767-3891 Ranchero Drive	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	1300 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	1500 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	1100 Eisenhower Place	NAP	NAP	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
11.07	Property		1	1194 Oak Valley Drive	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	3940-3948 Ranchero Drive	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	950 Victors Way	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	825 Victors Way	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	36, 37	1	Gwinnett Marketfair	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Timber Cove	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Custer Crossing and Raven Wood	NAP	NAP	NAP	NAP	NAP	NAP
14.03	Property		1	Raven Ridge	NAP	NAP	NAP	NAP	NAP	NAP
14.04	Property		1	Fox Run	NAP	NAP	NAP	NAP	NAP	NAP
14.05	Property		1	Killdeer Highlands	NAP	NAP	NAP	NAP	NAP	NAP
14.06	Property		1	Bakken Ridge	NAP	NAP	NAP	NAP	NAP	NAP
14.07	Property		1	Creekside Cottages	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	40	1	Rockwall Market Center	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	41	1	Mountain Lakes Estates	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	21	3	Lucas Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Union Business Park	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Stanford Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Auto Works Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	42	1	Bangor Parkade	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	43, 44	1	DoubleTree Hotel Largo	$129.71	$73.18	$0.56	$112.03	$48.88	$0.44
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Shoppes at Waterford	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	419 West River Road	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	Baytowne Shoppes and Square	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	1777 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Monkey Junction	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	48, 49	1	The West Wing	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Tammany on the Ponds	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville	$135.99	$118.54	$0.87	$120.86	$102.47	$0.85
29.00	Loan	52, 53	1	Courtyard Charleston Summerville	$150.61	$115.09	$0.76	$125.44	$94.15	$0.75
30.00	Loan		1	McDonough Marketplace	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Triangle Center	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Dixon Street	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	54	1	Highlands Plaza	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Nogales Plaza	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Natchez Promenade	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan		1	Sullivan Parke IV	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Sorrento View Apartments	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan	5, 55	1	Metroplex	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan	5, 10	1	3800 Horizon Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	Sullivan Parke III	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan	21	2	Graves & Dalworth Business Park	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Graves Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Dalworth Business Park	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan	56	1	Tammany Hills Apartments	NAP	NAP	NAP	NAP	NAP	NAP
43.00	Loan		1	Lee Vista Retail Center	NAP	NAP	NAP	NAP	NAP	NAP
44.00	Loan		1	Broad Street Commons	NAP	NAP	NAP	NAP	NAP	NAP
45.00	Loan		1	Walgreens - Rosedale	NAP	NAP	NAP	NAP	NAP	NAP
46.00	Loan	5	1	Westfarms	NAP	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
1.00	Loan	5	1	60 Hudson
2.00	Loan	5, 6, 7, 8, 9, 10	1	Arundel Mills and Marketplace
3.00	Loan	5, 9, 11, 12, 13	1	Fashion Valley Mall
4.00	Loan	5, 14, 15, 16	1	Philadelphia Marriott Downtown
5.00	Loan	5, 17, 18, 19	1	CX - 250 Water Street
6.00	Loan	5, 10, 20, 21, 22, 23, 24, 25	3	BLE Portfolio
6.01	Property		1	Lakeside Forest
6.02	Property		1	The Establishment
6.03	Property		1	Barcelona
7.00	Loan	5, 24, 25, 26, 27, 28	1	La Primavera
8.00	Loan	9	1	Cross County Plaza
9.00	Loan	5, 10, 21, 29, 30, 31	29	RTL Retail Portfolio
9.01	Property		1	Northwoods Marketplace
9.02	Property		1	The Centrum
9.03	Property		1	Lawton Marketplace Lawton
9.04	Property		1	Carlisle Crossing
9.05	Property		1	Southway Shopping Center
9.06	Property		1	Parkway Centre South Shopping
9.07	Property		1	Houma Crossing - Houma
9.08	Property		1	North Lake Square
9.09	Property		1	Liberty Crossing - Rowlett
9.10	Property		1	Owensboro Towne Center
9.11	Property		1	Harbor Town Center
9.12	Property		1	Lord Salisbury Center
9.13	Property		1	Terrell Mill Village
9.14	Property		1	The Ridge at Turtle Creek
9.15	Property		1	Nordstrom Rack
9.16	Property		1	Ventura Place
9.17	Property		1	Village at Quail Springs Oklahoma City
9.18	Property		1	Wallace Commons I
9.19	Property		1	Waterford Park South
9.20	Property		1	Evergreen Marketplace
9.21	Property		1	Derby Marketplace
9.22	Property		1	Stoneridge Village
9.23	Property		1	Fresh Thyme and DSW
9.24	Property		1	Crossroads Annex - Lafayette
9.25	Property		1	Tellico Village
9.26	Property		1	Walmart Neighborhood Market
9.27	Property		1	PetSmart & Old Navy
9.28	Property		1	Sutter's Creek
9.29	Property		1	Mattress Firm and Panera Bread
10.00	Loan	5, 10, 21, 32	7	Rhino Retail Portfolio 2
10.01	Property		1	Monte Vista
10.02	Property		1	Sherwood
10.03	Property		1	Madera Marketplace
10.04	Property		1	Silverdale Village
10.05	Property		1	Port Orchard
10.06	Property		1	Grafton
10.07	Property		1	Fallon
11.00	Loan	5, 10, 21, 33, 34	10	Blackbird Portfolio
11.01	Property		1	1100, 1200, and 1300 Victors Way
11.02	Property		1	1200 Eisenhower Place
11.03	Property		1	3767-3891 Ranchero Drive
11.04	Property		1	1300 Eisenhower Place
11.05	Property		1	1500 Eisenhower Place
11.06	Property		1	1100 Eisenhower Place

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
11.07	Property		1	1194 Oak Valley Drive
11.08	Property		1	3940-3948 Ranchero Drive
11.09	Property		1	950 Victors Way
11.10	Property		1	825 Victors Way
12.00	Loan	5, 9, 35	1	Centre Pointe Portfolio
13.00	Loan	36, 37	1	Gwinnett Marketfair
14.00	Loan	21, 38, 39	7	Princeton ND Portfolio
14.01	Property		1	Timber Cove
14.02	Property		1	Custer Crossing and Raven Wood
14.03	Property		1	Raven Ridge
14.04	Property		1	Fox Run
14.05	Property		1	Killdeer Highlands
14.06	Property		1	Bakken Ridge
14.07	Property		1	Creekside Cottages
15.00	Loan	40	1	Rockwall Market Center
16.00	Loan	41	1	Mountain Lakes Estates
17.00	Loan	21	3	Lucas Industrial Portfolio
17.01	Property		1	Union Business Park
17.02	Property		1	Stanford Industrial Park
17.03	Property		1	Auto Works Industrial Park
18.00	Loan	42	1	Bangor Parkade
19.00	Loan	43, 44	1	DoubleTree Hotel Largo
20.00	Loan	45, 46, 47	1	Tri Palms Estates & Country Club
21.00	Loan		1	Shoppes at Waterford
22.00	Loan		1	419 West River Road
23.00	Loan		1	Baytowne Shoppes and Square
24.00	Loan		1	1777 Vine Street
25.00	Loan		1	Monkey Junction
26.00	Loan	48, 49	1	The West Wing
27.00	Loan		1	Tammany on the Ponds
28.00	Loan	50, 51	1	Residence Inn Charleston Summerville
29.00	Loan	52, 53	1	Courtyard Charleston Summerville
30.00	Loan		1	McDonough Marketplace
31.00	Loan		1	Triangle Center
32.00	Loan		1	Dixon Street
33.00	Loan	54	1	Highlands Plaza
34.00	Loan		1	Nogales Plaza
35.00	Loan		1	Natchez Promenade
36.00	Loan		1	Sullivan Parke IV
37.00	Loan		1	Sorrento View Apartments
38.00	Loan	5, 55	1	Metroplex
39.00	Loan	5, 10	1	3800 Horizon Boulevard
40.00	Loan		1	Sullivan Parke III
41.00	Loan	21	2	Graves & Dalworth Business Park
41.01	Property		1	Graves Industrial Park
41.02	Property		1	Dalworth Business Park
42.00	Loan	56	1	Tammany Hills Apartments
43.00	Loan		1	Lee Vista Retail Center
44.00	Loan		1	Broad Street Commons
45.00	Loan		1	Walgreens - Rosedale
46.00	Loan	5	1	Westfarms

A-1-52

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Sixteen Largest Mortgage Loans” in the prospectus for additional information on the 16 largest mortgage loans.

(1)

“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSBNA” denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC, “AREF2” denotes Argentic Real Estate Finance 2 LLC, “SMC” denotes Starwood Mortgage Capital LLC, “Barclays” denotes Barclays Capital Real Estate Inc., "BMO" denotes Bank of Montreal, "GACC" denotes German American Capital Corporation.

(2)

The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)

Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)

With respect to Mortgage Loan No. 1 (60 Hudson), Mortgage Loan No. 2 (Arundel Mills and Marketplace), Mortgage Loan No. 3 (Fashion Valley Mall), Mortgage Loan No. 4 (Philadelphia Marriott Downtown), Mortgage Loan No. 5 (CX - 250 Water Street), Mortgage Loan No. 6 (BLE Portfolio), Mortgage Loan No. 7 (La Primavera), Mortgage Loan No. 9 (RTL Retail Portfolio), Mortgage Loan No. 10 (Rhino Retail Portfolio 2), Mortgage Loan No. 11 (Blackbird Portfolio), Mortgage Loan No. 12 (Centre Pointe Portfolio), Mortgage Loan No. 38 (Metroplex), Mortgage Loan No. 39 (3800 Horizon Boulevard) and Mortgage Loan No. 46 (Westfarms), each such Mortgage Loan is part of a whole loan related to the Issuing Entity. For further information, with respect to each serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”, and with respect to each non-serviced whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans", "Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans", and "—Servicing of the Servicing Shift Mortgage Loans and the Fashion Valley Mall Whole Loan."

(6)

With respect to Mortgage Loan No. 2 (Arundel Mills and Marketplace), the total SF consists of 1,391,652 SF of owned improvements and 547,331 SF of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,938,983. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the owned SF of 1,391,652 is $258.69, $258.69, and $625.59, respectively.

(7)

With respect to Mortgage Loan No. 2 (Arundel Mills and Marketplace), occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and is based on the owned SF totaling 1,391,652. Occupancy including Live Casino Hotel Maryland is 98.8%.

(8)	With respect to Mortgage Loan No. 2 (Arundel Mills and Marketplace), the largest tenant, Live Casino Hotel Maryland, is a leased fee tenant, which owns its improvements.
(9)	With respect to Mortgage Loan No. 2 (Arundel Mills and Marketplace), Mortgage Loan No. 3 (Fashion Valley Mall), Mortgage Loan No. 8 (Cross County Plaza) and Mortgage Loan No. 12 (Centre Pointe Portfolio), the related loan documents permit an outparcel, anchor pad or other release without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.
A-1-53

(10)

With respect to Mortgage Loan No. 2 (Arundel Mills and Marketplace), Mortgage Loan No. 6 (BLE Portfolio), Mortgage Loan No. 9 (RTL Retail Portfolio), Mortgage Loan No. 10 (Rhino Retail Portfolio 2), Mortgage Loan No. 11 (Blackbird Portfolio) and Mortgage Loan No. 39 (3800 Horizon Boulevard) the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance, partial prepayment or partial assumption of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in the prospectus.

(11)

With respect to Mortgage Loan No. 3 (Fashion Valley Mall), the Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by BANA, JPMorgan Chase Bank, National Association, Barclays and BMO. The Fashion Valley Mall Mortgage Loan is evidenced by the non-controlling notes A-1-1-1 and A-1-4, originated by BANA, A-3-2 and A-4-5, originated by BMO and Barclays, respectively, and subsequently acquired by MSMCH, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000.

(12)

With respect to Mortgage Loan No. 3 (Fashion Valley Mall), the historical financial information includes the JCPenney and Neiman Marcus release parcels, which are permitted to be freely released by the borrower during the loan term.

(13)

With respect to Mortgage Loan No. 3 (Fashion Valley Mall), the Appraised Value ($) represents the “hypothetical as-is value” which excludes the value attributed to the JCPenney release parcel and the Neiman Marcus release parcel. The “as-is” appraised value of $1,450,000,000 results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 31.0% for the Fashion Valley Mall Whole Loan.

(14)

With respect to Mortgage Loan No. 4 (Philadelphia Marriott Downtown), the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the “Bridge”) connecting the main building of the Mortgaged Property and the Pennsylvania Convention Center and (ii) a parcel of land which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Tunnel”), are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of such Bridge. See “Description of the Mortgage Pool–Mortgage Pool Characteristics of the Mortgage Loans– Fee & Leasehold Estates; Ground Leases” in this prospectus.

(15)

With respect to Mortgage Loan No. 4 (Philadelphia Marriott Downtown), the Philadelphia Marriott Downtown Whole Loan documents provide that, in the event that a cash sweep period is continuing solely as a result of the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan being less than 1.20x, the related borrowers may prepay the Philadelphia Marriott Downtown Whole Loan in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case, such cash sweep period will immediately cease.

(16)	With respect to Mortgage Loan No. 4 (Philadelphia Marriott Downtown), the Philadelphia Marriott Downtown Whole Loan documents are structured with a soft lockbox, pursuant to which all cash generated at the related Mortgaged Property, which the borrowers and operating lessee are entitled to receive pursuant to the related management agreement, is required to be deposited to the lockbox account by the related property manager within one business day after the borrowers or operating lessee are entitled to distributions thereto so long as the following conditions are satisfied: (i) the related Mortgaged Property is managed by the hotel manager under the management agreement as in effect as of the origination of the Mortgage Loan; (ii) such management agreement remains in full force and effect and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement (collectively, the “Qualified Hotel Management Condition”). However, if the Qualified Hotel Management Condition is not satisfied, the borrowers and operating lessee are required to, or cause the property manager to, (i) deposit all gross revenue and all forfeited security deposits into the lockbox account within one business day of receipt thereof and (ii) send direction letters to (x) all tenants then occupying space at the Mortgaged Property instructing them to pay all rent and other sums due under the related leases directly into the lockbox account and (y) each applicable credit card company and credit card clearing bank instructing them to deliver all receipts payable with respect to the Mortgaged Property directly to the lockbox account.
A-1-54

(17)

With respect to Mortgage Loan No. 5 (CX - 250 Water Street), the Whole Loan is structured with an Anticipated Repayment Date of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.

(18)

With respect to Mortgage Loan No. 5 (CX - 250 Water Street), the Appraised Value represents the Prospective Market Value Upon Completion & Stabilization, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work and $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 57.8% for the CX - 250 Water Street Whole Loan.

(19)	With respect to Mortgage Loan No. 5 (CX - 250 Water Street), the related mixed-use Mortgaged Property is comprised of approximately 60% lab space and 40% office space.
(20)

With respect to Mortgage Loan No. 6 (BLE Portfolio), the Whole Loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the Public Facility Corporation Program have been granted for the BLE Portfolio Mortgaged Properties. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the BLE Portfolio Whole Loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

(21)

With respect to Mortgage Loan No. 6 (BLE Portfolio), Mortgage Loan No. 9 (RTL Retail Portfolio), Mortgage Loan No. 10 (Rhino Retail Portfolio 2), Mortgage Loan No. 11 (Blackbird Portfolio), Mortgage Loan No. 14 (Princeton ND Portfolio), Mortgage Loan No. 17 (Lucas Industrial Portfolio) and Mortgage Loan No. 41 (Graves & Dalworth Business Park), such Mortgage Loan is secured by multiple Mortgaged Properties. For purposes of the statistical information set forth in the prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or UW NCF, among other methods.

(22)	With respect to Mortgage Loan No. 6 (BLE Portfolio), a debt service grace period to impose late charge of five days is permitted once within any consecutive 12-month period.
(23)

With respect to Mortgage Loan No. 6 (BLE Portfolio), the Appraised Value shown represents the “As Encumbered” values of the leasehold interests for BLE Portfolio Mortgaged Properties as of October 1, 2023 for the Lakeside Forest Mortgaged Property and July 19, 2023 for The Establishment and Barcelona Mortgaged Properties, which assume the BLE Portfolio Mortgaged Properties are encumbered by a ground lease as part of the PFC Program and that the tax savings payment is subordinate to BLE Portfolio Whole Loans. The aggregate market-based “As Is” appraised value, which assumes no tax exemption, is $68,400,000.

(24)	With respect to Mortgage Loans No. 6 and 7 (BLE Portfolio and La Primavera), the two Whole Loans are cross-collateralized and cross-defaulted with one another. The LTV ratios, DSCRs, and debt yields shown are based upon the indebtedness of both Whole Loans. On an individual basis, without regard to the cross-collateralization feature, a related whole loan may have a higher LTV, lower DSCR, and/or lower debt yield than presented.
A-1-55

(25)

With respect to Mortgage Loans No. 6 and 7 (BLE Portfolio and La Primavera), each of the BLE Portfolio and La Primavera Mortgaged Properties are encumbered by a separate ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each have scheduled lease expirations ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera Whole Loans and operating expenses due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default under the BLE Portfolio and La Primavera Whole Loans, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

(26)

With respect to Mortgage Loan No. 7 (La Primavera), the Whole Loan was structured with in-place cash management at origination, which will continue until the tax exemptions under the Public Facility Corporation Program have been granted for the La Primavera Mortgaged Property. Any future cash management periods will occur upon the earliest of the following: (i) the occurrence of an event of default under the La Primavera Whole Loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months.

(27)

With respect to Mortgage Loan No. 7 (La Primavera), the Appraised Value shown represents the “As Encumbered” values of the leasehold interest as of October 1, 2023, which assumes the La Primavera Mortgaged Property is encumbered by a ground lease as part of the PFC Program and that the tax savings payment is subordinate to La Primavera Whole Loan. The market-based “As Is” appraised value, which assumes no Tax Exemption is granted for the La Primavera Mortgaged Property, is $32,700,000.

(28)	With respect to Mortgage Loan No. 7 (La Primavera), debt service payment grace period to impose late charge of five days is permitted once within any consecutive 12-month period.
(29)

With respect to Mortgage Loan No. 9 (RTL Retail Portfolio), the Appraised Value($) reflects the portfolio value of the RTL Retail Portfolio Properties which includes a premium over the aggregate of the individual property values. According to the individual appraisals, the aggregate appraised value of the individual properties equals $498,190,000 and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 52.2%.

(30)

With respect to Mortgage Loan No. 9 (RTL Retail Portfolio), certain historical information prior to 2022 is limited to the information relating to the five properties acquired by the borrower sponsor in 2017 (the Liberty Crossing - Rowlett, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Village at Quail Springs Oklahoma City Mortgaged Properties). The other 24 Mortgaged Properties were acquired by the borrower sponsor between February 2022 and April 2022, and accordingly, historical information for such 24 properties only includes information following the related acquisition date of the properties.

(31)

With respect to Mortgage Loan No. 9 (RTL Retail Portfolio), the RTL Retail Portfolio Whole Loan was co-originated by Barclays, Societe Generale Financial Corporation, BMO, and KeyBank National Association. MSMCH purchased non-controlling note A-3, with an original principal balance of $30,000,000, from Barclays on September 21, 2023, which represents the RTL Retail Portfolio Mortgage Loan.

(32)

With respect to Mortgage Loan No. 10 (Rhino Retail Portfolio 2), the Appraised Value (Other Than “As-Is”) assumes that certain escrows have been reserved for tenant improvement and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,456,598. At origination of the related Whole Loan, the borrower reserved $468,576.00 for tenant improvement work for Planet Fitness, $8,513,459.87 to cover the cost of all outstanding tenant improvement and tenant obligations and $2,578,518.22 into a free rent reserve to cover up to 12 months of additional rent (depending on the tenant) and reimbursements for each tenant beyond their estimated rent commencement dates for aggregate reserves of $11,560,554.09.

(33)	With respect to Mortgage Loan No. 11 (Blackbird Portfolio), the Blackbird Portfolio Mortgaged Properties are comprised of 60.5% flex space, 32.4% lab space and 7.1% traditional office space.
A-1-56

(34)

With respect to Mortgage Loan No. 11 (Blackbird Portfolio), the As-Is Appraised Value represents the appraiser’s concluded portfolio value for the portfolio. Based on the cumulative individual property values, the As-Is Appraised Value is $65,420,000 and results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 54.6% and 52.3%, respectively.

(35)	With respect to Mortgage Loan No. 12 (Centre Pointe Portfolio), a Grace Period – Late Fee (Days) of two days is permitted once within any consecutive 12-month period.
(36)	With respect to Mortgage Loan No. 13 (Gwinnett Marketfair), the Party City Reserve has been released due to satisfaction of the following requirements: a) no event of default, Cash Trap Event Period or Debt Yield Event Period is continuing, and (b) the bankruptcy of the tenant has terminated in a manner satisfactory to the lender, the related lease has been affirmed, and the terms of the affirmed lease are satisfactory to the lender.
(37)	With respect to Mortgage Loan No. 13 (Gwinnett Marketfair), Party City has a co-tenancy clause which will reduce their rent 50% if Burlington is not open and operational by 11/22/2023. Burlington is currently slated to open 12/1/2023. The reduced rent will reset to the full amount upon Burlington’s opening.
(38)	With respect to Mortgage Loan No. 14 (Princeton ND Portfolio), certain historical information for 2019, 2020 and 2021 is unavailable as the borrower acquired the Princeton ND Portfolio Mortgaged Properties between 2018 and 2022.
(39)	With respect to Mortgage Loan No. 14 (Princeton ND Portfolio), the Appraised Value is based on the extraordinary assumption that the Timber Cove Mortgaged Property did not require deferred maintenance. At origination, the borrower deposited $88,584.50 into a reserve to address deferred maintenance at the Mortgaged Properties, of which $21,720 were reserved to address required repairs at the Timber Cove Mortgaged Property.
(40)	With respect to Mortgage Loan No. 15 (Rockwall Market Center), a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.
(41)	With respect to Mortgage Loan No. 16 (Mountain Lakes Estates), the Mortgage Loan documents provide for monthly cap ex escrow payments on and after the payment date occurring in July 2026, of 1/12th of $250.00 multiplied by the number of apartment units at the Mortgaged Property (initially $2,729 per month).
(42)	With respect to Mortgage Loan No. 18 (Bangor Parkade), the Appraised Value($) of $27,000,000 is based on the extraordinary assumption that funds will be placed in escrow for Books A Million gap rent and tenant improvements totaling $493,457. At origination, the borrower deposited $144,644 into a gap rent reserve and $348,813 into a tenant improvement reserve. The as-is appraised value of the Mortgaged Property without this extraordinary assumption is $26,600,000, and results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.4% and 53.5%, respectively.
(43)	With respect to Mortgage Loan No. 19 (DoubleTree Hotel Largo), the FF&E reserve will be equal to the greater of (i) the then-existing FF&E scheduled reserve amount or (ii) 1/12th of 4% of the underwritten revenue for the prior fiscal year. The monthly reserve amount is initially estimated at $22,721.
(44)

With respect to Mortgage Loan No. 19 (DoubleTree Hotel Largo), the Appraised Value represents the “As-Complete” value assuming that the change-of-ownership PIP Work, which is expected to be completed by September 27, 2024, is completed. An up-front PIP Reserve in the amount of $4 million was required, which is 100% of the estimated cost of the PIP. The As-Is appraised value assuming the PIP Work is not complete is $18,600,000, which equates to a Cut-Off Date LTV Ratio and LTV Ratio at Maturity of 79.0% and 70.9%, respectively.

(45)	With respect to Mortgage Loan No. 20 (Tri Palms Estates & Country Club), the golf course is currently closed for repairs due to damage from Tropical Storm Hilary.
(46)	With respect to Mortgage Loan No. 20 (Tri Palms Estates & Country Club), the SF represents the area of the golf course and excess land and excludes the manufactured housing community home sites.
(47)	With respect to Mortgage Loan No. 20 (Tri Palms Estates & Country Club), recreation fees, which are paid by the manufactured housing community lot owners, account for 95.3% of Effective Gross Income.

A-1-57

(48)	With respect to Mortgage Loan No. 26 (The West Wing), approximately 13.8% of the underwritten gross potential income is derived from three commercial and parking leases at the Mortgaged Property.
(49)

With respect to Mortgage Loan No. 26 (The West Wing), the Mortgaged Property is operated as an extended-stay hotel, which requires a minimum stay of 1 week, with the average length of tenancy being approximately 12 months. The existing zoning permits hotel and extended-stay hotel use and multifamily use is permitted only with a special use permit. The borrower sponsors are in the process of applying for special use approval for multifamily use. Once approved, the borrower sponsors reported that the special use approval would enable them to offer annual leases at the Mortgaged Property. The lender's underwriting assumes the Mortgaged Property continues to operate as a short-term rental. The appraised value presented assumes a hospitality use.

(50)

With respect to Mortgage Loan No. 28 (Residence Inn Charleston Summerville), the FF&E reserve may be adjusted on a quarterly basis in an amount equal to 1/12th of 4% of the trailing 12-month underwritten revenue for the prior fiscal quarter. The monthly reserve amount is initially estimated at $14,501.

(51)

With respect to Mortgage Loan No. 28 (Residence Inn Charleston Summerville), a grace period- default, (if the borrower fails to pay monthly debt service or an amount required to be paid into the reserve funds), of one day is permitted twice during the loan term.

(52)

With respect to Mortgage Loan No. 29 (Courtyard Charleston Summerville), the FF&E reserve may be adjusted on a quarterly basis in an amount equal to 1/12th of 4% of the trailing 12-month underwritten revenue for the prior fiscal quarter. The monthly reserve amount is initially estimated at $14,457.

(53)

With respect to Mortgage Loan No. 29 (Courtyard Charleston Summerville), a grace period- default, (if the borrower fails to pay monthly debt service or an amount required to be paid into the reserve funds), of one day is permitted twice during the loan term.

(54)	With respect to Mortgage Loan No. 33 (Highlands Plaza), the Mortgaged Property is comprised of 83.6% medical office space and 16.4% retail space.
(55)	With respect to Mortgage Loan No. 38 (Metroplex), once per calendar year during the term of the loan, the debt service payment grace period to impose late charge will be five business days.
(56)	With respect to Mortgage Loan No. 42 (Tammany Hills Apartments), the Underwritten NCF DSCR (x) is 1.52x, which is below the cash flow sweep trigger of 1.70x. However, the NCF DSCR cash flow sweep trigger calculation is based on actual taxes and trailing-12 expenses, which equates to a 1.75x NCF DSCR. Therefore, the loan is not in a cash flow sweep at time of securitization.

A-1-58

Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

MSWF 2023-2

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	17	$288,184,291	31.5%	7.6935%	105	356	1.75	x	15.0%	13.8%	49.8%	48.9%
Morgan Stanley Mortgage Capital Holdings LLC	10	196,184,000	21.5	6.3606	118	360	2.84		18.8	17.9	36.0	35.8
Argentic Real Estate Finance 2 LLC	12	189,648,584	20.7	7.4520	116	360	1.44		12.4	11.3	60.0	58.8
Bank of America, National Association	2	91,250,000	10.0	5.9913	112	0	1.58		9.8	9.5	54.4	54.4
Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	75,000,000	8.2	5.7300	114	0	3.15		18.7	18.3	31.5	31.5
Starwood Mortgage Capital LLC	4	74,200,000	8.1	7.8348	119	360	1.39		11.6	11.3	63.8	63.0
Total:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	53	$402,934,483	44.1%	7.0624%	117	360	1.95	x	14.2%	13.6%	50.7%	50.5%
Anchored	43	207,924,808	22.7	7.1690	118	360	1.54		12.0	11.2	61.6	61.2
Super Regional Mall	3	167,000,000	18.3	6.8169	116	0	2.50		17.2	16.7	37.0	37.0
Shadow Anchored	4	15,002,692	1.6	7.9178	118	0	1.47		12.2	11.6	56.3	56.3
Unanchored	2	10,810,000	1.2	7.5840	118	0	1.83		14.5	14.0	49.7	49.7
Single Tenant	1	2,196,983	0.2	7.2230	118	358	1.75		14.4	14.3	35.6	31.3
Multifamily	17	114,686,864	12.5	7.2229	118	356	1.46		11.3	10.8	56.3	55.5
Garden	15	87,802,266	9.6	7.4207	118	355	1.36		11.0	10.5	57.3	56.5
Senior Housing	1	21,792,000	2.4	6.4800	114	0	1.71		11.4	11.2	57.3	57.3
Low Rise	1	5,092,598	0.6	6.9920	118	358	1.96		16.1	15.7	34.4	30.1
Hospitality	5	104,856,928	11.5	8.2941	83	359	1.65		16.2	14.1	54.9	53.4
Full Service	2	76,356,928	8.3	8.5815	71	359	1.52		15.8	13.5	56.4	55.1
Extended Stay	2	19,500,000	2.1	7.6130	119	360	1.98		17.3	16.0	52.5	49.3
Select Service	1	9,000,000	1.0	7.3320	117	0	2.00		16.8	14.9	48.1	48.1
Other	2	104,000,000	11.4	6.0226	118	0	3.71		23.2	22.5	21.4	21.4
Data Center	1	90,000,000	9.8	5.8850	118	0	3.92		24.2	23.4	17.5	17.5
Golf Course/Recreational Facilities	1	14,000,000	1.5	6.9070	118	0	2.35		16.5	16.4	46.4	46.4
Mixed Use	11	97,289,206	10.6	6.3081	113	359	1.57		10.6	10.3	51.4	50.1
Lab/Office	1	61,250,000	6.7	5.5095	110	0	1.66		9.3	9.3	48.8	48.8
Office/Industrial/Lab	5	18,122,036	2.0	7.9200	120	360	1.40		12.9	12.2	53.3	51.1
Office/Industrial	4	10,396,086	1.1	7.9200	120	360	1.40		12.9	12.2	53.3	51.1
Office/Retail	1	7,521,084	0.8	6.7000	115	355	1.46		12.4	11.4	65.1	56.7
Office	5	52,917,394	5.8	6.9187	108	358	1.53		13.9	11.9	60.8	58.0
Suburban	3	36,481,878	4.0	7.0557	115	360	1.43		14.0	11.4	66.2	64.1
CBD	2	16,435,516	1.8	6.6146	94	353	1.76		13.7	13.1	48.9	44.6
Industrial	7	37,782,000	4.1	7.5736	119	0	1.97		16.1	14.7	46.5	46.5
Warehouse	6	30,050,000	3.3	7.7983	119	0	1.49		12.8	11.7	52.7	52.7
Warehouse/Distribution	1	7,732,000	0.8	6.7000	119	0	3.87		29.2	26.3	22.2	22.2
Total/Weighted Average:	100	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

MSWF 2023-2

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	6	$123,412,527	13.5%	6.1627%	112	353	2.62	x	16.6%	16.2%	40.5%	39.9%
Southern California	4	105,435,516	11.5	6.0242	111	353	2.83		17.6	17.2	36.2	35.5
Northern California	2	17,977,011	2.0	6.9750	116	0	1.41		10.7	10.0	65.7	65.7
Maryland	4	107,941,860	11.8	7.7283	119	359	1.91		15.9	15.1	44.2	43.3
New York	1	90,000,000	9.8	5.8850	118	0	3.92		24.2	23.4	17.5	17.5
Texas	12	86,916,853	9.5	7.2198	117	355	1.47		11.5	10.9	59.6	58.9
Pennsylvania	5	78,335,128	8.6	8.3814	71	360	1.52		15.0	13.0	54.8	54.5
Massachusetts	1	61,250,000	6.7	5.5095	110	0	1.66		9.3	9.3	48.8	48.8
Florida	4	53,700,769	5.9	7.7117	119	360	1.45		11.9	11.7	62.8	61.6
Michigan	12	43,152,266	4.7	7.6188	118	358	1.44		13.1	12.2	51.4	48.0
North Carolina	6	39,016,923	4.3	8.0198	119	0	1.36		11.6	10.9	58.9	58.9
Georgia	4	36,911,923	4.0	7.1185	117	0	1.46		10.9	10.5	63.2	63.2
Ohio	4	32,168,077	3.5	6.9850	115	360	1.46		14.3	11.4	66.8	65.3
North Dakota	7	24,800,000	2.7	7.7960	120	0	1.51		12.6	11.9	62.5	62.5
Nevada	2	22,619,586	2.5	6.4981	114	0	1.70		11.4	11.2	57.6	57.6
South Carolina	4	21,354,615	2.3	7.2135	117	0	2.01		16.5	14.7	47.8	47.8
Colorado	3	15,000,000	1.6	7.4770	120	0	1.57		13.0	11.9	51.8	51.8
Maine	1	15,000,000	1.6	7.0200	120	360	1.52		14.0	12.2	55.6	52.7
Illinois	2	12,186,538	1.3	6.9405	117	0	1.72		13.0	12.0	62.5	62.5
Oregon	2	10,724,782	1.2	6.9831	117	358	1.67		13.3	12.7	50.8	48.8
Iowa	1	7,732,000	0.8	6.7000	119	0	3.87		29.2	26.3	22.2	22.2
Arizona	1	7,500,000	0.8	6.6800	118	0	2.39		18.2	16.2	40.3	40.3
Mississippi	2	6,410,962	0.7	7.7780	120	360	1.46		14.0	12.2	63.5	59.2
Washington	2	4,436,782	0.5	6.9750	116	0	1.41		10.7	10.0	65.7	65.7
Oklahoma	2	2,667,692	0.3	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Wisconsin	2	2,234,129	0.2	6.7126	116	0	1.69		12.2	11.4	58.5	58.5
Connecticut	1	2,000,000	0.2	7.7950	57	0	1.76		14.4	13.9	44.2	44.2
Louisiana	2	1,921,154	0.2	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Kentucky	1	1,367,308	0.1	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Indiana	2	1,210,385	0.1	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
New Mexico	1	848,077	0.1	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Kansas	1	632,308	0.1	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Missouri	1	617,308	0.1	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Tennessee	1	396,923	0.0	6.4458	117	0	1.97		13.8	12.8	51.2	51.2
Total/Weighted Average:	100	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2,000,000 - 5,000,000	9	$30,695,345	3.4%	7.2470%	102	358	1.58	x	12.7%	12.1%	50.1%	48.5%
5,000,001 - 15,000,000	22	224,462,864	24.5	7.3983	118	358	1.73		14.3	13.3	53.7	51.7
15,000,001 - 30,000,000	9	241,392,000	26.4	7.1246	117	360	1.51		12.0	11.1	60.6	60.1
30,000,001 - 50,000,000	1	40,000,000	4.4	7.6600	119	0	1.33		10.5	10.4	64.9	64.9
50,000,001 - 70,000,000	2	122,916,666	13.4	7.1127	84	0	1.59		12.7	11.4	51.9	51.9
70,000,001 - 90,000,000	3	255,000,000	27.89	6.4804	117	0	3.01		19.7	19.1	30.1	30.1
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

A-2-2

MSWF 2023-2

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.22 - 1.50	18	$283,998,846	31.1%	7.5063%	118	359	1.36	x	11.5%	10.7%	61.8%	60.8%
1.51 - 2.00	20	415,986,029	45.5	7.2084	107	357	1.73		13.8	12.8	51.2	50.5
2.01 - 3.92	8	214,482,000	23.5	6.0876	117	0	3.32		21.0	20.2	27.9	27.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
9.3 - 12.0	14	$267,602,000	29.3%	6.9224%	116	0	1.44	x	10.2%	10.0%	59.1%	59.1%
12.1 - 16.0	21	326,290,277	35.7	7.5493	105	358	1.57		13.9	12.5	56.8	55.2
16.1 - 20.0	9	222,842,598	24.4	6.9058	117	359	2.41		17.2	16.5	39.4	39.0
20.1 - 29.2	2	97,732,000	10.7	5.9495	118	0	3.92		24.6	23.6	17.9	17.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
9.1 - 12.0	23	$398,461,446	43.6%	7.0543%	116	359	1.46	x	11.1%	10.5%	59.7%	59.4%
12.1 - 16.0	17	311,773,429	34.1	7.6607	106	358	1.75		15.2	13.9	49.5	48.1
16.1 - 20.0	4	106,500,000	11.6	6.1535	115	360	2.88		18.3	17.8	36.6	36.0
20.1 - 26.3	2	97,732,000	10.7	5.9495	118	0	3.92		24.6	23.6	17.9	17.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
17.5 - 20.0	1	$90,000,000	9.8%	5.8850%	118	0	3.92	x	24.2%	23.4%	17.5%	17.5%
20.1 - 30.0	1	7,732,000	0.8	6.7000	119	0	3.87		29.2	26.3	22.2	22.2
30.1 - 40.0	5	88,227,943	9.6	5.9220	114	357	2.96		18.2	17.7	32.0	31.5
40.1 - 50.0	10	224,435,516	24.5	6.9484	115	353	1.89		14.1	13.5	45.2	44.9
50.1 - 60.0	15	256,082,570	28.0	7.5491	102	359	1.55		13.2	12.1	54.9	53.8
60.1 - 67.9	14	247,988,846	27.1	7.4176	118	359	1.43		11.9	11.0	64.9	63.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

A-2-3

MSWF 2023-2

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
17.5 - 20.0	1	$90,000,000	9.8%	5.8850%	118	0	3.92	x	24.2%	23.4%	17.5%	17.5%
20.1 - 30.0	2	10,920,362	1.2	6.7610	118	355	3.18		24.6	22.1	25.3	24.1
30.1 - 40.0	4	85,039,581	9.3	5.8850	114	358	3.01		18.4	17.9	32.0	31.6
40.1 - 50.0	11	234,399,420	25.6	6.9480	115	354	1.88		14.1	13.4	45.5	44.9
50.1 - 60.0	16	268,330,012	29.3	7.5760	103	359	1.54		13.3	12.1	55.7	54.4
60.1 - 67.3	12	225,777,500	24.7	7.3995	118	360	1.43		11.7	10.9	65.0	64.7
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.5095 - 6.0000	3	$226,250,000	24.7%	5.7320%	115	0	3.05	x	18.3%	17.9%	30.6%	30.6%
6.0001 - 6.5000	2	51,792,000	5.7	6.4602	116	0	1.86		12.8	12.1	53.8	53.8
6.5001 - 7.0000	14	146,083,464	16.0	6.8800	114	355	1.80		13.8	13.0	54.3	52.5
7.0001 - 7.5000	11	147,946,983	16.2	7.2249	118	360	1.54		13.1	11.7	57.9	57.2
7.5001 - 8.0000	10	234,900,000	25.7	7.7448	119	360	1.63		13.5	13.0	53.5	52.9
8.0001 - 8.2500	3	22,977,762	2.5	8.0720	119	359	1.45		14.5	12.7	62.1	56.8
8.2501 - 8.7050	3	84,516,666	9.2	8.5892	75	0	1.47		14.9	12.9	55.1	55.1
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	3	$68,666,666	7.5%	8.5342%	58	0	1.55	x	15.7%	13.4%	54.4%	54.4%
120	43	845,800,209	92.5	6.9166	117	359	2.02		14.7	14.0	48.6	47.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
49 - 60	3	$68,666,666	7.5%	8.5342%	58	0	1.55	x	15.7%	13.4%	54.4%	54.4%
61 - 120	43	845,800,209	92.5	6.9166	117	359	2.02		14.7	14.0	48.6	47.9
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	33	$764,900,666	83.6%	6.9790%	112	0	2.08	x	14.9%	14.2%	47.5%	47.5%
360	13	149,566,209	16.4	7.3399	117	359	1.53		14.1	12.7	57.1	53.0
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

A-2-4

MSWF 2023-2

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	33	$764,900,666	83.6%	6.9790%	112	0	2.08	x	14.9%	14.2%	47.5%	47.5%
353 - 360	13	149,566,209	16.4	7.3399	117	359	1.53		14.1	12.7	57.1	53.0
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	32	$703,650,666	76.9%	7.1070%	112	0	2.11	x	15.4%	14.6%	47.4%	47.4%
Interest Only, Amortizing Balloon	5	85,477,500	9.3	7.3986	118	360	1.43		13.6	11.9	60.0	57.5
Amortizing Balloon	8	64,088,709	7.0	7.2615	117	357	1.66		14.7	13.7	53.1	46.9
Interest Only - ARD	1	61,250,000	6.7	5.5095	110	0	1.66		9.3	9.3	48.8	48.8
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	33	$735,474,614	80.4%	7.0413%	112	359	2.06	x	15.0%	14.3%	46.9%	46.4%
Acquisition	10	130,492,261	14.3	7.1144	116	358	1.60		13.4	12.1	61.2	59.3
Recapitalization	3	48,500,000	5.3	6.7838	117	0	1.99		15.0	13.6	49.7	49.7
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/ Springing Cash Management	16	$392,098,846	42.9%	6.8264%	115	359	2.00	x	14.4%	13.7%	47.1%	46.4%
Springing	19	204,568,864	22.4	7.3160	118	357	1.72		13.6	12.8	55.0	54.2
Hard/ In Place Cash Management	5	167,196,983	18.3	6.5646	118	360	2.75		18.7	17.7	39.4	38.9
Soft/ Springing Cash Management	4	110,602,182	12.1	7.8774	84	353	1.58		14.5	12.7	56.1	55.4
Soft/ In Place Cash Management	2	40,000,000	4.4	7.3491	118	0	1.22		9.5	9.1	58.8	58.8
Total/Weighted Average:	46	$914,466,875	100.0%	7.0381%	113	359	1.99	x	14.8%	13.9%	49.1%	48.4%

A-2-5

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance
Tax Escrow	34	$560,685,710	61.3%	36	$555,917,710	60.8%	10	$358,549,165	39.2%
Insurance Escrow	20	310,405,876	33.9	20	310,405,876	33.9	26	604,060,999	66.1
Replacement Reserve	6	75,002,000	8.2	38	489,353,226	53.5	6	348,863,649	38.1
TI/LC Reserve(1)	12	172,298,584	25.3	14	270,610,000	39.7	15	387,581,083	56.9

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial, mixed-use and data center properties.

A-2-6

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

A-3-1

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Floor	Tenant	SF	Expiration
ROOF	Verizon	980 SF	12/2034
ROOF	Verizon	2,190 SF	12/2034
ROOF	Verizon	1,400 SF	12/2034
ROOF	CDIL Data Center USA LLC	342 SF	9/2032
ROOF	CDIL Data Center USA LLC	342 SF	9/2032
ROOF	CDIL Data Center USA LLC	2,450 SF	9/2032
24	CDIL Data Center USA LLC	1,318 SF	9/2032
24	CDIL Data Center USA LLC	4,255 SF	9/2032
24	CDIL Data Center USA LLC	5,724 SF	9/2032
23	Telx - New York LLC	6,249 SF	10/2027
23	CDIL Data Center USA LLC	5,908 SF	9/2032
23	Epsilon US Inc	888 SF	1/2032
22	Verizon	4,427 SF	12/2034
22	Vacant	6,181 SF	
22	Powley & Gibson, P.C.	6,171 SF	10/2029
21	Verizon	25,027 SF	12/2034
20	Centurylink Communications	25,356 SF	9/2033
19	Technology Real Estate	4,982 SF	8/2034
19	zColo, LLC	17,143 SF	7/2032
19	CDIL Data Center USA LLC	820 SF	9/2032
19	CenturyLink	3,292 SF	9/2033
19	Vacant	4,726 SF	
18	Level 3 Communications, LLC	2,009 SF	12/2027
18	The Reward Company	4,416 SF	5/2028
18	Vacant	31,458 SF	
17	Vacant	39,714 SF	
16	Vacant	29,325 SF	
16	Technology Real Estate	10,486 SF	8/2034
15	Verizon	11,203 SF	12/2034
15	Crown Castle Fiber LLC	2,528 SF	12/2031
15	zColo, LLC	9,377 SF	7/2032
15	CSC Holdings LLC	3,340 SF	2/2028
15	Technology Real Estate	1,768 SF	8/2034
15	Technology Real Estate	2,698 SF	8/2034
15	Vacant	14,934 SF	
14	Vacant	53,163 SF	
13	CSC Holdings LLC	10,022 SF	2/2028
13	Verizon	10,989 SF	5/2033
13	Vacant	42,701 SF	
12	NYI-Sirius, LLC	3,164 SF	7/2028
12	Level 3 Communications, LLC	5,574 SF	12/2027
12	zColo, LLC	10,913 SF	7/2032
12	NYI-Sirius, LLC	8,309 SF	7/2028
12	NYI-Sirius, LLC	8,299 SF	7/2028
12	Vacant	19,910 SF	
11	Telx - New York LLC	8,134 SF	10/2027
11	Verizon	10,996 SF	12/2034
11	Verizon	10,667 SF	12/2034
11	Telx - New York LLC	9,879 SF	10/2027
11	Vacant	20,208 SF	
10	Epsilon US Inc	11,124 SF	1/2032
10	Transaction Network Services	5,610 SF	6/2027
10	Level 3 Communications, LLC	14,530 SF	12/2027
10	Interoute US LLC	8,360 SF	9/2027
10	Vacant	21,023 SF	
9	Telx - New York LLC	30,000 SF	10/2027
9	Telx - New York LLC	30,000 SF	10/2027
8	Vacant	60,613 SF	
7	Vacant	60,605 SF	
6	CDIL Data Center USA LLC	60,000 SF	9/2032
5	CDIL Data Center USA LLC	60,000 SF	9/2032
4	Verizon	60,000 SF	12/2034
3	AT&T Services	4,375 SF	9/2031
3	CDIL Data Center USA LLC	10,869 SF	9/2032
3	BCE Nexxia	3,500 SF	7/2025
3	Telx - New York LLC	4,267 SF	10/2027
3	Telx - New York LLC	3,821 SF	10/2027
3	Crown Castle Fiber LLC	5,049 SF	12/2031
3	CDIL Data Center USA LLC	6,191 SF	9/2032
3	Vacant	20,738 SF	
2	Switch Enterprises, LLC	7,320 SF	10/2024
2	Verizon	19,641 SF	12/2034
2	Switch Enterprises, LLC	3,556 SF	10/2024
2	Level 3 Communications, LLC	11,645 SF	4/2025
2	CDIL Data Center USA LLC	813 SF	9/2032
2	Verizon	1,065 SF	12/2034
MEZZ	Verizon	16,214 SF	12/2034
MEZZ	CDIL Data Center USA LLC	7,236 SF	9/2032
MEZZ	CDIL Data Center USA LLC	2,944 SF	9/2032
MEZZ	CDIL Data Center USA LLC	986 SF	9/2032
MEZZ	Centurylink Communications	8,195 SF	9/2033
MEZZ	Verizon	2,080 SF	12/2034
MEZZ	Vacant	829 SF	
MEZZ	Paul Gerben Fine Art	5,488 SF	MTM
MEZZ	zColo, LLC	705 SF	7/2032
1	Paul Gerben Fine Art	2,398 SF	MTM
1	AT&T	1,024 SF	9/2031
1	Verizon	666 SF	12/2034
1	zColo, LLC	18,333 SF	7/2032
1	Verizon	1,008 SF	12/2034
1	Verizon	642 SF	12/2034
1	CDIL Data Center USA LLC	392 SF	9/2032
1	CDIL Data Center USA LLC	811 SF	9/2032
1	NYI-Sirius, LLC	796 SF	7/2028
1	Telx - New York LLC	1,745 SF	10/2027
1	Level 3 Communications, LLC	674 SF	4/2025
1	Vacant	4,941 SF	
BSMT	Verizon	4,760 SF	12/2034
BSMT	Interoute US LLC	544 SF	9/2027
BSMT	zColo, LLC	1,369 SF	7/2032
BSMT	Verizon	556 SF	12/2034
BSMT	NYI-Sirius, LLC	1,140 SF	7/2028
BSMT	BCE Nexxia	195 SF	7/2025
BSMT	Centurylink Communications	629 SF	9/2033
BSMT	Technology Real Estate	2,511 SF	8/2034
BSMT	Telx - New York LLC	1,399 SF	10/2027
BSMT	Level 3 Communications, LLC	957 SF	4/2025
BSMT	CDIL Data Center USA LLC	1,374 SF	9/2032
BSMT	CSC Holdings	433 SF	2/2028
BSMT	Vacant	3,916 SF	

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

A-3-2

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

60 Hudson
60 Hudson Street
New York, NY 10013
MANHATTAN
Tribeca
Nolita
Little Italy
Chinatown
Financial District
Battery Park City
Hudson River
East River
Hudson River Park Pier 40
UPS Customer Center
Color Factory - NYC Interactive Art Museum
The Dominick
NYC Fire Museum
Metropolitan College of New York
Holland Tunnel
Canal St
Spring St
Vandam St
Watts St
West St
Washington St
Hubert St
Greenwich St
Franklin St
Hudson St
West Broadway
6th Ave
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
Broome St
Grand St
Kenmare St
The Bowery Ballroom
Italian American Museum
Museum of Chinese in America
Mott St
Mulberry St
Elizabeth St
Bowery
St. John's Park
HUDSON RIVER GREENWAY
388 Greenwich Street
Church St
Walker St
White St
Leonard St
Worth St
Bayard St
NYC Criminal Court
Columbus Park
Centre St
Mott St
Pier 25
BMCC Tribeca Performing Arts Center
Borough of Manhattan Comm. College
33 Thomas Street
Duane St
Reade St
Chambers St
Ted Weiss Federal Bldg.
NYC Mun. Building
NY County Supreme Court
US District Court
US Justice Department
Pearl St
St. James Pl
1 Police Plaza
Gov. Nelson A. Rockefeller Park
Warren St
NY Public Library
Tweed Courthouse
NYC City Hall
City Hall Park
Park Row
Brooklyn Bridge
Park Pl
Woolworth Building
Pace University
Schimmel Center
New York by Gehry
NewYork-Presbyterian Lower Manhattan Hospital
200 West Street
7 World Trade Ctr./ Westfield WTC
Vessey St
1 World Trade Ctr.
2 World Trade Ctr.
250 Vesey Street
200 Vesey Street
BROOKFIELD PLACE
North Pool
WTC TRANSPORTATION HUB
National September 11 Memorial
South Pool
Ann St
Fulton St
55 John Street
John St
Platt St
Water St
Fulton Market Building
North Cove Marina
225 Liberty St
3 World Trade Center
Federal Reserve Bank
Maiden Ln
South St
200 Liberty Street
5 World Trade Ctr.
Pine St
80 Pine Street
Biodome
Wall St
NY Stock Exchange
120 Wall Street
Nassau St
50 West Street
20 Exchange Place
1 Financial Square
FDR Drive
Battery St
60 Broad Street
85 Broad Street
7 Hanover Square
Nyack College NYC Campus
Double Tree NYC - Financial Dist.
The Dead Rabbit
The Skyscraper Museum
The Whitehall Building
2 & 4 New York Plaza
Downtown Manhattan Heliport
Museum of Jewish Heritage
Castle Clinton Natl. Monument
Battery Park
BROOKLYN-BATTERY TUNNEL
One New York Plaza
FERRY
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
MANHATTAN
Chelsea
Greenpoint
Williamsburg
Greenwich Village
Hoboken
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope

A-3-3

No. 1 – 60 Hudson

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA(sf)/Aaa(sf)		Property Type – Subtype:	Other – Data Center
	Original Principal Balance(1):	$90,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$90,000,000		Size:	1,149,619 SF
	% of Initial Pool Balance:	9.8%		Cut-off Date Balance Per SF(1):	$243.56
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$243.56
	Borrower Sponsor:	The Stahl Organization		Year Built/Renovated:	1930 / 2013
	Guarantor:	NAP(2)		Title Vesting:	Fee
	Mortgage Rate:	5.8850%		Property Manager:	Colliers Tri-State Management LLC (borrower-related)
	Note Date:	September 6, 2023		Current Occupancy (As of):	62.2% (6/5/2023)
	Seasoning:	2 months		YE 2022 Occupancy:	63.2%
	Maturity Date:	October 1, 2033		YE 2021 Occupancy:	64.1%
	IO Period:	120 months		YE 2020 Occupancy:	72.6%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$1,596,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,388.29
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 8, 2023
	Call Protection:	L(26),D(89),O(5)
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($190,000,000)		TTM 6/30/2023 NOI:	$73,525,984
				YE 2022 NOI:	$65,561,820
				YE 2021 NOI:	$77,460,400
				YE 2020 NOI:	$67,543,911
				U/W Revenues:	$120,518,204
				U/W Expenses:	$52,684,531
Escrows and Reserves(4)				U/W NOI:	$67,833,673
	Initial	Monthly	Cap	U/W NCF:	$65,493,494
Taxes:	$7,089,987	$1,772,497	NAP	U/W DSCR based on NOI/NCF(1):	4.06x / 3.92x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	24.2% / 23.4%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 23.4%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	17.5%
				LTV Ratio at Maturity(1):	17.5%

Sources and Uses
Sources			Uses
Whole Loan Amount	$280,000,000	98.7%	Loan Payoff	$274,771,150	96.9%
Borrower Equity	3,678,608	1.3	Reserves	7,089,987	2.5
			Closing Costs	1,817,471	0.6
Total Sources	$283,678,608	100.0%	Total Uses	$283,678,608	100.0%
(1)	The 60 Hudson Mortgage Loan (as defined below) is part of the 60 Hudson Whole Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $280,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the 60 Hudson Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 60 Hudson Whole Loan.
(3)	See “The Mortgage Loan” below for further information about additional mortgage debt.
(4)	See “Escrows” below.

A-3-4

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The Mortgage Loan. The largest mortgage loan (the “60 Hudson Mortgage Loan”) is part of a whole loan (the “60 Hudson Whole Loan”) evidenced by 10 pari passu promissory notes with an aggregate original principal balance of $280,000,000. The 60 Hudson Whole Loan is secured by a first priority fee mortgage encumbering a 1,149,619 SF data center property in New York, New York (the “60 Hudson Property”). The 60 Hudson Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4 with an aggregate original principal balance of $90,000,000. The 60 Hudson Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”). Barclays Capital Real Estate Inc. acquired Note A-5 in the original principal balance of $30,000,000 from MSBNA on September 21, 2023, and Note A-8 in the original principal balance of $10,000,000 from MSBNA or an affiliate on October 11, 2023, and both such notes were subsequently contributed to the BBCMS 2023-C22 securitization transaction. Bank of Montreal acquired Note A-9 and Note A-10, in the aggregate original principal balance of $20,000,000 from MSBNA or an affiliate on October 3, 2023. The rest of the non-controlling Notes with an aggregate original principal balance of $130,000,000 (together with Note A-5, Note A-8, Note A-9 and Note A-10, the “60 Hudson Serviced Pari Passu Companion Loans”) are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The 60 Hudson Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	MSWF 2023-2	Yes
A-2	$50,000,000	$50,000,000	MSBNA	No
A-3	$40,000,000	$40,000,000	MSBNA	No
A-4	$30,000,000	$30,000,000	MSWF 2023-2	No
A-5	$30,000,000	$30,000,000	BBCMS 2023-C22	No
A-6	$20,000,000	$20,000,000	MSBNA	No
A-7	$20,000,000	$20,000,000	MSBNA	No
A-8	$10,000,000	$10,000,000	BBCMS 2023-C22	No
A-9	$10,000,000	$10,000,000	Bank of Montreal	No
A-10	$10,000,000	$10,000,000	Bank of Montreal	No
Total (Whole Loan)	$280,000,000	$280,000,000

The Borrower and the Borrower Sponsor. The borrower for the 60 Hudson Whole Loan is 60 Hudson Owner LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor is The Stahl Organization. The Stahl Organization is a privately held, New York based real estate company founded by Stanley Stahl in 1949. The Stahl Organization’s current real estate portfolio comprises over 5 million SF of office space, including 277 Park Avenue and 122 East 42nd Street, and 10 retail/commercial properties in Manhattan. The Stahl Organization is also a significant residential landlord with over 3,500 apartments in various residential assets located throughout New York City. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 60 Hudson Whole Loan.

In addition to its real estate portfolio, The Stahl Organization owns 100% of Apple Bank for Savings, which has 84 branches. The Stahl Organization also owns Cauldwell Wingate Company, a construction company based in New York City and founded in 1910.

The Stahl Organization’s executives have been associated with the company for many years as employees and third-party professional consultants. Richard F. Czaja, the Co-President and General Counsel, has been with The Stahl Organization for over 35 years and has represented the company in legal matters during the prior eight years. Gregg S. Wolpert, Co-President, has been with the company for over 33 years and managed several of the company’s real estate investments during the prior eight years. Marianne Dziuba, Executive Vice President, has been with the organization for over 40 years. Robert Getreu, a key principal, is an Executive Vice President of Colliers Tri-State Management, LLC (the “Property Manager”), and handled the redevelopment and expansion of the 60 Hudson Property in 2013. Robert Getreu has been with the Property Manager for over 31 years. Richard F. Czaja and Robert Getreu are the non-member managers of two entities which own an approximately 67.5% indirect equity interest in the borrower. Richard F. Czaja and Gregg S. Wolpert are trustees of a trust which is the general partner of a third entity which owns the remaining 32.5% indirect equity interest in the borrower.

The Property. The 60 Hudson Property is a 24-story, plus basement, 1,149,619 SF data center/carrier hotel building situated on an approximately 1.2-acre site located in New York, New York. The 60 Hudson Property spans an entire block between Hudson Street, West Broadway, Worth Street and Thomas Street. The 60 Hudson Property is one of the primary telecom and internet centers in New York City. Built in 1930 for the Western Union Telegraph Company, the 60 Hudson Property was initially known as the "Telegraph Capital of America”. After Western Union departed in 1973, the 60 Hudson Property was converted into a colocation center. Hundreds of telecommunication companies interconnect their respective internet networks, where telecommunications companies route internet traffic and exchange information in a “meet-me room” located at the 60 Hudson Property through fiber-optic lines. The 60 Hudson Property is widely considered a primary telecommunications hub of the Northeast region of the United States. The 60 Hudson Property provides an interconnection via under-sea cable to the United Kingdom, and to the cables from Manasquan, New Jersey, and Truckerton, New York, to the European Union.

A-3-5

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The borrower sponsor most recently renovated the 60 Hudson Property in 2013. As of June 5, 2023, the 60 Hudson Property was 62.2% leased and anchored by major telecommunications and data center tenants, including Verizon, Hudson Interxchange, Telx New York LLC (Digital Realty Trust), and zColo. Approximately 9.5% of net rentable area consists of traditional office space. The 60 Hudson Property building was designated as a historical landmark in 1992 by the New York City Landmarks Preservation Commission.

Major Tenants.

Verizon (184,420 square feet, 16.0% of net rentable area, 28.3% of underwritten rent). Verizon (NYSE: VZ) is a leading provider of technology and communications services. Headquartered in New York City, and formed on June 30, 2000, the company offers voice, data and video services and solutions on its networks and platforms. Verizon has nearly 1,500 retail locations throughout over 150 countries and reported 2022 revenues of $136.8 billion. Verizon operates at the 60 Hudson Property under four separate affiliated entities: MCI Communication Services (157,952 SF), Metropolitan Fiber Systems of NY (14,904 SF), XO Communications Services (10,898 SF) and Verizon New York Inc. (666 SF). Verizon and its affiliated tenants have been a tenant at the 60 Hudson Property since July 1984, December 1986, September 1990, and December 1997, respectively. With the exception of XO Communications Services (10,898 SF), Verizon and its affiliated leases recently executed extension notices for their leases, which will extend for 10 years through December 2034, with one, 10-year renewal option remaining. The XO Communications Services lease has an expiration date of May 31, 2033, with no renewal options remaining.

CDIL Data Centre USA LLC (“Hudson Interxchange”) (172,775 square feet, 15.0% of net rentable area, 22.1% of underwritten rent). Hudson Interxchange (previously known as Datagryd) is a wholesale data center provider meeting the demands of high-power cloud computing and data storage clients by offering colocation space and power and cooling infrastructure for data network, telecommunications, cloud and large enterprises. Datagryd was acquired by Cordiant Digital Infrastructure in 2022 for $74.0 million and was rebranded to Hudson Interxchange. Hudson Interxchange has occupied the 60 Hudson Property since September 2011, has a lease expiration date of September 30, 2032 and has three 5-year renewal options remaining.

Telx – New York LLC (Digital Realty) (“Telx”) (95,494 square feet, 8.3% of net rentable area, 12.9% of underwritten rent). Telx is a provider of data center colocation, interconnection, and cloud enablement solutions. Telx was acquired by Digital Realty Trust, Inc. in 2015 for $1.9 billion. Digital Realty Trust, Inc. operates as a real estate investment trust and is a large global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions. As of December 31, 2022, Digital Realty Trust Inc.’s portfolio consisted of 316 specialty industrial properties located in North America, Europe, South America, Africa, Australia and Asia. Telx has been a tenant at the 60 Hudson Property since June 1997, has a lease expiration date of October 31, 2027 and has one, 5-year renewal option remaining.

zColo, LLC (DataBank) (57,840 square feet, 5.0% of net rentable area, 10.6% of underwritten rent). Databank acquired the data center assets of Zayo Group (zColo LLC) in December 2020 for approximately $1.4 billion, expanding Databank’s footprint to over 65 data centers in over 29 markets and creating one of the largest privately held data center operators in North America. ZColo’s data centers are located in markets across the United States, and include major carrier interconnects in markets such as New York, Los Angeles, Seattle, Denver, Chicago, Minneapolis, Boston, Philadelphia, and Miami. zColo, LLC (DataBank) has been a tenant at the 60 Hudson Property since April 1995, has a lease expiration date of July 31, 2032 and has one, 10-year renewal option remaining.

A-3-6

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The following table presents certain information relating to the major tenants at the 60 Hudson Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Verizon(3)	A-/Baa1/BBB+	184,420	16.0%	$125.96	$23,229,241	28.3%	Various(3)	Various(3)	N
Hudson Interxchange	NR/NR/NR	172,775	15.0%	$104.95	$18,132,737	22.1%	9/30/2032	3x5 yr	N
Telx	BBB/Baa2/BBB	95,494	8.3%	$111.26	$10,624,472	12.9%	10/31/2027	1x5 yr	N
zColo, LLC (DataBank)	NR/NR/NR	57,840	5.0%	$150.18	$8,686,211	10.6%	7/31/2032	1x10 yr	N
Level 3 Communications, LLC	NR/NR/NR	35,389	3.1%	$119.59	$4,232,080	5.2%	Various(4)	1x10 yr	Y(5)
Centurylink Communications	BB-/Caa2/CCC+	37,472	3.3%	$101.29	$3,795,715	4.6%	9/30/2033	1x10 yr	N
NYI-Sirius, LLC	NR/NR/NR	21,708	1.9%	$115.42	$2,505,625	3.0%	7/31/2028	1x10 yr	Y(6)
Total Major Tenants		605,098	52.6%	$117.68	$71,206,081	86.7%

Non-Major Tenants		109,536	9.5%	$99.99	$10,952,927	13.3%

Occupied Collateral Total		714,634	62.2%	$114.97	$82,159,008	100.0%

Vacant Space(7)		434,985	37.8%

Collateral Total		1,149,619	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Includes Verizon affiliated leases under MCI Communication Services (157,952 SF), Metropolitan Fiber Systems of NY (14,904 SF), XO Communications Services (10,898 SF) and Verizon New York Inc. (666 SF). With the exception of the XO Communications Services lease, Verizon and its affiliated leases recently executed extension notices for their leases, which extends the leases through December 31, 2034. The XO Communications Services lease has a lease expiration date of May 31, 2033. With the exception of the Verizon New York Inc. and XO Communications Services leases, Verizon’s affiliated leases have one, 10-year renewal option remaining.
(4)	Level 3 Communications, LLC has 22,113 SF with an expiration date of December 31, 2027 and 13,276 SF with an expiration date of April 30, 2025.
(5)	Level 3 Communications, LLC has the right to terminate its lease with respect to the 12th floor premises (5,574 SF) on December 31, 2024 upon delivery of written notice to the landlord no less than 12 months, and no more than 15 months prior.
(6)	NYI-Sirius, LLC has the option to terminate its lease with respect to the Suite 1213 premises (8,309 SF) upon 12 months prior notice to the landlord, together with a payment of $100,000.
(7)	Vacant Space includes one in-place tenant, Stadium Goods (13,828 SF) which was underwritten as vacant due to its lease expiring in October 2023.

The following table presents certain information relating to the lease rollover schedule at the 60 Hudson Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	7,886	0.7%	7,886	0.7%	$0	0.0%	$0.00
2023	0	0	0.0%	7,886	0.7%	$0	0.0%	$0.00
2024	2	10,876	0.9%	18,762	1.6%	$1,090,229	1.3%	$100.24
2025	2	16,971	1.5%	35,733	3.1%	$1,938,982	2.4%	$114.25
2026	0	0	0.0%	35,733	3.1%	$0	0.0%	$0.00
2027	12	132,121	11.5%	167,854	14.6%	$14,937,189	18.2%	$113.06
2028	5	40,719	3.5%	208,573	18.1%	$4,776,223	5.8%	$117.30
2029	1	6,121	0.5%	214,694	18.7%	$529,996	0.6%	$86.59
2030	0	0	0.0%	214,694	18.7%	$0	0.0%	$0.00
2031	3	12,976	1.1%	227,670	19.8%	$1,581,019	1.9%	$121.84
2032	19	242,627	21.1%	470,297	40.9%	$28,097,299	34.2%	$115.80
2033	2	48,370	4.2%	518,667	45.1%	$5,014,225	6.1%	$103.66
Thereafter	7	195,967	17.0%	714,634	62.2%	$24,193,846	29.4%	$123.46
Vacant(3)	0	434,985	37.8%	1,149,619	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	55	1,149,619	100.0%			$82,159,008	100.0%	$114.97(4)
(1)	Information is based on the underwritten rent roll as of June 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Vacant includes one in-place tenant, Stadium Goods (13,828 square feet) which was underwritten as vacant due to its lease expiring in October 2023.
(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.
A-3-7

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The following table presents historical occupancy percentages at the 60 Hudson Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	6/5/2023(2)
72.6%	64.1%	63.2%	62.2%
(1)	Information was provided by the borrower.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the 60 Hudson Property:

Cash Flow Analysis

	2020	2021	2022	6/30/2023 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$80,020,378	$81,473,151	$79,777,070	$80,757,027	$126,042,403(2)	76.7%	$109.64
Recoveries	8,899,659	7,503,651	6,767,304	7,800,073	6,459,196	3.9	5.62
Other Income(3)	22,431,718	29,768,129	26,396,142	35,751,074	31,900,000	19.4	27.75
Net Rental Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$164,401,599	100.0%	$143.01
Less Vacancy & Credit Loss	0	0	0	0	(43,883,395)	(34.8)	(38.17)
Effective Gross Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$120,518,204	73.3%	$104.83

Real Estate Taxes(4)	$20,888,707	$16,556,736	$20,495,261	$20,777,690	$21,269,961	17.6%	$18.50
Insurance	707,269	703,478	681,814	758,606	745,821	0.6	0.65
Other Operating Expenses	22,211,869	24,024,316	26,201,622	29,245,894	30,668,749	25.4	26.68
Total Operating Expenses	$43,807,845	$41,284,530	$47,378,697	$50,782,190	$52,684,531	43.7%	$45.83

Net Operating Income	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$67,833,673	56.3%	$59.01
Replacement Reserves	0	0	0	0	229,924	0.2	0.20
TI/LC	0	0	0	0	2,110,256	1.8	1.84
Net Cash Flow	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$65,493,494	54.3%	$56.97

NOI DSCR(4)	4.04x	4.64x	3.92x	4.40x	4.06x
NCF DSCR(4)	4.04x	4.64x	3.92x	4.40x	3.92x
NOI Debt Yield(4)	24.1%	27.7%	23.4%	26.3%	24.2%
NCF Debt Yield(4)	24.1%	27.7%	23.4%	26.3%	23.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Based on the underwritten rent roll dated as of June 5, 2023 inclusive of contractual rent steps through September 2024 totaling $3,076,879.
(3)	Other Income includes metered electric charges, conduit income, point of entry income, condenser water income, emergency generator access charges, fuel riser income and other miscellaneous fees.
(4)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the 60 Hudson Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of May 8, 2023 of $1,596,000,000.

Environmental Matters. According to the Phase I environmental report dated May 11, 2023, there was no evidence of any recognized environmental conditions at the 60 Hudson Property.

Market Overview and Competition. The 60 Hudson Property is located in the Financial District neighborhood of Lower Manhattan, which borders the neighborhoods of Downtown West, Downtown East, Battery Park, Tribeca/City Hall, Chinatown, and Lower East Side. The 60 Hudson Property is located 5 blocks north of the Wall Street subway station, which provides access to the 2 and 3 lines, while also being located a short walk from the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2, and 3 subway lines, with the new Fulton Street Transit Center providing access to New Jersey, Brooklyn, and the residential neighborhoods in Lower Manhattan.

The 60 Hudson Property is located within the New York metro data center market, which includes clusters of properties in Northern New Jersey, Southeastern New York, and Southwestern Connecticut. The New York metro represents the second-largest data center market in the United States, behind Northern Virginia, and accounts for the highest colocation revenues with proximity to Wall Street and subsea connectivity. Manhattan represents a major confluence of fiber networks and enterprise information technology footprints, with developed carrier hotels including the 60 Hudson Property, 32 Avenue of the Americas, and 111 8th Avenue expected to remain central hubs for networking and connectivity. As of 2023, according to a third party market research report, the New York metro is estimated to operate with nearly 800 megawatts of multi-tenant information technology capacity. The New York market is estimated to have surpassed 6.0 million SF of multi-tenant operational space as of 2022.

A-3-8

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Data center customers within this region primarily include the financial sector, but also include healthcare, media, and others which have specific user requirements and compliance needs. New York’s financial industry is responsible for approximately 40% of its total economic output. Transferring data is vital for the financial services industry, and this communication must move quickly with its information stored securely. Increased volume of data in trading is raising demand for cybersecurity software with monitors for fraud or noncompliance. Proximity hosting allows traders to be physically close to information technology systems allowing the advantage of multiple data flows. According to the appraisal, data center operators in this region or other major markets are reporting occupancy rates from 75% to 94%.

According to the appraisal, the estimated 2022 population within a half-, one - and two-mile radius was approximately 19,702, 213,569, and 677,036, respectively, and the average household income within the same radii was $206,211, $207,361, and $217,611, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 60 Hudson Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Type (Reimbursements)(1)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office (Floors 1-13)	$54.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floors 14-24)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floor 14; 1st Turn)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$150.00 / $90.00	4.0% / 2.0%
Data Center ($100 PSF)	$100.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($125 PSF)	$125.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($175 PSF)	$175.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%

Source: Appraisal.

(1)	MG+E (Taxes Only) represents modified gross basis with tenants paying their pro rata share of expense reimbursements (taxes only) over a base year.

The following table presents information relating to the sales of comparable properties to the 60 Hudson Property identified by the appraisal:

Comparable Sales Summary

Subject/Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
60 Hudson Property (subject)(1) New York, NY	1930/2013	1,149,619	62.2%	NAV	$1,596,000,000(2)	$1,388.29(2)
1500 Champa Street Denver, CO	1985 / 2014	140,323	100.0%	Dec. 2021	$92,000,000	$655.63
Confidential Major Market	1925 / 2010	66,000	Value Add	Oct. 2021	$31,895,000	$483.26
325 Hudson New York, NY	1967 / 2007	217,600	Value Add	May 2021	$134,140,000	$616.45
Confidential Secondary Market	1914 / 2001	300,000	Value Add	Jan. 2021	$360,000,000	$1,200.00
Confidential Major Market	1942 / 2000	175,000	75.0%	Dec. 2020	$165,468,922	$945.54
Confidential Major Market	1923 / Various	110,000	94.0%	Apr. 2020	$100,000,00	$909.09
Confidential Major Market	1981 / 2013	400,000	90.0%	Jan. 2020	$750,000,000	$1,875.00
1950 North Stemmons Freeway Dallas, TX	1985 / Various	1,600,000	90.0%	Feb. 2018	$800,000,000	$500.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Sale Price represents appraisal value
A-3-9

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Escrows

Real Estate Taxes – At origination the borrower deposited $7,089,987 into a reserve for real estate taxes. On each monthly payment date, the borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months for the 60 Hudson Property (currently approximately $1,772,497).

Insurance – On each monthly payment date, the borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the 60 Hudson Whole Loan documents, (ii) the liability and casualty insurance coverage for the 60 Hudson Property is included in blanket policies approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration date of the policies (which was the case at origination).

Replacement Reserve – On each monthly payment date during the continuance of a Reserves Trigger Period (as defined below), the borrower is required to deposit approximately $19,160 into a reserve for capital expenditures.

TI/LC Reserve – On each monthly payment date during the continuance of a Reserves Trigger Period, the borrower is required to deposit approximately $287,405 into a reserve for tenant improvements and leasing commissions.

“Reserves Trigger Period” means the continuance of any Cash Sweep Event Period (as defined below), provided that if such Cash Sweep Event Period is not caused by an event of default under the 60 Hudson Whole Loan documents, the Reserves Trigger Period will not be deemed to have occurred if (i) the borrower demonstrates to the reasonable satisfaction of the lender that the borrower has Sufficient Liquid Resources (as defined below) or (ii) the borrower delivers to the lender the Additional Collateral (as defined below) as and when permitted by the 60 Hudson Whole Loan documents.

“Sufficient Liquid Resources” means that the borrower has cash, cash equivalents and/or other liquid assets equal to not less than 50% or more of the capital expenditures and tenant improvements and leasing commissions payable as of an applicable determination date.

“Additional Collateral” means either cash or a letter of credit in the amount of $17,500,000.

“Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the 60 Hudson Whole Loan documents, or (ii) the interest only debt service coverage ratio of the 60 Hudson Whole Loan being less than 1.60x at the end of any calendar quarter; and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that either (A) the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter (without assuming that the Additional Collateral has been applied as a partial repayment of the 60 Hudson Whole Loan) or (B) assuming that no event of default is continuing, the date that the borrower delivers Additional Collateral to the lender; provided, however, that if, 12 months following the commencement of the Cash Sweep Event Period that resulted in delivery of Additional Collateral, the interest only debt service coverage ratio is less than 1.60x at the end of any calendar quarter (without giving effect to application of the Additional Collateral to the outstanding principal balance of the 60 Hudson Whole Loan), a Cash Sweep Event Period will be deemed to have occurred and will continue until the date that the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter. In no event will the borrower have the right to cure a Cash Sweep Event Period by delivering Additional Collateral on more than three occasions.

Lockbox and Cash Management. The 60 Hudson Whole Loan is structured with a hard lockbox maintained with Apple Bank for Savings, an affiliate of the borrower, and in place cash management. All rents are required to be deposited into the lender-controlled lockbox account. The 60 Hudson Whole Loan documents require that the borrower deliver tenant direction letters to the tenants directing them to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the 60 Hudson Property despite such direction, deposit such rents into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied, provided no event of default is continuing under the 60 Hudson Whole Loan, (i) to make the monthly deposits, if any, into the tax and insurance reserve funds, as described above under “Escrows” (ii) to pay debt service on the 60 Hudson Whole Loan, (iii) to make monthly deposits, if any, into the replacement reserve and the TI/LC reserve, as described above under “Escrows” (iv) if a Cash Sweep Event Period is continuing, to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to apply any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period exists, to be deposited into an excess cash flow reserve to be held as additional collateral for the 60 Hudson Whole Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the borrower.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Colliers Tri-State Management LLC, an affiliate of the borrower.

A-3-10

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Letter of Credit. None; provided that a letter of credit may be delivered to cure a Cash Sweep Event Period caused by a decline in debt service coverage ratio as described above under “Escrows.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 60 Hudson Property together with 24 months of business income insurance, plus an extended period of indemnity of up to 12 months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Additionally, with respect to any such stand-alone policy covering perils of terrorism and acts of terrorism, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the property insurance and business income/loss of rents insurance for the 60 Hudson Property (without giving effect to the cost of terrorism and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-11

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Live!
HOTEL

OFF 5TH
ULTA

XD
CINEMARK

Bass Pro Shops
Outdoor World

A-3-12

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

A-3-13

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Arundel Mills and Marketplace
7000 and 7600 Arundel Mills Circle
Hanover, MD 21076
Ellicott City
Ilchester
Columbia
Elkridge
Arbutus
Lansdowne
Patapsco
Linthicum
Ferndale
Hanover
Stoney Run
Jessup
Savage
Annapolis Junction
Maryland City
Severn
Odenton
Fort Meade
BALTIMORE COUNTY
HOWARD COUNTY
ANNE ARUNDEL COUNTY
Baltimore 5 miles
Annapolis 18 miles
Washington, DC 20 miles
Patapsco Valley State Park
Rockburn Branch Park
Timbers at Troy Golf Course
Patapsco Valley State Park
Baltimore/ Washington Intl. - Thurgood Marshall Airport
BWI Thurgood Marshall Airport
BWI Technology Park
Versant Health HQ
Northrop Grumman
BWI Business District
Ciena Corp.
BWI MARSHALL
Lyndwood Square
Columbia Corp. Park 100
Gateway Overlook
Columbia Gateway Plaza
Dorsey Business Center
DORSEY
Washington Blvd Marketplace
Lockheed Martin
Lancaster Foods
Maryland Live! Casino
Arundel Mills Corporate Park
Joe Cannon Stadium
Arundel Preserve Town Center
Arundel Village
Queenstown Park
Severn-Danza Park
Provinces Park
Ridgeview Plaza
National Business Pkwy
Northrop Grumman
National Security Administration
US Army Cyber Command
Fort Meade Visitor's Center
Fort Meade Golf Course
Seven Oaks Shopping Center
Russett Green Center
Patuxent Research Refuge
JESSUP
SAVAGE
HALETHORPE
ST. DENIS
Montgomery Rd.
Washington Blvd.
Baltimore-Washington Pkwy
Baltimore - Washington Pkwy.
Baltimore Beltway
AMTRAK
MARC TRAIN CAMDEN LINE
MARC TRAIN PENN LINE
Light Rail
Andover Rd.
Ridge Rd.
New Ridge Rd.
Telegraph Rd.
Waterloo Rd.
Arundel Mills Blvd.
Harmans Rd.
Donaldson Ave.
Guilford Rd.
Annapolis Rd.
Reece Rd.
Rockenback Rd.
Mapes Rd.
Ft. Meade Rd.
95
195
895
695
295
1
100
103
108
170
175
176
32
198
713
MARYLAND
Hampstead
Westminster
Jarrettsville
Bel Air
Cockeysville
Reisterstown
Timonium
Pikesville
Towson
Randallstown
Eldersburg
Mount Airy
BALTIMORE
Middle River
Essex
Dundalk
Ellicott City
Catonsville
Columbia
Damascus
Clarksburg
Germantown
Olney
Gaithersburg
Laurel
Rockville
Glen Burnie
Hanover
Odenton
Silver Spring
Bethesda
Bowie
Annapolis
WASHINGTON DC
Arlington
Alexandria
Chesapeake Bay
Chestertown

A-3-14

No. 2 – Arundel Mills and Marketplace

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB-(sf)/A3(sf)		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$90,000,000		Location:	Hanover, MD
	Cut-off Date Balance(1):	$90,000,000		Size(6):	1,938,983 SF
	% of Initial Pool Balance:	9.8%		Cut-off Date Balance Per SF(1)(6):	$185.66
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(6):	$185.66
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	2000; 2002; 2012/NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	7.7010%		Property Manager:	Simon Management Associates II, LLC (borrower-related)
	Note Date:	October 5, 2023		Current Occupancy (As of)(7):	98.3% (6/15/2023)
	Seasoning:	1 month		YE 2022 Occupancy(7):	97.2%
	Maturity Date:	November 1, 2033		YE 2021 Occupancy(7):	93.2%
	IO Period:	120 months		YE 2020 Occupancy(7):	94.2%
	Loan Term (Original):	120 months		YE 2019 Occupancy(7):	98.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$870,600,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(6):	$449.00
	Call Protection(2):	L(25),D(89),O(6)		As-Is Appraisal Valuation Date:	September 1, 2023

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3)(4):	Yes		TTM NOI (8/31/2023)(8):	$51,525,734
	Additional Debt Type (Balance)(1)(3)(4):	Pari Passu ($270,000,000)		YE 2022 NOI:	$52,750,256
				YE 2021 NOI(9):	$52,018,087
				YE 2020 NOI(9):	$42,286,167
Escrows and Reserves(5)				U/W Revenues:	$74,354,670
	Initial	Monthly	Cap	U/W Expenses:	$16,415,944
Taxes:	$0	Springing	NAP	U/W NOI(8):	$57,938,726
Insurance:	$0	Springing	NAP	U/W NCF:	$55,557,554
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.06x / 1.98x
TI/LC Reserve:	$0	$231,942	$5,566,608	U/W Debt Yield based on NOI/NCF(1):	16.1% /15.4%
Gap Rent Reserve:	$587,891	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.1% /15.4%
Outstanding TI/LC Reserve:	$3,796,478	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
				LTV Ratio at Maturity(1):	41.4%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$360,000,000	91.8%	Loan Payoff	$384,870,923	98.1%
Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8

Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of the Arundel Mills and Marketplace Whole Loan (as defined below), which is comprised of 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Arundel Mills and Marketplace Whole Loan.
(2)	Prepayment of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2023. If any pari passu note has not been securitized for 2 years by December 1, 2026, the borrower may prepay any note that has not been securitized for 2 years on a greater of (i) 1% of the prepaid amount or (ii) yield maintenance basis in conjunction with defeasance of any securitized pari passu note. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid in connection with a partial release, as described under “Partial Release” section below.
(3)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(4)	The property is subject to an existing property assessed clean energy loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the borrower. The PACE loan has a 17-year term with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, including all interest and administrative expenses, as of October 2023 was $1,633,579.73. Payments and any accrued interest are collected on the subject’s tax bill and constitute a first lien on the property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.
(5)	See “Escrows” section below for further discussion of reserve requirements.
(6)	The Arundel Mills and Marketplace Property (as defined below) includes a larger mall and lifestyle center which consists of 1,391,652 SF of owned improvements and 547,331 SF of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,938,983. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69, and $625.59, respectively.
(7)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and is based on the Owned SF totaling 1,391,652.
A-3-15

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Occupancy including Live Casino Hotel Maryland is 98.8%.

(8)	The increase from the TTM NOI to the U/W NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 SF (5.8% of SF and 8.3% of underwritten rent) and rent steps of $604,665.
(9)	The increase in YE 2020 NOI to YE 2021 NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.

The Mortgage Loan. The second largest mortgage loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a whole loan (the “Arundel Mills and Marketplace Whole Loan”) evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in a 1,837,764 SF super regional mall (“Arundel Mills”) and a 101,219 SF lifestyle center (“Arundel Marketplace”) totaling 1,938,983 SF located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Notes A-1-2, and A-1-4 with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Société Générale Financial Corporation (“SGFC”), DBR Investments Co. Limited (“DBRI”) and Citi Real Estate Funding Inc. (“CREFI”) on October 5, 2023. The Arundel Mills and Marketplace Whole Loan pari passu notes other than those evidencing the Arundel Mills and Marketplace Mortgage Loan are referred to herein as the “Arundel Mills and Marketplace Pari Passu Companion Loans.” The Arundel Mills and Marketplace Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2	No
A-1-3	$15,000,000	$15,000,000	WFB	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2	No
A-2-1	$40,000,000	$40,000,000	SGFC	No
A-2-2	$30,000,000	$30,000,000	SGFC	No
A-2-3	$10,000,000	$10,000,000	SGFC	No
A-2-4	$5,000,000	$5,000,000	SGFC	No
A-3-1	$25,000,000	$25,000,000	DBRI	No
A-3-2	$20,000,000	$20,000,000	DBRI	No
A-3-3	$15,000,000	$15,000,000	DBRI	No
A-3-4	$15,000,000	$15,000,000	DBRI	No
A-3-5	$10,000,000	$10,000,000	DBRI	No
A-4-1	$40,000,000	$40,000,000	BMO 2023-C7	No
A-4-2	$25,000,000	$25,000,000	CREFI	No
A-4-3	$20,000,000	$20,000,000	BMO 2023-C7	No
Total (Whole Loan)	$360,000,000	$360,000,000

The Borrowers and Borrower Sponsor. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers comprise a joint venture between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”).

Simon (NYSE: SPG) is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers across 24 countries.

Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or an affiliate of Simon is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan ($72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 SF super regional mall, which includes 1,290,433 SF of owned SF and 547,331 SF of leased fee SF, and Arundel Marketplace, a 101,219 SF lifestyle center, totaling 1,938,983 SF located in Hanover, Maryland. In total, the Owned SF comprises 1,391,652 SF (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrowers, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills

A-3-16

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

is an enclosed mall with multiple wings and entrances, containing a food court and anchor tenants. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetsMart. Built between 2000 and 2012, the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total SF by 177 tenants.

The trailing 12-month in-line sales PSF as of July 31, 2023 are $559 PSF, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales by Tenancy Type(1)
Tenancy Type	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants

Cinemark (Fitch/Moody’s/S&P: B+/NR/B+; 107,190 square feet; 5.5% of net rentable area; 9.1% of underwritten base rent; 12/31/2025 lease expiration). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the US and Latin America as of June 30, 2023. The tenant operates 24 screens at the property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the property since 2000 and is on a lease expiring in December 2025. The tenant has 3, 5-year extension options and no termination options.

Live Casino Hotel (Fitch/Moody’s/S&P: NR/NR/NR; 547,331 square feet; 28.2% of net rentable area; 5.5% of underwritten base rent; 7/13/2115 lease expiration). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the property since June 2012. The tenant owns its improvements and leases the underlying land from the borrowers on a ground lease expiring in July 2115. Live Casino Hotel may terminate their lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10 year period thereafter with 365 days’ notice. In addition to base rent, the tenant pays percentage rent equal to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (Fitch/Moody’s/S&P: NR/NR/NR; 63,631 square feet; 3.3% of net rentable area; 4.5% of underwritten base rent; 5/31/2026 lease expiration). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the property since 2000 and is on a lease expiring in May 2026. The tenant has 2, 5-year extension options and no termination options.

A-3-17

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The following table presents a summary regarding the major tenants at the Arundel Mills and Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Rent(2)(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(2)(3)	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant (leased fee)(4)
Live Casino Hotel	NR/NR/NR	547,331	28.2%	$2,231,337(5)	5.5%	$4.08	Y(6)	7/13/2115	None
Total/Wtd. Avg.		547,331	28.2%	$2,231,337	5.5%	$4.08

Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$3,644,460	9.1%	$34.00	N	12/31/2025	3 x 5 Yr
Dave & Buster's	NR/NR/NR	63,631	3.3%	$1,819,847	4.5%	$28.60	N	5/31/2026	2 x 5 Yr
Primark	NR/NR/A	46,143	2.4%	$1,161,117	2.9%	$25.16	Y(7)	8/31/2033	3 x 5 Yr
Forever 21	NR/NR/NR	25,211	1.3%	$1,051,790(8)	2.6%	$41.72	N	1/31/2026	None
Bass Pro	NR/NR/NR	127,672	6.6%	$895,134(8)	2.2%	$7.01	N	10/3/2026	5 x 5 Yr
The Children’s Place	NR/NR/NR	20,816	1.1%	$749,792	1.9%	$36.02	N	4/30/2025	None
Old Navy	NR/Ba3/BB	26,044	1.3%	$745,958	1.9%	$28.64	N	1/31/2027	None
Michael Kors	BBB-/NR/BBB-	6,861	0.4%	$655,363	1.6%	$95.52	N	4/30/2028	None
H&M	NR/NR/BBB	20,296	1.0%	$562,336(8)	1.4%	$27.71	N	1/31/2028	None
Off Broadway Shoes	NR/NR/NR	21,526	1.1%	$514,691	1.3%	$23.91	N	1/31/2026	None
Medieval Times	NR/NR/NR	66,244	3.4%	$496,680	1.2%	$7.50	N	8/31/2033	2 x 10 Yr
Total/Wtd. Avg.		531,634	27.4%	$12,297,168	30.6%	$23.13

Non-Major Tenants(9)		835,783	43.1%	$25,684,060	63.9%	$30.73

Occupied Collateral Total		1,914,748	98.8%	$40,212,565	100.0%	$27.78(10)
Vacant Space		24,235	1.2%
Total/Wtd. Avg.		1,938,983	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Rent and Annual U/W Rent PSF includes percentage in-lieu of rents totaling $3,023,713.
(3)	Annual U/W Rent and Annual U/W Rent PSF includes $604,665 of rent steps through September 2024.
(4)	Live Casino Hotel owns their own improvements and ground leases the land from the borrowers. The Tenant NRSF shown represents the leased fee SF.
(5)	Live Casino Hotel also pays percentage rent, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the Annual U/W Rent.
(6)	Live Casino Hotel may terminate their lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10 year period thereafter.
(7)	If Primark does not achieve sales of at least $12,000,000 during the fourth lease year (9/1/2026-8/31/2027), tenant may terminate its lease within 120 days of the expiration of the fourth lease year.
(8)	Forever 21, Bass Pro and H&M Annual U/W Rent and Annual U/W Rent PSF represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers, and True Religion, totaling 15,717 SF (1.1% of Owned SF), with lease start dates in June 2024, May 2024, and February 2024, respectively.
(10)	Occupied Collateral Total Annual U/W Rent PSF are based on the Owned SF and excludes NRSF and Annual U/W Rent from the leased fee tenant, Live Casino Hotel.
A-3-18

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The following table presents a summary of sales and occupancy costs for certain tenants at the Arundel Mills and Marketplace Property:

Sales and Occupancy Cost Summary(1)

	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)	TTM 7/31/2023 Occupancy Cost(2)
Live Casino Hotel(3)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000	1.2%
Cinemark(4)	$756,958	$146,750	$382,500	$588,875	$690,661	26.3%
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58	17.5%
Primark	NAV	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42	24.4%
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56	2.5%
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94	22.7%
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59	16.2%
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75	16.6%
H&M	$279.71	$185.50	$315.68	$309.37	$291.65	10.8%
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70	17.2%
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06	8.8%
(1)	Information obtained from the borrowers.
(2)	Occupancy cost calculation includes percentage in lieu and percentage rent.
(3)	Live Casino Hotel is the ground lessee and owns it improvements, therefore sales are shown as the total dollar amount.
(4)	Cinemark sales are based on 24 screens.

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	6	13,206	0.7%	13,206	0.7%	$832,702	2.1%	$63.05
2023	5	12,698	0.7%	25,904	1.3%	$608,878	1.5%	$47.95
2024	42	145,714	7.5%	171,618	8.9%	$5,321,562	13.2%	$36.52
2025	26	249,150	12.8%	420,768	21.7%	$7,710,372	19.2%	$30.95
2026	23	418,423	21.6%	839,191	43.3%	$7,077,611	17.6%	$16.91
2027	24	103,687	5.3%	942,878	48.6%	$4,697,690	11.7%	$45.31
2028	16	113,056	5.8%	1,055,934	54.5%	$3,708,472	9.2%	$32.80
2029	14	56,297	2.9%	1,112,231	57.4%	$2,542,768	6.3%	$45.17
2030	6	21,905	1.1%	1,134,136	58.5%	$931,272	2.3%	$42.51
2031	2	6,199	0.3%	1,140,335	58.8%	$265,149	0.7%	$42.77
2032	1	30,641	1.6%	1,170,976	60.4%	$300,000	0.7%	$9.79
2033	9	182,701	9.4%	1,353,677	69.8%	$3,399,377	8.5%	$18.61
2034 & Beyond	3	561,071	28.9%	1,914,748	98.8%	$2,816,711	7.0%	$42.60
Vacant	0	24,235	1.2%	1,938,983	100.0%	$0	0.0%	$0.00
Total/Weighted Average	177	1,938,983	100.0%			$40,212,565	100.0%	$27.78(5)
(1)	Information is based on the underwritten rent roll as of June 15, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease expiration schedule.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.
(4)	The Annual U/W Base Rent PSF is based on the Owned SF and excludes rent from the leased fee tenant, Live Casino Hotel.
(5)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Arundel Mills and Marketplace Property:

Historical Occupancy(1)(2)

12/31/2019(3)	12/31/2020(3)	12/31/2021(3)	12/31/2022(3)	6/15/2023(4)
98.2%	94.2%	93.2%	97.2%	98.3%
(1)	Information obtained from the Arundel Mills and Marketplace borrowers.
(2)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of 6/15/2023 based on the total SF is 98.8%.
(3)	Occupancy figures excludes temporary tenants.
(4)	Information obtained from the underwritten rent roll.

A-3-19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Arundel Mills and Marketplace Property:

Cash Flow Analysis

	2019	2020	2021	2022	TTM 8/31/2023	U/W	%(1)	U/W $ per SF
Base Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	48.5%	$18.87
Rent Steps	0	0	0	0	0	604,665(2)	0.8	0.31
Percentage in Lieu	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713(3)	4.0	1.56
Grossed Up Vacant Space	0	0	0	0	0	1,028,517	1.4	0.53
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	54.7%	$21.27
Percentage Rent	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820(4)	11.3	4.38
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	4.4	1.72
Reimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	29.0	11.27
Other Revenue(5)	582,524	112,149	367,765	406,519	454,130	454,130	0.6	0.23
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	100.0%	$38.88
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(1,028,517)	(2.5)(6)	(0.53)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	98.6%	$38.35

Real Estate Taxes	$5,088,710	$5,406,023	$5,550,627	$3,310,098	$5,186,899	$5,186,899	7.0%	$2.68
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	1.0	0.39
Management Fee	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	1.3	0.52
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	12.7	4.88
Total Expenses	$17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	22.1%	$8.47

Net Operating Income	$52,048,601(7)	$42,286,167(7)	$52,018,087(7)	$52,750,256	$51,525,734(8)	$57,938,726(8)	77.9%	$29.88
TI/LC	0	0	0	0	0	2,102,842	2.8	1.08
Capital Expenditures	0	0	0	0	0	278,330	0.4	0.14
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	74.7%	$28.65

NOI DSCR(9)	1.85x	1.50x	1.85x	1.88x	1.83x	2.06x
NCF DSCR(9)	1.85x	1.50x	1.85x	1.88x	1.83x	1.98x
NOI Debt Yield(9)	14.5%	11.7%	14.4%	14.7%	14.3%	16.1%
NCF Debt Yield(9)	14.5%	11.7%	14.4%	14.7%	14.3%	15.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through September 2024.
(3)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(4)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(5)	Other Revenue includes revenue from tenant services, media, and telecom.
(6)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.
(7)	The decrease in YE 2019 NOI to YE 2020 NOI and subsequent increase to YE 2021 NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(8)	The increase from the TTM NOI to the U/W NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 SF (5.8% of Owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.
(9)	Debt service coverage ratios and debt yields are based on the Arundel Mills and Marketplace Whole Loan.

A-3-20

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Appraisal. The appraiser concluded to an “As-is” value for the Arundel Mills and Marketplace Property of $870,600,000 as of September 1, 2023.

Environmental Matters. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

Market Overview and Competition. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.1 miles south of Baltimore and 28.9 miles north of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is approximately 2 miles from the property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems, and University System of Maryland.

Within a one-, three-, and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352, and $145,096, respectively; and within the same radius, the 2022 estimated population was 9,168, 53,846, 155,847 respectively.

According to a third-party market research report, the property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million SF with a 1.1% vacancy rate and average rents of $27.55 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Information obtained from the appraisal.
(2)	Market rent conclusions for Arundel Marketplace.

A-3-21

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000; 2002; 2012/NAP	1,938,983(2)	98.3%(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark
Marley Station	1987/2006	1,086,384	55.7%	Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%	Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%	Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%	Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%	NAV	12.6 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%	Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Information based on the underwritten rent roll as of June 15, 2023 and occupancy is based on the Owned SF. Total Occupancy based on total SF is 98.8%

Escrows.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty, or (y) upon request of the lender, the borrowers fail to promptly provide evidence that property taxes have been paid prior to a penalty, the loan documents require the borrowers to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policies, the loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the loan documents require springing ongoing monthly deposits of $39,430 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap shall apply during a Lockbox Event Period.

Gap Rent Reserve – The loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers, and Komma Tea.

Outstanding TI/LC Reserve – The loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s, and Movado Company Store.

A “Control Event” will occur upon Simon Property Group, L.P. or Simon Property Group, Inc. not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox and Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A-3-22

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5%, for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii) and (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the property or loan;
●	with regard to clause (iv), the NOI DY, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive calendar quarters; or
●	with regard to clause (v), a Major Tenant Trigger Cure (as defined below).

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	Bass Pro Shops, Cinemark, Live Casino Hotel or any replacement tenant occupying at least 50% of the space (a “Major Tenant”) filing for bankruptcy;
(ii)	a Major Tenant going dark or vacating on a permanent basis (other than closures due to renovation, closures less than 90 days or closures mandated by law or COVID stay-at-home orders); or
(iii)	a Major Tenant failing to give notice to renew its lease by the earlier of (a) the requirement under the lease or (b) 6 months’ prior to the lease expiration.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), Major Tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and Major Tenant is in occupancy of its full space;
●	with regard to clause (ii), the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease;
●	with regard to clause (iii), the date on which Major Tenant renews and/or extends its lease, at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account; or
●	With regard to clauses (i)-(iii) the guarantor has delivered to lender a guaranty in the applicable Major Tenant Threshold Amount.

“Major Tenant Threshold Amount” means, (i) with respect to the Bass Pro Shops space, the amount of $6,383,600, (ii) with respect to Cinemark space, the amount of $5,359,500 and (iii) with respect to the space occupied by Live Casino Hotel, the amount of $13,037,450.

Additional Secured Indebtedness (not including trade debts). The Arundel Mills and Marketplace Property also secures the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $270,000,000. The Arundel Mills and Marketplace Serviced Pari Passu Companion Loans accrue interest at the same rate as the Arundel Mills and Marketplace Mortgage Loan. The Arundel Mills and Marketplace Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans. The holders of the Arundel Mills and Marketplace Mortgage Loan and the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Arundel Mills and Marketplace Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Partial Release. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of 100% of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) lender’s determination that the post-release debt yield for the remaining mortgaged property is equal to or greater than the pre-release debt yield for the mortgaged property, or (b) borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for the remaining mortgaged property being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being

A-3-23

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

relocated to Arundel Marketplace from the mall property have been replaced with comparable tenants on comparable rental terms, (c) the release will not have a material adverse effect on the remaining mortgaged property and (d) a rent roll and leasing plan for the remaining mortgaged property and Arundel Marketplace.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-24

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

PRADA

FASHION VALLEY

Salvatore Ferragamo

bloomingdales

macy's

True Food

macy's

amc 18

Some of the images shown are renderings

A-3-25

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

LOWER LEVEL
NORDSTROM
Neiman Marcus
WILLIAMS-SONOMA
LUSH
VINFAST
ZARA
URBAN OUTFITTERS
KAY
COACH
SEPHORA
GUCCI
PRADA
ROLEX
bloomingdales
VANS
Foot Locker
GARAGE
ALDO
macy's
MICHAEL KORS
alo
SAINT LAURENT
Dior
VERSACE
BURBERRY
amc THEATRES
FOREVER 21
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant
N

NORDSTROM
Neiman Marcus
free people
J.Jill
ecco
ZARA
HOLLISTER
PACSUN
Tiffany & Co.
VUORI
BANANA REPUBLIC
ANTHROPOLOGIE
lululemon athletica
ATHLETA
Abercrombie & Fitch
bloomingdales
H&M
Lids
macy's
VICTORIA'S SECRET
amc THEATRES
LEGO
FOREVER 21
EXPRESS / EXPRESS
BLANCO
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant
N

A-3-26

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

A-3-27

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
SAN DIEGO
Montgomery-Gibbs Executive Airport
Aero Dr.
Ashford St.
San Diego Mesa College
Stonecrest Plaza
Escondido Fwy
Rady Children's Hospital/ Sharp Memorial
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Mission Vill. Dr.
Kinder Morgan San Diego
Linda Vista Rd.
Cabrillo Fwy
Mission Ctr. Rd.
Mission City
Snapdragon Stadium
Friars Rd.
SDSU MISSION VALLEY
MISSION SD
Fenton Marketplace
FENTON PARKWAY
Serra Mesa
Rio Vista Shopping Center
Linda Vista
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Friars Mission Center
TROLLEY
Mission Valley Fwy
RIO VISTA
SD
Torero Stadium
Hazard Center
MISSION VALLEY CENTER
University of San Diego
Mission Valley
HAZARD CTR.
Westfield Mission Valley
SAN DIEGO COUNTY
COASTER
Friars Rd.
MORENA/ LINDA VISTA
SD TROLLEY
Riverwalk Golf Course
FASHION VALLEY
Adams Ave.
Mission Valley Fwy
Presidio Park
Junipero Serra Museum
Fort Stockton
Normal Heights
OLD TOWN
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.- Hillcrest
University Heights
El Cajon Blvd.
Sunset Blvd.
Scripps Mercy Hospital SD
Utah St.
30th St.
OLD TOWN
Mission Hills Park
University Ave.
Loma Square
Hillcrest
Washington St.
Pacific Hwy.
1st Ave.
4th Ave.
6th Ave.
Richmond St.
San Diego Marine Corps Recruit Depot
Midtown
WASHINGTON STREET
Upas St.
Boundary St
San Diego International Airport
San Diego Fwy
Park West
San Diego Zoo
Morey Field Sports Complex
30th St.
SD Natural History Museum
BALBOA PARK
MIDDLETOWN
Laurel St.
Fleet Science Center
N. Harbor Dr.
Pacific Hwy.
SD Automotive Museum
Naval Medical Center
Juniper St.
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
LITTLE ITALY
COUNTY CENTER
Balboa Stadium
South Park
San Diego Bay
Maritime Museum
One America Plaza
CIVIC CENTER
San Diego City College
B St.
SANTA FE DEPOT
CITY COLLEGE
Broadway
Downtown
MLK Fwy
USS Midway Museum
HORTON PLAZA
TROLLEY
North Island Naval Air Station
Tuna Harbor Park
SD TROLLEY
12TH & MARKET
Market St.
GASLAMP QUARTER
Grant Hill
SEAPORT VILLAGE
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Imperial Ave.
SD TROLLEY
805
163
15
8
5
94
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Rancho Bernardo
San Pasqual Valley
Ramona
Poway
Carmel Valley
Del Mar
SAN DIEGO COUNTY
Pacific Ocean
Torrey Pines
Mira Mesa
Miramar
Santee
SAN DIEGO
El Cajon
La Mesa
Spring Valley
Lemon Grove
Jamul
Coronado
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA
CLEVELAND NATIONAL FOREST

A-3-28

No. 3 – Fashion Valley Mall

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA(sf)/Aaa(sf)		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$75,000,000		Location:	San Diego, CA
	Cut-off Date Balance(1):	$75,000,000		Size:	1,377,155 SF
	% of Initial Pool Balance:	8.2%		Cut-off Date Balance Per SF(1):	$326.76
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$326.76
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated(5):	1969/2023
	Guarantors:	Simon Property Group, L.P. and PPF Retail, LLC		Title Vesting:	Fee
	Mortgage Rate:	5.7300%		Property Manager:	Simon Management Associates, LLC (borrower-related)
	Note Date:	May 25, 2023		Current Occupancy (As of)(5):	94.0% (5/15/2023)
	Seasoning:	6 months		YE 2022 Occupancy(5):	96.7%
	Maturity Date:	June 1, 2033		YE 2021 Occupancy(5):	98.0%
	IO Period:	120 months		YE 2020 Occupancy(5):	96.1%
	Loan Term (Original):	120 months		As-Is Appraised Value(6):	$1,430,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(6):	$1,308.37
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 5, 2023
	Call Protection(2):	L(30),D(84),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2022 NOI:	$80,846,012
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($375,000,000)		YE 2021 NOI:	$79,065,945
				YE 2020 NOI:	$72,772,653
				YE 2019 NOI:	$82,934,141
				U/W Revenues:	$103,974,716
Escrows and Reserves(4)				U/W Expenses:	$19,972,427
	Initial	Monthly	Cap	U/W NOI:	$84,002,289
Taxes:	$0	Springing	NAP	U/W NCF:	$82,302,958
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 3.15x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.7% / 18.3%
TI/LC Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.7% / 18.3%
Gap Rent Reserve:	$4,458,079	$0	NAP	Cut-off Date LTV Ratio(1)(6):	31.5%
Outstanding TI/LC:	$24,345,615	$0	NAP	LTV Ratio at Maturity(1)(6):	31.5%

Sources and Uses
Sources			Uses
Whole Loan Amount	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of the Fashion Valley Mall Whole Loan (as defined below), which is evidenced by 22 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $450,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Fashion Valley Mall Whole Loan.
(2)	Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected MSWF 2023-2 closing date in December 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a 10-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	Historical occupancies include all tenants in place, Retail Development Program (“RDP”) tenants and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(6)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 31.0% and 31.0%, respectively. See “Partial Release” below.

A-3-29

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The Mortgage Loan. The third largest mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a whole loan (the “Fashion Valley Mall Whole Loan”) evidenced by 22 pari passu promissory notes in the aggregate original principal amount of $450,000,000. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, National Association (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The Fashion Valley Mall Mortgage Loan is evidenced by the non-controlling notes A-1-1-1 and A-1-4, originated by BANA, A-3-2 and A-4-5, originated by BMO and Barclays, respectively, and subsequently acquired by Morgan Stanley Mortgage Capital Holdings LLC, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The remaining promissory notes comprising the Fashion Valley Mall Whole Loan are summarized in the below table. The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans-Servicing of the Fashion Valley Mall Mortgage Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	BANA	Yes
A-1-2, A-2-1-2, A-2-4	$70,000,000	$70,000,000	BANK 2023-BNK46	No
A-1-3, A-3-3, A-4-2, A-4-3	$82,500,000	$82,500,000	BBCMS 2023-C20	No
A-1-1-1, A-1-4, A-3-2, A-4-5	$75,000,000	$75,000,000	MSWF 2023-2	No
A-2-1-1, A-2-2, A-2-3	$85,000,000	$85,000,000	Benchmark 2023-B39	No
A-3-1, A-3-4, A-3-5	$50,000,000	$50,000,000	BMO 2023-C6	No
A-3-6, A-4-1, A-4-4, A-4-6	$62,500,000	$62,500,000	BBCMS 2023-C21	No
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon and PPF (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group (“TRG”), which owns 24 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2023, Simon had an equity market capitalization of over $45 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, New York and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, PPF managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lenders’ underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property herein does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.05 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

A-3-30

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The Fashion Valley Mall Property recently completed an estimated $84.9 million cosmetic renovation in the fourth quarter of 2023 that included removal of outdated architectural elements, installation of additional landscaping and an experiential water feature, replacement and relocation of escalators and elevators, renovations to restrooms, additions of outdoor cabana rooms, and the building of a landscaped park at the food court.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children and is focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom-lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

The following table presents certain information relating to the tenant sales at the Fashion Valley Mall Property:

Tenant Sales(1)(2)

	2017	2018	2019	2020(3)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$$1,050,104,045	$$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(4)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline)	$1,235	$1,410	$1,675	$1,095	$1,503	$$1,534	$$1,599
Sales PSF (Inline, Ex-Apple / Tesla)(4)	$966	$989	$998	$895	$1,297	$$1,378	$$1,424
Occupancy Cost (Inline)(5)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline, Ex- Apple / Tesla)(4)(5)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019 and 2022. TTM March 2023 anchor sales are for year-end 2022.
(2)	Inline tenants include those less than 10,000 square feet.
(3)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

A-3-31

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the major tenant sales at the Fashion Valley Mall Property:

Major Tenant Sales(1)

Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

A-3-32

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the major tenants at the Fashion Valley Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Sales PSF/ Year(3)	U/W Occ. Cost	Lease Expiration Date	Renewal	Term. Option (Y/N)
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$667	0.1%	12/31/2080	None	N
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6%	$0.17	$33,450	0.05%	$200	0.4%	1/31/2035	3 x 15 yr	N
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2%	$0.17	$33,866	0.05%	$260	0.3%	1/31/2026	2 x 21 yr	N
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%

Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$141	25.3%	1/31/2026	None	N
AMC Theatres	Caa2/CCC+/NR	51,610	3.7%	$30.25	$1,561,203	2.1%	$481,930(5)	23.6%	12/31/2024	3 x 5 yr	N
The Container Store	NR/B/NR	24,432	1.8%	$40.00	$977,280	1.3%	$448	12.3%	5/31/2030	1 x 5 yr	N
Zara(6)	NR/NR/NR	21,726	1.6%	$104.38	$2,267,760	3.1%	$1,283	12.5%	9/30/2022	None	N
Pottery Barn	NR/NR/NR	19,920	1.4%	$55.81	$1,111,639	1.5%	$468	22.7%	1/31/2024	None	N
H&M(6)	NR/BBB/NR	14,106	1.0%	$67.13	$946,934	1.3%	$608	21.6%	1/31/2023	None	N
Victoria's Secret	B1/BB-/NR	12,559	0.9%	$159.88	$2,007,925	2.8%	$790	27.4%	1/31/2025	None	N
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,5361	14.7%

Remaining Occupied		478,320	34.7%	$129.72	$62,046,033	85.2%
Occupied Collateral Total/ Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor as of the 12 months ended March 2023. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	Nordstrom, Bloomingdale’s and Macy’s are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants are month to month and continue to pay rent. We cannot assure you whether or when either lease will be renewed.

A-3-33

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the lease rollover schedule at the Fashion Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2023 & MTM	16	65,119	4.7%	65,119	4.7%	$7,383,543	10.1%	$113.39
2024	21	138,793	10.1%	203,912	14.8%	$9,777,149	13.4%	$70.44
2025	10	40,591	2.9%	244,503	17.8%	$5,789,837	7.9%	$142.64
2026	8	268,169	19.5%	512,672	37.2%	$4,432,342	6.1%	$16.53
2027	13	52,290	3.8%	564,962	41.0%	$6,395,710	8.8%	$122.31
2028	16	56,510	4.1%	621,472	45.1%	$7,440,994	10.2%	$131.68
2029	16	36,387	2.6%	657,859	47.8%	$4,722,754	6.5%	$129.79
2030	17	89,563	6.5%	747,422	54.3%	$9,430,718	12.9%	$105.30
2031	8	19,726	1.4%	767,148	55.7%	$2,091,762	2.9%	$106.04
2032	8	24,906	1.8%	792,054	57.5%	$2,871,986	3.9%	$115.31
2033	18	62,768	4.6%	854,822	62.1%	$10,362,452	14.2%	$165.09
2034 & Beyond	7	439,746	31.9%	1,294,568	94.0%	$2,132,637	2.9%	$4.85
Vacant	0	82,587	6.0%	1,377,155	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	158	1,377,155	100.0%			$72,831,885	100.0%	$56.26(3)
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Fashion Valley Mall Property:

Historical Occupancy(1)

12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	5/15/2023(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

A-3-34

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fashion Valley Mall Property:

Cash Flow Analysis

	2019	2020(1)	2021	2022	U/W(2)%	(3)	U/W $ per SF
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702(4)	54.3%	$45.44
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.3	1.07
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	5.7	4.73
Vacant Income	0	0	0	0	9,925,306	8.6	7.21
Percentage Rent in Lieu(6)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	2.0	1.64
Gross Potential Rent	$68,226,937	$66,752,675	$66,466,182	$68,430,565	$82,757,191	71.8%	$60.09
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.7	1.45
Total Reimbursements	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	25.4	21.29
Temp Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	1.1	0.89
Net Rental Income	$102,131,605	$97,820,095	$97,633,930	$100,364,054	$115,294,203	100.0%	$83.72
Less Vacancy & Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	13.7	8.22
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	90.2%	$75.50

Real Estate Taxes(8)	6,240,843	6,504,302	6,409,444	6,573,617	6,835,547	6.6	4.96
Insurance	1,221,624	1,463,511	1,667,073	1,857,588	2,051,070	2.0	1.49
Management Fee	3,071,417	2,712,396	2,920,689	3,189,710	3,188,185	3.1	2.32
Other Operating Expenses	8,235,589	6,176,688	6,955,809	7,677,586	7,897,625	7.6	5.73
Total Operating Expenses	$18,769,473	$16,856,897	$17,953,015	$19,298,501	$19,972,427	19.2%	$14.50

Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	80.8%	$61.00
Replacement Reserves	0	0	0	0	195,237	0.2	0.14
TI/LC	0	0	0	0	1,504,094	1.4	1.09
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	79.2%	$59.76

NOI DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.21x
NCF DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.15x
NOI Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.7%
NCF Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.3%
(1)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(2)	Underwritten financials exclude all income and expenses related to the Release Parcels. Historical financials include the Release Parcels.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Based on the underwritten rent roll dated May 15, 2023, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	U/W Overage Rent and U/W Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor’s projections. Includes media participation, Simon ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage and $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	U/W Real Estate Taxes include debt service for the C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The C-PACE loan has a 10-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043.
(9)	Debt service coverage ratios and debt yields are based on the Fashion Valley Mall Whole Loan.

Appraisal. The appraisal concluded to a “hypothetical as-is value”, which excludes the value attributed to Release Parcels, as of April 5, 2023 of $1,430,000,000. The “as-is value” including the Release Parcels is $1,450,000,000.

Environmental Matters. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allowed, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lenders obtained a remedial cost estimate ranging from $157,603 to $1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-35

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Market Overview and Competition. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

The following table presents comparable retail centers with respect to the Fashion Valley Mall Property:

Comparable Retail Center Summary

Property Name	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(1)	94.0%(1)	NAP	$1,424(2)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$1,237	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / NAP	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	11.7 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	12.8 miles	$496	Burlington JCPenney Macy’s

Source: Third Party Report, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll dated May 15, 2023.
(2)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

Escrows. At origination, the borrower deposited into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default

A-3-36

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

has been accepted by the lenders, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lenders’ reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox and Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Partial Release. The borrower may obtain a release of one or more of the Release Parcels for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lenders evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lenders that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Fashion Valley Mall Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-37

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

A-3-38

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

PHILADELPHIA
Philadelphia Marriott Downtown
1201 and 1113 Market Street
Philadelphia, PA 19107
Spring Garden
Northern Liberties
Chinatown
Center City
Rittenhouse
Washington Square
Society Hill
South Philadelphia
Queen Village
Francisville Playground
Ridge Ave
Fairmount Ave
FAIRMOUNT
Edgar Allan Poe House
Spring Garden St
SPRING GARDEN
Community College of Philadelphia
Matthias Baldwin Park
Callowhill St
Vine St
Vine Street Expwy
Franklin Square
BENJAMIN FRANKLIN BRIDGE
PATCO
Race St
RACE-VINE
CHINATOWN
Pennsylvania Convention Center
PA Academy of Fine Arts
B. Franklin Pkwy
Comcast Technology Center
Comcast Center
Love Park
Municipal Services Bldg.
Arch St
READING TERMINAL MARKET
Federal Reserve Bank
National Constitution Center
United States Mint
JFK Blvd
SEPTA
Market East
Suburban
5 Penn Center
2 Penn Center
City Hall
Aramak Tower
THE GALLERY AT MARKET EAST
Independence Visitor Ctr.
IRS
MARKET-FRANKFORD LINE
Market St
15TH
CITY HALL
13TH
11TH
8TH
5TH
2ND
One & Two Liberty Place
Centre Square
The Shops at Liberty Place
Chestnut St
Ritz-Carlton Philadelphia
Liberty Bell
Natl. Mus. of American Jewish History
Philadelphia History Mus.
Independence Hall
Benjamin Franklin Museum
The US Custom House
Great Plaza at Penn's Landing
T. Jefferson University Hospital
Walnut Street Theatre
INDEPENDENCE NATIONAL HISTORIC PARK
Museum of the American Revolution
I-95 Park
PENN'S LANDING
Walnut St
First Bank of the US
Thomas Jefferson University
Willis Eye Hospital
Washington Square
Independence Seaport Museum
Rittenhouse Square
Locust St
LOCUST ST
15TH/16TH
12TH/13TH
Academy of Music
Powel House
Korean War Memorial Park
Spruce St
Oldest Hospital/ Pennsylvania Hospital Pine Building
Olympia Cruiser Submarine Becuna
Verizon Hall
University of the Arts
Pine St
Thaddeus Kosciuszko Natl. Memorial
New Market
Lombard St
LOMBARD-SOUTH
South St
SOUTH STREET
Bainbridge St
Theatre of the Living Arts
Fitzwater St
Palumbo Playground
Monroe St
Delaware Expwy
Christopher Columbus Blvd
Catharine St
Christian St
Queen St
Carpenter St
Washington Ave
Passyunk Ave
BROAD ST LINE
BROAD STREET LINE
ELLSWORTH-FEDERAL
Philadelphia Intl. Airport 8 miles
N 18th St
N 17th St
N 16th St
N 15th St
N Broad St
N 13th St
N 12th St
N 11th St
N 10th St
N 9th St
N 8th St
N 7th St
N 4th St
N 3rd St
N 2nd St
N Front St
S 18th St
S 17th St
S 16th St
S 15th St
S Broad St
S 13th St
S 12th St
S 11th St
S 10th St
S 9th St
S 8th St
S 7th St
S 6th St
S 5th St
S 4th St
S 3rd St
S 2nd St
S Front St
611
676
30
675
95
3
PENNSYLVANIA
NEW JERSEY
DE
Flemington
Quakertown
Hopewell
Franklin Township
Lambertville
Princeton
Harleysville
Doylestown
Montgomeryville
Pottstown
Lansdale
Hamilton Twp.
Newtown
TRENTON
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
King of Prussia
Abington
Bensalem
Levittown
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Chester
Cherry Hill
Medford Township
Woodbury
Bellmawr
Lindenwold
Gloucester Township
WILMINGTON
Swedesboro

A-3-39

No. 4 – Philadelphia Marriott Downtown

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$61,666,666		Location:	Philadelphia, PA
	Cut-off Date Balance(1):	$61,666,666		Size:	1,408 Rooms
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per Room(1):	$152,699
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$152,699
	Borrower Sponsors:	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts, L.P.		Year Built/Renovated:	1990;1995/2023
	Guarantor:	Oaktree Real Estate Opportunities Fund VI, L.P.		Title Vesting(6):	Fee
	Mortgage Rate:	8.7050%		Property Manager:	Marriott Hotel Services, LLC
	Note Date:	October 25, 2023		Current Occupancy (As of):	57.1% (9/30/2023)
	Seasoning:	1 month		YE 2022 Occupancy:	46.4%
	Maturity Date:	November 6, 2028		YE 2021 Occupancy:	20.6%
	IO Period:	60 months		YE 2020 Occupancy:	12.9%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	80.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$391,300,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$277,912
	Call Protection(2):	L(25),DorYM0.5(28),O(7)		As-Is Appraisal Valuation Date:	September 7, 2023

	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (9/30/2023)(7):	$33,559,922
	Additional Debt Type (Balance)(1)(3)(4):	Pari Passu ($153,333,334); Future Mezzanine		YE 2022 NOI(7):	$25,990,687
				YE 2021 NOI(7):	($2,422,803)
				YE 2020 NOI(7):	($10,617,103)
				U/W Revenues:	$111,076,788
				U/W Expenses:	$76,576,225
				U/W NOI(7):	$34,500,562
Escrows and Reserves(5)				U/W NCF:	$29,075,976
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.82x / 1.53x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	16.0% / 13.5%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.0% / 13.5%
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	54.9%
Other Reserve:	$0	Springing	NAP	LTV Ratio at Maturity(1):	54.9%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$215,000,000	89.9%	Loan Payoff	$237,270,647	99.2%
Borrower Sponsor Equity(8)	24,286,718	10.1	Closing Costs	2,016,071	0.8
Total Sources	$239,286,718	100.0%	Total Uses	$239,286,718	100.0%
(1)	The Philadelphia Marriott Downtown Mortgage Loan (as defined below) is part of the Philadelphia Marriott Downtown Whole Loan (as defined below), which is evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000. The financial information in the chart above is based on the aggregate outstanding balance as of the Cut-off Date of the Philadelphia Marriott Downtown Whole Loan.
(2)	The lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2023. After the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Philadelphia Marriott Downtown Whole Loan to be securitized and (y) October 25, 2026 (the “Lockout Expiration Date”), which is the date that is three years from the origination date of the Philadelphia Marriott Downtown Whole Loan, the borrowers may prepay the Philadelphia Marriott Downtown Whole Loan at any time in whole (but not in part), subject to payment of the yield maintenance premium if such prepayment occurs before May 6, 2028 (the “Permitted Prepayment Date”). In addition, the borrowers may defease the Philadelphia Marriott Downtown Whole Loan in whole (but not in part) after the Lockout Expiration Date and prior to the Permitted Prepayment Date. The assumed lockout period of 25 months is based on the expected closing date of the MSWF 2023-2 securitization in December 2023. The actual lockout period may be longer.
(3)	Each of the borrowers is the lender to a certain working capital loan to the Operating Lessee (as defined below) secured by, among other things, all of the Operating Lessee’s interest in and to the “Working Capital” at the Philadelphia Marriott Downtown Property (as defined below). In addition, there currently exist seven unsecured intercompany loans among the Downtown Borrower (as defined below) and various other affiliates of the borrowers. Each of the foregoing is subordinate to the Philadelphia Marriott Downtown Mortgage Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Permitted Unsecured Debt and Other Debt” in the Prospectus.
(4)	See “Permitted Future Mezzanine or Secured Subordinate Indebtedness” Section.
(5)	See “Escrows” section.
(6)	The Philadelphia Marriott Downtown Whole Loan is secured by both the borrowers’ fee interest in the substantial portion of the Philadelphia Marriott Downtown Property as well as the borrowers’ subleasehold interest in the skybridge that connects the two buildings constituting the Philadelphia Marriott Downtown

A-3-40

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%
Property with the Pennsylvania Convention Center and the parcel of land that allows an overhang and partial driveway that form part of the entrance to one of the two buildings. See “Ground Lease” below for additional information.
(7)	The increase from YE 2020 NOI and YE 2021 NOI, to YE 2022 NOI, TTM NOI (9/30/2023) and U/W NOI is primarily attributable to increases in room revenue and F&B revenue following impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(8)	See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity and Preferred Return Arrangements” in the Prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “Philadelphia Marriott Downtown Mortgage Loan”) is part of a whole loan (the “Philadelphia Marriott Downtown Whole Loan”) secured by the borrowers’ fee and subleasehold interests in the Philadelphia Marriot Downtown, a 1,408 room full service hotel located in Philadelphia, Pennsylvania (the “Philadelphia Marriott Downtown Property”). The Philadelphia Marriott Downtown Mortgage Loan has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $61,666,666. The Philadelphia Marriott Downtown Whole Loan is comprised of 12 pari passu notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $215,000,000 and was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), JPMorgan Chase Bank, National Association (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on October 25, 2023.

The table below summarizes the promissory notes that comprise the Philadelphia Marriott Downtown Whole Loan. The relationship between the holders of the Philadelphia Marriott Downtown Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Prospectus. The Philadelphia Marriott Downtown Whole Loan will be serviced under the pooling and servicing agreement for BBCMS 2023-5C23. See “The Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
A-2	$25,000,000	$25,000,000	Benchmark 2023-V4	No
A-3	$20,000,000	$20,000,000	MSWF 2023-2	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-5	$15,000,000	$15,000,000	Benchmark 2023-V4	No
A-6	$15,000,000	$15,000,000	MSWF 2023-2	No
A-7	$6,666,667	$6,666,667	Barclays(1)	No
A-8	$10,000,000	$10,000,000	Benchmark 2023-V4	No
A-9	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-10	$26,666,666	$26,666,666	MSWF 2023-2	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-12	$11,666,667	$11,666,667	JPMCB(1)	No
Total	$215,000,000	$215,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsors. The borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (the “Downtown Borrower”) and Philadelphia Market Street Marriott Hotel II Limited Partnership, are both Delaware limited partnerships. The borrower sponsors are Oaktree Capital Management, LLC (“Oaktree”), Clearview Hotel Capital, LLC (“Clearview”), and Host Hotels & Resorts, L.P. Oaktree and Clearview comprise the majority of the sponsorship and collectively hold an 89% interest in the Philadelphia Marriott Downtown Property while Host Hotels & Resorts, L.P. retains an 11% interest. The guarantor is the Oaktree Real Estate Opportunities Fund VI, L.P., a fund controlled by Oaktree Capital Management, L.P. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Marriott Downtown Whole Loan.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1990 and 1995 with a primary focus on real assets. As of June 2023, Oaktree had $179 billion in assets under management, with over 1,100 employees across 21 offices across the world. Clearview Hotel Capital, LLC is a privately held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique areas. Since its founding in 2007, Clearview has acquired over $2.0 billion worth of hotels containing nearly 17,000 rooms and completed over $170 million in renovations. Host Hotels & Resorts, Inc. is the largest publicly traded lodging REIT. As of December 2022, Host Hotels & Resorts, Inc. owned 77 luxury and upper-upscale hotels.

The Property. The Philadelphia Marriott Downtown Property is a 23-story, 1,408-room full service hotel built in 1995 and most recently renovated from 2020 through 2023. The Philadelphia Marriott Downtown Property consists of two buildings: (i) a 23-story main tower with 1,198 rooms built in 1995, connected to the Pennsylvania Convention Center via a skybridge, and (ii) a nine-story building with 210 rooms built in 1893 as a railroad terminal building and converted to hospitality use in 1990. The nine-story building is part of a larger condominium regime that includes the Philadelphia Marriott Downtown Property (one unit) and two additional units consisting of a retail component and a public access space component. The borrower sponsors generally control the condominium association via an approximately 71% of the ownership interest in the common elements and approximately 82% of the voting rights in the related condominium association, and having the right to appoint two of the three board seats.

A-3-41

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

Since 2014, the Philadelphia Marriott Downtown Property has undergone several renovations, totaling approximately $46.8 million in investments from the borrower sponsors. The most recent $41.9 million renovation began in June 2020, during which time the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021. Over $31.1 million was invested in a full renovation of the 1,408 guestrooms beginning in 2020. The guestroom renovations included upgrades to meet the latest in Marriott brand standards, which include new case goods, soft goods and bathroom upgrades. An additional $7.4 million was invested to enhance public spaces, including a full lobby renovation.

The Philadelphia Marriott Downtown Property features a direct connection via a skybridge to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center is a multi-use public facility located one block away from the Philadelphia Marriott Downtown Property and is designed to accommodate large conventions, exhibitions, conferences and other events. Although the number of guests and events at the Pennsylvania Convention Center declined in 2021 due to closures related to the COVID-19 pandemic, 2022 saw the return of large in-person events. In 2022, the Pennsylvania Convention Center hosted 19 citywides (gatherings that generate 2,000 or more hotel room stays on a peak night) for the first time since 2019. In total, 2022 saw the Pennsylvania Convention Center report 224 events (including 19 citywides), gathering 494,300 attendees and generating 513,400 room nights. According to the appraisal, 223 events are planned to be held in 2023, including 14 citywide.

The Philadelphia Marriott Downtown Property features various amenities including an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. Further, the Philadelphia Marriott Downtown Property also has four different food and beverage outlets: Circ Bar, Thirteen Restaurant, Center City Pantry and Liberty Lanes Pub. Circ Bar is located in the middle of the ground level and serves as a centralized social hub. Circ Bar serves lunch, dinner and also offers a full service bar. Thirteen Restaurant is open for breakfast, lunch and dinner. Breakfast is served buffet style with the food being a fusion between American and Mediterranean flavors. The space features both a covered outdoor patio and a private indoor dining area. Center City Pantry is located in the lobby of the Philadelphia Marriott Downtown Property and is a retail shop consisting of convenience items as well as freshly brewed coffee and bakery items. Center City Pantry also sells various snacks, ice cream, sandwiches and alcoholic beverages. Liberty Lanes Pub is a restaurant featuring duckpin bowling, billiards and seven large-screen TVs. The space serves specialty cocktails and light foods and is equipped to handle private events up to 120 people. The Philadelphia Marriott Downtown Property also includes the 1201 Innovation Lab, a re-purposed room intended to provide innovative tastings and food demonstrations for groups. The kitchen has a hydroponic garden system, a mushroom farm and a resident mixologist to develop cocktails tailored towards the guests’ themes and demographics. Additionally, a portion of the Philadelphia Marriott Downtown Property is leased to third party retail tenants, including FedEx, T-Mobile and Starbucks. Starbucks went dark in June 2023 but is required to pay rent through its lease expiration in February 2025.

As of September 30, 2023, the Philadelphia Marriott Downtown Property had a trailing 12-month occupancy of 57.1%, ADR of $230.42 and RevPAR of $131.55. Total revenue at the Philadelphia Marriott Downtown Property is comprised of four components: rooms (64.9% of underwritten revenue), food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2022 for the Philadelphia Marriott Downtown Property was 70% meeting and group, 14% leisure, 14% commercial and 2% extended stay. The Philadelphia Marriott Downtown Property has over 93,000 square feet of conference space. The largest of its 72 distinct conference rooms/ballrooms is 34,000 square feet and accommodates up to 4,500 attendees. Other rooms include the Liberty Ballroom, The Gallery and the Independence Ballroom. The Liberty Ballroom is appropriate for weddings and receptions, featuring arched ceilings and an outdoor balcony overlooking Philadelphia. The Liberty Ballroom contains 6,000 square feet of space and can accommodate 650 wedding guests. The newest event space, The Gallery, is on the ground level and has access to both the street and the hotel. Inside is a large media wall and state-of-the-art audio equipment. The Independence Ballroom measures 2,640 square feet and is perfect for sit down gatherings with space for 280 guests in a cocktail-style event.

The following table presents certain information relating to the performance of the Philadelphia Marriott Downtown Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Philadelphia Marriott Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	70.4%	$187.17	$131.76	80.3%	$196.81	$158.12	114.1%	105.2%	120.0%
2020	26.0%	$142.54	$37.04	12.9%	$158.40	$20.45	49.6%	111.1%	55.2%
2021	35.1%	$159.20	$55.80	20.6%	$181.77	$37.37	58.7%	114.2%	67.0%
2022	51.7%	$196.83	$101.69	46.4%	$221.64	$102.75	89.7%	112.6%	101.0%
9/30/2023 TTM(4)	54.9%	$204.08	$112.11	57.1%	$230.42	$131.55	104.0%	112.9%	117.3%
(1)	Data obtained from third-party hospitality research reports
(2)	The competitive set consists of the following hotels: Sonesta Philadelphia, DoubleTree by Hilton Hotel Philadelphia Center City, Sheraton Philadelphia Downtown, Westin Philadelphia, Philadelphia Marriott Old City, Loews Philadelphia and The Notary Hotel Autograph Collection.
(3)	Based on operating statements provided by the borrower sponsors.
(4)	TTM represents the trailing 12-month period ending September 30, 2023.

A-3-42

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

The following table presents historical occupancy percentages at Philadelphia Marriott Downtown Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	9/30/2023
80.3%	12.9%	20.6%	46.4%	57.1%
(1)	Information obtained from the borrowers.
(2)	The decrease in occupancy from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Philadelphia Marriott Downtown Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 9/30/2023	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	80.3%	12.9%	20.6%	46.4%	57.1%	60.2%
ADR	$196.81	$158.40	$181.77	$221.64	$230.42	$233.09
RevPAR	$158.12	$20.45	$37.37	$102.75	$131.55	$140.33

Room Revenue	$81,261,150	$10,536,633	$19,204,417	$52,802,945	$67,604,104	$72,120,141	64.9%	$51,222
Food & Beverage Revenue	34,561,479	4,102,758	4,438,021	26,806,221	33,363,703	$33,501,795	30.2	23,794
Other Departmental Income	3,091,293	573,441	1,110,012	1,973,829	2,083,544	$2,220,038	2.0	1,577
Miscellaneous Income	2,919,143	2,880,099	2,163,742	3,566,146	3,503,777	$3,234,813	2.9	2,297
Total Revenue	$121,833,065	$18,092,932	$26,916,192	$85,149,141	$106,555,128	$111,076,788	100.0%	$78,890

Room Expense	20,634,509	5,629,182	5,684,824	13,171,864	16,448,709	17,085,119	23.7	12,134
Food & Beverage Expense	22,133,817	5,762,213	5,242,478	16,971,634	21,711,930	21,632,811	64.6	15,364
Other Department Expense	0	0	0	80,765	32,501	1	0.0	0
Total Department Expenses	$42,768,326	$11,391,395	$10,927,302	$30,224,262	$38,193,140	$38,717,931	34.9%	$27,499
Departmental Profit	$79,064,739	$6,701,536	$15,988,890	$54,924,879	$68,361,988	$72,358,857	65.1%	$51,391

Total Undistributed Expenses	$24,497,194	$11,215,882	$11,592,653	$21,303,490	$25,043,963	$25,443,716	22.9%	$18,071
Gross Operating Profit	$54,567,545	($4,514,345)	$4,396,237	$33,621,389	$43,318,025	$46,915,141	42.2%	$33,320

Management Fee	3,560,969	532,165	799,243	2,489,176	3,112,913	3,254,752	2.9	2,312
Incentive Management Fee	6,121,232	0	0	0	1,606,209	3,596,862	3.2	2,555
Real Estate Taxes	4,144,318	4,233,243	4,489,532	3,377,144	3,045,199	3,836,380	3.5	2,725
Property Insurance	566,212	462,754	538,172	768,375	789,920	618,049	0.6	439
Other Non-Operating Expenses	901,591	874,595	992,092	996,006	1,203,861	1,108,536	1.0	787
Total Operating Expenses	$15,294,323	$6,102,758	$6,819,039	$7,630,702	$9,758,103	$12,414,578	11.2%	$8,817

Net Operating Income	$39,273,222	($10,617,103)	($2,422,803)	$25,990,687	$33,559,922	$34,500,562	31.1%	$24,503
FF&E(3)	8,308,932	1,241,670	1,842,988	4,908,954	5,188,093	5,424,586	4.9	3,853
Net Cash Flow(4)	$30,964,291	($11,858,773)	($4,265,790)	$21,081,733	$28,371,829	$29,075,976	26.2%	$20,651

NOI DSCR (5)	2.07x	(0.56)x	(0.13)x	1.37x	1.77x	1.82x
NCF DSCR (5)	1.63x	(0.62)x	(0.22)x	1.11x	1.50x	1.53x
NOI DY (5)	18.3%	(4.9)%	(1.1)%	12.1%	15.6%	16.0%
NCF DY (5)	14.4%	(5.5)%	(2.0)%	9.8%	13.2%	13.5%
(1)	Certain items such as depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	The FF&E reserve was temporarily increased to 7% from 2019 through July 2023 to repay a temporary reduction of the FF&E reserve % in 2015.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase year-over-year from 2020 to TTM 9/30/2023 is primarily attributable to increases in room revenue and F&B revenue following the impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(5)	Debt Service Coverage Ratio and Debt Yield statistics are based on the Philadelphia Marriott Downtown Whole Loan.

A-3-43

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

Appraisal. The appraisal concluded to an “as is” appraised value for the Philadelphia Marriott Downtown Property of $391,300,000 as of September 7, 2023.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$391,300,000	8.25%(1)
Direct Capitalization Approach	$394,100,	8.00%
(1)	Represents the terminal capitalization rate. The implied capitalization rate based on the appraiser’s year one cash flow is 7.23%.

Environmental Matters. According to the Phase I environmental site assessment dated September 20, 2023 (the “ESA”), there was no evidence of any recognized environmental conditions at the Philadelphia Marriott Downtown Property. The Philadelphia Marriott Downtown Property has an underground storage tank (the “UST”) used to fire the main building boilers, fire pump, and emergency generator. According to the ESA, the UST passed the most recent annual tightness testing, but because of certain limitations of such tightness testing and the age of the UST (29 years, where the expected useful life is 30 years), the ESA identified the presence of the UST a business environmental risk. The ESA did not recommend any further action. However, the borrowers obtained a storage tank liability insurance policy as required under the Philadelphia Marriott Downtown Whole Loan documents.

Market Overview and Competition. The Philadelphia Marriott Downtown Property is located in downtown Philadelphia, Pennsylvania, within the greater Philadelphia Central Business District (“CBD”). According to the appraisal and a third party market research report, the Philadelphia CBD submarket is comprised of over 68 properties and around 15,000 rooms. The Philadelphia Marriott Downtown Property is the largest hotel in the area, with approximately 10% of the total rooms in the market. Philadelphia has a population of approximately 4.3 million and an income per capita of $41,000 as of January 2023. The Philadelphia CBD submarket is characterized by upper-scale hotels with over half of all rooms being luxury or upper upscale, a proportion found in less than 5% of U.S. submarkets. Similarly, the Philadelphia market as a whole has a larger proportion of high-end lodging than the typical U.S. market. While COVID-19 severely weakened the submarket, 12-month RevPAR in the Philadelphia CBD hotel submarket has seen a 25.4% year-over-year increase as of August 31, 2023 and, according to a third party research report, is forecasted to achieve 81% RevPAR recovery to 2019 by year-end 2023.

The Philadelphia Marriott Downtown Property is the only hotel that features direct access to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center contains more than two million square feet of space across 82 meeting rooms, seven exhibition halls, two ballrooms, a grand hall and atrium. In 2019, the Pennsylvania Convention Center hosted 180 events that attracted over 1.2 million attendees. The Pennsylvania Convention Center underwent a $786 million expansion in 2011.

The Philadelphia Marriott Downtown Property is located 12.3 miles from the Philadelphia International Airport and has access into streets such as Market Street and Arch Street, both gateways to the rest of the downtown area. Additionally, the Philadelphia Marriott Downtown Property is located 1.2 miles from the Philadelphia 30th Street Amtrak station. More than 4.4 million rail passengers use the Philadelphia rail system each year and the Philadelphia 30th Street Amtrak station is the third busiest Amtrak station in the country due to its high speed connections into Boston, New York, Baltimore and Washington D.C. According to the Bureau of Transportation Statistics and the Transportation Security Administration, Philadelphia saw an increase of 7.3 million total rail passengers between 1990 and 2020, growing at a compounded average growth over this period of 3.9%. The Philadelphia Marriott Downtown Property is also located within close proximity to several popular attractions such as the Independence Hall, the Liberty Bell and the Reading Terminal Market. Philadelphia is also home to five different professional sports teams including the 76ers (NBA), Eagles (NFL), Flyers (NHL), Phillies (MLB) and Union (MLS).

The following table presents certain information relating to the primary hotel competition for the Philadelphia Marriott Downtown Property:

Competitive Set(1)
			2022 Market Mix				2022 Operating Statistics
Property	Year Built	Number of Rooms	Commercial	Meeting and Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Philadelphia Marriott Downtown(2)	1990; 1995	1,408	14%	70%	14%	2%	57.1%	$230.42	$131.55
Sonesta Philadelphia	1971	439	39%	25%	30%	6%	30%-35%	$190-$195	$60-$65
DoubleTree by Hilton Hotel Philadelphia Center City	1980	481	20%	56%	21%	3%	45%-50%	$200-$205	$90-$95
Sheraton Philadelphia Downtown	1980	762	14%	70%	14%	2%	50%-55%	$205-$210	$105-$110
Westin Philadelphia	1990	294	30%	34%	31%	5%	50%-55%	$210-$215	$115-$120
Philadelphia Marriott Old City	1986	364	24%	47%	25%	4%	50%-55%	$210-$215	$110-$115
Loews Philadelphia	2000	581	18%	70%	9%	3%	50%-55%	$195-$200	$105-$110
The Notary Hotel Autograph Collection	1999	499	31%	30%	34%	5%	55%-60%	$205-$210	$120-$125
(1)	Source: Appraisal unless otherwise noted. Competitive set occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are per the U/W as of September 30, 2023.

A-3-44

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

Escrows.

Real Estate Taxes - During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit monthly 1/12 of an amount which the lender estimates would be sufficient to pay taxes (other than hotel taxes) for the ensuing 12 months.

Insurance - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Philadelphia Marriott Downtown Whole Loan documents.

FF&E Reserve - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related management agreement or franchise agreement to fund the costs of the required FF&E work. The borrowers will not be required to make monthly deposits into the FF&E Reserve account if: (i) the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination; (ii) the management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement.

Condominium Funds - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly an amount that would be sufficient to pay the assessments and other expenses owed under the condominium documents during the ensuing 12 months. Notwithstanding the foregoing, the borrowers will not be required to reserve for condominium funds, provided that the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination and the hotel manager is paying such condominium expenses as operating expenses directly to the condominium association and the borrowers provide evidence reasonably satisfactory to the lender that the condominium expenses have been paid.

Lockbox and Cash Management. The Philadelphia Marriott Downtown Whole Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Philadelphia Marriott Downtown Whole Loan and disbursed in accordance with the terms of the Philadelphia Marriott Downtown Whole Loan documents.

A “Cash Sweep Period” will commence upon the earlier of (a) an event of default under the Philadelphia Marriott Downtown Whole Loan documents; or (b) the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.20x for two consecutive calendar quarters.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Philadelphia Marriott Downtown Whole Loan documents and (ii) with respect to clause (b) above, (x) the achievement of a debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan of 1.20x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination or (y) the borrowers have prepaid the Philadelphia Marriott Downtown Whole Loan (or provided cash collateral or a letter of credit to lender as additional collateral) in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case such Cash Sweep Period will immediately cease.

Property Management. The Philadelphia Marriott Downtown Property is managed by Marriott Hotel Services, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Philadelphia Marriott Downtown Whole Loan documents permit future mezzanine debt secured by a pledge of direct equity interests in the borrowers subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 54.9%, (y) the combined net operating income debt yield, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 13.2% and (z) the combined net operating income debt service coverage ratio, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 1.50x, and (ii) execution of a subordination and intercreditor agreement is reasonably acceptable to the lender and satisfactory to the rating agencies.

Operating Lease. Each borrower has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the mortgage and grant the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Philadelphia Marriott Downtown Property is required to flow from the manager (the “Manager”) under the related management agreement between the Manager and the Operating Lessee, to the Operating Lessee, who is required to deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewal periods are exercised. See “Description of the Mortgage Pool–Tenant Issues–Affiliated Leases and Master Leases” in the Prospectus.

A-3-45

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	16.0%

Ground Lease. The Philadelphia Marriott Downtown Property is substantially owned in fee by the borrowers; however, (i) a sky-bridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway (the “Tunnel”) at one of the entrances to the Philadelphia Marriott Downtown Property, are subject to certain sub-ground leases. The sub-ground leases are between the Downtown Borrower, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“RDA” or “Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority. The sub-ground lease agreements extend to 2042 for the Bridge and 2091 for the Tunnel. The ground rent associated with each sub-ground lease is $1/year and has been prepaid for the full term for each of the sub-ground leases. The Tunnel sub-ground lease includes a right of first refusal whereby the borrower, as the subtenant, will be entitled at any time once in every 10-year period to purchase the Tunnel with a notice and the payment of a purchase price in the amount equal to the “Unimproved Land Fair Market Value” which is the fair market value that is 60 days before closing of the Tunnel as if the same existed in a “raw,” vacant and unimproved condition. See “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loans–Leasehold Interests” in the Prospectus.

Terrorism Insurance. The Philadelphia Marriott Whole Loan Documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Philadelphia Marriott Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-46

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

250 WATER STREET

Some of the images shown are renderings

A-3-47

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

CX - 250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Somerville
CAMBRIDGE
BOSTON
Charlestown
Bunker Hill
North End
Downtown Boston
Beacon Hill
Back Bay
South End
South Boston
Brookline
Magoun Square
Inman Square
MIDDLESEX COUNTY
NORFOLK COUNTY
SUFFOLK COUNTY
Mystic River
Charles River
Boston Harbor
Logan Intl. Airport 1 mile
Northern Expwy
Mass Turnpike
Mass Pike
Tobin Bridge
Sumner Tunnel
Callahan Tunnel
CHARLESTOWN BRIDGE
HARVARD BRIDGE
BOSTON UNIV. BR.
Meadow Glen
Assembly Row
Foss Park
Hood Business Park
Cambridge College
Bunker Hill Community College
USS Constitution Museum
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Spaulding Hospital Cambridge
Harvard University
War Memorial Recreation Center
CHA Cambridge Hospital
Twin City Plaza
Philips Research
Sanofi
EF Education First HQ
CambridgeSide
Museum of Science
Momenta Pharmaceuticals
Biogen
Ragon Institute
Draper
Moderna
MIT Museum
MIT Plasma Science and Fusion Ctr.
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Gallery 263
Memorial Plaza
Briggs Field
TD Garden
Massachusetts General Hospital
JFK Federal Building
Faneuil Hall
State House
New England Aquarium
100 Federal Street
Winthrop Center
Fisher College
Boston Common
Emerson College
Tufts Univ. School of Medicine
Boston University
Prudential Center
Hynes Conv. Ctr.
111 Huntington Ave
One Dalton
Fenway Park
Wheelock College
Boston Convention & Exhibition Ctr.
Harvard St
Main St
Broadway
Medford St
Cedar St
Lowell St
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
Washington St
Cambridge St
Alford St
Medford St
Bunker Hill St
Main St
High St
Western Ave
River St
Magazine St
Brookline St
Albany St
Vassar St
Binney St
Storrow Dr
Commonwealth Ave
Cambridge St
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
MBTA FITCHBURG MAIN LINE
MBTA LOWELL LINE
MBTA
Lechmere
North Station
South Station
Central
Kendall/MIT
Union Square
Sullivan Square
Wellington
Science Park
Haymarket
Back Bay
Kenmore
Yawkey
93
90
28
38
16
99
1
2A
3
2
Burlington
Wakefield
Peabody
Salem
Bedford
Woburn
Stoneham
Lynn
Swampscott
Saugus
Winchester
Melrose
Lexington
Malden
Revere
Lincoln
Arlington
Medford
Somerville
Everett
Chelsea
Waltham
Belmont
Watertown
CAMBRIDGE
Winthrop
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dedham
Dover
Westwood
Hingham
Weymouth
Braintree
Medfield
Norwood
Randolph

A-3-48

No. 5 – CX - 250 Water Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBBsf/BBB(sf)/Baa2(sf)		Property Type – Subtype:	Mixed Use – Lab/Office
	Original Principal Balance(1):	$61,250,000		Location:	Cambridge, MA
	Cut-off Date Balance(1):	$61,250,000		Size:	479,004 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF(1):	$1,109.59
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$1,109.59
	Borrower Sponsors:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas		Year Built/Renovated:	2022 / NAP
	Guarantor:	DW Propco EF, LLC		Title Vesting:	Fee
	Mortgage Rate(2):	5.5095%		Property Manager:	Divco West Real Estate Services, Inc. (borrower-related)
	Note Date:	January 27, 2023		Current Occupancy (As of):	98.7% (12/1/2023)
	Seasoning:	10 months		YE 2022 Occupancy(5):	NAP
	Maturity Date(2):	February 10, 2033		YE 2021 Occupancy(5):	NAP
	IO Period(2):	120 months		YE 2020 Occupancy(5):	NAP
	Loan Term (Original)(2):	120 months		Appraised Value(6):	$1,090,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF(6):	$2,275.56
	Loan Amortization Type:	Interest Only – ARD		Appraisal Valuation Date(6):	January 1, 2023
	Call Protection:	L(24),YM1(10),DorYM1(79),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		YE 2022 NOI(5):	NAP
	Additional Debt(1):	Yes		YE 2021 NOI(5):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($470,250,000)		YE 2020 NOI(5):	NAP
				YE 2019 NOI(5):	NAP
				U/W Revenues:	$62,561,733
				U/W Expenses:	$13,277,931
				U/W NOI:	$49,283,802
Escrows and Reserves(3)				U/W NCF:	$49,164,051
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.66x / 1.66x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3% / 9.3%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3% / 9.3%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	48.8%
Other Reserves(4):	$17,593,844	$0	NAP	LTV Ratio at Maturity(1)(6):	48.8%

Sources and Uses
Sources			Uses
Whole Loan Amount	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(7)	44,192,678	8.2
			Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX – 250 Water Street Mortgage Loan (as defined below) is part of the CX – 250 Water Street Whole Loan (as defined below), which is evidenced by 21 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $531,500,000. The financial information in the chart above reflects the CX – 250 Water Street Whole Loan.
(2)	The CX – 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX – 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(4)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees Reserve ($4,500,617).
(5)	Historical occupancy and financial information are not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(6)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization” as of January 1, 2023, which assumes that remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lenders at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8% for the CX - 250 Water Street Whole Loan.
(7)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

A-3-49

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The fifth largest mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX - 250 Water Street Whole Loan”) that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering a 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, National Association (“BANA”), Wells Fargo Bank, National Association, Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The CX - 250 Water Street Mortgage Loan, with an original aggregate principal amount of $61,250,000, is evidenced by the controlling Note A-1 and noncontrolling Note A-7. The remaining promissory notes comprising the CX - 250 Water Street Whole Loan are summarized in the below table. The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.5095% per annum.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-7	$61,250,000	$61,250,000	MSWF 2023-2	Yes
A-3	$50,000,000	$50,000,000	BBCMS 2023-C22	No
A-5, A-9-1	$72,000,000	$72,000,000	BANK 2023-BNK46	No
A-2, A-6, A-8	$75,125,000	$75,125,000	BBCMS 2023-C20	No
A-4, A-12	$55,000,000	$55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	$65,625,000	$65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	$46,200,000	$46,200,000	BMO 2023-C6	No
A-17, A-18	$53,150,000	$53,150,000	Benchmark 2023-B38	No
A-19, A-20	$53,150,000	$53,150,000	BBCMS 2023-C21	No
Total	$531,500,000	$531,500,000

The Borrower and the Borrower Sponsors. The borrowing entity for the CX - 250 Water Street Whole Loan is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $304.9 billion as of October 31, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.3% (approximately $49.6 billion as of October 31, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco, who owns all but four parcels. Cambridge Crossing broke ground in May 2017 Cambridge Crossing (Phase 1) was recently completed and features 4.5 million square feet of mixed use space. Major tenants at Cambridge Crossing include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% of NRA), office space (approximately 40.0% of NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-

A-3-50

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center, an indoor solarium and an adjacent open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and five passenger elevators. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of November 2023, BMY had a market capitalization of approximately $99.4 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lenders. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. In the fourth quarter of 2023, the tenant completed its work and took occupancy of its space.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 (for floor 9) and November 1, 2022 (for all other floors). The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

A-3-51

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the CX - 250 Water Street Property:

Major Tenant(1)

Tenant Name	Suite	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
E.R. Squibb & Sons LLC	100 – 800	NR/A2/A+	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037	2 x 10 yr	N
E.R. Squibb & Sons LLC(3)	900	NR/A2/A+	56,680	11.8%	$105.00	$5,951,400	13.9%	10/31/2037	2 x 10 yr	Y
Occupied Collateral Total			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space (Retail)			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated December 1, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its floor 9 space on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

The following table presents certain information relating to the lease rollover schedule at the CX - 250 Water Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034 & Beyond	2	472,580	98.7%	472,580	98.7%	$42,758,550	100.0%	$90.48
Vacant	0	6,424	1.3%	479,004	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	2	479,004	100.0%			$42,758,550	100.0%	$90.48
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the CX - 250 Water Street Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	12/1/2023(2)
NAP	NAP	NAP	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Based on the underwritten rent roll.

A-3-52

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the CX - 250 Water Street Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent(3)	$43,079,750	68.2%	$89.94
Straight Lined Rent(4)	5,689,409	9.0	11.88
Gross Potential Rent	$48,769,159	77.2%	$101.81
Parking Income	1,596,600	2.5	3.33
Total Reimbursements	12,827,911	20.3	26.78
Net Rental Income	$63,193,670	100.0%	$131.93
Less Vacancy & Credit Loss	631,937	1.3	1.32
Effective Gross Income	$62,561,733	99.0%	$130.61

Real Estate Taxes	$6,619,604	10.6%	$13.82
Insurance	355,155	0.6	0.74
Management Fee	1,564,043	2.5	3.27
Other Operating Expenses	4,739,129	7.6	9.89
Total Operating Expenses	$13,277,931	21.2%	$27.72

Net Operating Income	$49,283,802	78.8%	$102.89
Replacement Reserves	119,751	0.2	0.25
TI/LC	0	0.0	0.00
Net Cash Flow	$49,164,051	78.6%	$102.64

NOI DSCR(5)	1.66x
NCF DSCR(5)	1.66x
NOI Debt Yield(5)	9.3%
NCF Debt Yield(5)	9.3%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Based on the in-place rent roll dated December 1, 2023 for contractual leases.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.
(5)	Debt service coverage ratios and debt yields are based on the CX - 250 Water Street Whole Loan.

Appraisal. The appraised value of $1,090,000,000 represents the “Prospective Market Value Upon Completion & Stabilization”, as of January 1, 2023, which assumes that remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lenders at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022.

Environmental Matters. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

A-3-53

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.
(1)	Information is based on the underwritten rent roll dated December 1, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

Escrows. At origination, the borrower deposited into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

TI/LC Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the TI/LC reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

A-3-54

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lenders reasonably determine that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then-current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then-current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the CX - 250 Water Street Property and the same has not been subleased in accordance with the terms of the CX - 250 Water Street Whole Loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account;
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the CX - 250 Water Street Property Whole Loan documents with respect to all of its Lease Sweep Lease space, and, in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lenders or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lenders;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the E.R. Squibb & Sons, LLC leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox and Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the CX - 250 Water Street Whole Loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX -

A-3-55

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Property Management. The CX - 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the CX - 250 Water Street Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-56

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

BARCELONA
APARTMENT HOMES

Barcelona

Lakeside Forest

ESTABLISHMENT
2235

ESTABLISHMENT

The Establishment

La Primavera

A-3-57

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

La Primavera
10000 Hammerly Boulevard
Houston, TX 77080
George Bush Intctl. Airport 24 miles
Fairbanks
Forrest Lake
Northwest Marketplace
Tidwell Rd
Tanner Rd
Eldridge Pkwy
Hempstead Hwy
Northwest Frwy
Rosslyn Park
Galen College of Nursing - Houston
Brittmoore Clay Industrial Park
Brittmoore Rd
Exile Tech.
Ricoh USA
Blalock Rd
HARRIS COUNTY
Clay Rd
Westbranch
Kempwood
Bear Creek Park
Northwest Houston
Sam Houston Tollway
Kempwood Dr
Bingle Crossing Shopping Center
HOUSTON
Houston Christian High School
Hammerly Plaza
Northbrook High School
Westview
Hammerly Blvd
Bingle Square
Spring Woods High School
Spring Village Shopping Center
Timber Oaks
Gessner Dr
Oak Village
Long Point Rd
Pecan Lane Center
Bingle Rd
Westview Dr
Wirt Rd
Antoine Dr
Shell Oil Company
Houston Comm. College - Spring Branch Campus
Memorial City
Blalock Shopping Center
Spring Valley
Hilshire Village
Downtown Houston 9 miles
Katy Frwy
Darrell Tully Stadium
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village
Hunters Creek Village

HOUSTON

George Bush Intctl. Airport 28 miles
Houston Comm. Coll. - Spring Branch
Memorial City
Spring Valley
Hilshire Village
Downtown Houston 10 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village Shopping Center
Hedwig Village
Town & Country Village
Memorial
Hunters Creek Village
Chimney Rock Rd
Piney Point Village
Memorial Dr
Bunker Hill Village
N. Kirkwood Rd
Lakeside CC
Buffalo Bayou
Houston CC
Memorial Park
Gessner Rd
Piney Point Rd
Woodway Dr
HARRIS COUNTY
Uptown Park
Briar Forest Dr
Briarforest
Sam Houston Tollway
San Felipe St.
Post Oak Plaza
BMC
Tanglewood Court
HOUSTON
Uptown
Wilcrest Dr
Phillips 66 Corp. Office
Voss Rd
Galleria Park II
The Galleria
West Loop
Woodlake Square
Westheimer Rd
Houston Comm. College - Alief Hayes Campus
Williams Tower
Waterwall Park
Cameron LNG Headquarters
Richmond Ave
Fondren Rd
Wisdom High School
Westpark Dr
Westpark Tollway
Harwin Dr
Hillcroft Shopping Ctr.
Gulfton
Bellaire
BLE Portfolio
1 Lakeside Forest Houston, TX
2 The Establishment Houston, TX
3 Barcelona Houston, TX

A-3-58

Nos. 6 & 7 – BLE Portfolio and La Primavera Crossed Loan Group(1)

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance(1):	$40,000,000		Location:	Houston, TX
	Cut-off Date Balance(1):	$40,000,000		Size:	1,008 Units
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per Unit:	$79,514
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$79,514
	Borrower Sponsor:	Swapnil Agarwal		Year Built/Renovated:	Various/2019-2020
	Guarantor:	Swapnil Agarwal		Title Vesting(7):	Leasehold
	Mortgage Rate(2):	Various		Property Manager:	KPM Property Management, LLC
	Note Date(2):	Various		Current Occupancy (As of)(8):	90.1% (Various)
	Seasoning(2):	Various		YE 2022 Occupancy:	92.5%
	Maturity Date(2):	Various		YE 2021 Occupancy:	91.5%
	IO Period:	120 months		YE 2020 Occupancy:	89.0%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(9):	$136,300,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(9):	$135,218
	Call Protection(3)(4):	Various		As-Is Appraisal Valuation Date(9):	Various
	Lockbox Type(5):	Soft/In Place Cash Management
	Additional Debt(1):	Pari Passu		Underwriting and Financial Information(10)
	Additional Debt Type (Balance)(1):	$40,150,000		TTM NOI(11)(12):	$4,812,799
				YE 2022 NOI:	$4,947,590
				YE 2021 NOI:	$4,973,181
				U/W Revenues:	$12,604,597
				U/W Expenses:	$4,982,591
				U/W NOI(11):	$7,622,006
Escrows and Reserves(6)				U/W NCF:	$7,286,389
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.28x / 1.22x
Taxes:	$1,480,172	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 9.1%
Insurance:	$334,134	$59,395	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.5% / 9.1%
Replacement Reserve:	$515,000	$27,968	NAP	Cut-off Date LTV Ratio:	58.8%
Immediate Repairs:	$444,720	$0	NAP	LTV Ratio at Maturity:	58.8%
PFC Payments Reserve:	$0	Springing	NAP

Sources and Uses
Sources			Uses
BLE Portfolio Whole Loan	$54,650,000	61.8%	Loan Payoff	$71,744,821	81.1%
La Primavera Whole Loan	25,500,000	28.8	Closing Costs(13)	13,898,760	15.7
Borrower Equity Contribution	8,267,607	9.4	Upfront Reserves	2,774,026	3.1
Total Sources	$88,417,607	100.0%	Total Uses:	$88,417,607	100.0%
(1)	The BLE Portfolio and La Primavera Crossed Mortgage Loans (as defined below) are part of the BLE Portfolio and La Primavera Crossed Whole Loans (as defined below), with outstanding principal balances as of the Cut-off Date of $54,650,000 and $25,500,000, respectively, which are cross-collateralized and cross-defaulted with one another. All information herein presents the BLE Portfolio and La Primavera Crossed Whole Loans as one whole loan, except as otherwise specified. The Underwriting and Financial Information presented above, including the applicable debt service coverage ratios, debt yields, and loan-to-value ratios, is based upon the indebtedness evidenced by both whole loans. On an individual basis, without regard to the cross-collateralization feature, a whole loan may have a lower debt service coverage ratio, lower debt yield and/or higher loan-to-value ratio, than is presented in the table above.
(2)	The BLE Portfolio Whole Loan (as defined below) has a Mortgage Rate of 7.2640%, a Note Date of October 5, 2023, Seasoning of two months, and a Maturity Date of October 6, 2033. The La Primavera Whole Loan (as defined below) has a Mortgage Rate of 7.5320%, a Note Date of October 23, 2023, Seasoning of one month, and a Maturity Date of November 6, 2033.
(3)	The Call Protection for the BLE Portfolio Whole Loan is L(26),D(90),O(4). The lockout period will be at least 26 months beginning with and including the first payment on November 6, 2023. Defeasance of the BLE Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026. The assumed lockout period of 26 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual lockout period may be longer.
(4)	The Call Protection for the La Primavera Whole Loan is L(25),D(91),O(4). The lockout period will be at least 25 months beginning with and including the first payment on December 6, 2023. Defeasance of the La Primavera Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual lockout period may be longer.
(5)	The BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for the BLE Portfolio and La Primavera Properties (as defined below). See “Lockbox and Cash Management” below for further information.
(6)	The amounts shown represent the combined amounts for the BLE Portfolio Whole Loan and the La Primavera Whole Loan. See “Escrows” below for further discussion of reserve requirements.
A-3-59

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%
(7)	Each of the BLE Portfolio Properties and the La Primavera Property are encumbered by a separate 99-year ground lease as part of the PFC Program. See “The Properties” below for further information.
(8)	Current Occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(9)	The As-Is Appraised Value and As-Is Appraised Value Per Unit shown represent the combined “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties as of October 1, 2023 for the Lakeside Forest Property and La Primavera Property and July 19, 2023 for The Establishment Property and Barcelona Property, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively. See “The Properties” below for further information.
(10)	The underwriting and financial information shown represents the BLE Portfolio and La Primavera Crossed Whole Loans in aggregate.
(11)	The increase in U/W NOI from TTM NOI is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.
(12)	TTM NOI is as of the trailing-12 months dated July 31, 2023 for the BLE Portfolio Properties and as of the trailing-12 months dated August 31, 2023 for the La Primavera Property.
(13)	Closing Costs include approximately $4.0 million in origination fees and approximately $4.1 million in upfront fees and related legal fee reimbursement paid to the TEHPFC (as defined below) as a condition for admission into the PFC Program.

The Mortgage Loans. The sixth and seventh largest mortgage loans (individually, the “BLE Portfolio Mortgage Loan” and the “La Primavera Mortgage Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Mortgage Loans”) are part of two whole loans (individually, the “BLE Portfolio Whole Loan” and the “La Primavera Whole Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Whole Loans”) that are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed by the borrowers, except in connection with the release of an individual property securing the BLE Portfolio Whole Loan as described under “Release of Property” below.

The BLE Portfolio Mortgage Loan is part of the BLE Portfolio Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000. The BLE Portfolio Whole Loan is secured by the applicable borrowers’ leasehold interests in three garden-style multifamily properties located in Houston, Texas (the “Barcelona Property”, the “Lakeside Forest Property” and “The Establishment Property”, and collectively, the “BLE Portfolio Properties”). The BLE Portfolio Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Note A-2-2, with an aggregate principal balance as of the Cut-off Date of $27,300,000. The BLE Portfolio Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. (“Barclays”) on October 5, 2023. The remaining pari passu notes in the aggregate original principal balance of $27,350,000 are expected to be contributed to one or more future securitization transactions. The BLE Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The La Primavera Mortgage Loan is part of the La Primavera Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the cut-off date of $25,500,000. The La Primavera Whole Loan is secured by the applicable borrower’s leasehold interest in a garden-style multifamily property located in Houston, Texas (the “La Primavera Property” and, together with the BLE Portfolio Properties, the “BLE Portfolio and La Primavera Properties”). The La Primavera Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Note A-2-1, with an aggregate principal balance as of the Cut-off Date of $12,700,000. The La Primavera Whole Loan was originated by AREF2 and Barclays on October 23, 2023. The remaining pari passu notes in the aggregate original principal balance of $12,800,000 are expected to be contributed to one or more future securitization transactions. The La Primavera Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

BLE Portfolio Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$19,110,000	$19,110,000	MSWF 2023-2	Yes
A-1-2(1)	$13,680,000	$13,680,000	AREF2	No
A-2-1(1)	$13,670,000	$13,670,000	Barclays	No
A-2-2	$8,190,000	$8,190,000	MSWF 2023-2	No
Total	$54,650,000	$54,650,000
(1)	Expected to be contributed to one or more securitization trusts.

A-3-60

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

La Primavera Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$8,890,000	$8,890,000	MSWF 2023-2	Yes
A-1-2(1)	$6,410,000	$6,410,000	AREF2	No
A-2-1	$3,810,000	$3,810,000	MSWF 2023-2	No
A-2-2(1)	$6,390,000	$6,390,000	Barclays	No
Total	$25,500,000	$25,500,000
(1)	Expected to be contributed to one or more securitization trusts.

The Borrowers and the Borrower Sponsors. The borrowers with respect to the BLE Portfolio Whole Loan are Barcelona Apartments, LLC, The Establishment, LLC, and Lakeside Forest, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The borrower with respect to the La Primavera Whole Loan is Hunters Chase, LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the BLE Portfolio Whole Loan and La Primavera Whole Loan. The borrower sponsor and guarantor is Swapnil Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office, and approximately 300,000 square feet of retail/mixed-use space. Nitya Capital currently owns 78 properties, totaling approximately 18 million square feet.

The Properties. The BLE Portfolio and La Primavera Properties comprise four garden-style multifamily properties totaling 1,008 units located in Houston, Texas. The following table presents certain information relating to the BLE Portfolio and La Primavera Properties:

Crossed Portfolio Summary

Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value(2)	U/W Net Cash Flow	% of U/W Net Cash Flow
Lakeside Forest	Houston, TX	1975 / 2019-2020	240	87.5%	$25,614,000	$32,900,000	$1,812,281	24.9%
The Establishment	Houston, TX	1971 / 2019-2020	313	90.1%	$20,670,000	$44,800,000	$2,342,366	32.1%
Barcelona	Houston, TX	1963 / 2019-2020	127	91.3%	$8,366,000	$14,300,000	$725,821	10.0%
BLE Portfolio Total/Wtd. Avg.			680	89.4%	$54,650,000	$92,000,000	$4,880,469	67.0%
La Primavera	Houston, TX	1974 / 2019-2020	328	91.5%	$25,500,000	$44,300,000	$2,405,920	33.0%
Crossed Portfolio Total/Wtd. Avg.			1,008	90.1%	$80,150,000	$136,300,000	$7,286,389	100.0%
(1)	Occ. % is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(2)	The Appraised Values shown represent the “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan.

Lakeside Forest. The Lakeside Forest Property is a 240-unit garden-style multifamily property in Houston, Texas, located approximately 12 miles west of downtown Houston. Constructed in 1975 and most recently renovated in 2019-2020, the Lakeside Forest Property consists of 23 two-story buildings situated on an approximately 10.11-acre site. Since the Lakeside Forest Property was acquired in May 2018, the borrower sponsor has invested approximately $2.0 million in various renovation projects. The Lakeside Forest Property offers amenities such as a fitness center, playground, two laundry facilities, and two swimming pools. The unit mix includes 84 one-bedroom, 101 two-bedroom, 51 three-bedroom, and four four-bedroom floorplans, with an average unit size of 1,051 square feet. Unit amenities include balcony/patio, ceiling fans, dishwasher, and laundry connections in select units. The Lakeside Forest Property features 395 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Lakeside Forest Property was 87.5% occupied.

A-3-61

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents a summary regarding the unit mix of the Lakeside Forest Property:

Lakeside Forest Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	84	35.0%	74	88.1%	721	$894	$835-$930
Two Bedroom	101	42.1%	85	84.2%	1,158	$1,169	$925-$1,375
Three Bedroom	51	21.3%	48	94.1%	1,347	$1,463	$1,360-$1,550
Four Bedroom	4	1.7%	3	75.0%	1,500	$1,609	$1,590
Total/Wtd. Avg.	240	100.0%	210	87.5%	1,051	$1,146	$1,148
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

The Establishment. The Establishment Property is a 313-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1971 and most recently renovated in 2019-2020, The Establishment Property consists of 13 two-story buildings situated on an approximately 9.65-acre site. Since The Establishment Property was acquired in February 2018, the borrower sponsor has invested approximately $1.3 million in various renovation projects. The Establishment Property offers amenities such as a fitness center, six laundry facilities, and three swimming pools. The unit mix includes 177 one-bedroom, 103 two-bedroom, and 33 three-bedroom floorplans, with an average unit size of 892 square feet. Unit amenities include balcony/patio, ceiling fans, stainless steel or black appliances, and granite or resurfaced countertops. The Establishment Property features 523 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, The Establishment Property was 90.1% occupied.

The following table presents a summary regarding the unit mix of The Establishment Property:

The Establishment Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	177	56.5%	157	88.7%	685	$864	$925-$1,150
Two Bedroom	103	32.9%	93	90.3%	1,109	$1,096	$1,085-$1,250
Three Bedroom	33	10.5%	32	97.0%	1,321	$1,372	$1,325-$1,650
Total/Wtd. Avg.	313	100.0%	282	90.1%	892	$998	$1,083
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

Barcelona. The Barcelona Property is a 127-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1963 and most recently renovated in 2019-2020, the Barcelona Property consists of 16 two-story buildings situated on an approximately 4.17-acre site. Since the Barcelona Property was acquired in June 2018, the borrower sponsor has invested approximately $925,000 in various renovation projects. The Barcelona Property offers amenities such as a swimming pool, two laundry facilities, sundeck, and reserved parking. The unit mix includes 60 one-bedroom, 62 two-bedroom, and five three-bedroom floorplans, with an average unit size of 915 square feet. Unit amenities include stainless steel or black appliances, balcony/patio, ceiling fans, and dishwashers. The Barcelona Property features 200 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Barcelona Property was 91.3% occupied.

A-3-62

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents a summary regarding the unit mix of the Barcelona Property:

Barcelona Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	60	47.2%	53	88.3%	770	$825	$800-$855
Two Bedroom	62	48.8%	58	93.5%	1,018	$1,032	$1,025-$1,300
Three Bedroom	5	3.9%	5	100.0%	1,377	$1,462	$1,500-$1,700
Total/Wtd. Avg.	127	100.0%	116	91.3%	915	$956	$1,015

(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

La Primavera. The La Primavera Property is a 328-unit garden-style multifamily property in Houston, Texas, located approximately 11 miles northwest of downtown Houston. Constructed in 1974 and most recently renovated in 2019-2020, the La Primavera Property consists of 23 two-story buildings situated on an approximately 9.73-acre site. Since the La Primavera Property was acquired in December 2017, the borrower sponsor has invested approximately $1.4 million in various renovation projects. The La Primavera Property offers amenities such as controlled access, three laundry facilities, and two swimming pools. The unit mix includes 168 one-bedroom, 112 two-bedroom, and 48 three-bedroom floorplans, with an average unit size of 786 square feet. Unit amenities include balcony/patio, ceiling fans, dishwasher, and laundry connections in select units. The La Primavera Property features 432 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per unit. As of October 17, 2023, the La Primavera Property was 91.5% occupied.

The following table presents a summary regarding the unit mix of the La Primavera Property:

La Primavera Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	168	51.2%	146	86.9%	605	$789	$810-$875
Two Bedroom	112	34.1%	107	95.5%	877	$1,012	$950-$1,125
Three Bedroom	48	14.6%	47	97.9%	1,205	$1,323	$1,285-$1,380
Total/Wtd. Avg.	328	100.0%	300	91.5%	786	$952	$976
(1)	Based on the applicable borrower’s rent roll dated October 17, 2023.
(2)	Based on the appraiser’s concluded market rents.

Pursuant to the PFC Program, in the State of Texas, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, the BLE Portfolio and La Primavera Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the applicable borrower(s). With the exception of a small percentage of units, the in-place rents at the BLE Portfolio and La Primavera Properties currently generally comply with the rent limits under the PFC Program documents. The appraiser concluded the rental rates are currently below maximum allowable rental rates for most units. The borrowers have entered into 99-year ground leases between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee (see “Ground Lease” below).

A-3-63

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Rent Restrictions Summary(1)

Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
Lakeside Forest	$816	$1,631	$2,175	$1,146
The Establishment	$816	$1,631	$2,175	$998
Barcelona	$816	$1,631	$2,175	$956
La Primavera	$816	$1,631	$2,175	$952
(1)	Information obtained from the appraisals.
(2)	Information obtained from the underwritten rent rolls.

All four of the BLE Portfolio and La Primavera Properties have entered into the PFC Program. The Barcelona Property and The Establishment Property entered into the PFC Program in May 2023 while the Lakeside Forest Property and La Primavera Property entered into the PFC Program in October 2023. The Tax Exemption has been granted for the Barcelona Property and The Establishment Property but has not yet been granted for the Lakeside Forest Property and La Primavera Property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months on average. Each of the BLE Portfolio Whole Loan and La Primavera Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal district for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Property. The Tax Exemption for the Barcelona Property and The Establishment Property is retroactive to, and the Tax Exemption once issued for the Lakeside Forest Property and the La Primavera Property is expected to be retroactive to, the date fee ownership in the applicable property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for The Establishment Property and Barcelona Property, October 5, 2023 for the Lakeside Forest Property, and October 23, 2023 for the La Primavera Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio Properties and 1.24x with respect to the La Primavera Property and a debt yield of 8.93% with respect to the BLE Portfolio Properties and 9.43% with respect to the La Primavera Property (“PFC Termination Prepayment”), if in relation to any of the BLE Portfolio and La Primavera Properties, either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Properties and (y) October 23, 2024 with respect to the La Primavera Property or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

The counsel for the TEHPFC issued a legal opinion for the benefit of the borrowers and lenders opining that the BLE Portfolio and La Primavera Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for Harris County to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained for the Lakeside Forest Property and La Primavera Property as expected or at all. At loan origination, 10 months of unabated real estate taxes for the La Primavera Property, 9.5 months of unabated real estate taxes for the Lakeside Forest Property, and five months of unabated real estate taxes for each of the Barcelona Property and The Establishment Property were deposited into the applicable real estate tax reserve.

The following table presents historical occupancy percentages at the BLE Portfolio and La Primavera Properties:

Historical Occupancy

12/31/2020(1)(2)	12/31/2021(1)(2)	12/31/2022(1)(2)	Current(3)(4)
89.0%	91.5%	92.5%	90.1%
(1)	Represents the average occupancy for the BLE Portfolio and La Primavera Properties during the trailing-12 month period.
(2)	Information obtained from the borrowers.
(3)	Information obtained from the underwritten rent rolls.
(4)	Current occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17,2023 for the La Primavera Property.

A-3-64

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the BLE Portfolio and La Primavera Properties:

Cash Flow Analysis(1)

	2021	2022	TTM(2)	U / W	%(3)	U / W $ Per Unit
Base Rent	$11,059,358	$11,687,066	$12,000,162	$12,226,230	100.0%	$12,129
Other Income	1,547,973	1,761,088	1,986,600	1,986,600	16.2	1,971
Vacancy, Concessions & Credit Loss	(1,441,101)	(1,360,829)	(1,667,379)	(1,608,233)	(13.2)	(1,595)
Effective Gross Income	$11,166,230	$12,087,325	$12,319,382	$12,604,597	103.1%	$12,505

Real Estate Taxes	$1,676,415	$1,993,492	$2,235,449	$0	0.0%	$0
Insurance	524,185	734,524	948,498	712,741	5.7	707
Management Fee	368,385	438,190	472,647	378,138	3.0	375
Other Expenses	3,624,064	3,973,528	3,849,990	3,891,712	30.9	3,861
Total Expenses	$6,193,049	$7,139,735	$7,506,584	$4,982,591	39.5%	$4,943

Net Operating Income(4)	$4,973,181	$4,947,590	$4,812,799	$7,622,006	60.5%	$7,562
Capital Expenditures	0	0	0	335,617	2.7	333
Net Cash Flow	$4,973,181	$4,947,590	$4,812,799	$7,286,389	57.8%	$7,229

NOI DSCR(5)	0.83x	0.83x	0.81x	1.28x
NCF DSCR(5)	0.83x	0.83x	0.81x	1.22x
NOI Debt Yield(5)	6.2%	6.2%	6.0%	9.5%
NCF Debt Yield(5)	6.2%	6.2%	6.0%	9.1%
(1)	Represents the combined cash flows of the BLE Portfolio and La Primavera Properties.
(2)	TTM is as of July 31, 2023 for the BLE Portfolio Properties and as of August 31, 2023 for the La Primavera Property.
(3)	Represents (i) percent of Base Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	The increase in U/W Net Operating Income from TTM Net Operating Income is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.
(5)	Debt Service coverage ratios and debt yields are based on the BLE Portfolio and La Primavera Crossed Whole Loans.

Appraisals. The appraiser concluded to an “As Encumbered” value for the BLE Portfolio Properties and the La Primavera Property of $92,000,000 and $44,300,000, respectively. The “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties are as of October 1, 2023 for the Lakeside Forest Property and La Primavera Property and July 19, 2023 for The Establishment Property and Barcelona Property and assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively.

Environmental Matters. According to Phase I environmental site assessments dated July 26, 2023, there was no evidence of any recognized environmental conditions at the BLE Portfolio and La Primavera Properties.

Market Overview and Competition. The BLE Portfolio and La Primavera Properties are located in the Houston multifamily market and are located within 9 to 14 miles of downtown Houston. As of the first quarter of 2023, the Houston multifamily market had an inventory of 679,912 units with a vacancy rate of 9.7%. The average rental rate in the Houston multifamily market was $1,312 per unit and there were 34,834 units under construction.

A-3-65

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents certain market information relating to the BLE Portfolio and La Primavera Properties:

Market Summary(1)

Property Name	Location	Submarket	Submarket Inventory (Units)	Submarket Rental Rate Per Month	Average Submarket Vacancy
Lakeside Forest	Houston, TX	Westchase/Woodlake	41,075	$1,223	11.6%
The Establishment	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
Barcelona	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
La Primavera	Houston, TX	Spring Branch	21,951	$1,173	9.3%
(1)	Information obtained from the appraisals.

Lakeside Forest. The Lakeside Forest Property is located approximately 14 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 24,949, 185,328, and 469,685, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $104,527, $105,204, and $94,298.

The Establishment. The Establishment Property is located approximately 10 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 33,794, 210,494, and 512,224, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $104,446, $107,363, and $118,319.

Barcelona. The Barcelona Property is located approximately nine miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Interstate 10, Sam Houston Tollway, Interstate 610, Westpark Tollway and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 37,740, 215,458, and 515,032, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $97,330, $105,427, and $118,780.

La Primavera. The La Primavera Property is located approximately 14 miles northwest of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, US 290, Interstate 10 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 21,275, 120,061, and 283,136, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $90,854, $104,163, and $121,066.

Escrows.

Real Estate Taxes – At loan origination, the borrowers deposited a total of approximately $1,480,172 into a reserve for real estate taxes (approximately $914,165 with respect to the BLE Portfolio Whole Loan and approximately $566,007 with respect to the La Primavera Whole Loan). On a monthly basis, the applicable borrower(s) are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption) that the lenders estimate will be payable during the next 12 months, provided the applicable borrower(s) will not be required to make the monthly escrow for the BLE Portfolio Properties or La Primavera Property as described herein if the Tax Exemption is in effect or otherwise until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance – At loan origination, the borrowers deposited a total of approximately $334,134 into a reserve for insurance premiums (approximately $204,079 with respect to the BLE Portfolio Whole Loan and approximately $130,056 with respect to the La Primavera Whole Loan). On a monthly basis, the applicable borrower(s) are required to deposit approximately $40,816 with respect to the BLE Portfolio Whole Loan and approximately $18,579 with respect to the La Primavera Whole Loan into an insurance reserve.

Deferred Maintenance Reserve – At loan origination, the borrowers deposited a total of $444,720 into a reserve for the completion of deferred maintenance ($398,145 with respect to the BLE Portfolio Whole Loan and $46,575 with respect to the La Primavera Whole Loan).

Replacement Reserve – At loan origination, the applicable borrower deposited $515,000 with respect to the La Primavera Whole Loan into a replacement reserve. On a monthly basis, the applicable borrower(s) are required to deposit approximately $18,511 with respect to the BLE Portfolio Whole Loan and approximately $9,457 with respect to the La Primavera Whole Loan into a replacement reserve.

PFC Payments Reserve – The lenders are required to maintain a subaccount (the “PFC Payments Subaccount”) as a reserve for the PFC Payments (as defined below). The applicable borrower(s) are not required to make monthly deposits in the PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower(s) deliver

A-3-66

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

evidence reasonably acceptable to the lenders that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC Program documents. To the extent deposits are required, the applicable borrower(s) are required to pay to the lenders an amount that is estimated by the lenders to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC Program documents, and the lenders will transfer such amounts to the PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lenders will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the applicable borrower(s) under the PFC Program documents.

Lockbox and Cash Management. Each of the BLE Portfolio Whole Loan and La Primavera Whole Loan is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the applicable borrower(s)’ operating account(s). During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lenders and applied in accordance with the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable.

A “Cash Management Period” commenced at the origination of each of the BLE Portfolio Whole Loan and the La Primavera Whole Loan and will continue until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. Any future Cash Management Periods will occur upon the earliest of the following:

(i)	the occurrence of an event of default under the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable; or
(ii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $5,295 per unit and annual capital expenditure of $327 per unit with respect to the BLE Portfolio Whole Loan, and operating expenses of no less than $4,208 per unit and annual capital expenditure of $324 per unit with respect to the La Primavera Whole Loan.

A Cash Management Period will end upon:

●	with regard to clause (i), if the related event of default is no longer continuing and no other event of default has occurred and is continuing; or
●	with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Property Management. The BLE Portfolio and La Primavera Properties are managed by KPM Property Management, LLC, an affiliate of the borrowers.

Release of Property. With respect to the BLE Portfolio Whole Loan, after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the applicable borrowers may obtain the release of any individual property which comprises the BLE Portfolio Properties upon a bona fide third-party sale upon satisfaction of certain conditions in the BLE Portfolio Whole Loan documents, including among other things: (i) no event of default, (ii) the borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual property, (y) 110% of the allocated loan amount of such individual property and (z) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%, (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test, and (iv) satisfaction of all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. Each of the BLE Portfolio and La Primavera Properties are encumbered by a separate ground lease between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera Crossed Whole Loans and operating expenses due and owing. The lenders have the PFC Payments Subaccount for the PFC Payments as described above.

Letter of Credit. None.

A-3-67

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Right of First Offer/Right of First Refusal. Under each of the applicable ground leases, in the event that the related borrower proposes to transfer the fee and leasehold estates of the applicable mortgaged property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the mortgaged property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the borrower (“Third-Party Offer”). To exercise such right, the TEHPFC must deliver written notice to the applicable borrower, within five business days following the date the borrower notifies the TEHPFC of the acceptable Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the borrower for the purchase price equal to the amount of the Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to each mortgaged property are subject to the lien of the related whole loan and (ii) upon the occurrence of an event of default under the applicable whole loan, the lender may elect to foreclose the TEHPFC’s fee interest and the related borrower’s leasehold interest in the applicable mortgaged property; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the lender’s remedies.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils through the loan term and acts of terrorism and are required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-68

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

ROSS
DRESS FOR LESS

ROSS
DRESS FOR LESS
STOP

PRESIDENTE SUPERMARKET
Deli
Cafeteria

OLLIE'S
STOP

A-3-69

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Cross County Plaza
4348 Okeechobee Boulevard
West Palm Beach, FL 33409
Riviera Beach
Palm Beach Shores
Singer Island
Sailfish Marina Resort
Peanut Island Park
Port of Palm Beach
Manatee Lagoon
Sailfish Club of Florida
Blue Heron Blvd
Coca-Cola Bottlers Florida
3D Medica Manufacturing
Old Dixie Hwy
Broadway Ave
MLK Jr Blvd
AMTRAK
Cemex
Sysco Southeast Florida
Village Shopping Center
HCA Florida JFK North Hospital
Park Plaza
Mangonia Park
St. Marys Medical Center
Spencer Lakes
45th St
45th Street Plaza
Northwood Pines
Lake Mangonia
TRI-RAIL
Palm Beach Country Club
Village Blvd
Congress Ave
Paradise Place
Roebuck Rd
Apoxee Trail
Bear Lakes Country Club
North Tamarind
West Palm Beach
Palm Beach
Tanger Outlets Palm Beach
Palm Beach Lakes Blvd
Good Samaritan Medical Center
Crosstown Plaza
Coco Plum Plaza
Century Village
Roosevelt Estates
Flagler Mem. Br.
Jog Rd
Emerald Dunes CC
Florida's Turnpike
Keiser University
Turtle Bay Golf Club
Concourse Plaza
Clear Lake
1st St
Flagler Museum
The Breakers Palm Beach
West Palm Beach
Kravis Center
City Place
Royal Park Bridge
Palm Beach Plaza
Pine Trail Shopping Ctr.
Okeechobee Blvd
Westward
Downtown West Palm Beach
Westgate Ave
Palm Beach Atlantic College
Worth Avenue
Esplanade
Westgate
Palm Beach County Convention Ctr.
Everglades Golf Course
Haverhill Rd
N. Military Trail
Paradies Shops
Belmart Plaza
The Palm Beach Post
West Palm Beach Farms
Palm Beach International Airport
Lake Worth Lagoon
S. Dixie Hwy
Parker Ave
S. Ocean Blvd
Southern Blvd
Southdale Shopping Ctr.
Gun Club Rd
Gun Club Center
Gun Club Estates
Palm Beach County
Marshall & Vera Lea Rinker Athletic Campus
Summit Blvd
Polo Grounds Mall
Summit Commons
Greenacres
Southside
Federal Hwy
S. Congress Ave
Woodbridge Plaza
Forest Hill Blvd
West Palm Plaza
Trafalgar Square
Riverbridge Center
West Palm Beach Country Club
Palm Springs
Greenwood Shopping Centre
Miami 65 miles
Lake Worth
95
708
710
1
A1A
811
809
704
807
98
882
Lake Okeechobee
Martin County
Pahokee
Belle Glade
South Bay
Palm Beach Gardens
Royal Palm Beach
Wellington
Jupiter
Juno Beach
West Palm Beach
Palm Springs
Lake Worth
Atlantic Ocean
Palm Beach County
Boynton Beach
Delray Beach
Boca Raton
Parkland
Coral Springs
Coconut Creek
Pompano Beach
Broward County
Everglades Expwy
Sunrise
Plantation
Fort Lauderdale
Weston
The Everglades
Pembroke Pines
Miramar
Hollywood
Hallandale Beach
Miami-Dade County

A-3-70

No. 8 – Cross County Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Starwood Mortgage Capital LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$40,000,000		Location:	West Palm Beach, FL
	Cut-off Date Balance:	$40,000,000		Size:	347,093 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$115.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$115.24
	Borrower Sponsor:	Paul Pollak		Year Built/Renovated:	1991/1998
	Guarantor:	Paul Pollak		Title Vesting(2):	Fee
	Mortgage Rate:	7.6600%		Property Manager:	Madison Properties USA LLC
	Note Date:	October 13, 2023		Current Occupancy (As of)(3):	99.2% (10/5/2023)
	Seasoning:	1 month		1/1/2022 Occupancy:	85.0%
	Maturity Date:	November 6, 2033		1/1/2021 Occupancy:	84.2%
	IO Period:	120 months		1/1/2020 Occupancy:	84.6%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$61,600,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$177.47
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	October 10, 2023
	Call Protection:	L(25),D(91),O(4)
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2023):	$3,777,034
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$3,704,320
				YE 2021 NOI:	$3,467,218
Escrows and Reserves(1)				YE 2020 NOI:	$3,130,761
	Initial	Monthly	Cap	U/W Revenues:	$6,162,059
Taxes	$65,927	$65,927	NAP	U/W Expenses:	$1,952,443
Insurance	$319,065	$53,177	NAP	U/W NOI(3):	$4,209,616
Replacement Reserve	$0	$5,776	NAP	U/W NCF:	$4,140,197
TI/LC Reserve	$750,000	Springing	NAP	U/W DSCR based on NOI/NCF:	1.36x / 1.33x
Deferred Maintenance	$109,142	$0	NAP	U/W Debt Yield based on NOI/NCF:	10.5% / 10.4%
Free Rent Reserve	$243,481	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 10.4%
Rent Credit Reserve	$172,189	$0	NAP	Cut-off Date LTV Ratio:	64.9%
Primary Tenant Reserve	$0	Springing	$525,900	LTV Ratio at Maturity:	64.9%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$40,000,000	100.0%	Loan Payoff	$31,222,703	78.1%
			Return of Equity	4,670,804	11.7
			Closing Costs	2,446,689	6.1
			Upfront Reserves	1,659,804	4.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	See “Escrows” section.
(2)	The borrower additionally owns a leased fee interest in the Release Parcel, described in “Partial Release” section below.
(3)	The increase in U/W NOI and in Current Occupancy is driven primarily by Conn’s ($578,310 of underwritten base rent; 12.7% of underwritten base rent; 13.6% of NRA) which lease commenced in April 2023.

The Mortgage Loan. The eighth largest mortgage loan (the “Cross County Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 and secured by a first priority fee interest in a 347,093 square foot anchored retail property located in West Palm Beach, Florida (the “Cross County Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is Cross County Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cross County Plaza Mortgage Loan. The borrower sponsor is Paul Pollak.

Mr. Pollak has over 35 years of commercial real estate experience including ownership, management and renovation of commercial properties throughout New York, Virginia and Florida. Mr. Pollak has an ownership interest in more than 20 properties.

A-3-71

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The Property. The Cross County Plaza Property is a 347,093 SF grocery-anchored retail property located in West Palm Beach, Florida. The Cross County Plaza Property was originally constructed in 1991, expanded in 1998 and is anchored by Presidente Supermarket (“Presidente”), which opened in June 2022 after executing a long-term lease through February 2041. The Cross County Plaza Property is located less than three miles from Palm Beach International Airport and approximately five miles from Palm Beach. As of October 5, 2023, the Cross County Plaza Property is 99.2% leased to 27 tenants.

The Cross County Plaza Property’s tenant mix includes a grocer and numerous restaurants, healthcare, wellness, and service-based tenants that serve the surrounding area. The three largest tenants are Presidente (15.4% of NRA), Conn’s (13.6% of NRA) and Ollie’s Bargain Outlet (“Ollie’s”) (10.9% of NRA); no other tenant is larger than 9.4% of the NRA. The borrower sponsor purchased the Cross County Plaza Property in June 2014 for $42.0 million and has since put significant capital back into the Cross County Plaza Property, including capital expenditures, and tenant improvements and leasing commissions for approximately 229,000 square feet of new leasing. The borrower sponsor’s total cost basis is estimated at approximately $60.3 million.

The Cross County Plaza Property was previously anchored by Kmart and Winn Dixie, which collectively leased approximately 49% of the NRA. In 2016, Kmart went dark on its space, though it continued to pay rent. The borrower sponsor elected to subdivide Kmart’s 123,011 square foot space and by mid-2018 had completed the subdivision. The borrower sponsor began talks with two new tenants (Supertramp and Ollie’s) for approximately two-thirds of the space. Supertramp and Ollie’s commenced leases in 2019. The third and final vacancy in the former Kmart suite was recently leased by Conn’s, which agreed to an 11-year lease on the 47,209 square feet.

While the Kmart space was being subdivided and re-leased, the borrower sponsor also learned that Winn Dixie would be vacating at its lease expiration in May 2019. Winn Dixie, which occupied 53,291 square feet, was backfilled by Presidente on a long-term lease through February 2041. Presidente, which signed its lease in July 2019, began its buildout in August 2019, its buildout was delayed due to a shortage in labor and materials. It eventually opened its store in June 2022 and is currently paying full, unabated rent.

Major Tenants.

Presidente (53,291 SF; 15.4% of NRA; 8.2% of underwritten base rent). Presidente operates nearly 30 affordable grocery stores throughout Florida. Presidente executed a lease in 2019, opened for business in June 2022, has a current lease expiration date in February 2041 and has three five-year renewal options remaining. Presidente has no termination options. Additionally, the president of the Presidente grocery chain, Pedro Rodriquez, is personally guaranteeing this store’s lease for the first 12 years of the lease term.

Conn’s (47,209 SF; 13.6% of NRA; 12.7% of underwritten base rent). Conn’s is an American furniture, appliance, electronics, mattress and computer store. Conn’s operates over 170 stores with over 4,000 employees in 15 states across the southern U.S. Conn’s has been at the Cross County Plaza Property since 2023, has a current lease expiration date in April 2034 and has four five-year renewal options remaining. Conn’s has no termination options.

Ollie’s (37,693 SF; 10.9% of NRA; 9.3% of underwritten base rent). Ollie’s is America’s largest retailer of closeout merchandise and excess inventory. Ollie’s has been at the Cross County Plaza Property since 2019, has a current lease expiration date in December 2026 and has three five-year renewal options remaining. Ollie’s has no termination options.

A-3-72

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the tenancy at the Cross County Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Presidente	NR/NR/NR	53,291	15.4%	$7.00	$373,037	8.2%	2/9/2041	3, 5-year	N
Conn’s	NR/NR/NR	47,209	13.6%	$12.25	$578,310	12.7%	4/30/2034	4, 5-year	N
Ollie’s	NR/NR/NR	37,693	10.9%	$11.25	$424,046	9.3%	12/31/2026	3, 5-year	N
Supertramp	NR/NR/NR	32,505	9.4%	$10.15	$330,000	7.3%	6/30/2032	2, 5-year	N
Ross Dress for Less	NR/NR/NR	28,102	8.1%	$12.00	$337,224	7.4%	1/31/2029	2, 5-year	N
		198,800	57.3%	$10.27	$2,042,618	45.0%

Non-Major Tenants		145,380	41.9%	$17.17	$2,496,805	55.0%

Occupied Collateral Total		344,180	99.2%	$13.19	$4,539,423	100.0%

Vacant Space		2,913	0.8%

Collateral Total		347,093	100.0%

(1)	Information obtained from the underwritten rent roll dated October 5, 2023.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totalling $50,734 through March 2024.

The following table presents a summary of sales and occupancy costs for certain tenants at the Cross County Plaza Property:

Tenant Sales(1)(2)(3)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	Occupancy Cost(4)
Ross Dress for Less	$261	$429	$432	4.1%
(1)	Information obtained from the borrower.
(2)	Tenants shown on the Major Tenants table above and not included on the Tenant Sales table are not required to report sales.
(3)	Sales (PSF) represents for the trailing 12 months ending December 30 except for 2022 Sales (PSF) which represents the trailing 12 months ending January 31, 2022.
(4)	Occupancy cost based on underwritten base rent and any applicable reimbursements, divided by most recent reported sales.

A-3-73

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the lease rollover schedule at the Cross County Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	15,600	4.5%	15,600	4.5%	$204,900	4.5%	$13.13
2025	3	11,174	3.2%	26,774	7.7%	$328,308	7.2%	$29.38
2026	5	65,506	18.9%	92,280	26.6%	$963,553	21.2%	$14.71
2027	4	15,902	4.6%	108,182	31.2%	$233,585	5.1%	$14.69
2028	2	28,120	8.1%	136,302	39.3%	$330,681	7.3%	$11.76
2029	3	41,630	12.0%	177,932	51.3%	$605,880	13.3%	$14.55
2030	3	30,641	8.8%	208,573	60.1%	$532,393	11.7%	$17.38
2031	2	2,602	0.7%	211,175	60.8%	$58,775	1.3%	$22.59
2032	1	32,505	9.4%	243,680	70.2%	$330,000	7.3%	$10.15
2033	0	0	0.0%	243,680	70.2%	$0	0.0%	$0.00
Thereafter	2	100,500	29.0%	344,180	99.2%	$951,347	21.0%	$9.47
Vacant	0	2,913	0.8%	347,093	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	347,093	100.0%			$4,539,423	100.0%	$13.19(3)
(1)	Information obtained from the underwritten rent roll dated October 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cross County Plaza Property:

Historical Occupancy

1/1/2020(1)	1/1/2021(1)	1/1/2022(1)	10/5/2023(2)
84.6%	84.2%	85.0%	99.2%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll dated October 5, 2023.

A-3-74

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cross County Plaza Property:

Cash Flow Analysis

	2020	2021	2022	TTM 7/31/2023	U/W	%(1)	U/W $ per SF
Base Rent	$3,378,139	$3,657,079	$3,899,155	$4,040,916	$4,539,423(2)	70.0%	$13.08
Grossed Up Vacant Space	0	0	0	0	174,780	2.7	0.50
Gross Potential Rent	$3,378,139	$3,657,079	$3,899,155	$4,040,916	$4,714,203	72.7%	$13.58
Other Income	67,919	65,881	57,299	54,791	54,791	0.8	0.16
Total Recoveries	978,848	1,075,728	1,223,769	1,220,444	1,714,501	26.4	$4.94
Net Rental Income	$4,424,907	$4,798,688	$5,180,224	$5,316,151	$6,483,494	100.0%	$18.68
(Vacancy & Credit Loss)	0	0	0	0	(321,435)(3)	(5.0)	(0.93)
Effective Gross Income	$4,424,907	$4,798,688	$5,180,224	$5,316,151	$6,162,059	95.0%	$17.75

Real Estate Taxes	$630,302	$643,135	$695,943	$691,593	$766,433	12.4%	$2.21
Insurance	217,616	241,470	258,500	298,690	638,129	10.4	1.84
Other Operating Expenses	446,228	446,865	521,460	548,833	547,881	8.9	1.58
Total Operating Expenses	$1,294,146	$1,331,470	$1,475,903	$1,539,117	$1,952,443	31.7%	$5.63

Net Operating Income(4)	$3,130,761	$3,467,218	$3,704,320	$3,777,034	$4,209,616	68.3%	$12.13
Replacement Reserves	0	0	0	0	69,419	1.1	0.20
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$3,130,761	$3,467,218	$3,704,320	$3,777,034	$4,140,197	67.2%	$11.93

NOI DSCR	1.01x	1.12x	1.19x	1.22x	1.36x
NCF DSCR	1.01x	1.12x	1.19x	1.22x	1.33x
NOI Debt Yield	7.8%	8.7%	9.3%	9.4%	10.5%
NCF Debt Yield	7.8%	8.7%	9.3%	9.4%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent includes contractual rent steps totaling $50,734 through March 2024.
(3)	The underwritten economic vacancy is 5.0%. The Cross County Plaza Property was 99.2% leased as of October 5, 2023.
(4)	The increase in Net Operating Income is primarily attributed to the former Kmart (123,011 SF, 34.4% total NRA) vacating in September 2018 and the former Winn-Dixie (53,291 SF; 14.9% NRA) vacating in May 2019. Both spaces have since been backfilled by (i) Presidente (15.4% NRA; $373,073 underwritten base rent; lease commencement July 2019), (ii) Ollie’s (10.9% NRA; $424,046 underwritten base rent; lease commencement September 2019), (iii) Conn’s (13.6% NRA; $578,310 underwritten base rent; lease commencement April 2023) and (iv) Supertramp (9.4% NRA; $330,000 underwritten base rent; lease commencement November 2019).

Appraisal. The appraiser concluded to an “as-is” appraised value for the Cross County Plaza Property of $61,600,000 as of October 10, 2023.

Environmental Matters. According to a Phase I environmental assessment dated February 2, 2023, a REC was identified at the Cross County Plaza Property in connection with the historical operation of a dry cleaning facility on a parcel adjacent to the Cross County Plaza Property. A limited subsurface investigation at the adjacent parcel conducted in 1997 indicated contamination in groundwater and soil above cleanup target levels. A vapor intrusion investigation at the adjacent parcel conducted in 2017 identified some soil gas concentrations above the carcinogenic risk and target hazard quotients. The environmental consultant reported that the potential of volatile organic compound vapors from impacted groundwater and soil remained high. The environmental consultant advised that, pending the results of outstanding groundwater analysis, additional reporting and remediation may be required. The adjacent property is enrolled in the Florida Department of Environmental Protection’s Drycleaning Solvent Cleanup Program and is eligible for state-funded site rehabilitation under applicable state law. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Cross County Plaza Property is located in the Palm Beach retail market and the West Palm Beach retail submarket. According to the appraisal, as of the second quarter of 2023, the Palm Beach retail market reported a total inventory of approximately 81.7 million SF with an approximately 3.4% vacancy rate and an average asking rent of $34.51 PSF. Additionally, according to the appraisal, as of the second quarter of 2023, the West Palm Beach retail submarket reported a total inventory of approximately 17.0 million SF with an approximately 3.2% vacancy rate and an average asking rent of $27.35 PSF. According to a market report, the 2023 estimated population within a one-, three- and five-mile radius of the Cross County Plaza Property was 15,834, 111,565 and 280,659, respectively; and the 2023 estimated average median household income within the same radii was approximately $42,655, $49,447 and $52,386, respectively.

A-3-75

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Cross County Plaza Property:

Market Rent Summary(1)

	Grocery	Jr. Anchor	Large In-Line (>6,000 SF)	Small In-Line (<6,000 SF)	Outparcel	Gym
Market Rent (PSF)	$6.50	$10.00	$15.00	$25.00	$35.00	$16.00
Lease Term (Years)	10	10	10	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year
Tenant Improvements (New / Renewal)	$10.00 / $5.00	$10.00 / $5.00	$15.00 / $5.00	$20.00 / $5.00	$20.00 / $5.00	$20.00 / $5.00
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent Months (New / Renewal)	6 / 3	6 / 3	6 / 3	6 / 3	6 / 3	6 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Cross County Plaza Property, as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Cross County Plaza	4348 Okeechobee Boulevard West Palm Beach, FL	1991/1998	347,093(2)	99.2%(2)	-	-	-
6852 North University Drive	6852 North University Drive Tamarac, FL	1977/2004	80,244	97.0%	8/2023	$14,765,000	$184
1013 South Federal Highway	1013 South Federal Highway Deerfield Beach, FL	1980/2010	145,502	92.0%	6/2022	$18,750,000	$129
2415 Northwest Federal Highway	2415 Northwest Federal Highway Stuart, FL	2005/NAP	255,572	99.0%	6/2022	$48,500,000	$190
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Information obtained from the underwritten rent roll dated October 5, 2023.

Escrows.

Real Estate Taxes – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $65,927 for real estate taxes and ongoing monthly deposits equal to 1/12 of the taxes that the lender estimates will be payable during the next 12 months, initially $65,927.

Insurance – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $319,065 for insurance premiums and ongoing monthly deposits equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months, initially $53,177.

Replacement Reserve – The Cross County Plaza Mortgage Loan documents require ongoing monthly replacement reserve deposits of $5,776 ($0.20 per square foot per year).

Leasing Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $750,000 and, once the reserve falls below a floor of $500,000, ongoing monthly reserves of $8,677 ($0.30 per square foot per year) for tenant improvements and leasing commissions.

Deferred Maintenance – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $109,142, which equates to 115% of the lender’s estimate of the cost of immediate repairs at the Cross County Plaza Property.

Free Rent Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $243,481 for free rent related to Conn’s and King’s Super Buffet.

Rent Credit Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $172,189 for seven months of outstanding rent credits related to Conn’s.

A-3-76

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Primary Tenant Reserve - Upon the occurrence of a Primary Tenant Cash Trap Period (as defined below), the borrower will be required to deposit on each monthly payment date, until such Primary Tenant Cash Trap Period is cured, $87,650 into a reserve (the “Primary Tenant Reserve”) for re-leasing the Primary Tenant (as defined below) space. The Primary Tenant Reserve is subject to a cap of $525,900.

Lockbox and Cash Management. The Cross County Plaza Mortgage Loan is structured with a hard lockbox and in place cash management. The Cross County Plaza Mortgage Loan documents require the borrower to deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Cross County Plaza Mortgage Loan documents. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below) (other than a Sweep Event Period continuing solely as a result of a Primary Tenant Cash Trap Period), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cross County Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cross County Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing (or a Sweep Event Period is continuing solely as a result of a Primary Tenant Cash Trap Period), all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the date on which the debt service coverage ratio (commencing on the monthly payment date occurring six months after origination of the date and based on the trailing 12-month period, as calculated by the lender) is less than 1.25x; or
(iii)	the occurrence of a Primary Tenant Cash Trap Period.

A Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.30x for two consecutive calendar quarters; or
●	with regard to clause (iii), such Primary Tenant Cash Trap Period is cured, as further described below.

A “Primary Tenant Cash Trap Period” will commence upon the earliest of: (i) the date that is 12 months prior to lease expiration of such Primary Tenant, (ii) the date upon which any Primary Tenant becomes a debtor in any bankruptcy or insolvency proceeding and/or is placed in or becomes subject to any conservatorship or receivership, (iii) the date required under any Primary Tenant lease by which the Primary Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised) or the date that the Primary Tenant gives notice or otherwise indicates its intention not to renew the related lease or that it intends to discontinue its business at the space demised under its lease), (iv) the date upon which any Primary Tenant vacates, ceases operations, surrenders or otherwise “goes dark” at its space or indicates its intention to vacate, cease operations, surrender, or otherwise “go dark” at the Primary Tenant space, (v) the date upon which a Primary Tenant terminates its lease or gives notice of its intent to terminate its lease, (vi) the date on which a Primary Tenant defaults under its lease and (vii) the date upon which a Primary Tenant sublets any portion of its leased space without the lender’s prior consent.

A Primary Tenant Cash Trap Period will terminate: (a) with regard to clause (ii), on the date on which such Primary Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and such Primary Tenant has not rejected the related lease in such proceeding); (b) with regard to clause (iv), upon the related Primary Tenant re-commencing operations at its leased space during normal business hours for a period of six consecutive months; (c) with regard to clause (v), if such termination option is not validly exercised by the applicable Primary Tenant by the latest exercise date specified in the related lease or is otherwise validly and irrevocably waived by the applicable Primary Tenant; and (d) with regard to clause (vi), the date on which the subject default has been cured and no other event of default under the applicable lease occurs for a period of six consecutive months. A Primary Tenant Cash Trap Period will also terminate (i) in the event that a Primary Tenant Re-Tenanting Event (as defined below) has occurred or (ii) on the date that the amount in the Primary Tenant Reserve reaches the deposit cap of $525,900.

A “Primary Tenant Re-Tenanting Event” means that: (i) the related Primary Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years beyond the maturity date of the Cross County Plaza Mortgage Loan and on terms acceptable to the lender for the related space, which replacement lease (or leases) must satisfy additional conditions; (ii) each such Primary Tenant is in occupancy of its premises, open for business, and paying unabated base rent, and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Primary Tenant” means individually and collectively as the context may require, Presidente, Conn’s, Ollie’s and any replacement tenant that enters into a lease for any portion of space at the Cross County Plaza Property currently leased to the foregoing tenants.

Property Management. The Cross County Plaza Property is managed by Madison Properties USA LLC.

A-3-77

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Partial Release. Provided that no event of default exists, at any time after 60 days following the closing date of the MSWF 2023-2 securitization, the lender permits the release of a parcel at the Cross County Plaza Property that is currently ground leased to Chili’s Florida, Inc. (the “Release Parcel”) as collateral for the Cross County Plaza Mortgage Loan, provided that the following conditions, among others, are satisfied: (i) the Release Parcel and the remaining Cross County Plaza Property, and all improvements thereon, comply with applicable zoning, parking, land use and similar laws; (ii) all applicable zoning and subdivision approvals necessary to create legally identifiable tracts of real property, and separate tax and zoning lots for all real property taxes, have been granted; (iii) the borrower provides evidence satisfactory to the lender that, after the release, the remaining Cross County Plaza Property has available to it all necessary utility, facilities, easements and other services for the use, occupancy and operation of the remaining Cross County Plaza Property, as well as unimpeded access for ingress and egress, all as approved by the lender; (iv) the borrower provides the lender with an updated survey and zoning report for the Release Parcel and the remaining Cross County Plaza Property; (v) title to the Release Parcel is transferred to a person that is not the borrower or a general partner or managing member of the borrower, or any person owned or controlled by such a person (provided that the transferee may be an affiliate of the guarantor); and (vi) the release of the Release Parcel is in compliance with applicable REMIC requirements. No value was attributed to the Release Parcel in the appraisal or in the lender’s underwriting of the Cross County Plaza Mortgage Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. The borrower currently ground leases the Release Parcel to Chili’s Florida, Inc. under a ground lease that expires on May 28, 2090. There is no base rent payable under the ground lease and Chili’s Florida, Inc. pays a common area maintenance charge equal to approximately $5,500 per annum for shared easements. No value was attributed to the Release Parcel in the appraisal or in the lender’s underwriting of the Cross County Plaza Mortgage Loan. The borrower is permitted to the Release Parcel as described in “Partial Release” above.

Terrorism Insurance. The Cross County Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Cross County Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

A-3-78

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

DOLLAR TREE
Wallace Commons

Tellico Village

Quail Springs

DOLLAR TREE
Terrell Mill Village

NOW OPEN
HARBOR FREIGHT
Carlisle Crossing

Academy
SPORTS+OUTDOORS
The Ridge at Turtle Creek

superGmart
INTERNATIONAL MARKET
The Centrum

Northwood Marketplace

Walmart
Walmart Neighborhood Market

A-3-79

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

St. Paul
Green Bay
Traverse City
Rochester
MN
Manitowoc
Lake Michigan
MICHIGAN
Lake Huron
WISCONSIN
Grand Rapids
Flint
ONT.
MILWAUKEE
Lansing
Madison
DETROIT
Waterloo
Dubuque
Kalamazoo
Rockford
Cedar Rapids
CHICAGO
Lake Erie
CLEVELAND
Iowa City
Davenport
South Bend
Toledo
Elyria
IOWA
Peoria
Fort Wayne
Mansfield
INDIANA
COLUMBUS
Bellevue
Springfield
Dayton
OHIO
INDIANAPOLIS
ILLINOIS
CINCINNATI
Columbia
Bloomington
Florence
Jefferson City
ST. LOUIS
Clarksville
LOUISVILLE
Lexington
WV
Evansville
KENTUCKY
Owensboro
MISSOURI
Bowling Green
London
VA
Sikeston
NASHVILLE
Bristol
TENN.

Lake Erie
NEW YORK
Albany
Erie
Jamestown
Elmira
Binghamton
ALLEGHENY NATL. FOREST
Newburgh
PENNSYLVANIA
Scranton
Williamsport
Paterson
State College
Newark
NEW YORK
Allentown
PITTSBURGH
Altoona
Johnstown
Carlisle
Harrisburg
Reading
Trenton
Toms River
York
PHILADELPHIA
Morgantown
Hagerstown
Wilmington
NJ
Vineland
Millville
Atlantic City
Frederick
BALTIMORE
WEST VIRGINIA
Rockville
Dover
Annapolis
Arlington
WASHINGTON, D.C.
DE
Lewes
Waldorf
MD
Harrisonburg
Salisbury
Ocean City
Charlottesville
VIRGINIA
Mechanicsville
Atlantic Ocean
Richmond
Roanoke
Lynchburg
Petersburg

Durango
COLORADO
Trinidad
Farmington
Raton
OK
Bloomfield
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
Clovis
NEW MEXICO
Portales
Roswell
Alamogordo
Silver City
Artesia
Lovington
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

Topeka
KANSAS CITY
ST. LOUIS
KANSAS
Jefferson City
IL
Wichita
KY
Derby
Springfield
MISSOURI
Joplin
Union City
Enid
OKLAHOMA
Tulsa
Bentonville
Fayetteville
Jonesboro
TN
OKLAHOMA CITY
Little Rock
MEMPHIS
Fort Smith
Norman
Lawton
McAlester
ARKANSAS
Tupelo
Wichita Falls
Pine Bluff
MS
Texarkana
Greenville
FORT WORTH
Rowlett
DALLAS
Shreveport
Jackson
LOUISIANA
Nacogdoches
Waco
Alexandria
Hattiesburg
San Angelo
TEXAS
Baton Rouge
Lafayette
AUSTIN
Beaumont
HOUSTON
NEW ORLEANS
Houma
Del Rio
SAN ANTONIO
Galveston
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

NASHVILLE
Johnson City
Bristol
Jackson
Knoxville
Greensboro
RALEIGH
Rocky Mount
TENNESSEE
Asheville
NC
MEMPHIS
Loudon
Fayetteville
Chattanooga
Greenville
CHARLOTTE
Huntsville
Tupelo
Gainesville
Wilmington
Marietta
Birmingham
Columbia
SC
ATLANTA
Augusta
MS
ALABAMA
Macon
Charleston
Prattville
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Tallahassee
Gulfport
Pensacola
FLORIDA
JACKSONVILLE
LA
Gainesville
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Ft. Myers
West Palm Beach
Naples
Ft. Lauderdale
MIAMI

RTL Retail Portfolio

1	Northwoods Marketplace	North Charleston, SC
2	The Centrum	Pineville, NC
3	Lawton Marketplace Lawton	Lawton, OK
4	Carlisle Crossing	Carlisle, PA
5	Southway Shopping Center	Houston, TX
6	Parkway Centre South Shopping	Grove City, OH
7	Houma Crossing - Houma	Houma, LA
8	North Lake Square	Gainesville, GA
9	Liberty Crossing - Rowlett	Rowlett, TX
10	Owensboro Towne Center	Owensboro, KY
11	Harbor Town Center	Manitowoc, WI
12	Lord Salisbury Center	Salisbury, MD
13	Terrell Mill Village	Marietta, GA
14	The Ridge at Turtle Creek	Hattiesburg, MS
15	Nordstrom Rack	Tampa, FL
16	Ventura Place	Albuquerque, NM
17	Village at Quail Springs Oklahoma City	Oklahoma City, OK
18	Wallace Commons I	Salisbury, NC
19	Waterford Park South	Clarksville, IN
20	Evergreen Marketplace	Evergreen Park, IL
21	Derby Marketplace	Derby, KS
22	Stoneridge Village	Jefferson City, MO
23	Fresh Thyme and DSW	Fort Wayne, IN
24	Crossroads Annex - Lafayette	Lafayette, LA
25	Tellico Village	Loudon, TN
26	Walmart Neighborhood Market	Summerville, SC
27	PetSmart & Old Navy	Reynoldsburg, OH
28	Sutter's Creek	Rocky Mount, NC
29	Mattress Firm and Panera Bread	Elyria, OH

A-3-80

No. 9 – RTL Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Retail – Various
	(Fitch/KBRA/Moody’s):			Location:	Various
	Original Principal Balance(1):	$30,000,000		Size:	3,117,102 SF
	Cut-off Date Balance(1):	$30,000,000		Cut-off Date Balance Per SF(1):	$83.41
	% of Initial Pool Balance:	3.3%		Maturity Date Balance Per SF(1):	$83.41
	Loan Purpose:	Recapitalization		Year Built/Renovated:	Various/Various
	Borrower Sponsor:	Global Net Lease, Inc.		Title Vesting:	Fee
	Guarantor:	Global Net Lease, Inc.		Property Manager:	Necessity Retail Properties, LLC
	Mortgage Rate:	6.44575%			(borrower-related)
	Note Date:	August 30,2023		Current Occupancy (As of):	95.3% (9/1/2023)
	Seasoning:	3 months		YE 2022 Occupancy:	94.1%
	Maturity Date:	September 6, 2033		YE 2021 Occupancy(4):	90.7%
	IO Period:	120 months		YE 2020 Occupancy(4)(5):	76.5%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value(6):	$508,200,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF(6):	$163.04
	Call Protection(2):	L(12),YM(15),DorYM1(86),O(7)		Appraisal Valuation Date(6):	July 31, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type(1)	Pari Passu		TTM 6/30/2023 NOI:	$33,695,199
	(Balance) (1):	($230,000,000)		YE 2022 NOI(7):	$27,051,928
				YE 2021 NOI(8):	NAV
Escrows and Reserves(3)				YE 2020 NOI(8):	NAV
	Initial	Monthly	Cap	U/W Revenues:	$53,888,610
Taxes:	$4,174,654	$596,379	NAP	U/W Expenses:	$17,916,793
Insurance:	$5,240	$1,310	NAP	U/W NOI:	$35,971,817
Deferred Maintenance:	$1,027,622	$0	NAP	U/W NCF:	$33,409,746
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.12x / 1.97x
TI/LC:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.8% / 12.8%
Environmental Reserve:	$977,500	$0	NAP	U/W Debt Yield at Maturity based on
Outstanding TI/LC:	$9,576,923	$0	NAP	NOI/NCF(1):	13.8% / 12.8%
Outstanding Free Rent:	$311,601	$0	NAP	Cut-off Date LTV Ratio(1)(6):	51.2%
Outstanding Gap Rent:	$241,832	$0	NAP	LTV Ratio at Maturity(1)(6):	51.2%

Sources and Uses
Sources			Uses
Whole Loan Amount	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	16,315,372	6.3
			Closing Costs	5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Mortgage Loan (as defined below) is part of the RTL Retail Portfolio Whole Loan (as defined below), which is comprised of 17 pari passu promissory notes with an aggregate original principal balance of $260,000,000 (collectively, the “RTL Retail Portfolio Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the RTL Retail Portfolio Whole Loan.
(2)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual defeasance lockout period may be longer.
(3)	See "Escrows” below for further discussion of reserve requirements.
(4)	Based on occupancy statistics at the Liberty Crossing - Rowlett, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Village at Quail Springs Oklahoma City mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(5)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(6)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the aggregate stand-alone “as-is” appraised values are both 52.2%.
(7)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
A-3-81

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%
(8)	Historical cash flows are unavailable as 24 of the 29 RTL Retail Portfolio Properties (as defined below) were acquired in 2022 and such information is not available.

The Mortgage Loan. The ninth largest mortgage loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a whole loan (the “RTL Retail Portfolio Whole Loan”) evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $260,000,000. The RTL Retail Portfolio Whole Loan is secured by the borrowers’ fee interests in a 3,117,102 square foot portfolio compromised of 29 retail properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Societe Generale Financial Corporation (“SGFC”), Bank of Montreal (“BMO”), and KeyBank National Association (“KeyBank”). Morgan Stanley Mortgage Capital Holdings LLC acquired the non-controlling note A-3, with an original principal balance of $30,000,000, from Barclays on September 21, 2023, which represents the RTL Retail Portfolio Mortgage Loan and will be included in the MSWF 2023-2 securitization trust. The RTL Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BBCMS 2023-C22	Yes
A-2	$32,500,000	$32,500,000	BBCMS 2023-C21	No
A-3	$30,000,000	$30,000,000	MSWF 2023-2	No
A-4	$15,000,000	$15,000,000	BBCMS 2023-C22	No
A-5	$18,800,000	$18,800,000	SGFC	No
A-6	$12,500,000	$12,500,000	SGFC	No
A-7	$10,033,333	$10,033,333	SGFC	No
A-8	$7,000,000	$7,000,000	BBCMS 2023-C22	No
A-9	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-10	$14,000,000	$14,000,000	BMO	No
A-11	$5,333,334	$5,333,334	BBCMS 2023-C22	No
A-12	$15,000,000	$15,000,000	KeyBank	No
A-13	$11,000,000	$11,000,000	KeyBank	No
A-14	$10,000,000	$10,000,000	KeyBank	No
A-15	$8,000,000	$8,000,000	BBCMS 2023-C22	No
A-16	$7,333,333	$7,333,333	KeyBank	No
A-17	$5,000,000	$5,000,000	BBCMS 2023-C22	No
Total (Whole Loan)	$260,000,000	$260,000,000

The Borrowers and Borrower Sponsors. The borrowers for the RTL Retail Portfolio Mortgage Loan are 29 Delaware limited liability companies and special purpose entities, each with two independent directors in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The borrower sponsor and non-recourse carve-out guarantor for the RTL Retail Portfolio Mortgage Loan was The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). At completion of the Global Net Lease Merger, Global Net Lease Inc. became, and is currently, the borrower sponsor and non-recourse carveout guarantor. RTL is a publicly traded real estate investment trust with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the United States. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9-year weighted average lease term remaining as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease, Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc. is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, income producing net-leased assets. Prior to the Global Net Lease Merger, as of June 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,308 properties totaling approximately 66.9 million square feet. As of June 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

A-3-82

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. 27 of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties are 95.3% occupied by 188 tenants as of September 1, 2023. The borrower sponsor acquired five of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. Eight of the RTL Retail Portfolio Properties are anchored, or shadow anchored by 11 non-collateral stores (the “Non-Collateral Anchors”), and the space occupied by the Non-Collateral Anchors is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties in this term sheet does not include any space occupied by the Non-Collateral Anchors, unless otherwise expressly stated herein.

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built/ Renovated	Square Feet(1)	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace Lawton	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South Shopping	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing - Houma	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing - Rowlett	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Towne Center	Owensboro, KY	1992; 1996; 1997; 1999 / 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Village at Quail Springs Oklahoma City	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons I	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
FreshThyme and DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex - Lafayette	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutter’s Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm and Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total/Wtd. Avg.(2)			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(3)	100.0%
(1)	Information is based on the underwritten rent roll dated as of September 1, 2023.
(2)	Occ. % excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.
(3)	The total Appraised Value represents the “As Portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a standalone basis is $498,190,000.

A-3-83

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Major Tenants.

Hobby Lobby Stores, Inc. (277,512 square feet; 8.9% of portfolio net rentable area; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby occupies 55,126 square feet at the Village at Quail Springs Oklahoma City mortgaged property with a lease expiration date of September 30, 2028 and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutter’s Creek mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing - Houma mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030 and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio net rentable area; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the U.S. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039 and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace Lawton mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio net rentable area; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the U.S., operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing - Rowlett mortgaged property with a lease expiration date of January 31, 2026 and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025 and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029 and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027 and four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

A-3-84

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

The following table presents a summary regarding the major tenants at the RTL Retail Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Property/ Property Count	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF(3)	Annual U/W Gross Rent(3)	% of Total Annual U/W Gross Rent(3)	Lease Expiration Date	Term. Option	Sales PSF(4)	Occupancy Cost(4)
Major Tenants
Hobby Lobby	NR/NR/NR	5(5)	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	N	NAV	NAV
Academy Sports	NR/BB/NR	3(6)	182,928	5.9%	$11.27	$2,060,914	5.2%	Various(6)	N	NAV	NAV
Ross	A2/BBB+/NR	6(7)	167,328	5.4%	$11.48	$1,921,113	4.8%	Various(7)	N	$552.59(8)	3.2%(8)
PetSmart	B3/B+/NR	9(9)	158,353	5.1%	$15.38	$2,434,699	6.1%	Various(9)	N	NAV	NAV
Best Buy	A3/BBB+/NR	4(10)	150,981	4.8%	$9.77	$1,475,221	3.7%	Various(10)	N	NAV	NAV
Kohls Corporation	Ba3/BB/BBB-	2(11)	137,062	4.4%	$6.89	$943,882	2.4%	1/31/2029	N	NAV	NAV
TJ Maxx	A2/A/NR	5(12)	123,913	4.0%	$10.11	$1,252,852	3.1%	Various(12)	N	$447.52(13)	3.8%(13)
Super G Mart	NR/NR/NR	The Centrum	108,714	3.5%	$6.00	$652,284	1.6%	5/31/2042	N	NAV	NAV
Michaels	Caa2/B-/NR	4(14)	88,275	2.8%	$12.11	$1,069,053	2.7%	Various(14)	N	$151.34(15)	10.5%(15)
Five Below	NR/NR/NR	9(16)	79,239	2.5%	$16.75	$1,326,940	3.3%	Various(16)	N	NAV	NAV
Total Major Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non-Major Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%
Occupied Collateral Total			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Information is based on the underwritten rent roll dated as of September 1, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Annual U/W Gross Rent PSF, Annual U/W Gross Rent and % of Total Annual U/W Gross Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 square feet at the Village at Quail Springs Oklahoma City mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing - Houma mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace Lawton mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing – Rowlett mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based solely on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge /Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Towne Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace – Lawton mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Village at Quail Springs Oklahoma City mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Towne Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons I mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Towne Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace - Lawton mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based solely on sales at the Parkway Centre South Shopping mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based solely on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing – Rowlett mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with

A-3-85

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Towne Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing – Houma mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace - Lawton mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the RTL Retail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent(3)	% of Total Annual U/W Gross Rent(3)	Annual U/W Gross Rent PSF(3)
MTM	1	4,068	0.1%	4,068	0.1%	$64,736	0.2%	$15.91
2023	6	29,040	0.9%	33,108	1.1%	$588,387	1.5%	$20.26
2024	34	175,134	5.6%	208,242	6.7%	$3,008,031	7.6%	$17.18
2025	29	181,893	5.8%	390,135	12.5%	$2,744,328	6.9%	$15.09
2026	48	477,019	15.3%	867,154	27.8%	$6,521,264	16.4%	$13.67
2027	36	235,924	7.6%	1,103,078	35.4%	$3,980,423	10.0%	$16.87
2028	38	454,788	14.6%	1,557,866	50.0%	$5,930,282	14.9%	$13.04
2029	17	284,055	9.1%	1,841,921	59.1%	$3,430,732	8.6%	$12.08
2030	15	256,766	8.2%	2,098,687	67.3%	$3,666,652	9.2%	$14.28
2031	9	147,450	4.7%	2,246,137	72.1%	$1,424,004	3.6%	$9.66
2032	16	200,157	6.4%	2,446,294	78.5%	$2,600,853	6.5%	$12.99
2033	14	182,187	5.8%	2,628,481	84.3%	$2,484,082	6.2%	$13.63
Thereafter	10	342,241	11.0%	2,970,722	95.3%	$3,362,227	8.4%	$9.82
Vacant	0	146,380	4.7%	3,117,102	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(4)	273	3,117,102	100.0%			$39,806,001	100.0%	$13.40
(1)	Information obtained from the underwritten rent roll dated as of September 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Annual U/W Gross Rent, % of Total Annual U/W Gross Rent and Annual U/W Gross Rent PSF are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the RTL Retail Portfolio Properties:

Historical Occupancy

12/31/2020(1)(2)	12/31/2021(1)	12/31/2022(1)	9/1/2023(3)
76.5%	90.7%	94.1%	95.3%
(1)	Based on occupancy statistics at the Liberty Crossing - Rowlett, Southway Shopping Center, Northwoods Marketplace, The Centrum, and The Village at Quail Springs Oklahoma City mortgaged properties, which were acquired by the borrower sponsor in 2018. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(2)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(3)	Based on the underwritten rent roll.

A-3-86

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RTL Retail Portfolio Properties:

Cash Flow Analysis(1)

	2022	TTM 6/30/2023	U/W(1)	%(2)	U/W $ per SF
Rents in Place(3)	$30,907,670	$37,311,334	$39,378,579	69.4%	$12.63
Rent Steps(4)	0	0	326,233	0.6	0.10
Straight Line Rent	0	0	7,000	0.0	0.00
Percentage Rent	0	155,969	101,189	0.2	0.03
Vacancy Gross Up	0	0	2,763,888	4.9	0.89
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	75.1%	$13.66
Total Reimbursements	10,208,401	11,658,704	14,147,963	24.9	4.54
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	100.0%	$18.20
Other Income	0	68,582	0	0.0	0
(Vacancy/Credit Loss)	0	0	(2,836,243)	(5.0)	(0.91)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	95.0%	$17.29

Real Estate Taxes	5,916,899	6,767,608	6,913,585	12.8	2.22
Insurance	1,195,587	1,243,194	2,053,265	3.8	0.66
Management Fee	1,550,658	1,956,924	1,886,101	3.5	0.61
Other Operating Expenses	5,400,999	5,531,664	7,063,842	13.1%	2.27
Total Operating Expenses	$14,064,144	$15,499,390	$17,916,793	33.2%	$5.75

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	66.8%	$11.54
Replacement Reserves	0	0	521,495	1.0	0.17
TI/LC	0	0	2,040,576	3.8	0.65
Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	62.0%	$10.72

NOI DSCR(5)	1.59x	1.98x	2.12x
NCF DSCR(5)	1.59x	1.98x	1.97x
NOI Debt Yield(5)	10.4%	13.0%	13.8%
NCF Debt Yield(5)	10.4%	13.0%	12.8%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue and vacancy fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Since July 1, 2022, there have been 539,910 square feet (17.3% of net rentable area) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place.)
(4)	Includes contractual rent steps through August 2024.
(5)	Debt service coverage ratios and debt yields are based on the RTL Retail Portfolio Whole Loan.

Appraisal. According to the appraisal dated July 31, 2023, the RTL Portfolio Properties have an “As Portfolio” value of $508,200,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As Is” values on a stand alone basis is $498,190,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the aggregate stand-alone appraised “As-Is” values are both 52.2%.

Environmental Matters. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio net rentable area) in connection with dry cleaning operations at the Terrell Mill Village mortgaged property. A 2022 subsurface investigation detected tetrachloroethylene and perchloroethylene in soil gas samples at concentrations above the applicable regulatory standards. At origination, the borrowers reserved $977,500 to complete a subsurface investigation. If the subsurface investigation confirms that there is a vapor intrusion condition, the borrowers will be required to use commercially reasonable efforts to (i) undertake further sampling and (ii) install a passive or active vapor intrusion mitigation system. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio net rentable area) related to prior environmental reports which identified a closed leaking underground storage tank (“LUST”) case and three environmentally impacted areas at the Evergreen Marketplace mortgaged property formerly occupied by a golf course. The LUST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial or commercial purposes. Based on the reported remediation activities, locations of the affected areas relative to the mortgaged property, the soil sampling results and redevelopment of the mortgaged property, the historical uses of the Evergreen Marketplace mortgaged property are considered a CREC. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-87

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Market Overview and Competition.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Rent Summary(1)

Property	Location	Market	Submarket	U/W Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.60%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.00%
Lawton Marketplace Lawton	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.50%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.40%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.80%
Parkway Centre South Shopping	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.10%
Houma Crossing - Houma	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.10%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.50%
Liberty Crossing - Rowlett	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.40%
Owensboro Towne Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.10%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.50%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.50%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.20%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.30%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.80%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.90%
Village at Quail Springs Oklahoma City	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.10%
Wallace Commons I	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.00%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.70%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.20%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.30%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
FreshThyme and DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.30%
Crossroads Annex - Lafayette	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.40%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.60%
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.40%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.40%
Sutter’s Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.90%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.00%
Weighted Average				$13.40	$13.63	3.9%
(1)	Information obtained from the appraisals dated between July 7, 2023, and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.

A-3-88

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Escrows.

Required Repairs – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $1,027,622 for required repairs.

Real Estate Taxes – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $4,174,654 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $596,379).

Insurance – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $5,240 for insurance premiums and ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months (initially $1,310).

Replacement Reserve – During a Cash Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

Outstanding TI/LC Reserve – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $9,576,923 for outstanding tenant improvements and leasing commissions as of the origination date.

Outstanding Free Rent Reserve – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $311,601 for outstanding free rent as of the origination date.

Gap Rent Reserve – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $241,832 for gap rent as of the origination date.

Environmental Reserve – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $977,500 for the environmental reserve fund.

Lockbox and Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers established a lockbox account and were required to deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Sweep Event (as defined below), all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lenders and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, which provide that provided no event of default or borrower bankruptcy event is continuing, such funds will be applied (i) to make required deposits, if any, into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the RTL Retail Portfolio Whole Loan, (iii) to pay operating and capital expenses in accordance with the annual budget (which is required to be reasonably approved by the lenders during a Cash Sweep Period) and lender-approved extraordinary expenses, (iv) to make required deposits, if any, into the replacement reserve and TI/LC reserve as described above under “Escrows,” and (v) to deposit all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan during the continuance of such Cash Sweep Event.

A “Cash Sweep Period” will commence upon a Cash Sweep Event and will terminate upon the cure of such Cash Sweep Event.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end upon, (x) with respect to clause (i), a cure of such event of default, (y) with respect to clause (ii), (a) achieving a debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lenders of the Debt Yield Cure – Letter of Credit (as defined below), or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), and (z) with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

A “Debt Yield Trigger Event” will commence upon (i) the debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lenders, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lenders; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposit with the lenders the applicable Debt Yield Cure – Letter of Credit or complete the applicable Debt Yield Cure – Partial Prepayment.

A-3-89

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

  A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lenders additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lenders with (a) reasonably satisfactory evidence that the assets of Hobby Lobby or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lenders confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lenders an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lenders a Hobby Lobby letter of credit, which is in an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lenders with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lenders executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the RTL Retail Portfolio Whole Loan by its terms, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lenders executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant, and (e) an updated rent roll.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. On any payment date following the payment date in (a) September 2024 (with prepayment and payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or prepayment and payment of a yield maintenance premium), the borrowers may obtain the release any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt yield with respect to the remaining individual mortgaged properties will be no less than the debt yield immediately prior to the partial release; (v) prepayment (including any applicable yield maintenance premium) or defeasance of the release amount equal to 115% of the allocated loan amount for such individual property and (vi) satisfaction of REMIC related conditions.

A-3-90

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The tenant Wal-Mart has a right of first refusal (“ROFR”) to purchase the Walmart Neighborhood Market mortgaged property and the tenant McDonalds has a ROFR to purchase the portion of the Southway Shopping Center mortgaged property occupied by such tenant. Pursuant to the Wal-Mart lease, the ROFR does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, however, such right applies to any subsequent sale. Pursuant to the McDonalds lease, the ROFR only applies if the premises leased to McDonalds is the only portion of the related mortgaged property being transferred.

Ground Lease. None.

Terrorism Insurance. The RTL Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the RTL Retail Portfolio Properties. The RTL Retail Portfolio Whole Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a 365-day extended period of indemnity; provided, however, the borrowers will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable in respect of the property insurance and rental loss and/or business income insurance required under the RTL Retail Portfolio Whole Loan (without giving effect to the cost of terrorism, earthquake components and catastrophic premium surcharges of such property and rental loss and/or business income insurance) on the origination date. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-91

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

DICK'S
SPORTING GOODS
Monte Vista – Turlock, CA

HOBBY LOBBY
SEASONAL
Sherwood – Sherwood, OR

GROCERY OUTLET
Silverdale Village – Silverdale, WA

DOLLAR TREE
Grafton – Grafton, WI

GRAVITY
DRIVE-THRU
Port Orchard – Port Orchard, WA

HARBOR FREIGHT
QUALITY TOOLS LOWEST PRICES
Fallon – Fallon, NV

San Joaquin Valley
College
Madera Marketplace – Madera, CA

A-3-92

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

N. GOLDEN STATE BOULEVARD
COUNTRYSIDE DRIVE
W. MONTE VISTA AVENUE
99
BevMo!
Holiday Inn
PACIFIC DENTAL SERVICES
KIDS CARE DENTAL AND ORTHODONTICS
PACIFIC TANNING COMPANY
Great Clips
verizon
WEST COAST SOURDOUGH
SUPERCUTS
claire's
LOWE'S
SAFEWAY
ROSS
KOHL'S
carter's
Spectrum
maurices
rue21
petco
crumbl
Sport Clips
TILLY'S
DICK'S
TORRID
5.11
Parcel 1
1.3 AC
Parcel 2
Parcel 3
Parcel 4
1.2 AC
Parcel 5
0.4 AC
Collateral
Vacant
Not Part of Collateral
N

A-3-93

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Rhino Retail Portfolio 2
1 Monte Vista Turlock, CA
2 Sherwood Sherwood, OR
3 Madera Marketplace Madera, CA
4 Silverdale Village Silverdale, WA
5 Port Orchard Port Orchard, WA
6 Grafton Grafton, WI
7 Fallon Fallon, NV
SEATTLE
Everett
Bremerton
Port Orchard
Silverdale
TACOMA
MILWAUKEE
Lake Michigan
Grafton
Racine
Kenosha
WISCONSIN
ILLINOIS
PORTLAND
WASHINGTON
OREGON
Sherwood
Vancouver
CASCADE RANGE
Stockton
Modesto
Turlock
Merced
Madera
FRESNO
RENO
Sparks
Fallon
Carson City
NEVADA
CALIFORNIA
SIERRA NEVADA MTS

A-3-94

No. 10 – Rhino Retail Portfolio 2

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR		Property Type – Subtype:	Retail - Anchored
	Original Principal Balance(1):	$30,000,000		Location(4):	Various
	Cut-off Date Balance(1):	$30,000,000		Size:	827,429 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$157.72
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$157.72
	Borrower Sponsor:	Sanjiv Chopra		Year Built/Renovated(4):	Various / Various
	Guarantor:	Sanjiv Chopra		Title Vesting:	Fee
	Mortgage Rate:	6.9750%		Property Manager(5):	Various
	Note Date:	July 28, 2023		Current Occupancy (As of):	95.5% (7/20/2023)
	Seasoning:	4 months		YE 2022 Occupancy:	84.0%
	Maturity Date:	August 6, 2033		YE 2021 Occupancy:	84.5%
	IO Period:	120 months		YE 2020 Occupancy:	NAV
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$198,631,638
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$240.06
	Call Protection:	L(24),YM1(89),O(7)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2023)(7)(8):	$3,670,860
	Additional Debt Type (Balance)(1):	Pari Passu ($100,500,000)		YE 2022 NOI(7):	$3,867,109
				YE 2021 NOI(7)(9):	$4,135,747
				YE 2020 NOI(7)(9):	$4,037,012
				U/W Revenues:	$19,233,452
Escrows and Reserves(2)				U/W Expenses:	$5,271,185
	Initial	Monthly	Cap	U/W NOI(8):	$13,962,267
Taxes:	$785,206	$157,041	NAP	U/W NCF:	$12,992,206
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.51x / 1.41x
Replacement Reserve:	$0	$10,343	NAP	U/W Debt Yield based on NOI/NCF(1):	10.7% / 10.0%
TI/LC Reserve:	$0	$51,714	$1,861,715	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.7% / 10.0%
Deferred Maintenance:	$47,813	$0	NAP	Cut-off Date LTV Ratio(1):	65.7%
Other Reserves(3):	$11,867,009	$100,000	$968,576	LTV Ratio at Maturity(1):	65.7%

Sources and Uses
Sources			Uses
Whole Loan Amount	$130,500,000	99.9%	Loan Payoff	$112,026,380	85.7%
Borrower Equity	194,081	0.1	Reserves	12,700,027	9.7
			Closing Costs	5,967,674	4.6
Total Sources	$130,694,081	100.0%	Total Uses	$130,694,081	100.0%
(1)	The Rhino Retail Portfolio 2 Mortgage Loan (as defined below) is part of the Rhino Retail Portfolio 2 Whole Loan (as defined below), which is evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $130.5 million. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rhino Retail Portfolio 2 Whole Loan.
(2)	See “Escrows” section below.
(3)	Other Reserves consist of upfront TI/LC reserve ($8,513,460), free rent and gap rent reserve ($2,578,518), Planet Fitness TI/LC reserve ($468,576) and static insurance reserve ($306,455).
(4)	See “The Properties” section below.
(5)	The Rhino Retail Portfolio 2 Properties (as defined below) are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.
(6)	The valuation dates for the individual property appraised values are between June 7, 2023 and June 10, 2023.
(7)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(8)	The increase from TTM NOI (5/31/2023) to U/W NOI is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commencement date of August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and The TJX Companies, Inc. ($236,922 of underwritten base rent; lease commencement date of October 2023.
(9)	YE 2021 NOI excludes the Silverdale Village mortgaged property, as the mortgaged property was acquired in 2021 and such information is not available.
A-3-95

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

The Mortgage Loan. The tenth largest mortgage loan (the “Rhino Retail Portfolio 2 Mortgage Loan”) is part of a whole loan (the “Rhino Retail Portfolio 2 Whole Loan”) that is secured by the borrowers’ fee interests in an 827,429 square foot, seven-property anchored retail portfolio located across California, Oregon, Washington, Wisconsin and Nevada (each individual property, a “Rhino Retail Portfolio 2 Property”, and collectively, the “Rhino Retail Portfolio 2 Properties”). The Rhino Retail Portfolio 2 Whole Loan was co-originated on July 28, 2023 by Barclays Capital Real Estate Inc. and Bank of America, National Association. The non-controlling Note A-5, with an original principal balance and Cut-off Date Balance of $30,000,000, will be contributed to the MSWF 2023-2 securitization trust. The Rhino Retail Portfolio 2 Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$55,000,000	$55,000,000	BBCMS 2023-C21	Yes
A-3, A-4, A-6	$45,500,000	$45,500,000	BBCMS 2023-C22	No
A-5	$30,000,000	$30,000,000	MSWF 2023-2	No
Total	$130,500,000	$130,500,000

The Borrower and the Borrower Sponsors. The borrowers are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Retail Portfolio 2 Whole Loan.

The non-recourse carve-out guarantor and borrower sponsor of the Rhino Retail Portfolio 2 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is the founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over 5 million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Properties. The Rhino Retail Portfolio 2 Properties consist of seven anchored retail centers located in California (59.9% of whole allocated loan amount (“ALA”)), Oregon (18.8% of ALA), Washington (14.8% of ALA), Wisconsin (3.8% of ALA) and Nevada (2.8% of ALA). The Rhino Retail Portfolio 2 Properties were 95.5% occupied by 142 tenants as of July 20, 2023. The Rhino Retail Portfolio 2 Properties include 5,165 parking spaces (approximately 6.2 parking spaces per 1,000 square feet of net rentable area (“NRA”) based on a weighted average of each Rhino Retail Portfolio 2 Property’s NRA).

Portfolio Summary

Property Name	Location	Year Built / Renovated	NRSF	Occupancy %(1)	Allocated Cut-off Date Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
Monte Vista	Turlock, CA	2000 / 2015	275,087	98.7%	$58,000,000	44.4%	$94,943,627	47.8%
Sherwood	Sherwood, OR	1995 / NAP	125,515	99.3%	$24,500,000	18.8%	$35,558,011	17.9%
Madera Marketplace	Madera, CA	1992 / NAP	134,833	85.8%	$20,200,000	15.5%	$28,400,000	14.3%
Silverdale Village	Silverdale, WA	1965 / 2023	73,818	93.8%	$10,300,000	7.9%	$14,390,000	7.2%
Port Orchard	Port Orchard, WA	1995 / 2022	75,349	100.0%	$9,000,000	6.9%	$12,670,000	6.4%
Grafton	Grafton, WI	1989 / 2022	82,374	98.1%	$4,900,000	3.8%	$6,960,000	3.5%
Fallon	Fallon, NV	1990 / NAP	60,453	87.1%	$3,600,000	2.8%	$5,710,000	2.9%
Total			827,429	95.5%	$130,500,000	100.0%	$198,631,638	100.0%
(1)	Occupancy % is as of July 20, 2023.

A-3-96

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Major Tenants.

Harbor Freight Tools (52,829 square feet; 6.4% of portfolio NRA; 4.4% of portfolio underwritten base rent). Harbor Freight Tools was founded in 1977. Harbor Freight Tools (S&P: BB-) now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight Tools reported revenue of approximately $6.8 billion in 2022, which was approximately a 33.3% increase from 2021. Harbor Freight Tools is a tenant at three of the Rhino Retail Portfolio 2 Properties. Harbor Freight Tools leases 16,310 square feet and has been a tenant at the Fallon mortgaged property since 2020 under a lease that is scheduled to expire in December 2030. Harbor Freight Tools leases 17,500 square feet and has been a tenant at the Grafton mortgaged property since 2022 under a lease that is scheduled to expire in November 2032. Harbor Freight Tools leases 19,019 square feet and has been a tenant at the Silverdale Village mortgaged property since 2022 under a lease that is scheduled to expire in July 2032. Harbor Freight Tools has five, five-year renewal options for its space at the Fallon and Grafton mortgaged properties. Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property. Harbor Freight Tools has the right to terminate its lease at the Fallon mortgaged property at any time following the 90-day period from January 1, 2025 through December 31, 2025, with 60 days’ notice, if its gross sales do not exceed $4,000,000 during such period. According to a third party provider, Harbor Freight Tools’ gross sales at the Fallon mortgaged property are currently estimated to be higher than the termination sales threshold. Upon timely delivery of the termination notice, Harbor Freight Tools will be required to pay a termination fee equal to the sum of (i) 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker and (ii) $50,000 representing 50% of the allowance to the extent the same was actually paid by the landlord to Harbor Freight Tools. Harbor Freight Tools has the right to terminate its space at the Grafton mortgaged property on November 30, 2029, subject to prior written notice provided at any time prior to December 1, 2028. Harbor Freight Tools does not have any termination options at the Silverdale Village mortgaged property.

Hobby Lobby (49,793 square feet; 6.0% of portfolio NRA; 2.7% of portfolio underwritten base rent). Hobby Lobby was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 47 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby has been at the Sherwood mortgaged property since 2020, has a current lease expiration date in February 2030 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Dick’s Sporting Goods (45,000 square feet; 5.4% of portfolio NRA; 4.9% of portfolio underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 31, 2023, which was a 0.6% increase from the trailing 12 month period through January 31, 2022 and 41% higher than the trailing 12 month period through January 31, 2020. Dick’s has been at the Monte Vista mortgaged property since 2014, has a current lease expiration in January 2025 and has three, five-year renewal options remaining. Dick’s has no termination options.

A-3-97

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the Rhino Retail Portfolio 2 Properties:

Tenant Summary(1)

Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF(3)	U/W Base Rent(3)	% of Total U/W Base Rent(3)	Lease Exp. Date	Renewal Options
Harbor Freight Tools	Various(4)	B1 / BB- / NR	52,829	6.4%	$12.30	$649,600	4.4%	Various(4)	Various(5)
Hobby Lobby	Sherwood	NR / NR / NR	49,793	6.0%	$8.00	$398,344	2.7%	2/28/2030	3 x 5 yr
Dick's Sporting Goods	Monte Vista	Baa3 / BBB / NR	45,000	5.4%	$16.00	$720,000	4.9%	1/31/2025	3 x 5 yr
Big Lots(7)	Grafton	NR / NR / NR	39,042	4.7%	$6.40	$250,000	1.7%	1/31/2034	3 x 5 yr
Boot Barn	Various(6)	NR / NR / NR	32,040	3.9%	$7.69	$246,546	1.7%	Various(6)	3 x 5 yr
Smart & Final(7)	Madera Marketplace	NR / NR / NR	30,161	3.6%	$20.00	$603,220	4.1%	11/30/2038	3 x 5 yr
Treetop Village Early Learning Center	Port Orchard	NR / NR / NR	30,000	3.6%	$12.00	$360,000	2.4%	8/31/2033	2 x 5 yr
Ross Dress for Less(7)	Madera Marketplace	A2 / BBB+ / NR	28,321	3.4%	$12.86	$364,078	2.5%	1/31/2034	4 x 5 yr
The TJX Companies, Inc.	Fallon	A2 / A / NR	22,564	2.7%	$10.50	$236,922	1.6%	9/30/2033	4 x 5 yr
Dollar Tree	Various(8)	NR / NR / NR	20,974	2.5%	$8.80	$184,518	1.2%	Various(8)	3 x 5 yr
Top Ten Tenants			350,724	42.4%	$11.44	$4,013,228	27.2%
Remaining Tenants			439,153	53.1%	$24.48	$10,752,539	72.8%
Occupied Collateral Total / Wtd. Avg.			789,877	95.5%	$18.69	$14,765,767	100.0%
Vacant Space			37,552	4.5%
Total			827,429	100.0%

(1)	Information is based on the underwritten rent roll dated July 20, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Includes $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(4)	Harbor Freight Tools occupies 16,310 square feet at the Fallon mortgaged property with a lease expiration date of December 31, 2030, 17,500 square feet at the Grafton mortgaged property with a lease expiration date of November 30, 2032 and a one-time right to terminate its lease on November 30, 2029 by providing the landlord written notice prior to December 1, 2028. Harbor Freight Tools occupies 19,019 square feet at the Silverdale Village mortgaged property with a lease expiration date of July 31, 2032.
(5)	Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property and five, five-year renewal options at the Fallon and Grafton mortgaged properties.
(6)	Boot Barn occupies 13,776 square feet at the Fallon mortgaged property with a lease expiration date of May 31, 2032, and 18,264 square feet at the Monte Vista mortgaged property with a lease expiration date of November 30, 2031. Boot Barn has the option to terminate its space at the Monte Vista mortgaged property in the event that its sales from December 1, 2025 through November 30, 2026 (the “Measuring Period”) are less than $2,200,000. If sales are less than $2,200,000 in such period, and if Boot Barn exercises the termination option, Boot Barn must provide termination notice to the lenders within 90 days after the Measuring Period. Boot Barn’s lease would then terminate 180 days after the lenders’ receipt of the termination notice. Boot Barn reported sales of approximately $7.6 million ($418 per square foot at the Monte Vista mortgaged property) for the trailing 12-month period ending in June 2023.
(7)	Big Lots, Smart & Final and Ross Dress for Less are each expected to take occupancy in December 2023.
(8)	Dollar Tree is expected to take occupancy of 11,600 square feet at the Port Orchard mortgaged property in February 2024, with a lease expiration date of February 28, 2034, and occupies 9,374 square feet at the Grafton mortgaged property with a lease expiration date of August 31, 2026.

A-3-98

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the Rhino Retail Portfolio 2 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	14	31,885	3.9%	31,885	3.9%	$992,540	6.7%	$31.13
2025	18	103,164	12.5%	135,049	16.3%	$2,103,466	14.2%	$20.39
2026	19	74,037	8.9%	209,086	25.3%	$1,489,074	10.1%	$20.11
2027	22	83,373	10.1%	292,459	35.3%	$1,933,683	13.1%	$23.19
2028	17	64,277	7.8%	356,736	43.1%	$1,623,342	11.0%	$25.26
2029	7	17,366	2.1%	374,102	45.2%	$477,654	3.2%	$27.51
2030	12	92,732	11.2%	466,834	56.4%	$1,225,317	8.3%	$13.21
2031	6	29,437	3.6%	496,271	60.0%	$379,825	2.6%	$12.90
2032	11	74,113	9.0%	570,384	68.9%	$1,176,023	8.0%	$15.87
2033	10	71,027	8.6%	641,411	77.5%	$1,216,079	8.2%	$17.12
Thereafter	12	148,466	17.9%	789,877	95.5%	$2,148,765	14.6%	$14.47
Vacant	0	37,552	4.5%	827,429	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	148	827,429	100.0%			$14,765,767	100.0%	$18.69
(1)	Information is based on the underwritten rent roll dated July 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

The following table presents historical occupancy percentages at the Rhino Retail Portfolio 2 Properties:

Historical Occupancy

12/31/2020	12/31/2021(1)	12/31/2022(1)(2)	7/20/2023(2)(3)
NAV	84.5%	84.0%	95.5%
(1)	Includes certain parcels at the Monte Vista mortgaged property that are no longer included in the collateral.
(2)	The increase from the 2022 occupancy to the current occupancy is attributed to recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less (28,321 SF; lease commencement date of December 2023), Treetop Village Early Learning Center (30,000 SF; lease commencement date of August 2023), Big Lots (39,042 SF; lease commencement date of December 2023), Smart & Final (30,161 SF; lease commencement date of December 2023), Planet Fitness (19,910 SF; lease commencement date of June 2024) and The TJX Companies, Inc. (22,564 SF; lease commencement date of October 2023).
(3)	Information based on the underwritten rent roll.

A-3-99

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rhino Retail Portfolio 2 Properties:

Cash Flow Analysis(1)

	2020	2021(2)	2022	TTM 5/31/2023(3)	U/W(3)	%(4)	U/W $ per SF
Base Rent	$4,765,307	$4,643,279	$4,867,367	$4,715,375	$14,381,488	70.5%	$17.38
Vacancy Gross Up	0	0	0	0	761,094	3.7	0.92
Percentage Rent(5)	12,993	6,671	0	0	384,278	1.9	0.46
Gross Potential Income	$4,778,300	$4,649,950	$4,867,367	$4,715,375	$15,526,860	76.1%	$18.77
Reimbursements	1,577,271	1,500,131	1,531,526	1,362,892	4,717,952	23.1	5.70
Other Income	31,823	65,058	32,347	39,084	146,357	0.7	0.18
Net Rental Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$20,391,169	100.0%	$24.64
(Vacancy/Credit Loss)	0	0	0	0	(1,157,716)	(5.7)	(1.40)
Effective Gross Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$19,233,452	94.3%	$23.24
Total Expenses	$2,350,382	$2,079,392	$2,564,132	$2,446,492	$5,271,185	27.4%	$6.37
Net Operating Income	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$13,962,267	72.6%	$16.87
TI/LC	0	0	0	0	845,946	4.4	1.02
Cap Ex	0	0	0	0	124,114	0.6	0.15
Net Cash Flow	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$12,992,206	67.6%	$15.70

NOI DSCR(6)	0.44x	0.45x	0.42x	0.40x	1.51x
NCF DSCR(6)	0.44x	0.45x	0.42x	0.40x	1.41x
NOI Debt Yield(6)	3.1%	3.2%	3.0%	2.8%	10.7%
NCF Debt Yield(6)	3.1%	3.2%	3.0%	2.8%	10.0%
(1)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(2)	2021 cash flows exclude the Silverdale Village mortgaged property, as it was acquired in 2021 and such information is not available.
(3)	The increase from TTM 5/31/2023 Net Operating Income to U/W Net Operating Income is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows, which has an underwritten net operating income of $6,327,824 and an underwritten net cash flow of $5,901,878. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commencement date of August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and The TJX Companies, Inc. ($236,922 of underwritten base rent; lease commencement date of October 2023).
(4)	% column represents (i) percent of Net Rental Income for revenue fields and (ii) percent of Effective Gross Income for the remainder of fields.
(5)	Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(6)	Debt service coverage ratios and debt yields are based on the Rhino Retail Portfolio 2 Whole Loan.

Appraisal. According to the individual appraisals with valuation as-of dates between June 7, 2023 and June 10, 2023, the Rhino Retail Portfolio 2 Properties had an aggregate “As-is” value of $198,631,638, which assumes that certain escrows have been reserved for tenant improvement and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,456,598, which was reserved at loan closing.

Environmental Matters. According to the Phase I environmental reports dated June 19, 2023 and July 22, 2023, a recognized environmental condition (a “REC”) was identified at the Silverdale Village mortgaged property and controlled recognized environmental conditions (each, a “CREC”) were identified at the Port Orchard and Sherwood mortgaged properties.

A dry-cleaning business formerly operating at the Silverdale Village mortgaged property used cleaning solvent components (chlorinated compounds including Perchloroethylene (“PCE”)) which have impacted soil and groundwater at the Silverdale Village mortgaged property that exceed their respective Model Toxics Control Act cleanup levels. The extent of the impacted soil and groundwater at the Silverdale Village mortgaged property has been fully delineated and an enhanced bioremediation remedial action, approved by the Washington Department of Ecology (“WDE”), is being implemented to address the impacted soil and groundwater. The cleanup is being conducted under a WDE Voluntary Cleanup Plan (“VCP”) agreement between Mentor Company (the prior owner of the Silverdale Village mortgaged property and identified responsible party) and WDE. The chlorinated compound impacts to soil and groundwater at the Silverdale Village mortgaged property is identified as a REC; however, since the responsible party has been identified, and remediation is being conducted under the VCP, no further investigation is required at this time. A third-party consultant hired by Mentor Company estimated $86,000 expenses remaining prior to obtaining closure. Mentor Company has a remaining escrow of $118,116 for the remaining remediation work.

Based on the analytical soil and soil vapor data at the Port Orchard mortgaged property, the presence of PCE impacted soil beneath the South Park Cleaners tenant space is classified as a CREC. On March 26, 2020, a Vapor Intrusion Assessment Report was completed at the Port Orchard mortgaged property. Based on the results of the Vapor Intrusion Assessment Report, further assessment of vapor intrusion risk is not recommended.

A-3-100

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

CRECs were identified at the Sherwood mortgaged property in connection with a gas station and dry cleaning services. With regard to the gas station, benzene in groundwater was found to be above regulatory criteria, however, the contamination has been determined to be localized and not indicative of a significant contamination plume. With regard to the dry cleaning tenant, PCE was detected in excess of the Oregon Department of Environmental Quality Risk Based Concentrations for urban residential settings and occupational settings. No further action was required given that the vapor intrusion risks were acceptable for commercial occupants, however, the release of PCE represents a CREC.

Environmental insurance was obtained at origination of the Rhino Retail Portfolio 2 Whole Loan for the Port Orchard and Sherwood mortgaged properties with a coverage limit of $4,000,000 and a policy expiration date of July 27, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Rhino Retail Portfolio 2 Properties consist of seven properties located across five different states. The Rhino Retail Portfolio 2 Properties are located in submarkets with vacancy rates ranging from 1.10% to 6.40% and average market asking rents per square foot ranging from $9.01 to $25.90.

The following table presents certain market information relating to the Rhino Retail Portfolio 2 Properties:

Market Summary(1)

Property Name	Location	Market	Submarket	U/W Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
Monte Vista	Turlock, CA	Stockton Modesto	Turlock SW Stanislaus	$24.43	$25.90	3.10%
Sherwood	Sherwood, OR	Portland MSA	I-5 Corridor	$20.84	$22.39	2.70%
Madera Marketplace	Madera, CA	Fresno	Suburban Madera	$18.20	$18.22	3.10%
Silverdale Village	Silverdale, WA	Kitsap County	3 Mile	$17.17	$17.20	2.30%
Port Orchard	Port Orchard, WA	Kitsap County	3 Mile	$14.32	$15.10	6.40%
Grafton	Grafton, WI	Milwaukee	North Ozaukee	$8.34	$9.01	1.10%
Fallon	Fallon, NV	Reno/Sparks	Fallon	$9.25	$11.89	1.10%
(1)	Source: Appraisals dated from June 7, 2023 through June 10, 2023.
(2)	Based on the underwritten rent roll dated July 20, 2023 and includes $384,278 of percentage rent.

Escrows. At origination, the borrowers deposited into escrow (i) approximately $8,513,460 for upfront TI/LCs, (ii) approximately $2,578,518 for free rent and gap rent, (iii) $785,206 for taxes, (iv) $468,576 related to a Planet Fitness TI/LC reserve for upfront TI/LCs, (v) $306,455 as a static upfront insurance payment and (vi) $47,813 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $157,041.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $10,343 ($0.15 per square foot annually) for replacement reserves.

TI/LC Reserve – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $51,714 ($0.75 per square foot annually) subject to a cap of $1,861,715 (three years of collections).

Planet Fitness Reserve – Planet Fitness is expected to open for business in February 2024 at the Silverdale Village mortgaged property and will be due a $968,576 tenant improvement reimbursement in accordance with its lease. The borrowers deposited $468,576 at origination and on a monthly basis, the borrowers are required to escrow $100,000 until $968,576 is reserved.

Lockbox and Cash Management. The Rhino Retail Portfolio 2 Whole Loan documents require a soft lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrowers or property manager are required to be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrowers are required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account are required to be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Retail Portfolio 2 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Retail Portfolio 2 Whole Loan documents. If the DSCR is less than 1.10x for two consecutive calendar quarters, all excess cash flow will be reserved with the lenders.

A “Trigger Period” will commence upon the earliest of:

(i)	an event of default; or
A-3-101

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%
(ii)	the DSCR being less than 1.10x, based on a 30 year amortization schedule.

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i), the cure of such event of default, and
●	with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30-year amortization schedule.

Property Management. The Rhino Retail Portfolio 2 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.

Partial Release. Provided that no event of default exists, after August 6, 2025, the borrowers may obtain the release of the Fallon mortgaged property, the Grafton mortgaged property and/or the Port Orchard mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in February 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio is equal to or greater than (a) 1.25x based on a 30-year amortization schedule and (b) the debt service coverage ratio for the then remaining properties (including the individual property to be released) for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 65.7% and (b) the loan-to-value ratio for the then remaining properties (including the individual property to be released) immediately preceding the release; (v) the net operating income debt yield is equal to the greater of (a) 9.96% and (b) the net operating income flow debt yield for the then remaining properties (including the individual property to be released) for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of the designated outparcel consisting of unimproved land located at the Sherwood mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 100% of the appraised value of the designated outparcel and (b) 100% of the net sales proceeds of the designated parcel, provided that in each case, if such release occurs prior to the open date, together with the payment of the applicable yield maintenance premium; and (ii) net operating income debt yield and debt service coverage ratio are greater than or equal to, and the loan to value ratio is less than or equal to, 10.7%, 1.41x and 65.7%, respectively, and such ratios immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted, provided that each of the following conditions, among others as described in the Rhino Retail Portfolio 2 Whole Loan documents, is satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 65.7%; (iii) the operating income flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 9.96%; (iv) the combined debt service coverage ratio is equal to or greater than 1.25x based on a 30-year amortization schedule; and (v) rating agency confirmation is obtained.

Ground Lease. None.

Terrorism Insurance. The Rhino Retail Portfolio 2 Whole Loan documents require the borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, which insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-102

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

1100
1100 Victors Way

925 Victory Way

1100 Eisenhower Place

825
825 Victory Way

1194 Oak Valley

A-3-103

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

ANN ARBOR
DOWNTOWN ANN ARBOR
University of Michigan
South Campus
Medical Campus
University of Michigan Hospital
University of Michigan Museum of Natural History
Univ. of Michigan Museum of Art
Leslie Science & Nature Center
Westgate Shopping Center
W. Liberty St
Eberwhite Woods Park
Geddes Ave
Huron River
AMTRAK
Washtenaw Ave
Pauline Blvd
S. Maple Rd
Yost Ice Arena
Michigan Stadium
Crisler Center
Phyllis Ocker Field
Packard St
Burns Park
WASHTENAW COUNTY
W. Stadium Blvd
Stadium Blvd
Dicken
Pioneer Woods Park
Greenview and Pioneer Woods Nature Area
University of Michigan Golf Course
S. Main St
Scio Church Rd
S. Industrial Hwy
Lamp Post Plaza
County Farm Park
Ann Arbor Ice Cube
Wide World Sports Center
Woodland Plaza
Varsity Tennis Center
S. State St
Meadowoods Park
Cranbrook Village
Concord Center Shops
Bryant Pattengill East
Buhr Park
Cobblestone Farm
Packard St
Waters Rd
Oak Valley Center
W. Eisenhower Pkwy
Waters Place Shopping Center
Briarwood Mall
Mary Beth Doyle Park
Ann Arbor Saline Rd
Platt Rd
Lake Forest GC
W. Ellsworth Rd
E. Ellsworth Rd
Detroit 40 miles
Pittsfield Township Community Center
Pittsfield Township Park
Ann Arbor Municipal Airport
Pittsfield Township
Travis Pointe CC
Stonebridge Golf Club
Maple St
Lohr Rd
State St
Textile Rd
Lake Superior
ONTARIO
WISCONSIN
MICHIGAN
Lake Michigan
Lake Huron
Lake Erie
MILWAUKEE
CHICAGO
DETROIT
Ann Arbor
Lansing
Flint
Saginaw
Grand Rapids
Toledo
Windsor
Blackbird Portfolio
1 1100, 1200, and 1300 Victors Way Ann Arbor, MI
2 1200 Eisenhower Place Ann Arbor, MI
3 3767-3891 Ranchero Drive Ann Arbor, MI
4 1300 Eisenhower Place Ann Arbor, MI
5 1500 Eisenhower Place Ann Arbor, MI
6 1100 Eisenhower Place Ann Arbor, MI
7 1194 Oak Valley Drive Ann Arbor, MI
8 3940-3948 Ranchero Drive Ann Arbor, MI
9 950 Victors Way Ann Arbor, MI
10 825 Victors Way Ann Arbor, MI

A-3-104

No. 11 – Blackbird Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – Various
	Original Principal Balance(1):	$30,000,000		Location:	Ann Arbor, MI
	Cut-off Date Balance(1):	$30,000,000		Size:	427,513 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$83.62
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$80.09
	Borrower Sponsor:	Jeffrey L. Hauptman		Year Built/Renovated:	Various/Various
	Guarantor:	Jeffrey L. Hauptman		Title Vesting:	Fee
	Mortgage Rate:	7.9200%		Property Manager:	Oxford Property Management, LLC
	Note Date:	November 21, 2023		Current Occupancy (As of):	83.4% (Various)
	Seasoning:	0 months		YE 2022 Occupancy:	96.3%
	Maturity Date:	December 6, 2033		YE 2021 Occupancy:	89.9%
	IO Period:	60 months		YE 2020 Occupancy:	85.8%
	Loan Term (Original):	120 months		As-Is Appraised Value(4):	$67,060,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$156.86
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraisal Valuation Date:	September 30, 2023
	Call Protection(2):	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2023)(5):	$5,529,487
	Additional Debt Type (Balance)(1):	Pari Passu ($5,750,000)		YE 2022 NOI(6):	$5,717,017
		Mezzanine ($5,250,000)		YE 2021 NOI(6):	$4,439,220
				YE 2020 NOI:	$4,564,176
				U/W Revenues:	$8,001,309
				U/W Expenses:	$3,378,501
Escrows and Reserves(3)				U/W NOI(5):	$4,622,808
	Initial	Monthly	Cap	U/W NCF:	$4,373,919
Tax:	$694,641	$138,928	NAP	U/W DSCR based on NOI/NCF(1):	1.48x / 1.40x
Insurance:	$86,855	$9,651	NAP	U/W Debt Yield based on NOI/NCF(1):	12.9% / 12.2%
Replacement Reserve:	$0	$7,125	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.5% / 12.8%
TI/LC Reserve:	$2,000,000	$57,002	NAP	Cut-off Date LTV Ratio(1):	53.3%
Deferred Maintenance:	$150,510	$0	NAP	LTV Ratio at Maturity(1):	51.1%
Outstanding TI/LC Reserve:	$118,000	$0	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$35,750,000	87.0%	Loan Payoff	$36,443,847	88.7%
Mezzanine Loan(7)	5,250,000	12.8	Upfront Reserves	3,050,005	7.4
Borrower Equity Contribution	75,000	0.2	Closing Costs	1,581,147	3.8
Total Sources	$41,075,000	100.0%	Total Uses	$41,075,000	100.0%
(1)	The Blackbird Portfolio Mortgage Loan (as defined below) is part of the Blackbird Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $35,750,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Blackbird Portfolio Whole Loan.
(2)	At any time after the earlier of (i) November 21, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Blackbird Portfolio Whole Loan to be securitized, the borrower has the right to defease the Blackbird Portfolio Whole Loan in whole or in part, in connection with the release of any of the 10 properties comprising the Blackbird Portfolio Properties (as defined below). See “Partial Release” below for further information.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The As-Is Appraised Value represents the appraiser’s concluded portfolio value for the Blackbird Portfolio Properties. Based on cumulative individual property values, the As-Is Appraised Value is $65.42 million and results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 54.6% and 52.3%, respectively.
(5)	The decrease in NOI from TTM 9/30/2023 and U/W NOI is primarily due to six tenants that leased approximately 12.3% of net rentable area that downsized or vacated their respective spaces in 2023.
(6)	The increase in NOI from 2021 to 2022 was primarily driven by additional income from five new tenants that comprised approximately 6.1% of net rentable area that signed leases in 2022.
(7)	A borrower sponsor affiliated entity which is 100.0% indirectly owned by the guarantor for the Blackbird Portfolio Whole Loan originated a $5,250,000 mezzanine loan at origination.

A-3-105

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

The Mortgage Loan. The eleventh largest mortgage loan (the “Blackbird Portfolio Mortgage Loan”) is part of a whole loan (the “Blackbird Portfolio Whole Loan”) secured by first priority fee interests in nine mixed-use buildings and one office building totaling 427,513 square feet, located in Ann Arbor, Michigan (the “Blackbird Portfolio Properties”). The Blackbird Portfolio Whole Loan has an original aggregate principal balance of $35,750,000 and is comprised of two pari passu notes. The Blackbird Portfolio Mortgage Loan, with an original principal balance of $30,000,000, is evidenced by the controlling Note A-1. The non-controlling Note A-2 in the original principal amount of $5,750,000 is currently held by Argentic Real Estate Finance 2 LLC (“AREF2”) and will be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Blackbird Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	MSWF 2023-2	Yes
A-2	$5,750,000	$5,750,000	AREF2	No
Total	$35,750,000	$35,750,000

The Borrower and Borrower Sponsor. The borrower is Blackbird Ann Arbor LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Blackbird Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey L. Hauptman who is the founder and chief executive officer of Oxford Companies as well as serving as managing member to several investment partnerships. Founded in 1998, Oxford Companies is a full-service investment firm involved in the acquisition, construction, and management of commercial real estate properties. Jeffrey L. Hauptman’s and Oxford Companies’ portfolio included 14 separate real estate funds located in the Ann Arbor metropolitan statistical area. Oxford Companies has approximately 2.6 million commercial square feet under management totaling over $500 million.

The Properties. The Blackbird Portfolio Properties consist of nine mixed-use properties and one office property, all of which are located in the southern end of Ann Arbor, Michigan. The Blackbird Portfolio Properties were built between 1980 and 2000 and renovated between 2000 and 2022 and are located within an approximately three-mile radius of each other. Totaling 427,513 square feet, the Blackbird Portfolio Properties range from 23,723 square feet to 68,348 square feet. The Blackbird Portfolio Properties are comprised of nine properties that are mixed-use and feature office/industrial (“flex”) and laboratory space (“lab”) and one property (825 Victors Way; 30,956 square feet) that features more traditional office space. The Blackbird Portfolio Properties are currently 83.4% leased to 36 tenants. The occupancies for the Blackbird Portfolio Properties range from 45.8% to 100.0%. Furthermore, one of the 10 properties is fully leased to a single tenant while the remainder are currently leased to or can accommodate multiple tenants. The flex, lab, and traditional office space comprise 60.5%, 32.4% and 7.1% of the portfolio square footage, respectively. The flex, lab, and traditional office space comprise 50.8%, 39.1% and 10.0% of the underwritten base rent, respectively.

Certain of the Blackbird Portfolio Properties are part of (i) with respect to the 1100 Eisenhower Place Property, 1200 Eisenhower Place Property, 1300 Eisenhower Place Property and 1500 Eisenhower Place Property (each as defined below), a condominium of which the borrower owns four of the five units (the “Eisenhower Condominium”), and (ii) with respect to the 1194 Oak Valley Drive Property, 3767-3891 Ranchero Drive Property and 3940-3948 Ranchero Drive Property (each as defined below), a condominium of which the borrower owns 6 of the 27 units (the “Valley Ranch Condominium”). With respect to the Eisenhower Condominium, the borrower owns an 80% undivided interest in the common elements of such condominium; and with respect to the Valley Ranch Condominium, the borrower owns a 23.3% undivided interest in the common elements of such condominium and holds the voting rights for one additional unit that it does not own, resulting in the borrower holding 28.09% of the total voting rights of the Valley Ranch Condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the prospectus.

1100, 1200, and 1300 Victors Way

The 1100, 1200, and 1300 Victors Way property is a 68,348 square-foot, mixed-use (flex/lab) property (the “1100, 1200, and 1300 Victors Way Property”). Situated on a 5.720-acre site, the 1100, 1200, and 1300 Victors Way Property consists of three standalone single-story buildings built in 1999 and renovated in 2022. The three buildings comprising the 1100, 1200, and 1300 Victors Way Property contain 30,691 square feet, 21,187 square feet and 16,470 square feet, respectively. The 1100, 1200, and 1300 Victors Way Property is comprised of 58.7% flex space and 41.3% lab space. The 1100, 1200, and 1300 Victors Way Property is served by 280 open parking spaces at a parking ratio of 4.10 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1100, 1200, and 1300 Victors Way Property was 100% occupied by seven tenants. The largest tenant is NeuMoDx Molecular, Inc., which occupies 41.3% of the space under a lease that expires in July 2025 and primarily utilizes the space as lab space.

1200 Eisenhower Place

The 1200 Eisenhower Place property is a 48,368 square-foot, mixed-use (flex/lab) property (the “1200 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1200 Eisenhower Place Property comprise a single-story building built in 1985, renovated in 2007. The 1200 Eisenhower Place Property is comprised of 85.8% lab space and 14.3% flex space. The 1200 Eisenhower Place Property is served by 122 open parking spaces at a parking ratio of 2.52 spaces per 1,000 square feet of net rentable area. As of December 1, 2023, the 1200 Eisenhower Place Property was 85.8% occupied by one tenant. The sole tenant is NeuMoDx Molecular, Inc. which has a lease that expires in July 2025 and primarily utilizes the space as lab space.

A-3-106

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

3767-3891 Ranchero Drive

The 3767-3891 Ranchero Drive property is a 59,335 square foot, mixed-use (flex) property (the “3767-3891 Ranchero Drive Property”). Situated on a 6.834 acres site, the 3767-3891 Ranchero Drive Property comprise two single-story buildings constructed in 2000 and renovated in 2014. The 3767-3891 Ranchero Drive Property features 100.0% flex space. The 3767-3891 Ranchero Drive Property is served by 145 open parking spaces at a parking ratio of 2.44 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 3767-3891 Ranchero Drive Property was 45.8% occupied by five tenants. The largest tenant is Esperion Therapeutics, Inc. which occupies 19.3% of the space under a lease that expires in October 2028.

1300 Eisenhower Place

The 1300 Eisenhower Place property is a 42,691 square foot, mixed-use (flex/lab) property (the “1300 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1300 Eisenhower Place Property comprise a single-story building built in 1985 and renovated in 2007. The 1300 Eisenhower Place Property features 81.4% flex space and 18.6% lab space. The 1300 Eisenhower Place Property is served by 174 open parking spaces at a parking ratio of 4.08 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1300 Eisenhower Place Property was 100% occupied by six tenants. The largest tenant is Igadea, LLC which occupies 25.6% of the space under a lease that expires in April 2025.

1500 Eisenhower Place

The 1500 Eisenhower Place property is a 42,874 square foot, mixed-use (flex) property (the “1500 Eisenhower Place Property”). Situated on a 4.920 acres site, the 1500 Eisenhower Place Property comprise a single-story building constructed in 1987 and renovated in 2006. The 1500 Eisenhower Place Property features 100.0% flex space. The 1500 Eisenhower Place Property is served by 156 open parking spaces at a parking ratio of 3.64 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1500 Eisenhower Place Property was 89.3% occupied by four tenants. The largest tenant is Hearst Communications, Inc. which occupies 41.6% of the space and recently renewed its lease expiration to December 2028.

1100 Eisenhower Place

The 1100 Eisenhower Place property is a 39,450 square foot, mixed-use (flex/lab) property (the “1100 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1100 Eisenhower Place Property comprise a single-story building built in 1985 and renovated in 2007. The 1100 Eisenhower Place Property is 100.0% lab space. The 1100 Eisenhower Place Property is served by 135 open parking spaces at a parking ratio of 3.42 spaces per 1,000 square feet of net rentable area. As of December 1, 2023, the 1100 Eisenhower Place Property is currently 100% occupied by a single tenant. The sole tenant is NeuMoDx Molecular, Inc. which has a lease that expires in July 2025 and primarily utilizes the premises as lab space.

1194 Oak Valley Drive

The 1194 Oak Valley Drive property is a 42,296 square foot, mixed-use (flex/lab) property (the “1194 Oak Valley Drive Property”). Situated on a 4.350 acres site, the 1194 Oak Valley Drive Property comprise a single-story building built in 1998 and renovated in 2000. The 1194 Oak Valley Drive Property features 50.6% lab space and 49.4% flex space. The 1194 Oak Valley Drive Property is served by 147 open parking spaces at a parking ratio of 3.48 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1194 Oak Valley Drive Property was 100% occupied by four tenants. The largest tenant is GFG Instrumentation, Inc. which occupies 39.3% of the space under a lease that expires in February 2026.

3940-3948 Ranchero Drive

The 3940-3948 Ranchero Drive property is a 29,472 square foot, mixed-use (flex) property (the “3940-3948 Ranchero Drive Property”). Situated on a 3.35 acres site, the 3940-3948 Ranchero Drive Property comprise two single-story buildings constructed in 2000. The 3940-3948 Ranchero Drive Property features 100.0% flex space. The 3940-3948 Ranchero Drive Property is served by 128 open parking spaces at a parking ratio of 4.34 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 3940-3948 Ranchero Drive Property was 50.1% occupied by three tenants. The largest tenant is 2BeSuccessful LLC which occupies 30.3% of the space under a lease that expires in January 2029.

950 Victors Way

The 950 Victors Way property is a 23,723 square foot, mixed-use (flex) property (the “950 Victors Way Property”). Situated on a 3.90 acres site, the 950 Victors Way Property comprises a single-story building built in 1997 and renovated in 2006. The 950 Victors Way Property features 100.0% flex space. The 950 Victors Way Property is served by 86 open parking spaces at a parking ratio of 3.63 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 950 Victors Way Property was 69.0% occupied by three tenants. The largest tenant is Planned Parenthood Mid and South Michigan which occupies 43.4% of the space under a lease that expires in June 2033.

825 Victors Way

The 825 Victors Way property is a 30,956 square foot suburban office property (the “825 Victors Way Property”). Situated on a 2.490 acres site, the 825 Victors Way Property comprises a three-story building built in 1980 and renovated in 2019. The 825 Victors Way Property features 100.0% office space. The 825 Victors Way Property comprised of an elevator, served by 160 open parking spaces at a parking ratio of 5.17 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 825 Victors Way Property was

A-3-107

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

83.0% occupied by four tenants. The largest tenant is Online Tech, LLC which occupies 36.0% of the space under a lease that expires in June 2029.

The following tables presents certain information relating to the Blackbird Portfolio Properties:

Blackbird Portfolio Property Summary(1)
Property Name / Location	City, State	Net Rentable Area (SF)(1)	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	As-Is Appraised Value(2)	U/W NOI	% of U/W NOI
1100, 1200, and 1300 Victors Way	Ann Arbor, MI	68,348	$5,981,113	16.7%	$11,010,000	$996,391	21.6%
1200 Eisenhower Place	Ann Arbor, MI	48,368	$4,707,256	13.2%	$8,610,000	$612,001	13.2%
3767-3891 Ranchero Drive	Ann Arbor, MI	59,335	$4,379,225	12.2%	$8,010,000	$131,633	2.8%
1300 Eisenhower Place	Ann Arbor, MI	42,691	$3,870,775	10.8%	$7,080,000	$625,305	13.5%
1500 Eisenhower Place	Ann Arbor, MI	42,874	$3,827,038	10.7%	$7,000,000	$538,408	11.6%
1100 Eisenhower Place	Ann Arbor, MI	39,450	$3,608,350	10.1%	$6,780,000	$554,470	12.0%
1194 Oak Valley Drive	Ann Arbor, MI	42,296	$3,427,932	9.6%	$6,270,000	$625,034	13.5%
3940-3948 Ranchero Drive	Ann Arbor, MI	29,472	$2,411,034	6.7%	$4,160,000	$107,486	2.3%
950 Victors Way	Ann Arbor, MI	23,723	$1,771,372	5.0%	$3,270,000	$136,404	3.0%
825 Victors Way	Ann Arbor, MI	30,956	$1,765,905	4.9%	$3,230,000	$295,676	6.4%
Total/Weighted Average		427,513	$35,750,000	100.0%	$67,060,000	$4,622,808	100.0%
(1)	Information obtained from the underwritten rent rolls from various dates unless otherwise noted.
(2)	Information obtained from the appraisals.

Blackbird Portfolio Property Summary(1)
Property Name	Property Type	Property Subtype	Year Built/ Renovated	Net Rentable Area (SF)(1)	Occupancy	Number of Tenants	Number of Buildings
1100, 1200, and 1300 Victors Way	Mixed Use	Office/Industrial/Lab	1999 / 2022	68,348	100.0%	7	3
1200 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	48,368	85.8%	1(2)	1
3767-3891 Ranchero Drive	Mixed Use	Office/Industrial	2000 / 2014	59,335	45.8%	5	2
1300 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	42,691	100.0%	6	1
1500 Eisenhower Place	Mixed Use	Office/Industrial	1987 / 2006	42,874	89.3%	4	1
1100 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	39,450	100.0%	1	1
1194 Oak Valley Drive	Mixed Use	Office/Industrial/Lab	1998 / 2000	42,296	100.0%	4	1
3940-3948 Ranchero Drive	Mixed Use	Office/Industrial	2000 / NAP	29,472	50.1%	3	2
950 Victors Way	Mixed Use	Office/Industrial	1997 / 2006	23,723	69.0%	3	1
825 Victors Way	Office	Suburban	1980 / 2019	30,956	83.0%	4	1
				427,513	83.4%
(1)	Source: Appraisals.
(2)	As of December 1, 2023, the 1200 Eisenhower Place Property was 85.8% leased to one tenant and has one suite vacant.

Major Tenants.

NeuMoDx Molecular Inc. (109,171 square feet; 25.5% of net portfolio rentable area; 29.5% of portfolio underwritten base rent): NeuMoDx Molecular Inc. (“NeuMoDx”) designs and develops molecular diagnostic solutions for hospital and clinical reference laboratories. NeuMoDx’s technology aims to streamline and simplify the process of molecular testing, enabling clinical laboratories to achieve faster and more accurate results. The company has an intellectual property portfolio that includes greater than 20 U.S. patents, along with corresponding foreign patents and applications. NeuMoDx was recently acquired by Qiagen which is based in the Netherlands. NeuMoDx leases space at the 1100 Eisenhower Place Property, the 1100, 1200, 1300 Victors Way Property and the 1200 Eisenhower Place Property, has been in occupancy since October 2012 and has expanded multiple times, most recently by

A-3-108

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

approximately 8,400 square feet in January 2022. NeuMoDx has invested approximately $6.3 million ($58 per square foot) of its own capital to build out and upgrade its premises over the years. NeuMoDx has a lease expiration in July 2025 and has two, five-year renewal options remaining. NeuMoDx and the borrower sponsor are negotiating a letter of intent to renew the lease until 2030.

Hearst Communications, Inc. (17,841 square feet; 4.2% of net portfolio rentable area; 4.8% of portfolio underwritten base rent): Hearst Communications, Inc. is a global, diversified, information, services, and media company. The company was founded in 1887 in San Francisco and owns newspapers, magazines, television channels, and television stations, including the San Francisco Chronicle, the Houston Chronicle, Cosmopolitan and Esquire. It owns 50% of the A&E Networks cable network group and 20% of the sports cable network group ESPN, both in partnership with The Walt Disney Company. The conglomerate also owns several business-information companies, including Fitch Ratings and First Databank. Hearst Communications, Inc. has been in occupancy at the 1500 Eisenhower Place Property since May 2008 and has extended its lease term multiple times including a five-year renewal signed in November 2023 to its current lease expiration in December 2028. The tenant has no renewal options remaining.

GFG Instrumentation, Inc. (16,630 square feet, 3.9% of net portfolio rentable area; 5.9% of portfolio underwritten base rent):

GFG Instrumentation, Inc. is a manufacturer of portable and fixed gas detectors and systems. The company has over six decades of experience across several industrials, including automotive, mining, boiler rooms, distilleries, breweries, fire departments, refrigeration, sewer construction, and underground parking. GFG Instrumentation, Inc. has offices in Germany, Poland, the United States, the United Kingdom, South Africa, France, Switzerland, etc. GFG Instrumentation, Inc. has been in occupancy at the 1194 Oak Valley Drive Property since May 1999 and has extended its lease term five times. The tenant currently pays $19.96 per square foot annually and has no renewal options remaining.

The following table presents certain information relating to the tenancy at the Blackbird Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
NeuMoDx Molecular, Inc.	NR/NR/NR	109,171	25.5%	$15.26	$1,666,322	29.5%	7/31/2025	2, 5-year	N
Hearst Communications, Inc.	NR/NR/NR	17,841	4.2%	$15.25	$272,075	4.8%	12/31/2028	None	N
GFG Instrumentation, Inc	NR/NR/NR	16,630	3.9%	$19.96	$331,957	5.9%	2/28/2026	None	N
U.S. Medical Management, LLC	NR/NR/NR	11,943	2.8%	$15.48	$184,827	3.3%	9/30/2025	1, 5-year	N
Esperion Therapeutics, Inc.	NR/NR/NR	11,471	2.7%	$13.41	$153,828	2.7%	10/31/2028	None	N
Online Tech, LLC	NR/NR/NR	11,143	2.6%	$21.00	$234,000	4.1%	6/30/2029	None	N
Igadea, LLC	NR/NR/NR	10,931	2.6%	$12.00	$131,172	2.3%	4/30/2025	None	N
Society for College and University Planning	NR/NR/NR	10,900	2.5%	$15.50	$168,948	3.0%	11/30/2026	None	N
Planned Parenthood Mid and South Michigan	NR/NR/NR	10,300	2.4%	$12.65	$130,284	2.3%	6/30/2033	None	N
ParishSOFT, LLC	NR/NR/NR	9,799	2.3%	$12.50	$122,487	2.2%	9/30/2024	1, 3-year	N
		220,129	51.5%	$15.43	$3,395,901	60.2%

Non-Major Tenants		136,420	31.9%	$16.48	$2,248,019	39.8%

Occupied Collateral Total		356,549	83.4%	$15.83	$5,643,920	100.0%

Vacant Space		70,964	16.6%

Collateral Total		427,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF represent rent steps through September 2024.

A-3-109

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

The following table presents certain information relating to the lease rollover schedule at the Blackbird Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	3	16,033	3.8%	16,033	3.8%	$229,138	4.1%	$14.29
2025	12	190,898	44.7%	206,931	48.4%	$2,923,853	51.8%	$15.32
2026	7	39,106	9.1%	246,037	57.6%	$673,100	11.9%	$17.21
2027	5	23,348	5.5%	269,385	63.0%	$374,101	6.6%	$16.02
2028	3	34,124	8.0%	303,509	71.0%	$491,603	8.7%	$14.41
2029	3	28,272	6.6%	331,781	77.6%	$495,860	8.8%	$17.54
2030	2	14,468	3.4%	346,249	81.0%	$325,980	5.8%	$22.53
2031	0	0	0.0%	346,249	81.0%	$0	0.0%	$0.00
2032	0	0	0.0%	346,249	81.0%	$0	0.0%	$0.00
2033 & Beyond	1	10,300	2.4%	356,549	83.4%	$130,284	2.3%	$12.65
Vacant	0	70,964	16.6%	427,513	100.0%	$0	0.0%	$0.00
Total/Weighted Average	36	427,513	100.0%			$5,643,920	100.0%	$15.83
(1)	Information obtained from the underwritten rent rolls from various dates.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF do not include vacant space.

The following table presents historical occupancy percentages at the Blackbird Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	Various(2)(3)
85.8%	89.9%	96.3%	83.4%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent rolls from various dates.
(2)	Current occupancy is as of December 1, 2023 for the 1200 Eisenhower Place Property and 1100 Eisenhower Place Property and as of October 31, 2023 for the remaining Blackbird Portfolio Properties.

A-3-110

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Blackbird Portfolio Properties:

Cash Flow Analysis

	2020	2021	2022	TTM 9/30/2023	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,154,908	$5,770,288	$6,447,339	$6,278,904	$5,643,920	59.0%	$13.20
Grossed Up Vacant Space	0	0	0	0	1,571,656	16.4	3.68
Gross Potential Rent	$5,154,908	$5,770,288	$6,447,339	$6,278,904	$7,215,576	75.4%	$16.88
Other Income(3)	125,070	16,133	11,228	8,387	8,387	0.1	0.02
Total Recoveries	2,319,825	2,350,656	2,772,757	2,695,470	2,349,002	24.5	5.49
Net Rental Income	$7,599,803	$8,137,077	$9,231,324	$8,982,761	$9,572,965	100.0%	$22.39
(Vacancy, Abatements & Credit Loss)	(19,301)	(326,010)	(84,613)	0	(1,571,656)	(21.8)	(3.68)
Effective Gross Income	$7,580,502	$7,811,067	$9,146,710	$8,982,761	$8,001,309	83.6%	$18.72

Real Estate Taxes	$1,479,171	$1,525,992	$1,569,633	$1,646,658	$1,621,280	20.3%	$3.79
Insurance	54,898	56,549	54,115	55,378	115,806	1.4	0.27
Management Fee	280,604	270,391	318,935	349,862	240,039	3.0	0.56
Other Operating Expenses	1,201,653	1,518,915	1,487,009	1,401,376	1,401,376	17.5	3.28
Total Operating Expenses	$3,016,326	$3,371,847	$3,429,693	$3,453,274	$3,378,501	42.2%	$7.90

Net Operating Income(4)	$4,564,176	$4,439,220	$5,717,017	$5,529,487	$4,622,808	57.8%	$10.81
Replacement Reserves	0	0	0	0	85,503	1.1	0.20
TI/LC	0	0	0	0	163,386(5)	2.0	0.38
Net Cash Flow	$4,564,176	$4,439,220	$5,717,017	$5,529,487	$4,373,919	54.7%	$10.23

NOI DSCR(6)	1.46x	1.42x	1.83x	1.77x	1.48x
NCF DSCR(6)	1.46x	1.42x	1.83x	1.77x	1.40x
NOI Debt Yield(6)	12.8%	12.4%	16.0%	15.5%	12.9%
NCF Debt Yield(6)	12.8%	12.4%	16.0%	15.5%	12.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, Abatements & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent represents rent steps through September 2024.
(3)	Other Income includes late fees and other miscellaneous tenant charges.
(4)	The increase in Net Operating Income from 2021 to 2022 was primarily driven by additional income from five new tenants that comprised approximately 6.1% of net rentable area that signed leases in 2022. The decrease in Net Operating Income from TTM 9/30/2023 and U/W NOI is primarily due to six tenants that leased approximately 12.3% of net rentable area that downsized or vacated their respective spaces in 2023.
(5)	Includes a $200,000 credit for the upfront TI/LC reserve of $2,000,000.
(6)	Debt service coverage ratios and debt yields are based on the Blackbird Portfolio Whole Loan.

Appraisals. The appraisals concluded to an “as-is” appraised portfolio value for the Blackbird Portfolio Properties of $67,060,000 as of September 30, 2023. The appraisals also provided cumulative individual property values of $65,420,000 as of September 30, 2023.

Environmental Matters. According to the Phase I environmental site assessments for the Blackbird Portfolio Properties, with dates ranging from July 24, 2023 to July 26, 2023, there was no evidence of any recognized environmental conditions at any of the properties. For the 825 Victors Way Property, 1100 Eisenhower Place Property, 1200 Eisenhower Place Property, 1300 Eisenhower Place Property, and 1500 Eisenhower Place Property, the implementation of an asbestos operations and maintenance plan was recommended.

Market Overview and Competition. The Blackbird Portfolio Properties are all located in the southern end of Ann Arbor, Michigan and form part of the Ann Arbor metro area. The Blackbird Portfolio Properties are located within approximately 3 miles from each other in the Ann Arbor metro area. The neighborhood represents a commercial node anchored by the Briarwood Mall. Additionally, the neighborhood contains a concentration of office and research and development-oriented, industrial, flex uses, especially the portion of the neighborhood located south of Interstate 94. Primary access to the area is provided via Interstate 94, a major east / west interstate throughout the state of Michigan and beyond. Major thoroughfares in the vicinity include State Street (State Road to the south of Interstate 94), Eisenhower Parkway, and Ellsworth Road. Numerous smaller secondary streets serving the neighborhood include Victors Way, Oak Valley Drive, and Eisenhower Place. Detroit Metropolitan Airport, the area's large international airport, is approximately 25 miles east of the city. The commute to Detroit’s central business district is about 40 minutes and the drive to the Detroit Metropolitan Wayne County Airport is approximately 20 minutes. The Blackbird Portfolio Properties are located in the desirable Ann Arbor community, with a high percentage of college graduates. According to the appraisals, this factor, along with the prominent influence of the University of Michigan, continues to make the area a highly appealing destination for research and development and engineering oriented companies that rely on the highly educated workforce.

According to the appraisals, the estimated 2023 population within a one, three and five-mile radius of the 1100, 1200, 1300 Victors Way Property was approximately 6,817, 86,149, and 179,500, respectively and the estimated 2023 average household income within

A-3-111

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

the same radii was approximately $97,131, $122,669, and $120,900, respectively. Given the proximity of each property, this is representative of each of the Blackbird Portfolio Properties.

According to the appraisals, the Blackbird Portfolio Properties are situated within the Washtenaw West of 23 submarket. As of the second quarter of 2023, the competitive office and flex market segment had an inventory of 4.84 million square feet, an occupancy rate of 87.5% and asking gross rent per square foot of $21.09. The appraiser concluded to market rents of $14.50 per square foot for flex space and $15.50 per square foot for lab space for the Blackbird Portfolio Properties.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Blackbird Portfolio Properties:

Market Rent Summary(1)

	Market Rent	Reimbursement Type	Term (Months)
1100, 1200, and 1300 Victors Way	$14.50-$15.50	NNN	60
1200 Eisenhower Place	$14.50-$15.50	NNN	60
3767-3891 Ranchero Drive	$14.50	NNN	60
1300 Eisenhower Place	$14.50-$15.50	NNN	60
1500 Eisenhower Place	$14.50	NNN	84
1100 Eisenhower Place	$15.50	NNN	84
1194 Oak Valley Drive	$14.50-$15.50	NNN	60
3940-3948 Ranchero Drive	$14.50	NNN	84
950 Victors Way	$14.50	NNN	84
825 Victors Way	$22.50	Modified Gross	60
(1)	Information obtained from the appraisals.

The table below presents certain information relating to comparable sales pertaining to the Blackbird Portfolio Properties identified by the appraisals.

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF	Cap Rate
Google 5690 Hines Drive	Ann Arbor, MI	2000 / 2019	65,200	100%	Jun-22	$11,050,000	$169.48	5.3%
Two Property Portfolio 400 West Morgan Road and 4743 Venture Drive	Ann Arbor, MI	1995 / NAP	44,750	100%	Apr-22	$6,150,000	$145.25	8.0%
Park Place 52373 Oak Valley Drive	Ann Arbor, MI	2018 / NAP	60,706	100%	Oct-21	$15,750,000	$259.45	7.6%
Pharmacy Advantage 1191 East South Boulevard	Rochester Hills, MI	2016 / 2023	31,277	100%	Sep-22	$9,400,000	$300.54	5.8%
Stadium Centre 1880-1898 West Stadium Boulevard	Ann Arbor, MI	1984 / NAP	20,517	100%	Feb-23	$4,900,000	$238.83	8.2%
(1)	Information obtained from the appraisals.

A-3-112

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Escrows.

Taxes – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $694,641 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $138,928 monthly.

Insurance – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $86,855 and ongoing monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments, initially estimated at $9,651 monthly.

Replacement Reserve – The Blackbird Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of $7,125.

TI/LC Reserve – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $2,000,000 and an ongoing monthly TI/LC reserve deposit of $57,002; provided, however, upon the borrower’s satisfaction of certain conditions set forth under the Blackbird Portfolio Whole Loan documents with respect to the re-tenanting of the NeuMoDx space, the monthly TI/LC reserve deposit will be reduced to $30,282.

Deferred Maintenance – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $150,510.

Outstanding TI/LC Reserve – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $118,000, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Blackbird Portfolio Properties.

Lockbox and Cash Management. The Blackbird Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to tenants at the Blackbird Portfolio Properties, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Blackbird Portfolio Properties to be deposited into such lockbox within one business day. All funds deposited into the lockbox are required to be transferred on a daily basis to the borrower’s operating account unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Blackbird Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Blackbird Portfolio Whole Loan documents are required to be held by the lender during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below) in a special rollover reserve subaccount or otherwise, into the cash collateral subaccount as additional collateral for the Blackbird Portfolio Whole Loan. Upon an event of default under the Blackbird Portfolio Whole Loan documents, the lender will have the right to apply cash collateral subaccount funds to the debt in such priority as it may determine.

A “Cash Management Period” means a period which will commence upon any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day any calendar quarter, the debt service coverage ratio is less than 1.20x (a “DSCR Cash Management Period”) or (iv) the commencement of a Lease Sweep Period; and will end if (1) the Blackbird Portfolio Whole Loan and all other obligations under the Blackbird Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the Blackbird Portfolio Properties have achieved a debt service coverage ratio of at least 1.25x as of the last day of any calendar quarter for two consecutive quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 18 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); provided, however, at the borrower's option, exercisable at any point during the term of the Blackbird Portfolio Whole Loan, the foregoing 18-month period may, at the borrower's written request, be reduced to 15 months if and only if the lender has received a deposit of $375,000 into the special rollover reserve (the "Lease Sweep Deposit"); (ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any Lease Sweep Tenant has vacated or discontinued its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Blackbird Portfolio Whole Loan documents.

A “Lease Sweep Lease” means the NeuMoDx lease and any other lease (leased by such tenant and/or its affiliates) which covers 75,000 or more rentable square feet at the Blackbird Portfolio Properties.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Property Management. The Blackbird Portfolio Properties are managed by Oxford Property Management, LLC, an affiliate of the borrower sponsor.

A-3-113

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI 48108		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Partial Release. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the properties that make up the Blackbird Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 100% of the net proceeds of the sale, and (b) 125% of the allocated loan amount for such property; and (iii) after giving effect to such release and defeasance, (a) the debt yield for the remaining properties is no less than the greater of 11.66% and the debt yield immediately prior to the release, (b) the loan to value ratio for the remaining properties is not more than the lesser of 54.6% and the loan to value ratio immediately prior to the sale and (c) overall occupancy for the remaining properties is no less than the greater of 80% and the occupancy immediately preceding the sale.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Blackbird Portfolio Whole Loan, Blackbird Mezz Lender, LLC, an affiliate of the borrower sponsor, originated a mezzanine loan in the amount of $5,250,000 (the “Blackbird Portfolio Mezzanine Loan”). The Blackbird Portfolio Mezzanine Loan is secured by the direct equity interests in the borrower and is coterminous with the Blackbird Portfolio Whole Loan. The Blackbird Portfolio Mezzanine Loan accrues interest at a rate of 12.00000% per annum. The intercreditor agreement provides that if the Blackbird Portfolio Mezzanine Loan is held by an owner who (i) owns more than 25% of the direct or indirect ownership interests in the borrower under the Blackbird Portfolio Whole Loan or Blackbird Portfolio Mezzanine Loan or any affiliate thereof or (ii) has the power, directly or indirectly, to direct the management or policies of the borrower under the Blackbird Portfolio Whole Loan or Blackbird Portfolio Mezzanine Loan, such owner will not be permitted to exercise certain rights of the mezzanine lender under the intercreditor agreement, including among other things, the mezzanine lender’s rights to (A) foreclose on the equity interests in the Blackbird Portfolio Whole Loan borrower, (B) enter into a modification of the Blackbird Portfolio Mezzanine Loan, (C) cure certain defaults under the Blackbird Portfolio Whole Loan, (D) terminate the property manager after an event of default under the Blackbird Portfolio Mezzanine Loan and select a replacement property manager, (E) purchase the Blackbird Portfolio Whole Loan upon the occurrence of certain events set forth in the Blackbird Portfolio Whole Loan documents, (F) require the mezzanine lender’s prior written consent upon a request by the Blackbird Portfolio Whole Loan borrower for the senior lender’s consent to either (x) the sale or transfer of all or any material portion of the Blackbird Portfolio Properties or any direct or indirect interest in the Blackbird Portfolio Whole Loan borrower, or (y) the granting of a further mortgage against the Blackbird Portfolio Properties or (G) approve the annual operating budget of the Blackbird Portfolio Whole Loan borrower.

Ground Lease. None.

Terrorism Insurance. The Blackbird Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Blackbird Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-114

No. 12 – Centre Pointe Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$30,000,000		Location:	West Chester, OH
	Cut-off Date Balance(1):	$30,000,000		Size:	640,177 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$74.43
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$72.71
	Borrower Sponsor:	Yaron Kandelker		Year Built/Renovated:	2000-2007/NAP
	Guarantor:	Yaron Kandelker		Title Vesting:	Fee
	Mortgage Rate:	7.0240%		Property Manager:	SVR Property Management LLC
	Note Date:	June 22, 2023		Current Occupancy (As of):	82.1% (5/31/2023)
	Seasoning:	5 months		YE 2022 Occupancy:	80.2%
	Maturity Date:	July 6, 2033		YE 2021 Occupancy:	80.4%
	IO Period:	90 months		YE 2020 Occupancy:	87.2%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	86.3%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$70,200,000
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraised Value Per SF:	$109.66
	Call Protection:	L(29),D(87),O(4)		As-Is Appraisal Valuation Date:	April 17, 2023
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (3/31/2023)(4):	$5,081,872
	Additional Debt Type (Balance)(1):	Pari Passu ($17,650,000)		YE 2022 NOI:	$4,576,618
		Future Mezzanine(2)		YE 2021 NOI:	$5,718,797
				YE 2020 NOI:	$6,572,323
				U/W Revenues:	$12,419,184
				U/W Expenses:	$5,610,831
Escrows and Reserves				U/W NOI(4):	$6,808,354
	Initial	Monthly	Cap	U/W NCF:	$5,399,965
Taxes:	$148,910	$148,910	NAP	U/W DSCR based on NOI/NCF(1):	1.79x / 1.42x
Insurance:	$33,333	$8,333	NAP	U/W Debt Yield based on NOI/NCF(1):	14.3% / 11.3%
Deferred Maintenance:	$77,284	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.6% / 11.6%
Replacement Reserve:	$0	$10,670	NAP	Cut-off Date LTV Ratio(1):	67.9%
TI/LC Reserve:	$0	$106,696	$5,000,000	LTV Ratio at Maturity(1):	66.3%
Other Reserves(3):	$3,978,696	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$47,650,000	67.2%	Purchase Price	$64,500,000	90.9%
Borrower Equity Contribution	19,061,282	26.9	Upfront Reserves	4,238,223	6.0
Seller’s Credits(5)	4,226,999	6.0	Closing Costs	2,200,058	3.1
Total Sources	$70,938,281	100.0%	Total Uses	$70,938,281	100.0%
(1)	The Centre Pointe Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $47,650,000 (the “Centre Pointe Portfolio Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio, and LTV Ratio at Maturity presented above are calculated based on the Centre Pointe Portfolio Whole Loan.
(2)	In connection with a transfer and assumption, the transferee is permitted to obtain a mezzanine loan provided, among other conditions, that the mezzanine loan will be in a principal amount that, when added to the outstanding principal balance of the Loan, is less than or equal to 70% of the total consideration paid by the proposed transferee to acquire the property and will have a principal amount, interest rate and debt service payments which will result in a combined debt service coverage ratio of at least 1.10x.
(3)	Other Reserves consist of an outstanding TI/LC reserve ($3,636,322), a free rent reserve ($235,797), and an existing insurance claim reserve ($106,576).
(4)	U/W NOI is greater than TTM 3/31/2023 Net Operating Income primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.
(5)	Seller’s Credits consists of outstanding TI/LC and free rent most of which has been escrowed as Other Reserves.

The Mortgage Loan. The twelfth largest mortgage loan (the “Centre Pointe Portfolio Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $47,650,000 secured by a first mortgage encumbering the fee interest in a 640,177 square foot office property in West Chester, Ohio (the “Centre Pointe Portfolio Property”). The Centre Pointe Portfolio Mortgage Loan consists of the controlling Note A-1, which had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and is being contributed to the MSWF 2023-2 trust. The non-controlling Note A-2 had an original principal balance of $17,650,000, has a Cut-off Date Balance of $17,650,000 and is expected to be contributed to one or more future securitization trust(s). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-115

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,000,000
9100, 9050, 9075, 9025, & 9277	Centre Pointe Portfolio	Cut-off Date LTV:	67.9%
Centre Pointe Drive		U/W NCF DSCR:	1.42x
West Chester, OH 45069		U/W NOI Debt Yield:	14.3%

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSWF 2023-2	Yes
A-2(1)	$17,650,000	$17,650,000	Argentic Real Estate Finance 2 LLC	No
Total	$47,650,000	$47,650,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Centre Pointe Portfolio Property is a 640,177 square foot office property located in West Chester, Ohio, approximately 18 miles north of Cincinnati. The improvements consist of five, four-story buildings constructed between 2000 and 2007. The Centre Pointe Portfolio Property is part of the greater Centre Pointe Office Park, which includes various hotels, restaurants, one additional office building, and a public park that are not a part of the collateral for the Centre Pointe Portfolio Whole Loan. The Centre Pointe Portfolio Property is situated on an approximately 40.02-acre site with 2,731 surface parking spaces (approximately 4.27 spaces per 1,000 square feet). The buildings are all similar in size (121,397 square feet to 138,633 square feet) featuring rectangular floor plates ranging from 30,000 square feet to 36,500 square feet. The floor plates are easily divisible and can accommodate tenants ranging in size from full floor plates to smaller and mid-size tenants that occupy a small portion of a floor. Amenities at the Centre Pointe Portfolio Property include a 2,018 square foot fitness center and a furnished business conference center.

As of May 31, 2023, the Centre Pointe Portfolio Property was 82.1% leased to 54 tenants. The Centre Pointe Portfolio Property features a granular rent roll, with no tenant making up greater than 8.3% of the net rentable area and 9.2% of the underwritten base rent. Occupancy decreased from 87.2% in 2020 to 80.4% in 2021 primarily due to one of the major tenants at the time, GE Aviation, downsizing and retracting their Cincinnati presence and vacating its space at the Centre Pointe Portfolio Property. The borrower sponsor began to backfill the space and has executed 358,448 square feet across 15 new leases (143,823 square feet), 17 renewals (157,516 square feet), and approximately 29,219 square feet of expansion space since February 2020.

Major Tenants.

Synchrony (53,194 square feet, 8.3% of net rentable area; 9.2% of underwritten base rent; Fitch/Moody’s/S&P: BBB-/NR/BBB-) – The largest tenant, Synchrony (NYSE: SYF), is a consumer financial services company that offers a diverse set of financing solutions and digital capabilities to consumers. The company serves over 70 million customers and has approximately 18,500 employees. Synchrony moved into the Centre Pointe Portfolio Property in June 2022 and has a lease expiration in October 2027. The tenant has two, 5-year renewal options.

Contech Construction Products (44,814 square feet; 7.0% of net rentable area; 7.9% of underwritten base rent) – The second largest tenant, Contech Construction Products, is a provider of site solutions for engineers, contractors, architects, and owners. Contech Construction Products helps build, support, and sustain development projects such as bridges, drainage, erosion control, retaining walls, and storm water management. The company has over 1,400 employees and 60 facilities across North America and is headquartered at the Centre Pointe Portfolio Property. Contech Construction Products has been a tenant at the Centre Pointe Portfolio Property since November 2005 and signed a lease extension in January 2021 to extend its lease expiration to July 2031. The tenant has two, 5-year renewal options remaining.

Pilot Chemical Company of Ohio (“Pilot Chemical”) (37,533 square feet; 5.9% of net rentable area; 7.0% of underwritten base rent) – The third largest tenant, Pilot Chemical, specializes in providing products and services to the disinfecting, sanitizing, cleaning, metalworking, and oil industries. The company was founded in 1952 and is headquartered at the Centre Pointe Portfolio Property. Pilot Chemical has been a tenant at the Centre Pointe Portfolio Property since May 2019 and has a lease expiration in May 2029. Pilot Chemical has the one-time right to terminate its lease effective May 2026 provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization. Additionally, Pilot Chemical has the right to downsize its space by 5,000 square feet effective May 2026 for a termination fee equal to the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization applicable to the space that will be relinquished. The tenant has 3, five-year renewal options remaining.

A-3-116

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,000,000
9100, 9050, 9075, 9025, & 9277	Centre Pointe Portfolio	Cut-off Date LTV:	67.9%
Centre Pointe Drive		U/W NCF DSCR:	1.42x
West Chester, OH 45069		U/W NOI Debt Yield:	14.3%

The following table presents certain information relating to the tenancy at the Centre Pointe Portfolio Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Synchrony	BBB-/NR/BBB-	53,194	8.3%	$13.22	$703,225	9.2%	10/31/2027	2, 5-year	N
Contech Construction Products	NR/NR/NR	44,814	7.0%	$13.46	$603,196	7.9%	7/31/2031	2, 5-year	N
Pilot Chemical Company of Ohio	NR/NR/NR	37,533	5.9%	$14.25	$534,845	7.0%	5/31/2029	3, 5-year	Y(3)
3dB Labs, Inc.	NR/NR/NR	32,998	5.2%	$14.59	$481,512	6.3%	5/31/2027	None	N
Clarkwestern Dietrich Building Systems, LLC	NR/NR/NR	24,944	3.9%	$15.89	$396,305	5.2%	10/31/2027	2, 5-year	N
Total Major Tenants		193,483	30.2%	$14.05	$2,719,084	35.7%

Non-Major Tenants		332,419	51.9%	$14.75	$4,904,126	64.3%

Occupied Collateral Total		525,902	82.1%	$14.50	$7,623,210	100.0%

Vacant Space		114,275	17.9%

Collateral Total		640,177	100.0%

(1)	In certain instances, credit ratings shown are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2024 totaling $155,678.
(3)	Pilot Chemical has the right to terminate its lease effective May 2026 provided the tenant provides written notice to the landlord on or prior to September 19, 2025. In connection with the early termination, the tenant is required to pay a termination fee of $875,331 plus the unamortized portion of the tenant improvement allowance, leasing commissions, and abated rent, assuming an 8% annual rate of amortization.

The following table presents certain information relating to the lease rollover schedule at the Centre Pointe Portfolio Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	6,932	1.1%	6,932	1.1%	$109,040	1.4%	$15.73
2023	0	0	0.0%	6,932	1.1%	$0	0.0%	$0.00
2024	6	30,675	4.8%	37,607	5.9%	$421,145	5.5%	$13.73
2025	11	76653	12.0%	114,260	17.8%	$1,195,076	15.7%	$15.59
2026	6	34,409	5.4%	148,669	23.2%	$531,923	7.0%	$15.46
2027	16	186,415	29.1%	335,084	52.3%	$2,585,857	33.9%	$13.87
2028	4	21,405	3.3%	356,489	55.7%	$315,825	4.1%	$14.75
2029	4	72,692	11.4%	429,181	67.0%	$1,076,372	14.1%	$14.81
2030	2	21336	3.3%	450,517	70.4%	$321,570	4.2%	$15.07
2031	1	44,814	7.0%	495,331	77.4%	$603,196	7.9%	$13.46
2032	3	30,571	4.8%	525,902	82.1%	$463,206	6.1%	$15.15
2033	0	0	0.0%	525,902	82.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	525,902	82.1%	$0	0.0%	$0.00
Vacant	0	114,275	17.9%	640,177	100.0%	$0	0.0%	$0.00
Total/Weighted Average	54(3)	640,177(3)	100.0%			$7,623,210	100.0%	$14.50(4)
(1)	Information obtained from the underwritten rent roll dated May 31, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes the conference center, fitness center, and management office (totaling 6,117 square feet) for which no rent was underwritten.
(4)	Excludes vacant space.

A-3-117

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,000,000
9100, 9050, 9075, 9025, & 9277	Centre Pointe Portfolio	Cut-off Date LTV:	67.9%
Centre Pointe Drive		U/W NCF DSCR:	1.42x
West Chester, OH 45069		U/W NOI Debt Yield:	14.3%

The following table presents historical occupancy percentages at the Centre Pointe Portfolio Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	5/31/2023(2)
87.2%	80.4%	80.2%	82.1%
(1)	Information obtained from the Centre Pointe Portfolio borrower.
(2)	Information obtained from the underwritten rent roll dated May 31, 2023.

Market Overview and Competition. The Centre Pointe Portfolio Property is located in West Chester, Ohio, approximately 18 miles north of Cincinnati. Primary access is provided by Interstate 75 (located less than a mile from the Centre Pointe Portfolio Property) and Interstate 275, which connect the Centre Pointe Portfolio Property to the greater Cincinnati metropolitan area. The local neighborhood features retail, restaurants, and entertainment such as Ikea, Buffalo Wild Wings, Top Golf, and an AMC theater. The office park features more than four hotel options for business travel. Additionally, The Residences at the Clocktower, a brand new 300+ unit multifamily and retail complex, is currently being constructed in the center of the office park. Also at the heart of the office park is West Chester Clock Tower Park, which features outdoor recreation and live music for local residents.

According to the appraisal, the 2022 estimated population within a one-, three-, and five-mile radius of the Centre Pointe Portfolio Property is 3,102, 46,401 and 136,676 respectively. The 2022 estimated median household income within the same radii was $111,253, $98,474 and $94,197, respectively. Furthermore, the top three industries within the area are Health Care/Social Assistance, Manufacturing and Retail Trade, which represent a combined total of 40% of the workforce.

According to the appraisal, the Centre Pointe Portfolio Property is situated in the Butler County office submarket, which contained approximately 11.1 million square feet of office space as of the fourth quarter of 2022. The Butler County office submarket reported a vacancy rate of 11.1% with an average asking rental rate of $18.64 per square foot. The appraiser concluded a market rent of $13.85 per square foot for the Centre Pointe Portfolio Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Centre Pointe Portfolio Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$13.85
Lease Term (Years)	7
Lease Type (Reimbursements)	Net
Rent Increase Projection	2.50% / year
Concessions (New Tenants)	4 months
Concessions (Renewals)	2 months
Tenant Improvements (New Tenants)	$40.00
Tenant Improvements (Renewals)	$7.00
Leasing Commissions (New Tenants)	6.0%
Leasing Commissions (Renewals)	3.0%
(1)	Information obtained from the appraisal.

A-3-118

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,000,000
9100, 9050, 9075, 9025, & 9277	Centre Pointe Portfolio	Cut-off Date LTV:	67.9%
Centre Pointe Drive		U/W NCF DSCR:	1.42x
West Chester, OH 45069		U/W NOI Debt Yield:	14.3%

The following table presents certain information relating to five recent sales of properties comparable to the Centre Pointe Portfolio Property:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Summit Woods III and IV	Sharonville, OH	218,497	Jul-22	$22,000,000	$100.69	8.5%
Hurstbourne Park & Hurstbourne Place	Louisville, KY	343,835	Jul-22	$42,500,000	$123.61	7.3%
Westar I & II	Westerville, OH	279,912	Jan-23	$31,000,000	$110.75	8.0%
9200 Worthington Building	Columbus, OH	136,318	Sep-22	$14,750,000	$108.20	7.0%
Two Crowne Point	Sharonville, OH	74,460	Dec-22	$7,500,000	$100.73	9.2%
(1)	Information obtained from the appraisal.

The following table presents certain information relating to seven comparable leases to those at the Centre Pointe Portfolio Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Office Park I	2012	31,874	RubyHaus	5.0	1,799	$17.00	NNN
9032 Union Centre Boulevard
West Chester, OH
Governor's Pointe 4680	1998	128,490	VA - GSA	10.0	19,412	$21.69	Gross
4680 Parkway Drive
Deerfield Township, OH
GE Aviation	2009	409,798	GE Aviation	5.3	204,899	$13.80	NNN
6440 Aviation Way
West Chester Township, OH
Summit Woods III	2006	106,000	Clarify Wealth Management	3.0	3,580	$14.60	NNN
50 E. Business Way
Sharonville, OH
Summit Woods IV	2015	108,422	United Healthcare	3.0	11,135	$14.35	NNN
400 E. Business Way
Sharonville, OH
Kemper Pointe	2005	96,418	Rapid Mortgage	NAV	8,280	$14.00	NNN
7870 East Kemper Road
Cincinnati, OH
Deerfield Crossing A&B	1999	320,802	Nelson & Associates Inc	NAV	2,550	$15.75	NNN
5181 West Natorp Boulevard
Deerfield Township, OH
(1)	Information obtained from the appraisal.

A-3-119

Office – Suburban	Loan #12	Cut-off Date Balance:	$30,000,000
9100, 9050, 9075, 9025, & 9277	Centre Pointe Portfolio	Cut-off Date LTV:	67.9%
Centre Pointe Drive		U/W NCF DSCR:	1.42x
West Chester, OH 45069		U/W NOI Debt Yield:	14.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Centre Pointe Portfolio Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	U/W	%(1)	U/W $ per SF
Rents in Place	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$7,467,532	49.8%	$11.66
Contractual Rent Steps(2)	0	0	0	0	155,678	1.0	0.24
Grossed Up Vacant Space	0	0	0	0	2,571,980	17.2	4.02
Gross Potential Rent	$7,021,421	$6,402,901	$5,663,860	$6,030,222	$10,195,190	68.0%	$15.93
Other Income(3)	127,749	278,832	109,154	148,155	148,155	1.0	0.23
Total Recoveries	4,467,651	3,998,795	4,206,747	4,513,730	4,647,819	31.0	7.26
Net Rental Income	$11,616,821	$10,680,528	$9,979,761	$10,692,107	$14,991,164	100.0%	$23.42
(Vacancy & Credit Loss)	0	0	0	0	(2,571,980)	(25.2)	(4.02)
Effective Gross Income	$11,616,821	$10,680,528	$9,979,761	$10,692,107	$12,419,184	82.8%	$19.40

Real Estate Taxes	1,880,327	1,609,726	1,781,579	1,774,782	1,678,111	13.5	2.62
Insurance	120,606	147,640	117,418	133,433	100,000	0.8	0.16
Management Fee	268,867	247,385	211,483	241,876	372,576	3.0	0.58
Other Operating Expenses	2,774,698	2,956,980	3,292,663	3,460,144	3,460,144	27.9	5.40
Total Operating Expenses	$5,044,498	$4,961,731	$5,403,143	$5,610,235	$5,610,831	45.2%	$8.76

Net Operating Income	$6,572,323	$5,718,797	$4,576,618	$5,081,872(4)	$6,808,354(4)	54.8%	$10.64
Replacement Reserves	0	0	0	0	128,035	1.0	0.20
TI/LC	0	0	0	0	1,280,354	10.3	2.00
Net Cash Flow	$6,572,323	$5,718,797	$4,576,618	$5,081,872	$5,399,965	43.5%	$8.44

NOI DSCR(5)	1.72x	1.50x	1.20x	1.33x	1.79x
NCF DSCR(5)	1.72x	1.50x	1.20x	1.33x	1.42x
NOI Debt Yield(5)	13.8%	12.0%	9.6%	10.7%	14.3%
NCF Debt Yield(5)	13.8%	12.0%	9.6%	10.7%	11.3%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through August 2024.
(3)	Other Income includes miscellaneous income.
(4)	U/W Net Operating Income is greater than TTM 3/31/2023 Net Operating Income primarily due to new leasing, leases renewing at higher rents, and underwritten rent steps totaling $155,678 through August 2024.
(5)	The debt service coverage ratios and debt yields are calculated based on the Centre Pointe Portfolio Whole Loan.

A-3-120

No. 13 – Gwinnett Marketfair

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$25,400,000		Location:	Duluth, GA
	Cut-off Date Balance:	$25,400,000		Size:	193,782 SF
	% of Initial Pool Balance:	2.8%		Cut-off Date Balance Per SF:	$131.08
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$131.08
	Borrower Sponsors:	Stanley Werb and Jonathan Gaines		Year Built/Renovated:	1987/NAP
	Guarantors:	Stanley Werb and Jonathan Gaines		Title Vesting:	Fee
	Mortgage Rate:	6.9680%		Property Manager:	Rivercrest Realty Associates, LLC
	Note Date:	August 29, 2023		Current Occupancy (As of):	96.6% (8/16/2023)
	Seasoning:	3 months		YE 2022 Occupancy:	100.0%
	Maturity Date:	September 11, 2033		YE 2021 Occupancy:	98.6%
	IO Period:	120 months		YE 2020 Occupancy:	96.9%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$39,800,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$205.39
	Call Protection:	L(27),D(88),O(5)		As-Is Appraisal Valuation Date:	May 16, 2023
	Lockbox Type:	Springing/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2023):	$2,697,157
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$2,685,390
				YE 2021 NOI:	$2,500,060
Escrows and Reserves				YE 2020 NOI:	$2,403,226
	Initial	Monthly	Cap	U/W Revenues:	$3,404,903
Taxes:	$29,324	$29,324	NAP	U/W Expenses:	$761,253
Insurance(1):	$0	Springing	NAP	U/W NOI:	$2,643,650
Replacement Reserve:	$124,748	$3,230	NAP	U/W NCF:	$2,568,003
TI/LC Reserve(2):	$600,000	Springing	$600,000	U/W DSCR based on NOI/NCF:	1.47x / 1.43x
				U/W Debt Yield based on NOI/NCF:	10.4% / 10.1%
Shoe Carnival Reserve(3):	$127,400	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.1%
Burlington Reserve(4):	$280,000	$0	NAP	Cut-off Date LTV Ratio:	63.8%
Party City Reserve(5):	$350,000	$0	NAP	LTV Ratio at Maturity:	63.8%
Debt Yield Reserve(6):	$0	Springing	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$25,400,000	100.0%	Loan Payoff	$15,777,471	62.1%
			Upfront Reserves	1,511,472	6.0
			Closing Costs	812,802	3.2
			Return of Equity	7,298,255	28.7
Total Sources	$25,400,000	100.0%	Total Uses	$25,400,000	100.0%
(1)	The Gwinnett Marketfair Mortgage Loan (as defined below) documents do not require ongoing monthly insurance reserves; provided (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Gwinnett Marketfair Property (as defined below) as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 business days prior to the expiration dates of the policies. If such conditions are not satisfied, the Gwinnett Marketfair Mortgage Loan documents require ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the coverage.
(2)	TI/LC Reserve shall be funded $12,111 monthly when the reserve is below its $600,000 cap, upon an event of default, cash trap event period or Debt Yield Event Period (as defined below).
(3)	The Gwinnett Marketfair Mortgage Loan documents require an upfront deposit of $127,400 for outstanding tenant improvements related to Shoe Carnival.
(4)	The Gwinnett Marketfair Mortgage Loan documents require an upfront deposit of $280,000, which will be released to the borrower upon lender receiving evidence that Burlington (as defined below) has taken occupancy of its space, is open for business and paying full unabated rent, provided, there is no event of default, cash trap event period (which commences upon the occurrence of an event of default) or Debt Yield Event Period.
(5)	The Party City Reserve has been released due to satisfaction of the following requirements: a) no event of default, cash trap event period or Debt Yield Event Period is continuing, and (b) the bankruptcy of the tenant has terminated in a manner satisfactory to the lender, the related lease has been affirmed, and the terms of the affirmed lease are satisfactory to the lender.
(6)	The Gwinnett Marketfair Mortgage Loan documents require a monthly deposit of all excess cash flow, commencing upon the next occurring monthly payment date, that the net cash flow debt yield (“NCF DY”) is less than 8.5% (a “Debt Yield Event Period”). A Debt Yield Event Period will end upon the date with the NCF DY is greater than or equal to 9.0% for two consecutive calendar quarters. Provided no event of default and no cash trap event period is continuing, the lender is required to disburse funds from the Debt Yield Reserve for tenant improvement and leasing commissions.

A-3-121

Retail – Anchored	Loan #13	Cut-off Date Balance:	$25,400,000
3675 Satellite Boulevard	Gwinnett Marketfair	Cut-off Date LTV:	63.8%
Duluth, GA 30096		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	10.4%

The Mortgage Loan. The thirteenth largest mortgage loan (the “Gwinnett Marketfair Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,400,000 and secured by a first priority fee interest in a 193,782 square foot anchored retail property located in Duluth, Georgia (the “Gwinnett Marketfair Property”).

The Borrower and Borrower Sponsors. The borrower is GA-Duluth Gwinnett-SSR, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gwinnett Marketfair Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Stanley Werb and Johnathan Gaines.

Stanley Werb and Jonathan Gaines are currently principals at Rivercrest Realty Investors (“Rivercrest”). Founded in 1969 and based in Raleigh, North Carolina, Rivercrest is a privately owned and operated commercial real estate company specializing in the acquisition, long-term ownership and management of shopping centers, office buildings, and apartments throughout the eastern United States. Rivercrest currently owns a portfolio of 88 retail properties, two office properties, three self-storage properties and five multifamily properties. The sponsor has had one prior foreclosure. For additional information please see “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Gwinnett Marketfair Property is an anchored retail center located in Duluth, Georgia consisting of five buildings totaling 193,782 square feet. Built in 1987, the Gwinnett Marketfair Property is situated on a 17.9-acre site and is anchored by TJ Maxx, Five Below, Marshalls, Burlington Coat Factory Warehouse Corporation (“Burlington”), and Party City. TJ Maxx and Marshalls have been tenants since the Gwinnett Marketfair Property was built in 1987. Burlington assumed the existing Bed, Bath & Beyond lease and is expected to open on December 1, 2023. The Gwinnett Marketfair Property contains 847 surface parking spaces, resulting in a parking ratio of 4.37 spaces per 1,000 SF of rentable area. As of August 16, 2023, the Gwinnett Marketfair Property was 96.6% leased to 29 tenants and has averaged 98.5% occupancy since 2018. Additionally, nine tenants (comprising 50.5% of the net rentable area) have each been in occupancy at the center for at least 15 years.

Major Tenants.

Burlington (F/M/S: NR/NR/BB+; 29,820 SF; 15.4% of NRA; 10.6% of underwritten base rent). Founded in 1972 and headquartered in Burlington, New Jersey, Burlington (NYSE: BURL) is an off-price retailer that operated 933 stores across 46 states and Puerto Rico as of March 2023. Burlington’s product offering includes women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts, and coats. Burlington is assuming an existing Bed, Bath & Beyond lease, which has been approved by the bankruptcy court, and has a lease expiring in January 2026 with two, five-year renewal options remaining.

Marshalls (F/M/S: NR/A2/A (parent company); 27,054 SF; 14.0% of NRA; 9.3% of underwritten base rent). Founded in 1956 and headquartered in Framingham, Massachusetts, Marshalls, owned by TJX Companies, Inc. (NYSE: TJX), is an off-price retailer that operated 1,183 stores as of January 2023 throughout the U.S. and Canada. Marshalls product offering includes women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts, and coats. Marshalls has been a tenant since 1987 and has a lease expiring in January 2028 with one, five-year renewal option remaining and no termination options. Marshalls sales as of year-end 2022 were $482 per square foot, a 7.0% increase over year end 2021 sales.

TJ Maxx (F/M/S: NR/A2/A (parent company); 24,300 SF; 12.5% of NRA; 8.4% of underwritten base rent). Founded in 1976 and headquartered in Framingham, Massachusetts, TJ Maxx (NYSE: TJX) is an off-price retailer that operated 1,299 stores across the U.S. as of January 2023. TJ Maxx’s product offering includes women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts, and coats. TJ Maxx has been a tenant since 1987 and has a lease expiring in January 2028 with two, five-year renewal options remaining and no termination options. TJ Maxx sales as of January 31, 2023 were $504 per square foot, a 6.9% increase over the January 31, 2022 sales of $471 per square foot.

A-3-122

Retail – Anchored	Loan #13	Cut-off Date Balance:	$25,400,000
3675 Satellite Boulevard	Gwinnett Marketfair	Cut-off Date LTV:	63.8%
Duluth, GA 30096		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the tenancy at the Gwinnett Marketfair Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Burlington	NR/NR/BB+	29,820	15.4%	$9.50	$283,290	10.6%	1/31/2026	2, 5-year	N
Marshall’s	NR/A2/A	27,054	14.0%	$9.25	$250,250	9.3%	1/31/2028	1, 5-year	N
TJ Maxx	NR/A2/A	24,300	12.5%	$9.25	$224,775	8.4%	1/31/2028	2, 5-year	N

Party City	NR/NR/NR	15,155	7.8%	$11.25	$170,494	6.4%	8/31/2031	2, 5-year	N
Shoe Carnival	NR/NR/NR	12,740	6.6%	$12.24	$155,938	5.8%	7/31/2032	2, 5-year	N
Five Below	NR/NR/NR	15,303	7.9%	$9.00	$137,727	5.1%	1/31/2030	3, 5-year	N
		124,372	64.2%	$9.83	$1,222,474	45.6%

Non-Major Tenants		62,858	32.4%	$23.18	$1,457,148	54.4%

Occupied Collateral Total		187,230	96.6%	$14.31	$2,679,622	100.0%

Vacant Space		6,552	3.4%

Collateral Total		193,782	100.0%

(1)	Information obtained from the underwritten rent roll dated August 16, 2023.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $20,752 through August 2024.

The following table presents a summary of sales and occupancy costs for certain tenants at the Gwinnett Marketfair Property:

Tenant Sales(1)(2)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	Occupancy Cost(3)
Marshall’s	$293	$451	$482	2.6%
TJ Maxx	$309(4)	$471(4)	$504(4)	2.4%
Party City Shoe Carnival	$169 N/A	$179 $416	$143 $391	10.4% 4.1%

(1)	Information obtained from the borrower.
(2)	Tenants shown on the Major Tenants table above and not included on the Tenant Sales table are not required to report sales.
(3)	Occupancy cost is based on underwritten base rent and any applicable reimbursements, divided by most recent reported sales.
(4)	TJ Maxx sales are as of January 31, for 2021, 2022 and 2023 respectively.

A-3-123

Retail – Anchored	Loan #13	Cut-off Date Balance:	$25,400,000
3675 Satellite Boulevard	Gwinnett Marketfair	Cut-off Date LTV:	63.8%
Duluth, GA 30096		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the lease rollover schedule at the Gwinnett Marketfair Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF (3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	3,475	1.8%	3,475	1.8%	$66,894	2.5%	$19.25
2025	5	13,023	6.7%	16,498	8.5%	$303,126	11.3%	$23.28
2026	5	39,908	20.6%	56,406	29.1%	$510,147	19.0%	$12.78
2027	5	7,910	4.1%	64,316	33.2%	$187,618	7.0%	$23.72
2028	5	65,123	33.6%	129,439	66.8%	$813,549	30.4%	$12.49
2029	0	0	0.0%	129,439	66.8%	$0	0.0%	$0.00
2030	1	15,303	7.9%	144,742	74.7%	$137,727	5.1%	$9.00
2031	2	17,453	9.0%	162,195	83.7%	$232,034	8.7%	$13.29
2032	5	25,035	12.9%	187,230	96.6%	$428,528	16.0%	$17.12
2033	0	0	0.0%	187,230	96.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	187,230	96.6%	$0	0.0%	$0.00
Vacant	0	6,552	3.4%	193,782	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	193,782	100.0%			$2,679,622	100.0%	$14.31
(1)	Information obtained from the underwritten rent roll dated August 16, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Gwinnett Marketfair Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	8/16/2023(2)
96.9%	98.6%	100.0%	96.6%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll dated August 16, 2023.

A-3-124

Retail – Anchored	Loan #13	Cut-off Date Balance:	$25,400,000
3675 Satellite Boulevard	Gwinnett Marketfair	Cut-off Date LTV:	63.8%
Duluth, GA 30096		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	10.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Gwinnett Marketfair Property:

Cash Flow Analysis

	2020	2021	2022	TTM 6/30/2023	U/W	% (1)	U/W $ per SF
Base Rent	$2,429,331	$2,502,313	$2,652,540	$2,713,627	$2,679,622(2)	75.6	$13.83
Grossed Up Vacant Space	0	0	0	0	106,763	3.0	0.55
Gross Potential Rent	$2,429,331	$2,502,313	$2,652,540	$2,713,627	$2,786,385	78.6%	$14.38
Other Income(3)	38,775	65,801	81,353	72,518	68,303	1.9	0.35
Total Recoveries	759,472	754,185	732,961	751,046	689,534	19.5	$3.56
Net Rental Income	$3,227,578	$3,322,299	$3,466,854	$3,537,191	$3,544,222	100.0%	$18.29
(Vacancy & Credit Loss)	0	0	0	(6,181)	(139,319)	(5.0)(4)	(0.72)
Effective Gross Income	$3,227,578	$3,322,299	$3,466,854	$3,531,010	$3,404,903	96.1%	$17.57

Real Estate Taxes	403,970	372,250	325,285	325,285	334,757	9.8	1.73
Insurance	37,294	47,185	51,412	58,134	55,233	1.6	0.29
Management Fee	139,435	151,500	149,915	149,242	102,147	3.0	0.53
Other Operating Expenses	243,653	251,304	254,852	301,192	269,116	7.9	1.39
Total Operating Expenses	$824,352	$822,239	$781,464	$833,853	$761,253	22.4%	$3.93

Net Operating Income	$2,403,226	$2,500,060	$2,685,390	$2,697,157	$2,643,650	77.6%	$13.64
Replacement Reserves	0	0	0	0	38,756	1.1	0.20
TI/LC	0	0	0	0	36,891(5)	1.1	0.19
Net Cash Flow	$2,403,226	$2,500,060	$2,685,390	$2,697,157	$2,568,003	75.4%	$13.25

NOI DSCR	1.34x	1.39x	1.50x	1.50x	1.47x
NCF DSCR	1.34x	1.39x	1.50x	1.50x	1.43x
NOI Debt Yield	9.5%	9.8%	10.6%	10.6%	10.4%
NCF Debt Yield	9.5%	9.8%	10.6%	10.6%	10.1%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent includes contractual rent steps totaling $20,752 through August 2024.
(3)	Represents percentage rent, billboard sign rental and various tenant fees.
(4)	The underwritten economic vacancy is 5.0%. The Gwinnett Marketfair Property was 96.6% leased as of August 16, 2023.
(5)	Inclusive of 1/10th credit for the $600,000 upfront TI/LC reserve.

Appraisal. The appraiser concluded to an “as-is” appraised value for the Gwinnett Marketfair Property of $39,800,000 as of May 16, 2023.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated May 22, 2023 revealed no evidence of recognized environmental conditions or controlled recognized environmental conditions, at the Gwinnett Marketfair Property.

Market Overview and Competition. The Gwinnett Marketfair Property is located in Duluth, Georgia, approximately 23.7 miles northeast of Atlanta. Primary access to the area is provided by the Northwest Expressway (Interstate 85). The Gwinnett Marketfair Property has visibility from Pleasant Hill Road, which provides direct access to the Gwinnett Marketfair Property from the Northeast Expressway, with an on-ramp less than 1 mile from the Gwinnett Marketfair Property. The surrounding area contains a mix of commercial and residential properties. Major employers in the area include Gwinnett County Public Schools, Gwinnett County Government, Northside Hospital, Publix, and Walmart.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius was approximately 11,103, 93,411, and 258,141, respectively, and the average household income within the same radii was $74,573, $81,616, and $95,488, respectively.

According to a third-party market research report, the Gwinnett Marketfair Property is located within the Gwinnett Mall/Duluth submarket of the greater Atlanta retail market. As of the second quarter 2023, the submarket reported total inventory of approximately 19.0 million square feet with a 7.8% vacancy rate and average asking rent of $23.08 per square foot. Additionally, according to a third-party market research provider, there is 46,940 square feet currently proposed in the retail submarket over the next eight quarters. The appraiser concluded to market rents for the Gwinnett Marketfair Property, ranging from $10.00 per square foot for junior anchor, to $25.00 per square foot for inline space.

A-3-125

Retail – Anchored	Loan #13	Cut-off Date Balance:	$25,400,000
3675 Satellite Boulevard	Gwinnett Marketfair	Cut-off Date LTV:	63.8%
Duluth, GA 30096		U/W NCF DSCR:	1.43x
		U/W NOI Debt Yield:	10.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Gwinnett Marketfair Property:

Market Rent Summary(1)

	Inline	Jr. Anchor
Market Rent (PSF)	$25.00	$10.00
Lease Term (Years)	5	10
Lease Type (Reimbursements)	NNN	NNN
Rent Increase Projection	2.0%/year	2.0%/year
Tenant Improvements (New / Renewal)	$35.00 / $10.00	$5.00 / $1.00
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent Months (New / Renewal)	0 / 0	0 / 0
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Gwinnett Marketfair Property, as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Gwinnett Marketfair	3675 Satellite Boulevard Duluth, GA	1987/NAP	193,782(2)	96.6%(2)
Kennesaw Walk Shopping Center	2090 Baker Road Kennesaw, GA	2004/NAP	57,800	100.0%	12/2022	$11,041,635	$191
Hamilton Crossing	2725 Hamilton Mill Road Buford, GA	2006/NAP	48,470	100.0%	8/2022	$12,500,000	$258
Shops at Old Milton	4150 Old Milton Parkway Alpharetta, GA	2007/NAP	48,615	96.0%	7/2022	$11,500,000	$237
Poplin Place Shopping Center	2875 West Highway 74 Monroe, NC	2005/NAP	196,462	100.0%	3/2022	$34,500,000	$176
Overlook Village	80 South Tunnel Road Asheville, NC	1989/1993	153,820	100.0%	7/2021	$28,350,000	$184
Coleman Village	880 Marietta Highway Roswell, GA	NAV	90,958	100.0%	6/2021	$20,750,000	$228
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated August 16, 2023.

A-3-126

No. 14 – Princeton ND Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$24,800,000		Location:	Various, ND
	Cut-off Date Balance:	$24,800,000		Size:	603 Units
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per Unit:	$41,128
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$41,128
	Borrower Sponsor:	Matthew B. Lester		Year Built/Renovated:	Various/NAP
	Guarantor:	Matthew B. Lester		Title Vesting:	Fee
	Mortgage Rate:	7.7960%		Property Manager:	Princeton Enterprises L.L.C.
	Note Date:	November 13, 2023		Current Occupancy (As of):	94.7% (10/23/2023)
	Seasoning:	0 months		YE 2022 Occupancy:	90.4%
	Maturity Date:	December 6, 2033		YE 2021 Occupancy(1):	NAV
	IO Period:	120 months		YE 2020 Occupancy(1):	NAV
	Loan Term (Original):	120 months		YE 2019 Occupancy(1):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$39,680,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit:	$65,804
	Call Protection:	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (9/30/2023):	$2,806,846
				YE 2022 NOI:	$2,188,182
				YE 2021 NOI(1):	NAV
				YE 2020 NOI(1):	NAV
				U/W Revenues:	$6,508,494
				U/W Expenses:	$3,388,274
				U/W NOI:	$3,120,220
Escrows and Reserves				U/W NCF:	$2,956,611
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.59x / 1.51x
Taxes:	$173,066	$38,459	NAP	U/W Debt Yield based on NOI/NCF:	12.6% / 11.9%
Insurance:	$89,495	$29,832	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.6% / 11.9%
Deferred Maintenance:	$88,585	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Replacement Reserve:	$0	$13,618	NAP	LTV Ratio at Maturity:	62.5%
Environmental Reserve:	$13,700	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$24,800,000	99.7%	Loan Payoff	$23,160,722	93.2%
Borrower Equity Contribution	62,997	0.3	Closing Costs(2)	1,337,428	5.4
			Upfront Reserves	364,846	1.4
Total Sources	$24,862,997	100.0%	Total Uses:	$24,862,997	100.0%
(1)	Historical occupancy and NOI for 2019, 2020, and 2021 are unavailable as the borrower acquired the Princeton ND Portfolio Properties (as defined below) between 2018 and 2022.
(2)	Closing Costs include a $620,000 origination fee.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Princeton ND Portfolio Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $24,800,000. The Princeton ND Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering seven multifamily properties located across North Dakota (the “Princeton ND Portfolio Properties”).

The Properties. The Princeton ND Portfolio Properties are comprised of seven multifamily properties totaling 603 units located in various cities across northwestern North Dakota. The Princeton ND Portfolio Properties were constructed between 2010 and 2015. The borrower acquired the Princeton ND Portfolio Properties between 2018 and 2022. As of October 23, 2023, the Princeton ND Portfolio Properties were 94.7% occupied in aggregate. The Princeton ND Portfolio Properties comprise 200 one-bedroom units (33.2% of unit count), 369 two-bedroom units (61.2% of unit count), and 34 three-bedroom units (5.6% of unit count).

A-3-127

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$24,800,000
Various	Princeton ND Portfolio	Cut-off Date LTV:	62.5%
Various, ND		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.6%

The following table presents detailed information with respect to the Princeton ND Portfolio Properties:

Princeton ND Portfolio Properties Summary

Building	Occ. % (1)	Year Built(2)	Units(1)	% of Total Units(1)	Appraised Value(2)	Allocated Loan Amount (“ALA”)	% of ALA	U/W NOI	% of U/W NOI
Timber Cove	94.0%	2013	168	27.9%	$9,310,000	$6,018,000	24.3%	$792,847	25.4%
Custer Crossing and Raven Wood	95.2%	2012; 2013	124	20.6%	$8,730,000	$4,848,000	19.5%	$645,831	20.7%
Raven Ridge	95.2%	2012	126	20.9%	$9,040,000	$4,761,000	19.2%	$604,457	19.4%
Fox Run	98.7%	2015	77	12.8%	$5,300,000	$3,879,000	15.6%	$465,629	14.9%
Killdeer Highlands	97.6%	2015	42	7.0%	$3,050,000	$2,342,000	9.4%	$283,992	9.1%
Bakken Ridge	92.9%	2014	42	7.0%	$2,710,000	$1,629,000	6.6%	$213,027	6.8%
Creekside Cottages	79.2%	2010	24	4.0%	$1,540,000	$1,323,000	5.3%	$114,437	3.7%
Total/Wtd. Avg.	94.7%		603	100.0%	$39,680,000	$24,800,000	100.0%	$3,120,220	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2023.
(2)	Information obtained from the appraisal.

The following table presents certain information relating to the tenancy at the Princeton ND Portfolio Properties:

Portfolio Unit Mix(1)

Building	NRA	Units	One Bedroom	Two Bedroom	Three Bedroom
Timber Cove	166,440	168	60	100	8
Custer Crossing and Raven Wood	135,787	124	27	91	6
Raven Ridge	124,830	126	45	75	6
Fox Run	72,215	77	34	37	6
Killdeer Highlands	43,385	42	15	25	2
Bakken Ridge	41,014	42	11	25	6
Creekside Cottages	13,440	24	8	16	0
Total/Wtd. Avg.	597,111	603	200	369	34
(1)	Based on the underwritten rent roll dated October 23, 2023.

The following table presents historical occupancy percentages at the Princeton ND Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(2)	10/23/2023(3)
NAV	NAV	90.4%	94.7%
(1)	Historical occupancy for 2020 and 2021 are not available as the borrower acquired the Princeton ND Portfolio Properties between 2018 and 2022.
(2)	Information obtained from Princeton ND Portfolio borrowers.
(3)	Information obtained from the underwritten rent roll.

A-3-128

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$24,800,000
Various	Princeton ND Portfolio	Cut-off Date LTV:	62.5%
Various, ND		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.6%

Market Overview and Competition. The Princeton ND Portfolio Properties are located in five cities across northwestern North Dakota near the Bakken and Three Forks Oil Formations.

The Bakken Ridge and Creekside Cottages properties are located in McKenzie County, in Watford City, North Dakota within an area generally described as the Bakken. The Bakken refers to the grouping of counties most affected by oil activity in Western North Dakota and Eastern Montana. As of October 2023, the McKenzie County multifamily market had an inventory of 3,472 units, a vacancy rate of 11.7%, and an average rent per unit of $1,184.

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius for the Bakken Ridge property is 3,323, 7,054, and 7,985, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $108,448, $115,178, and $119,442.

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius for the Creekside Cottages property is 2,490, 7,215, and 8,046, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $110,513, $115,580, and $119,402.

The Custer Crossing and Raven Wood property is located in Dickinson, North Dakota within the Stark County multifamily market. As of October 2023, the Stark County multifamily market had an inventory of 3,161 units, a vacancy rate of 7.8%, and an average rent per unit of $945. According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius is 4,466, 24,233, and 28,363, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $98,485, $88,117, and $88,460.

The Fox Run property is located in New Town, North Dakota within the Mountrail County multifamily market. As of October 2023, the Mountrail County multifamily market had an inventory of 896 units, a vacancy rate of 11.9%, and an average rent per unit of $1,267. The estimated 2023 population within a one-, three-, and five-mile radius is 2,694, 3,090, and 3,684, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $86,270, $88,425, and $87,521.

The Killdeer Highlands property is located just southwest of central Killdeer, north of Highway 22 in Killdeer, North Dakota within the Dunn County multifamily market. As of October 2023, the Dunn County multifamily market had an inventory of 2,518 units, a vacancy rate of 10.3%, and an average rent per unit of $1,097. According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius is 592, 989, and 1,075, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $121,804, $121,825, and $121,814.

The Raven Ridge property is located within the northern portion of the city of Dickinson in Stark County, North Dakota within Stark County multifamily market. As of October 2023, the Stark County multifamily market had an inventory of 3,161 units, a vacancy rate of 7.8%, and an average rent per unit of $945. According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius is 4,565, 21,223, and 28,543, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $76,904, $86,498, and $88,837.

The Timber Cove property is located in Tioga, North Dakota within the Williams County multifamily market. As of October 2023, the Williams County multifamily market had an inventory of 8,587 units, a vacancy rate of 9.9%, and an average rent per unit of $1,150. The estimated 2023 population within a one-, three-, and five-mile radius is 1,154, 2,470, and 2,576, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $96,249, $96,511, and $97,213.

A-3-129

Multifamily – Garden	Loan #14	Cut-off Date Balance:	$24,800,000
Various	Princeton ND Portfolio	Cut-off Date LTV:	62.5%
Various, ND		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	12.6%

The following table presents certain information relating to the appraiser’s market rent conclusion for the Princeton ND Portfolio Properties:

Market Rent Summary

Property	Units(1)	Avg. Size(1)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Timber Cove	168	991	$810	$0.82	$824	$0.83
Custer Crossing and Raven Wood	124	1,095	$929	$0.85	$1,071	$0.98
Raven Ridge	126	991	$954	$0.96	$1,025	$1.03
Fox Run	77	938	$951	$1.01	$1,031	$1.10
Killdeer Highlands	42	1,033	$963	$0.93	$988	$0.96
Bakken Ridge	42	977	$945	$0.97	$962	$0.99
Creekside Cottages	24	560	$859	$1.53	$884	$1.58
Total/Wtd. Average	603	990	$905	$0.91	$967	$0.98
(1)	Based on contract rent per the underwritten rent roll dated October 23, 2023.
(2)	Based on Appraisal’s concluded market rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Princeton ND Portfolio Properties:

Cash Flow Analysis

	2022	TTM 9/30/2023	U/W	%(1)	U/W $ per Unit
Base Rent	$4,685,395	$5,563,981	$6,564,302	94.9%	$10,886
Other Income(2)	283,199	353,855	353,855	5.1	587
Net Rental Income	$4,968,594	$5,917,836	$6,918,157	100.0%	$11,473
(Vacancy & Credit Loss)	0	0	(409,663)	(6.2)	(679)
Effective Gross Income	$4,968,594	$5,917,836	$6,508,494	94.1%	$10,794

Real Estate Taxes	203,585	336,351	452,768	7.0	$751
Insurance	239,744	281,146	357,982	5.5	594
Management Fee	87,128	111,224	195,255	3.0	324
Other Operating Expenses	2,249,955	2,382,269	2,382,269	36.6	3,951
Total Operating Expenses	$2,780,412	$3,110,990	$3,388,274	52.1%	$5,619

Net Operating Income	$2,188,182	$2,806,846	$3,120,220	47.9%	$5,174
Capital Expenditures	0	0	163,610	2.5	271
Net Cash Flow	$2,188,182	$2,806,846	$2,956,611	45.4%	$4,903

NOI DSCR	1.12x	1.43x	1.59x
NCF DSCR	1.12x	1.43x	1.51x
NOI Debt Yield	8.8%	11.3%	12.6%
NCF Debt Yield	8.8%	11.3%	11.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Net Rental Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income is comprised of damage fees, pet fees, application fees, and other miscellaneous fees.

A-3-130

No. 15 – Rockwall Market Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$22,100,000		Location:	Rockwall, TX
	Cut-off Date Balance:	$22,100,000		Size:	211,971 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF:	$104.26
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$104.26
	Borrower Sponsor:	Mark Hutchinson		Year Built/Renovated:	1999/NAP
	Guarantor:	Mark Hutchinson		Title Vesting:	Fee
	Mortgage Rate:	7.1960%		Property Manager:	Dunhill Property Management Services, Inc.
	Note Date:	August 17, 2023		Current Occupancy (As of):	100.0% (7/10/2023)
	Seasoning:	3 months		YE 2022 Occupancy:	100.0%
	Maturity Date:	September 6, 2033		YE 2021 Occupancy:	94.0%
	IO Period:	120 months		YE 2020 Occupancy:	94.0%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$33,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$158.04
	Call Protection:	L(27), D(89),O(4)		As-Is Appraisal Valuation Date:	July 7, 2023
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (6/30/2023):	$2,776,969
	Additional Debt Type (Balance):	Future Mezzanine		YE 2022 NOI:	$2,693,755
				YE 2021 NOI:	$2,656,149
				YE 2020 NOI:	$2,378,493
				U/W Revenues:	$3,826,805
				U/W Expenses:	$1,127,528
Escrows and Reserves				U/W NOI:	$2,699,277
	Initial	Monthly	Cap	U/W NCF:	$2,558,503
Taxes:	$281,252	$31,250	NAP	U/W DSCR based on NOI/NCF:	1.67x / 1.59x
Insurance:	$65,480	$8,185	NAP	U/W Debt Yield based on NOI/NCF:	12.2% / 11.6%
Replacement Reserve:	$0	$2,650	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.2% / 11.6%
TI/LC Reserve:	$500,000	$13,248	NAP	Cut-off Date LTV Ratio:	66.0%
Unfunded Obligations Reserve:	$28,944	$0	NAP	LTV Ratio at Maturity:	66.0%

Sources and Uses
Sources			Uses
Original Loan Amount	$22,100,000	64.6%	Purchase Price	$32,400,000	94.8%
Borrower Equity Contribution	12,093,745	35.4	Closing Costs	918,068	2.7
			Upfront Reserves	875,677	2.6
Total Sources	$34,193,745	100.0%	Total Uses	$34,193,745	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Rockwall Market Center Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $22,100,000. The Rockwall Market Center Mortgage Loan is secured by a first priority fee mortgage encumbering an anchored retail property located in Rockwall, Texas (the “Rockwall Market Center Property”).

The Property. The Rockwall Market Center Property is a 211,971 square foot anchored retail property located in Rockwall, Texas approximately 25 miles northeast of downtown Dallas. The improvements consist of three buildings situated on a 21.42-acre parcel constructed in 1999. The Rockwall Market Center Property consists of 144,371 square feet (68.1% of NRA) of anchor retail space, 63,232 square feet (29.8% of NRA) of in-line retail space, and 4,368 square feet (2.1% of NRA) of storage space. The anchor space is primarily occupied by national tenants including Bealls, Ross Dress For Less, Michael’s, Office Max, Old Navy, and Petco. Additionally, the Rockwall Market Center Property is shadow anchored by a Home Depot. The Rockwall Market Center Property features 1,094 surface parking spaces, resulting in a parking ratio of 5.2 spaces per 1,000 square feet.

As of July 10, 2023, the Rockwall Market Center Property was 100.0% leased to 22 tenants. Since 2020, occupancy has averaged approximately 97%. Furthermore, 12 tenants occupying 139,657 square feet (65.9% of NRA) have been in occupancy since at least 2000, including five of the six anchor tenants.

Major Tenants.

A-3-131

Retail – Anchored	Loan #15	Cut-off Date Balance:	$22,100,000
2663-2853 Market Center Drive	Rockwall Market Center	Cut-off Date LTV:	66.0%
Rockwall, TX 75032		U/W NCF DSCR:	1.59x
		U/W NOI Debt Yield:	12.2%

Bealls (f/k/a Burkes Outlet) (34,027 square feet; 16.1% of net rentable area; 6.8% of underwritten base rent) – The largest tenant, Bealls, is a retail chain that offers apparel and home decor. Bealls is a subsidiary of Bealls, Inc., which was founded in 1915, employs over 14,000 people, and is headquartered in Bradenton, Florida. Bealls Inc. operates over 650 stores primarily in the Southeast and Midwest regions. Bealls has been a tenant at the Rockwall Market Center Property since September 2013 when it signed a 125-month lease. In June 2023, the tenant extended its lease by an additional five years to its current expiration in January 2029. The tenant has two, 5-year renewal options remaining.

Ross Dress For Less (30,187 square feet; 14.2% of net rentable area; 9.2% of underwritten base rent; Fitch/Moody’s/S&P: NR/A2/BBB+) – The second largest tenant, Ross Dress For Less (Nasdaq: ROST), is a retail chain that offers apparel, home decor, and electronics. The company was founded in 1957 and operates approximately 1,765 stores. Ross Dress For Less has been a tenant at the Rockwall Market Center Property since February 2000 when it signed a lease expiring in January 2011. The tenant has renewed its lease three times and has a current lease expiration in January 2026. The tenant has two, 5-year renewal options remaining.

Michael’s (23,988 square feet; 11.3% of net rentable area; 10.1% of underwritten base rent)– The third largest tenant, Michael’s, is a retail chain that specializes in arts and crafts supplies, as well as home decor and seasonal merchandise. The company was founded in 1973 and operates over 1,290 stores. Michael’s has been a tenant at the Rockwall Market Center Property since January 1999 when it signed a 120-month lease. The tenant has renewed its lease three times and has a current lease expiration in February 2025. The tenant has one, 5-year renewal option remaining.

The following table presents certain information relating to the tenancy at the Rockwall Market Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)(3)
Major Tenants
Bealls (f/k/a Burke’s Outlet)	NR/NR/NR	34,027	16.1%	$6.05	$205,863	6.8%	1/31/2029	2, 5-year	N
Ross Dress For Less	NR/A2/BBB+	30,187	14.2%	$9.25	$279,230	9.2%	1/31/2026	2, 5-year	N
Michael's	NR/NR/NR	23,988	11.3%	$12.70	$304,648	10.1%	2/28/2025	1, 5-year	N
Office Max	NR/NR/NR	23,600	11.1%	$11.45	$270,220	8.9%	10/31/2024	3, 5-year	N
Old Navy	NR/NR/NR	17,239	8.1%	$12.00	$206,868	6.8%	1/31/2025	2, 5-year	N
Total Major Tenants		129,041	60.9%	$9.82	$1,266,829	41.9%

Non-Major Tenants		82,930	39.1%	$21.22	$1,760,116	58.1%

Occupied Collateral Total		211,971	100.0%	$14.28	$3,026,945	100.0%

Vacant Space		0	0.0%

Collateral Total		211,971	100.0%

(1)	In certain instances, credit ratings shown are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2024 totalling $60,062.
(3)	Certain tenants may have termination options tied to co-tenancy clauses. These have not been considered with respect to Termination Option (Y/N).

A-3-132

Retail – Anchored	Loan #15	Cut-off Date Balance:	$22,100,000
2663-2853 Market Center Drive	Rockwall Market Center	Cut-off Date LTV:	66.0%
Rockwall, TX 75032		U/W NCF DSCR:	1.59x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Rockwall Market Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
MTM	1	4,368	2.1%	4,368	2.1%	$4,800	0.2%	$1.10
2023	0	0	0.0%	4,368	2.1%	$0	0.0%	$0.00
2024	5	34,460	16.3%	38,828	18.3%	$627,231	20.7%	$18.20
2025	4	64,477	30.4%	103,305	48.7%	$868,774	28.7%	$13.47
2026	4	34,973	16.5%	138,278	65.2%	$407,775	13.5%	$11.66
2027	2	8,546	4.0%	146,824	69.3%	$236,863	7.8%	$27.72
2028	0	0	0.0%	146,824	69.3%	$0	0.0%	$0.00
2029	2	38,163	18.0%	184,987	87.3%	$301,405	10.0%	$7.90
2030	0	0	0.0%	184,987	87.3%	$0	0.0%	$0.00
2031	1	5,561	2.6%	190,548	89.9%	$189,074	6.2%	$34.00
2032	2	12,023	5.7%	202,571	95.6%	$226,523	7.5%	$18.84
2033	1	9,400	4.4%	211,971	100.0%	$164,500	5.4%	$17.50
Thereafter	0	0	0.0%	211,971	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	211,971	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	211,971	100.0%			$3,026,945	100.0%	$14.28
(1)	Information obtained from the underwritten rent roll dated July 10, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes contractual rent steps through May 2024.

The following table presents historical occupancy percentages at the Rockwall Market Center Property:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	7/10/2023(2)
94.0%	94.0%	100.0%	100.0%
(1)	Information obtained from the Rockwall Market Center borrower.
(2)	Information obtained from the underwritten rent roll dated July 10, 2023.

Market Overview and Competition. The Rockwall Market Center Property is located in Rockwall, Texas, approximately 25 miles northeast of downtown Dallas. Primary access to the Rockwall Market Center Property is provided by Interstate 30. The Rockwall Market Center Property is located in the main retail corridor of Rockwall, which includes several national retailers such as Home Depot (which serves as a shadow anchor), Walmart, Target, Lowe’s, Kohl’s, TJ Maxx, and Best Buy. According to the appraisal, the 2023 estimated population within a one-, three-, and five-mile radius of the Rockwall Market Center Property is 8,572, 38,844 and 98,389 respectively. The 2023 estimated median household income within the same radii was $94,043, $102,118 and $111,635, respectively.

According to the appraisal, the Rockwall Market Center Property is situated in the Rockwall retail submarket, which contained approximately 4.8 million square feet of retail space as of the first quarter of 2023. The Rockwall retail submarket reported a vacancy rate of 1.5% with an average asking rental rate of $26.84 per square foot. The appraiser concluded a market rent of $12.00 per square foot for anchor space (>10,000 square feet) and $35.00 per square foot for in-line space (<10,000 square feet) at the Rockwall Market Center Property.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Rockwall Market Center Property:

Market Rent Summary(1)

	Retail (<10,000 SF)	Retail (>10,000 SF)
Market Rent (PSF)	$35.00	$12.00
Lease Term (Years)	10	10
Lease Type (Reimbursements)	NNN	NNN
Tenant Improvements (New Tenants)	$25.00	$12.00
Tenant Improvements (Renewals)	$5.00	$1.00
Leasing Commissions (New Tenants)	6.0%	6.0%
Leasing Commissions (Renewals)	3.0%	3.0%
(1)	Information obtained from the appraisal.
A-3-133

Retail – Anchored	Loan #15	Cut-off Date Balance:	$22,100,000
2663-2853 Market Center Drive	Rockwall Market Center	Cut-off Date LTV:	66.0%
Rockwall, TX 75032		U/W NCF DSCR:	1.59x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to five recent sales of properties comparable to the Rockwall Market Center Property:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
The Plaza at Rockwall Phase I	Rockwall, TX	101,985	Jun-23	$13,360,434	$131.00	7.8%
Independence Square	Plano, TX	129,974	Jun-22	$18,156,473	$139.69	8.5%
Highlands at Flower Mound	Flower Mound, TX	175,000	Apr-22	$38,000,000	$217.14	5.5%
Lewisville West Shopping Center	Lewisville, TX	128,428	Jan-22	$24,000,000	$186.88	7.5%
Craig Crossing	McKinney, TX	128,394	Jan-22	$26,113,237	$203.38	7.0%
(1)	Information obtained from the appraisal.

The following table presents certain information relating to seven comparable leases to those at the Rockwall Market Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Months)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
3220 East Hebron Parkway	2007	14,431	Northbound Investments	13	1,898	$22.00	NNN
3220 East Hebron Parkway
Carrollton, TX
Heath Buffalo Plaza	2017	14,225	Confidential	60	1,650	$26.75	NNN
110 Smirl Drive
Heath, TX
Retail Building	2006	10,158	Confidential	24	1,100	$35.00	NNN
450 Farm to Market 548
Forney, TX
Retail Strip Center	2008	14,092	Confidential	36	1,000	$38.00	NNN
305 Farm to Market Road 544
Murphy, TX
Pleasant Grove Plaza	2012	21,594	Shoe Palace	120	5,589	$22.00	NNN
1401 South Buckner Boulevard
Dallas, TX
Evans Crossing	2017	7,600	Confidential	60	840	$31.00	NNN
119 North Murphy Road
Murphy, TX
Castle Hills Corner	2018	11,189	Nail Spa	60	2,715	$32.00	NNN
615 Farm to Market Road 2281
Lewisville, TX
(1)	Information obtained from the appraisal.

A-3-134

Retail – Anchored	Loan #15	Cut-off Date Balance:	$22,100,000
2663-2853 Market Center Drive	Rockwall Market Center	Cut-off Date LTV:	66.0%
Rockwall, TX 75032		U/W NCF DSCR:	1.59x
		U/W NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rockwall Market Center Property:

Cash Flow Analysis

	2020	2021	2022	TTM 6/30/2023	U/W	%(1)	U/W $ per SF
Rents in Place	$2,684,695	$2,899,173(2)	$2,872,392	$2,967,655	$2,966,883	73.7%	$14.00
Contractual Rent Steps(3)	0	0	0	0	60,062	1.5	0.28
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,684,695	$2,899,173	$2,872,392	$2,967,655	$3,026,945	75.2%	$14.28
Other Income(4)	1,296	1,296	1,296	1,296	7,296	0.2	0.03
Total Recoveries	869,777	829,546	899,901	908,375	993,591	24.7	4.69
Net Rental Income	$3,555,768	$3,730,015	$3,773,589	$3,877,326	$4,027,832	100.0%	$19.00
(Vacancy, Abatements & Credit Loss)	(143,847)	(12,521)	0	0	(201,027)	(6.6)	(0.95)
Effective Gross Income	$3,411,921	$3,717,494	$3,773,589	$3,877,326	$3,826,805	95.0%	$18.05

Real Estate Taxes	$627,857	$619,744	$617,970	$617,084	$597,371	15.6%	$2.82
Insurance	65,205	75,462	82,152	102,579	146,409	3.8	0.69
Management Fee	103,140	114,451	107,720	112,083	114,804	3.0	0.54
Other Operating Expenses	237,226	251,689	271,992	268,612	268,944	7.0	1.27
Total Operating Expenses	$1,033,428	$1,061,346	$1,079,835	$1,100,357	$1,127,528	29.5%	$5.32

Net Operating Income	$2,378,493	$2,656,149	$2,693,755	$2,776,969	$2,699,277	70.5%	$12.73
Replacement Reserves	0	0	0	0	31,796	0.8	0.15
TI/LC	0	0	0	0	108,978	2.8	0.51
Net Cash Flow	$2,378,493	$2,656,149	$2,693,755	$2,776,969	$2,558,503	66.9%	$12.07

NOI DSCR	1.48x	1.65x	1.67x	1.72x	1.67x
NCF DSCR	1.48x	1.65x	1.67x	1.72x	1.59x
NOI Debt Yield	10.8%	12.0%	12.2%	12.6%	12.2%
NCF Debt Yield	10.8%	12.0%	12.2%	12.6%	11.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, Abatements & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Includes percentage rent and COVID rent repayment.
(3)	Represents contractual rent steps through May 2024.
(4)	Other Income includes parking and other miscellaneous income.

A-3-135

No. 16 – Mountain Lakes Estates

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Senior Housing
	Original Principal Balance:	$21,792,000		Location:	Reno, NV
	Cut-off Date Balance:	$21,792,000		Size:	131 Units
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per Unit:	$166,351
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$166,351
	Borrower Sponsors:	Pietro V. Scola, Joseph L. Fox and Livingston Street Capital, LLC		Year Built/Renovated:	2020/NAP
	Guarantors:	Pietro V. Scola and Joseph L. Fox		Title Vesting:	Fee
	Mortgage Rate:	6.4800%		Property Manager:	Allure Active Adult Communities, LLC (borrower-related)
	Note Date:	5/26/2023		Current Occupancy (As of):	96.9% (10/4/2023)
	Seasoning:	6 months		YE 2022 Occupancy:	94.4%
	Maturity Date:	June 1, 2033		YE 2021 Occupancy:	57.5%
	IO Period:	120 months		YE 2020 Occupancy:	NAP(3)
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAP(3)
	Amortization Term (Original):	NAP		As-Is Appraised Value(4):	$38,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(4):	$290,076
	Call Protection:	L(30),D(86),O(4)		As-Is Appraisal Valuation Date:	May 2, 2023
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (5/31/2023):	$2,000,585
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$1,504,780
				YE 2021 NOI:	$44,308
				YE 2020 NOI:	NAP(3)
				YE 2019 NOI:	NAP(3)
				U/W Revenues:	$5,302,048
				U/W Expenses:	$2,823,487
Escrows and Reserves				U/W NOI:	$2,478,561
	Initial	Monthly	Cap	U/W NCF:	$2,445,811
Taxes:	$17,081	$17,081	NAP	U/W DSCR based on NOI/NCF:	1.73x / 1.71x
Insurance:	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	11.4% / 11.2%
Cap Ex:	$98,250	$2,729	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.4% / 11.2%
CC&R Reserve:	$50,000	Springing(2)	NAP	Cut-off Date LTV Ratio:	57.3%
				LTV Ratio at Maturity:	57.3%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$21,792,000	53.0%	Purchase Price	$37,250,000	90.7%
Borrower Equity	19,295,717	47.0	Closing Costs	3,672,386	8.9
			Reserves	165,331	0.4
Total Sources	$41,087,717	100.0%	Total Uses	$41,087,717	100.0%
(1)	The Mountain Lakes Estates Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with written evidence that all required insurance coverages are being maintained in full force and effect, and (iii) the borrower provides the lender with paid receipts for the payment of the insurance premiums at least 30 days prior to the expiration of the policy.
(2)	The lender may reassess the amount necessary for the CC&R Reserve from time to time based on the actual amount of assessments due by borrower pursuant to a declaration of covenants, conditions and restrictions (the “CC&R”) affecting the Mountain Lakes Estates Property (as defined below), and may require additional amounts to be deposited into the CC&R Reserve Account upon (i) 30 days' notice to borrower if the lender determines in its reasonable discretion that an increase is necessary and (ii) amounts on deposit being less than the greater of (a) $50,000 and (b) 2 times the then-current amount of annual assessments due from borrower under the CC&R.
(3)	Historical occupancies and NOI figures before 2021 are not available as the Mountain Lakes Estates Property was constructed in 2020.
(4)	The appraised value represents the value of the Mountain Lakes Estates Property as a going concern entity. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions” in the prospectus.

A-3-136

Multifamily – Senior Housing	Loan #16	Cut-off Date Balance:	$21,792,000
765 South Meadows Parkway	Mountain Lakes Estates	Cut-off Date LTV:	57.3%
Reno, NV 89521		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	11.4%

The Mortgage Loan. The sixteenth largest mortgage loan (the “Mountain Lakes Estates Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,792,000 and secured by a first priority fee mortgage encumbering a 131-unit senior-housing multifamily property in Reno, Nevada (the “Mountain Lakes Estates Property”).

The Borrower and the Borrower Sponsor. The borrower for the Mountain Lakes Estates Mortgage Loan is LSC-Reno NV, DST, a single-purpose, Delaware statutory trust, with one independent trustee in its organizational structure. The non-recourse carve-out guarantors for the Mountain Lakes Estates Mortgage Loan are Joseph L. Fox and Pietro V. Scola, who together with Livingston Street Capital, LLC are the borrower sponsors. Pietro V. Scola and Joseph L. Fox are members of the executive team at Livingston Street Capital, LLC, which focuses on acquiring 55+ active adult and independent living properties, healthcare properties, multifamily properties, and office and industrial properties. Livingston Street Capital, LLC currently manages a portfolio of 16 properties.

The borrower has master leased the Mountain Lakes Estates Property to a master tenant, Livingston Street Multi15 LeaseCo LLC (the “Mountain Lakes Estates Master Tenant”), an entity affiliated with the non-recourse carve-out guarantors and borrower sponsors. The Mountain Lakes Estates Master Tenant is a Delaware limited liability company structured to be a special purpose entity, with one independent director. The Mountain Lakes Estates Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The non-recourse carve-out guarantors for the Mountain Lakes Estates Mortgage Loan indirectly own 100% of the Mountain Lakes Estates Master Tenant. The master lease is subordinate to the Mountain Lakes Estates Mortgage Loan.

The lender has the right to cause the borrower to convert to a Delaware limited liability company upon (a) notice from the lender that an event of default under the Mountain Lakes Estates Mortgage Loan documents is continuing or (b) if the lender has not received evidence that the Mountain Lakes Estates Mortgage Loan will be repaid on its maturity date in the form of either (i) a commitment to refinance the Mountain Lakes Estates Mortgage Loan or (ii) an executed contract of sale, in each case, within 90 days prior to the maturity date.

The Property The Mountain Lakes Estates Property is an independent living community for adults aged 55 and over, situated on a 5.17-acre site, located in Reno, Nevada. The Mountain Lakes Estates Property is comprised of 131 units, and includes 54 studios, 66 one-bedroom units and 11 two-bedroom units. The Mountain Lakes Estates Property is a private pay facility and is not a licensed nursing or health care facility. Tenants’ lease contracts contain an affirmation that they are capable of providing their own healthcare and personal care needs. The monthly rent includes 3 meals per day served in the dining room, weekly housekeeping and laundry, all maintenance services, scheduled transportation, social activities and medication reminders. Additional housekeeping and laundry services are available for an additional cost, and laundry facilities are available for use by the residents. Other amenities offered at the Mountain Lakes Estates Property include a fitness center, movie theater, and lakeside patio with fire pit. Salon and spa services are also available. The leases for the Mountain Lakes Estates Property are structured on a month-to-month basis.

The Mountain Lakes Estates Property was built in 2020, and began leasing units in November 2020. The Mountain Lakes Estates Property achieved an 89.7% occupancy in June 2022, and as of October 4, 2023, was 96.9% leased.

The table below shows the residential apartment unit mix at the Mountain Lakes Estates Property:

Unit Mix(1)

Unit Mix / Type	Total Units	Leased Units	% Leased	Monthly Average Actual Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	54	51	94.4%	$2,857	$2,800
One Bedroom	66	65	98.5%	$3,700	$3,600
Two Bedroom	11	11	100.0%	$4,500	$4,400
Total/Wtd. Avg.	131	127	96.9%	$3,431	$3,337
(1)	Information based on the borrower rent roll dated October 4, 2023.
(2)	Information based on the appraisal.

The following table presents historical occupancy percentages at the Mountain Lakes Estates Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	10/4/2023(2)
57.5%	94.4%	96.9%
(1)	Information obtained from the borrower sponsor.
(2)	Information based on the borrower rent roll dated October 4, 2023.
A-3-137

Multifamily – Senior Housing	Loan #16	Cut-off Date Balance:	$21,792,000
765 South Meadows Parkway	Mountain Lakes Estates	Cut-off Date LTV:	57.3%
Reno, NV 89521		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Lakes Estates Property:

Cash Flow Analysis

	2021(1)	2022(1)	5/31/2023 TTM(1)	U/W(1)	%(2)	U/W $ per unit
Gross Potential Rent(3)	$1,928,063	$4,117,696	$4,800,996	$5,372,682	96.4%	$41,013
Other Income(4)	235,117	258,621	225,376	198,000	3.6	1,511
Discounts Concessions	(323,076)	(187,881)	(126,009)	0	0.0	0
Net Rental Income	$1,840,104	$4,188,436	$4,900,364	$5,570,682	100.0%	$42,524
Less Vacancy & Credit Loss	0	0	0	(268,634)	(5.0)	(2,051)
Effective Gross Income	$1,840,104	$4,188,436	$4,900,364	$5,302,048	95.2%	$40,474

Real Estate Taxes	132,353	176,177	191,055	199,000	3.8	1,519
Insurance	33,835	34,373	41,604	87,728	1.7	670
Management Fee	126,580	292,184	342,443	212,082	4.0	1,619
Other Expenses	1,503,027	2,180,922	2,324,677	2,324,677	43.8	17,746
Total Operating Expenses	$1,795,796	$2,683,655	$2,899,779	$2,823,487	53.3%	$21,553

Net Operating Income	$44,308	$1,504,780	$2,000,585	$2,478,561	46.7%	$18,920
Capital Expenditures	0	0	0	32,750	0.6	250
Net Cash Flow	$44,308	$1,504,780	$2,000,585	$2,445,811	46.1%	$18,670

NOI DSCR	0.03x	1.05x	1.40x	1.73x
NCF DSCR	0.03x	1.05x	1.40x	1.71x
NOI Debt Yield	0.2%	6.9%	9.2%	11.4%
NCF Debt Yield	0.2%	6.9%	9.2%	11.2%
(1)	Increases in Gross Potential Rent and Net Operating Income from 2021 to 2022, 2022 to 5/31/2023 TTM and 5/31/2023 TTM to U/W is due to the Mountain Lakes Estates Property having been constructed in 2020, and having commenced leasing units in November 2020. The Mountain Lakes Estates Property achieved an 89.7% occupancy in June 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent is based on the borrower rent roll dated October 4, 2023.
(4)	Other Income is comprised of (i) double occupancy fees ($117,000) and (ii) miscellaneous income ($10,000).

Appraisal. The appraisal concluded to an “as-is” appraised value as of May 2, 2023 of $38,000,000. The appraised value represents the value of the Mountain Lakes Estates Property as a going concern entity. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions-Definitions” in the prospectus.

Environmental Matters. According to the Phase I environmental report dated April 18, 2023, there was no evidence of any recognized environmental conditions at the Mountain Lakes Estates Property.

Market Overview and Competition. The Mountain Lakes Estates Property is located in Reno, Nevada, in Washoe County. The primary north-south highway through Reno is U.S. Route 395/Interstate 580, which is accessible less than 0.25 miles from the Mountain Lakes Estates Property. Additionally, Interstate-80 runs through downtown Reno and intersects with Interstate 580 approximately 6.7 miles north of the Mountain Lakes Estates Property. The city of Reno has a population of around 255,000 people and is located at an elevation of 4,400 feet in the Sierra Nevada mountain range. Reno is a popular destination for tourists and visitors due to its location near Lake Tahoe, which offers numerous outdoor recreational activities including skiing, hiking, and boating. The city is also known for its numerous casinos and entertainment venues, including the famous Reno Arch. The economy of Reno is diverse and includes industries such as manufacturing, healthcare, and technology. Reno is home to many large companies, including Tesla, Panasonic, and Amazon. According to the appraisal, the median home price in the city of Reno is approximately $415,000. According to a third-party market research report, the estimated 2023 population within a one-, five- and ten-mile radius was approximately 58,303, 116,994, and 344,283, respectively, and the median household income within the same radii was $112,097, $96,289, and $76,563, respectively.

The Mountain Lakes Estates Property is approximately 29.1 miles northeast of Lake Tahoe, 141 miles northeast of Sacramento, California, and 440 miles northwest of Las Vegas. The Reno-Tahoe International Airport is located approximately 6.3 miles north of the Mountain Lakes Estates Property. Medical services are provided to the area by Renown South Meadows Medical Center, which is located less than 0.25 miles from the Mountain Lakes Estates Property.

A-3-138

Multifamily – Senior Housing	Loan #16	Cut-off Date Balance:	$21,792,000
765 South Meadows Parkway	Mountain Lakes Estates	Cut-off Date LTV:	57.3%
Reno, NV 89521		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Mountain Lakes Estates Property:

Market Rent Summary

Unit Mix / Type	Units(1)	Avg. Monthly Actual Rent per Unit(1)	Avg. Monthly Market Rent per Unit(2)
Studio	54	$2,857	$2,800
One Bedroom	66	$3,700	$3,600
Two Bedroom	11	$4,500	$4,400
(1)	Based on the borrower rent roll dated October 4, 2023.
(2)	Based on the appraisal.

The following table presents certain information relating to independent living rental properties comparable to the Mountain Lakes Estates Property:

Comparable Rental Properties

Property	Year Built	# Units	Occupancy	Unit Mix	Range of Monthly Rent per Unit
Mountain Lakes Estates Property(1) Reno, NV	2020	131	96.9%	Studio 1BR 2BR	$2,495 - $3,475 $3,071 - $5,450 $3,861 - $5,507
Five Star Premier Residences of Reno Reno, NV	1989	160	100.0%	Studio 1BR 2BR	$2,500 - $2,850 $3,250 - $3,500 $4,500 - $4,750
Lakeside Manor Reno, NV	1981	91	90.0%	Studio 1BR 2BR	$1,600 - $2,100 $2,300 - $2,700 $2,500 - $3,000
Sky Peaks Reno, NV	2002	121	90.0%	Studio 1BR 2BR	$2,819 $2,899 $3,679
(1)	Other than Year Built, information is based on the borrower rent roll dated October 4, 2023.

The following table presents recent comparable senior housing multifamily sales data with respect to the Mountain Lakes Estates Property:

Comparable Sales(1)

Property	Year Built	# Units	Occupancy	Date of Sale	Total NRA (SF)	Sale Price	Sales Price Per Bed
Mountain Lakes Estates Property Reno, NV	2020	131	96.9%(2)	Mar. 2023	104,728	$37,250,000	$284,351
Cogir of Brentwood Brentwood, CA	2007	120	NAV	Jun. 2022	141,467	$39,200,000	$326,667
Springwood at Allen Allen, TX	2020	92	96.0%	Jan. 2022	78,784	$19,300,000	$209,783
The Wentworth at Parklane Salt Lake City, UT	1987	94	93.0%	Jul. 2021	90,872	$21,000,000	$223,404
Timber Ridge at Talus Issaquah, WA	2008	401	95.0%	Feb. 2020	820,305	$133,000,000	$331,671
Peninsula Del Rey Daly City, CA	2011	207	85.0%	Aug. 2019	187,400	$74,250,000	$358,696
(1)	Source: Appraisal
(2)	Based on the borrower rent roll dated October 4, 2023.

A-3-139

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Annex B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Investor Relations	(704) 374-6161	REAM_InvestorRelations@wellsfargo.com
301 South College Street | Charlotte, NC 28288-0166 | United States
Master Servicer	Wells Fargo Commercial Mortgage Securities, Inc.
	Investor Relations	(704) 374-6161	REAM_InvestorRelations@wellsfargo.com
301 South College Street | Charlotte, NC 28288-0166 | United States
Special Servicer	Argentic Services Company LP
	Andrew Hundertmark	(469) 609-2001	ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
A-4 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5 (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-4-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
A-4-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
	Loan Group 1	Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Current Mortgage Loan and Property Stratification

Group Loan Group 1

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 28 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 29 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 30 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 31 of 32

Distribution Date:	01/18/24	MSWF Commercial Mortgage Trust 2023-2
Determination Date:	01/11/24
Record Date:	12/29/23	Commercial Mortgage Pass-Through Certificates Series 2023-2

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 32 of 32

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2023 (the “Pooling and Servicing Agreement”).

Transaction: MSWF Commercial Mortgage Trust 2023-2, Commercial Mortgage Pass-Through Certificates, Series 2023-2

Operating Advisor: BellOak, LLC

Special Servicer: Argentic Services Company LP

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under

1This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1-1

the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

C-1-2

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-1-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

C-1-4

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan

D-1-1

is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the

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Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted

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Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph 7 above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to

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the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject

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to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available

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under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related

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Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such

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as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, the Mortgage Loan will not be considered “significantly modified” solely by reason of the Mortgagor having been granted a COVID-19 related forbearance prior to October 1, 2021 (or prior to such later date as may be provided by the IRS in a future guidance) provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as modified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) thereof; and (b) the Mortgage Loan Seller shall have notified the depositor that such forbearance has occurred and notified the depositor of (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from

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the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of

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the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect

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equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any rating agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a

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principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

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(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for

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purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true

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and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” and “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
11		Blackbird Portfolio
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
4	Philadelphia Marriott Downtown
10					Rhino Retail Portfolio 2
12		Centre Pointe Portfolio
15		Rockwall Market Center
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
6		BLE Portfolio
7		La Primavera
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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association Mortgage Loans	Argentic Real Estate Finance 2 LLC Mortgage Loans	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Bank of America, National Association Mortgage Loans
13	Gwinnett Marketfair
30	McDonough Marketplace
21				Shoppes at Waterford
25				Monkey Junction
28	Residence Inn Charleston Summerville
29	Courtyard Charleston Summerville
27	Tammany on the Ponds
42	Tammany Hills Apartments
36			Sullivan Parke IV
40			Sullivan Parke III

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
7	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. (i) Existing PACE Loan. The mortgaged property is encumbered by an existing property assessed clean energy (“PACE”) loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the borrower. As of the origination date, the amount outstanding on the existing PACE Loan including all interest and administrative expenses was $1,633,579.73. (ii) Permitted Future PACE Loan. The loan documents permit the borrower to enter into an additional PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status.

7	Tri Palms Estates & Country Club (Loan No. 20)

The mortgaged property consists of fee and easement interests in a 27-hole golf course complex and a fee interest in various recreational facilities, including a clubhouse, restaurant and ancillary amenities.  The mortgaged property is included within the Tri Palm Estates and Country Club, an age-restricted (55+) manufactured housing community with 1,819 home sites. While the lender has a legal, valid and enforceable first lien on the borrower’s related fee and easement estates, subject to permitted encumbrances, property revenue is substantially derived from the obligation of adjacent residents to pay monthly recreation fees for use and maintenance of the recreational facilities to the borrower as the “recreational facilities owner”. The adjacent lots and improvements thereon are not part of the collateral for the mortgage loan. In the event of non-payment of recreation fees, the borrower has the right to file a lien on any such delinquent property, and, subject to prior liens and encumbrances, foreclose on such property.

8	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. (i) Existing PACE Loan. The mortgaged property is encumbered by an existing PACE loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company, to the borrower. As of the origination date, the amount outstanding on the existing PACE Loan including all interest and administrative expenses was $1,633,579.73. (ii) Permitted Future PACE Loan. The loan documents permit the borrower to enter into an additional PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
lien status.
8	Philadelphia Marriott Downtown (Loan No. 4)

The mortgaged property consists of a fee interest in the 1,198-room Main Tower building and a fee interest in the 210-room Headhouse building, together with certain sub-leaseholds for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center and certain driveway/ plaza/ overhang areas. The Headhouse building has been designated a historic building by the Philadelphia Historical Commission. Any alterations to such structure may require the approval of the Philadelphia Historical Commission.

8	1777 Vine Street (Loan No. 24)

(i) Seismic Retrofit. The mortgaged property is subject to the City of Los Angeles seismic ordinance, which requires that pre-1977, non-ductile concrete buildings submit plans for and ultimately complete appropriate seismic retrofit measures. The mortgaged property received a compliance notice on December 11, 2017, and a Certificate of Sub-Standard Property was recorded on October 28, 2022. The seismic retrofit is required to be completed by December 11, 2042. The seismic report required in connection with loan origination indicates that, in addition to additional testing and evaluation, compliance is expected to include new concrete shear walls and fiber-reinforced wrapping. The seismic consultant estimated the cost at $5.9 million ($150/sf). The loan documents require that evidence of ordinance compliance be provided with annual financial reporting. The mortgaged property is located within Seismic Zone 4, and the seismic report indicated a probable maximum loss of 19%. The loan documents require earthquake insurance if the PML is equal or greater to 20%. Although not currently required to be maintained, the in-place insurance includes a $15 million stand-alone earthquake insurance program with a $50,000 deductible. (ii) Tenant Right of First Offer. The American Musical and Dramatic Academy (single tenant) has a right of first offer (“ROFO”) to purchase the mortgaged property if the borrower intends to offer the mortgaged property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

8	Walgreens – Rosedale (Loan No. 45)

Walgreens (single tenant) has a right of first refusal (“ROFR”) to purchase the mortgaged property if the borrower receives offer as to the mortgaged property that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	Residence Inn Charleston Summerville (Loan No. 28) Courtyard Charleston Summerville (Loan No. 29)

Marriott International, Inc., as franchisor, has a conditional ROFR to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full-service hotels or 50 limited-service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if

D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

12	Tri Palms Estates & Country Club (Loan No. 20)

The mortgaged property consists of fee and easement interests in a 27-hole golf course complex and a fee interest in various recreational facilities, including a clubhouse, restaurant and ancillary amenities. Property revenue is substantially derived from the obligation of adjacent residents to pay monthly recreation fees for use and maintenance of the recreational facilities to the borrower as the “recreational facilities owner”. The golf course was flooded in August 2023, and is currently undergoing repairs. Re-opening is planned for January 2024. The loan documents provide for an up-front $750,000 golf course repair reserve, which will be released upon (i) the golf course’s being open and in operation, and (ii) the monthly recreation fee collection loss (fees billed less fees collected) not exceeding 15%. The related Declarations establishing the recreation fee obligation provide that residents have no right to withhold payment and no right of offset if any of the facilities become non-useable due to any necessary repairs, rebuilding, vandalism, acts of God, or any other reasons.

18	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the loan documents permit the borrower to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention. (iii) Leased Fee. An out-parcel tenant (Live! Casino & Hotel Maryland) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
18	Philadelphia Marriott Downtown (Loan No. 4)

The mortgaged property is security for 12 pari passu notes aggregating $215,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $10,000 deductible.

18	Residence Inn Charleston Summerville (Loan No. 28) Courtyard Charleston Summerville (Loan No. 29)	The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible. The loan documents provide for losses recourse to the borrower and guarantor for failure to pay the property insurance deductible (to the extent such deductible is greater than $25,000).
18	McDonough Marketplace (Loan No. 30)

Cracker Barrel (out-parcel and #2 tenant by economic rent) is a leased fee, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

18	Walgreens – Rosedale (Loan No. 45)

Borrower’s obligation, if any, to provide required property and rent loss insurance (but expressly excluding terrorism and liability coverage for which the borrower must obtain and maintain) is suspended if, among other things, Walgreens either provides third party insurance or elects to self-insure in accordance with its lease and satisfies related conditions, including (i) tenant’s maintaining an investment grade credit rating; (ii) tenant’s having no rent abatement or termination remedies for any reason during the loan term, and (iii) tenant’s unconditional obligation during the loan term to restore the improvements following casualty irrespective of available insurance proceeds. Walgreens has not provided notice of its election to self-insure. Tenant-provided third-party property insurance is subject to a $100,000 deductible. Further, subject to tenant’s non-restoration election in the event of a casualty after December 31, 2031, the tenant controls the disbursement of available insurance proceeds.

18	Westfarms (Loan No. 46)

The mortgaged property is security for 10 pari passu notes aggregating $242,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $500,000. The in-place coverage provides for a $500,000 deductible. (ii) Leased Fees. Various anchor tenants (JC Penney, Lord & Taylor/ Jordan’s Furniture, Macys Mens and Furniture Gallery and Nordstrom’s) are leased fees, where the related tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
19	Tri Palms Estates & Country Club (Loan No. 20)

The mortgaged property consists of fee and easement interests in a 27-hole golf course complex, among other things. The easement portions of the golf course are included in tax parcels that include non-mortgaged property (typically, residential lots adjoining the golf course). The lender’s title policy includes a separate tax parcel endorsement, and the loan documents require a tax reserve that is sized to include the entirety of the existing tax parcels. No separate tax parcel application is required.

28	All Wells Fargo Bank, National Association Loans (Loan Nos. 2, 4, 13, 17, 19, 20, 24, 27, 28, 29, 30, 37, 41, 42, 44, 45 and 46)

With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.

28	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants; however, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Cut-Off Date LTV ratio is 41.4%. The Phase I environmental site assessment did not identify any recognized environmental conditions (“REC”) at the subject property.

29	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. The mortgaged property includes the Arundel Mills Mall (having an allocated loan amount of $349,000,000), and the Arundel Mills Marketplace (having an allocated loan amount of $11,000,000). The loan documents permit the partial release of the Arundel Mills Marketplace property (the release property), subject to certain conditions, including, in pertinent part, (i) following the defeasance lockout period, partial defeasance of the loan in an amount equal to 100% of the allocated

D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception

loan amount for the release property or (ii) prior to two years after the REMIC start-up for last note to be securitized, prepayment of the loan in an amount equal to 100% of the allocated loan amount for the release property, together with the applicable yield maintenance premium therefor.

31	All Wells Fargo Bank, National Association Loans (Loan Nos. 2, 4, 13, 17, 19, 20, 24, 27, 28, 29, 30, 37, 41, 42, 44, 45 and 46)

To the extent exceptions have been taken to the Representation 18 for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

33	Arundel Mills and Marketplace (Loan No. 2)

The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. One of the co-borrowers (Arundel Mills Limited Partnership) previously owned two parcels located in the same proximate area as the subject property: (i) a 1.147 acre, unimproved parcel currently owned by Anne Arundel County, Maryland that was out-conveyed in 2000, and (ii) a 6.119 acre parcel currently owned by the Anne Arundel Community College Foundation (and improved with a multi-story educational building) that was out-conveyed in 2019.

34	Arundel Mills and Marketplace (Loan No. 2)	The mortgaged property is security for 16 pari passu notes aggregating $360,000,000. In connection with a defeasance, the borrower’s obligation to pay servicing fees is capped at $10,000.
34	Westfarms (Loan No. 46)

The mortgaged property is security for 10 pari passu notes aggregating $242,000,000. The loan documents provide that the borrower reimburse lender’s reasonable out-of-pocket costs and expenses (including rating agency fees, legal and accounting costs) and servicer’s then-customary defeasance fee, not to exceed $40,000.

36	Philadelphia Marriott Downtown (Loan No. 4)	The mortgaged property is security for 12 pari passu notes aggregating $215,000,000. The mortgaged property consists of fee interests in the 1,198-room Main Tower building and the 210-room Headhouse building and sub-leasehold interests for a connecting skybridge between the Main Tower building and the Pennsylvania Convention Center (the “Bridge sub-lease”) and certain driveway/plaza/overhang areas (the “Tunnel sub-lease”). (A) The two sub-leasehold parcels are owned by the City of Philadelphia, leased to the City’s Redevelopment Authority, and sub-leased to one of the co-borrowers at a nominal rent that has been fully prepaid. The Bridge sub-lease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. Variations: (B) The Bridge and Tunnel sub-leases do not provide that the sub-leasehold mortgagee must consent to any sub-lease amendment, or that any such sub-lease amendment is ineffective without such consent. (C) The Bridge sub-lease has a term that expires in August 2042, less than 20 years
D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
after the November 6, 2028 loan maturity). (D) The Bridge and Tunnel sub-leases are not currently subject to liens or encumbrances that could extinguish the sub-leasehold mortgage (other than permitted encumbrances), but the sub-leases do not provide for superior priority over any fee or leasehold mortgage. (E) The City of Philadelphia and/or its Redevelopment Authority require certain conditions be satisfied in connection with assignments or transfers of the sub-leasehold interests. (F) The City of Philadelphia and/or its Redevelopment Authority have notified the sub-leasehold mortgagees of alleged non-compliance related to insurance (specifically, the sub-lessee’s providing the required insurance through a blanket policy covering multiple locations) and failure to obtain a $200,000 bond to secure sub-lessee obligations under the sub-leases. The loan documents require post-closing undertakings that the borrower use commercially reasonable efforts to procure insurance that satisfies the sub-lease requirements; and, further, that borrower procure a $200,000 bond as required. (K) The Bridge and Tunnel sub-leases do not provide that, to the extent casualty proceeds are not applied to restoration, available proceeds will be applied first to the debt.
D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7, 8 and 9	Fashion Valley Mall (Loan No. 3)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the origination date of the subject Mortgage Loan, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

In addition, the related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the related lender’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

7 and 8	RTL Retail Portfolio (Loan No. 9)

In the event of a proposed transfer of the Walmart Neighborhood Market Mortgaged Property, tenant Wal-Mart has a right of first offer (“ROFO”) to purchase the related Mortgaged Property. The ROFO does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfer thereafter.

In addition, with respect to the Southway Shopping Center Mortgaged Property, tenant McDonalds has a ROFO to purchase the portion of the premises leased to McDonalds in the event of a proposed transfer of such premises. The ROFO does not apply if the entire shopping center comprising the related Mortgaged Property is being transferred.

18	Fashion Valley Mall (Loan No. 3)

The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the subject Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related lender and rating agencies of such pre-funded arrangement at the request of such lender or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five or more insurance companies issue the related insurance policies, then at least 60% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.

18	Bangor Parkade (Loan No. 18)	The threshold above which the lender has the right to hold and disburse insurance proceeds is $750,000, which is more than 5% of the outstanding principal balance of the Mortgage Loan.
18	All MSMCH Mortgage Loans (Loan No. 1, 3, 9, 16, 18, 23, 32, 34, 36, 40 and 43)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26 and 27	RTL Retail Portfolio (Loan No. 9)

Certain building code and fire code violations are open at each of the Southway Shopping Center Mortgaged Property and Harbor Town Center Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

violations and (ii) deliver to the lender updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the lender updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

In addition, the Wallace Commons I Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.

28	60 Hudson (Loan No. 1)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the Mortgage Loan.
28	Fashion Valley Mall (Loan No. 3)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

28	All MSMCH Mortgage Loans (Loan No. 1, 3, 9, 16, 18, 23, 32, 34, 36, 40 and 43)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

 violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

31	Fashion Valley Mall (Loan No. 3)

If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

31	All MSMCH Mortgage Loans (Loan No. 1, 3, 9, 16, 18, 23, 32, 34, 36, 40 and 43)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statue is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

32	Fashion Valley Mall (Loan No. 3)

The related Mortgage Loan documents permit a direct or indirect owner of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving

D-2-13

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

33	Fashion Valley Mall (Loan No. 3)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

34	Fashion Valley Mall (Loan No. 3)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.

D-2-14

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	BLE Portfolio (Loan No. 6)

Under each of the applicable ground leases, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the applicable Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the Texas Essential Housing Public Facility Corporation, a Texas public facility corporation (“TEHPFC”), the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“BLE Portfolio Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the applicable Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable BLE Portfolio Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the BLE Portfolio Third-Party Offer. The TEHPFC has agreed that (i) its fee simple rights, title and interests in and to the Mortgaged Properties are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Properties; provided, however, that the TEHPFC has not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.

7	La Primavera (Loan No. 7)

Under the ground lease, in the event that the Mortgagor proposes to transfer the fee and leasehold estates of the Mortgaged Property to an unaffiliated third party, terminate such ground lease and reclaim the fee interest granted to the TEHPFC, the TEHPFC will have a right of first refusal to terminate the ground lease and retain ownership of the Mortgaged Property on the same terms and conditions as any offer by an unaffiliated third-party acceptable to the Mortgagor (“La Primavera Third-Party Offer”). To exercise such right, the TEHPFC is required to deliver written notice to the Mortgagor, within 5 business days following the date the Mortgagor notifies the TEHPFC of the acceptable La Primavera Third-Party Offer, of its intent to exercise the right of first refusal and purchase the ground lease from the Mortgagor for the purchase price equal to the amount of the La Primavera Third-Party Offer. The TEHPFC has agreed that (i) its fee simple right, title and interest in and to the Mortgaged Property are subject to the lien of the Whole Loan and (ii) upon the occurrence of an event of default under the Whole Loan, the Mortgagee may elect to foreclose the TEHPFC’s fee interest and the Mortgagor’s leasehold interest in the Mortgaged Property; provided, however, that the TEHPFC has

D-2-15

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
not expressly waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or other exercise of the Mortgagee’s remedies.
8	BLE Portfolio (Loan No. 6)

In connection with a prospective property tax exemption, the Mortgagors have, among other things, (i) transferred the fee interest in the Mortgaged Properties to the TEHPFC, (ii) entered into ground leases with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Properties back to the Mortgagors and (iii) entered into certain land use restriction agreements with respect to each of the Mortgaged Properties, which generally require that at least 50% of the units at such Mortgaged Properties be reserved for tenants earning less than 80% of the area median income (the “BLE Portfolio Affordable Units”), with at least 3% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 30% of the area median income (the “BLE Portfolio 30% Units”) and at least 10% of the BLE Portfolio Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the BLE Portfolio 30% Units, subject to certain rental restrictions.  Notwithstanding the foregoing, the related property tax exemption has been granted for The Establishment Mortgaged Property and the Barcelona Mortgaged Property but has not yet been granted for the Lakeside Forest Mortgaged Property, pending the final approval of the applicable governmental authority.

In addition, see exception to Representation and Warranty No. 7, above.

8	La Primavera (Loan No. 7)

In connection with a prospective property tax exemption, the Mortgagor has, among other things, (i) transferred the fee interest in the Mortgaged Property to the TEHPFC, (ii) entered into a ground lease with the TEHPFC, pursuant to which the TEHPFC has leased the Mortgaged Property back to the Mortgagor and (iii) entered into a certain land use restriction agreement with respect to the Mortgaged Property, which generally require that at least 50% of the units at the Mortgaged Property be reserved for tenants earning less than 80% of the area median income (the “La Primavera Affordable Units”), with at least 3% of the La Primavera Affordable Units reserved for tenants earning no more than 30% of the area median income (the “La Primavera 30% Units”) and at least 10% of the La Primavera Affordable Units reserved for tenants earning no more than 60% of the area median income, inclusive of the La Primavera 30% Units, subject to certain rental restrictions.  Notwithstanding the foregoing, the related property tax exemption has not yet been granted pending the final approval of the applicable .

D-2-16

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
governmental authority. In addition, see exception to Representation and Warranty No. 7, above.
8	Princeton ND Portfolio (Loan No. 14)

The Creekside Cottages Mortgaged Property is subject to a land use restriction agreement in favor of the North Dakota Housing Finance Agency, pursuant to which the Mortgagor is required to set aside seven units for tenants earning no more than 120% of the area median income, subject to certain rental restrictions. The agreement is scheduled to expire on February 2, 2031.

18	Natchez Promenade (Loan No. 35)

The Mortgagor’s insurance policy provides the property coverage for the Mortgaged Property, except with respect to the largest tenant at the Mortgaged Property, Belk (comprising 45.9% of net rentable area). Belk’s insurance policy provides property coverage for its space in the amount of $150,000,000, subject to (i) a $250,000 deductible or (ii) with respect to water damage coverage, a $1,000,000 deductible. The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of any failure by the Mortgagor or any tenant, as applicable, to pay any deductible in connection with the insurance required under the Mortgage Loan documents.

18	3800 Horizon Boulevard (Loan No. 39)

The Mortgage Loan documents require the Mortgaged Property to be insured by an “all risk” or “special form” property insurance policy in an amount equal to (i) 100% full replacement cost of the improvements on such Mortgaged Property or (ii) such lesser amount as agreed to by the Mortgagee, without deduction for depreciation.

26	Blackbird Portfolio (Loan No. 11)

Each of the 1100, 1200, and 1300 Victors Way Mortgaged Property, the 1200 Eisenhower Place Mortgaged Property, the 1500 Eisenhower Place Mortgaged Property, the 950 Victors Way Mortgaged Property and the 825 Victors Way Mortgaged Property is the subject of certain outstanding fire code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to promptly commence and thereafter diligently pursue to completion the correction, cure and removal of all fire code violations, in accordance with all applicable legal requirements and otherwise in accordance with the terms and provisions of the Mortgage Loan documents. The Mortgage Loan documents provide that the Mortgagor is required to use commercially reasonable efforts to complete same, and deliver written evidence thereof to the Mortgagee in form and substance reasonably satisfactory to the Mortgagee, by May 21, 2024 (provided, however, that the

D-2-17

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgagee will permit such additional time as may be necessary for the Mortgagor to complete same to the extent that (A) the Mortgagee determines that the Mortgagor is using commercially reasonable and diligent efforts to complete same and (B) there is no material adverse effect as a result of the continued existence of such fire code violations).

28	BLE Portfolio (Loan No. 6) La Primavera (Loan No. 7)

The related Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional physical waste in compliance with Representation and Warranty No. 28, except to the extent that such physical waste is due to the failure of the Mortgagee to make funds available for maintenance and repair purposes that would have otherwise prevented such waste where the Mortgagee has unrestricted access to sufficient funds that are on deposit in the required repairs subaccount, the capital expense reserve subaccount or the cash collateral subaccount.

28	419 West River Road (Loan No. 22)

The Mortgage Loan documents do provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the material physical waste of the Mortgaged Property; provided, however, that there will not be liability to the extent that, without duplication of other sums held by the Mortgagee, sufficient funds for the payment of such repairs, maintenance and/or replacements as and when due under the Mortgage Loan documents are then on deposit in a subaccount held by the Mortgagee which, pursuant to the terms of the Mortgage Loan documents, are expressly allocable to the payment of such amounts, the Mortgagee’s access to such funds is not constrained or restricted and the Mortgagee fails to make such funds available for the payment of such repairs, maintenance and/or replacements in violation of the Mortgage Loan documents.

In addition, the Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses for misappropriation by or at the direction of the Mortgagor of any gross revenues, but only if it is in violation of the Mortgage Loan documents.

28	Triangle Center (Loan No. 31)

The Mortgage Loan documents do provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default if a transfer other than a permitted transfer occurs; provided, however, that such breach or violation will not be deemed to constitute an event of default to the extent that (A) such breach or violation is susceptible of cure using commercially reasonable efforts and is immaterial, inadvertent and non-

D-2-18

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

recurring (a breach will be considered to be “recurring” if the breach had occurred and was cured previously), (B) such breach or violation is solely the result of a failure to deliver a notice as and when required pursuant to the definition of “Permitted Transfer” under the Mortgage Loan documents in connection with a transfer that otherwise complies with the applicable terms and conditions thereof and (C) within 10 business days of the earlier to occur of the Mortgagor’s knowledge of such breach or violation or the Mortgagor’s receipt of written notice thereof from the Mortgagee, the Mortgagor cures such breach or violation in a commercially reasonable manner which does not result in any breach or violation of any of the other terms and provisions of the Mortgage Loan documents.

In addition, the Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of the physical waste of the Mortgaged Property caused by the intentional acts or intentional omissions of the Mortgagor resulting in harm of a physical nature to the Mortgaged Property that reduces the value of the Mortgaged Property.

D-2-19

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Fashion Valley Mall (Loan No. 3)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Fashion Valley Mall Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the related Mortgage loan origination date, the amount outstanding on the Fashion Valley Mall Known PACE Loan including all interest and administrative expenses was $866,043.38.

Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan (“PACE Loan”) for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

8	Fashion Valley Mall (Loan No. 3)	See exception to Representation 7.
8	Rhino Retail Portfolio 2 (Loan No. 10)

The Silverdale Village Mortgaged Property and the Port Orchard Mortgaged Property do not have legal access to a portion of the respective Mortgaged Property consisting of loading areas for tenants which are primarily used for garbage and refuse storage. The related Mortgage Loan documents require the related Mortgagors to obtain: (i) with respect to the Silverdale Village Mortgaged Property, two easements to provide affected tenants with access to such area from two directions and (ii) with respect to the Port Orchard Mortgaged Property, one easement to provide affected tenants with access to such area from one direction.

12	CX – 250 Water Street (Loan No. 5)

The property inspection conducted in connection with the origination of the related Whole Loan is dated June 17, 2022, which is not within six months of the origination date and is not within twelve months of the Cut-off Date.

D-2-20

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

18	All Bank of America Mortgage Loans (Loan Nos. 3, 5 and 10)	All exceptions to Representation 31 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 18.
18	Fashion Valley Mall (Loan No. 3)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

18	Fashion Valley Mall (Loan No. 3)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
18	Fashion Valley Mall (Loan No. 3)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and

D-2-21

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
“A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.

18	Fashion Valley Mall (Loan No. 3)

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.

18	CX – 250 Water Street (Loan No. 5)

The related Mortgage Loan documents permit a property insurance deductible of up to $100,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the Mortgaged Property per occurrence.

18	Rhino Retail Portfolio 2 (Loan No. 10)

With respect to multi-layered policies, the related Whole Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A-” or better by S&P, with no carrier below “BBB” with S&P or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, with no carrier below “BBB” with S&P (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the

D-2-22

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Certificates, and “A” or better by Fitch, to the extent Fitch rates the Certificates, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates, or (B) if five (5) or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Certificates, and “A” or better by Fitch, to the extent Fitch rates the Certificates, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the Certificates, and “BBB” or better by Fitch, to the extent Fitch rates the Certificates, and (2) a rating of A:X or better in the current Best’s Insurance Reports.

18	Rhino Retail Portfolio 2 (Loan No. 10)

The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.

26	Rhino Retail Portfolio 2 (Loan No. 10)

The Grafton Mortgaged Property is legal non-conforming as to use as indoor sales and service uses are no longer permitted under the current zoning code without a conditional use permit, which has not been obtained for tenant Dollar Tree, which opened for business prior to such requirement. If a structure containing a legal non-conforming use is damaged, destroyed or removed, it may be restored to the size, location, design and use that it had immediately prior to such damage, destruction or removal without any limits on the costs of repair, reconstruction or improvement.

28	All Bank of America Mortgage Loans (Loan Nos. 3, 5 and 10)

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

28	Fashion Valley Mall (Loan No. 3)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an

D-2-23

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

28	Fashion Valley Mall (Loan No. 3)

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

28	Fashion Valley Mall (Loan No. 3)

The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

28	CX – 250 Water Street (Loan No. 5)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the related Mortgage Loan agreement, no

D-2-24

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

separate guaranty was executed by such Mortgagor or any guarantor.

A transfer of ownership interest in the Mortgagor without the prior consent of the Mortgagee if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach was inadvertent, immaterial and non-recurring and is capable of being cured and is cured within (x) 10 days after the earlier to occur of the related Mortgagor’s actual knowledge of such breach or notice from lender or (y) 20 days from notice from the Mortgagee.

The related environmental indemnity agreement provides that, as long as the indemnitor maintains the environmental insurance policy in place at loan closing or another policy in the form required to be maintained pursuant to the terms of the related Mortgage Loan agreement (the “Environmental Policy”), the related indemnitee is required to first apply any and all proceeds from the Environmental Policy actually obtained by the indemnitor and/or paid to such indemnitee prior to recovering any indemnified costs from the indemnitor under the environmental indemnity agreement. For a period not to exceed 120 days, prior to pursuing its rights and remedies against the indemnitor under the environmental indemnity agreement and the other loan documents, the indemnitee is required to pursue (or allow the indemnitor to pursue) recovery under the Environmental Policy.

29	Rhino Retail Portfolio 2 (Loan No. 10)

The related Mortgage Loan documents permit the related Mortgagor to obtain the release of a designated unimproved area at the Sherwood Mortgaged Property (the “Designated Parcel”) for which the Mortgage Loan documents do not provide an allocated loan amount, upon the satisfaction of, among other conditions, payment of a release amount equal to the greater of (a) 100% of the appraised value of the Designated Parcel at the time of the release, and (b) 100% of the net sale proceeds of the Designated Parcel, in each case together with any applicable yield maintenance premium.

30	CX – 250 Water Street (Loan No. 5)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the
D-2-25

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
31	Fashion Valley Mall (Loan No. 3)

If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

31	CX – 250 Water Street (Loan No. 5)

If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of the terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, (i) the Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount and (ii) the Mortgagee may, at its option, (a) purchase a stand-alone terrorism policy, with the Mortgagor paying the portion of the insurance premiums up to the cap amount and the Mortgagee paying the portion of the insurance premium in excess of the cap amount or (b) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premium payable with respect to such stand-alone terrorism policy to the cap amount.

32	Fashion Valley Mall (Loan No. 3)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control

D-2-26

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.
33	Fashion Valley Mall (Loan No. 3) CX – 250 Water Street (Loan No. 5) Rhino Retail Portfolio 2 (Loan No. 10)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

34	Fashion Valley Mall (Loan No. 3)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
34	CX – 250 Water Street (Loan No. 5)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance fees of the servicer in excess of $25,000.
45	CX – 250 Water Street (Loan No. 5)

The appraisal obtained in connection with the origination of the related Whole Loan is dated June 16, 2022, which is not within six months of the origination date and is not within twelve months of the Cut-off Date.

D-2-27

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Cross County Plaza (Loan No. 8)

Any roofs at the Mortgaged Property that were replaced prior to 2018 are insured at actual cash value rather than at replacement cost.

In addition, the “named storm” insurance policy deductible is 7.5% of the total insured value of the Mortgaged Property.

18	Shoppes at Waterford (Loan No. 21)

The Loan Documents provide that, if CVS, a tenant at the Mortgaged Property, provides third-party insurance or self-insures in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to the portion of the Mortgaged Property leased to CVS so long as, among other things, (i) the lease with CVS is in full force and effect, (ii) CVS is not in default under its lease, (iii) CVS is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours and (iv) CVS has satisfied all insurance requirements under its lease. If CVS elects to no longer self-insure with respect to terrorism coverage, the Mortgagor shall thereafter maintain terrorism insurance as required by the Loan Documents.

18	The West Wing (Loan No. 26)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
26	Shoppes at Waterford (Loan No. 21)	The Mortgaged Property is the subject of certain fire code violations.
26	Shoppes at Waterford (Loan No. 21)	The Mortgaged Property is legal non-conforming as to use.
26	Monkey Junction (Loan No. 25)	The Mortgaged Property is the subject of certain building code violations.
27	Monkey Junction (Loan No. 25)	According to the zoning report for the Mortgaged Property there is no record of a certificate of occupancy being issued for the portion of the Mortgaged Property located at 5140 South College Road.
33	Shoppes at Waterford (Loan No. 21)	The Mortgagor previously owned real property adjacent to the Mortgaged Property.
D-2-28

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2024	$6,496,000.00
February 2024	$6,496,000.00
March 2024	$6,496,000.00
April 2024	$6,496,000.00
May 2024	$6,496,000.00
June 2024	$6,496,000.00
July 2024	$6,496,000.00
August 2024	$6,496,000.00
September 2024	$6,496,000.00
October 2024	$6,496,000.00
November 2024	$6,496,000.00
December 2024	$6,496,000.00
January 2025	$6,496,000.00
February 2025	$6,496,000.00
March 2025	$6,496,000.00
April 2025	$6,496,000.00
May 2025	$6,496,000.00
June 2025	$6,496,000.00
July 2025	$6,496,000.00
August 2025	$6,496,000.00
September 2025	$6,496,000.00
October 2025	$6,496,000.00
November 2025	$6,496,000.00
December 2025	$6,496,000.00
January 2026	$6,496,000.00
February 2026	$6,496,000.00
March 2026	$6,496,000.00
April 2026	$6,496,000.00
May 2026	$6,496,000.00
June 2026	$6,496,000.00
July 2026	$6,496,000.00
August 2026	$6,496,000.00
September 2026	$6,496,000.00
October 2026	$6,496,000.00
November 2026	$6,496,000.00
December 2026	$6,496,000.00
January 2027	$6,496,000.00
February 2027	$6,496,000.00
March 2027	$6,496,000.00
April 2027	$6,496,000.00
May 2027	$6,496,000.00
June 2027	$6,496,000.00
July 2027	$6,496,000.00
August 2027	$6,496,000.00
September 2027	$6,496,000.00
October 2027	$6,496,000.00
November 2027	$6,496,000.00
December 2027	$6,496,000.00
January 2028	$6,496,000.00
February 2028	$6,496,000.00
March 2028	$6,496,000.00
April 2028	$6,496,000.00
May 2028	$6,496,000.00
June 2028	$6,496,000.00
July 2028	$6,496,000.00
August 2028	$6,496,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2028	$6,496,000.00
October 2028	$6,496,000.00
November 2028	6,495,653.14
December 2028	6,415,611.72
January 2029	6,326,306.73
February 2029	6,236,440.86
March 2029	6,074,347.43
April 2029	5,982,888.32
May 2029	5,867,018.66
June 2029	5,774,253.53
July 2029	5,657,111.98
August 2029	5,563,024.49
September 2029	5,468,345.79
October 2029	5,349,340.67
November 2029	5,253,315.70
December 2029	5,132,999.47
January 2030	5,035,611.37
February 2030	4,937,611.16
March 2030	4,768,124.00
April 2030	4,668,432.09
May 2030	4,544,544.69
June 2030	4,443,443.71
July 2030	4,318,184.06
August 2030	4,215,656.39
September 2030	4,112,483.99
October 2030	3,985,207.02
November 2030	3,880,582.02
December 2030	3,751,890.39
January 2031	3,645,794.60
February 2031	3,520,410.25
March 2031	3,306,675.06
April 2031	3,179,160.82
May 2031	3,021,729.20
June 2031	2,892,429.56
July 2031	2,733,259.24
August 2031	2,602,152.00
September 2031	2,470,224.48
October 2031	2,308,495.03
November 2031	2,174,727.24
December 2031	2,011,205.67
January 2032	1,875,574.73
February 2032	1,739,095.01
March 2032	1,544,103.74
April 2032	1,405,543.91
May 2032	1,237,355.64
June 2032	1,096,873.04
July 2032	926,812.31
August 2032	784,383.02
September 2032	641,062.10
October 2032	468,237.30
November 2032	322,934.40
December 2032	148,179.47
January 2033	869.93
February 2033 and thereafter	0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	177
Transaction Parties	271
Credit Risk Retention	348
Description of the Certificates	364
Description of the Mortgage Loan Purchase Agreements	414
Pooling and Servicing Agreement	426
Certain Legal Aspects of Mortgage Loans	561
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	581
Pending Legal Proceedings Involving Transaction Parties	583
Use of Proceeds	583
Yield and Maturity Considerations	584
Material Federal Income Tax Considerations	603
Certain State and Local Tax Considerations	618
Plan of Distribution (Conflicts of Interest)	619
Incorporation of Certain Information by Reference	623
Where You Can Find More Information	624
Financial Information	624
Certain ERISA Considerations	624
Legal Investment	629
Legal Matters	630
Ratings	630
Index of Defined Terms	633

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$828,735,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

MSWF Commercial Mortgage
Trust 2023-2
Issuing Entity

Commercial Mortgage Pass-Through Certificates,
Series 2023-2

Class A-1	$2,741,000	Class X-B	$188,609,000
Class A-2	$69,432,000	Class A-S	$121,167,000
Class A-SB	$6,496,000	Class A-S-1	$0
Class A-4	$0 -	Class A-S-2	$0
	$250,000,000	Class A-S-X1	$0
Class A-4-1	$0	Class A-S-X2	$0
Class A-4-2	$0	Class B	$38,865,000
Class A-4-X1	$0	Class B-1	$0
Class A-4-X2	$0	Class B-2	$0
Class A-5	$311,457,000-	Class B-X1	$0
	$561,457,000	Class B-X2	$0
Class A-5-1	$0	Class C	$28,577,000
Class A-5-2	$0	Class C-1	$0
Class A-5-X1	$0	Class C-2	$0
Class A-5-X2	$0	Class C-X1	$0
Class X-A	$640,126,000	Class C-X2	$0

PROSPECTUS

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

December [_], 2023